UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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LANDCADIA HOLDINGS II, INC.

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LANDCADIA HOLDINGS II, INC.
1510 West Loop South
Houston, Texas 77027
Dear Landcadia Holdings II, Inc. Stockholder:
We cordially invite you to attend a special meeting in lieu of the 2020 annual meeting of the stockholders of Landcadia Holdings II, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on December 18, 2020, at 10:30 a.m., Eastern time at https://www.cstproxy.com/landcadiaholdingsii/sm2020 (the “special meeting”). In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, the Company has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting https://www.cstproxy.com/landcadiaholdingsii/sm2020 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.
On June 28, 2020, the Company entered into a Purchase Agreement (as amended, the “Purchase Agreement”) with LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia HoldCo”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG HoldCo”), and Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation and wholly-owned subsidiary of LF LLC (“GNOG”), a U.S. online real money casino. Tilman J. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG.
Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the closing of the transaction (the “Closing”), LF LLC will contribute all of the membership interests in GNOG HoldCo to Landcadia HoldCo (the “GNOG Contribution”), in exchange for (i) 31,350,625 Class B membership interests in Landcadia HoldCo (the “HoldCo Class B Units”), (ii) a corresponding number of shares of a new, non-economic Class B common stock, par value $0.0001 per share, of New GNOG (as defined below) (the “New GNOG Class B common stock”), which will entitle the holder to 10 votes per share, subject to the adjustments and limitations described below, (iii) cash consideration in an amount of $30.0 million (the “Closing Cash Consideration”) and (iv) the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under that certain Credit Agreement, dated as of April 28, 2020, by and among GNOG, LF LLC, Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the lenders party thereto, as amended from time to time (the “Credit Agreement”), and a related prepayment premium in an amount of approximately $24.0 million (together, the “Credit Agreement Payoff Amount”), as well as accrued and unpaid interest. A portion of the cash in the trust account (the “trust account”) that holds the proceeds (including interest) of our initial public offering that closed on May 9, 2019 (our “IPO”) and related private placement, after taking into account any redemptions of shares held by our public stockholders (as defined below) in connection with the Closing, will be used to pay the Closing Cash Consideration and the Credit Agreement Payoff Amount, and funds sufficient to ensure that GNOG LLC will hold at least $80 million in cash at Closing will be contributed down to GNOG LLC upon Closing. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into Golden Nugget Online Gaming, LLC, a New Jersey limited liability company and newly formed, wholly-owned subsidiary of GNOG HoldCo (“GNOG LLC”), with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo. Upon consummation of the transaction contemplated by the Purchase Agreement, the Company will change its name to “Golden Nugget Online Gaming, Inc.” We refer to the combined company following the Closing throughout this proxy statement as “New GNOG.” At the special meeting, our stockholders will be asked to consider and vote upon a proposal (the “Transaction Proposal”)

to adopt the Purchase Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the transaction contemplated by the Purchase Agreement, which is referred to herein as the “transaction.”
Upon the Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo to be entered into in connection with the Closing (the “A&R HoldCo LLC Agreement”). The remaining approximately 45.9% of the combined membership interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, LF LLC, the holder of HoldCo Class B Units, will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one for-one basis, for either shares of Class A common stock, par value $0.0001 per share, of New GNOG (“New GNOG Class A common stock”), or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock. For additional information, please see the sections entitled “Summary of this Proxy Statement — Economic Ownership Interests Upon Closing,” “Summary of this Proxy Statement — Voting Power Upon Closing”.
Subject to Stockholder Approval (as defined below), at the Closing, the Company will amend and restate its current charter (as defined below) to, among other things, adopt a dual class structure comparable to the one currently in effect, except that the shares of New GNOG Class A common stock will carry one vote per share and the New GNOG Class B common stock will carry 10 votes per share, subject to certain adjustments and limitations described in this proxy statement, and the shares of New GNOG Class B common stock will not have any economic rights. At the Closing, the currently issued and outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (the “Company Class B common stock” or “founder shares”) will automatically convert, on a one-for-one basis, into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Company Class A common stock”), in accordance with the terms of the current charter, and New GNOG will contribute shares of New GNOG Class B common stock to Landcadia HoldCo, which will then be transferred to LF LLC at the Closing pursuant to the Purchase Agreement. Immediately following the Closing, LF LLC will be the only holder of shares of New GNOG Class B common stock and all of New GNOG’s other stockholders will hold only shares of New GNOG Class A common stock. Immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their shares of Company Class A common stock in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of New GNOG Class A common stock and New GNOG Class B common stock, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter). In addition, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s HoldCo Class B Units, which will carry no voting rights. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
At the Closing, certain insiders of the Company, including Tilman J. Fertitta, Fertitta Entertainment, Inc., a Texas corporation wholly-owned by Mr. Fertitta (“FEI”), and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation (“JFG Sponsor” and, together with FEI, the “sponsors”), will enter into that certain amendment to the Letter Agreement entered into on May 6, 2019 in connection with the Company’s IPO (the “Lock-Up Amendment”), which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.
At the special meeting, our stockholders will be asked to adopt the Purchase Agreement and approve the transaction. In addition, you are being asked to consider and vote upon:
1.
a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note (as defined in the proxy statement), as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described herein, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules (the “Nasdaq Proposal”);

2.
a proposal to approve New GNOG’s proposed fourth amended and restated certificate of incorporation (the “proposed charter”), in the form attached to the accompanying proxy statement as Annex C, in connection with the transaction (the “Charter Proposal”);

3.
proposals to approve and adopt, on a non-binding advisory basis, certain differences between the Company’s third amended and restated certificate of incorporation (the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as ten separate sub-proposals (collectively, the “Advisory Charter Proposals”):

a.
New GNOG will have authorized capital stock of 271,000,000 shares, consisting of 220,000,000 shares of New GNOG Class A common stock, 50,000,000 shares of New GNOG Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Company having 221,000,000 shares, consisting of 200,000,000 shares of Company Class A common stock, 20,000,000 shares of Company Class B common stock and 1,000,000 shares of preferred stock (“Advisory Charter Proposal A”);

b.
each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to the Company having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term (“Advisory Charter Proposal B”);

c.
the number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s board of directors (“Advisory Charter Proposal C”);
d.
any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG, as opposed to only holders of shares of Company Class B common stock having the ability to take stockholder action by written consent (“Advisory Charter Proposal D”);

e.
amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected, as opposed to amendments to certain provisions of the current charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions (“Advisory Charter Proposal E”);

f.
the bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG, as opposed to the bylaws of the Company requiring the approval of a majority of the board of directors of the Company or the holders of a majority of the Company’s outstanding shares (“Advisory Charter Proposal F”);

g.
the proposed charter will include provisions intended to ensure compliance with gaming, gambling and related laws, including provisions (i) that provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons, (ii) relating to the qualification of directors and officers by the New Jersey Commission Casino Control Commission (the “CCC”) and the removal of officers and resignation of directors in circumstances where the CCC determines that there is reasonable cause to believe that such individual may not be qualified to hold such position and (iii) incorporating all provisions of the New Jersey Casino Control Act (the “New Jersey Act”) into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, including a provision that to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern, in each case as opposed to no such provision in the current charter (“Advisory Charter Proposal G”);

h.
for so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially owned by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of the Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote (“Advisory Charter Proposal H”);
i.
to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (“DGCL”) until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL (“Advisory Charter Proposal I”);

j.
to provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Charter Proposal J”);

4.
to consider and vote upon a proposal to elect six directors to serve on New GNOG’s board of directors, each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals (as defined below), including the Charter Proposal, are not approved and our board of directors remains classified, to elect two directors as Class I directors on the Company’s board of directors, each to serve for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal (the “Director Election Proposal”);

5.
a proposal to approve the Landcadia Holdings II, Inc. 2020 Incentive Award Plan (the “Incentive Plan”), a copy of which is attached to the accompanying proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” and, collectively with the Transaction Proposal, the Nasdaq Proposal and the Charter Proposal, the “condition precedent proposals”);

6.
the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (the “Auditor Ratification Proposal”); and

7.
a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals (the “Adjournment Proposal”). The Adjournment Proposal will be presented at the special meeting only if there are not sufficient votes to approve the condition precedent proposals.

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully. The closing of the transaction under the Purchase Agreement is subject to the requisite Stockholder Approval of each of the condition precedent proposals.
Our publicly-traded common stock, units and warrants are currently listed on The Nasdaq Capital Market under the symbols “LCA,” “LCAHU” and “LCAHW,” respectively. Upon the Closing, we intend to change our name from “Landcadia Holdings II, Inc.” to “Golden Nugget Online Gaming, Inc.” We refer to the combined company following the Closing as “New GNOG” throughout the proxy statement. We intend to apply to list the shares of New GNOG Class A common stock and warrants on The Nasdaq Capital Market under the symbols “GNOG” and “GNOGW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the transaction and, as a result, will no longer trade as a separate security following the Closing.
Pursuant to our third amended and restated certificate of incorporation (our “current charter”), we are providing our holders of public shares, including our sponsors only to the extent our sponsors hold public shares (the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Company

Class A common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest not previously released to us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling approximately $11.1 million that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the transaction. For illustrative purposes, based on the fair value of marketable securities held in our trust account of approximately $320.5 million (less approximately $0.1 million of income taxes payable) as of September 30, 2020, the estimated per share redemption price would have been approximately $10.13. Public stockholders may elect to redeem their shares even if they vote for the transaction. Pursuant to our current charter, we are required to pay the redemption price to public stockholders who properly exercise their redemption rights as promptly as practical following the Closing. The Closing is subject to the satisfaction of a number of conditions. There can be no assurance when or if such conditions will be satisfied. As a result, there may be a delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to 5:00 p.m., Eastern time, on December 16, 2020, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Company Class A common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under our current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Every share of Company Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $320.5 million as of September 30, 2020. The Purchase Agreement provides that LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). If, as a result of redemptions of public shares by our public stockholders and the payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, this condition is not met (or waived), LF LLC may elect not to consummate the transaction. Holders of our outstanding public warrants do not have redemption rights in connection with the transaction. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their public shares in connection with the Closing.
Our sponsors, as well as our officers and directors, including without limitation, Mr. Fertitta, have agreed to waive their redemption rights with respect to any founder shares and any public shares they may hold in connection with the consummation of the transaction, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, Mr. Fertitta and JFG

Sponsor beneficially own 20.0% of our issued and outstanding shares of common stock, including all of the founder shares. Our sponsors, directors and officers, including without limitation, Mr. Fertitta, have agreed to vote any shares of the Company’s common stock owned by them in favor of the transaction. The founder shares are subject to transfer restrictions. Our current charter includes a conversion adjustment which provides that the founder shares will automatically convert at the time of the transaction into a number of shares of Company Class A common stock at the Closing, in accordance with the terms of the current charter. In connection with the Closing, New GNOG will contribute shares of New GNOG Class B common stock to Landcadia HoldCo, which will then be transferred to LF LLC at the Closing pursuant to the Purchase Agreement. In connection with the transaction, JFG Sponsor has agreed to forfeit certain of its founder shares such that as of the Closing, assuming none of the Company’s public stockholders elect to redeem their public shares in connection with the Closing, and without taking into account the shares of New GNOG Class B common stock to be issued to LF LLC, Mr. Fertitta and JFG Sponsor will beneficially own approximately 14.5% of the economic interests of New GNOG.
We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Information about the special meeting, the transaction and other related business to be considered by the Company’s stockholders at the special meeting is included in the accompanying proxy statement. Whether or not you plan to attend the special meeting, we urge all of our stockholders to read the accompanying proxy statement, including the Annexes and the accompanying financials statements of the Company and GNOG, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 68 of the accompanying proxy statement.
After careful consideration, the board of directors of the Company (the “Board”) unanimously approved the Purchase Agreement and the transaction, and unanimously recommends that our stockholders vote “FOR” the adoption of the Purchase Agreement and approval of the transaction, “FOR” each of the director nominees and “FOR” all of the other proposals presented to our stockholders in the accompanying proxy statement. In considering the recommendation of our Board to vote in favor of the transaction, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, those of our other stockholders. Stockholders should take these interests into account in deciding whether to approve the transaction. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction.” In addition, Jefferies LLC, a Delaware limited liability company and an affiliate of JFG Sponsor (“Jefferies”), has a financial interest in the Company completing the transaction. See the section entitled “Proposal No. 1 —The Transaction Proposal — Interests of Certain Persons in the Transaction” for additional information.
In accordance with the terms of the Purchase Agreement, approval of the Transaction Proposal, the Nasdaq Proposal and the Incentive Plan Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the stockholders of the Company other than those shares beneficially owned by Tilman J. Fertitta, JFG Sponsor and their respective affiliates (collectively, the “Disinterested Stockholders”). Approval of the Charter Proposal requires approval at the special meeting by (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. We refer to the requisite approvals of the proposals described above collectively as the “Stockholder Approval.” Approval of the Advisory Charter Proposals, each of which is a non-binding vote, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon.
The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. If the condition precedent proposals, including the Charter Proposal, are approved, we will elect six directors to New GNOG’s board of directors, each to serve a one-year term commencing at the Closing of the transaction. The terms of the Company’s current Class I directors will expire at the special meeting; however, because the terms of the Company’s other directors serving in Class II and Class III will not expire at the special meeting, those directors have tendered their contingent resignations from their current terms, conditioned upon the approval of the condition precedent proposals, including the Charter Proposal, with the resignations to take effect immediately prior to the Closing. If the condition precedent proposals are not approved, two Class I directors will be elected to the Company’s board of directors, each to serve a three-year term.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal will have the same effect as a vote “AGAINST” any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Advisory Charter Proposals, the Director Election Proposal, the Auditor Ratification Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal.
Your vote is very important.   Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the special meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. Even if you have voted by proxy, you may still vote during the special meeting by visiting https://www.cstproxy.com/landcadiaholdingsii/sm2020. To participate in the special meeting, you will need the 12-digit control number assigned by Continental Stock Transfer & Trust Company included on your proxy card or obtained from them via email. The transaction will be consummated only if the condition precedent proposals are approved at the special meeting. Unless waived by the parties to the Purchase Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The election of six director nominees in the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. Each of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. The Advisory Charter Proposals, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the special meeting. If you fail to return your proxy card, and do not attend the special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record and you attend the special meeting and wish to vote during the special meeting, you may withdraw your proxy and vote at the special meeting.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE TRANSACTION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of the Board, we would like to thank you for your support of Landcadia Holdings II, Inc. and look forward to a successful completion of the transaction.
December 2, 2020 Sincerely,
/s/ Tilman J. Fertitta Tilman J. Fertitta	/s/ Richard Handler Richard Handler
Co-Chairman and Chief Executive Officer	Co-Chairman and President
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
This proxy statement is dated December 2, 2020, and is expected to be first mailed to our stockholders on or about December 2, 2020.

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2020 ANNUAL MEETING OF
STOCKHOLDERS OF LANDCADIA HOLDINGS II, INC.
TO BE HELD ON DECEMBER 18, 2020
To the Stockholders of Landcadia Holdings II, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2020 annual meeting of the stockholders of Landcadia Holdings II, Inc., a Delaware corporation (the “Company”), will be held on December 18, 2020, at 10:30 a.m., Eastern time at https://www.cstproxy.com/landcadiaholdingsii/sm2020 (the “special meeting”). You are cordially invited to attend the special meeting to conduct the following items of business:
•
Transaction Proposal — To consider and vote upon a proposal to approve and adopt the Purchase Agreement (as amended, the “Purchase Agreement”) by and among the Company, LHGN HoldCo, LLC, a Delaware limited liability company (“Landcadia HoldCo”), Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation (“GNOG”), GNOG Holdings, LLC, a Delaware limited liability company (“GNOG HoldCo”), and Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Company is proposing to consummate the transaction with GNOG (the “transaction,” such proposal, the “Transaction Proposal,” and such combined entity after the consummation of the transaction, “New GNOG”);

•
Nasdaq Proposal — To approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock (as defined herein) to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the time of the closing of the transaction (the “Closing”) pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note (as defined in the proxy statement), as calculated pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo as described herein, and (3) shares of New GNOG Class A common stock (as defined herein) to LF LLC in the future upon the exchange of a corresponding number of the Class B membership interests in Landcadia HoldCo (“HoldCo Class B Units”) and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules (the “Nasdaq Proposal”);

•
Charter Proposal — To consider and vote upon a proposal to approve New GNOG’s proposed fourth amended and restated certificate of incorporation (the “proposed charter”), in the form attached to the accompanying proxy statement as Annex C, in connection with the transaction;

•
Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain differences between the Company’s third amended and restated certificate of incorporation (the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as ten separate sub-proposals (collectively, the “Advisory Charter Proposals”):

•
Advisory Charter Proposal A — New GNOG will have authorized capital stock of 271,000,000 shares, consisting of 220,000,000 shares of Class A common stock, par value $0.0001 per share, of New GNOG (“New GNOG Class A common stock”), 50,000,000 shares of a new, non-economic Class B common stock, par value $0.0001 per share, of New GNOG (“New GNOG Class B common stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Company having 221,000,000 shares, consisting of 200,000,000 shares of the

Company’s Class A common stock, par value $0.0001 per share (the “Company Class A common stock”), 20,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Company Class B common stock”), of the Company and 1,000,000 shares of preferred stock;
•
Advisory Charter Proposal B — Each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to the Company having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term;

•
Advisory Charter Proposal C — The number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s board of directors;

•
Advisory Charter Proposal D — Any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG, as opposed to only holders of shares of Company Class B common stock having the ability to take stockholder action by written consent;

•
Advisory Charter Proposal E — Amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected, as opposed to amendments to certain provisions of the current charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions;

•
Advisory Charter Proposal F — The bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG, as opposed to the bylaws of the Company requiring the approval of a majority of the board of directors of the Company or the holders of a majority of the Company’s outstanding shares;

•
Advisory Charter Proposal G —  The proposed charter will include provisions intended to ensure compliance with gaming, gambling and related laws, including provisions (i) that provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons, (ii) relating to the qualification of directors and officers by the New Jersey Commission Casino Control Commission (the “CCC”) and the removal of officers and resignation of directors in circumstances where the CCC determines that there is reasonable cause to believe that such individual may not be qualified to hold such position and (iii) incorporating all provisions of the New Jersey Casino Control Act (the “New Jersey Act”) into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, including a provision that to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern, in each case as opposed to no such provision in the current charter;
•
Advisory Charter Proposal H — For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of the Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote;

•
Advisory Charter Proposal I — To elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (“DGCL”) until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL;

•
Advisory Charter Proposal J — To provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”);

•
Director Election Proposal — To consider and vote upon a proposal to elect six directors to serve on New GNOG’s board of directors, each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Charter Proposal, are not approved and our board of directors (the “Board”) remains classified, to elect two directors to serve as Class I directors on the Board, each for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal;

•
Incentive Plan Proposal — To consider and vote upon a proposal to approve the Landcadia Holdings II, Inc. 2020 Incentive Award Plan (the “Incentive Plan”), a copy of which is attached to the accompanying proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan (collectively with the Transaction Proposal, the Nasdaq Proposal and the Charter Proposal, the “condition precedent proposals”);

•
Auditor Ratification Proposal — The ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•
Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Purchase Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and GNOG.

In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, the Company has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting https://www.cstproxy.com/landcadiaholdingsii/sm2020 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the special meeting is October 29, 2020. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.
Pursuant to our third amended and restated certificate of incorporation (our “current charter”), we are providing our holders of public shares, including our sponsors only to the extent our sponsors hold public shares (the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Company Class A common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest not previously released to us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling approximately $11.1 million that we will pay to the underwriters of our initial public offering (“IPO”) or transaction expenses incurred in connection with the transaction. For illustrative purposes, based on the fair value of marketable securities held in our trust account of approximately $320.5 million (less approximately $0.1 million of income taxes payable) as of September 30, 2020, the estimated per share redemption price would have been approximately $10.13. Public stockholders may elect to redeem their shares even if they vote for the transaction. Pursuant to our current charter, we are required to pay the redemption price to public stockholders who properly exercise their redemption rights as promptly as practical following the Closing. The Closing is subject to the satisfaction of a number of conditions. There can be no assurance when or if such conditions will be satisfied. As a result, there may be a delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a)   hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and
(ii)   prior to 5:00 p.m., Eastern time, on December 16, 2020, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Company Class A common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under our current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Every share of Company Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $320.5 million as of September 30, 2020. The Purchase Agreement provides that LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and the payment of the cash consideration in an amount of $30.0 million (the “Closing Cash Consideration”) and the repayment of $150 million, representing one-half of the existing principal amount owed by GNOG under that certain Credit Agreement dated as of April 28, 2020, by and among GNOG, LF LLC, Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the lenders party thereto, as amended from time to time (the “Credit Agreement”), and a related prepayment premium in an amount of approximately $24.0 million (together, the ‘‘Credit Agreement Payoff Amount’’) as well as accrued and unpaid interest. If, as a result of redemptions of public shares by our public stockholders and the payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, this condition is not met (or waived), then LF LLC may elect not to consummate the transaction. Holders of our outstanding public warrants do not have redemption rights in connection with the transaction. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their public shares.
Fertitta Entertainment, Inc., a Texas corporation wholly-owned by Mr. Fertitta (“FEI”), and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation (“JFG Sponsor” and, together with FEI, the “sponsors”), as well as our officers and directors, have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the transaction, and the Class B common stock, par value $0.0001 per share (the “founder shares”), will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, Mr. Fertitta and JFG Sponsor beneficially own 20.0% of our issued and outstanding shares of common stock, including all of the founder shares. Our sponsors, directors and officers, including without limitation, Mr. Fertitta, have agreed to vote any shares of the Company’s common stock owned by them in favor of the transaction. The founder shares are subject to transfer restrictions. Our current charter includes a conversion adjustment which provides that the founder shares will automatically convert at the time of the transaction into a number of shares of Company Class A common stock at the Closing, in accordance with the terms of the current charter. In connection with the Closing, New GNOG will contribute shares of New GNOG Class B common stock to Landcadia HoldCo, which will then be transferred to LF LLC at the Closing pursuant to the Purchase Agreement. In connection with the transaction, JFG Sponsor has agreed to forfeit certain of its founder shares such that as of the Closing, assuming none of the Company’s public stockholders elect to redeem their public shares in connection with the Closing, and without taking into account the shares of New GNOG Class B common stock to be issued to LF LLC, Mr. Fertitta and JFG Sponsor will beneficially own approximately 14.5% of the economic interests of New GNOG.
At the Closing, certain insiders of the Company, including Tilman J. Fertitta, FEI and the JFG Sponsor will enter into that certain amendment to the Letter Agreement entered into on May 6, 2019 in connection with the Company’s IPO (the “Lock-Up Amendment”), which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.
The transaction is conditioned on the approval of the condition precedent proposals at the special meeting. The election of six directors to a one-year term as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. Each of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. The Advisory Charter Proposals, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

Approval of the Transaction Proposal, the Nasdaq Proposal and the Incentive Plan Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the stockholders of the Company other than those shares beneficially owned by Tilman J. Fertitta, JFG Sponsor and their respective affiliates (collectively, the “Disinterested Stockholders”). Approval of the Charter Proposal requires approval at the special meeting by (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. We refer to the requisite approvals of the proposals described above collectively as the “Stockholder Approval.” Approval of the Advisory Charter Proposals, each of which is a non-binding vote, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon.
The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. The Company’s current directors, including those director nominees currently serving in Class II and Class III, have tendered their contingent resignations from their current terms, conditioned upon the approval of the condition precedent proposals, including the Charter Proposal. These resignations will take effect immediately prior to the Closing.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal will have the same effect as a vote “AGAINST” any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Advisory Charter Proposals, the Director Election Proposal, the Auditor Ratification Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal.
The Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.
December 2, 2020 By Order of the Board of Directors,
/s/ Tilman J. Fertitta Tilman J. Fertitta	/s/ Richard Handler Richard Handler
Co-Chairman and Chief Executive Officer	Co-Chairman and President

i

ii

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “the Company” refer to Landcadia Holdings II, Inc., and the term “New GNOG” refers to the Company following the consummation of the transaction.
In this proxy statement:
“A&R HoldCo LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo to be entered into at the Closing by Company, Landcadia HoldCo and LF LLC, substantially in the form attached to this proxy statement as Annex F.
“A&R Intercompany Notes” means the First A&R Intercompany Note and the Second A&R Intercompany Note.
“A&R Online Gaming Operations Agreement” means that certain amended and restated Online Gaming Operations Agreement to be entered into at Closing by GNOG LLC and GNAC, substantially in the form attached to this proxy statement as Annex O.
“A&R Registration Rights Agreement” means that certain amended and restated registration rights agreement to be entered into at the Closing by New GNOG, the sponsors, Tilman Fertitta and certain of his affiliates, substantially in the form attached to this proxy statement as Annex J, which will amend and restate the existing registration rights agreement in a form mutually agreed by the Company and LF LLC.
“A&R Trademark License Agreement” means that certain amended and restated Trademark License Agreement expected to be entered into at Closing by GNOG LLC, Golden Nugget and GNLV, substantially in the form attached to this proxy statement as Annex N.
“Acquired GNOG Party” means each of GNOG HoldCo and GNOG LLC (as the successor to GNOG) and their respective subsidiaries.
“Adjournment Proposal” means the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals.
“Advisory Charter Proposal A” means the non-binding advisory proposal to approve a provision in the proposed charter stating that New GNOG will have authorized capital stock of 271,000,000 shares, consisting of 220,000,000 shares of New GNOG Class A common stock, 50,000,000 shares of New GNOG Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Company having 221,000,000 shares, consisting of 200,000,000 shares of Company Class A common stock, 20,000,000 shares of Company Class B common stock and 1,000,000 shares of preferred stock.
“Advisory Charter Proposal B” means the non-binding advisory proposal to approve a provision in the proposed charter stating that each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to the Company having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term.
“Advisory Charter Proposal C” means the non-binding advisory proposal to approve a provision in the proposed charter stating that the number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s board of directors.
“Advisory Charter Proposal D” means the non-binding advisory proposal to approve a provision in the proposed charter stating that any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG, as opposed to only holders of shares of Company Class B common stock having the ability to take stockholder action by written consent.

“Advisory Charter Proposal E” means the non-binding advisory proposal to approve a provision in the proposed charter stating that amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected, as opposed to amendments to certain provisions of the current charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions.
“Advisory Charter Proposal F” means the non-binding advisory proposal to approve a provision in the proposed charter stating that the bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG, as opposed to the bylaws of the Company requiring the approval of a majority of the board of directors of the Company or the holders of a majority of the Company’s outstanding shares.
“Advisory Charter Proposal G” means the non-binding advisory proposal to approve provisions in the proposed charter intended to ensure compliance with gaming, gambling and related laws, including provisions (i) that provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons, (ii) relating to the qualification of directors and officers by the CCC and the removal of officers and resignation of directors in circumstances where the CCC determines that there is reasonable cause to believe that such individual may not be qualified to hold such position and (iii) incorporating all provisions of the New Jersey Act into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, including a provision that to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern, in each case as opposed to no such provision in the current charter.
“Advisory Charter Proposal H” means the non-binding advisory proposal to approve a provision in the proposed charter stating that for so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote.
“Advisory Charter Proposal I” means the non-binding advisory proposal to approve a provision in the proposed charter electing not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL.
“Advisory Charter Proposal J” means the non-binding advisory proposal to approve a provision in the proposed charter stating that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act.
“Advisory Charter Proposals” means the non-binding advisory proposals to approve and adopt certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as ten separate sub-proposals.
“Ancillary Agreements” means the proposed charter, the proposed bylaws, the A&R Registration Rights Agreement, the A&R HoldCo LLC Agreement, the Lock-Up Amendment, the Tax Receivable Agreement, the Sponsor Forfeiture and Call-Option Agreement and the A&R Intercompany Notes.
“Auditor Ratification Proposal” means the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
“Board” means the board of directors of the Company or New GNOG.
“CCC” means the New Jersey Casino Control Commission.
“Charter Proposal” means the proposal to approve New GNOG’s proposed charter, in the form attached to this proxy statement as Annex C, in connection with the transaction.
“Closing” means the closing of the transaction.
“Closing Cash Consideration” means a cash amount payable to LF LLC equal to $30,000,000.
“Closing Date” means the closing date of the transaction.
“Company Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.
“Company Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company.
“condition precedent proposals” means the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal.
“Code” means the Internal Revenue Code of 1986, as amended.
“common stock” means the shares of common stock, par value $0.0001 per share, of the Company.
“Company” means Landcadia Holdings II, Inc., a Delaware corporation.
“Credit Agreement” means that certain Credit Agreement, dated as of April 28, 2020, by and among GNOG, LF LLC, Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the lenders party thereto, as amended from time to time.
“Credit Agreement Payoff Amount” means the (i) repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under the Credit Agreement, and (ii) related prepayment premium in an amount of approximately $24.0 million.
“current bylaws” means the bylaws of the Company that are currently in effect.
“current charter” means the third amended and restated certificate of incorporation, dated May 6, 2019, of the Company that is currently in effect, a copy of which is attached to this proxy statement as Annex B.
“Director Election Proposal” means the proposal to elect six directors to serve on New GNOG’s board of directors, each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Charter Proposal, are not approved and our Board remains classified, to elect two directors to serve as Class I directors on the Company’s board of directors, each for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal.
“Disinterested Stockholders” means stockholders who are holders of outstanding shares of Company Class A common stock other than those shares beneficially owned by Tilman J. Fertitta, JFG Sponsor and their respective affiliates.
“DGCL” means the General Corporation Law of the State of Delaware.
“DTC” means the Depository Trust Company.
“Employment Agreements” means the employment agreements that are expected to be entered into with certain members of New GNOG’s management in connection with the Closing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FEI” means Fertitta Entertainment, Inc., a Texas corporation.
“First A&R Intercompany Note” means that certain Amended and Restated Intercompany Note, to be entered into by LF LLC and GNOG LLC on or after the date of the GNOG Conversion and prior to the Closing, which will amend and restate the Original Intercompany Note to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement, substantially in the form attached to this proxy statement as Annex L.
“founder shares” means the 7,906,250 shares of Company Class B common stock that are currently beneficially owned by Mr. Fertitta and JFG Sponsor.
“GAAP” means generally accepted accounting principles in the U.S.
“GNAC” Golden Nugget Atlantic City, LLC, a New Jersey limited liability company, which is an indirect wholly-owned subsidiary of FEI.
“GNLV” means GNLV, LLC, a Nevada limited liability company, which is a direct wholly-owned subsidiary of Golden Nugget.
“GNOG” means Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation.
“GNOG Contribution” means the contribution by LF LLC of all of the membership interests in GNOG HoldCo to Landcadia HoldCo in exchange for (i) 31,350,625 HoldCo Class B Units and a corresponding number of shares of New GNOG Class B common stock, (ii) the Closing Cash Consideration and (iii) the Credit Agreement Payoff Amount.
“GNOG Conversion” means the conversion of GNOG into a limited liability company by merging with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.
“GNOG HoldCo” means GNOG Holdings, LLC, a Delaware limited liability company.
“GNOG LLC” means Golden Nugget Online Gaming, LLC, a New Jersey limited liability company.
“Golden Nugget” means Golden Nugget, LLC, a Nevada limited liability company, which is an indirect wholly-owned subsidiary of FEI.
“High Voting Rights” means the 10 votes per share of New GNOG Class B common stock, subject to certain adjustments and limitations set forth in this proxy statement.
“HoldCo Class B Units” means Class B membership interests in Landcadia HoldCo.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Incentive Plan” means the Landcadia Holdings II, Inc. 2020 Incentive Award Plan, the incentive compensation plan for eligible service providers of New GNOG and its affiliates that will be in place at the Closing, a copy of which is attached to this proxy statement as Annex I.

“Incentive Plan Proposal” means the proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IPO” means the Company’s initial public offering, consummated on May 9, 2019, through the sale of 31,625,000 units at $10.00 per unit.
“Jefferies” means Jefferies LLC, a Delaware limited liability company and an affiliate of JFG Sponsor.
“JFG Sponsor” means Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation.
“Landry’s LLC” means Landry’s, LLC, a Nevada limited liability company, which is a direct wholly-owned subsidiary of Golden Nugget.
“Landcadia HoldCo” means LHGN HoldCo, LLC, a Delaware limited liability company.
“Letter Agreement” means that certain letter agreement entered into on May 6, 2019 in connection with the IPO.
“LF LLC” means Landry’s Fertitta, LLC, a Texas limited liability company, which is indirectly wholly- owned by Tilman J. Fertitta.
“Lock-Up Amendment” means that certain amendment to the Letter Agreement, which adds an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing, to be entered into at the Closing by certain insiders of the Company, including Tilman J. Fertitta, FEI and JFG Sponsor, substantially in the form attached to this proxy statement as Annex E.
“Morrow” means Morrow Sodali, proxy solicitor to the Company.
“Nasdaq” means the Nasdaq Stock Market.
“Nasdaq Proposal” means the proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note, as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described herein, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by to LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules.
“New GNOG” means Golden Nugget Online Gaming, Inc., a Delaware corporation and the combined company following the Closing of the transaction.
“New GNOG Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of New GNOG.
“New GNOG Class B common stock” means the new non-economic shares of Class B common stock, par value $0.0001 per share, of New GNOG.
“New Jersey Act” means the New Jersey Casino Control Act.

“Office Leases” means the lease agreements to be entered into at Closing by GNOG LLC and (i) GNAC or its affiliate with respect to GNOG LLC’s use of GNAC’s office space in Atlantic City, New Jersey, and (ii) Golden Nugget or its affiliate with respect to GNOG LLC’s use of Golden Nugget’s office space in Houston, Texas.
“Online Gaming Operations Agreement” means that certain Online Gaming Operations Agreement, dated as of April 27, 2020, by and between Landry’s Finance Acquisition Co. and GNAC.
“Original Intercompany Note” means that certain Intercompany Promissory Note in the original principal amount of $300.0 million, dated April 28, 2020 executed by LF LLC and payable to the order of GNOG.
“private placement warrants” means the 5,883,333 warrants held by Mr. Fertitta and JFG Sponsor that were issued to our sponsors concurrently with our IPO, each of which will become exercisable for one share of New GNOG Class A common stock after the Closing, in accordance with its terms.
“proposed bylaws” means the proposed amended and restated bylaws of the Company, substantially in the form attached to this proxy statement as Annex D, which will become New GNOG’s bylaws upon the Closing.
“proposed charter” means the proposed fourth amended and restated certificate of incorporation of the Company, in the form attached to this proxy statement as Annex C, which will become New GNOG’s certificate of incorporation upon the Closing, assuming the approval of the Charter Proposal.
“public shares” means shares of Company Class A common stock included in the units issued in the IPO.
“public stockholders” means holders of public shares, including our sponsors only to the extent our sponsors hold public shares.
“public warrants” means the warrants included in the units issued in the IPO, each of which will become exercisable for one share of New GNOG Class A common stock after the Closing, in accordance with its terms.
“Purchase Agreement” means that certain Purchase Agreement, dated as of June 28, 2020, by and among Landcadia HoldCo, GNOG, GNOG HoldCo, and LF LLC, as amended on September 17, 2020, and as may be further amended from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“Second A&R Intercompany Note” means that certain Second Amended and Restated Intercompany Note, to be entered into by LF LLC and GNOG LLC concurrently with the Closing, which will amend and restate the First A&R Intercompany Note to provide for, among other things, (i) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction will occur at Closing, and (ii) a reduction of the payment obligation thereunder to 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder, substantially in the form attached to this proxy statement as Annex M. None of such payments will reduce the principal balance on the Second A&R Intercompany Note.
“Securities Act” means the Securities Act of 1933, as amended.
“Services Agreement” means the new services agreement to be entered into at Closing by GNOG LLC and Golden Nugget, which will provide for the performance of certain services from and after the Closing.
“special meeting” means the special meeting in lieu of the 2020 annual meeting of the stockholders of the Company that is the subject of this proxy statement.
“Sponsor Forfeiture and Call-Option Agreement” means that certain agreement entered into in connection with the execution of the Purchase Agreement by JFG Sponsor and the Company, a copy of which is attached to this proxy statement as Annex G.
“sponsors” means JFG Sponsor and FEI.

“Stock Consideration” means the portion of the total consideration to be paid by the Company and Landcadia HoldCo in the transaction consisting of shares of New GNOG Class B common stock and HoldCo Class B Units.
“Stockholder Approval” means, collectively, the approval at the special meeting by (A) with respect to the Transaction Proposal, the Nasdaq Proposal and the Incentive Plan Proposal, (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders and (B) with respect to the Charter Proposal, (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders.
“Tax Receivable Agreement” means that certain Tax Receivable Agreement to be entered into at the Closing by the Company and LF LLC, substantially in the form attached to this proxy statement as Annex K.
“Trademark License Agreement” means that certain Trademark License Agreement, dated as of April 27, 2020, by and among Golden Nugget, GNLV and Landry’s Finance Acquisition Co (the predecessor-in-interest to GNOG).
“transaction” means the acquisitions and transactions contemplated by the Purchase Agreement.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“trust account” means the trust account of the Company that holds the proceeds from the Company’s IPO and the private placement of the private placement warrants.
“Trustee” means Continental Stock Transfer & Trust Company.
“units” means the units of the Company, each consisting of one share of Company Class A common stock and one-third of one public warrant of the Company, whereby each whole public warrant entitles the holder thereof to purchase one share of Company Class A common stock at an exercise price of $11.50 per share of Company Class A common stock, sold in the IPO.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our (or GNOG’s) business (as applicable), and the timing and ability for us to complete the transaction. Specifically, forward-looking statements may include statements relating to:
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the benefits of the transaction;

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the future financial performance of New GNOG following the transaction;

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expansion plans and opportunities; and

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other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s and GNOG’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our (or GNOG’s) views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For purposes of this section, “GNOG” refers to GNOG prior to the GNOG Conversion or GNOG LLC following the GNOG Conversion.
You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed in or implied by these forward-looking statements. Some factors that could cause actual results to differ include, among others:
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the occurrence of any event, change or other circumstances that could delay the transaction or give rise to the termination of the Purchase Agreement;

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the outcome of any legal proceedings that may be instituted against GNOG or the Company following the announcement of the transaction;

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the inability to complete the transaction due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Purchase Agreement;

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the Company’s inability to consummate another initial business combination if it is unable to consummate the transaction;

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the inability to obtain or maintain the listing of New GNOG’s common stock on Nasdaq following the transaction;

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the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described herein;

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the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

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costs related to the transaction;

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factors relating to the future business, operations and financial performance of GNOG, including:

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GNOG’s inability to compete with other forms of entertainment for consumers’ discretionary time and income;

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market conditions and global and economic factors beyond GNOG’s control, including the potential adverse effects of the ongoing global COVID-19 pandemic and reductions in discretionary consumer spending, among others;

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GNOG’s inability to attract and retain users;

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GNOG’s inability to profitably expand into new markets;

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changes in applicable laws or regulations;

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the failure of third-party service providers to perform services and protect intellectual property rights required for the operation of GNOG’s business;

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the possibility that the Company, GNOG or New GNOG may be adversely affected by other economic, business, and/or competitive factors; and

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other risks and uncertainties indicated in this proxy statement, including those set forth in the section entitled “Risk Factors.”

SUMMARY TERM SHEET
This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of this Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Certain Defined Terms.”
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Landcadia Holdings II, Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 39,531,250 shares of common stock issued and outstanding, consisting of (i) 31,625,000 public shares and (ii) 7,906,250 founder shares beneficially held by Mr. Fertitta and JFG Sponsor. Pursuant to the terms of the Sponsor Forfeiture and Call-Option Agreement, JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares in connection with the Closing. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 10,541,667 public warrants to purchase common stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 5,883,333 private placement warrants issued to our sponsors in a private placement concurrently with our IPO. Each warrant currently entitles its holder to purchase one share of Company Class A common stock at an exercise price of $11.50 per share. Following the Closing, each warrant will entitle its holder to purchase one share of New GNOG Class A common stock at an exercise price of $11.50 per share. The warrants will become exercisable 30 days after the completion of the transaction, and they will expire five years after the completion of the transaction or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The private placement warrants, however, are non-redeemable so long as they are held by our sponsors or their permitted transferees. In addition, if our sponsors make any working capital loans to the Company, up to $1.5 million of such loans may be converted into warrants, at the price of $1.50 per warrant at the option of the lender. For additional information regarding the Company’s warrants, please see the section entitled “Description of Securities.”

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LF LLC is a holding company indirectly wholly-owned by Mr. Fertitta and headquartered in Houston, Texas.

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GNOG is a U.S. online real money casino headquartered in Houston, Texas.

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Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, LF LLC will make the GNOG Contribution in exchange for (i) 31,350,625 HoldCo Class B Units and a corresponding number of shares of New GNOG Class B common stock, each of which will entitle the holder to the High Voting Rights, (ii) the Closing Cash Consideration and (iii) the Credit Agreement Payoff Amount. A portion of the cash in the trust account that holds the proceeds (including interest) of our IPO and related private placement, after taking into account any redemptions of shares held by our public stockholders in connection with the Closing, will be used to pay the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, and funds sufficient to ensure that GNOG LLC will hold at least $80 million in cash at Closing will be contributed down to GNOG LLC upon Closing. The Credit Agreement Payoff Amount includes the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under the Credit Agreement. In connection with such principal payment, an equal amount of principal outstanding on the Second A&R Intercompany Note will be reduced through a non-cash capital distribution to LF LLC. A corresponding amount of the remaining principal amount due and owing under the Second

A&R Intercompany Note will be reduced for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement.
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The Purchase Agreement provides that LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). If, as a result of the redemption of public shares held by our public stockholders and the payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, this condition is not met (or waived), LF LLC may elect not to consummate the transaction.

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Prior to the Closing, GNOG will convert into a limited liability company by merging with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo. Upon the Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the A&R HoldCo LLC Agreement. The remaining approximately 45.9% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one-for-one basis, for either shares of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC. For additional information about the Purchase Agreement, please see the section entitled “Proposal No. 1— The Transaction Proposal —  The Purchase Agreement.”

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It is anticipated that, upon completion of the transaction, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will own approximately 85.5% of the economic interests of New GNOG (which will represent an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG); (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 11.1% of the economic interests of New GNOG and approximately 45.9% of the economic interests of Landcadia HoldCo through the HoldCo Class B Units, which will carry no voting rights; and (iii) JFG Sponsor will own approximately 3.4% of the economic interests of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than the sponsors and Mr. Fertitta) will own approximately 85.2% of the economic interests of New GNOG (which will represent an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG); (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 11.3% of the economic interests of New GNOG and approximately 46.4% of the economic interests of Landcadia HoldCo through the HoldCo Class B Units; and (iii) JFG Sponsor will own approximately 3.5% of the economic interests of New GNOG.

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In addition, upon completion of the transaction, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 19.3% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own 79.9% of the voting power of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter); and (iii) JFG Sponsor will hold approximately 0.8% of the voting power of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 19.3% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially hold 79.9% of the voting power of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter); and (iii) JFG Sponsor will hold approximately 0.8% of the voting power of New GNOG. For additional information, please see the sections entitled “Summary of this Proxy Statement — Economic Ownership Interests Upon Closing,” “Summary of this Proxy Statement — Voting Power Upon Closing” and “Unaudited Pro Forma Condensed Combined Financial Information.”
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Our management, our Board and a committee of the independent members of our Board considered various factors in determining whether to approve the Purchase Agreement and the transaction. For additional information about our decision-making process, see the section entitled “Proposal No. 1 — The Transaction Proposal — Our Board’s Reasons for the Approval of the Transaction.”

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Pursuant to our current charter, in connection with the transaction, holders of our public shares may elect to have their Class A common stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current charter. As of September 30, 2020, this would have amounted to approximately $10.13 per share. If a holder exercises its redemption rights, then such holder will exchange its public shares for cash and will no longer own shares of New GNOG and will not participate in the future growth of New GNOG, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent at least two business days prior to the special meeting. Pursuant to our current charter, we are required to pay the redemption price to public stockholders who properly exercise their redemption rights as promptly as practical following the Closing. The Closing is subject to the satisfaction of a number of conditions. There can be no assurance when or if such conditions will be satisfied. As a result, there may be a delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price. For additional information, please see the section entitled “Special Meeting of Stockholders — Redemption Rights.”

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In addition to voting on the Transaction Proposal, stockholders are being asked to vote on the following proposals at the special meeting:

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Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note, as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described herein, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules;

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Charter Proposal — To consider and vote upon a proposal to approve New GNOG’s proposed charter, in the form attached to this proxy statement as Annex C, in connection with the transaction;

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Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as ten separate sub-proposals:

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Advisory Charter Proposal A — New GNOG will have authorized capital stock of 271,000,000 shares, consisting of 220,000,000 shares of New GNOG Class A common stock, 50,000,000 shares of New GNOG Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Company having 221,000,000 shares, consisting of 200,000,000 shares of Company Class A common stock, 20,000,000 shares of Company Class B common stock and 1,000,000 shares of preferred stock;

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Advisory Charter Proposal B — each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to the Company having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term;

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Advisory Charter Proposal C — the number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s Board; and

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Advisory Charter Proposal D — any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG, as opposed to only holders of shares of Company Class B common stock having the ability to take stockholder action by written consent;

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Advisory Charter Proposal E — amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected, as opposed to amendments to certain provisions of the current charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions;

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Advisory Charter Proposal F — the bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG , as opposed to the bylaws of the Company requiring the approval of a majority of the Board of the Company or the holders of a majority of the Company’s outstanding shares;

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Advisory Charter Proposal G — the proposed charter will include provisions intended to ensure compliance with gaming, gambling and related laws, including provisions (i) that provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons, (ii) relating to the qualification of directors and officers by the CCC and the removal of officers and resignation of directors in circumstances where the CCC determines that there is reasonable cause to believe that such individual may not be qualified to hold such position and (iii) incorporating all provisions of the New Jersey Act into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, including a provision that to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern, in each case as opposed to no such provision in the current charter;
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Advisory Charter Proposal H — for so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of the Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote;

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Advisory Charter Proposal I — to elect not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL;

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Advisory Charter Proposal J — to provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act;

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Director Election Proposal — To consider and vote upon a proposal to elect six directors to serve on New GNOG’s board of directors each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Charter Proposal, are not approved and our Board remains classified, to elect two directors to serve as Class I directors on the Company’s Board, each for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal;

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Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan;

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Auditor Ratification Proposal — The ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

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Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Please see the sections entitled “Proposal No. 1 — The Transaction Proposal,” “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 4 — The Advisory Charter Proposals,” “Proposal No. 5 — The Director Election Proposal,” “Proposal No. 6 — The Incentive Plan Proposal,” “Proposal No. 7 — The Auditor Ratification Proposal” and “Proposal No. 8 — The Adjournment Proposal.” The transaction is conditioned on the approval of condition precedent proposals at the special meeting. The election of six directors to a one-year term as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. Each of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. The Advisory Charter Proposals, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.
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Assuming that the Closing occurs, the size of our Board will be increased from five to six directors and each of our directors will serve a one-year term as a result of our Board becoming declassified. In addition, we expect that each individual currently serving on the Board, except for Richard Handler, will continue in office, and each of Richard H. Liem and Steven L. Scheinthal will join our Board.

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Unless waived by the parties to the Purchase Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Purchase Agreement including, among others, the receipt of certain stockholder approvals contemplated by this proxy statement. For additional information about the closing conditions to the transaction, please see the section entitled “Proposal No. 1 — The Transaction Proposal —  The Purchase Agreement — Conditions to Closing of the Transaction.”

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The Purchase Agreement may be terminated at any time prior to the consummation of the transaction upon agreement of the parties thereto, or by the Company or LF LLC in specified circumstances. For additional information about the termination rights under the Purchase Agreement, please see the section entitled “Proposal No. 1 —  The Transaction Proposal — The Purchase Agreement — Termination.”

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The transaction involves numerous risks. For additional information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the Transaction Proposal, and for each of the director nominees, you should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, the interests of our other stockholders. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. These interests include, among other things:

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the following interests with respect to Mr. Fertitta and his affiliates and our sponsors:

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the fact that Tilman J. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG;

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the fact that the purchase price to be paid for GNOG reflects (i) that the proceeds from the $300 million GNOG credit facility were sent to LF LLC in April 2020 as a capital distribution and, that at Closing, as a component of the purchase price, $150 million of the principal under the GNOG Credit Agreement will be repaid from the Company’s cash and the remaining $150.0 million in principal will remain a liability of GNOG, as a subsidiary of New GNOG, and (ii) $30 million of Closing Cash Consideration payable to LF LLC at Closing;

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the fact that immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock and 31,350,625 shares of New GNOG Class B common stock, each of which will carry 10 votes per share, subject to certain adjustments and limitations described herein, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter);

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the fact that, following the Closing, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s 31,350,625 HoldCo Class B Units, which will carry no voting rights, and Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC;

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the fact that, following the Closing and pursuant to the terms of the A&R HoldCo LLC Agreement, LF LLC, which is indirectly wholly-owned by Mr. Fertitta, will be issued additional HoldCo Class B Units and an equivalent number of shares of New GNOG Class B common stock in consideration of payments made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock;

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the fact that following the Closing, GNOG LLC, on the one hand, and affiliates of Mr. Fertitta, on the other hand, will be parties to continuing agreements in connection with GNOG LLC’s operation of the online gaming business, including the A&R Trademark License Agreement, the Services Agreement, the A&R Online Gaming Operations Agreement and the Office Leases;

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the fact that, pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC will be required to pay Golden Nugget, each such entity is an affiliate of Mr. Fertitta, a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue;

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the fact that our sponsors and Mr. Fertitta have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve the transaction;

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the fact that our sponsors paid an aggregate of $25,000 for their 7,906,250 founder shares, each of which will convert, on a one-for-one basis into shares of New GNOG Class A common stock at Closing in accordance with the terms of the current charter, and (after giving effect to the forfeiture of 2,543,750 founder shares by JFG Sponsor at the time of the consummation of the transaction in accordance with the terms of the Sponsor Forfeiture and Call-Option Agreement) the remaining 5,362,500 founder shares (4,090,625 of which are owned by Mr. Fertitta) will have a significantly higher value at the time of the transaction, which if unrestricted and freely tradable would be valued at approximately $103,925,250 based on the closing price of Company Class A common stock on Nasdaq on December 1, 2020, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our sponsors and Mr. Fertitta have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by May 9, 2021;

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the fact that our sponsors paid $1.50 for each of their 5,883,333 private placement warrants (2,941,667 of which are owned by Mr. Fertitta), for an aggregate purchase price of approximately $8.8 million, and each private placement warrant entitles its holder to purchase shares of Company Class A common stock at a price of $11.50 per share, and that such private placement warrants will expire worthless if the transaction is not consummated by May 9, 2021;

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the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;
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the fact that the shares of New GNOG Class A common stock held by certain insiders of the Company, including Mr. Fertitta, will be subject to transfer restrictions pursuant to the terms of the Letter Agreement and at Closing, such insiders, including Tilman J. Fertitta, FEI and JFG Sponsor will enter into the Lock-Up Amendment, which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement;

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the anticipated election of Tilman J. Fertitta, Richard H. Liem and Steven L. Scheinthal, each of whom is an officer and director of FEI and affiliates of FEI, as directors of New GNOG;

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the fact that Mr. Fertitta will continue to serve as chief executive officer and chairman of the board of directors of New GNOG after the Closing and will, as a result of the High Voting Rights of the shares of New GNOG Class B common stock held by him and his affiliates, have the ability to nominate and elect the members of the board of directors of New GNOG;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the transaction;

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the fact that our sponsors, officers and directors, including Mr. Fertitta, will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by May 9, 2021;

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the fact that at the Closing we will enter into a Tax Receivable Agreement, substantially in the form attached to this proxy statement as Annex K, which provides for payments by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. The Tax Receivable Agreement payments will be paid annually and will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024);

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the fact that at the Closing we will enter into an A&R Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex J, which provides for registration rights for the sponsors, Tilman Fertitta and certain of his affiliates; and

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the fact that Richard Handler, our Co-Chairman and President, is also the Chief Executive Officer and director of JFG Sponsor and chairman of the board of directors, Chief Executive Officer and President of JFG Sponsor’s largest subsidiary, Jefferies Group and its largest subsidiary, Jefferies, which will be entitled to receive deferred underwriting commission and financial and capital markets advisory fees upon completion of the transaction in addition to the repayment of approximately $2,000 due to an affiliate of Jefferies under GNOG’s Credit Agreement.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the transaction. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the transaction and the voting procedures for the special meeting, which will be held on December 18, 2020, at 10:30 a.m., Eastern time, at https://www.cstproxy.com/landcadiaholdingsii/sm2020.
Q:
Why am I receiving this proxy statement?

A:
Our stockholders are being asked to consider and vote upon a proposal to adopt the Purchase Agreement and approve the transaction, among other proposals. We have entered into the Purchase Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, LF LLC will make the GNOG Contribution in exchange for (i) 31,350,625 HoldCo Class B Units, (ii) 31,350,625 shares of New GNOG Class B common stock which will entitle the holder to 10 votes per share subject to the limitations described below, (iii) Closing Cash Consideration in an amount of $30.0 million and (iv) the repayment of the Credit Agreement Payoff Amount, as well as accrued and unpaid interest. A portion of the cash in the trust account that holds the proceeds (including interest) of our IPO and related private placement, after taking into account any redemptions of shares held by our public stockholders in connection with the Closing, will be used to pay the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, and funds sufficient to ensure that GNOG LLC will hold at least $80 million in cash at Closing will be contributed down to GNOG LLC upon Closing. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.

Upon the Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the A&R HoldCo LLC Agreement. The remaining approximately 45.9% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one-for-one basis, for either shares of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
A copy of the Purchase Agreement is attached to this proxy statement as Annex A. This proxy statement and its Annexes contain important information about the transaction and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:
When and where is the special meeting?

A:
The special meeting will be held on December 18, 2020, at 10:30 a.m., Eastern time at https://www.cstproxy.com/landcadiaholdingsii/sm2020.

In light of ongoing developments related to COVID-19, and the related protocols that governments have implemented, the Board determined that the special meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its stockholders at this time, as it permits stockholders to attend and participate in the special meeting while safeguarding the health and safety of the Company’s stockholders, directors and management team. You will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/landcadiaholdingsii/sm2020. To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company. The meeting webcast will begin promptly at 10:30 a.m., Eastern time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the special meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.
Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.
Q:
What are the specific proposals on which I am being asked to vote at the special meeting?

A:
The Company’s stockholders are being asked to approve the following proposals:

•
Transaction Proposal — To consider and vote upon a proposal to approve and adopt the Purchase Agreement, and approve the transaction;

•
Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note, as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described herein, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules;

•
Charter Proposal — To consider and vote upon a proposal to approve New GNOG’s proposed charter, in the form attached to this proxy statement as Annex C, in connection with the transaction;

•
Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as ten separate sub-proposals:

•
Advisory Charter Proposal A — New GNOG will have authorized capital stock of 271,000,000 shares, consisting of 220,000,000 shares of New GNOG Class A common stock, 50,000,000 shares of New GNOG Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Company having 221,000,000 shares, consisting of 200,000,000 shares of Company Class A common stock, 20,000,000 shares of Company Class B common stock and 1,000,000 shares of preferred stock;

•
Advisory Charter Proposal B — Each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to the Company having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term;

•
Advisory Charter Proposal C — The number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s Board; and

•
Advisory Charter Proposal D — Any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG, as opposed to only holders of shares of Company Class B common stock having the ability to take stockholder action by written consent;

•
Advisory Charter Proposal E — Amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected, as opposed to amendments to certain provisions of the current charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions;

•
Advisory Charter Proposal F — The bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG, as opposed to the bylaws of the Company requiring the approval of a majority of the Board of the Company or the holders of a majority of the Company’s outstanding shares;

•
Advisory Charter Proposal G —  The proposed charter will include provisions intended to ensure compliance with gaming, gambling and related laws, including provisions (i) that provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons, (ii) relating to the qualification of directors and officers by the CCC and the removal of officers and resignation of directors in circumstances where the CCC determines that there is reasonable cause to believe that such individual may not be qualified to hold such position and (iii) incorporating all provisions of the New Jersey Act into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, including a provision that to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern, in each case as opposed to no such provision in the current charter;
•
Advisory Charter Proposal H — For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of the Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote;

•
Advisory Charter Proposal I — To elect not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL;

•
Advisory Charter Proposal J — To provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act;

•
Director Election Proposal — To consider and vote upon a proposal to elect six directors to serve on New GNOG’s board of directors each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Charter Proposal, are not approved and our Board remains classified, to elect two directors to serve as Class I directors on the Company’s Board, each for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal;

•
Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan;

•
Auditor Ratification Proposal — the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•
Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Q:
Are the proposals conditioned on one another?

A:
Yes. The transaction is conditioned on the approval of condition precedent proposals at the special meeting. The election of six directors to a one-year term in the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. Each of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. The Advisory Charter Proposals, the Auditor Ratification

Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the condition precedent proposals do not receive the requisite vote for approval, then we will not consummate the transaction. If we do not consummate the transaction and fail to complete an initial business combination by May 9, 2021, we will be required to dissolve and liquidate our trust account by returning then remaining funds in such account to the public stockholders.
Q:
Why is the Company providing stockholders with the opportunity to vote on the transaction?

A:
Under our current charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Because we have elected to offer redemption in connection with a stockholder vote, the approval of the transaction by the holders of a majority of the shares of capital stock voted at the special meeting is required under our current charter. Therefore, we are seeking to obtain the approval of our stockholders of the Transaction Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the Closing. In addition, such approval is also a condition to the Closing under the Purchase Agreement.

Q:
What revenues and profits/losses has GNOG generated in the last two years and in the first nine months of 2020?

A:
For the fiscal years ended December 31, 2019 and 2018, GNOG generated revenue of approximately $55.4 million and $42.9 million, respectively, with net income of approximately $11.7 million and $7.2 million for those same periods. For the nine months ended September 30, 2020, GNOG generated revenue of approximately $68.1 million, with net income of approximately $2.5 million.

For additional information, please see the sections entitled “Summary Historical Financial Information of GNOG” and “GNOG Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Q:
What will happen in the transaction?

A:
Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, LF LLC will make the GNOG Contribution in exchange for (i) 31,350,625 HoldCo Class B Units, (ii) 31,350,625 shares of New GNOG Class B common stock which will entitle the holder to 10 votes per share subject to the limitations described below, (iii) Closing Cash Consideration in an amount of $30.0 million and (iv) the repayment of the Credit Agreement Payoff Amount, as well as accrued and unpaid interest. A portion of the cash in the trust account that holds the proceeds (including interest) of our IPO and related private placement, after taking into account any redemptions of shares held by our public stockholders in connection with the Closing, will be used to pay the Closing Cash Consideration and the Credit Agreement Payoff Amount, and funds sufficient to ensure that GNOG LLC will hold at least $80 million in cash at Closing will be contributed down to GNOG LLC upon Closing. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.

Upon the Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the A&R

HoldCo LLC Agreement. The remaining approximately 45.9% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one-for-one basis, for either shares of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
In addition, at the Closing, the currently issued and outstanding shares of Company Class B common stock will automatically convert, on a one-for-one basis, into shares of Company Class A common stock in accordance with the terms of the current charter, and New GNOG will contribute shares of New GNOG Class B common stock to Landcadia HoldCo, which will then be transferred to LF LLC at the Closing pursuant to the Purchase Agreement. Immediately following the Closing, LF LLC will be the only holder of shares of New GNOG Class B common stock and all of New GNOG’s other stockholders will hold only shares of New GNOG Class A common stock. Immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their shares of Company Class A common stock in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of New GNOG Class A common stock and New GNOG Class B common stock, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter). In addition, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s HoldCo Class B Units, which will carry no voting rights.
Q:
Following the transaction, will the Company’s securities continue to trade on a stock exchange?

A:
Yes. We intend to apply to list the shares of New GNOG Class A common stock and warrants on Nasdaq under the symbols “GNOG” and “GNOGW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the transaction and, as a result, will no longer trade as a separate security following the Closing.

Q:
How has the announcement of the transaction affected the trading price of Company Class A common stock?

A:
On June 26, 2020, the trading date before the public announcement of the transaction, the Company’s units, Class A common stock and warrants closed at $10.33, $10.09 and $0.93, respectively. On December 1, 2020, the trading date immediately prior to the date of this proxy statement, the Company’s units, Class A common stock and warrants closed at $20.00, $19.38 and $6.05, respectively.

Q:
How will the transaction impact the shares of the Company outstanding after the transaction?

A:
At the Closing, the currently issued and outstanding shares of the Company Class B common stock will automatically convert, on a one-for-one basis, into shares of Company Class A common stock at the Closing, in accordance with the terms of the current charter. In connection with the Closing, New GNOG will contribute shares of New GNOG Class B common stock to Landcadia HoldCo, which will then be transferred to LF LLC at the Closing pursuant to the Purchase Agreement. Immediately following the Closing, LF LLC will be the only holder of shares of New GNOG Class B common stock and all of New GNOG’s other stockholders will hold only shares of New GNOG Class A common stock. Immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their shares of Company Class A common stock in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of New GNOG Class A common stock and New GNOG Class B common stock, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter). In addition, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s HoldCo Class B Units, which will carry no voting rights, and Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
Following the Closing and pursuant to the terms of the A&R HoldCo LLC Agreement, LF LLC, which is indirectly wholly-owned by Mr. Fertitta, will be issued additional HoldCo Class B Units and an equivalent number of shares of New GNOG Class B common stock in consideration of payments made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock.
Additional shares of common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including the issuance of shares of common stock upon exercise of the public warrants, private placement warrants and pursuant to the Incentive Plan. The issuance and sale of such shares in the public market could adversely impact the market price of our common stock, even if our business is doing well.
Q:
Is the transaction the first step in a “going private” transaction?

A:
No. The Company does not intend for the transaction to be the first step in a “going private” transaction. One of the primary purposes of the transaction is to provide a platform for GNOG to access the U.S. public markets.

Q:
Will the management of New GNOG change in the transaction?

A:
We anticipate that Mr. Fertitta, Chairman and Chief Executive Officer of the Company, will continue to serve in such capacities for New GNOG. We expect that each of Richard Handler, Nicholas Daraviras, Richard H. Liem and Steven L. Scheinthal will resign from their positions as officers of the Company upon the Closing. Thomas Winter, who has served as Senior Vice President and General Manager of the online gaming division of Landry’s LLC, is expected to be the President of New GNOG upon the Closing. Michael Harwell, who has served as the controller of the online gaming division of Landry’s LLC, is expected to be Chief Financial Officer of New GNOG upon Closing (subject to obtaining necessary regulatory approvals from the New Jersey Division of Gaming Enforcement and the CCC). Warren Steven, who has served as Director, Product and Operations of the online gaming division of Landry’s LLC, is expected to be Vice President, Product & Operations of New GNOG upon Closing. Assuming that the Closing occurs, the size of our Board will be increased from five to six, with each of our directors serving a one-year term as a result of our Board becoming declassified. We expect that each of our directors currently serving on our Board will continue in office, except for Richard Handler. In addition, we have nominated each of Richard H. Liem and Steven L. Scheinthal as a director of New GNOG. For additional information, please see the sections entitled “Proposal No. 5 — The Director Election Proposal” and “Management after the Transaction.”

Q:
What economic stake will current stockholders of the Company hold in New GNOG after the Closing?

A:
It is anticipated that, upon completion of the transaction, the economic ownership interests in New GNOG will be as set forth in the table below:

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Company’s public stockholders(2)	85.5%	85.2%
Tilman J. Fertitta and his affiliates(3)	11.1%	11.3%
JFG Sponsor(4)	3.4%	3.5%

(1)
Assumes that holders of 838,692 public shares exercise their redemption rights in connection with the Closing (based on approximately $320.5 million held in trust (less approximately $0.1 million of income taxes payable) as of September 30, 2020 and a redemption price of $10.13 per share).

(2)
Represents an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG.

(3)
Economic interests relate solely to the shares of New GNOG Class A common stock that will be held at Closing. In addition to such shares, Mr. Fertitta and his affiliates will also own all of the issued and outstanding shares of New GNOG Class B common stock at Closing, each of which will have no economic rights, but will carry 10 votes per share, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. See “What voting power will current stockholders of the Company hold in New GNOG after the Closing?” below for further information.

(4)
Reflects the forfeiture of 2,543,750 founder shares by JFG Sponsor immediately prior to the Closing under the Sponsor Forfeiture and Call-Option Agreement.

The ownership percentages set forth above assume that (i) none of the parties set forth in the table above purchases shares of Company Class A common stock in the open market and (ii) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. In addition, the ownership percentages set forth above do not take into account, among others, (a) the fact that Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s HoldCo Class B Units, which will carry no voting rights, (b) the public warrants and private placement warrants that will remain outstanding immediately following the transaction and may be exercised thereafter (commencing 30 days after the Closing) and the issuance of any shares of New GNOG Class A common stock that may be issued upon such exercise, (c) the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock), (d) the issuance of any HoldCo Class B Units (along with a corresponding number of shares of New GNOG Class B common stock) to LF LLC in exchange for payments made pursuant to the Second A&R Intercompany Note, and (e) the issuance of any shares of New GNOG Class A common stock following the Closing under the Incentive Plan. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different. For example, if taking into account the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of all of its HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock) following the expiration of a lock-up period of 180 days following the Closing pursuant to the A&R HoldCo LLC Agreement and assuming all the other conditions and assumptions described in the above do not change, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will own approximately 46.3% of the economic interests of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 51.9% of the economic interests of New GNOG; and (iii) JFG Sponsor will own approximately 1.9% of the economic interests of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than the sponsors and Mr. Fertitta) will own approximately 45.6% of the economic interests of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 52.5% of the economic interests of New GNOG; and (iii) JFG Sponsor will own approximately 1.9% of the economic interests of New GNOG.

Furthermore, there are currently outstanding an aggregate of 16,425,000 warrants to acquire shares of Company Class A common stock, which comprise 5,883,333 private placement warrants held by our initial stockholders and 10,541,667 public warrants. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing and will entitle the holder thereof to purchase one share of New GNOG Class A common stock at $11.50 per share. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of New GNOG Class A common stock is issued as a result of such exercise, with payment to New GNOG of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 16,425,000 shares, with approximately $188.9 million paid to New GNOG to exercise the warrants.
For additional information, please see the sections entitled “Summary of this Proxy Statement — Economic Ownership Interests Upon Closing,” “Summary of this Proxy Statement — Voting Power Upon Closing” and “Unaudited Pro Forma Condensed Combined Financial Information.”
Q:
What voting power will current stockholders of the Company hold in New GNOG after the Closing?

A:
It is anticipated that, upon completion of the transaction, the voting power of New GNOG’s stockholders will be as set forth in the table below:

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Company’s public stockholders	19.3%	19.3%
Tilman J. Fertitta and his affiliates(2)	79.9%	79.9%
JFG Sponsor(3)	0.8%	0.8%

(1)
Assumes that holders of 838,692 public shares exercise their redemption rights in connection with the Closing (based on approximately $320.5 million held in trust (less approximately $0.1 million of income taxes payable) as of September 30, 2020 and a redemption price of $10.13 per share).

(2)
Represents the voting power of the shares of New GNOG Class B common stock held by Mr. Fertitta and his affiliates after the automatic downward adjustment of the voting power of such shares in accordance with the terms of the proposed charter. Immediately following the Closing, all of New GNOG’s stockholders will hold only shares of New GNOG Class A common stock except LF LLC, which will hold shares of New GNOG Class B common stock. Each share of New GNOG Class B common stock will carry 10 votes per share, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. For additional information about the shares of New GNOG Class B common stock, please see the section entitled “Description of Securities — Common Stock — New GNOG Class B Common Stock.”

(3)
Reflects the forfeiture of 2,543,750 founder shares by JFG Sponsor immediately prior to the Closing under the Sponsor Forfeiture and Call-Option Agreement.

The voting power percentages set forth above assume that (i)  none of the parties purchase shares of Company Class A common stock in the open market and (ii) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. In addition, the voting power percentages set forth above do not take into account, among others, (a) the public warrants and private placement warrants that will remain outstanding immediately following the transaction and may be exercised thereafter (commencing 30 days after the Closing) and the issuance of any shares of New GNOG Class A common stock that may be issued upon such exercise, (b) the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock), (c) the issuance of any HoldCo Class B Units (along with a corresponding number of shares of New GNOG Class B common stock) to LF LLC in exchange for payments made pursuant to the Second A&R Intercompany Note, and (d) the issuance of any shares of New GNOG Class A common stock following the Closing under the Incentive Plan. If the actual facts are different than the assumptions set forth above, the percentages set forth above will be different. For example, if taking into account the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of all of its HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock) following the expiration of a lock-up period of 180 days following the Closing pursuant to the A&R HoldCo LLC Agreement and assuming all the other conditions and assumptions described in the above do not change, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 46.3% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own 51.9% of the voting power of New GNOG; and (iii) JFG Sponsor will hold approximately 1.9% of the voting power of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 45.6% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially hold 52.5% of the voting power of New GNOG; and (iii) JFG Sponsor will hold approximately 1.9% of the voting power of New GNOG.
Q:
How will the voting power of the shares of New GNOG common stock held by Mr. Fertitta and his affiliates change based on various hypothetical scenarios?

A:
For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing (the “Sunset Event”), holders of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock. The voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. Upon the Closing, as a result of this downward adjustment, the number of votes per share of New GNOG Class B common stock is expected to equal approximately 4.04 votes per share assuming no redemptions (or 3.93 votes per share assuming maximum redemptions). To the extent Mr. Fertitta and his affiliates thereafter exchange HoldCo Class B Units (and a corresponding number of shares of New GNOG Class B common stock are cancelled), the number of votes per share of each remaining share of New GNOG Class B common stock will increase, up to 10 votes per share. Conversely, to the extent Mr. Fertitta and his affiliates acquire HoldCo Class B Units (and a corresponding number of shares of New GNOG Class B common stock), the number of votes per share of New GNOG Class B common stock will decrease due to the 79.9% voting power cap. In no event will the shares of New GNOG Class B common stock have more than 10 votes or less than 1 vote per share. Furthermore, Mr. Fertitta will be prohibited from short selling his shares of New GNOG common stock under New GNOG’s insider trading policy.

The following tables illustrate the changes in the voting and economic interests of Mr. Fertitta and his affiliates in certain hypothetical scenarios, assuming no redemptions and maximum redemptions, respectively, and assuming there are no other changes in the outstanding capital stock of New GNOG.*
	Shareholders other than Mr. Fertitta and his Affiliates	Mr. Fertitta and his Affiliates
Hypothetical scenarios (assuming no redemptions)	New GNOG Class A common stock	New GNOG Class A common stock	New GNOG Class B common stock	Votes per share of New GNOG Class B common stock	Total voting power	Shares of New GNOG Class A common stock outstanding
At Closing	32,896,875	4,090,625	31,350,625	4.04	79.9%	36,987,500
Hypothetical 1: Mr. Fertitta sells his New GNOG Class A common stock (which he received at Closing upon conversion of his Founder Shares)	36,987,500	0	31,350,625	4.69	79.9%	36,987,500
Hypothetical 2: Mr. Fertitta and his affiliates exchange the following number of HoldCo Class B Units for shares of New GNOG Class A common stock and immediately sell such shares:
a) 10,000,000	42,896,875	4,090,625	21,350,625	7.80	79.9%	46,987,500
b) 13,368,590**	46,265,465	4,090,625	17,982,035	10	79.9%	50,356,090
c) 14,939,813***	47,836,688	4,090,625	16,410,812	1	30.0%	51,927,313
Hypothetical 3: New GNOG sells the following number of newly issued shares of New GNOG Class A common stock to the public:
a) 10,000,000	42,896,875	4,090,625	31,350,625	5.31	79.9%	46,987,500
b) 46,999,207**	79,896,082	4,090,625	31,350,625	10	79.9%	83,986,707
c) 100,000,000	132,896,875	4,090,625	31,350,625	10	70.5%	139,987,500
	Shareholders other than Mr. Fertitta and his Affiliates	Mr. Fertitta and his Affiliates
Hypothetical scenarios (assuming maximum redemptions)	New GNOG Class A common stock	New GNOG Class A common stock	New GNOG Class B common stock	Votes per share of New GNOG Class B common stock	Total voting power	Shares of New GNOG Class A common stock outstanding
At Closing	32,058,183	4,090,625	31,350,625	3.93	79.9%	36,148,808
Hypothetical 1: Mr. Fertitta sells his New GNOG Class A common stock (which he received at Closing upon conversion of his Founder Shares)	36,148,808	0	31,350,625	4.58	79.9%	36,148,808

	Shareholders other than Mr. Fertitta and his Affiliates	Mr. Fertitta and his Affiliates
Hypothetical scenarios (assuming maximum redemptions)	New GNOG Class A common stock	New GNOG Class A common stock	New GNOG Class B common stock	Votes per share of New GNOG Class B common stock	Total voting power	Shares of New GNOG Class A common stock outstanding
Hypothetical 2: Mr. Fertitta and his affiliates exchange the following number of HoldCo Class B Units for shares of New GNOG Class A common stock and immediately sell such shares:
a) 10,000,000	42,058,183	4,090,625	21,350,625	7.64	79.9%	46,148,808
b) 13,607,150**	45,665,333	4,090,625	17,743,475	10	79.9%	49,755,958
c) 14,939,813***	46,997,996	4,090,625	16,410,812	1	30.0%	51,088,621
Hypothetical 3: New GNOG sells the following number of newly issued shares of New GNOG Class A common stock to the public:
a) 10,000,000	42,058,183	4,090,625	31,350,625	5.20	79.9%	46,148,808
b) 47,837,899**	79,896,082	4,090,625	31,350,625	10	79.9%	83,986,707
c) 100,000,000	132,058,183	4,090,625	31,350,625	10	70.6%	136,148,808

*
Excludes any issuance of HoldCo Class B Units, together with a corresponding number of shares of New GNOG Class B common stock, to LF LLC in consideration of payments to be made pursuant to the Second A&R Intercompany Note, which number of HoldCo Class B Units and shares of New GNOG Class B common stock will be based on the market value of the New GNOG Class A common stock at the time of such issuance. For additional information, please see the section entitled “Proposal No. 2  —  The Nasdaq Proposal.”

**
Represents the approximate point at which each share of New GNOG Class B common stock would have 10 votes per share. Any additional exchange and sale will cause the total voting power of the shares of New GNOG common stock held by Mr. Fertitta to fall below 79.9%.

***
Represents the approximate point at which each share of New GNOG Class B common stock would have one vote per share as a result of the occurrence of the Sunset Event.

Q:
What will happen to GNOG’s current indebtedness in connection with the transaction?

A:
Currently, GNOG has $300.0 million principal debt outstanding under the Credit Agreement. After giving effect to the Closing, including the Credit Agreement Payoff Amount, the aggregate principal amount of indebtedness under the Credit Agreement will be $150.0 million, with a maturity date of October 4, 2023. The debt under the Credit Agreement bears interest on the daily balance thereof, at the option of GNOG, at either (1) an adjusted LIBOR or (2) a base rate, in each case plus an applicable margin. The applicable margin is 12% with respect to LIBOR loans and 11% with respect to base rate loans. Following the Closing, LF LLC will make payments to GNOG LLC under the Second A&R Intercompany Note in an amount equal to 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder. The cash from such payments may be used to alleviate the payments due under the Credit Facility, but do not reduce the principal balance of the Second A&R Intercompany Note. These payments and the related equity issuance will be treated as capital transactions for accounting purposes. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments described in the preceding sentence.

As of the Closing, the obligations of GNOG LLC under the Credit Agreement will continue to be unconditionally guaranteed by the LF LLC, GNOG Holdco, and each existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiary of GNOG LLC (together with GNOG Holdco, the “Guarantors”). For additional information, please see the section entitled “Description of GNOG Indebtedness.”
Q:
What conditions must be satisfied to complete the transaction?

A:
There are a number of closing conditions in the Purchase Agreement, including the approval by the stockholders of the Company of the condition precedent proposals. For a summary of the conditions that must be satisfied or waived prior to completion of the transaction, please see the section entitled “Proposal No. 1 — The Transaction Proposal — The Purchase Agreement.”

Q:
Why is the Company proposing the Nasdaq Proposal?

A:
We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain parts of the transaction that result in (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note, as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described herein, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules. For additional information, please see the section entitled “Proposal No. 2 — The Nasdaq Proposal.”

Q:
Why is the Company proposing the Charter Proposal?

A:
We are proposing the Charter Proposal in order to approve the proposed charter, in the form attached to this proxy statement as Annex C. In the judgment of the Board, the proposed charter is necessary to address the needs of New GNOG.

Pursuant to Delaware law and the Purchase Agreement, we are required to submit the Charter Proposal to the Company’s stockholders for approval. For additional information, please see the section entitled “Proposal No. 3 — The Charter Proposal.”
Q:
Why is the Company proposing the Advisory Charter Proposals?

A:
We are requesting that our stockholders vote upon, on a non-binding advisory basis, separate proposals to approve certain amendments contained in the proposed charter that materially affect stockholder rights, which are those amendments that will be made to the current charter as reflected in the proposed charter if the Charter Proposal is approved.

These separate votes are not otherwise required by Delaware law separate and apart from the Charter Proposal, but pursuant to SEC guidance, the Company is required to submit these provisions to our stockholders separately for approval. By presenting these proposals separately, the Company intends to provide its stockholders a means to communicate their views on important governance provisions to the Board. For additional information, please see the section entitled “Proposal No. 4 — The Advisory Charter Proposals.”

Q:
Why is the Company proposing the Director Election Proposal?

A:
Upon consummation of the transaction, our Board anticipates increasing its initial size from five directors to six directors. Assuming the condition precedent proposals, including the Charter Proposal, are approved, upon the Closing, the board of directors will be declassified and each director will serve a one-year term. Our stockholders are being asked to elect six directors to serve on New GNOG’s board of directors each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Charter Proposal, are not approved and our Board remains classified, to elect two directors to serve as Class I directors on the Company’s Board, each for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal.

The Company’s directors currently serving in Class II and Class III have tendered their contingent resignations from their current terms, conditioned upon the approval of the condition precedent proposals, including the Charter Proposal. These resignations will take effect immediately prior to the Closing. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. For additional information, please see the section entitled “Proposal No. 5 — The Director Election Proposal.”
Q:
Why is the Company proposing the Incentive Plan Proposal?

A:
The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of the stockholders by providing long-term incentive compensation opportunities, some of which will be tied to the performance of New GNOG. For additional information, please see the section entitled “Proposal No. 6 — The Incentive Plan Proposal.”

Q:
Why is the Company proposing the Auditor Ratification Proposal?

A:
Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of Marcum LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Company’s audit committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. For additional information, please see the section entitled “Proposal No. 7 — The Auditor Ratification Proposal.”

Q:
Why is the Company proposing the Adjournment Proposal?

A:
We are proposing the Adjournment Proposal to allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals. For additional information, please see the section entitled “Proposal No. 8 — The Adjournment Proposal.”

Q:
What happens if I sell my shares of Company Class A common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date that the transaction is expected to be completed. If you transfer your shares of Company Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Company Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the transaction. If you transfer your shares of Company Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:
What vote is required to approve the proposals presented at the special meeting?

A:
Approval of the Transaction Proposal, the Nasdaq Proposal and the Incentive Plan Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. Approval of the Charter Proposal requires approval at the special meeting by (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. Approval of the Advisory Charter Proposals, each of which is a non-binding vote, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal will have the same effect as a vote “AGAINST” any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Advisory Charter Proposals, the Director Election Proposal, the Auditor Ratification Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal.
Q:
What happens if the Transaction Proposal is not approved?

A:
If the Transaction Proposal is not approved and we do not consummate a business combination by May 9, 2021, the Company will be required to dissolve and liquidate its trust account.

Q:
May the Company, its sponsors or the Company’s directors or officers or their affiliates purchase shares in connection with the transaction?

A:
Our sponsors or the Company’s or GNOG’s directors, officers or advisors, including Tilman J. Fertitta, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Transaction Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Transaction Proposal and the other proposals presented at the special meeting. None of the Company’s sponsors, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

Q:
How many votes do I have at the special meeting?

A:
Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of October 29, 2020, the record date for the special meeting. As of the close of business on the record date, there were 39,531,250 outstanding shares of our common stock.

Q:
What constitutes a quorum at the special meeting?

A:
A majority of the issued and outstanding shares of the Company’s common stock entitled to vote as of the record date at the special meeting must be present, in person (which would include presence at the virtual special meeting) or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum. Mr. Fertitta and JFG Sponsor, who currently beneficially own 20.0% of our issued and outstanding shares of common stock, will count towards this quorum. In the absence of a quorum, the chairman of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 19,765,626 shares of our common stock would be required to achieve a quorum.

Q:
How will the Company’s sponsors, directors and officers vote?

A:
Prior to our IPO, we entered into agreements with our sponsors and each of our directors and officers, including Tilman J. Fertitta, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the Transaction Proposal. None of our sponsors, directors or officers has purchased any shares of our common stock during or after our IPO. As of the date of this proxy statement, neither we nor our sponsors, directors or officers have entered into any agreement, and are not currently in negotiations, to purchase shares prior to the consummation of the transaction. Currently, Mr. Fertitta and JFG Sponsor beneficially own 20.0% of our issued and outstanding shares of common stock, including all of the founder shares, and will be able to vote all such shares at the special meeting.

Q:
What interests do the sponsors and certain of their affiliates and certain members of the Company’s board of directors and officers have in the transaction?

A:
Our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, the interests of our other stockholders. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction.”

Q:
What is an “Up-C” Structure?

A:
Our corporate structure following the transaction, as described under the section entitled “Proposal No. 1 — The Transaction Proposal — General Description of the Purchase Agreement,” is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company, such as the Company. The Up-C structure will allow LF LLC or certain of its beneficial owners to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass-through” entity, for U.S. federal income (and certain state and local) tax purposes following the transaction. One of these benefits is that, for U.S. federal income (and certain state and local) tax purposes, future taxable income of Landcadia HoldCo that is allocated to LF LLC will be taxed on a flow-through basis, and therefore, will not be subject to corporate tax at the entity level prior to receipt by LF LLC or certain of its beneficial owners. Additionally, because LF LLC may exchange its HoldCo Class B Units for shares of New GNOG Class A common stock or, in certain cases, for cash, the Up-C structure also provides LF LLC with potential liquidity that is not generally available to holders of non-publicly traded limited liability companies treated as partnerships for U.S. federal income tax purposes. See the sections entitled “Proposal No. 1 — The Transaction Proposal” and “Description of Securities.”
Following the transaction, we will receive the same benefits as described above as a result of our ownership of equity interests in an entity treated as a partnership, or “pass-through” entity, for U.S. federal income (and certain state and local) tax purposes. As a result of the transaction, we expect to obtain an actual or effective step-up in tax basis, including with respect to certain assets treated as purchased with the Closing Cash Consideration and the exchange of LF LLC’s HoldCo Class B Units for New GNOG Class A common stock. This is intended to provide us with certain tax benefits, such as future depreciation and amortization deductions that can reduce the taxable income allocable to us. As described under “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Tax Receivable Agreement,” we may be required to make payments in respect of such tax benefits.
Q:
Did the Company’s Board obtain a third-party fairness opinion in determining whether or not to proceed with the transaction?

A:
Yes. A committee of the Company’s Board consisting solely of independent directors received a fairness opinion from Houlihan Lokey as to the fairness, from a financial point of view, to the Company, of the consideration to be paid by the Company pursuant to the Purchase Agreement. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Opinion of the Financial Advisor to the Committee” and the opinion of Houlihan Lokey attached hereto as Annex H for additional information.

Q:
What happens if I vote against the Transaction Proposal?

A:
If you vote against the Transaction Proposal but the Transaction Proposal still obtains the requisite stockholder approval described in this proxy statement, then the Transaction Proposal will be approved and, assuming the approval of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal and the satisfaction or waiver of the other conditions to closing, the transaction will be consummated in accordance with the terms of the Purchase Agreement.

If you vote against the Transaction Proposal and the Transaction Proposal does not obtain the requisite vote at the special meeting, then the Transaction Proposal will fail and we will not consummate the transaction. If we do not consummate the transaction, we may continue to try to complete a business combination with a different target business until May 9, 2021. If we fail to complete an initial business combination by May 9, 2021, then we will be required to dissolve and liquidate the trust account by returning then-remaining funds in such account to our public stockholders.
Q:
Do I have redemption rights?

A:
If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest not previously released to us to pay our taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Company Class A common stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Company Class A common stock included in the units sold in our IPO without the prior consent of the Company. Holders of our outstanding public warrants do not have redemption rights in connection with the transaction. Our sponsors, directors and officers, including Mr. Fertitta, have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the transaction, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the trust account of approximately $320.5 million (less approximately $0.1 million of income taxes payable) as of September 30, 2020, the estimated per share redemption price would have been approximately $10.13.

You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and
(ii) prior to 5:00 p.m., Eastern time, on December 16, 2020, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Additionally, shares properly tendered for redemption will only be redeemed if the transaction is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account, including interest not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses) in connection with the liquidation of the trust account, unless we complete an alternative business combination prior to May 9, 2021.
Pursuant to our current charter, we are required to pay the redemption price to public stockholders who properly exercise their redemption rights as promptly as practical following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. There can be no assurance when or if such regulatory approvals will be obtained. Further, following the stockholder vote to approve the transaction, there could be a delay for a period of time, which period may be significant, in receiving the required regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price.
Q:
Can the Company’s sponsors redeem their founder shares in connection with consummation of the transaction?

A:
No. Our sponsors, officers and directors, including Mr. Fertitta, have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of the transaction.

Q:
Is there a limit on the number of shares I may redeem?

A:
Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO without the prior consent of the Company. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash without the prior consent of the Company. On the other hand, a public stockholder who holds less than 15% of the public shares of Company Class A common stock may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you in excess of 15% of the shares sold in our IPO) for or against our business combination restricted. We have no specified maximum redemption threshold under our current charter, other than the aforementioned 15% threshold. Every share of Company Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $320.5 million as of September 30, 2020. In no event will we redeem shares of our Company Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.
Q:
Is there a limit on the total number of shares that may be redeemed?

A:
Yes. Our current charter provides that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Purchase Agreement. Other than this limitation, our current charter does not provide a specified maximum redemption threshold. In addition, the Purchase Agreement provides that LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). In the event the aggregate cash consideration we would be required to pay for all shares of Company Class A common stock that are validly submitted for redemption plus the amounts required to satisfy closing cash conditions pursuant to the terms of the Purchase Agreement exceeds the aggregate amount of cash available to us, we may not complete the transaction or redeem any shares, all shares of Company Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of common stock for or against, or whether you abstain from voting on the Transaction Proposal or any other proposal described by this proxy statement. As a result, the Transaction Proposal can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet Nasdaq rules.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to 5:00 p.m., Eastern time, on December 16, 2020, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of common stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Company Class A common stock included in the units sold in our IPO without the prior consent of the Company, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash without the prior consent of the Company.
Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the transaction at the special meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s Deposit/Withdrawal At Custodian (DWAC) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the transaction is approved.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Certain United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:
No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:
Do I have appraisal rights if I object to the transaction?

A:
No. Appraisal rights are not available to holders of our common stock in connection with the transaction.

Q:
What happens to the funds held in the trust account upon consummation of the transaction?

A:
If the transaction is consummated, the funds held in the trust account will be used to: (i) pay the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest; (ii) pay our stockholders who properly exercise their redemption rights; (iii) pay approximately $11.1 million in deferred underwriting commissions to the underwriters of our IPO, in connection with the transaction; (iv) pay the Company’s taxes; (v) pay certain other fees, costs and expenses (including regulatory fees, legal fees, trustee and transfer agent fees, accounting fees, printer fees and other professional fees) that were incurred by the Company in connection with the transaction; and (vi) contribute funds sufficient to ensure that GNOG LLC will hold at least $80 million in cash at Closing down to GNOG LLC upon Closing.

Q:
What happens if the transaction is not consummated?

A:
There are certain circumstances under which the Purchase Agreement may be terminated. For additional information regarding the parties’ specific termination rights, please see the section entitled “Proposal No. 1 — The Transaction Proposal — The Purchase Agreement.” If we do not consummate the transaction, we may continue to try to complete a business combination with a different target business until May 9, 2021. If we fail to complete an initial business combination by May 9, 2021, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. For additional information, please see the section entitled “Risk Factors — Risks Related to the Transaction and New GNOG.”
Holders of our founder shares have waived any right to any liquidation distribution with respect to such shares and the underwriters of our IPO agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the required period. In addition, if we fail to complete a business combination by May 9, 2021, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.
Q:
When is the transaction expected to be completed?

A:
The Closing is expected to take place on the date that is two business days following the satisfaction or waiver of the conditions described below in the section entitled “Proposal No. 1 — The Transaction Proposal — The Purchase Agreement — Conditions to Closing of the Transaction.” The Closing is expected to occur in the fourth quarter of 2020. The Purchase Agreement may be terminated by the Company or LF LLC if the Closing has not occurred by January 30, 2021.

For a description of the conditions to the completion of the transaction, see the section entitled “Proposal No. 1 — The Transaction Proposal — The Purchase Agreement — Conditions to Closing of the Transaction.”
Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the transaction will affect you as a stockholder.

You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q:
How do I vote?

A:
Voting of Shares by Holders of Record

If you were the record holder of shares of our common stock as of the record date, you may submit your proxy to vote such shares by mail or at the special meeting.
Voting by Mail
•
To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•
If you vote by mail, your proxy card must be received no later than the close of business, Eastern time, on December 17, 2020.

Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the special meeting, please vote by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.
Voting at the Special Meeting
We encourage you to vote by mail. If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at http://www.cstproxy.com/landcadiaholdingsii/sm2020, in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting. If your proxy is properly completed and submitted, and if you do not revoke it prior to or at the special meeting, your shares will be voted at the special meeting in the manner set forth in proxy statement or as otherwise specified by you. Again, your paper proxy card must be received by mail no later than the close of business, Eastern time, on December 17, 2020.
Voting of Shares Held in Street Name
If your shares are held in an account at a broker, bank, or nominee (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker, bank, or nominee. See the section entitled “Special Meeting of Stockholders — Voting Your Shares — Beneficial Owners” for more information.
Q:
What is the difference between a stockholder of record and a “street name” holder?

A:
If your shares are registered directly in your name with the Company’s Transfer Agent, you are considered the stockholder of record with respect to those shares, and the proxy materials are being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” The proxy materials are being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee.

We believe that all of the proposals presented to the stockholders at this special meeting other than the Auditor Ratification Proposal will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting other than the Auditor Ratification Proposal. Accordingly, if your broker submits a proxy for your shares with respect to the Auditor Ratification Proposal but you do not provide instructions on the other proposals with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares on such other proposals; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purposes of determining the existence of a quorum. A broker non-vote will have the same effect as a vote “AGAINST” the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal. A broker non-vote will have no effect on the outcome of any of the Advisory Charter Proposals, the Director Election Proposal and the Adjournment Proposal. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.
Q:
What will happen if I abstain from voting or fail to vote at the special meeting?

A:
A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal will have the same effect as a vote “AGAINST” any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Advisory Charter Proposals, the Director Election Proposal, the Auditor Ratification Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders and “FOR” each of the director nominees. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.
Q:
How can I vote my shares without attending the special meeting?

A:
If you are a stockholder of record of our common stock as of the close of business on the record date, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card or at the special meeting. Please note that if you are a beneficial owner of our common stock, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting may be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q:
May I change my vote after I have returned my proxy card or voting instruction form?

A:
Yes. If you are a holder of record of our common stock as of the close of business on the record date, you can change or revoke your proxy before it is voted at the special meeting by:

•
delivering a signed written notice of revocation to our Secretary at Landcadia Holdings II, Inc. 1510 West Loop South, Houston, Texas 77027, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
signing and delivering a new proxy, relating to the same shares and bearing a later date; or

•
attending and voting at the special meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:
The Company will pay the cost of soliciting proxies for the special meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow a fee of $30,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s common stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Landcadia Holdings II, Inc.
1510 West Loop South
Houston, Texas 77027
Telephone: (713) 850-1010
Attention: Steven L. Scheinthal

You may also contact our proxy solicitor at:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(Banks and brokers can call: (203) 658-9400)
Email: LCA.info@investor.morrowsodali.com
To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THIS PROXY STATEMENT
This summary highlights selected information contained in this proxy statement and does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and GNOG, to fully understand the transaction (as described below) before voting on the proposals to be considered at the special meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 276 of this proxy statement.
Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; and (ii) no inclusion of any shares of Company Class A common stock issuable upon the exercise of the Company’s warrants.
Parties to the Transaction
The Company
The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. The Company was formed as CAPS Holding LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019.
The Company’s securities are traded on Nasdaq under the ticker symbols “LCA,” “LCAHU” and “LCAHW.” New GNOG intends to apply to list the shares of New GNOG Class A common stock and warrants on Nasdaq under the symbols “GNOG” and “GNOGW,” respectively, upon the Closing. The Company’s units will automatically separate into the component securities upon consummation of the transaction and, as a result, will no longer trade as a separate security.
The mailing address of the Company’s principal executive office is 1510 West Loop South, Houston, Texas 77027.
Landcadia HoldCo
Landcadia HoldCo is a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company. Landcadia HoldCo was formed on June 25, 2020 solely for the purpose of effecting the transaction. Landcadia HoldCo owns no material assets and does not operate any business.
Landcadia HoldCo has the same mailing address as the Company.
LF LLC
LF LLC is a holding company indirectly wholly-owned by Mr. Fertitta and headquartered in Houston, Texas. LF LLC has the same mailing address as the Company.
GNOG
GNOG is a U.S. online real money casino headquartered in Houston, Texas. For additional information about GNOG, please see the sections entitled “Business of GNOG,” “GNOG Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Transaction.”
GNOG has the same mailing address as the Company.
The Transaction Proposal
On June 28, 2020, the Company entered into the Purchase Agreement with Landcadia HoldCo, LF LLC, GNOG HoldCo, and GNOG. Tilman J. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG.

Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, LF LLC will make the GNOG Contribution in exchange for (i) 31,350,625 HoldCo Class B Units, (ii) 31,350,625 shares of New GNOG Class B common stock, which will have High Voting Rights, (iii) Closing Cash Consideration in an amount of $30.0 million and (iv) the repayment of the Credit Agreement Payoff Amount, as well as accrued and unpaid interest. The cash consideration and Credit Agreement payment will be paid with cash available to us from the trust account. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo. Upon consummation of the transaction contemplated by the Purchase Agreement, the Company will change its name to “Golden Nugget Online Gaming, Inc.”
Upon the Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the A&R HoldCo LLC Agreement. The remaining approximately 45.9% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one-for-one basis, for either shares of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC. For additional information about the transaction, please see the section entitled “Proposal No. 1 — The Transaction Proposal.” A copy of the Purchase Agreement is attached to this proxy statement as Annex A.
Ancillary Agreements
Tax Receivable Agreement
Concurrently with Closing, the Company and LF LLC will enter into the Tax Receivable Agreement substantially in the form attached to this proxy statement as Annex K. Subject to certain terms and conditions, the Tax Receivable Agreement will provide for payment by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for New GNOG Class A common stock, as determined on a “with and without” basis, and for an early termination payment by New GNOG to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such TRA liabilities will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, including in the event of a change of control. Based upon certain assumptions, it is estimated that such early termination payment could range from $257.4 million, assuming no redemption of the public shares, to $258.8 million, assuming the maximum redemption of the public shares. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, New GNOG may be required to fund such early termination payments from other sources and there can be no assurances that New GNOG will be able to finance such obligations in a manner that does not adversely affect its working capital or financial condition. Please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Tax Receivable Agreement.”
A&R HoldCo LLC Agreement
At the Closing, the Company, Landcadia HoldCo and LF LLC will enter into the A&R HoldCo LLC Agreement, substantially in the form attached to this proxy statement as Annex F, which will provide, among other things, that beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock. In addition, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. The additional HoldCo Class B Units will be issued at then-current market price of the New GNOG Class A common stock calculated as set forth in the A&R HoldCo LLC Agreement. For additional information on the A&R HoldCo LLC Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — A&R HoldCo LLC Agreement.”
Lock-Up Amendment
At the Closing, certain insiders of the Company, including Tilman J. Fertitta, FEI and JFG Sponsor will enter into the Lock-Up Amendment, substantially in the form attached to this proxy statement as Annex E, which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement. For additional information on the Lock-Up Amendment, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Lock-Up Amendment.”
A&R Registration Rights Agreement
At the Closing, New GNOG, the sponsors, Tilman Fertitta and certain of his affiliates will enter into the A&R Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex J, which will amend and restate the existing registration rights agreement to include shares of New GNOG Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement. For additional information on the A&R Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — A&R Registration Rights Agreement.”
Sponsor Forfeiture and Call-Option Agreement
In connection with the execution of the Purchase Agreement, on June 28, 2020, the Company and JFG Sponsor entered into the Sponsor Forfeiture and Call-Option Agreement, pursuant to which, as of and contingent upon the Closing, JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares. In addition, following and contingent upon the Closing, JFG Sponsor granted to New GNOG an option to repurchase any of the private placement warrants held by JFG Sponsor, to the extent that JFG Sponsor wishes to exercise or sell such warrants, subject to certain terms and conditions set forth in the Sponsor Forfeiture and Call-Option Agreement. For additional information on the Sponsor Forfeiture and Call-Option Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Sponsor Forfeiture and Call-Option Agreement.”
First A&R Intercompany Note
On or after the date of the GNOG Conversion and prior to the Closing, LF LLC and GNOG LLC will enter into the First A&R Intercompany Note, substantially in the form attached to this proxy statement as Annex L, to amend and restate the Original Intercompany Note to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement. For additional information on the First A&R Intercompany Note, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — First A&R Intercompany Note.”
Second A&R Intercompany Note
Concurrently with the Closing, LF LLC and GNOG LLC will enter into the Second A&R Intercompany Note, substantially in the form attached to this proxy statement as Annex M, to provide for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction will occur at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder, provided, that LF LLC and GNOG LLC will not agree to any material deviations to the forms of First A&R Intercompany Note or Second A&R Intercompany Note (as compared to the forms previously reviewed by the Company on or prior to the date of the Purchase Agreement) without prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Second A&R Intercompany Note will continue to provide for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. For additional information on the Second A&R Intercompany Note, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Second A&R Intercompany Note.” The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of the payments described in clause (b) above to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. For additional information on the A&R HoldCo LLC Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — A&R HoldCo LLC Agreement.”
Related Party Post-Closing Operational Agreements
A&R Trademark License Agreement
Concurrently with the Closing, GNOG LLC, Golden Nugget and GNLV will amend and restate the Trademark License Agreement. The A&R Trademark License Agreement, substantially in the form attached to this proxy statement as Annex N, is expected to provide for, among other things, the replacement of the current five-year period renewal option (held by GNOG) with a term of 20 years. Upon the tenth and fifteenth anniversary of the effective date of the A&R Trademark License Agreement, the monthly royalty amount payable to Golden Nugget would be adjusted to equal the greater of (i) 3% of net gaming revenue, as defined in the A&R Trademark License Agreement and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the A&R Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the A&R Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the A&R Trademark License

Agreement will restrict GNOG LLC (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the Trademark License Agreement. For additional information on the A&R Trademark License Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — A&R Trademark License Agreement.”
A&R Online Gaming Operations Agreement
Concurrently with the Closing, GNOG LLC and GNAC will amend and restate the Online Gaming Operations Agreement. The A&R Online Gaming Operations Agreement, substantially in the form attached to this proxy statement as Annex O, will provide for, among other things, (a) minimum performance standards under which GNOG LLC will be required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations). For additional information on the A&R Online Gaming Operations Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — A&R Online Gaming Operations Agreement.”
Services Agreement
Concurrently with the Closing, GNOG LLC and Golden Nugget will terminate their current shared services agreement and enter into the Services Agreement to provide for the performance of certain services from and after the Closing. The Services Agreement will contain substantially similar terms as the current shared services agreement, provided that the Services Agreement will require GNOG LLC to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. For additional information on the Services Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — Services Agreement.”
Lease Agreements
Concurrently with the Closing, GNOG LLC will enter into the Office Leases with GNAC and Golden Nugget, respectively, or their respective affiliates. The Office Leases provide for annual rent payments of $88,120 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the A&R Trademark License Agreement and the A&R Online Gaming Operations Agreement will be credited against GNOG LLC’s rent obligations under the Office Leases. Each Office Lease will have a term of five years. In connection with any renewal of the term of the A&R Online Gaming Operations Agreement, GNOG LLC will have an option to renew each Office Lease for the lesser of (i) five years or (ii) the length of the renewed term of the A&R Online Gaming Operations Agreement. Each Office Lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice. For additional information on the Office Leases, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — Lease Agreements.”
Agreement with Danville Development
On November 18, 2020, GNOG entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino. For additional information on the definitive agreement with Danville Development, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — Agreement with Danville Development.”
Indebtedness
At the Closing, GNOG LLC will continue to be liable for its remaining indebtedness under the Credit Agreement after the payment of the Credit Agreement Payoff Amount at Closing. For additional information, please see the section entitled “Description of GNOG Indebtedness.”
Organizational Structure
Upon the Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the A&R HoldCo LLC Agreement. The remaining approximately 45.9% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one-for-one basis, for either shares of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
The following diagrams, which are subject to change based upon any redemptions of shares held by the Company’s current public stockholders in connection with the transaction, illustrate the ownership structure of (i) the Company and GNOG LLC immediately prior to the Closing and (ii) New GNOG and GNOG LLC immediately following the Closing:
Prior to the Closing

Following the Closing

(1)
Pursuant to the terms of the Purchase Agreement, prior to the Closing, GNOG will effect a reorganization whereby it will, among other things, merge with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.

(2)
The shares of New GNOG Class B common stock carry 10 votes per share, subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of common stock and preferred stock beneficially held by Mr. Fertitta and certain of his affiliates not to exceed 79.9%. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — A&R HoldCo LLC Agreement.”

(3)
The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note.

(4)
The ownership and voting power percentages set forth above assume that (i) no public stockholders elect to have their shares of Company Class A common stock redeemed in connection with the Closing, (ii) none of the parties set forth in the diagrams purchases shares of Company Class A common stock in the open market and (iii) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. The economic interests held by the public stockholders in New GNOG will represent an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG. In addition, the ownership and voting power percentages set forth above do not take into account, among others, (a) the public warrants and private placement warrants that will remain outstanding immediately following the transaction and may be exercised thereafter (commencing 30 days after the Closing) and the issuance of any shares of New GNOG Class A common stock that may be issued upon such exercise, (b) the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock), (c) the issuance of any HoldCo Class B Units (along with a corresponding number of shares of New GNOG Class B common stock) to LF LLC in exchange for payments made pursuant to the Second A&R Intercompany Note, and (d) the issuance of any shares of New GNOG Class A common stock following the Closing under the Incentive Plan. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different.
Redemption Rights
Pursuant to our current charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest not previously released to us to pay our taxes, by (ii) the total number of then-outstanding public shares. As of September 30, 2020, this would have amounted to approximately $10.13 per share.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a)   hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and
(ii)   prior to 5:00 p.m., Eastern time, on December 16, 2020, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Company Class A common stock included in the units sold in our IPO without the prior consent of the Company.
If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of New GNOG. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Pursuant to our current charter, we are required to pay the redemption price to public stockholders who properly exercise their redemption rights as promptly as practical following the Closing. The Closing is subject to the satisfaction of a number of conditions. There can be no assurance when or if such conditions will be satisfied. As a result, there may be a delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Economic Ownership Interests Upon Closing
It is anticipated that, upon completion of the transaction, the economic ownership interests in New GNOG will be as set forth in the table below:
	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Company’s public stockholders(2)	85.5%	85.2%
Tilman J. Fertitta and his affiliates(3)	11.1%	11.3%
JFG Sponsor(4)	3.4%	3.5%

(1)
Assumes that holders of 838,692 public shares exercise their redemption rights in connection with the Closing (based on approximately $320.5 million held in trust (less approximately $0.1 million of income taxes payable) as of September 30, 2020 and a redemption price of $10.13 per share).

(2)
Represents an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG.

(3)
Economic interests relate solely to the shares of New GNOG Class A common stock to be held at Closing. In addition to such shares, Mr. Fertitta and his affiliates will also own all of the issued and outstanding shares of New GNOG Class B common stock at Closing, each of which will have no economic rights, but will carry 10 votes per share, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. For additional information, please see the section entitled “— Voting Power Upon Closing.”

(4)
Reflects the forfeiture of 2,543,750 founder shares by JFG Sponsor immediately prior to the Closing under the Sponsor Forfeiture and Call-Option Agreement.

The ownership percentages set forth above assume that (i) none of the parties set forth in the table above purchases shares of Company Class A common stock in the open market and (ii) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. In addition, the ownership percentages set forth above do not take into account, among others, (a) the fact that Mr. Fertitta and his affiliates are expected to beneficially own an approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s HoldCo Class B Units, which will carry no voting rights, (b) the public warrants and private placement warrants that will remain outstanding immediately following the transaction and may be exercised thereafter (commencing 30 days after the Closing) and the issuance of any shares of New GNOG Class A common stock that may be issued upon such exercise, (c) the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock), (d) the issuance of any HoldCo Class B Units (along with a corresponding number of shares of New GNOG Class B common stock) to LF LLC in exchange for payments made pursuant to the Second A&R Intercompany Note, and (e) the issuance of any shares of New GNOG Class A common stock following the Closing under the Incentive Plan. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different. For example, if taking into account the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of all of its HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock) following the expiration of a lock-up period of 180 days following the Closing pursuant to the A&R HoldCo LLC Agreement and assuming all the other conditions and assumptions described in the above do not change, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will own approximately 46.3% of the economic interests of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 51.9% of the economic interests of New GNOG; and (iii) JFG Sponsor will own approximately 1.9% of the economic interests of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than the sponsors and Mr. Fertitta) will own approximately 45.6% of the economic interests of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 52.5% of the economic interests of New GNOG; and (iii) JFG Sponsor will own approximately 1.9% of the economic interests of New GNOG.
Furthermore, there are currently outstanding an aggregate of 16,425,000 warrants to acquire shares of Company Class A common stock, which comprise 5,883,333 private placement warrants held by our initial stockholders and 10,541,667 public warrants. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing and will entitle the holder thereof to purchase one share of New GNOG Class A common stock at $11.50 per share. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of New GNOG Class A common stock is issued as a result of such exercise, with payment to New GNOG of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 16,425,000 shares, with approximately $188.9 million paid to New GNOG to exercise the warrants.
For additional information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Voting Power Upon Closing
It is anticipated that, upon completion of the transaction, the voting power of New GNOG’s stockholders will be as set forth in the table below:
	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Company’s public stockholders	19.3%	19.3%
Tilman J. Fertitta and his affiliates(2)	79.9%	79.9%
JFG Sponsor(3)	0.8%	0.8%

(1)
Assumes that holders of 838,692 public shares exercise their redemption rights in connection with the Closing (based on approximately $320.5 million held in trust (less approximately $0.1 million of income taxes payable) as of September 30, 2020 and a redemption price of $10.13 per share).

(2)
Represents the voting power of the shares of New GNOG Class B common stock held by Mr. Fertitta and his affiliates after the automatic downward adjustment of the voting power of such shares in accordance with the terms of the proposed charter. Immediately following the Closing, all of New GNOG’s stockholders will hold only shares of New GNOG Class A common stock except LF LLC, which will hold shares of New GNOG Class B common stock. Each share of New GNOG Class B common stock will carry 10 votes per share, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. For additional information about the shares of New GNOG Class B common stock, please see the section entitled “Description of Securities — Common Stock — New GNOG Class B Common Stock.”

(3)
Reflects the forfeiture of 2,543,750 founder shares by JFG Sponsor immediately prior to the Closing under the Sponsor Forfeiture and Call-Option Agreement.

The voting power percentages set forth above assume that (i) none of the parties set forth in the table above purchases shares of Company Class A common stock in the open market and (ii) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. In addition, the voting power percentages set forth above do not take into account, among others, (a) the public warrants and private placement warrants that will remain outstanding immediately following the transaction and may be exercised thereafter (commencing 30 days after the Closing) and the issuance of any shares of New GNOG Class A common stock that may be issued upon such exercise, (b) the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock), (c) the issuance of any HoldCo Class B Units (along with a corresponding number of shares of New GNOG Class B common stock) to LF LLC in exchange for payments made pursuant to the Second A&R Intercompany Note, and (d) the issuance of any shares of New GNOG Class A common stock following the Closing under the Incentive Plan. If the actual facts are different than the assumptions set forth above, the percentages set forth above will be different. For example, if taking into account the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of all of its HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock) following the expiration of a lock-up period of 180 days following the Closing pursuant to the A&R HoldCo LLC Agreement and assuming all the other conditions and assumptions described in the above do not change, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 46.3% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own 51.9% of the voting power of New GNOG; and (iii) JFG Sponsor will hold approximately 1.9% of the voting power of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 45.6% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially hold 52.5% of the voting power of New GNOG; and (iii) JFG Sponsor will hold approximately 1.9% of the voting power of New GNOG.
Sources and Uses for the Transaction
The following tables summarize the sources and uses for funding the transaction (in millions):
No Redemption Scenario
Sources		Uses
Company Cash(1)(4)	$321	Cash Consideration to an affiliate of Mr. Fertitta	$30
GNOG Rollover Equity(2)	314	GNOG Rollover Equity(2)	314
Company Sponsor Equity	54	Company Sponsor Equity	54
GNOG existing cash	4	Cash to GNOG’s balance sheet(3)	88
GNOG term loan(4)	300	Capital distribution to an affiliate of Mr. Fertitta(4)	300
		GNOG Debt Repayment(4)	150
		Debt Repayment Fees and Accrued Interest	24
		Transaction Fees and Other(5)	33
	$993		$993

(1)
Assumes none of the public shares are redeemed in connection with the transaction. Represents cash held in the Company trust account of $320.5 million and cash held outside of the Company trust account of $0.9 million as of September 30, 2020.

(2)
Includes 31,350,625 HoldCo Class B Units and 31,350,625 shares of New GNOG Class B common stock that are redeemable for either 31,350,625 shares of New GNOG Class A common stock or an equal value of cash based on the average of the volume-weighted closing price of the New GNOG Class A common stock for the ten trading days immediately prior to and including the date the redemption notice is provided. The cash redemption is at the option of the Company through a vote of its independent directors. Mr. Fertitta, directly or indirectly, will have 79.9% of the voting power of the New GNOG capital stock and therefore will control the election of the board of directors, including the independent directors at the Closing of the transaction.

(3)
Includes the existing cash on hand of GNOG and the Company of $3.6 million and $0.9 million as of September 30, 2020, respectively.

(4)
On April 28, 2020, GNOG entered into the Credit Agreement comprised of a $300.0 million interest only term loan due October 2023 and secured by the Original Intercompany Note issued by LF LLC due October 2024. The obligations under the Credit Agreement will continue to be an obligation of GNOG, as a subsidiary of New GNOG, following the transaction and is a component of the purchase price. Proceeds received from the term loan were sent to LF LLC in exchange for the Original Intercompany Note and are reflected in the table above as a capital distribution to an affiliate of Mr. Fertitta. At Closing, $150.0 million of the Company’s cash will be used for the GNOG Debt Repayment originally used to finance the distribution to LF LLC. As this instrument functions as a guarantee to the Credit Agreement, simultaneous with the GNOG Debt Repayment, an equal amount of principal outstanding on the Original Intercompany Note will be reduced and not repaid. Future principal payments on the Credit Agreement will result in a dollar for dollar noncash reduction to the principal balance of the Second A&R Intercompany Note that will be executed at Closing and replace the Original Intercompany Note. As such, the entire carrying amount of the A&R Intercompany Notes will be accounted for as a capital distribution reducing additional paid-in capital following the transaction.

(5)
Consists of transaction fees of $20.0 million, which include approximately $11.1 million of deferred underwriting commission, and approximately $12.5 million of other fees including certain debt issuance costs and incentive compensation expenses.

Maximum Redemptions Scenario
Sources		Uses
Company Cash(1)(4)	$313	Cash Consideration to an affiliate Mr. Fertitta	$30
GNOG Rollover Equity(2)	314	GNOG Rollover Equity(2)	314
Company Sponsor Equity	54	Company Sponsor Equity	54
GNOG existing cash	4	Cash to GNOG’s balance sheet(3)	80
GNOG term loan(4)	300	Capital distribution to an affilite of Mr. Fertitta(4)	300
		GNOG Debt Repayment(4)	150
		Debt Repayment Fees and Accrued Interest	24
		Transaction Fees and Other(5)	33
	$985		$985

(1)
Assumes an aggregate of 838,692 public shares are redeemed in connection with the transaction at a price of $10.13 per share (based on $320.5 million held in the trust account and 31,625,000 public shares outstanding as of September 30, 2020). Also includes $0.9 million of cash held outside of the Company trust account as of September 30, 2020.

(2)
Includes 31,350,625 HoldCo Class B Units and 31,350,625 shares of New GNOG Class B common stock that are redeemable for either 31,350,625 shares of New GNOG Class A common stock or an equal value of cash based on the average of the volume-weighted closing price of the New GNOG Class A common stock for the ten trading days immediately prior to and including the date the redemption notice is provided. The cash redemption is at the option of the Company through a vote of its independent directors. Mr. Fertitta, directly or indirectly, will have 79.9% of the voting power of the New GNOG capital stock and therefore will control the election of the board of directors, including the independent directors at the Closing of the transaction.

(3)
Includes the existing cash on hand of GNOG and the Company of $3.6 million and $0.9 million as of September 30, 2020, respectively.

(4)
On April 28, 2020, GNOG entered into the Credit Agreement comprised of a $300.0 million interest only term loan due October 2023 and secured by the Original Intercompany Note issued by LF LLC due October 2024. The obligations under the Credit Agreement will continue to be an obligation of GNOG, as a subsidiary of New GNOG, following the transaction and is a component of the purchase price. Proceeds received from the term loan were sent to LF LLC in exchange for the Original Intercompany Note and are reflected in the table above as a capital distribution to an affiliate of Mr. Fertitta. At Closing, $150.0 million of the Company’s cash will be used for the GNOG Debt Repayment originally used to finance the distribution to LF LLC. As this instrument functions as a guarantee to the Credit Agreement, simultaneous with the GNOG Debt Repayment, an equal amount of principal outstanding on the Original Intercompany Note will be reduced and not repaid. Future principal payments on the Credit Agreement will result in a dollar for dollar noncash reduction to the principal balance of the Second A&R Intercompany Note that will be executed at Closing and replace the Original Intercompany Note. As such, the entire carrying amount of the A&R Intercompany Notes will be accounted for as a capital distribution reducing additional paid-in capital following the transaction.

(5)
Consists of transaction fees of $20.0 million, which include approximately $11.1 million of deferred underwriting commission, and approximately $12.5 million of other fees including certain debt issuance costs and incentive compensation expenses.

Board of Directors of New GNOG Following the Transaction
Assuming that the Closing occurs, the size of our Board will be increased from five to six directors, with each of our directors serving a one-year term as a result of our Board becoming declassified. We expect that each individual currently serving on the Board will continue in office, except for Richard Handler. In addition, we have nominated each of Richard H. Liem and Steven L. Scheinthal to serve as a director of New GNOG commencing upon the Closing. For additional information, please see the section entitled “Proposal No. 5 — The Director Election Proposal.”

Controlled Company Exemption
Upon the completion of the transaction, Mr. Fertitta and his affiliates will be the beneficial owner of all the outstanding shares of New GNOG Class B common stock and as such, will control the voting power of our outstanding capital stock, as a result of which Mr. Fertitta and his affiliates will have the power to elect a majority of our directors. Pursuant to Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company will qualify as a “controlled company.” Therefore, New GNOG will not be required to comply with certain Nasdaq rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
The Proposals
At the special meeting the stockholders of the Company will be asked to vote on:
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A proposal to approve and adopt the Purchase Agreement and to approve the transaction;

•
A proposal to approve, for purposes of complying with applicable Nasdaq rules, (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note, as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described herein, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules;

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A proposal to approve New GNOG’s proposed charter, in the form attached to this proxy statement as Annex C;

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A proposal to elect six directors to serve on New GNOG’s board of directors each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Charter Proposal, are not approved and our Board remains classified, to elect two directors to serve as Class I directors on the Company’s Board, each for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal;

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A proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan;

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The ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

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A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. This proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.
For additional information, please see the sections entitled “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 5 — The Director Election Proposal,” “Proposal No. 6 — The Incentive Plan Proposal,” “Proposal No. 7 — The Auditor Ratification Proposal” and “Proposal No. 8 — The Adjournment Proposal.”
The advisory charter proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis, and are not binding on the Company. Upon the Closing and assuming the approval at the special meeting of the Charter Proposal, our current charter will be amended to reflect various differences between it and the proposed charter, including some that materially affect stockholder rights.
For additional information, please see the section entitled “Proposal No. 4 — The Advisory Charter Proposals.”
Date, Time and Place of Special Meeting
The special meeting will be a virtual meeting conducted exclusively via live webcast starting at 10:30 a.m., Eastern time, on December 18, 2020, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. Stockholders may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/landcadiaholdingsii/sm2020 and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.
Registering for the Special Meeting
Pre-registration at https://www.cstproxy.com/landcadiaholdingsii/sm2020 is recommended but is not required in order to attend.
Any stockholder wishing to attend the virtual meeting should register for the meeting by 9:00 a.m., Eastern time, on December 15, 2020. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:
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If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to https://www.cstproxy.com/landcadiaholdingsii/sm2020, enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

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Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Voting Power; Record Date
Only stockholders of record at the close of business on October 29, 2020, the record date for the special meeting, will be entitled to vote at the special meeting. You are entitled to one vote for each share of common stock that you owned as of the close of business on the record date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 39,531,250 shares of common stock outstanding and entitled to vote, of which 31,625,000 are shares of Company Class A common stock and 7,906,250 are shares of Company Class B common stock beneficially held by Mr. Fertitta and JFG Sponsor.
Accounting Treatment
The transaction will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction will be treated as the equivalent of GNOG LLC issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.
Under ASC 810, Consolidation, Landcadia HoldCo is a variable interest entity (“VIE”) of which New GNOG will be the primary beneficiary based on: (i) its ability, as sole managing member, to direct the activities most significant to Landcadia HoldCo’s economic performance; and (ii) its obligation to absorb losses and right to receive benefits from Landcadia HoldCo that could potentially be significant to the VIE. Upon Closing of the transaction, New GNOG will consolidate the full financial statements of Landcadia HoldCo and its consolidated subsidiaries, which will include a noncontrolling interest deduction for the 45.9% and 46.4% economic interest in Landcadia HoldCo directly owned by LF LLC under the no redemption and maximum redemption scenario, respectively.
Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the transaction.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies.
If a stockholder grants a proxy, it may still vote its shares at the special meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Stockholders — Revoking Your Proxy.”
Interests of Certain Persons in the Transaction
In considering the recommendation of our Board to vote in favor of the transaction, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, those of our other stockholders. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction.”
Transaction Benefits to Mr. Fertitta
Below is a summary of the benefits Mr. Fertitta and his affiliates are expected to receive in connection with the transaction. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction.”
Control	Financial
Mr. Fertitta indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG.	The purchase price to be paid for GNOG reflects (i) that the proceeds from the $300 million GNOG credit facility were sent to LF LLC in April 2020 as a capital distribution and, that at Closing, as a

Control	Financial
component of the purchase price, $150 million of the principal under the GNOG Credit Agreement will be repaid from the Company’s cash and the remaining $150.0 million in principal will remain a liability of GNOG, as a subsidiary of New GNOG, and (ii) the $30 million of Closing Cash Consideration payable to LF LLC at Closing.
It is anticipated that Mr. Fertitta, Richard H. Liem and Steven L. Scheinthal, each of whom is an officer and director of FEI and affiliates of FEI, will be elected as directors of New GNOG.	Following the Closing, and assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interest of New GNOG.
Mr. Fertitta will continue to serve as chief executive officer and chairman of the board of directors of New GNOG after the Closing and will, as a result of the High Voting Rights of the shares of New GNOG Class B common stock held by him and his affiliates, have the ability to nominate and elect the members of the board of directors of New GNOG.	Following the Closing, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s 31,350,625 HoldCo Class B Units, which will carry no voting rights, and Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
Following the Closing and, assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock and 31,350,625 shares of New GNOG Class B common stock, each of which will carry 10 votes per share, subject to certain adjustments and limitations described herein, Mr. Fertitta is expected to beneficially own approximately 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter).	Following the Closing and pursuant to the terms of the A&R HoldCo LLC Agreement, LF LLC, which is indirectly wholly-owned by Mr. Fertitta, will be issued additional HoldCo Class B Units and an equivalent number of shares of New GNOG Class B common stock in consideration of payments made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock.
Mr. Fertitta has agreed not to redeem any of the founder shares held by him in connection with a stockholder vote to approve the transaction.	Following the Closing, GNOG LLC, on the one hand, and affiliates of Mr. Fertitta, on the other hand, will be parties to continuing agreements in connection with GNOG LLC’s operation of the

Control	Financial
online gaming business, including the A&R Trademark License Agreement, the Services Agreement, the A&R Online Gaming Operations Agreement and the Office Leases. Pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC will be required to pay Golden Nugget a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue.
FEI, an affiliate of Mr. Fertitta, paid approximately $13,000 for its 4,090,625 founder shares, each of which will convert, on a one-for-one basis into shares of New GNOG Class A common stock at Closing in accordance with the terms of the current charter, and such founder shares will have a significantly higher value at the time of the transaction, which if unrestricted and freely tradable would be valued at approximately $58.8 million based on the closing price of Company Class A common stock on Nasdaq on September 30, 2020, but, given the restrictions on such shares, we believe such shares have less value.
Affiliates of Mr. Fertitta paid $1.50 for each of their 2,941,667 private placement warrants for an aggregate purchase price of approximately $4.4 million, and each private placement warrant entitles its holder to purchase shares of Company Class A common stock at a price of $11.50 per share.
At the Closing we will enter into a Tax Receivable Agreement, which provides for payments by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. The Tax Receivable Agreement payments will be paid annually and will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024).

Certain Other Interests in the Transaction
In addition to the interests of certain members of our Board and officers, including without limitation, Mr. Fertitta, in the transaction that are different from, or in addition to, the interests of our other stockholders, you should keep in mind that Jefferies has financial interests that are different from, or in addition to, the interests of our other stockholders.
Jefferies was an underwriter in our IPO. Richard Handler, Chief Executive Officer and Director of JFG Sponsor and Chairman of the board of directors, Chief Executive Officer and President of JFG Sponsor’s largest subsidiary, Jefferies Group LLC (“Jefferies Group”), currently serves as Co-Chairman and President of the Company and will be resigning from such positions in connection with the Closing. Upon consummation of the transaction, the underwriters of the IPO are entitled to approximately $11.1 million of deferred underwriting commission. The underwriters of the IPO have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event the Company does not complete an initial business combination within 24 months of the closing of the IPO. Accordingly, if the transaction with GNOG, or any other initial business combination, is not consummated by that time and the Company is therefore required to be liquidated, the underwriters of the IPO, including Jefferies, will not receive any of the deferred underwriting commission and such funds will be returned to the Company’s public stockholders upon its liquidation.
Furthermore, Jefferies is engaged by the Company as exclusive financial and capital markets advisor to the Company. The Company decided to retain Jefferies as its exclusive financial and capital markets advisor based primarily on (i) Jefferies’ extensive knowledge, strong market position and positive reputation in equity capital markets, (ii) Jefferies’ experienced and capable investment banking team and (iii) Jefferies’ long-standing relationship with and affiliation with the Company and the Sponsors. The Company agreed to pay Jefferies an aggregate fee of $2.5 million and $1.25 million in connection with its services as exclusive financial and capital markets advisor, respectively, all of which will become payable, and is contingent, upon the consummation of the transaction. In addition, under the terms of Jefferies’ engagement, the Company agreed to reimburse Jefferies for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
Jefferies therefore has a financial interest in the Company completing the transaction that will result in the payment of the deferred underwriting commission to the underwriters of the IPO, including Jefferies. In considering approval of the transaction, the Company’s stockholders should consider the roles of Jefferies in light of its financial interest in the transaction with GNOG being consummated.
Reasons for the Approval of the Transaction
We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of our management team and our sponsors to identify, acquire and operate one or more businesses in the gaming industry. Our Board considered and evaluated several factors in evaluating and negotiating the transaction and the transaction agreements. For additional information relating to the Board’s evaluation of the transaction and the factors it considered in connection therewith, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Our Board’s Reasons for the Approval of the transaction.”
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transaction may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. On August 4, 2020, the Company and Mr. Fertitta filed their respective HSR Notification and Reports with the FTC and the Antitrust Division. On August 20, 2020, the FTC granted early termination of the 30-day waiting period.
The Closing is also subject to the parties obtaining all licenses, permits or other authorizations from gaming regulatory authorities required to consummate the transactions and operate the businesses of the Acquired GNOG Parties following the Closing as currently conducted without the imposition of any material limitations or conditions. GNOG has applied to the CCC for the issuance of a casino license as an Internet Gaming Affiliate of GNAC and for qualification of the Company as a holding company of casino licensee GNOG. In addition, GNOG sought qualification as a financial source of GNAC in connection with GNOG’s business. On November 25, 2020, regulatory approvals were received in New Jersey for the issuance of a casino license to GNOG as an Internet Gaming Affiliate of GNAC; the Company to act as a holding company of casino licensee GNOG; and, GNOG to qualify as a financial source of GNAC.
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy (which would include presence at the virtual special meeting).
Approval of the Transaction Proposal, the Nasdaq Proposal and the Incentive Plan Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. Approval of the Charter Proposal requires approval at the special meeting by (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. Approval of the Advisory Charter Proposals, each of which is a non-binding vote, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon.
The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
The Closing is conditioned on, among other things, the approval of the condition precedent proposals at the special meeting. The election of six directors to a one-year term as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. Each of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. The Advisory Charter Proposals, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the condition precedent proposals do not receive the requisite vote for approval, we will not consummate the transaction. If we do not consummate the transaction and fail to complete an initial business combination by May 9, 2021, we will be required to dissolve and liquidate our trust account by returning then remaining funds in such account to our public stockholders.
Opinion of the Financial Advisor to the Committee
On June 28, 2020, Houlihan Lokey Capital, Inc., which we refer to as Houlihan Lokey, verbally rendered its opinion to a committee of the Company’s Board consisting solely of independent directors (the “committee”) (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the committee dated June 28, 2020), as to the fairness, from a financial point of view, to the Company of the Closing Cash Consideration, Stock Consideration and amounts payable under the Credit Agreement, consisting of $150,000,000 plus accrued and unpaid interest, prepayment penalties, premiums, costs and fees (together, the “Aggregate Consideration”) to be paid by the Company pursuant to the Purchase Agreement, pursuant to which, among other things, LF LLC will transfer all issued and outstanding membership interests of GNOG HoldCo to Landcadia HoldCo in exchange for the Aggregate Consideration, and GNOG LLC will become an indirect wholly-owned subsidiary of the Company.
Houlihan Lokey’s opinion was directed to the committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be paid by the Company in the transaction pursuant to the Purchase Agreement and did not address any other aspect or implication of the transaction or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached to this proxy statement as Annex H and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the committee, our Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the transaction. See “Proposal No. 1 — The Transaction Proposal — Opinion of the Financial Advisor to the Committee.”
Recommendation to our Stockholders
Our Board believes that each of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals and “FOR” each of the director nominees.
In considering the recommendation of our Board to vote in favor of the transaction, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, those of our other stockholders. Stockholders should take these interests into account in deciding whether to approve the transaction. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction.”
Risk Factors
In evaluating the transaction and the proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 60 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and GNOG to complete the transaction, and (ii) the business, cash flows, financial condition and results of operations of New GNOG following consummation of the transaction.
These risk factors include, but are not limited to, the following:
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Competition within the gaming industry is intense and GNOG’s existing and potential users may be attracted to GNOG’s competitors’ offerings as well as competing forms of entertainment such as television, movies, sporting events, and other online/digital experiences. If GNOG’s offerings do not continue to be popular, GNOG’s business could be harmed.

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The COVID-19 pandemic could adversely impact GNOG’s business, results of operations and financial condition.

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Economic downturns and adverse political and market conditions beyond GNOG’s control could adversely negatively affect its business, financial condition and results of operations.

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Reductions in discretionary consumer spending could have an adverse effect on GNOG’s business, financial condition, results of operations and prospects.

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GNOG may experience fluctuations in its operating results, which make its future results difficult to predict and may cause its operating results to fall below expectations.

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The success, including win or hold rates, of existing or future iGaming and sports betting products depends on a variety of factors and is not entirely in GNOG’s control.

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GNOG relies on information technology and other systems and platforms, and any failures, errors, defects or disruptions in such systems or platforms could diminish its brand and reputation, subject GNOG to liability, disrupt its business, affect its ability to scale its technical infrastructure and adversely affect its operating results and growth prospects. GNOG’s online gaming offerings, software applications and systems, and the third-party platforms upon which they are made available could contain undetected errors.
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Despite GNOG’s security measures, its information technology and infrastructure is vulnerable to attacks by hackers or breaches resulting from employee error, malfeasance or other disruptions. Any such breach could compromise GNOG’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of GNOG’s operations and the services it provides to users, damage to its reputation, and a loss of confidence in its products and services, which could adversely affect its business.

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GNOG relies on third-party providers to validate the identity and location of GNOG’s users, and if such providers fail to accurately confirm user information or GNOG does not maintain business relationships with them, GNOG’s business, financial condition and results of operations could be adversely affected.

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GNOG’s platform contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict GNOG’s ability to provide its offerings.

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GNOG relies on third-party payment processors to process deposits and withdrawals made by customers on GNOG’s platform, and if GNOG cannot manage GNOG’s relationships with such third parties and other payment-related risks, GNOG’s business, financial condition and results of operations could be adversely affected.

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GNOG relies on other third-party service providers and if such third parties do not perform adequately or terminate their relationships with GNOG, its costs may increase and GNOG’s business, financial condition and results of operations could be adversely affected.

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If GNOG fails to detect fraud or theft, including by its users and employees, GNOG’s brand’s reputation may suffer which could negatively impact GNOG’s business, financial condition and results of operations and can subject GNOG to investigations and litigation.

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GNOG relies on strategic relationships with casinos and other gaming operators to offer GNOG’s products in certain jurisdictions. If GNOG cannot establish and manage such relationships with these partners, GNOG’s business, financial condition and results of operations could be adversely affected.

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GNOG relies on licenses to use the intellectual property rights of third parties, which are incorporated into GNOG’s products and services. Failure to renew or expand existing licenses may require GNOG to modify, limit or discontinue certain offerings, which could materially affect its business, financial condition and results of operations.

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GNOG’s growth will depend, in part, on the success of GNOG’s strategic relationships with third parties. Overreliance on certain third parties, or GNOG’s inability to extend existing relationships or agree to new relationships may cause unanticipated costs and impact GNOG’s future financial performance.

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GNOG’s growth inherently depends on GNOG’s ability to attract and retain users, and the loss of GNOG’s users, failure to attract new users in a cost-effective manner, or failure to effectively manage GNOG’s growth could adversely affect GNOG’s business, financial condition, results of operations and business prospects.

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GNOG’s business is subject to a variety of U.S. laws, many of which are unsettled and still developing, and which could subject it to claims or otherwise harm GNOG’s business. Any change in existing regulations or their interpretation, or the regulatory climate applicable to GNOG’s products and services, or changes in tax rules and regulations or interpretation thereof related to its products and services, could adversely impact its ability to operate its business as currently conducted or as it seeks to operate in the future, which could have a material adverse effect on GNOG’s financial condition and results of operations.

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GNOG’s growth prospects and market potential will depend on GNOG’s ability to obtain licenses to operate in a number of jurisdictions and if GNOG fails to obtain such licenses GNOG’s business, financial condition, results of operations and business prospects could be impaired.

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GNOG is subject to risks related to the geographic concentration of its operations.

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GNOG’s business is dependent on agreements with certain of its affiliates, and New GNOG’s failure to comply with the terms of such agreements, or failure to maintain its relationship with Golden Nugget, LLC and its affiliates, may have a material adverse effect on New GNOG’s business, results of operations, cash flows and financial condition.

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The dual class structure of New GNOG’s common stock will have the effect of concentrating voting power with Tilman Fertitta and his affiliates, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

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Our sponsors and certain of their affiliates and certain members of our Board and our officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or are in addition to, the interests of our other stockholders in recommending that stockholders vote in favor of approval of the Transaction Proposal and approval of the other proposals described in this proxy statement.

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Our public stockholders may experience dilution as a consequence of the issuance of shares of New GNOG common stock as consideration in the transaction. Having a minority share position may reduce the influence that our current stockholders have on the management of New GNOG.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE COMPANY
The following table contains summary historical financial data as of and for the nine months ended September 30, 2020 and 2019 and as of and for the years ended December 31, 2019, 2018 and 2017. The statements of operations data for the years ended December 31, 2019, 2018 and 2017, and the balance sheet data as of December 31, 2019, 2018 and 2017, are derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. The statements of operations data for the nine months ended September 30, 2020 and 2019, and the balance sheet data as of September 30, 2020 and 2019, are derived from our unaudited financial statements, which are included elsewhere in this proxy statement. The unaudited financial statements have been prepared in conformity with GAAP and are prepared on the same basis as the annual audited financial statements included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.
	Nine Months ended September 30,		Year ended December 31,
(in thousands, except per share amounts)	2020	2019	2019	2018	2017
Statement of Operations Data:
General and administrative expenses	$844	$239	$487	$—	$—
Net Income	$570	$2,003	$2,500	$—	$—
Loss per share – basic and diluted	$(0.07)	$(0.02)	$(0.02)	$—	$—
Statement of Cash Flows:
Net cash used in operating activities	$(1,668)	$(228)	$(317)	$—	$—
Net cash provided by (used in) investing activities	$(973)	$(316,250)	$(316,250)	$—	$—
Net cash provided by financing activities	$—	$318,160	$318,160	$—	$—
Balance Sheet:
Total cash	$897	$1,682	$1,593	$—	$—
Total assets	321,423	320,724	321,515	—	—
Total liabilities	11,361	11,729	12,023	—	—
Class A common stock subject to possible redemption	305,062	303,995	304,492	—	—
Total stockholders’ equity	5,000	5,000	5,000	—	—

SUMMARY HISTORICAL FINANCIAL INFORMATION OF GNOG
The following table contains summary historical financial data as of and for the nine months ended September 30, 2020 and 2019, and as of and for the years ended December 31, 2019 and 2018. Such data for the years ended December 31, 2019 and 2018 have been derived from the audited financial statements of GNOG, which are included elsewhere in this proxy statement. The statement of operations data for the nine months ended September 30, 2020 and 2019 and the balance sheet data as of September 30, 2020 and 2019, are derived from the unaudited financial statements of GNOG included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information presented below should be read in conjunction with “GNOG Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business of GNOG” and the financial statements and the notes related thereto, included elsewhere in this proxy statement.
	Nine Months ended September 30,		Year ended December 31,
(in thousands)	2020	2019	2019	2018
Statement of Operations Data:
Casino Gaming	$59,890	$34,331	$47,694	$38,827
Other	8,201	5,524	7,727	4,075
Total revenue	$68,091	$39,855	$55,421	$42,902
Net Income	$2,514	$8,477	$11,671	$7,159
Statement of Cash Flows:
Net cash provided by operating activities	$24,434	$18,873	$35,199	$26,362
Net cash used in investing activities	$(11)	$—	$—	$(73)
Net cash used in financing activities	$(14,076)	$(5,758)	$(10,860)	$(14,921)
Balance Sheet Data:
Total cash(1)	$3,612	$904	$846	$42
Total assets	$63,283	$35,609	$47,205	$21,799
Total liabilities(1)	$371,077	$42,110	$55,590	$31,079
Total stockholder’s deficit	$(307,794)	$(6,501)	$(8,385)	$(9,280)

(1)
On April 28, 2020, GNOG borrowed $300.0 million pursuant to the Credit Agreement. Proceeds from the borrowing were loaned to LF LLC in exchange for the Original Intercompany Note.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to (1) the transaction contemplated by the Purchase Agreement and (2) the GNOG debt financing pursuant to the Credit Agreement. The transaction will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction will be treated as the equivalent of GNOG issuing equity for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost. Operations prior to the transaction will be those of GNOG. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2020 gives effect to the transaction as if it had occurred on September 30, 2020. The summary unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2020 and year ended December 31, 2019 gives effect to the transaction as if it had occurred on January 1, 2019.
The summary pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of New GNOG appearing elsewhere in this proxy statement and the accompanying notes to the unaudited pro forma financial statements. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of the Company and GNOG for the applicable periods included in this proxy statement. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what New GNOG’s financial position or results of operations actually would have been had the transaction and the debt financing been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of New GNOG.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the Company’s common stock:
•
Assuming No Redemptions:   This presentation assumes that no public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Company’s trust account.

•
Assuming Maximum Redemptions:   This presentation assumes that stockholders holding 838,692 of the Company’s public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.13 per share) of the funds in the Company’s trust account.

(in thousands, except share and per share amounts)	Assuming No Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Nine Months Ended September 30, 2020
Revenues	$68,091	$68,091
Net income per share – basic	$0.03	$0.03
Net income per share – diluted	$0.03	$0.03
Weighted-average shares outstanding – basic	36,987	36,148
Weighted-average shares outstanding – diluted	71,652	70,813
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2019
Revenues	$55,421	$55,421
Net loss per share – basic	$(0.11)	$(0.11)
Net loss per share – diluted	$(0.11)	$(0.11)
Weighted-average shares outstanding – basic	36,987	36,148
Weighted-average shares outstanding – diluted	68,338	67,499
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of September 30, 2020
Total assets	$175,027	$166,209
Total liabilities	$245,486	$245,235
Noncontrolling interests	$450,508	$450,508
Total stockholders’ deficit	$(520,967)	$(529,534)

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the transaction and the proposals to be voted on at the special meeting. The following risk factors apply to the business and operations of GNOG and its consolidated subsidiaries and will also apply to the business and operations of New GNOG and GNOG LLC following the completion of the transaction. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the transaction, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of New GNOG. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein. For purposes of this section, “GNOG” generally refers to GNOG historically and in the present tense or GNOG LLC on a going-forward basis, following the GNOG Conversion.
Risks Related to GNOG’s Business and Industry
Competition within the gaming industry is intense and GNOG’s existing and potential users may be attracted to GNOG’s competitors’ offerings as well as competing forms of entertainment such as television, movies, sporting events, and other online/digital experiences. If GNOG’s offerings do not continue to be popular, GNOG’s business could be harmed.
GNOG operates in the national gaming industry, itself a subsector of the broader entertainment industry, with GNOG’s business-to-consumer offerings, including iGaming and online sports betting. GNOG users face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and land-based casinos, are more well established and may be perceived by GNOG’s users to offer a superior customer experience. GNOG competes with these other forms of entertainment for the discretionary time and income of GNOG’s existing and potential users. If GNOG is unable to sustain sufficient interest in GNOG’s product offerings in comparison to other forms of entertainment, including new forms of entertainment, GNOG’s business may suffer.
The specific industries in which GNOG operates are characterized by dynamic customer demand and technological advances, and there is intense competition among online gaming and interactive entertainment providers. Several established, well-financed companies producing online gaming and/or interactive entertainment products and services compete with GNOG’s offerings, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies or otherwise develop more commercially successful products or services than GNOG’s, which could negatively impact its business. GNOG’s competitors may also develop products, features, or services that are similar to GNOG’s or that achieve greater market acceptance. Furthermore, new competitors, whether licensed or not, may enter the online gaming industry. There has also been considerable consolidation among competitors in the entertainment and gaming industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand offerings and broaden their geographic scope of operations. If GNOG is not able to maintain or improve its market share, or if its offerings lose popularity, its business could suffer.
The COVID-19 pandemic could adversely impact GNOG’s business, results of operations and financial condition.
The global spread and unprecedented impact of COVID-19 are complex and rapidly evolving. The COVID-19 pandemic has led governments and other authorities around the world to impose or recommend measures intended to control its spread, including travel bans, business and school closures, quarantines,

“stay-at-home” orders and implementation of other social distancing measures. GNOG faces several risks arising from the COVID-19 pandemic, including with respect to macroeconomic impacts and well as the potential direct impact of the virus on GNOG’s employees and operations.
Suspensions, postponements and cancellations of major sports seasons and sporting events during the COVID-19 pandemic have negatively impacted GNOG’s sports betting business. On the other hand, business closures or capacity limitations, stay-at-home orders and other measures imposed in light of the COVID-19 pandemic have resulted in a significant increase in GNOG’s iGaming business, as GNOG’s offering is well suited for the current environment and consumers’ other options for leisure and entertainment are limited. Total iGaming revenues in New Jersey for the nine months ended September 30, 2020 were $654.7 million, representing a 102.7% increase over the same period in 2019. If and when the threat of the COVID-19 pandemic diminishes, or businesses are otherwise able to return to operations at or near pre-pandemic levels, GNOG will face competition for consumers’ discretionary time and income from many more forms of entertainment that were unavailable, or available on a limited basis, during the COVID-19 pandemic. As a result, GNOG’s growth may slow as consumers, including incremental players acquired during the pandemic, have more choices for entertainment. GNOG’s accelerated growth during the first nine months of 2020 may not continue, and its results for such period should not be considered a reliable indicator of its future results of operations.
The COVID-19 pandemic has also caused substantial uncertainty about the strength of the U.S. economy, which may currently be in a recession and has experienced rapid increases in unemployment rates. If the COVID-19 pandemic and economic consequences thereof, including high unemployment rates, persist for a prolonged period of time, the resulting reductions in consumers’ disposable income could have an adverse effect on GNOG’s business. GNOG expects that the longer the pandemic continues, and if repeat, resurgent or cyclical outbreaks of the virus beyond the one being currently experienced occur, the more likely it is that the pandemic may have an adverse effect on GNOG’s business and, consequently, its results of operations and financial condition.
Finally, if a high percentage of GNOG’s employees and/or a subset of its key employees and executives are infected or otherwise adversely impacted by COVID-19, GNOG’s ability to continue to operate effectively may be negatively impacted.
The ultimate severity of the COVID-19 pandemic is unforeseeable and GNOG cannot predict the full impact it may have on GNOG’s business, results of operations and financial condition; however, the effect on GNOG’s results could be material and adverse.
Economic downturns and adverse political and market conditions beyond GNOG’s control could adversely negatively affect its business, financial condition and results of operations.
GNOG’s financial performance is subject to global and U.S. economic conditions and their impact on levels of spending by users. Economic recessions have had, and may continue to have, far reaching adverse consequences across industries, including the global entertainment and gaming industries, which may adversely affect GNOG’s business and financial condition. As a result of the ongoing COVID-19 pandemic, there is substantial uncertainty about the strength of the U.S. economy, which may currently be in a recession and has experienced rapid increases in unemployment rates and uncertainty about the pace of potential recovery. An economic downturn or recession, or slowing or stalled recovery therefrom, may have a material adverse effect on GNOG’s business, financial condition, results of operations or prospects.
In addition, changes in general market, economic and political conditions in domestic and foreign economies or financial markets, including fluctuation in stock markets resulting from, among other things, trends in the economy may reduce users’ disposable income. Any one of these changes could have a material adverse effect on GNOG’s business, financial condition, results of operations or prospects.
Reductions in discretionary consumer spending could have an adverse effect on GNOG’s business, financial condition, results of operations and prospects.
GNOG’s business is particularly sensitive to reductions in discretionary consumer spending. Demand for entertainment and leisure activities, including gaming and online gaming variants, can be affected by changes in the broader economy and consumer tastes, both of which are difficult to predict and unmanageable. Adverse changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce GNOG’s users’ disposable income or result in fewer individuals engaging in entertainment and leisure activities including iGaming and online sports betting. As a result, GNOG cannot ensure that demand for its offerings will remain constant. Adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in financial markets, increased interest rates, foreign exchange volatility, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment, significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, could lead to a further reduction in discretionary spending on leisure activities, such as gaming.
For example, the recent outbreak of COVID-19 has negatively affected economic conditions in the U.S. as well as globally and has caused a reduction in consumer spending. At least initially, business closures or capacity limitations, stay-at-home orders and other measures imposed in light of the COVID-19 pandemic have resulted in a significant increase in GNOG’s business, as GNOG’s offering is well suited for the current environment and consumers’ other options for leisure and entertainment are limited. Nonetheless, in ordinary circumstances outside of the ongoing COVID-19 pandemic, any significant or prolonged decrease in consumer spending on entertainment or leisure activities could adversely affect the demand for GNOG’s offerings, reducing its cash flows and revenues, and thereby materially harming its business, financial condition, results of operations and prospects.
GNOG may experience fluctuations in its operating results, which make its future results difficult to predict and may cause its operating results to fall below expectations.
GNOG’s financial results have fluctuated in the past and it expects its financial results to fluctuate in the future. These fluctuations may be due to a variety of factors, some of which are outside of its control and may not fully reflect the underlying performance of its business.
GNOG’s financial results in any given period may be influenced by numerous factors, many of which it is unable to predict or are outside of its control, including the impact of seasonality, customer betting results, and the other risks and uncertainties set forth herein. Consumer engagement in GNOG’s iGaming and online sports betting services may decline or fluctuate as a result of a number of factors, including the user’s level of satisfaction with GNOG’s platforms, GNOG’s ability to improve and innovate, GNOG’s ability to adapt its platform, outages and disruptions of online services, the services offered by its competitors, its marketing and advertising efforts or declines in consumer activity generally as a result of economic downturns, among others. Any decline or fluctuation in the recurring portion of GNOG’s business may have a negative impact on its business, financial condition, results of operations or prospects.
In GNOG’s iGaming offering, operator losses can at times be limited per stake to a maximum payout, but there is content where the max win exposure is uncapped due to features in the game that can potentially trigger more significant wins. When looking at bets across a period of time, however, these losses can potentially be significant. GNOG’s financial results may also fluctuate based on whether it pays out any jackpots to its iGaming users during the relevant period. As part of GNOG’s iGaming offering, it offers progressive jackpot games. Each time a progressive jackpot game is played, a portion of the amount wagered by the user is contributed to the jackpot for that specific game or group of games. Once a jackpot is won, the progressive jackpot is reset with a predetermined base amount. While GNOG maintains a provision for these progressive jackpots, the cost of the progressive jackpot payout would be a cash outflow for GNOG’s business in the period in which it is won with a potentially significant adverse effect on its financial condition and cash flows. Because winning is underpinned by a random algorithm, GNOG cannot predict with absolute certainty when a progressive jackpot payout will be incurred. In addition, GNOG does not insure against random outcomes or jackpot wins.
GNOG’s Projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations. As a result, its projected revenues, market share, expenses and profitability may differ materially from its expectations.
GNOG operates in a rapidly evolving and highly competitive industry and its Projections (as defined herein) are subject to the risks and assumptions made by management with respect to this industry. Operating results are difficult to forecast because they generally depend on GNOG’s assessment of factors that are inherently beyond its control and impossible to predict with certainty, such as the timing of adoption of future legislation and regulations by different states. Furthermore, if GNOG invests in the development of new products or distribution channels that do not achieve commercial success, whether because of competition or otherwise, it may not recover the often material “up front” costs of developing and marketing those products and distribution channels or recover the opportunity cost of diverting management and financial resources away from other products or distribution channels.
Additionally, as described above under “— Reductions in discretionary consumer spending could have an adverse effect on GNOG’s business, financial condition, results of operations and prospects,” GNOG’s business may be affected by reductions in consumer spending as a result numerous factors which may be difficult to predict. This may result in decreased revenue levels, and GNOG may be unable to adopt timely measures to compensate for any shortcomings in revenue and/or operating profitability. This inability could cause GNOG’s operating results in a given period to be higher or lower than budgeted.
The success, including win or hold rates, of existing or future iGaming and sports betting products depends on a variety of factors and is not entirely in GNOG’s control.
The iGaming and sports betting industries are characterized by an element of chance. Accordingly, GNOG employs theoretical win rates to estimate what a certain type of iGaming or sports bet, on average, will win or lose after a significant number of iterations. Net win is impacted by variations in the hold percentage (the ratio of net win to total amount wagered), or actual outcome, on GNOG’s iGaming and sports betting it offers to its users. GNOG uses the hold percentage as an indicator of an iGaming’s or sports bet’s performance against its expected outcome. Although each iGaming or sports bet generally performs within a defined statistical range of outcomes, actual outcomes may vary in accordance with statistical probability. In addition to the element of chance, win rates (hold percentages) may also (depending on the game involved) be affected by the spread of limits and factors that are beyond GNOG’s control, such as a user’s skill, experience and behavior, the mix of games played, the financial resources of users, the volume of bets placed and the amount of time spent gambling. As a result of the variability in these factors, the actual win rates for GNOG’s iGaming offerings and sports betting wagers may differ materially from theoretical win rates GNOG has estimated and could result in the winnings exceeding its expectations based on statistical law. The variability of win rates (hold rates) also have the potential to negatively impact GNOG’s financial condition, cash flow and overall business operations.
GNOG’s success also depends in part on its ability to anticipate and satisfy user preferences in a timely and effective manner. As GNOG operates in a dynamic industry characterized by rapidly evolving legal standards and regulations, the scope of its potential product offerings is subject to rapid change, and as such its offerings will be subject to dynamic consumer preferences and expectations around said offerings that cannot be predicted with certainty. GNOG needs to continually introduce new offerings and identify future offerings that complement its existing platforms, respond to its users’ needs and improve and enhance its existing platforms to maintain or increase its user engagement and growth of its business.
GNOG relies on information technology and other systems and platforms, and any failures, errors, defects or disruptions in such systems or platforms could diminish its brand and reputation, subject GNOG to liability, disrupt its business, affect its ability to scale its technical infrastructure and adversely affect its operating results and growth prospects. GNOG’s online gaming offerings, software applications and systems, and the third-party platforms upon which they are made available could contain undetected errors.
GNOG’s technology infrastructure is provided by third party providers critical to the performance of its platform and offerings. For example, GNOG’s back-end platform, which is critical to the performance of GNOG’s platform and offering, is provided by NYX Digital Gaming (USA), LLC (“NYX”), a subsidiary of Scientific Games Corporation. GNOG’s agreement with NYX provides for an initial four-year term for each state in which GNOG conducts business, subject to optional one-year renewals thereafter unless either party elects to otherwise terminate. GNOG pays NYX a fee based on a percentage of net gaming revenue, plus certain fixed costs. Further, technology provided by Ezugi NJ LLC (“Ezugi”), an affiliate of Evolution Malta Limited (“Evolution”), is critical to the performance of GNOG’s Live Dealer offering. GNOG’s agreement with Ezugi provides for a term through August 2021, and upon expiration, GNOG has an agreement with Evolution to continue to obtain Live Dealer technology for an additional five years thereafter. Under both the Ezugi and Evolution agreements, GNOG pays a fee based on a percentage of net gaming revenue generated by GNOG’s own offering and, in some instances, generated by third parties utilizing GNOG’s live studio, plus certain fixed costs. These third party providers’ systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be detrimental to GNOG’s business. The third parties on which GNOG relies provide resources for network and data security to protect GNOG’s systems and data. GNOG cannot assure with certainty that the measures it and such third parties take to prevent or reduce the likelihood of cyber-attacks, protect their systems, data and user information, to prevent outages, to prevent data or information loss and fraud, and to prevent or detect security breaches, will provide absolute security. GNOG has experienced, and it may in the future experience, website disruptions, outages and other performance problems resulting from a variety of factors, including internet and application connection issues, infrastructure failure and changes, human or software errors and capacity constraints. Such disruptions have not had a material impact on GNOG to date; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with its computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, each of which could materially adversely affect GNOG’s business, financial condition, results of operations and business prospects.
Some of GNOG’s third party platforms and systems are not fully redundant, and disaster recovery planning may not be sufficient for all eventualities. GNOG’s and its third-party service providers’ disaster recovery do not offer full offsite failover recovery, which could result in GNOG’s operations and offerings being offline for a period of time to sufficiently recover any impacted third-party infrastructure and recover the latest available data, as well as any time required to receive the required regulatory approvals.
GNOG’s live dealer studio connectivity and technical infrastructure is owned and operated by GNOG; however, the data center and key services such as security and access, surveillance, network and connectivity, electricity and cooling are provided by third parties. These third-party providers have experienced issues in the past and any such issues in the future could have a material impact on the ability of GNOG to provide live dealer services to GNOG and its partner customers. Any such material impact could result in a material effect to GNOG’s revenues and partner customer confidence in GNOG’s ability to provide reliable live dealer services. Any such loss of partner customer confidence could result in such partner customers moving to competitor live dealer services and studios.
GNOG relies on facilities, components, and services supplied by third parties, including data center facilities and cloud storage services. If these third parties cease to provide the facilities or services, experience operational interference or disruptions, breach their agreements with GNOG, fail to perform their obligations and meet GNOG’s expectations, or experience a cybersecurity incident, GNOG’s operations could be disrupted or otherwise negatively affected. Any such disruption or negative impact could result in an extensive interruption in GNOG’s operations and damage to GNOG’s reputation and brand, materially and adversely affecting GNOG’s business. GNOG does not carry business interruption insurance sufficient to compensate GNOG for all losses that may result from interruptions in GNOG’s service as a result of systems failures and other events.
Additionally, GNOG’s offerings may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. If a particular offering is unavailable when users attempt to access it, or navigation through GNOG’s platforms is slower than they expect, users may be unable to place their iGaming or sports betting wagers in time and may be less likely to return to GNOG’s platforms as frequently, if at all. Furthermore, programming errors, defects and data corruption could disrupt GNOG’s operations, adversely affect the experience of its users, harm its brand perception, cause its users to stop utilizing GNOG’s platforms, divert its resources and delay market acceptance of its offerings, any of which could result in legal liability to it or harm its business, financial condition, results of operations and business prospects.
If GNOG’s user base and engagement continue to grow, and the amount and types of offerings continue to grow and evolve, it will need to allocate an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy its users’ needs. Such infrastructure expansion may be complex, and unanticipated delays in completing expansion projects may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of its offerings. In addition, there may be issues related to this infrastructure that are not detected during the testing phases of design and implementation, which may only become evident after GNOG has started to fully use the underlying equipment or software, that could further degrade the user experience or increase GNOG’s costs. As such, GNOG could fail to continue to effectively scale and grow its technical infrastructure to accommodate increased demands.
GNOG believes that if its users have a negative experience with its offerings, or if its brand or reputation is negatively affected, users may be less inclined to continue utilizing its products or recommend its platform to other potential users. As such, a failure or significant interruption in its service would harm its brand’s reputation, business prospects and operating results.
Despite GNOG’s security measures, its information technology and infrastructure is vulnerable to attacks by hackers or breaches resulting from employee error, malfeasance or other disruptions. Any such breach could compromise GNOG’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of GNOG’s operations and the services it provides to users, damage to its reputation, and a loss of confidence in its products and services, which could adversely affect its business.
The secure maintenance and transmission of user information is a critical element of GNOG’s operations. GNOG’s information technology and other systems that maintain and transmit user information, or those of its service providers or its business partners have been in the past, and may in the future be, compromised by a malicious third-party penetration of its network security, or impacted by intentional or unintentional actions or inactions by its employees, or employees of its third-party service providers or its business partners. As a result, GNOG’s users’ information may be lost, disclosed, accessed or taken without its guests’ consent.
The regulatory framework for the privacy and data security of GNOG’s user information and employee information is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies, and industry associations, have adopted or are considering adopting laws, rules, regulations and standards regarding the collection, use, disclosure and security of personal information. In the United States, these include rules and regulations promulgated under the authority of the federal and state labor and employment laws, state data breach notification laws, state data security laws and state privacy laws. GNOG’s failure to comply with data security and privacy laws, rules, regulations and standards could result in regulatory scrutiny and increased exposure to the risk of litigation, contractual liability, or the imposition of consent orders or civil and criminal fines, penalties and assessments which could have an adverse effect on GNOG’s results of operations or financial condition. Moreover, allegations of non-compliance with privacy regulations, whether or not true, could be costly, time consuming, distracting to GNOG management, and cause reputational harm.
GNOG relies on encryption and authentication technology licensed from third parties designed to securely transmit confidential and sensitive information, including credit card numbers, in an attempt to reduce the probability of breaches. Advances in computing capabilities, new technological discoveries or other developments may result in whole or partial failure of this technology protecting transaction data or other confidential and sensitive information from being breached or compromised. In addition, websites are often attacked through compromised credentials, including those obtained through phishing and credential stuffing. GNOG’s security measures, and those of its third-party service providers, may not detect or prevent all attempts to breach GNOG’s systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by GNOG’s websites, networks and systems or that GNOG or such third parties otherwise maintain. A security breach of GNOG or its service providers’ payment card systems may subject GNOG to fines or higher transaction fees or limit or terminate GNOG’s access to certain payment methods. GNOG and its third-party service providers may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against GNOG or its third-party service providers.

In addition, security breaches can also occur from non-technical issues, including intentional or inadvertent breaches by GNOG’s employees or third parties. The risks of these security breaches may increase over time as GNOG scales the business and the complexity and number of technical systems and applications GNOG uses increases. Breaches of GNOG’s security measures or those of GNOG’s third-party service providers could result in unauthorized access to GNOG’s sites, networks and systems; unauthorized access to and misappropriation of user information, including users’ personally identifiable information, or other confidential or proprietary information of GNOG or third parties; viruses, worms, spyware or other malware being served from GNOG’s sites, networks or systems; deletion or modification of content or the display of unauthorized content on GNOG’s sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; litigation, regulatory action and other potential liabilities.
In the past, GNOG and its third-party service providers have experienced social engineering, phishing, malware, threatened denial-of-service and similar attacks, none of which to date has been material to GNOG’s business; however, such attacks could in the future have a material adverse effect on GNOG’s operations and third-party service providers. If a future breach of security should occur and be material, GNOG’s brand’s reputation could be damaged, GNOG’s business may suffer, GNOG could be required to expend significant capital and other resources to alleviate problems caused by said breaches, and GNOG could be exposed to a risk of loss, litigation or regulatory action and possible liability. GNOG cannot guarantee that GNOG’s or its third-party service providers’ protocols and backup systems will be sufficient to prevent data loss. Actual or anticipated attacks may cause GNOG to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.
A party who manages to illicitly obtain a user’s account information could access the user’s transaction data or personal information, resulting in the perception that GNOG’s systems are insecure. Any compromise or breach of GNOG’s security measures, or those of GNOG’s third-party service providers, could violate applicable privacy, data protection, data security, network and information systems security and other laws and cause significant legal and financial exposure, adverse publicity and a loss of confidence in GNOG’s security measures, which could have a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects. GNOG may need in the future to address problems caused by breaches, including notifying affected users and responding to any resulting litigation, which in turn, diverts resources from the growth and expansion of GNOG’s business.
GNOG relies on third-party providers to validate the identity and location of GNOG’s users, and if such providers fail to accurately confirm user information or GNOG does not maintain business relationships with them, GNOG’s business, financial condition and results of operations could be adversely affected.
GNOG cannot guarantee that the third-party geolocation and identity verification systems that GNOG relies on will perform effectively. GNOG relies on these geolocation and identity verification systems to ensure GNOG follows certain laws and regulations, and any service disruption to those systems would prohibit GNOG from operating its platform and would adversely affect GNOG’s business. Additionally, incorrect or misleading geolocation and identity verification data with respect to current or potential users received from third-party service providers may result in GNOG inadvertently allowing access to its offerings to individuals who are not permitted to access them, or otherwise inadvertently deny access to individuals who are permitted access them, in each case based on inaccurate identity or geographic location determination. GNOG’s third-party geolocation services provider relies on its ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. Changes, disruptions or temporary or permanent failure to access such sources by GNOG’s third-party service providers may result in their inability to accurately determine the location of GNOG’s users. Moreover, failure to maintain GNOG’s existing contracts with third-party service providers, or to replace them with equivalent third parties, may result in GNOG’s inability to access geolocation and identity verification data necessary for GNOG’s operations. If any of these risks materializes, GNOG may be subject to disciplinary action, fines, lawsuits, and GNOG’s business, financial condition and results of operations could be adversely affected.

GNOG’s platform contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict GNOG’s ability to provide its offerings.
GNOG’s internal and third-party platforms contain software modules licensed to it by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise GNOG’s platform.
Some open source licenses contain requirements that GNOG and its third-party providers make available source code for modifications or derivative works GNOG and its third-party providers create, or that GNOG or its third-party providers grant other licenses to their proprietary software, based upon the type of open source software GNOG and its third-party providers use. If GNOG comingles any in-house software with open source software in a certain manner, GNOG and its third-party providers could, under certain open source licenses, be required to release their proprietary source code to the public. This would enable GNOG’s competitors to create similar offerings at a lower economic cost and ultimately could result in a loss of GNOG’s competitive advantages. Alternatively, to avoid the public release of the affected portions of GNOG’s source code, GNOG could be required to expend substantial time and resources to re-engineer some or all of GNOG’s software.
Although GNOG monitors its use of open source software to avoid subjecting GNOG’s platform to conditions it does not intend, the terms of many open source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on GNOG’s ability to provide or distribute GNOG’s platform. In the past there have been claims challenging the ownership of open source software against companies that incorporate open source software into their solutions. As such, GNOG could be subject to lawsuits by parties claiming infringement of intellectual property rights in what GNOG believes to be open source software. Moreover, GNOG cannot assure that GNOG’s processes for controlling the use of open source software in GNOG’s platform will be effective. If GNOG is determined to have breached or failed to fully comply with all the terms and conditions of an open source software license, GNOG could face infringement or other liability, or be required to seek costly licenses from third parties to continue providing its offerings on terms that are not economically feasible, to re-engineer GNOG’s platform, to discontinue or delay the provision of its offerings if re-engineering could not be accomplished on a timely basis or to make generally available, proprietary source code, any of which could adversely affect its business, financial condition and results of operations.
GNOG relies on third-party payment processors to process deposits and withdrawals made by customers on GNOG’s platform, and if GNOG cannot manage GNOG’s relationships with such third parties and other payment-related risks, GNOG’s business, financial condition and results of operations could be adversely affected.
GNOG relies on a limited number of third-party payment processors to process deposits and withdrawals made by customers on GNOG’s platform. If any of GNOG’s third-party payment processors terminates its relationship with it or refuses to renew its agreement with it on economically reasonable terms, GNOG would be forced to find an alternative payment processor, and may not be able to secure favorable terms or replace such payment processor in a timely manner. Further, the software and services provided by GNOG’s third-party payment processors may not meet GNOG’s expectations, contain errors or other defects, be compromised or experience outages. Any of these risks could cause GNOG to lose its ability to accept online payments or other payment transactions or make timely payments to users on GNOG’s platform, any of which could make GNOG’s platform less well perceived by the market and adversely affect its ability to attract and retain its users.
Nearly all of GNOG’s payments are made by credit card, debit card or through other third-party payment services, which subjects GNOG to certain regulations, contractual obligations and to the risk of fraud. GNOG may in the future offer new payment options to users that may be subject to additional regulations and risks. GNOG is also subject to a number of other laws, regulations and contractual obligations relating to the payments GNOG accept from GNOG’s users, including with respect to money laundering, money transfers, privacy and information security. If GNOG fails to comply with applicable rules and regulations, GNOG may be subject to civil or criminal penalties, fines and/or higher transaction fees and may lose its ability to accept online payments or other payment card transactions, which could make its platform less well perceived by its users. If any of these events were to occur, GNOG’s business, financial condition and results of operations could be adversely affected.
For example, if GNOG is deemed to be a money transmitter as defined by applicable regulation, GNOG could be subject to certain laws, rules and regulations enforced by multiple authorities and governing bodies in the United States and numerous state and local agencies who may define money transmitter differently. Certain states may have a more expansive view of who qualifies as a money transmitter. If GNOG is found to be a money transmitter under any applicable regulation and GNOG is not in compliance with such regulations, GNOG may be subject to fines or other penalties in one or more jurisdictions levied by federal or state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. Penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of material assets or other enforcement actions. GNOG could also be required to make changes to GNOG’s business practices or compliance programs as a result of regulatory scrutiny.
Additionally, GNOG’s payment processors require GNOG to comply with payment card network operating rules, which are set and interpreted by payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might prohibit GNOG from providing certain offerings to particular users, be costly to implement or difficult to follow. GNOG has agreed to reimburse its payment processors for fines they are assessed by payment card networks if GNOG or the users on GNOG’s platform violate these rules. Any of the foregoing risks could adversely affect GNOG’s business, financial condition and results of operations.
GNOG relies on other third-party service providers and if such third parties do not perform adequately or terminate their relationships with GNOG, its costs may increase and GNOG’s business, financial condition and results of operations could be adversely affected.
GNOG relies heavily on GNOG’s relationships with third-party information technology service providers. For example, GNOG relies on third parties for online connectivity, infrastructure hosting, technical infrastructure, network management, content delivery, load balancing and protection against hacking and distributed denial-of-service attacks. If those providers do not perform adequately, GNOG’s users may experience errors or disruptions in operations and services. Furthermore, if any of GNOG’s partners terminates its relationship with GNOG or refuses to renew its agreement with GNOG on commercially reasonable terms, GNOG could be forced to find an alternative provider and may not be able to secure similar terms in a timely manner. GNOG also relies on other software and services supplied by third parties, such as communications and internal software, and GNOG’s business may be adversely affected to the extent such software and services do not meet GNOG’s expectations, contain errors or vulnerabilities, are compromised or experience outages. Any of these risks could increase GNOG’s costs and adversely affect GNOG’s business, financial condition and results of operations. Further, any negative publicity related to any of GNOG’s third-party partners, including any publicity related to regulatory concerns, could adversely affect GNOG’s brand’s reputation and could potentially lead to increased regulatory or litigation exposure.
GNOG incorporates technology from third parties into GNOG’s platform. GNOG cannot be certain that GNOG’s licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which GNOG may operate. Some of GNOG’s license agreements may be terminated by GNOG’s licensors at their determination. If GNOG is unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against GNOG’s suppliers and licensors or against it, or if GNOG is unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, GNOG’s ability to develop GNOG’s platform containing that technology could be severely limited and GNOG’s business could be harmed.
Additionally, if GNOG is unable to obtain necessary technology from third parties, GNOG may be forced to acquire or develop or own services which could be economically costly and negatively impact GNOG’s operations. If alternative technology cannot be obtained or developed, GNOG may not be able to offer certain functionality as part of GNOG’s offerings, which could adversely affect GNOG’s business, financial condition and results of operations.
If GNOG fails to detect fraud or theft, including by its users and employees, GNOG’s brand’s reputation may suffer which could negatively impact GNOG’s business, financial condition and results of operations and can subject GNOG to investigations and litigation.
GNOG has in the past incurred, and may in the future incur, losses from various types of financial fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user and attempted payments by users with insufficient funds. Bad actors use increasingly sophisticated methods to engage in illegal activities involving sensitive financial information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, GNOG may be liable for use of funds on GNOG’s platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction.
Acts of fraud may involve various tactics, including collusion. Successful exploitation of GNOG’s systems could have negative effects on GNOG’s product offerings, services and user experience and could harm GNOG’s brand’s reputation. Failure to uncover such bad actors could result in harm to GNOG’s operations. In addition, negative publicity related to breaches of this nature could have an adverse effect on GNOG’s brand’s reputation, potentially causing a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects. In the event of the occurrence of any such issues with GNOG’s existing platform or product offerings, substantial engineering and marketing resources and management attention, may be diverted from other projects to correct these issues, which may delay other projects and the achievement of GNOG’s strategic objectives.
Despite measures GNOG has taken to detect and reduce the occurrence of fraudulent or other malicious activity on GNOG’s platform, GNOG cannot say with certainty that any of GNOG’s measures will be effective. GNOG’s failure to adequately detect or prevent fraudulent transactions could harm GNOG’s brand’s reputation, result in litigation or regulatory action and lead to expenses that could adversely affect GNOG’s business, financial condition and results of operations.
GNOG’s business is dependent on internet and other technology-based serviced providers, if these parties experience business interruptions, GNOG’s ability to conduct business may be impaired and GNOG’s financial conditions and results of operations could be adversely affected.
A substantial portion of GNOG’s network infrastructure is provided by third parties, including internet service providers and other technology-based service providers. GNOG requires technology-based service providers to maintain adequate cyber security systems and processes. However, if these service providers experience service interruptions, including those due to cyber-attacks, or those due to an event causing an unusually high volume of Internet use (such as a pandemic or public health emergency), communications over the Internet may be interrupted and impair GNOG’s ability to conduct its business. Internet service providers and other technology-based service providers may in the future roll out upgraded or new mobile or other telecommunications services, such as 5G or 6G services, which may impact the ability of GNOG’s users to access its platform or offerings in a timely fashion or at all. Any difficulties these providers face, including the potential of certain network traffic receiving priority over other traffic (i.e., lack of net neutrality), may adversely affect GNOG’s business, and it exercises little influence over these providers, which increases its vulnerability to problems with their services. Furthermore, GNOG’s ability to process digital transactions depends on bank processing and credit card systems. To prepare for system malfunctions, GNOG continuously seeks to improve its facilities and the capabilities of its system infrastructure and support. Nevertheless, there can be no guarantee that the internet infrastructure or GNOG’s own network systems will be able to meet the demand placed on them by the continued growth of the internet, the overall online gaming industry and its users. Any system failure as a result of reliance on these third parties, such as network, software or hardware failure, including as a result of cyber-attacks, which causes a loss of GNOG’s users’ property or personal information or a delay or interruption in its online services and products could result in a loss of anticipated revenue, interruptions to its platform and offerings, cause us to incur significant legal, remediation and notification costs, degrade the customer experience and cause users to lose confidence in its offerings, any of which could have a material adverse effect on its business, financial condition, results of operations and business prospects.
GNOG relies on strategic relationships with casinos and other gaming operators to offer GNOG’s products in certain jurisdictions. If GNOG cannot establish and manage such relationships with these partners, GNOG’s business, financial condition and results of operations could be adversely affected.
Under some states’ gaming laws, online betting is limited to a finite number of retail operators, who own a “skin” or “skins” under that state’s law. A “skin” is a legally-authorized license from a state to offer online betting services provided by a casino. The “skin” provides a market access opportunity for mobile operators to operate in the jurisdiction subject to the appropriate licensure and other required approvals from the appropriate regulatory body. The entities that control those “skins,” and the numbers of “skins” available, are typically determined by state betting laws. In order to offer iGaming and online sports betting in Michigan, GNOG currently intends to rely on a tribal casino in order to get access through a “skin.” GNOG has also recently executed similar agreements in Illinois and West Virginia. A “skin” is what allows GNOG to gain access to a jurisdiction where online operators are required to have a retail relationship. If GNOG cannot establish, renew or manage GNOG’s relationships, as it pertains to Michigan, Illinois and West Virginia or any other states GNOG enters in the future, GNOG’s relationships could be terminated, and GNOG would not be allowed to operate in those jurisdictions until GNOG enters into new relationships, which could be at significantly higher cost. As a result, GNOG’s business, financial condition and results of operations could be adversely affected.
GNOG relies on licenses to use the intellectual property rights of third parties, which are incorporated into GNOG’s products and services. Failure to renew or expand existing licenses may require GNOG to modify, limit or discontinue certain offerings, which could materially affect its business, financial condition and results of operations.
GNOG relies on products, technologies and intellectual property that GNOG licenses from third parties, for use in GNOG’s business-to-business and business-to-consumers offerings. Substantially all of GNOG’s offerings and services use intellectual property licensed from third parties. The future success of GNOG’s business may depend, in part, on GNOG’s ability to obtain, retain and expand licenses for popular technologies and games in a competitive market. GNOG cannot assure that these third-party licenses, or support for such licensed products and technologies, will continue to be available to GNOG on commercially reasonable terms, if at all. In the event that GNOG cannot renew and expand existing licenses, GNOG may be required to discontinue or limit GNOG’s use of the products that include or incorporate the licensed intellectual property.
Some of GNOG’s license agreements contain minimum guaranteed royalty payments to the third-party licensor. If GNOG is unable to generate sufficient revenue to offset the minimum guaranteed royalty payments, it could have a material adverse effect on GNOG’s results of operations, cash flows and financial condition. GNOG’s license agreements generally allow for assignment by GNOG in the event of a strategic transaction but some contain limited termination rights in the event of an attempted assignment by GNOG. Certain of GNOG’s license agreements grant the licensor rights to audit GNOG’s use of the licensor’s intellectual property. Disputes with licensors over license agreements could result in the payment of additional royalties or penalties by GNOG, cancellation or non-renewal of the underlying license or litigation.
The regulatory review process and licensing requirements also may preclude GNOG from using technologies owned or developed by third parties if those parties are unwilling to subject themselves to regulatory review or do not meet regulatory requirements. Some gaming authorities require gaming manufacturers to obtain approval before engaging in certain transactions, such as acquisitions, mergers, reorganizations, financings, stock offerings and share repurchases. Obtaining such approvals can be costly and time consuming, and GNOG cannot assure that such approvals will be granted or that the approval process will not result in delays or disruptions to GNOG’s strategic objectives.
GNOG’s growth will depend, in part, on the success of GNOG’s strategic relationships with third parties. Overreliance on certain third parties, or GNOG’s inability to extend existing relationships or agree to new relationships may cause unanticipated costs and impact GNOG’s future financial performance.
GNOG relies on relationships with advertisers, casinos and other third parties in order to attract users to GNOG’s platform. These relationships along with providers of online services, search engines, social media, directories and other websites and ecommerce businesses direct consumers to GNOG’s platform. In addition, many of the parties with whom GNOG has advertising arrangements provide advertising services to other companies, including other gaming platforms with whom GNOG competes. While GNOG believes there are other third parties that could drive users to GNOG’s platform, adding or transitioning to them may disrupt GNOG’s business and increase GNOG’s costs. In the event that any of GNOG’s existing relationships or GNOG’s future relationships fails to provide services to GNOG in accordance with the terms of GNOG’s arrangement, or at all, and GNOG is not able to find suitable alternatives, this could impact GNOG’s ability to attract consumers in a cost-effective manner and thus harm GNOG’s business, financial condition, results of operations and business prospects.
GNOG’s growth prospects may suffer if GNOG is unable to develop successful offerings or if GNOG fails to pursue additional offerings. In addition, if GNOG fails to make the right investment decisions in GNOG’s offerings and technology platform, GNOG may not attract and retain key users and GNOG’s revenue and results of operations may decline.
The industries in which GNOG operates are subject to frequent changes in standards, technologies, products and service offerings, as well as in customer demands, preferences and regulations. GNOG must continuously make decisions regarding which offerings and technology to invest in to meet customer demand in compliance with evolving industry standards and regulatory requirements and must continually introduce and successfully market new and innovative technologies, offerings and enhancements to remain competitive and effectively stimulate customer demand, acceptance and engagement. GNOG’s ability to engage, retain, and increase its user base and to increase its revenue depends heavily on its ability to successfully implement new offerings, both independently and jointly with third parties. GNOG may introduce significant changes to its existing platforms and offerings or develop and introduce new and unproven products, with which GNOG has little or no prior development or operating experience. The process of developing new offerings and systems is inherently complex and uncertain, and new offerings may not be well received by users, even if well reviewed and of high quality. If GNOG is unable to develop technology and products that address users’ needs or enhance and improve GNOG’s existing platforms and offerings in a timely manner, that could have a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects.
Although GNOG intends to continue investing in innovative content and systems, if new or enhanced offerings fail to engage GNOG’s users or partners, GNOG may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify GNOG’s investments, any of which may seriously harm GNOG’s business. In addition, management may not properly ascertain or assess the risks of new initiatives, and subsequent events may alter the risks that GNOG evaluated at the time it decided to execute any new initiative. Developing new offerings may also divert GNOG’s management’s attention from other business issues and opportunities. Even if GNOG’s new offerings attain market acceptance, those new offerings could cannibalize the market share of GNOG’s existing product offerings or share of GNOG’s users’ wallets in a manner that could negatively impact their economics. Furthermore, such expansion of GNOG’s business may increase the complexity of GNOG’s business and place a significant strain on GNOG’s management, operations, technical systems and financial resources and GNOG may not recover the often-substantial up-front costs of developing and marketing new offerings or recover the opportunity cost of diverting management and financial resources away from other offerings. In the event of continued growth of GNOG’s operations, products or in the number of third-party relationships, GNOG may not have adequate resources, operationally, technologically or otherwise to support such growth and the quality of its existing platforms, offerings or relationships with third parties. Conversely, failure to effectively identify, pursue and execute new offerings, or to efficiently adapt GNOG’s processes and infrastructure to meet the needs of GNOG’s innovations, may adversely affect GNOG’s business, financial condition, results of operations and business prospects.
Any new offerings may also require GNOG’s users to learn new skills to use GNOG’s platform. This could create friction in the adoption of new offerings and new user additions related to any new offerings. To date, new offerings and enhancements on GNOG’s existing platforms have not hindered GNOG’s user growth or engagement. To the extent that future users are less willing to invest the time to learn to use GNOG’s products, and if GNOG is unable to make GNOG’s products easier to learn to use, GNOG’s user growth or engagement could be affected, and GNOG’s business could be harmed. GNOG may develop new products that increase user engagement and costs without increasing revenue.
Additionally, GNOG may make poor or unprofitable decisions regarding these investments. If new or existing competitors offer more attractive offerings, GNOG may lose users or users may decrease their spending on GNOG’s platforms. New customer preferences, superior competitive offerings, new industry standards or changes in the regulatory environment could render GNOG’s existing offerings unattractive, unmarketable or obsolete and require us to make substantial unanticipated changes to GNOG’s platforms or business model. GNOG’s failure to adapt to a rapidly changing market or evolving customer demands could harm GNOG’s business, financial condition, results of operations and business prospects.
GNOG’s growth inherently depends on GNOG’s ability to attract and retain users, and the loss of GNOG’s users, failure to attract new users in a cost-effective manner, or failure to effectively manage GNOG’s growth could adversely affect GNOG’s business, financial condition, results of operations and business prospects.
GNOG’s ability to achieve growth in revenue in the future will depend, in large part, upon GNOG’s ability to attract new users to its offerings, retain existing users of its offerings and reactivate users in a cost-effective manner. Achieving growth in GNOG’s database of users may require GNOG to engage in increasingly costly sales and marketing efforts, which may impact GNOG’s return on investment. GNOG has used and expects to continue to use a variety of free and paid marketing channels, in combination with compelling offers and exciting games to achieve GNOG’s objectives. For paid marketing, GNOG intends to leverage a broad array of advertising channels. If the search engines on which GNOG relies modify their algorithms, change their terms around gaming, or if the prices at which GNOG may purchase listings increase, then GNOG’s costs could increase, and fewer users may visit GNOG’s website. If links to GNOG’s website are not displayed prominently in online search results, if fewer users visit GNOG’s website, if GNOG’s other digital marketing campaigns are not effective, of it the costs of attracting users using any of GNOG’s current methods significantly increase, then GNOG’s ability to efficiently attract new users could be reduced, GNOG’s revenue could decline and GNOG’s business, financial condition and results of operations could be harmed.
In addition, GNOG’s ability to increase the number of users of GNOG’s offerings will depend on continued user adoption of iGaming and online sports betting. Growth in the iGaming and online sports betting industries and the level of demand for and market acceptance of GNOG’s product offerings will be subject to a high degree of uncertainty. GNOG cannot assure that consumer adoption of GNOG’s product offerings will continue or exceed current growth rates, or that the industry will achieve more widespread acceptance.
Additionally, as technological or regulatory standards change and GNOG modifies its platform to comply with those standards, GNOG may need users to take certain actions to continue accessing GNOG’s offerings, such as performing age verification checks or accepting new terms and conditions. Users may stop using GNOG’s product offerings if the quality of the user experience on its platform, including age checks, terms and conditions acceptance, and support capabilities in the event of a problem, does not meet their expectations or keep pace with the quality of the customer experience generally offered by competitive offerings.
GNOG may require additional capital to support its growth initiatives, and such capital may not be available on economically favorable terms, if at all. This could hamper GNOG’s growth and adversely affect GNOG’s business.
GNOG intends to make significant investments to support its growth and may require additional capital to address business challenges, including the need to expand to new markets, develop new offerings and features or enhance its existing platforms, improve its operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, GNOG may need to engage in equity or debt financings to secure additional funds. GNOG’s ability to obtain additional capital when required will depend on GNOG’s business plans, investor demand, GNOG’s operating performance, capital markets conditions and other variables, some of which are uncertain. If GNOG raises additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of GNOG’s currently issued and outstanding equity or debt, and GNOG’s existing stockholders may experience dilution. If GNOG is unable to obtain additional capital when required, or on satisfactory terms, GNOG’s ability to continue to support GNOG’s business growth or to respond to business opportunities, challenges or unforeseen circumstances could be adversely affected, and GNOG’s business may be harmed.
GNOG may be subject to litigation which, if adversely determined, could cause it to incur substantial losses. An adverse outcome in one or more of such proceedings could adversely affect GNOG’s business.
From time to time during the normal course of operating its business, GNOG may be subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under GNOG’s insurance policies, or its insurance carriers may seek to deny coverage. As a result, GNOG might also be required to incur significant legal fees, which may have a material adverse effect on its financial position. In addition, because GNOG cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, it will be subject to adverse judgments or settlements that could significantly reduce its earnings or result in losses.
In, addition, any litigation to which GNOG is a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, the posting of bonds requiring significant collateral, letters of credit or similar instruments, or GNOG may decide to settle lawsuits on similarly unfavorable terms. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing GNOG from offering certain products or requiring a change in GNOG’s business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against GNOG could result in unexpected disciplinary actions, expenses and liabilities, which could have a material adverse effect on GNOG’s business, financial condition, results of operations and prospects.
GNOG’s business is subject to a variety of U.S. laws, many of which are unsettled and still developing, and which could subject it to claims or otherwise harm GNOG’s business. Any change in existing regulations or their interpretation, or the regulatory climate applicable to GNOG’s products and services, or changes in tax rules and regulations or interpretation thereof related to its products and services, could adversely impact its ability to operate its business as currently conducted or as it seeks to operate in the future, which could have a material adverse effect on GNOG’s financial condition and results of operations.
GNOG is generally subject to laws and regulations relating to iGaming and online sports betting in the jurisdictions in which GNOG conducts its business, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary by jurisdiction and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on GNOG’s operations and financial results. Some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on GNOG’s results of operations. For example, in 2018, the U.S. Department of Justice (the “DOJ”) reversed its previously-issued opinion published in 2011, which stated that interstate transmissions of wire communications that do not relate to a “sporting event or contest” fall outside the purview of the Wire Act of 1961 (“Wire Act”). The DOJ’s updated opinion concluded instead that the Wire Act was not uniformly limited to gaming relating to sporting events or contests and that certain of its provisions apply to non-sports-related wagering activity. In June 2019, a federal district court in New Hampshire ruled that the DOJ’s new interpretation of the Wire Act was erroneous and vacated the DOJ’s new opinion. The DOJ has appealed the decision of the district court to the U.S. Court of Appeals for the First Circuit. An adverse ruling in the Court of Appeals or other disposition of the case may impact our ability to engage in online internet gaming in the future.
Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on GNOG’s operations and financial results. Governmental authorities could view GNOG as having violated local laws, despite GNOG’s efforts to obtain all applicable licenses or approvals. There is also risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against GNOG, Internet service providers, credit card and other payment processors iGaming and online sports betting industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon GNOG or its licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on GNOG’s business, financial condition, results of operations and prospects, as well as impact GNOG’s reputation.
There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to GNOG’s business to prohibit, legislate or regulate various aspects of the iGaming and online sports betting industries (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on GNOG’s business, financial condition and results of operations, either as a result of GNOG’s determination that a jurisdiction should be blocked, or because a local license or approval may be costly for GNOG or its business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.
GNOG’s growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many states as GNOG expects, or may occur at a slower pace than GNOG anticipates. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than GNOG anticipates, which could adversely affect GNOG’s future results of operations and make it more difficult to meet GNOG’s expectations for financial performance.
Several states have legalized or are currently evaluating the legalization of real money gaming, and GNOG’s business, financial condition, results of operations and business prospects are significantly dependent upon the status of legalization in these states. GNOG’s business plan is partially based upon the legalization of real money gaming in additional states and the legalization may not occur as GNOG has anticipated. Additionally, if a large number of additional states or the federal government enact real money gaming legislation and GNOG is unable to obtain, or is otherwise delayed in obtaining, the necessary licenses to operate iGaming websites or online sports betting in U.S. jurisdictions where such games are legalized, GNOG’s future growth in iGaming and online sports betting could be materially impaired.
As GNOG enters new jurisdictions, states or the federal government may legalize real money gaming in a manner that is unfavorable to it. As a result, GNOG may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new opportunity. For example, certain states require GNOG to have a relationship with a land-based, licensed casino for iGaming and online sports betting access, which tends to increase GNOG’s costs. States that have established state-run monopolies may limit opportunities for private sector participants like GNOG. States also impose substantial tax rates on online sports betting and iGaming revenue, in addition to a federal excise tax of 25 basis points on the amount of each sports wager. Tax rates, whether federal- or state-based, that are higher than GNOG expects will make it more costly and less desirable for it to launch in a given jurisdiction, while tax increases in any of GNOG’s existing jurisdictions may adversely impact GNOG’s profitability.
Therefore, even in cases in which a jurisdiction purports to license and regulate iGaming or online sports betting, the licensing and regulatory regimes can vary considerably in terms of their business-friendliness and at times may be intended to provide incumbent operators with advantages over new licensees. Therefore, some “liberalized” regulatory regimes are considerably more economically viable than others.

Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact GNOG’s ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions, or could cause financial institutions, online and mobile platforms, and distributors to stop providing services to GNOG, which GNOG relies upon to receive payments from, or distribute amounts to, its users, or otherwise to deliver and promote its services.
Compliance with the various regulations applicable and real money gaming is costly and time-consuming. Regulatory authorities at the U.S. federal, state and local levels have broad powers with respect to the regulation of real money gaming operations and may revoke, suspend, condition or limit GNOG’s real money gaming licenses, impose substantial fines or take other actions, any one of which may have a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. GNOG will strive to comply with all applicable laws and regulations relating to GNOG’s business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose GNOG to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect GNOG’s business.
Any real money gaming license could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect GNOG’s eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause GNOG to cease offering some or all of GNOG’s offerings in the impacted jurisdictions. GNOG may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect GNOG’s operations. GNOG’s delay or failure to obtain or maintain licenses in any jurisdiction may prevent GNOG from distributing its offerings, increasing GNOG’s customer base and/or generating revenues. GNOG cannot guarantee that it will be able to obtain and maintain the licenses and related approvals necessary to conduct GNOG’s iGaming and online sports betting operations. Any failure to maintain or renew GNOG’s existing licenses, registrations, permits or approvals could have a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects.
GNOG may incur significant costs in order to comply with software and app store guidelines and requirements. Non-compliance with such guidelines and requirements could limit GNOG’s ability to distribute its apps and, consequently, could have an adverse effect on GNOG’s revenues.
Microsoft, Apple, Google and other software and distribution providers that GNOG uses to distribute its apps and services continue to update their software development kits and app store guidelines. GNOG’s failure to comply with such guidelines and requirements could result in GNOG being refused or restricted access to critical distribution channels. As an example, Apple recently released updated app store and software development guidelines that require all real money gaming apps to comply with Apple’s native user interface requirements and content delivery mechanisms. Such updates require a fundamental change to the way all real money gaming operators develop and manage their app front ends and content. Further, updates and changes to software and app store guidelines and requirements may require GNOG and its third party providers to invest significant time and resources to redevelop solutions, which may result in significant costs for GNOG. These changes can also limit the functionality of the user interface, competitive differentiation of the product and availability of content, which can have a material impact on GNOG’s business and revenues. App stores are a critical distribution channel for GNOG customers to download and access its software and services. At any time, an app store provider could decline an app submission or remove an app due to non-compliance with its software development kit requirements and store guidelines, which could result in a material adverse impact on GNOG’s ability to distribute its apps and, consequently, a material adverse effect on its revenues.

GNOG’s growth prospects and market potential will depend on GNOG’s ability to obtain licenses to operate in a number of jurisdictions and if GNOG fails to obtain such licenses GNOG’s business, financial condition, results of operations and business prospects could be impaired.
GNOG’s ability to grow its business will depend on GNOG’s ability to obtain and maintain licenses to offer GNOG’s product offerings in a large number of jurisdictions or in heavily populated jurisdictions. If GNOG fails to obtain and maintain licenses in large jurisdictions or in a greater number of mid-market jurisdictions, this may prevent GNOG from expanding the footprint of its product offerings, increasing GNOG’s user base and/or generating revenues. GNOG cannot be certain that it will be able to obtain and maintain licenses and related approvals necessary to conduct GNOG’s iGaming and online sports betting operations. Any failure to obtain and maintain licenses, registrations, permits or approvals could have a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects.
GNOG may have difficulty accessing the service of banks, credit card issuers and payment processing services providers, which may impair its ability to sell its products and services.
Although financial institutions and payment processors are permitted to provide services to GNOG and others in GNOG’s industry, banks, credit card issuers and payment processing service providers may be hesitant to offer banking and payment processing services to real money gaming businesses. Consequently, those businesses involved in GNOG’s industry, including GNOG’s own, may encounter difficulties in establishing and maintaining banking and payment processing relationships with a full scope of services and generating market rate interest. If GNOG were unable to maintain its bank accounts or GNOG’s users were unable to use their credit cards, bank accounts or e-wallets to make deposits and withdrawals from GNOG’s platforms it would make it difficult for GNOG to operate its business, increase GNOG’s operating costs, and pose additional operational, logistical and security challenges which could result in an inability to implement GNOG’s business plan.
GNOG is dependent on the continued service of its key executives and other key personnel and if it fails to retain such individuals, its business, and the business of New GNOG after the transaction, could be adversely affected.
GNOG depends on a limited number of key executives and other key personnel to manage and operate GNOG’s business, including Tilman Fertitta and Thomas Winter. The leadership of these key executives and key personnel was a critical element of GNOG’s previous success, and GNOG expects that such leadership will continue to be a critical element of GNOG’s success in the future. The departure, death or disability of any one of Mr. Fertitta or the individuals who will become executive officers of New GNOG upon Closing, or other extended or permanent loss of any of their services, or any negative market or industry perception with respect to any of them or their loss, could have a material adverse effect on GNOG’s business.
GNOG’s continued growth and success will depend on the performance of its current and future employees. Recruitment and retention of these individuals is vital to growing GNOG’s business and meeting GNOG’s business plans.
GNOG believes its success and ability to compete and grow will depend in large part on the efforts and talents of GNOG’s employees and on GNOG’s ability to retain highly skilled personnel. The competition for these types of personnel is intense and GNOG competes with other potential employers for the services of its employees. As a result, GNOG may not succeed in retaining the executives and other key employees that GNOG needs. Employees, particularly analysts and engineers, are in high demand, and GNOG devotes significant resources to identifying, hiring, training, successfully integrating and retaining these employees. GNOG cannot provide assurance that GNOG will be able to attract or retain such highly qualified personnel in the future. If GNOG does not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, GNOG may be unable to grow effectively, and GNOG’s business could be seriously harmed. In addition, the loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to GNOG’s business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to GNOG’s business.

GNOG is subject to risks related to the geographic concentration of its operations.
All of GNOG’s revenues to date were generated from its online gaming operations in New Jersey and GNOG expects that it will continue to generate substantially all of its revenues in New Jersey until such time that GNOG is able to generate a material portion of its revenues from online gaming in other states. Even if GNOG’s planned launch of online gaming platforms in Michigan, Pennsylvania, Illinois and West Virginia is successful, GNOG’s operations will be limited to five states. Changes to prevailing economic, demographic, competitive, regulatory or any other conditions in the markets in which GNOG operates, particularly in New Jersey, could lead to a reduction in demand for GNOG’s offerings, resulting in a decline in its revenues and, in turn, a material deterioration of its financial condition. Further, GNOG’s ability to geographically diversify its revenues is limited by the legal status of real money gaming in other jurisdictions. See “— GNOG’s growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many states as GNOG expects, or may occur at a slower pace than GNOG anticipates. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than GNOG anticipates, which could adversely affect GNOG’s future results of operations and make it more difficult to meet GNOG’s expectations for financial performance.”
Due to the nature of GNOG’s business, GNOG is subject to taxation in several jurisdictions and changes in, or new interpretation of, tax laws, tax rulings or their application by tax authorities could result in additional tax liabilities and could materially affect GNOG’s financial condition and results of operations.
GNOG’s tax obligations are varied and include U.S. federal and state taxes due to the nature of GNOG’s business. The tax laws applicable to GNOG’s business are subject to interpretation, and significant judgment is required in determining GNOG’s worldwide provision for income taxes. In the course of GNOG’s business, there will be many transactions and calculations where the ultimate tax determination is uncertain. For example, compliance with the 2017 U.S. Tax Cuts and Jobs Act (“TCJA”) may require the collection of information not regularly produced by GNOG, the use of estimates in GNOG’s consolidated financial statements, and the exercise of significant judgment in accounting for its provisions. As regulations and guidance evolve with respect to the TCJA, and as GNOG gathers more information and performs more analysis, GNOG’s results may differ from previous estimates and may materially affect GNOG’s consolidated financial statements.
The gaming industry represents a significant source of tax revenue to the jurisdictions in which GNOG operates. Gaming companies and business-to-business providers in the gaming industry (directly and/or indirectly by way of their commercial relationships with operators) are currently subject to significant taxes and fees in addition to normal corporate income taxes, and such taxes and fees are subject to increases at any time. From time to time, various legislators and other government officials have proposed and adopted changes in tax laws, or in the administration or interpretation of such laws, affecting the gaming industry. In addition, any worsening of economic conditions and the large number of jurisdictions with significant current or projected budget deficits could intensify the efforts of governments to raise revenues through increases in gaming taxes and/or other taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration or interpretation or enforcement of such laws. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on GNOG’s business, financial condition, results of operations and prospects.
Additionally, tax authorities may impose indirect taxes on Internet-related commercial activity based on existing statutes and regulations which, in some cases, were established prior to the advent of the Internet. Tax authorities may interpret laws originally enacted for mature industries and apply it to newer industries, such as GNOG. The application of such laws may be inconsistent from jurisdiction to jurisdiction. GNOG’s in-jurisdiction activities may vary from period to period which could result in differences in nexus from period to period.
GNOG is subject to periodic review and audit by domestic tax authorities. Tax authorities may disagree with certain positions GNOG has taken or that GNOG will take, and any adverse outcome of such a review or audit could have a negative effect on GNOG’s business, financial condition and results of operations. Although GNOG believes that GNOG’s tax provisions, positions and estimates are reasonable and appropriate, tax authorities may disagree with certain positions GNOG has taken. In addition, economic and political pressures to increase tax revenue in various jurisdictions may make resolving tax disputes favorably more difficult.
GNOG is included in the consolidated tax return of FEI pursuant to a tax sharing agreement. On July 21, 2020, FEI was informed by the IRS that the year 2017 and 2018 tax returns are under audit. An opening conference is scheduled for September 22, 2020.
Failure to protect or enforce GNOG’s intellectual property rights or the costs involved in such enforcement could harm GNOG’s business, financial condition and results of operations.
GNOG relies on trademark, copyright, trade secret, and domain-name-protection laws to protect GNOG’s rights and the intellectual property that it licenses from third parties. However, third parties may knowingly or unknowingly infringe GNOG’s rights, third parties may challenge rights used or held by GNOG, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which GNOG operates or intends to operate GNOG’s business. In any of these cases, GNOG may be required to expend significant time and expense to prevent infringement or to enforce GNOG’s rights. There can be no assurance that others will not offer products or services that are substantially similar to GNOG’s products or services and compete with GNOG’s business.
Circumstances outside GNOG’s control could pose a threat to GNOG’s right to use intellectual property. For example, effective intellectual property protection may not be available in the United States or other countries from which GNOG’s iGaming and online sports betting product offerings or platforms are accessible. Also, the efforts GNOG has taken to protect and enforce GNOG’s rights may not be sufficient or effective. Any significant impairment of GNOG’s intellectual property rights could harm GNOG’s business or GNOG’s ability to compete. Also, protecting GNOG’s intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of GNOG’s owned or licensed intellectual property could make it more expensive to do business, thereby harming GNOG’s operating results. Furthermore, if GNOG is unable to protect its rights or prevent unauthorized use or appropriation by third parties, the value of GNOG’s brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic GNOG’s offerings and service. Any of these events could seriously harm GNOG’s business.
GNOG’s insurance may not provide adequate levels of coverage against claims.
GNOG maintains insurance that GNOG believes is customary for businesses of GNOG’s size and type. However, there are types of losses GNOG may incur that cannot be insured against or that GNOG believes are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits and policy payments made to GNOG may not be made on a timely basis. Such losses could adversely affect GNOG’s business prospects, results of operations, cash flows and financial condition.
Risks Related to the Transaction and New GNOG
GNOG’s business is dependent on agreements with certain of its affiliates, and New GNOG’s failure to comply with the terms of such agreements, or failure to maintain its relationship with Golden Nugget, LLC and its affiliates, may have a material adverse effect on New GNOG’s business, results of operations, cash flows and financial condition.
GNOG’s right to host, manage, control, operate, support and administer the Golden Nugget-branded online gaming business in New Jersey and the third party operators is governed by the Online Gaming Operations Agreement between GNOG and GNAC. GNOG operates its online gaming business under GNAC’s land-based casino operating licenses. Concurrently with the Closing, GNOG and GNAC will amend and restate the Online Gaming Operations Agreement. See “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements.” There are certain circumstances under which the A&R Online Gaming Operations Agreement may be terminated in its entirety, including in the event of a party’s material breach thereof or in the event of a change in law or adverse regulatory action that prevents the operation of the online gaming business. Termination of the A&R Online Gaming Operations

Agreement would eliminate GNOG’s ability to operate its online gaming and sport betting business in New Jersey, which would have a material adverse effect on GNOG’s business, results of operations, cash flows and financial condition.
To date, all of GNOG’s business has been conducted under the Golden Nugget brand. GNOG’s ability to use the Golden Nugget brand is governed by the Trademark License Agreement among GNOG, GNLV and Golden Nugget. Pursuant to the Trademark License Agreement, GNLV granted to GNOG an exclusive license to use certain Golden Nugget trademarks in connection with operating iGaming and online sports wagering in the U.S., subject to certain restrictions, and GNOG pays Golden Nugget a monthly royalty payment equal to 3% of net gaming revenue. Concurrently with the Closing, GNOG, Golden Nugget and GNLV will amend and restate the Trademark License Agreement. See “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements.” Under the A&R Trademark License Agreement, the license to the Golden Nugget brand granted to GNOG is expected to provide for, among other things, the replacement of the current five-year period renewal option (held by GNOG) with a term of 20 years. There is no guarantee that GNOG will thereafter be able to renew or replace the A&R Trademark License Agreement on commercially reasonable terms or at all. In addition, there are certain circumstances under which the A&R Trademark License Agreement is expected to be able to be terminated in its entirety, as will be set forth in the A&R Trademark License Agreement (subject to applicable cure periods). Termination of the A&R Trademark License Agreement would eliminate GNOG’s rights to use the Golden Nugget brand and may result in GNOG having to negotiate a new or reinstated agreement with less favorable terms or cause GNOG to lose its rights under the A&R Trademark License Agreement, including its right to use the Golden Nugget brand, which would require GNOG to change its corporate name and undergo other significant rebranding efforts. These rebranding efforts may require significant resources and expenses and may affect GNOG’s ability to attract and retain customers, all of which may have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.
GNAC and Golden Nugget also provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG from time to time pursuant to a Services Agreement. GNOG is obligated to reimburse the party providing the service or facilities at cost. The Services Agreement may be terminated with respect to any party upon six months’ prior written notice. If the Services Agreement is terminated, GNOG will have to contract with another third party to provide such services or hire employees to perform them. GNOG may not be able to replace these services or hire such employees in a timely manner or on terms, including cost and level of expertise, that are as favorable as those GNOG receives from GNAC and Golden Nugget.
In some jurisdictions GNOG’s key executives, certain employees or other individuals related to the business are subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or comply with individual regulatory obligations, could cause the business to be non-compliant with its obligations, or imperil its ability to obtain or maintain licenses necessary for the conduct of the business. In some cases, the remedy to such situation may require the removal of a key executive or employee and the mandatory redemption or transfer of such person’s equity securities.
As part of obtaining real money gaming licenses, the responsible gaming authority will generally determine suitability of certain directors, officers and employees and, in some instances, significant stockholders. The criteria used by gaming authorities to make determinations as to who requires a finding of suitability or the suitability of an applicant to conduct gaming operations varies among jurisdictions, but generally requires extensive and detailed application disclosures followed by a thorough investigation. Gaming authorities typically have broad discretion in determining whether an applicant should be found suitable to conduct operations within a given jurisdiction. If any gaming authority with jurisdiction over GNOG’s business were to find an applicable officer, director, employee or significant stockholder of GNOG unsuitable for licensing or unsuitable to continue having a relationship with GNOG, it would be required to sever its relationship with that person. Furthermore, such gaming authorities may require GNOG to terminate the employment of any person who refuses to file required applications. Either result could have a material adverse effect on GNOG’s business, operations and prospects. See “Business of GNOG — Government Regulation.”
In addition, the proposed charter provides that any of New GNOG’s capital stock owned or controlled by any unsuitable person or its affiliates will be transferred to New GNOG or one or more third-party transferees, as and to the extent required by a gaming authority or deemed necessary or advisable by the Board in its sole and absolute discretion.
Additionally, a gaming regulatory body may refuse to issue or renew a gaming license or restrict or condition the same, based on New GNOG’s present activities or the past activities of GNOG, or the past or present activities of their or GNOG’s current or former directors, officers, employees, stockholders or third parties with whom GNOG has relationships, which could adversely affect GNOG’s operations or financial condition. If additional gaming regulations are adopted in a jurisdiction in which GNOG operates, such regulations could impose restrictions or costs that could have a significant adverse effect on it. From time to time, various proposals are introduced in the legislatures of some of the jurisdictions in which GNOG has existing or planned operations that, if enacted, could adversely affect GNOG’s directors, officers, key employees, or other aspects of GNOG’s operations. To date, GNOG has obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for GNOG’s operations. However, GNOG can give no assurance that any additional licenses, permits and approvals that may be required will be given or that existing ones will be renewed or will not be revoked. Renewal is subject to, among other things, continued satisfaction of suitability requirements of GNOG’s directors, officers, key employees and stockholders. Any failure to renew or maintain GNOG’s licenses or to receive new licenses when necessary would have a material adverse effect on it.
GNOG may invest in or acquire other businesses, and GNOG’s business may suffer if GNOG is unable to successfully integrate acquired businesses into GNOG’s company or otherwise manage the growth associated with these acquisitions.
As part of GNOG’s business strategy, GNOG may make, acquisitions as opportunities arise to add new or complementary businesses, products, brands or technologies. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing acquisitions will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, GNOG may be unable to identify suitable acquisition or strategic investment opportunities or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all. GNOG may decide to pursue acquisitions with which GNOG’s investors may not agree, and GNOG cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, acquisitions and the integration thereof require significant time and resources and place significant demands on GNOG’s management, as well as on GNOG’s operational and financial infrastructure. Furthermore, if GNOG fails to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into GNOG, its business could be adversely affected. Acquisitions may expose us to operational challenges and risks, including:
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the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies and products into GNOG’s business;

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increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

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entry into jurisdictions or acquisition of products or technologies with which GNOG has limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

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diversion of management’s attention and the over-extension of GNOG’s operating infrastructure and GNOG’s management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

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the ability to fund GNOG’s capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

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the ability to retain or hire qualified personnel required for expanded operations.

GNOG’s acquisition strategy may not succeed if GNOG is unable to remain attractive to target companies or expeditiously close transactions. Issuing shares of common stock to fund an acquisition may cause economic dilution to existing stockholders. If GNOG develops a reputation for being a difficult acquirer or having an unfavorable work environment, or target companies view GNOG’s common stock unfavorably, GNOG may be unable to consummate key acquisition transactions essential to GNOG’s corporate strategy and GNOG’s business may be materially harmed.
Because New GNOG has elected to take advantage of the “controlled company” exemption to the corporate governance rules under Nasdaq rules, its stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies and which could make its common stock less attractive to some investors or otherwise harm its stock price.
Under Nasdaq rules, a company in which more than 50% of the voting power for the election of directors of New GNOG is held by an individual, a group or another company will qualify as a “controlled company” under Nasdaq rules. Following the completion of the transaction, Mr. Fertitta and his affiliates will control a majority of the voting power of our outstanding capital stock. As a result, New GNOG will be a “controlled company” under Nasdaq rules and will not be required to comply with certain Nasdaq rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
Because New GNOG will elect to take advantage of the exemptions available to controlled companies, its stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements under Nasdaq rules without regard to the exemptions available for “controlled companies.” New GNOG’s status as a controlled company could make its common stock less attractive to some investors or otherwise harm its stock price.
Mr. Fertitta and his affiliates may have their interest in New GNOG diluted due to future equity issuances or his own actions in selling shares of common stock, in each case, which could result in a loss of the “controlled company” exemption under Nasdaq rules. New GNOG would then be required to comply with those provisions of Nasdaq rules.
The dual class structure of New GNOG’s common stock will have the effect of concentrating voting power with Tilman Fertitta and his affiliates, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.
Shares of New GNOG Class B common stock will have 10 votes per share, subject to certain limitations described in this proxy statement, while shares of New GNOG Class A common stock will have one vote per share. Upon the consummation of the transaction, Mr. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer and the indirect owner of all of the equity interests in LF LLC, GNOG HoldCo and GNOG, will indirectly hold all of the issued and outstanding shares of New GNOG Class B common stock. Accordingly, immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their shares of Company Class A common stock in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of New GNOG Class A common stock and New GNOG Class B common stock, Mr. Fertitta and his affiliates are expected to beneficially own 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter), and will be able to exercise significant influence over New GNOG’s business policies and affairs, including controlling the composition of its board of directors, matters submitted to its stockholders for approval, including the election of directors, amendments of organizational documents and any merger, consolidation, sale of all or substantially all of New GNOG’s assets or other major corporate transactions. The directors designated by Mr. Fertitta may have significant authority to effect decisions affecting New GNOG’s capital structure, including the issuance of additional capital stock, incurrence of additional indebtedness, the implementation of stock repurchase programs and the decision of whether or not to declare dividends. Mr. Fertitta and his affiliates may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. For example, Mr. Fertitta and his affiliates may support certain long-term strategies or objectives for New GNOG that may not be accretive to stockholders in the short term. This concentrated control may have the effect of delaying, preventing or deterring a change in control of New GNOG, make some transactions more difficult or impossible without the support of Mr. Fertitta and his affiliates, deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of New GNOG, and might ultimately affect the market price of shares of the New GNOG Class A common stock.
In addition, Mr. Fertitta and his affiliates will have registration rights under the A&R Registration Rights Agreement. Further, sales of New GNOG common stock by Mr. Fertitta and his affiliates or the perception that sales may be made by Mr. Fertitta and his affiliates could significantly reduce the market price of shares of New GNOG Class A common stock. Even if Mr. Fertitta and his affiliates do not sell a large number of New GNOG common stock into the market, their right to transfer such shares may depress the price of New GNOG Class A common stock.
For information about our dual class structure, see the section titled “Description of Securities.”
We cannot predict the impact New GNOG’s dual class structure may have on the stock price of the New GNOG Class A common stock.
We cannot predict whether New GNOG’s dual class structure will result in a lower or more volatile market price of the New GNOG Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indexes. Affected indexes include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which collectively make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indexes; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indexes and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, New GNOG’s dual class capital structure would make it ineligible for inclusion in certain indexes, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indexes will not be investing in its stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indexes, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of New GNOG’s dual class structure, it will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make shares of New GNOG’s Class A common stock less attractive to other investors. As a result, the market price of shares of New GNOG’s Class A common stock could be adversely affected.
GNOG’s ability to offer online sport betting for NBA games, or at all, is limited in certain jurisdictions due to FEI’s ownership of the Houston Rockets.
Tilman J. Fertitta currently owns all of the equity interests in GNOG. Following the transaction, Mr. Fertitta and his affiliates will own a controlling interest in GNOG. Mr. Fertitta is also the sole shareholder, chairman and Chief Executive Officer of FEI, which owns the National Basketball Association’s (“NBA”) Houston Rockets. Pursuant to New Jersey law, the direct or indirect legal or beneficial owner of 10 percent or more of a member team of a sports governing body shall not place or accept any wager on a sports event in which that member team participates. Accordingly, in the State of New Jersey, GNOG cannot accept wagers on any NBA games in which the Houston Rockets play or players participating in such games, or on the future performance of any Houston Rockets players, thereby limiting GNOG’s potential revenues from its online sports betting platform. Michigan’s regulations, once finalized, may result in restrictions similar to those in New Jersey. Illinois regulations, which have been adopted but not yet published in the register, may also include similar restrictions. Pennsylvania currently prohibits any such team owner from operating a sports book and this will prohibit GNOG from engaging in any online sports betting in Pennsylvania. In addition to New Jersey, Michigan and Pennsylvania, online sports betting is legal in eleven other states and the District of Columbia. Under current gaming laws, due to GNOG’s affiliation with Mr. Fertitta and the Houston Rockets, GNOG expects that it would be unable to obtain a license to conduct its online sports betting operations in Colorado and, if GNOG were able to obtain a license to conduct its online sports betting operations in other states, GNOG would be unable to accept wagers on Houston Rockets games or players in such other states. Further, states that legalize online sports betting in the future may also impose limitations on GNOG’s ability to obtain a license or accept wagers on certain NBA games, certain NBA players or at all, in each case due to GNOG’s affiliation with Mr. Fertitta and the Houston Rockets. Moreover, irrespective of jurisdictional limitations, as condition of Mr. Fertitta’s ownership of the Houston Rockets, the NBA prohibits any gaming entity in which Mr. Fertitta or FEI holds a direct or indirect interest, including GNOG, from accepting any wager on the Houston Rockets, any NBA G League team affiliated with the Houston Rockets, or any game or games involving such team or any player’s individual performance in such game. The existing limitations on GNOG’s ability to accept certain sports wagers may have an adverse impact on GNOG’s, as well as New GNOG’s, revenues, business and results of operations, and the potential limitations on GNOG’s ability to obtain sports betting licenses in the future may have a material adverse effect on the growth of GNOG’s business.
The proposed charter includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against New GNOG, its directors, officers, other employees or stockholders.
The Company’s current charter includes, and the proposed charter will also include, a forum selection clause. The proposed charter provides that, unless New GNOG consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any of New GNOG’s directors, officers or other employees of New GNOG to New GNOG or its stockholders; (iii) any action asserting a claim against New GNOG, its directors, officers or employees arising pursuant to any provision of the DGCL or the proposed charter or proposed bylaws; or (iv) any action asserting a claim against New GNOG, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Nonetheless, pursuant to the proposed charter, the foregoing provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Further, unless New GNOG consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, New GNOG may incur additional costs in conjunction with its efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on its results of operations and financial condition.
A court may find that part or all of the provision included in the proposed charter pertaining to the automatic transfer right and transfer restrictions with respect to capital stock held by any stockholders who are Unsuitable Persons is not enforceable, either in general or as to a particular fact situation.
Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for the amount of securities that may be owned by any person or group of persons for the purpose of maintaining any statutory or regulatory advantage or complying with any statutory or regulatory requirements under applicable law. Delaware law provides that ownership limitations with respect to shares of our stock issued prior to the effectiveness of the proposed charter will be effective against (i) stockholders with respect to shares that were voted in favor of the proposed provision and (ii) purported transferees of shares that were voted for the proposed provision if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). New GNOG intends that shares of stock issued after the effectiveness of the proposed charter will be issued with the ownership limitation conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. New GNOG also intends to disclose such restrictions to persons holding our stock in uncertificated form.
We cannot assure you that the provision pertaining to the automatic transfer right and transfer restrictions with respect to capital stock held by any stockholders who are Unsuitable Persons (as defined under “Description of Securities — Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) is enforceable under all circumstances, particularly against stockholders who do not vote in favor of the proposed provision, who do not have notice of the ownership limitations at the time they subsequently acquire their shares, or who acquire shares that were owned, at the time of the vote on the proposed provision, by a stockholder (or stockholders) who did not vote such shares in favor of the proposed provision. Accordingly, we cannot assure you that New GNOG would be able to redeem the shares of a stockholder deemed an Unsuitable Person by applicable regulatory authorities.
As a private company, GNOG was not required to document and test its internal control over financial reporting nor was its management required to certify the effectiveness of GNOG’s internal control over financial reporting and GNOG’s auditors were not required to opine on the effectiveness of GNOG’s internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses which could lead to errors in New GNOG’s financial reporting, which could adversely affect New GNOG’s business.
During the audit of GNOG’s 2019 financial statements, GNOG management determined that it had a material weakness related to the computation of its provision for income taxes. In response to this finding, GNOG changed its internal control processes regarding the provision for income tax computation and retained third party tax advisors to review these computations. In 2020, GNOG believes they have taken the appropriate measure to remediate this material weakness.
As a private company, GNOG was not required to maintain disclosure controls or document and test its internal control over financial reporting. Further, GNOG’s management was not required to certify the effectiveness of GNOG’s internal control over financial reporting and GNOG’s auditors were not required to opine on the effectiveness of GNOG’s internal control over financial reporting. While we are an emerging growth company, and New GNOG will continue to be an emerging growth company, if and when New GNOG loses emerging growth company status and becomes subject to the SEC’s internal control over financial reporting management and auditor attestation requirements, New GNOG may not be able to complete its evaluation, testing and any required remediation in a timely fashion. In addition, New GNOG’s current controls and any new controls that New GNOG develops may become inadequate because of poor design and changes in New GNOG’s business. Any failure to implement and maintain effective internal control over financial reporting could adversely affect the results of assessments by New GNOG’s independent registered public accounting firm and its attestation reports.
If New GNOG is unable to certify the effectiveness of New GNOG’s internal controls, or if New GNOG’s internal controls have a material weakness, New GNOG may not detect errors timely, New GNOG’s consolidated financial statements could be misstated, New GNOG could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm New GNOG’s business and adversely affect the market price of New GNOG’s common stock. See the risk factor entitled “We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies” below.

Our sponsors and certain of their affiliates and certain members of our Board and our officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or are in addition to, the interests of our other stockholders in recommending that stockholders vote in favor of approval of the Transaction Proposal and approval of the other proposals described in this proxy statement.
In considering the recommendation of our Board to vote in favor of the transaction, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, those of our other stockholders. Stockholders should take these interests into account in deciding whether to approve the transaction. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. These interests include, among other things:
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the following interests with respect to Mr. Fertitta and his affiliates and our sponsors:

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the fact that Tilman J. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG;

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the fact that the purchase price to be paid for GNOG reflects (i) that the proceeds from the $300 million GNOG credit facility were sent to LF LLC in April 2020 as a capital distribution and, that at Closing, as a component of the purchase price, $150 million of the principal under the GNOG Credit Agreement will be repaid from the Company’s cash and the remaining $150.0 million in principal will remain a liability of GNOG, as a subsidiary of New GNOG, and (ii) $30 million of Closing Cash Consideration payable to LF LLC at Closing;

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the fact that immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock and 31,350,625 shares of New GNOG Class B common stock, each of which will carry 10 votes per share, subject to certain adjustments and limitations described herein, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter);

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the fact that, following the Closing, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s 31,350,625 HoldCo Class B Units, which will carry no voting rights, and Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC;

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the fact that, following the Closing and pursuant to the terms of the A&R HoldCo LLC Agreement, LF LLC, which is indirectly wholly-owned by Mr. Fertitta, will be issued additional HoldCo Class B Units and an equivalent number of shares of New GNOG Class B common stock in consideration of payments made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock;

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the fact that, following the Closing, GNOG LLC, on the one hand, and affiliates of Mr. Fertitta, on the other hand, will be parties to continuing agreements in connection with GNOG LLC’s ability to operate the online gaming business, including the A&R Trademark License Agreement, the Services Agreement, the A&R Online Gaming Operations Agreement and the Office Leases;
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the fact that, pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC will be required to pay Golden Nugget, each such entity is an affiliate of Mr. Fertitta, a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue;

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the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our sponsors paid an aggregate of $25,000 for their 7,906,250 founder shares, each of which will convert, on a one-for-one basis into shares of New GNOG Class A common stock at Closing in accordance with the terms of the current charter, and (after giving effect to the forfeiture of 2,543,750 founder shares by JFG Sponsor at the time of the consummation of the transaction in accordance with the terms of the Sponsor Forfeiture and Call-Option Agreement) the remaining 5,362,500 founder shares (4,090,625 of which are owned by Mr. Fertitta) will have a significantly higher value at the time of the transaction, which if unrestricted and freely tradable would be valued at approximately $103,925,250 based on the closing price of Company Class A common stock on Nasdaq on December 1, 2020, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by May 9, 2021;

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the fact that our sponsors paid $1.50 for each of their 5,883,333 private placement warrants (2,941,667 of which are owned by Mr. Fertitta), for an aggregate purchase price of approximately $8.8 million, and each private placement warrant entitles its holder to purchase shares of Company Class A common stock at a price of $11.50 per share, and that such private placement warrants will expire worthless if the transaction is not consummated by May 9, 2021;

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the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

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the fact that the shares of New GNOG Class A common stock held by certain insiders of the Company, including Mr. Fertitta, will be subject to transfer restrictions pursuant to the terms of the Letter Agreement and at Closing, such insiders, including Tilman J. Fertitta, FEI and JFG Sponsor will enter into the Lock-Up Amendment, which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement;

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the anticipated election of Tilman J. Fertitta, Richard H. Liem and Steven L. Scheinthal, each of whom is an officer and director of FEI and affiliates of FEI, as directors of New GNOG;

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the fact that Mr. Fertitta will continue to serve as chief executive officer and chairman of the board of directors of New GNOG after the Closing and will, as a result of the High Voting Rights of the shares of New GNOG Class B common stock held by him and his affiliates, have the ability to nominate and elect the members of the board of directors of New GNOG;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the transaction;

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the fact that our sponsors, officers and directors, including Mr. Fertitta, will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by May 9, 2021;

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the fact that at the Closing we will enter into a Tax Receivable Agreement, substantially in the form attached to this proxy statement as Annex K, which provides for payments by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. The Tax Receivable Agreement payments will be paid annually and will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024);

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the fact that at the Closing we will enter into an A&R Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex J, which provides for registration rights for the sponsors, Tilman Fertitta and certain of his affiliates; and

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the fact that Richard Handler, our Co-Chairman and President, is also the Chief Executive Officer and director of JFG Sponsor and chairman of the board of directors, Chief Executive Officer and President of JFG Sponsor’s largest subsidiary, Jefferies Group and its largest subsidiary, Jefferies, which will be entitled to receive deferred underwriting commission and financial and capital markets advisory fees upon completion of the transaction in addition to the repayment of approximately $2,000 due to an affiliate of Jefferies under GNOG’s Credit Agreement.

Jefferies has certain other interests regarding the transaction that are different from, or in addition to, the interests of our other stockholders.
In addition to the interests of certain members of our Board and officers, including without limitation, Mr. Fertitta, in the transaction that are different from, or in addition to, the interests of our other stockholders, you should keep in mind that Jefferies has financial interests that are different from, or in addition to, the interests of our other stockholders.
Jefferies was an underwriter in our IPO. Richard Handler, Chief Executive Officer and Director of JFG Sponsor and Chairman of the board of directors, Chief Executive Officer and President of Jefferies Group, currently serves as Co-Chairman and President of the Company and will be resigning from such positions in connection with the Closing. Upon consummation of the transaction, the underwriters of the IPO are entitled to approximately $11.1 million of deferred underwriting commission. The underwriters of the IPO waived their rights to the deferred underwriting commission held in the trust account in the event the Company does not complete an initial business combination within 24 months of the closing of the IPO. Accordingly, if the transaction with GNOG, or any other initial business combination, is not consummated by that time and the Company is therefore required to be liquidated, the underwriters of the IPO, including Jefferies, will not receive any of the deferred underwriting commission and such funds will be returned to the Company’s public stockholders upon its liquidation.
Furthermore, Jefferies is engaged by the Company as exclusive financial and capital markets advisor to the Company. The Company decided to retain Jefferies as its exclusive financial and capital markets advisor based primarily on (i) Jefferies’ extensive knowledge, strong market position and positive reputation in equity capital markets, (ii) Jefferies’ experienced and capable investment banking team and (iii) Jefferies’ long-standing relationship with and affiliation with the Company and the sponsors. The Company agreed to pay Jefferies an aggregate fee of $2.5 million and $1.25 million in connection with its services as exclusive financial and capital markets advisor, respectively, all of which will become payable, and is contingent, upon the consummation of the transaction. In addition, under the terms of Jefferies’ engagement, the Company agreed to reimburse Jefferies for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
Jefferies therefore has a financial interest in the Company completing the transaction that will result in the payment of the deferred underwriting commission to the underwriters of the IPO including Jefferies. In considering approval of the transaction, the Company’s stockholders should consider the roles of Jefferies in light of its financial interest in the transaction with GNOG being consummated.
Mr. Fertitta and JFG Sponsor hold a significant number of shares of our common stock. They will lose their entire investment in us if a business combination is not completed by May 9, 2021.
Mr. Fertitta and JFG Sponsor beneficially own 20% of the Company’s issued and outstanding shares, consisting of 7,906,250 founder shares. The founder shares will be worthless if we do not complete a business combination by May 9, 2021. In addition, our sponsors hold an aggregate of 5,883,333 private placement warrants that will also be worthless if we do not complete a business combination by May 9, 2021.
The founder shares are identical to the shares of Company Class A common stock included in the units, except that (i) the founder shares are subject to certain transfer restrictions, (ii) our sponsors, officers and directors have entered into the Letter Agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their founder shares and public shares owned in connection with the completion of the transaction, (b) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete the transaction by May 9, 2021 (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete the transaction by May 9, 2021) and (iii) the founder shares are automatically convertible into shares of New GNOG Class A common stock at the time of our business combination, as described herein.
The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting GNOG, completing a business combination with GNOG and may influence their operation of New GNOG following the transaction.
Our sponsors, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on the Transaction Proposal and reduce the public “float” of New GNOG Class A common stock.
Our sponsors or the Company’s or GNOG’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Transaction Proposal and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Transaction Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Transaction Proposal. This may result in the completion of the transaction that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of the New GNOG Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of New GNOG’s securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for the New GNOG Class A common stock.
Our public stockholders may experience dilution as a consequence of the issuance of shares of New GNOG common stock as consideration in the transaction. Having a minority share position may reduce the influence that our current stockholders have on the management of New GNOG.
It is anticipated that, upon completion of the transaction, (w) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will own approximately 85.5% of the economic interests of New GNOG (which will represent an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG); (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 11.1% of the economic interests of New GNOG and approximately 45.9% of the economic interests of Landcadia HoldCo through the HoldCo Class B Units, which will carry no voting rights; and (iii) JFG Sponsor will own approximately 3.4% of the economic interests of New GNOG; (x) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than the sponsors and Mr. Fertitta) will own approximately 85.2% of the economic interests of New GNOG (which will represent an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG); (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 11.3% of the economic interests of New GNOG; and (iii) JFG Sponsor will own approximately 3.5% of the economic interests of New GNOG; (y) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 19.3% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own 79.9% of the voting power of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter); and (iii) JFG Sponsor will hold approximately 0.8% of the voting power of New GNOG; and (z) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 19.3% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially hold 79.9% of the voting power of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter); and (iii) JFG Sponsor will hold approximately 0.8% of the voting power of New GNOG.
Furthermore, there are currently outstanding an aggregate of 16,425,000 warrants to acquire shares of Company Class A common stock, which comprise 5,883,333 private placement warrants held by our initial stockholders and 10,541,667 public warrants. Each of the outstanding whole warrants is exercisable commencing 30 days following the Closing and will entitle the holder therof to purchase one share of New GNOG Class A common stock at $11.50 per share. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of New GNOG Class A common stock is issued as a result of such exercise, with payment to New GNOG of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 16,425,000 shares, with approximately $188.9 million paid to New GNOG to exercise the warrants.
Our public stockholders may experience dilution as a consequence of these shares issuances. Their reduced ownership positions may reduce the influence that our current stockholders have on the management of New GNOG.
There can be no assurance that the shares of New GNOG Class A common stock that will be issued in connection with the transaction will be approved for listing on Nasdaq following the Closing, or that New GNOG will be able to comply with the continued Nasdaq rules.
The Company Class A common stock, units and public warrants are currently listed on Nasdaq. The continued eligibility for listing of New GNOG’s securities may depend on, among other things, the number of our shares that are redeemed. If, after the transaction, Nasdaq delists the shares of New GNOG Class A common stock or public warrants from trading on its exchange for failure to meet Nasdaq rules, New GNOG and its stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that shares of New GNOG Class A common stock is a “penny stock” which will require brokers trading in shares of New GNOG Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” The New GNOG Class A common stock and public warrants are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if New GNOG’s securities were no longer listed on Nasdaq, such securities would not qualify as covered securities and New GNOG would be subject to regulation in each state in which it offers its securities.
We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by May 9, 2021. If we are unable to effect a business combination by May 9, 2021, we will be forced to liquidate and our warrants will expire worthless.
We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by May 9, 2021. Unless we amend our current charter to extend the life of the Company and certain other agreements into which we have entered, if we do not complete an initial business combination by May 9, 2021, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account, including interest not released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. In addition, if we fail to complete an initial business combination by May 9, 2021, there will be no redemption rights or liquidating distributions with respect to our public warrants or the private placement warrants, which will expire worthless, unless we amend our current charter to extend the life of the Company and certain other agreements into which we have entered.
Even if we consummate the transaction, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.
The exercise price for our warrants is $11.50 per share of New GNOG Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

The Company and GNOG will be subject to business uncertainties and contractual restrictions while the transaction is pending.
Uncertainty about the effect of the transaction on employees and third parties may have an adverse effect on the Company and GNOG. These uncertainties may impair our or GNOG’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the transaction, our or GNOG’s business could be harmed.
We may waive one or more of the conditions to the transaction.
We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the transaction, to the extent permitted by our current charter and bylaws and applicable laws. We may not waive the condition that our stockholders approve the transaction. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — The Purchase Agreement — Conditions to Closing of the Transaction” for additional information.
The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Purchase Agreement may result in a conflict of interest when determining whether such changes to the terms of the Purchase Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.
In the period leading up to the Closing, other events may occur that, pursuant to the Purchase Agreement, would require the Company to agree to amend the Purchase Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of GNOG’s business, a request by GNOG to undertake actions that would otherwise be prohibited by the terms of the Purchase Agreement or the occurrence of other events that would have a material adverse effect on GNOG’s business and would entitle the Company to terminate the Purchase Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through its Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for the Company and our stockholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the transaction has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the transaction that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Transaction Proposal.
We will incur significant transaction and transition costs in connection with the transaction.
We have incurred and expect to incur significant, non-recurring costs in connection with consummating the transaction and operating as a public company following the consummation of the transaction. We may incur additional costs to retain key employees. All expenses incurred in connection with the Purchase Agreement and the transaction contemplated thereby (including the transaction), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.
The transaction expenses for which the Company is responsible pursuant to the Purchase Agreement are currently estimated at approximately $32.5 million, including approximately $11.1 million in deferred underwriting commissions to the underwriters of our IPO.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to enter into an agreement waiving such claims to the funds held in the trust account, our management will consider whether competitive alternatives are reasonably available to it and will only enter into an agreement with such third-party if management believes that such third party’s engagement would be in its best interests under the circumstances. Marcum LLP, our independent registered public accounting firm, and the underwriters of the IPO, have not executed agreements with us waiving such claims to the monies held in the trust account.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete the transaction by May 9, 2021, or upon the exercise of a redemption right in connection with the transaction, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Pursuant to the Letter Agreement, our sponsors have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsors to reserve for such indemnification obligations, nor have we independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and public stockholders would receive such lesser amount per share in connection with any redemption of their public shares Therefore, there can be no assurance you that our sponsors would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsors to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance, if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
Subsequent to completion of the transaction, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on GNOG, we cannot assure you that this diligence will surface all material issues that may be present in GNOG’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of GNOG’s and our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about New GNOG or its securities. Accordingly, any stockholders who choose to remain stockholders following the transaction could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials relating to the transaction contained an actionable material misstatement or omission.
We have no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in this proxy statement.
We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for New GNOG. The unaudited pro forma condensed combined statement of operations of New GNOG combines the historical audited results of operations of the Company for the year ended December 31, 2019 and the unaudited results of the Company for the nine months ended September 30, 2020, with the historical audited results of operations of GNOG for the year ended December 31, 2019 and the unaudited results of GNOG for the nine months ended September 30, 2020, respectively, and gives pro forma effect to the transaction as if it had been consummated on January 1, 2019. The unaudited pro forma condensed combined balance sheet of New GNOG combines the historical balance sheets of the Company as of September 30, 2020 and of GNOG as of September 30, 2020 and gives pro forma effect to the transaction as if it had been consummated on September 30, 2020.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved once the transactions are completed. Accordingly, New GNOG’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For additional information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
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changes in the valuation of our deferred tax assets and liabilities;

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expected timing and amount of the release of any tax valuation allowances;

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tax effects of stock-based compensation;

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costs related to intercompany restructurings;

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changes in tax laws, regulations or interpretations thereof; and

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lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
Following the transaction, the price of our securities may fluctuate significantly due to the market’s reaction to the transactions and general market and economic conditions. An active trading market for our securities following the transaction may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the transaction can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If the transaction’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the transaction do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the Closing may decline. The market values of our securities at the time of the transaction may vary significantly from their prices on the date the Purchase Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the transactions.
In addition, following the transaction, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the transaction, there has not been a public market for GNOG’s stock and trading in the shares of Company Class A common stock has not been active. Accordingly, the valuation ascribed to GNOG and Company Class A common stock in the transaction may not be indicative of the price that will prevail in the trading market following the transaction. If an active market for our securities develops and continues, the trading price of our securities following the transaction could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of New GNOG’s securities following the transaction may include:
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actual or anticipated fluctuations in New GNOG’s quarterly financial results or the quarterly financial results of companies perceived to be similar to New GNOG;

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changes in the market’s expectations about New GNOG’s operating results;

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the public’s reaction to New GNOG’s press releases, New GNOG’s other public announcements and our filings with the SEC;

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speculation in the press or investment community;

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success of competitors;

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New GNOG’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning New GNOG or the market in general;

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operating and stock price performance of other companies that investors deem comparable to New GNOG;

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New GNOG’s ability to market new and enhanced products on a timely basis;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation involving New GNOG;

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changes in New GNOG’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of New GNOG common stock available for public sale;

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any major change in the Board or management;

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sales of substantial amounts of common stock by New GNOG directors, officers or significant stockholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to New GNOG could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Resales of the shares of common stock included in the Stock Consideration could depress the market price of our common stock.
There may be a large number of shares of common stock sold in the market following the completion of the transaction or shortly thereafter. The shares held by New GNOG’s public stockholders will be freely tradeable, however the shares of New GNOG common stock held by Mr. Fertitta and his affiliates as well as JFG Sponsor that are issued upon conversion of the founder shares would be subject to lock-up restrictions and would not be freely tradeable for at least approximately two months after the Closing. In addition, the shares of New GNOG Class A common stock to be issued pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement will be restricted securities for purposes of Rule 144.
Assuming no redemptions, we will have approximately 36,987,500 shares of New GNOG Class A common stock outstanding after the transaction. New GNOG also intends to register all of the shares of New GNOG Class A common stock that will be issued upon conversion of the founder shares, the shares of New GNOG Class A common stock that may be issued pursuant to the terms of the A&R HoldCo LLC Agreement, the shares of New GNOG Class A common stock that may be issued upon exercise of the Company’s warrants as well as those that may be issued under the Incentive Plan. Once New GNOG registers these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and, with respect to shares of New GNOG Class A common stock issued upon conversion of the founder shares, the lock-up restrictions referenced above.
Such sales of shares of common stock or the perception of such sales may depress the market price of our common stock.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of New GNOG Class A common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of New GNOG Class A common stock in the public market could occur at any time after the transaction. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New GNOG Class A common stock. As of the Closing, assuming no redemptions, and without taking into account the shares of New GNOG Class B common stock issuable pursuant to the Purchase Agreement, Mr. Fertitta and JFG Sponsor will beneficially own approximately 14.5% of the economic interests in the outstanding shares of New GNOG Class A common stock. Our sponsors and Mr. Fertitta entered into a Letter Agreement with us, which will be amended by the Lock-Up Amendment at the Closing, pursuant to which they have agreed not to transfer, assign or sell any of their founder shares (except to certain permitted transferees) until the earliest of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the New GNOG Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, (y) if the last sale price of the New GNOG Class A common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Closing or (z) the date on which New GNOG completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of New GNOG common stock for cash, securities or other property.
If, following the transaction, securities or industry analysts do not publish or cease publishing research or reports about New GNOG, its business, or its market, or if they change their recommendations regarding our common stock adversely, then the price and trading volume of our common stock could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or New GNOG. If no securities or industry analysts commence coverage of New GNOG, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover New GNOG change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover the Company were to cease coverage of New GNOG or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
We may be unable to obtain additional financing to fund the operations and growth of New GNOG.
We may require additional financing to fund the operations or growth of New GNOG. We cannot assure you that such financing will be available on acceptable terms, if at all. We may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.13 per share on the liquidation of our trust account, and our warrants will expire worthless. Furthermore, under certain circumstances our public stockholders may receive less than $10.13 per share upon the liquidation of the trust account.
Our sponsors will have significant influence over New GNOG after completion of the transaction.
As of the Closing, assuming no redemptions, and without taking into account the shares of New GNOG Class B common stock issuable pursuant to the Purchase Agreement, Mr. Fertitta and JFG Sponsor will beneficially own an aggregate of approximately 14.5% of the economic interests in the outstanding shares of New GNOG Class A common stock and will hold an aggregate of approximately 80.7% of the voting power of New GNOG Class A common stock (after taking into account the forfeiture of 2,543,750 founder shares held by JFG Sponsor at the Closing pursuant to the terms of the Sponsor Forfeiture and Call Option Agreement). As long as our sponsors own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.
Our sponsors’ interests may not align with the interests of our other stockholders. Our sponsors are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our sponsors may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.
We have not registered the shares of New GNOG Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis. If the issuance of the shares upon exercise of warrants is not registered, qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
We have not registered the shares of New GNOG Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of New GNOG Class A common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the New GNOG Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. There can be no assurance that that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the foregoing, if a registration statement covering the New GNOG Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of New GNOG Class A common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO. However, there may be instances in which holders of our public warrants may be unable to exercise such public warrants, but holders of our private warrants may be able to exercise such private warrants.
If our stockholders exercise their public warrants on a “cashless basis,” they will receive fewer shares of New GNOG Class A common stock from such exercise than if they were to exercise such warrants for cash.
Under the following circumstances, the exercise of the public warrants may be required or permitted to be made on a cashless basis: (i) if a registration statement covering the shares of New GNOG Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption; (ii) if the New GNOG Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement; and (iii) if we call the public warrants for redemption, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the warrants for that number of shares of New GNOG Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New GNOG Class A common stock underlying the warrants multiplied by the excess of the “fair market value” (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the New GNOG Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, stockholders would receive fewer shares of New GNOG Company Class A common stock from such exercise than if they were to exercise such warrants for cash.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of then-outstanding warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of New GNOG Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least 50% of then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of New GNOG Class A common stock purchasable upon exercise of a warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to stockholders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the reported closing price of New GNOG Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue-sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. Redemption of the outstanding warrants could force stockholders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell their warrants at then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by the sponsors or their permitted transferees.
Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
We issued warrants to purchase 10,541,667 shares of Company Class A common stock as part of our IPO and concurrently with our IPO, we issued private placement warrants to our sponsors to purchase 5,883,333 shares of Company Class A common stock, in each case at $1.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the trust account or vote as a class with the common stock on a business combination. Following the Closing, the additional shares of New GNOG Class A common stock issued upon exercise of our warrants will result in dilution to then existing holders of New GNOG common stock and will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of New GNOG common stock.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by May 9, 2021 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following May 9, 2021 in the event we do not complete the transaction and, therefore, we do not intend to comply with the foregoing procedures.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution.
There can be no assurance that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by May 9, 2021 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
Anti-takeover provisions contained in New GNOG’s proposed charter and proposed bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our current charter currently contains and, assuming the approval of the Charter Proposal, New GNOG’s charter will contain, provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. New GNOG will also be subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire

us. However, these provisions may make more difficult the removal of management, may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for our securities. These provisions provide for, among other things:
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authorized but unissued shares of New GNOG Class A common stock and New GNOG B common stock and preferred stock, which may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and the existence of which could make more difficult or discourage an attempt to obtain control of New GNOG by means of a proxy contest, tender offer, merger or otherwise (the DGCL does not require stockholder approval for any issuance of authorized shares);

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stockholder action by written consent only until the first time when Mr. Fertitta and his affiliates cease to beneficially own a majority of the voting power of the capital stock of New GNOG (the DGCL provides that unless otherwise provided in the charter, any action of a meeting of stockholders may be taken without a meeting and prior notice by signed written consent of stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted);

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amendment of the organizational documents only by the affirmative vote of (i) a majority of the voting power of the capital stock of New GNOG so long as Mr. Fertitta and his affiliates beneficially own shares representing a majority of the voting power of the capital stock of New GNOG and (ii) at least two-thirds of the voting power of the capital stock from and after the time that Mr. Fertitta and his affiliates cease to beneficially own shares representing a majority of the voting power of the voting stock of New GNOG (the DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage);

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provisions detailing that the number of directors may be fixed and may be modified either (a) by New GNOG’s board of directors or (b) by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at annual meetings, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New GNOG; and

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the ability of New GNOG’s board of directors to issue one or more series of preferred stock.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years from our IPO, although circumstances could cause us to lose that status earlier, including if, following the transaction, the market value of New GNOG Class A common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time, in which case New GNOG would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250.0 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Risks Related to the Redemption
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our stockholders do not agree.
Our current charter does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriters’ commissions (such that we are not subject to the SEC’s “penny stock” rules). The Purchase Agreement provides that LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). As a result, we may be able to complete our initial business combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our sponsors or our or GNOG’s directors, officers or advisors, or any of their respective affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder.
In the event the aggregate cash consideration we would be required to pay for all shares of Company Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Purchase Agreement exceeds the aggregate amount of cash available to us, we may not complete the initial business combination or redeem any shares, all shares of Company Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternative business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of Company Class A common stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of Company Class A common stock issued in the IPO without the prior consent of the Company.
Our current charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Company Class A common stock included in the units sold in our IPO (the “excess shares”) without the prior consent of the Company. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the initial business combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the initial business combination or that the market price of Company Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.
However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the initial business combination is not restricted by this limitation on redemption.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the transaction or any alternative business combination. Certain events following the consummation of any initial business combination, including the transactions, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
Stockholders of the Company who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Company Class A common stock for a pro rata portion of the funds held in our trust account.
Public stockholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the special meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less taxes payable, calculated as of two business days prior to the anticipated consummation of the transaction. For additional information on how to exercise your redemption rights, please see the section entitled “Special Meeting of Stockholders — Redemption Rights.”
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the transaction, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its public shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with the transaction describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.
New GNOG will be a holding company and its only material asset after completion of the transaction will be its interest in Landcadia HoldCo, and it is accordingly dependent upon distributions made by Landcadia HoldCo to pay taxes, make payments under the Tax Receivable Agreement, and pay dividends.
Upon completion of the transaction, New GNOG will be a holding company with no material assets other than its ownership of membership interests in Landcadia HoldCo. As a result, New GNOG will have no independent means of generating revenue or cash flow. New GNOG’s ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of Landcadia HoldCo and its subsidiaries and the distributions it receives from Landcadia HoldCo. Deterioration in the financial condition, earnings or cash flow of Landcadia HoldCo and its subsidiaries for any reason could limit or impair Landcadia HoldCo’s ability to pay such distributions. Additionally, to the extent that New GNOG needs funds and Landcadia HoldCo and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, including the Credit Agreement, or Landcadia HoldCo is otherwise unable to provide such funds, it could materially adversely affect New GNOG’s liquidity and financial condition.
Landcadia HoldCo will be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of its membership interests. Accordingly, New GNOG will be required to pay income taxes on its allocable share of any net taxable income of Landcadia HoldCo. Under the terms of the A&R HoldCo LLC Agreement, Landcadia HoldCo generally is obligated to make tax distributions to the members of Landcadia HoldCo (including New GNOG) calculated at certain assumed tax rates. In addition to income taxes, New GNOG will also incur expenses related to its operations, including payment obligations under the Tax Receivable Agreement, which could be significant. In general, New GNOG intends to cause Landcadia HoldCo to make ordinary distributions and tax distributions to holders of its membership interests on a pro rata basis in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by New GNOG. However, as discussed below, Landcadia HoldCo’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy the obligations of Landcadia HoldCo and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in Landcadia HoldCo’s debt agreements, or any applicable law, or that would have the effect of rendering Landcadia HoldCo insolvent.
Additionally, although Landcadia HoldCo generally will not be subject to any entity-level U.S. federal income tax, it may be liable under U.S. federal tax law for adjustments to its tax return, absent an election to the contrary. In the event Landcadia HoldCo’s calculations of taxable income are incorrect, Landcadia HoldCo and/or its members, including New GNOG, in later years may be subject to material liabilities pursuant to this federal law and its related guidance.

Dividends on New GNOG Class A common stock, if any, will be paid at the discretion of the Board, which will consider, among other things, New GNOG’s available cash, available borrowings and other funds legally available therefor, taking into account the retention of any amounts necessary to satisfy the obligations of New GNOG that will not be reimbursed by Landcadia HoldCo, including taxes and amounts payable under the Tax Receivable Agreement and any restrictions in then applicable bank financing agreements. Financing arrangements may also include restrictive covenants that restrict New GNOG’s ability to pay dividends or make other distributions to its stockholders. In addition, Landcadia HoldCo generally is prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Landcadia HoldCo (with certain exceptions) exceed the fair value of its assets. Landcadia HoldCo’s subsidiaries generally are subject to similar legal limitations on their ability to make distributions to Landcadia HoldCo. Further, the Credit Agreement will limit the ability of GNOG LLC to make distributions to Landcadia HoldCo. If Landcadia HoldCo does not have sufficient funds to make distributions, New GNOG’s ability to declare and pay cash dividends may also be restricted or impaired.
The Tax Receivable Agreement will require New GNOG to make cash payments to LF LLC for certain tax benefits New GNOG may realize in the future, and these payments could be substantial and could be accelerated upon certain events, including a change of control.
In general, beginning 180 days after the Closing, LF LLC may exchange HoldCo Class B Units for shares of New GNOG Class A common stock or, at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, cash, pursuant to the A&R HoldCo LLC Agreement. These exchanges, certain actual or deemed distributions from Landcadia HoldCo to LF LLC, and certain other transactions may result in increases in New GNOG’s pro rata share of the tax basis of Landcadia HoldCo’s assets that otherwise would not have been available. Such increases in tax basis may increase (for certain income tax purposes) depreciation and amortization deductions allocable to New GNOG and therefore reduce the amount of income tax attributable to Landcadia HoldCo’s operations that New GNOG would otherwise be required to pay in the future and also may decrease gain (or increase loss) otherwise allocable to New GNOG from Landcadia HoldCo on future dispositions of certain of Landcadia HoldCo’s assets to the extent the increased tax basis is allocated to those assets. The IRS may challenge all or part of these tax basis increases and tax benefits and no assurances can be made regarding the availability of these tax basis increases or other tax benefits.
Concurrently with the Closing, New GNOG will enter into the Tax Receivable Agreement with LF LLC, substantially in the form attached to this proxy statement as Annex K. Under the Tax Receivable Agreement, New GNOG will be required to make cash payments to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for New GNOG Class A common stock, as determined on a “with and without” basis, and for an early termination payment by New GNOG to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Payments under the Tax Receivable Agreement will vary depending upon a number of factors. While many of the factors that will determine the amount of payments that New GNOG will make under the Tax Receivable Agreement are outside of its control, New GNOG expects that the payments it will make will be substantial and could have a material adverse effect on New GNOG’s financial condition. Any payments made by New GNOG under the Tax Receivable Agreement will reduce the amount of overall cash flow that might have otherwise been available to New GNOG. There can be no assurance that New GNOG will be able to fund or finance its obligations under the Tax Receivable Agreement upon a change of control or other acceleration event. Furthermore, New GNOG’s obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the Tax Receivable Agreement. To the extent that New GNOG is unable to make timely payments for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Under certain circumstances, non-payment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. The payment obligation under the Tax Receivable Agreement is an obligation of

New GNOG and not of Landcadia HoldCo. Actual tax benefits realized by New GNOG may differ from the tax benefits calculated pursuant to the terms of the Tax Receivable Agreement.
In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits New GNOG realizes or may be accelerated.
Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that New GNOG determines, and the IRS or another taxing authority may challenge all or any part of the certain deductions or tax basis increases, as well as other tax positions that New GNOG takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by New GNOG are disallowed, LF LLC will not be required to reimburse New GNOG for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to LF LLC will be netted against any future cash payments otherwise required to be made by New GNOG, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by New GNOG may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that New GNOG might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which to net. As a result, in certain circumstances, New GNOG could make payments under the Tax Receivable Agreement in excess of New GNOG’s actual U.S. federal, state and local income tax savings, which could materially impair New GNOG’s financial condition.
Moreover, the Tax Receivable Agreement will provide that, in certain circumstances, including certain changes of control, a material breach of a material obligation, and a termination at the election of the majority of the disinterested directors of New GNOG, New GNOG’s obligations under the Tax Receivable Agreement generally will accelerate and New GNOG generally will be required to make a lump-sum cash payment to LF LLC equal to the present value of certain future payments that would have otherwise been made under the Tax Receivable Agreement, which lump sum payment would be based on certain assumptions, including those relating to New GNOG’s future taxable income. The lump-sum payment could be substantial and could exceed the actual tax benefits that New GNOG realizes subsequent to such payment.
There may be a material negative effect on New GNOG’s liquidity if the payments under the Tax Receivable Agreement exceed the actual U.S. federal, state and local income tax savings that New GNOG realizes. Furthermore, New GNOG’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
We are a blank check company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We were incorporated as CAPS Holdings LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019. On May 9, 2019 we consummated our IPO in which we sold 31,625,000 units at a price of $10.00 per unit. Each unit consisted of one share of Company Class A common stock and one-third of a redeemable public warrant. Each whole public warrant will entitle the holder thereof to purchase one share of New GNOG Class A common stock at a price of $11.50 per share. Simultaneously, with the closing of the IPO, we consummated an $8.8 million private placement of an aggregate of 5,883,333 private placement warrants at a price of $1.50 per warrant. Upon the closing of the IPO, we deposited the $316.3 million net proceeds thereof and the proceeds of the private placement in the trust account. As of September 30, 2020, there was $320.5 million held in the trust account.
GNOG is a U.S. online real money casino and is an indirect subsidiary of FEI, which is wholly-owned by Tilman J. Fertitta. GNOG currently operates iGaming and online sports betting wagering within the State of New Jersey. Prior to April 28, 2020, GNOG’s assets were owned, and GNOG’s business was operated, by GNAC. On April 28, 2020, GNAC contributed the assets constituting the online gaming business to GNOG.
On April 28, 2020, GNOG entered into the Credit Agreement, guaranteed by LF LLC, comprised of a $300.0 million interest only term loan due October 2023 (the ‘‘GNOG Debt Financing’’). Proceeds received from the term loan were sent to LF LLC in exchange for the Original Intercompany Note due October 2024. The Original Intercompany Note is recorded as contra-equity as a subscription receivable. LF LLC used those loan proceeds to purchase secured notes issued by Golden Nugget (the “GN Notes”). The term loan, the Original Intercompany Note and the GN Notes bear interest at LIBOR plus 12%. The debt under the Credit Agreement is secured by the Original Intercompany Note and by a collateral assignment agreement from LF LLC to the Lenders of a promissory note payable to LF LLC made by Golden Nugget, which effectively, but indirectly, provides pari passu security interest with the Golden Nugget senior secured credit facility. See “Description of GNOG Indebtedness.”
On April 27, 2020, GNOG entered into an Online Gaming Operations Agreement with an affiliate, GNAC, and a Trademark License Agreement with another affiliate, GNLV. The Online Gaming Operations Agreement grants GNOG the right to host, manage, control, operate, support and administer online gaming services under GNAC’s operating licenses. The Trademark License Agreement grants GNOG the right to use the Golden Nugget trademark in connection with GNOG’s online gaming operations. Under the terms of these agreements, GNOG will pay a monthly royalty equal to 3% of net gaming revenue defined as GGR less free play, gaming tax, Know-Your-Customer fees, geolocation fees, and payment processing fees. The agreement provides for a five-year term and a renewable five-year option.
The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the transaction and the GNOG debt financing occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 present pro forma effect to the transaction and the GNOG debt financing as if they had been completed on January 1, 2019.
The pro forma combined financial statements do not necessarily reflect what New GNOG’s financial condition or results of operations would have been had the transaction and the GNOG debt financing occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of New GNOG. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the nine months ended September 30, 2020 and as of and for the year ended December 31, 2019, included elsewhere in this proxy statement. The historical financial information of GNOG was derived from the unaudited and audited consolidated financial statements of GNOG as of and for the nine months ended September 30, 2020 and as of and for the year ended December 31, 2019, included elsewhere in this proxy statement. This information should be read together with the Company’s and GNOG’s unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “GNOG Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.
The transaction will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction will be treated as the equivalent of GNOG issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction will be those of GNOG.
GNOG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemptions scenarios:
•
Mr. Fertitta, the current indirect owner GNOG, will have a 79.9% voting interest in the combined entity;

•
GNOG executives will hold C-suite management roles for New GNOG;

•
The post-combination company will assume GNOG’s name;

•
The Company intends to apply to list the shares of New GNOG Class A common stock and warrants on Nasdaq under the symbols “GNOG” and “GNOGW;”

•
The intended strategy of the post-combination entity will continue GNOG’s current strategy.

Description of the Business Combination
The aggregate consideration for the transaction will be (i) $313.5 million payable in 31,350,625 HoldCo Class B Units and 31,350,625 shares of New GNOG Class B common stock, (ii) Closing Cash Consideration in an amount of $30.0 million and (iii) the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under the Credit Agreement, together with related prepayment premium in an amount of approximately $24.0 million, as well as accrued and unpaid interest.
Upon Closing, the Company and LF LLC will enter into the Tax Receivable Agreement as additional consideration. The Tax Receivable Agreement generally will provide for the payment by New GNOG to LF LLC of 85% of certain tax benefits that New GNOG actually realizes or is deemed to realize from the use of certain tax attributes in periods after the Closing. New GNOG will retain the tax benefit, if any, of the remaining 15% of these tax attributes.
The following represents the aggregate cash, equity and other consideration (in thousands):
Rollover equity issued at closing	31,351
Value per unit of rollover equity	$10.00
Total equity consideration	$313,510
Plus: Cash consideration	$30,000
Plus: GNOG debt repayment	$150,000
Plus: Debt repayment fees and accrued interest	$24,054
Plus: Tax receivable agreement	$24,208
Total cash, equity and other consideration	$541,772

Each unit of rollover equity includes one HoldCo Class B Unit and one share of New GNOG Class B common stock, and the value of each unit of rollover equity is assumed to be $10.00. A sensitivity analysis on the consideration transferred has been performed to assess the effect that a hypothetical 10% change in the Company common stock trading price would have on the business combination. A 10% change in the Company common stock trading price would cause a corresponding increase or decrease to total consideration by approximately $31.4 million, in each of the minimum and maximum redemption scenarios. The actual value of Company Class A common stock as of November 19, 2020 was $14.80 per share.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the Company Class A common stock:
•
Assuming No Redemptions: This presentation assumes that no public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Company’s trust account.

•
Assuming Maximum Redemptions: This presentation assumes that stockholders holding 838,692 of the Company’s public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.13 per share) of the funds in the Company’s trust account. Under the terms of the Purchase Agreement, LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC, has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). Furthermore, the Company will only proceed with the transactions if it will have net tangible assets of at least $5,000,001 upon consummation of the transaction.

The following summarizes the pro forma common stock shares outstanding under the two scenarios (in thousands):
	Assuming No Redemptions	Assuming Maximum Redemptions
New GNOG Class B common stock issued at Closing(1)	31,351	31,351
Founder shares: New GNOG Class A common stock held by Mr. Fertitta	4,090	4,090
	35,441	35,441
New GNOG Class A common stock held by public stockholders	31,625	31,625
Less: Shares redeemed	—	(839)
	31,625	30,786
Other Founder shares: New GNOG Class A common stock held by Jefferies	1,272	1,272
	68,338	67,499

(1)
The shares of New GNOG Class B common stock do not have any economic rights but will carry 10 votes per share, provided that the voting power of Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of the Company and GNOG. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)
	As of September 30, 2020				As of September 30, 2020			As of September 30, 2020
	GNOG Historical	The Company Historical	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined Assuming Maximum Redemptions
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,612	$897	$320,495	(A)	$88,496	(8,496)	(J)	$80,000
			(30,000)	(D)
			(20,000)	(E)
			(9,054)	(F)
			(3,400)	(G)
			(150,000)	(H)
			(24,000)	(H)
			(54)	(H)
Restricted cash	45,667	—	—		45,667	—		45,667
Accounts receivable – trade and other	5,804	—	—		5,804	—		5,804
Receivable from Parent	108	—	—		108	—		108
Other current assets	134	31	—		165	—		165
Total current assets	55,325	928	83,987		140,240	(8,496)		131,744
PROPERTY AND EQUIPMENT, net	606	—			606	—		606
LONG-TERM DEFERRED TAX ASSETS	5,242	—	30,071	(K)	30,071	(322)	(L)	29,749
			(5,242)	(K)
CASH AND INVESTMENTS HELD IN TRUST	—	320,495	(320,495)	(A)	—	—		—
OTHER ASSETS, net	2,110	—	2,000	(F)	4,110	—		4,110
Total assets	$63,283	$321,423	$(209,679)		$175,027	(8,818)		$166,209
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$9,680	$161	$(1,045)	(E)	$8,796	—		$8,796
Accrued salary and payroll taxes	3,289	—	(900)	(G)	2,389	—		2,389
Accrued gaming and related taxes	16,074	—	—		16,074	—		16,074
Advances from an affiliate	11,602	—	(7,054)	(F)	4,548	—		4,548
Interest payable	108	—	(54)	(H)	54	—		54
Income taxes payable	2,660	131	—		2,791	—		2,791
Deferred revenue	3,322	—	—		3,322	—		3,322
Notes payable	29	—	—		29	—		29
Customer deposits	35,757	—	—		35,757	—		35,757
Total current liabilities	82,521	292	(9,053)		73,760	—		73,760
LONG-TERM DEBT	282,076	—	(150,000)	(H)	141,038			141,038
			8,962	(H)
DEFERRED UNDERWRITING COMISSIONS	—	11,069	(11,069)	(E)	—	—		—
TAX RECEIVABLE AGREEMENT LIABILITY	—	—	24,208	(K)	24,208	(251)	(L)	23,957
OTHER LIABILITIES	6,480	—	—		6,480	—		6,480
Total liabilities	371,077	11,361	(136,952)		245,486	(251)		245,235
COMMITMENTS AND CONTINGENCIES
NONCONTROLLING INTERESTS	—	—	450,508	(D)	450,508			450,508
CLASS A COMMON STOCK SUBJECT TO REDEMPTIONS	—	305,062	(305,062)	(B)	—	—		—

	As of September 30, 2020				As of September 30, 2020			As of September 30, 2020
	GNOG Historical	The Company Historical	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined Assuming Maximum Redemptions
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.0001 par value, no shares issued or oustanding	—	—	—		—	—		—
Common stock, no par value	—	—	—		—	—		—
Class A common stock, $0.0001 par value	—	—	3	(B)	4	—		4
			1	(C)
Class B common stock, $0.0001 par value	—	1	(1)	(C)	3	—		3
			3	(D)
Note receivable from Parent	(289,185)	—	289,185	(H)	—	—		—
Additional paid-in capital	—	1,929	305,059	(B)	—			—
			(30,000)	(D)
			(3)	(D)
			(289,185)	(H)
			3,070	(I)
			16,395	(D)
			(7,886)	(E)
			621	(K)
Retained earnings (accumulated deficit)	(18,609)	3,070	(466,903)	(D)	(520,974)	(8,496)	(J)	(529,541)
			(2,500)	(G)		(71)	(L)
			(8,962)	(H)
			(24,000)	(H)
			(3,070)	(I)
Total stockholders’ equity (deficit)	(307,794)	5,000	(218,173)		(520,967)	(8,567)		(529,534)
Total liabilities and stockholders’ equity (deficit)	$63,283	$321,423	$(209,679)		$175,027	(8,818)		$166,209

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)
	Nine Months Ended September 30, 2020				Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	GNOG Historical	The Company Historical	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined Assuming Maximum Redemptions
REVENUES:
Casino gaming	$59,890	$—	$—		$59,890	$—		$59,890
Other	8,201	—	—		8,201	—		8,201
Total revenue	68,091	—	—		68,091	—		68,091
COSTS AND EXPENSES:
Labor	6,008	—	—		6,008	—		6,008
Gaming taxes	12,843	—	—		12,843	—		12,843
Royalty and licenses fees	7,627	—	478	(A)	8,105	—		8,105
Selling, general and administrative expense	18,970	844	1,875	(B)	21,689	—		21,689
Depreciation and amortization	138	—	—		138	—		138
Total operating costs and expenses	45,586	844	2,353		48,783	—		48,783
OPERATING INCOME (LOSS)	22,505	(844)	(2,353)		19,308	—		19,308
OTHER EXPENSE:
Interest expense (income), net	19,077	(1,566)	(1,996)	(C)	17,081	—		17,081
			1,566	(D)
Total other expense (income)	19,077	(1,566)	(430)		17,081	—		17,081
Income (loss) before income taxes	3,428	722	(1,923)		2,227	—		2,227
Provision (benefit) for income taxes	914	152	(810)	(E)	256	—		256
Net income (loss)	2,514	570	(1,113)		1,971	—		1,971
Less: Net earnings attributable to noncontrolling interest	—	—	(905)	(F)	(905)	(10)	(F)	(914)
Net income (loss) attributable to common stockholders	$2,514	$570	$(2,018)		$1,066	$(10)		$1,056
EARNINGS (LOSS) PER SHARE
Net earnings (loss) per share of common stock – basic		$(0.07)			$0.03			$0.03
Net earnings (loss) per share of common stock – diluted		$(0.07)			$0.03			$0.03
Weighted average shares of common stock outstanding – basic		9,372			36,987			36,148
Weighted average shares of common stock outstanding – diluted		9,372			71,652			70,813

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)
	Year Ended December 31, 2019				Year Ended Ended December 31, 2019			Year Ended Ended December 31, 2019
	GNOG Historical	The Company Historical	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined Assuming No Redemptions	Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined Assuming Maximum Redemptions
REVENUES:
Casino gaming	$47,694	$—	$—		$47,694	$—		$47,694
Other	7,727	—	—		7,727	—		7,727
Total revenue	55,421	—	—		55,421	—		55,421
COSTS AND EXPENSES:
Labor	7,102	—	—		7,102	—		7,102
Gaming taxes	9,985	—	—		9,985	—		9,985
Royalty and licenses fees	5,875	—	1,058	(A)	6,933	—		6,933
Selling, general and administrative expense	14,687	487	2,500	(B)	17,674	—		17,674
Depreciation and amortization	135	—	—		135	—		135
Total operating costs and expenses	37,784	487	3,558		41,829	—		41,829
OPERATING INCOME (LOSS)	17,637	(487)	(3,558)		13,592	—		13,592
OTHER EXPENSE:
Interest expense (income), net	6	(3,651)	22,381	(C)	22,387	—		22,387
			3,651	(D)
Total other expense (income)	6	(3,651)	26,032		22,387	—		22,387
Income (loss) before income taxes	17,631	3,164	(29,590)		(8,795)	—		(8,795)
Provision (benefit) for income taxes	5,960	664	(7,942)	(E)	(1,318)	—		(1,318)
Net income (loss)	11,671	2,500	(21,648)		(7,477)	—		(7,477)
Less: Net loss attributable to noncontrolling interest	—	—	3,432	(F)	3,432	37	(F)	3,469
Net income (loss) attributable to common stockholders	$11,671	$2,500	$(18,216)		$(4,045)	$37		$(4,007)
LOSS PER SHARE
Net loss per share of common stock – basic		$(0.02)			$(0.11)			$(0.11)
Net loss per share of common stock – diluted		$(0.02)			$(0.11)			$(0.11)
Weighted average shares of common stock outstanding – basic		8,032			36,987			36,148
Weighted average shares of common stock outstanding – diluted		8,032			68,338			67,499

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
1.
Basis of Presentation

The transaction will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction will be treated as the equivalent of GNOG issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction will be those of GNOG.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the transaction occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the transaction and the GNOG debt financing as if they had been completed on January 1, 2019. These periods are presented on the basis of GNOG as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
the Company’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, included elsewhere in this proxy statement;

•
GNOG’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
the Company’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, included elsewhere in this proxy statement; and

•
GNOG’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:
•
the Company’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, included elsewhere in this proxy statement; and

•
GNOG’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transactions.
The pro forma adjustments reflecting the consummation of the transaction and GNOG debt financing are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New GNOG. They should be read in conjunction with the historical financial statements and notes thereto of the Company and GNOG.
2.
Accounting Policies

Upon consummation of the transaction, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New GNOG. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3.
Adjustment to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the transactions and has been prepared for informational purposes only.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the transaction and the GNOG debt financing, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of New GNOG. GNOG and the Company have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New GNOG filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of GNOG shares outstanding, assuming the transaction and the GNOG debt financing occurred on January 1, 2019.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:
A.
Reflects the reclassification of $320.5 million of cash and cash equivalents held in the Company trust account that becomes available to fund the business combination.

B.
Reflects the reclassification of $305.1 million of Company Class A common stock subject to possible redemption to permanent equity.

C.
Reflects the conversion of Company Class B common stock to Class A common stock, as well as the forfeiture of 2,543,750 founder shares.

D.
Reflects consideration consisting of $30.0 million in cash and the issuance of 31,350,625 shares of the New GNOG Class B common stock and the issuance of 31,350,625 HoldCo Class B Units. The holder of the HoldCo Class B Units is entitled to redeem all or a portion of such HoldCo Class B Units to be settled in cash or shares of Class A Common Stock and as such, these HoldCo Class B Units will be classified as temporary equity in accordance with ASC 480-10-S99-3A and represent a noncontrolling interest. The noncontrolling interest is adjusted to redemption value as of September 30, 2020 in accordance with paragraph 15 option b of ASC 480-10-S99-3A. This measurement adjustment results in a corresponding adjustment to shareholders’ equity through adjustments to additional paid in capital and retained earnings. The HoldCo Class B Units would have a redemption value of $450.5 million if redeemable on Septembe r 30, 2020. The redemption value is calculated by multiplying (i) the 31,350,625 HoldCo Class B Units to be issued in connection with this transaction and (ii) the September 30, 2020 Company Class A common stock trading price of $14.37. Concurrent with future redemptions of the HoldCo Class B Units, an equal number of shares of the New GNOG Class B common stock will be cancelled.
E.
Reflects the payment of $20.0 million in transaction fees, including $11.1 million in deferred underwriting commissions incurred during the Company’s IPO due upon completion of the transaction.

F.
Reflects the repayment of $9.1 million to a GNOG affiliate related to $7.1 million in debt issuance costs and $2.0 million in Michigan market access fees paid on GNOG’s behalf .

G.
Reflects the payment of $3.4 million in GNOG incentive compensation expense.

H.
Reflects the repayment of $150.0 million of GNOG indebtedness along with $24.0 million in prepayment premium related to the Credit Agreement, $54.0 thousand of accrued interest and the write-off of $9.0 million of pro rata deferred financing costs and unamortized original issue discount associated with the debt repayment. Additionally, concurrently with the Closing, $288.5 million of the carrying amount on GNOG LLC’s Second A&R Intercompany Note from LF LLC is being accounted for as a distribution to LF LLC, with a corresponding reduction in additional paid-in capital. The Second A&R Intercompany Note requires LF LLC to make cash payments of 6% per annum, on a quarterly basis, on the outstanding principal balance of the Second A&R Intercompany Note. None of these payments will reduce the principal balance on the Second A&R Intercompany Note. Further, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of such payments. These payments and equity issuances will be treated as capital transactions for accounting purposes and will increase the noncontrolling interests in GNOG LLC.

I.
Reflects the elimination of the Company’s historical retained earnings.

J.
Reflects the maximum redemption of 838,692 of the Company’s public shares for $8.5 million at a redemption price of $10.13 per share. Based on the historical accounting for the public shares and considering Pro Forma Adjustment B, the entire redemption price is allocated to Company Class A common stock and additional paid-in capital in the accompanying unaudited pro forma condensed combined balance sheet.

K.
Reflects the increase in long-term deferred tax assets resulting from a tax basis step-up of assets directly related to the transaction and related future payments under the Tax Receivable Agreement as well as the elimination of historical deferred tax assets due to the transaction and change in filing status. In addition, the adjustment reflects the TRA liability, which represents 85% of deferred tax benefit related to the specified tax attributes to be realized by New GNOG, subject to adjustment as provided in the Tax Receivable Agreement, which will be paid to LF LLC. The TRA liability created in connection with the transaction is accounted for as additional consideration to LF LLC. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant to the A&R HoldCo LLC Agreement, the TRA liability to be recognized for the Tax Receivable Agreement is $24.2 million and the deferred tax asset of $30.1 million (each of which is subject to adjustment pursuant to the Tax Receivable Agreement) which has been recognized from the increase in the tax basis and certain tax benefits attributes. Alternatively, assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant to the A&R HoldCo LLC Agreement, the TRA liability to be recognized for the Tax Receivable Agreement is $24.0 million and the deferred tax asset of $29.8 million (each of which is subject to adjustment pursuant to the Tax Receivable Agreement) which would be recognized from the increase in tax basis and certain tax benefits attributes. The difference between the change in the deferred tax asset resulting from the step-up in tax basis and the TRA liability is recorded through Additional Paid in Capital. The TRA liability is an estimate and will be accounted for in accordance with ASC 450. The amount of expected future payments under the Tax Receivable Agreement are dependent upon a number of factors, including New GNOG’s cash tax savings, the specified tax rate in the years in which it utilizes tax attributes subject to the Tax Receivable Agreement as well as current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations which could have a material impact on the liability to be paid. The Tax Receivable Agreement provides that in the event of a change of control, subject to certain limitations, New GNOG’s obligations under the Tax Receivable Agreement would accelerate and become payable in a lump sum amount. The lump sum payment would equal the present value of the anticipated future tax benefits calculated based on certain assumptions, including that New GNOG would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. In the event of an early termination immediately after the transaction, based upon an assumed price of $14.37 per share of New GNOG Class A common stock, and assuming a discount rate of 1.34% (LIBOR +1%), New GNOG estimates that it would be required to pay between $257.4 million, assuming no redemption of the public shares, to $258.8 million, assuming the maximum redemption of the public shares.
L.
Reflects the change in deferred tax assets and the TRA liability associated with the assumed maximum redemptions.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:
A.
Reflects the 3% brand royalty that will be paid to a GNOG affiliate.

B.
Reflects new contractual compensation arrangement.

C.
Reflects interest expense associated with the remaining GNOG indebtedness following the repayment of $150.0 million of the outstanding amount.

D.
Elimination of interest income on the Company’s trust account.

E.
Reflects the net impact on income taxes of the pro forma adjustments to interest expense, royalty expense adjusted for changes in the legal structure of the combined entities and changes in ownership, at the effective tax rate of the pro forma combined entity.

F.
Reflects adjustment to net income (loss) attributable to non-controlling interests associated with no redemption and maximum redemption scenarios based on the non-controlling ownership of 45.9% and 46.4%, respectively.

4.
Earnings (Loss) per Share

Represents the net earnings (loss) per share calculated using the historical weighted average GNOG shares outstanding and the issuance of additional shares in connection with the transaction, assuming the shares were outstanding since January 1, 2019. As the transactions and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the transactions have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of the Company common stock for the nine months ended September 30, 2020 and for the year ended December 31, 2019 (in thousands, except per share data):

	Nine Months Ended September 30, 2020
	Assuming No Redemptions	Assuming Maximum Redemptions
Pro Forma Basic & Diluted Income Per Share:
Pro forma net income attributable to common shareholders – basic	$1,066	$1,056
Pro forma net income attributable to common shareholders – diluted	$1,971	$1,971
Basic shares outstanding	36,987	36,148
Diluted shares outstanding	71,652	70,813
Pro forma basic income per share	$0.03	$0.03
Pro forma diluted income per share	$0.03	$0.03
Pro Forma Shares Outstanding – Basic and diluted:
Founder shares held by Mr. Fertitta	4,090	4,090
Common shares held by Company shareholders	31,625	30,786
Other Founder shares	1,272	1,272
Total shares – basic	36,987	36,148
Merger consideration equity if redeemed for Class A	31,351	31,351
Dilutive effect of warrants	3,314	3,314
Total shares – diluted	71,652	70,813
	Twelve Months Ended December 31, 2019
	Assuming No Redemptions	Assuming Maximum Redemptions
Pro Forma Basic & Diluted Loss Per Share:
Pro forma net loss attributable to common shareholders – basic	$(4,045)	$(4,007)
Pro forma net loss attributable to common shareholders – diluted	$(7,477)	$(7,477)
Basic shares outstanding	36,987	36,148
Diluted shares outstanding	68,338	67,499
Pro forma basic loss per share	$(0.11)	$(0.11)
Pro forma diluted loss per share	$(0.11)	$(0.11)
Pro Forma Shares Outstanding – Basic & Diluted:
Founder shares held by Mr. Fertitta	4,090	4,090
Common shares held by Company shareholders	31,625	30,786
Other Founder shares	1,272	1,272
Total shares – basic	36,987	36,148
Merger consideration equity if redeemed for Class A	31,351	31,351
Total shares – diluted	68,338	67,499

COMPARATIVE SHARE INFORMATION
The following table sets forth summary historical comparative share and unit information for the Company and GNOG and unaudited pro forma condensed combined per share information of New GNOG after giving effect to the transaction, assuming two redemption scenarios as follows:
•
Assuming No Redemptions:   This presentation assumes that no public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in the trust account.

•
Assuming Maximum Redemptions:   This presentation assumes that stockholders holding 838,692 of the Company’s public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.13 per share) of the funds in the Company trust account. Per the Company IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 15% or more of shares of Company Class A common stock sold in the IPO. Under the terms of the Purchase Agreement, LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). Furthermore, the Company will only proceed with the transactions if it will have net tangible assets of at least $5,000,001 upon consummation of the transaction. This scenario gives effect to the Company’s public share redemptions of 838,692 shares for aggregate redemption payments of $8.5 million. Aggregate redemption payments of $8.5 million were calculated as $320.5 million of cash in the trust account per the unaudited pro forma condensed combined balance sheet, plus cash on the GNOG and the Company balance sheets, less the cash consideration amount, cash repayment of $150.0 million of GNOG indebtedness with associated prepayment premium and accrued interest, $80.0 million required available cash, and $32.5 million for transaction related costs and repayment of certain amounts to GNOG’s indirect parent. The public redemption shares of 838,692 shares is calculated as $8.5 million redemption payments divided by the estimated per share redemption value of $10.13 ($320.5 million in the trust account per the unaudited pro forma condensed combined balance sheet, less unpaid income taxes of $0.1 million, by 31,625,000 the Company public shares as of September 30, 2020).

The pro forma book value information reflects the transaction as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings (loss) per share information reflect the transaction as if it had occurred on January 1, 2019.
This information is only a summary and should be read together with the summary historical financial information included elsewhere in this proxy statement, and the historical financial statements of the Company and GNOG and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of the Company and GNOG is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and GNOG would have been had the companies been combined during the periods presented.

	GNOG Historical	The Company Historical	Pro Forma Combimed (Assuming No Redemptions)	Pro Forma Combimed (Assuming Maximum Redemptions)
As of and for the Nine Months Ended September 30, 2020
Book value per share(1)	N/A	$0.53	$(14.09)	$(14.65)
Net Income (loss) per share – basic	N/A	$(0.07)	$0.03	$0.03
Net Income (loss) share – diluted	N/A	$(0.07)	$0.03	$0.03
Weighted average shares outstanding – basic	N/A	9,372	36,987	36,148
Weighted average shares outstanding – diluted	N/A	9,372	71,652	70,813
As of and for the Twelve Months Ended December 31, 2019
Book value per share(1)	N/A	N/A	N/A	N/A
Net loss share – basic	N/A	$(0.02)	$(0.11)	$(0.11)
Net loss share – diluted	N/A	$(0.02)	$(0.11)	$(0.11)
Weighted average shares outstanding – basic	N/A	8,032	36,987	36,148
Weighted average shares outstanding – diluted	N/A	8,032	68,338	67,499

(1)
Book value per share = Total Stockholders’ Deficit/Weighted Average Shares Outstanding – basic

SPECIAL MEETING OF STOCKHOLDERS
This proxy statement is being provided to our stockholders as part of a solicitation of proxies by the Board for use at the special meeting in lieu of the 2020 annual meeting of our stockholders to be held on December 18, 2020, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the special meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.
This proxy statement is being first mailed on or about December 2, 2020 to all stockholders of record of the Company as of October 29, 2020, the record date for the special meeting. Stockholders of record who owned common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the special meeting. On the record date, there were 39,531,250 shares of common stock outstanding.
Date, Time and Place of Special Meeting
The special meeting will be a virtual meeting conducted exclusively via live webcast starting at 10:30 a.m., Eastern time, on December 18, 2020, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. Stockholders may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/landcadiaholdingsii/sm2020 and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.
Registering for the Special Meeting
Pre-registration at https://www.cstproxy.com/landcadiaholdingsii/sm2020 is recommended but is not required in order to attend.
Any stockholder wishing to attend the virtual meeting should register for the meeting by 9:00 a.m., Eastern time, on December 15, 2020. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:
•
If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to https://www.cstproxy.com/landcadiaholdingsii/sm2020, enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•
Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Voting Power; Record Date
As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the special meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on October 29, 2020, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 39,531,250 shares of common stock outstanding and entitled to vote, of which 31,625,000 are shares of Company Class A common stock and 7,906,250 are shares of Company Class B common stock beneficially held by Mr. Fertitta and JFG Sponsor.
Proposals at the Special Meeting
At the special meeting, our stockholders will vote on the following proposals:
•
Transaction Proposal — To approve and adopt the Purchase Agreement and to approve the transaction;

•
Nasdaq Proposal — To approve, for purposes of complying with applicable Nasdaq rules, (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note, as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described herein, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules;

•
Charter Proposal — To consider and vote upon a proposal to approve New GNOG’s proposed charter, in the form attached to this proxy statement as Annex C, in connection with the transaction;

•
Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as ten separate sub-proposals:

•
Advisory Charter Proposal A — New GNOG will have authorized capital stock of 271,000,000 shares, consisting of 220,000,000 shares of New GNOG Class A common stock, 50,000,000 shares of New GNOG Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Company having 221,000,000 shares, consisting of 200,000,000 shares of Company Class A common stock, 20,000,000 shares of Company Class B common stock and 1,000,000 shares of preferred stock;

•
Advisory Charter Proposal B — Each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to the Company having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term;

•
Advisory Charter Proposal C — The number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s Board; and

•
Advisory Charter Proposal D — Any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG, as opposed to only holders of shares of Company Class B common stock having the ability to take stockholder action by written consent;

•
Advisory Charter Proposal E — Amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected, as opposed to amendments to certain provisions of the current charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions;

•
Advisory Charter Proposal F — The bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG, from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG, as opposed to the bylaws of the Company requiring the approval of a majority of the Board of the Company or the holders of a majority of the Company’s outstanding shares;

•
Advisory Charter Proposal G —  The proposed charter will include provisions intended to ensure compliance with gaming, gambling and related laws, including provisions (i) that provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons, (ii) relating to the qualification of directors and officers by the CCC and the removal of officers and resignation of directors in circumstances where the CCC determines that there is reasonable cause to believe that such individual may not be qualified to hold such position and (iii) incorporating all provisions of the New Jersey Act into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, including a provision that to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern, in each case as opposed to no such provision in the current charter;

•
Advisory Charter Proposal H — For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote;

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Advisory Charter Proposal I — To elect not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL;

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Advisory Charter Proposal J — To provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act;

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Director Election Proposal — To consider and vote upon a proposal to elect six directors to serve on New GNOG’s board of directors each for a term expiring at the 2021 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals, including the Charter Proposal, are not approved and our Board remains classified, to elect two directors to serve as Class I directors on the Company’s Board, each for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal;

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Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan;

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Auditor Ratification Proposal — The ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

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Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS AND “FOR” EACH OF THE DIRECTOR NOMINEES.
Vote of the Company’s Sponsors, Directors and Officers
Prior to our IPO, we entered into agreements with our sponsors, directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of an initial business combination. These agreements apply to our sponsors, as it relates to the founder shares and the requirement to vote all of the founder shares in favor of the Transaction Proposal and for all other proposals presented to our stockholders in this proxy statement.
Our sponsors, directors and officers have waived any redemption rights, including with respect to shares of Company Class A common stock purchased in our IPO or in the aftermarket, in connection with business combination. The founder shares held by our sponsors have no redemption rights upon our liquidation and will be worthless if no initial business combination is effected by us by May 9, 2021. However, our sponsors are entitled to redemption rights upon our liquidation with respect to any public shares it may own.
Quorum and Required Vote for Proposals for the Special Meeting
Approval of the Transaction Proposal, the Nasdaq Proposal and the Incentive Plan Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. Approval of the Charter Proposal requires approval at the special meeting by (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders. Approval of the Advisory Charter Proposals, each of which is a non-binding vote, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon.
The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal will have the same effect as a vote “AGAINST” any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the Advisory Charter Proposals, the Director Election Proposal, the Auditor Ratification Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal.
The Closing is conditioned on, among other things, the approval of the condition precedent proposals at the special meeting. The election of six directors to a one-year term as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. Each of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. The Advisory Charter Proposals, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.
It is important for you to note that, in the event that the condition precedent proposals do not receive the requisite vote for approval, we will not consummate the transaction. If we do not consummate the transaction and fail to complete an initial business combination by May 9, 2021, we will be required to dissolve and liquidate our trust account by returning then remaining funds in such account to the public stockholders.
Recommendation to Stockholders
Our Board believes that each of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals and “FOR” each of the director nominees.
In considering the recommendation of our Board to vote in favor of the transaction, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, those of our other stockholders. Stockholders should take these interests into account in deciding whether to approve the transaction. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. For additional information, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction.”
Broker Non-Votes and Abstentions
A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) or an abstention from voting on any of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal will have the same effect as a vote “AGAINST” any such proposal. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) or an abstention from voting on any of the

Advisory Charter Proposals, the Director Election Proposal, the Auditor Ratification Proposal and the Adjournment Proposal will have no effect on the outcome of any such proposal.
In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. A broker non-vote will have the same effect as a vote “AGAINST” the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal. A broker non-vote will have no effect on the outcome of any of the Advisory Charter Proposal, the Director Election Proposal and the Adjournment Proposal. All of the proposals at the special meeting are non-routine matters except for the Auditor Ratification Proposal. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the special meeting other than the Auditor Ratification Proposal.
Voting Your Shares — Stockholders of Record
If you are a stockholder of record, you may vote by mail or at the special meeting. Each share of our common stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.
Voting by Mail.   You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Transaction Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Proposal, “FOR” the Advisory Charter Proposals, “FOR” each of the director nominees, “FOR” the Incentive Plan Proposal, “FOR” the Auditor Ratification Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by the close of business, Eastern time, on December 17, 2020.
Voting at the Special Meeting.   If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at http://www.cstproxy.com/landcadiaholdingsii/sm2020, in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting. See “— Registering for the Special Meeting” above for further details on how to attend the special meeting.
Voting Your Shares — Beneficial Owners
If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the special meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee and e-mail a copy (a legible photograph is sufficient) of such legal proxy to proxy@continentalstock.com. You will then be issued a 12-digit meeting control number that will allow you to register to attend and participate in the special meeting. See “— Registering for the Special Meeting” above for further details on how to attend the special meeting.
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the special meeting or at the special meeting by doing any one of the following:

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delivering a signed written notice of revocation to our Secretary at Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, bearing a date later than the date of the proxy, stating that the proxy is revoked;

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signing and delivering a new proxy, relating to the same shares and bearing a later date; or

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attending and voting at the special meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
No Additional Matters
The special meeting has been called only to consider the approval of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal. Under our current bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.
Who Can Answer Your Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may contact Morrow, our proxy solicitor, at:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call: (203) 658-9400)
Email: LCA.info@investor.morrowsodali.com
Redemption Rights
Pursuant to our current charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest not previously released to us to pay our taxes, by (ii) the total number of then-outstanding public shares. If demand is properly made and the transaction is consummated, these shares, immediately prior to the transaction, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the transaction, less taxes payable). For illustrative purposes, based on the fair value of marketable securities held in the trust account of approximately $320.5 million (less approximately $0.1 million of income taxes payable) as of September 30, 2020, the estimated per share redemption price would have been approximately $10.13.
In order to exercise your redemption rights, you must:
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(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

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prior to 5:00 p.m., Eastern time, on December 16, 2020, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the DTC.

The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the transaction at the special meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the transaction is approved.
Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Every share of Company Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $320.5 million as of September 30, 2020. The Purchase Agreement provides that LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC, has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). If, as a result of redemptions of public shares held by our public stockholders and the payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, this condition is not met (or waived), LF LLC may elect not to consummate the transaction. In addition, in no event will we redeem shares of Company Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.
Prior to exercising redemption rights, stockholders should verify the market price of our Company Class A common stock as they may receive higher proceeds from the sale of their Company Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Company Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Company Class A common stock when you wish to sell your shares.

Pursuant to our current charter, we are required to pay the redemption price to public stockholders who properly exercise their redemption rights as promptly as practical following the Closing. The Closing is subject to the satisfaction of a number of conditions. There can be no assurance when or if such conditions will be satisfied. As a result, there may be a delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price.
If you exercise your redemption rights, your shares of Company Class A common stock will cease to be outstanding immediately prior to the transaction and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of New GNOG, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the transaction is not approved and we do not consummate an initial business combination by May 9, 2021, we will be required to dissolve and liquidate our trust account by returning then remaining funds in such account to the public stockholders and our warrants will expire worthless.
Appraisal Rights
Appraisal rights are not available to holders of shares of our common stock in connection with the transaction.
Proxy Solicitation Costs
The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the special meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of           , plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — THE TRANSACTION PROPOSAL
We are asking our stockholders to approve and adopt the Purchase Agreement and approve the transaction. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Purchase Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Purchase Agreement” below for additional information and a summary of certain terms of the Purchase Agreement. You are urged to read carefully the Purchase Agreement in its entirety before voting on this proposal.
We may consummate the transaction only with the approval at the special meeting by (A)(i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders and (B) with respect to the amendments to the Company’s Certificate of Incorporation necessary to effect the transaction, (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders.
The Purchase Agreement
This subsection of this proxy statement describes the material provisions of the Purchase Agreement, but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Annex A hereto. You are urged to read the Purchase Agreement in its entirety because it is the primary legal document that governs the transaction.
The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.
General Description of the Purchase Agreement
On June 28, 2020, the Company entered into the Purchase Agreement with Landcadia HoldCo, LF LLC, GNOG HoldCo, and GNOG. Tilman J. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG, which was amended on September 17, 2020.
Structure; Consideration to be Paid in the Transaction
Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, LF LLC will make the GNOG Contribution in exchange for (i) 31,350,625 HoldCo Class B Units, (ii) 31,350,625 shares of New GNOG Class B common stock, which will have High Voting Rights, (iii) Closing Cash Consideration in an amount of $30.0 million and (iv) the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under the Credit Agreement, together with related prepayment premium in an amount of approximately $24.0 million, as well as accrued and unpaid interest. A portion of the cash in the trust account that holds the proceeds (including interest) of our IPO and related private placement, after taking into account any redemptions of shares held by our public stockholders in connection with the Closing, will be used to pay the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, and funds sufficient to ensure that GNOG LLC will hold at least $80 million in cash at Closing will be contributed down to GNOG LLC upon Closing. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.

Upon the Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the A&R HoldCo LLC Agreement. The remaining approximately 45.9% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one-for-one basis, for either shares of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
Upon consummation of the transaction, the Company will change its name to “Golden Nugget Online Gaming, Inc.”
Material Adverse Effect
Under the Purchase Agreement, certain representations and warranties of Landcadia HoldCo, LF LLC, the Acquired GNOG Parties and the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the Purchase Agreement, a “GNOG Material Adverse Effect” means, with respect to any change, event or fact individually or in the aggregate, together with all other changes, events, or facts that have occurred prior to the date of determination, any material adverse effect upon:
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the business, results of operations, workforce, properties, assets, liabilities or financial condition of the Acquired GNOG Parties or the online gaming and sports wagering business (as conducted by the Acquired GNOG Parties and the predecessors-in-interest of the Acquired GNOG Parties on or prior to Closing under the “Golden Nugget” brand), taken as a whole; or

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the ability of GNOG and GNOG HoldCo to consummate the transaction or to perform its obligations thereunder.

However, none of the following shall be deemed either alone or in combination to constitute, and no adverse change, event, fact or condition directly resulting from any of the following shall be taken into account in determining whether any change, event, fact or condition has had or would reasonably be expected to have a GNOG Material Adverse Effect:
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changes in general economic conditions, to the extent that they do not have a materially disproportionate effect on the Acquired GNOG Parties, taken as a whole;

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changes generally affecting the specific industry in which the Acquired GNOG Parties operate, to the extent that they do not have a materially disproportionate effect on GNOG relative to other industry participants;

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any act of terrorism, war, calamity, epidemic, or act of God, to the extent that such act does not have a materially disproportionate effect on the Acquired GNOG Parties, taken as a whole;

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the announcement, pendency or consummation of the transaction or the parties’ compliance with the terms of the Purchase Agreement or any ancillary agreement; or

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changes or developments in any law or applicable accounting standards or the enforcement thereof to the extent that such change or development does not have a materially disproportionate effect on the Acquired GNOG Parties, taken as a whole.

Pursuant to the Purchase Agreement, a “Landcadia Material Adverse Effect” means:
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any change, event or effect that would prevent or materially delay the ability of the Company or Landcadia HoldCo to perform its obligations under the Purchase Agreement; or

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any change, event or effect relating to the Company or Landcadia HoldCo that would have a material adverse effect on the business, results of operations, workforce, properties, assets, liabilities or financial condition of the Company and Landcadia HoldCo, taken as a whole.

Closing and Effective Time of the Transaction
The Closing is expected to take place at the offices of White & Case LLP, 1221 Avenue of the Americas, New York 10020, or remotely by electronic exchange of executed documents, commencing at 10:00 a.m. New York time on the date that is two business days after the date on which all conditions described below under the subsection entitled “— Conditions to Closing of the Transaction” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing) or at such other time and place as the Company and LF LLC may mutually agree. The Closing will be deemed effective at 12:01 a.m. New York time on the Closing Date.
Conditions to Closing of the Transaction
Conditions to Each Party’s Obligations
The respective obligations of the Company, Landcadia HoldCo, LF LLC and the Acquired GNOG Parties to consummate the transaction are subject to the satisfaction, or written waiver by all such parties, of each of the following conditions:
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the expiration or termination of any applicable waiting period under the HSR Act;

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no governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the transaction must be in force;

•
the Stockholder Approval must have been obtained;

•
the shares of Company Class A common stock of any eligible holder who elects to redeem all or a portion of such holder’s shares of Company Class A common stock must have been redeemed in accordance with the terms of the Purchase Agreement and this proxy statement (the “Stock Redemption”);

•
the pre-Closing reorganization of the Acquired GNOG Parties resulting, among other things, in the conversion by merger of GNOG with and into GNOG LLC must have occurred;

•
the proposed charter must have been filed with the Secretary of State of the State of Delaware;

•
the share forfeiture transactions contemplated by the Sponsor Forfeiture and Call-Option Agreement must have been consummated in accordance with their terms; and

•
all relevant licenses required to consummate the transaction and operate the Acquired GNOG Parties and their businesses in the ordinary course from and after the Closing must have been obtained, without the relevant licenses containing, individually or in the aggregate, any burdensome condition.

Conditions of the Company and Landcadia HoldCo
The obligations of the Company and Landcadia HoldCo to consummate the transaction are subject to the satisfaction, or written waiver by such parties, of each of the following conditions:
•
the representations and warranties of LF LLC contained in Section 3.1 (Organization and Authority), Section 3.2 (Authorization and Enforceability), Section 3.3(a) and (b) (Noncontravention),

Section 3.6 (Capitalization) and Section 3.25 (No Brokers’ Fees) of the Purchase Agreement must be true and correct in all respects as of the date of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the date of the Closing, in which case such representations and warranties need only be true and correct in all respects as of such earlier date), in each case other than inaccuracies that are (x) de minimis inaccuracies and (y) not material to the Acquired GNOG Parties, taken as a whole;
•
the other representations and warranties of LF LLC contained in Article III of the Purchase Agreement must be true and correct (without giving effect to any qualification as to materiality or GNOG Material Adverse Effect contained therein) as of the date of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the date of the Closing, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition will be deemed satisfied if any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a GNOG Material Adverse Effect;

•
each of the covenants of LF LLC and the Acquired GNOG Parties to be performed as of or prior to the Closing must have been performed in all material respects;

•
the Company must have received a certificate signed on behalf of LF LLC by an authorized officer of LF LLC to the effect that the conditions set forth in the three immediately preceding conditions as they relate to LF LLC and the Acquired GNOG Parties have been satisfied;

•
from the date of the Purchase Agreement until the date of the Closing, there must not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a GNOG Material Adverse Effect;

•
LF LLC must have delivered to the Company the Closing deliverables set forth in Section 2.3(a) of the Purchase Agreement; and

•
LF LLC must have delivered, or caused to be delivered, to the Company an affidavit as to FEI’s non-foreign status in accordance with Section 1445(b)(2) of the Code, in form and substance reasonably satisfactory to the Company (a “FIRPTA Certificate”), in respect of itself and FEI.

Conditions to LF LLC’s Obligations
The obligations of LF LLC to consummate the transaction are subject to the satisfaction, or written waiver by LF LLC, of each of the following conditions:
•
each of (a) the representations of the Company and Landcadia HoldCo set forth in Section 4.1 (Organization and Authority), Section 4.2 (Authority and Enforceability), Section 4.3 (Noncontravention), Section 4.7 (No Brokers’ Fees), and Section 4.13 (Capitalization) of the Purchase Agreement must be true and correct in all respects as of the date of the Purchase Agreement and as of the date of the Closing (except to the extent expressly made as of an earlier date, in which case of as such earlier date), in each case other than inaccuracies that are (x) de minimis inaccuracies and (y) not material to the Acquired GNOG Parties, individually or in the aggregate; and (b) all other representations of the Company and Landcadia HoldCo must be true and correct (without giving effect to any qualification as to materiality or Landcadia Material Adverse Effect contained therein) as of the date of the Purchase Agreement and as of the date of the Closing as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case of as such earlier date) except where any failures of any such representations and warranties covered by clause (b) to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Landcadia Material Adverse Effect;

•
each of the covenants of the Company and Landcadia HoldCo to be performed as of or prior to the Closing must have been performed in all material respects;

•
LF LLC must have received at the Closing a certificate signed on behalf of each of the Company and Landcadia HoldCo by an authorized officer of the Company and Landcadia HoldCo, as the case may be, to the effect that the conditions set forth in the two immediately preceding conditions have been satisfied;

•
since the date of the Purchase Agreement until the date of the Closing, there must not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Landcadia Material Adverse Effect;

•
immediately after the Closing (and following any Stock Redemption), the actual cash balance held by GNOG LLC must equal or exceed $80.0 million;

•
the Company and Landcadia HoldCo must have delivered to LF LLC the Closing deliverables set forth in Section 2.3(b) of the Purchase Agreement ; and

•
the Company and Landcadia HoldCo must have delivered, or caused to be delivered, to LF LLC, a certificate of good standing (or equivalent document) for each of the Company and Landcadia HoldCo, issued by the jurisdiction of organization of each, dated not more than 10 business days prior to the date of the Closing.

Representations and Warranties
Under the Purchase Agreement, LF LLC and the Acquired GNOG Parties made customary representations and warranties relating to: organization and authority; authority and enforceability; noncontravention; subsidiaries; governmental authorities and consents; capitalization; financial statements; indebtedness; undisclosed liabilities; litigation and proceedings; compliance with laws; licenses; contracts; real property; title to assets and condition and sufficiency; employee benefits; labor and employment; taxes; intellectual property; insurance; absence of changes; related party transactions and certain business relationships; change of control payments; information supplied; brokers’ fees; activities of GNOG HoldCo and disclaimer of warranties.
Under the Purchase Agreement, the Company and Landcadia HoldCo made customary representations and warranties relating to: organization and authority; authorization and enforceability; noncontravention; litigation and proceedings; governmental authorities and consents; financial ability and the trust account; brokers’ fees; solvency; SEC reports and financial statements; business activities; this proxy statement; Landcadia Material Adverse Effects; capitalization; status as a reporting company; Nasdaq listing matters; compliance with the Sarbanes-Oxley Act of 2002; the Investment Company Act of 1940, as amended; takeover provisions; market manipulation; disagreements with accountants and lawyers; DTC status; taxes; investment purpose; licensability with respect to relevant regulatory authorities; compliance with laws; disclaimer of warranties and reliance.
Covenants of the Parties
Covenants of LF LLC, GNOG HoldCo and GNOG
LF LLC, GNOG HoldCo and GNOG made certain covenants under the Purchase Agreement, including, among others, the following:
•
GNOG HoldCo and GNOG each agree that prior to the Closing or the date the Purchase Agreement is terminated in accordance with its terms (unless the Company otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed) or except as otherwise required or permitted by the Purchase Agreement or required by law or as set forth on the Schedules, each Acquired GNOG Party will:

•
use commercially reasonable efforts to conduct its business in the ordinary course of business in all material respects;

•
use commercially reasonable efforts to maintain the business and the properties and operations of each Acquired GNOG Party, preserve intact the current business organization of the Acquired GNOG Parties, keep available the services of the current officers, key employees and agents of each Acquired GNOG Party and maintain the relations and goodwill with suppliers, customers, lessors, licensors and others having business relationships with them; and

•
not, directly or indirectly, effect any of the following:

•
make any change in or amendment to its organizational documents;

•
(a) make, declare or pay any dividend or distribution to any equityholder of any Acquired GNOG Party, (b) effect any recapitalization, reclassification, split or other change in its capitalization or (c) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock or voting interests, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock;

•
enter into, become subject to, assume, assign, partially or completely amend any material term of, modify any material term of or voluntarily terminate (excluding any expiration in accordance with its terms) any material contract including, any lease related to its real property and any collective bargaining or similar agreement to which any Acquired GNOG Party is a party or by which it is bound, other than amendments, modifications, renewals or entry into such agreements in the ordinary course consistent with past practice;

•
incur, assume, or guarantee any indebtedness (other than as pursuant to the Credit Agreement Amendment, the A&R Intercompany Notes or accounts payable or accrued liabilities in the ordinary course of business);

•
(a) sell, lease, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, encumber, or otherwise dispose of any of its properties or assets that are material to its business, except for (1) sales or dispositions of tangible items or materials in an amount not in excess of $500,000.00 in the aggregate or (2) non-exclusive licenses of intellectual property owned or purported to be owned by the Acquired GNOG Parties granted by any Acquired GNOG Party to its customers in the ordinary course of business; or (b) subject any intellectual property owned or purported to be owned by the Acquired GNOG Parties to any copyleft terms;

•
disclose any material trade secrets and other proprietary or confidential information, including proprietary software source code to any person (other than pursuant to a written agreement sufficient to protect the confidentiality thereof);

•
(a) grant or agree to grant to any employee or other independent contractor of any Acquired GNOG Party, who has annual compensation in excess of $100,000, any material increase in wages or bonus, severance, profit sharing, retirement, insurance or other compensation or benefits, (b) adopt or establish any new compensation or employee benefit plans or arrangements, or amend, terminate, or agree to amend or terminate any existing benefit plans of GNOG, (c) accelerate the time of payment, vesting or funding of any compensation or benefits under any benefit plans of GNOG, (d) make or agree to make any material bonus or incentive payments to any individual outside of the currently effective bonus plan at any Acquired GNOG Party, (e) enter into or amend or terminate any employment, consulting or material compensation agreement with any employee or other independent contractor of any Acquired GNOG Party (1) for which the annual compensation to be paid is greater than $100,000 or (2) that is not terminable upon notice without liability to any Acquired GNOG Party, or (f) make any change to the key management structure of the Acquired GNOG Parties, including the hiring and firing of additional officers or termination of existing officers (other than for “cause”), in each case, except (1) as may be required under applicable law, (2) as required pursuant to the benefit plans of GNOG in accordance with their existing terms as in effect on the date of the Purchase Agreement, (3) pursuant to employment, retention, change-of-control or similar type contracts existing as of the date of the Purchase Agreement and provided to the Company or (4) in the ordinary course of business;

•
(a) make, change or rescind any tax election, (b) settle or compromise any claim, notice, audit report or assessment in respect of taxes, (c) change any tax period,

(d) adopt or change any method of tax accounting, (e) file any amended tax return or claim for a tax refund, (f) surrender any right to claim a refund of taxes, (g) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement related to any tax, or (h) request any tax ruling from a competent authority;
•
cancel or forgive any indebtedness owed to LF LLC and its affiliates (other than the Acquired GNOG Parties);

•
write off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves;

•
except as may be required by applicable law or GAAP, make any material change in the financial or tax accounting methods, principles or practices of any Acquired GNOG Party (or change an annual accounting period);

•
unless required by applicable law, (a) enter into or amend any collective bargaining agreement, works council agreement or any other labor-related contract with any labor union, labor organization or works council, or (b) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Acquired GNOG Parties;

•
plan, announce, implement or effect any employee layoffs that would, independently or in connection with any layoffs occurring prior to the date hereof, implicate the Federal Worker Adjustment and Retraining Notification Act of 1988, as amended (or any applicable state analogue statute);

•
grant or otherwise create, permit or consent to the creation of any lien (other than a permitted lien under the Purchase Agreement) on any of its material assets or real property;

•
make any material change to any of the cash management practices of the Acquired GNOG Parties, including materially deviating from or materially altering any of its practices, policies or procedures in paying accounts payable or collecting accounts receivable;

•
waive, release, compromise, settle or satisfy any pending or threatened material action or compromise or settle any liabilities, other than in the ordinary course of business or that otherwise do not exceed $200,000 individually or $500,000 in the aggregate;

•
make or incur any capital expenditures or commitments therefor or enter into any operating lease, except in the ordinary course of business (which shall be deemed to include any capital expenditure incurred in connection with the Live Dealer Studio) and in an amount not to exceed $500,000 individually or $1,000,000 in the aggregate;

•
(a) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof or person, (b) make any acquisition of any assets, business, stock or other properties in excess of $500,000 individually or $1,000,000 in the aggregate, (c) acquire any assets in excess of $1,000,000 or (d) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired GNOG Party;

•
enter into any agreement that materially restricts the ability of any Acquired GNOG Party to engage or compete in any line of business, or enter into any agreement that materially restricts the ability of any Acquired GNOG Party to enter a new line of business;

•
make any loans, investments in, capital contributions or advances to any person, except for advances to employees, officers or customers of any Acquired GNOG Party in the ordinary course of business;

•
fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to each Acquired GNOG Party and its assets and properties;

•
form any subsidiary, except to the extent deemed advisable in connection with obtaining regulatory approvals in the State of Michigan or State of Pennsylvania;

•
enter into any material lease other than the new lease agreements disclosed on the Schedules; and

•
authorize any of, or commit or agree to take any of, the foregoing actions;

•
GNOG (or GNOG LLC, as applicable) will provide to the Company and Landcadia HoldCo as promptly as practicable unaudited financial statements of GNOG (or GNOG LLC, as applicable);

•
GNOG will, and will cause the Acquired GNOG Parties to, as promptly as reasonably practicable, provide the Company with all information concerning the Acquired GNOG Parties, their respective businesses, management, operations and financial condition, in each case, that is reasonably required to be included in any of the Company’s SEC filings;

•
from the date of the Purchase Agreement until the earlier of  (x) the date of the Closing or (y) the date on which the Purchase Agreement is terminated, other than in connection with the transaction or the pre-Closing reorganization of the Acquired GNOG Parties, GNOG agrees that it will not, and will not authorize or (to the extent within its control) permit any of its representatives (including investment bankers, attorneys and accountants) or any other Acquired GNOG Parties to, directly or indirectly, (a) initiate, solicit, or facilitate, or make any offers or proposals related to, an acquisition of all or any material portion of the Acquired GNOG Parties (an “Acquisition Proposal”), (b) engage in any discussions or negotiations with respect to an Acquisition Proposal, or provide any non-public information or data to, any person that has made, or informs GNOG that it is considering making, an Acquisition Proposal, or (c) enter into any agreement relating to an Acquisition Proposal, and GNOG will give notice of any Acquisition Proposal to the Company as soon as practicable following its awareness thereof;

•
from and after the date of the Purchase Agreement until the Closing, neither LF LLC nor any of its affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company, and LF LLC will use commercially reasonable efforts to require each of its representatives to comply with the foregoing;

•
each Acquired GNOG Party (or the applicable affiliate of LF LLC with respect to any Acquired GNOG Party) will prepare and timely file, or cause to be prepared and timely filed, in a manner consistent with past practice unless otherwise required by law, all tax returns required to be filed by it (or with respect to the Acquired GNOG Parties) that are due on or before the Closing Date, and will timely pay all taxes that are due and payable on or before the Closing Date;

•
(a) LF LLC or its applicable affiliate will prepare and timely file, or cause to be prepared and timely filed, all income tax returns required to be filed by or with respect to any Acquired GNOG Party after the Closing Date with respect to a pre-Closing tax period ending on or before the Closing Date and will timely pay, or cause to be timely paid, all income taxes that are due and payable by or with respect to any Acquired GNOG Party after the Closing Date with respect to pre-Closing tax periods, and (b) LF LLC will provide the Company with a draft of any such income tax return (or in certain cases, a pro forma income tax return for such Acquired GNOG Party on a standalone basis) no less than 30 days prior to the due date for filing such income tax return, and the Company will provide LF LLC or FEI with any comments to such draft income tax return within 15 days of receipt, which comments shall be taken into account in good faith, and no such income tax return shall be filed without the Company’s written consent (which consent may not be unreasonably withheld, conditioned or delayed), with any disagreement with respect to such draft income tax return to be resolved in good faith;

•
any and all existing tax sharing agreements binding upon any Acquired GNOG Party will be terminated as of the Closing Date, with no Acquired GNOG Party or representative thereof having any further rights or liabilities thereunder after such date;

•
at or prior to the Closing, LF LLC and FEI must have delivered a FIRPTA Certificate to the Company;

•
to the extent applicable, GNOG will, no later than 30 days prior to the Closing, take commercially reasonable actions to (a) solicit waivers of any excess parachute payment from each person who has or may have a right to any payments and/or benefits as a result of or in connection with the transaction that would be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code), and (b) solicit the approval of GNOG’s shareholders in a manner intended to comply with Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code of all payments and/or benefits (including payments and benefits waived pursuant to the preceding clause) that would, as a result of, or in connection with, the transaction, be deemed to constitute “excess parachute payments,” and GNOG must deliver the form of waiver, solicitation of shareholder approval and disclosure materials to the Company for review and approval at least 10 days prior to the Closing;

•
prior to the Closing, GNOG will use commercially reasonable efforts to cause each of the individuals agreed to by the parties to execute and deliver to the Company an Employment Agreement setting forth the respective terms of such individual’s employment with the Company, effective upon the Closing, with such employment terms providing for compensation and employee benefits that are substantially similar, in the aggregate, to the compensation and employee benefits each such individual was eligible to receive as of immediately prior to the Closing;

•
prior to the Closing, LF LLC and GNOG will use commercially reasonable efforts to cause the amendment to the Credit Agreement, dated as of June 12, 2020, to become effective on or prior to the Closing;

•
on or after the date of the merger of GNOG with and into GNOG LLC, and prior to the Closing, LF LLC and GNOG LLC will enter into the First A&R Intercompany Note to amend and restate the Original Intercompany Note to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement;

•
concurrently with the Closing, LF LLC and GNOG LLC will enter into the Second A&R Intercompany Note to continue to act as a guarantee to the Credit Agreement and provide for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, and (b) a reduction in the amounts payable thereunder to 6% per annum, paid quarterly on the outstanding balance from day to day thereunder; provided, that LF LLC and GNOG LLC will not agree to any material deviations to the forms of First A&R Intercompany Note or Second A&R Intercompany Note (as compared to the forms previously reviewed by the Company on or prior to the date of the Purchase Agreement) without prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Second A&R Intercompany Note will continue to provide for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of the payments described in clause (b) above to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes;

•
prior to the Closing, LF LLC will undertake the reorganization of the Acquired GNOG Parties resulting, among other things, in the conversion by merger of GNOG with and into GNOG LLC in consultation with the Company and upon the Company’s prior written consent with respect to the relevant transactions;

•
within 30 days following the Closing, all intercompany accounts between LF LLC, any of its affiliates (other than the Acquired GNOG Parties or the Company or Landcadia HoldCo), on the one hand, and any Acquired GNOG Party, on the other hand, will be settled without any liability (including any tax liability) or adverse impact arising or resulting therefrom on the part of GNOG or the Company; and

•
at the Company’s request, LF LLC will exercise commercially reasonable efforts to obtain the consents disclosed on the Schedules in a form reasonably acceptable to the Company.

Covenants of the Company and Landcadia HoldCo
The Company and Landcadia HoldCo made certain covenants under the Purchase Agreement, including, among others, the following:
•
the Company will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of the Purchase Agreement, and GNOG and the Company will jointly issue a mutually agreeable press release announcing the execution of the Purchase Agreement, which such press release was issued on June 29, 2020 and such Current Report on Form 8-K was filed on June 29, 2020;

•
the Company will mail or deliver this proxy statement to its stockholders and the Company will notify GNOG promptly after the filing of this proxy statement with the SEC when any supplement or amendment thereto has been filed, any request by the SEC for amendment of or comments has been received, or requests by the SEC for additional information have been received and promptly provide LF LLC copies of all material correspondence or summaries of any oral discussions with respect thereto;

•
the Company, acting through its Board, will include in this proxy statement the recommendation of its Board that the Company’s stockholders vote in favor of the proposals set forth herein and will use its commercially reasonable efforts to obtain the Stockholder Approval; provided, however, that the Board may withdraw or modify such recommendation if the Board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably expected to be inconsistent with its fiduciary obligations under applicable law;

•
the Company will, as promptly as practicable after this proxy statement is “cleared” by the SEC’s staff  (a) give notice of and (b) convene and hold the special meeting of its stockholders;

•
at least five days prior to Closing, the Company will begin preparing, in consultation with GNOG, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the transaction pursuant to Form 8-K (the “Closing Form 8-K”), and concurrently with the Closing, the Company will distribute a closing press release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC;

•
the Company will pay any applicable filing fees due under the HSR Act;

•
from the date of the Purchase Agreement until the earlier of  (x) the date of the Closing or (y) the date on which the Purchase Agreement is terminated, other than in connection with the transaction, the Company agrees that it will not, and will not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives, to, directly or indirectly, (a) initiate, solicit, or facilitate, or make any offers or proposals related to, an alternate transactions, (b) enter into, engage in or continue any discussions or negotiations with respect to an alternate transactions with, or provide any non-public information, data or access to employees to, any person that has made, or that is considering making, a proposal with respect to an alternate transactions, or (c) enter into any agreement relating to an alternate transactions, and (1) the Company will promptly notify GNOG of any submissions, proposals or offers made with respect to an alternate transactions as soon as practicable following the Company’s awareness thereof, and (2) the Company and its officers and directors will, and will instruct and cause its representatives to, immediately cease and terminate all discussions and negotiations with any person that may be ongoing with respect to a possible alternate transactions;

•
the Company and Landcadia HoldCo will and will cause each of the Acquired GNOG Parties immediately following the Closing to ensure that all rights to indemnification now existing in favor of any individual who, at or prior to the Closing, was a director, officer, employee or agent of any Acquired GNOG Party or who, at the request of any Acquired GNOG Party, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) to the extent required by law or as provided in the respective organizational documents, indemnification agreements or similar contracts to which such Acquired GNOG Party is a party or bound, will survive the transaction and will continue in full force and effect for a period of not less than six years from the date of the Closing and indemnification agreements or similar contracts and the provisions with respect to indemnification and limitations on liability set forth in such organizational documents will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims, and none of the Company, Landcadia HoldCo or any Acquired GNOG Party will settle, compromise or consent to the entry of judgment in any action, proceeding or investigation or threatened action, proceeding or investigation without the written consent of such Indemnified Person;
•
on or prior to the date of the Closing, the Company will purchase on commercially reasonable terms and maintain in effect for a period of six years thereafter, “run off” coverage as provided by the Acquired GNOG Parties’ fiduciary and employee benefit policies, in each case, covering those persons who are covered on the date of the Purchase Agreement by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under such Acquired GNOG Parties’ existing policies;

•
from and after the Closing, the Company and Landcadia HoldCo will cause the Acquired GNOG Parties to, jointly and severally indemnify, defend and hold harmless, as set forth as of the date the Purchase Agreement in the organizational documents of each Acquired GNOG Party and to the fullest extent permitted under applicable law, all Indemnified Persons with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of the Acquired GNOG Parties or as trustees or fiduciaries of any plan for the benefit of employees of the Acquired GNOG Parties, occurring prior to the Closing, including the execution of the Purchase Agreement and transaction (whether such claims are asserted prior to, on or after the Closing), and without limitation of the foregoing, in the event any such Indemnified Person is or becomes involved, in any capacity, in any action, proceeding or investigation in connection with any matter, including the transaction, occurring prior to, on or after the Closing, the Company, Landcadia HoldCo and the Acquired GNOG Parties, jointly and severally, from and after the Closing, will pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company, Landcadia HoldCo and the Acquired GNOG Parties will pay, within 30 days after any request for advancement, all expenses, including attorneys’ fees, which may be incurred by any Indemnified Person in enforcing the indemnification provisions of the Purchase Agreement or any action involving an Indemnified Person resulting from the transaction subject to an undertaking by such Indemnified Person to return such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification under the Purchase Agreement;

•
from the date of the Purchase Agreement until the earlier of (x) the date of the Closing or (y) the date on which the Purchase Agreement is terminated, the Company will not amend the agreement (the “Trust Agreement”) for its trust account, make any other agreement related to the trust account or make any distribution of amounts held in the trust account, in each case without the prior written consent of LF LLC;

•
upon satisfaction or waiver of certain conditions and provision of notice thereof to the Trustee, (a) in accordance with and pursuant to the Trust Agreement, at the Closing, the Company (i) will cause the documents, opinions and notices required to be delivered to the trustee pursuant to the Trust Agreement to be so delivered, and (ii) will use reasonable commercial efforts to cause the Trustee to (A) pay as and when due all amounts payable to the Company’s stockholders who have previously validly elected to redeem their shares of common stock pursuant to the Company’s organizational documents, and (B) immediately thereafter, pay all remaining amounts then available in the trust account in accordance with the Purchase Agreement and the Trust Agreement, and (b) thereafter, the trust account will terminate, except as otherwise provided therein;

•
the Company will prepare and timely file, or cause to be prepared and timely filed, all non-income tax returns required to be filed by or with respect to any GNOG Acquired Party after the Closing Date with respect to a pre-Closing tax period, including any period that begins before, but ends after the Closing Date;

•
the Company will pay, or caused to be paid, all transfer, documentary, sales, use, stamp, registration, value added or other similar taxes incurred in connection with the transaction (which does not include any taxes imposed on or with respect to income or gain of any of the parties or FEI), and the Company will, at its own expense, file, or cause to be filed, all necessary tax returns with respect to all such taxes (to the extent permitted by applicable law);

•
prior to the Closing Date, the Company’s stockholders must approve and adopt a long-term incentive plan, and, from and after the date of the Purchase Agreement until such time as such incentive plan is approved and adopted, the Company will consult with GNOG in good faith as to the contents of the incentive plan;

•
the Company will take all actions necessary to maintain its listing on Nasdaq and to obtain the approval for the listing of the shares of New GNOG Class A common stock that will be issued to LF LLC upon redemption of the HoldCo Class B Units;

•
the Company will give prompt written notice to LF LLC if the Company receives notice from Nasdaq on or prior to the Closing that the Company has failed, or would reasonably be expected to fail, to meet Nasdaq rules as of the Closing;

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the Company will use its best efforts to cause the Trustee to pay all amounts payable to those stockholders of the Company who elect to exercise their redemption rights in connection with the transaction;

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the Company and Landcadia HoldCo will use commercially reasonable efforts to (a) obtain all approvals under gaming law, (b) make all necessary filing and any other required submissions with respect to the Purchase Agreement and the transaction, as required under applicable gaming law, and (c) comply with the terms and conditions of all approvals under gaming law;

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the Company, Landcadia HoldCo, and their respective representatives and affiliates will use commercially reasonable efforts to (a) file, as promptly as is reasonably practicable, all required initial applications and documents in connection with obtaining the approvals from the applicable gaming regulatory authorities, and (b) act diligently and promptly to pursue such approvals in connection with all filings and submissions required by the Purchase Agreement; and

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(a) the Company will promptly notify LF LLC and GNOG in the event that any stockholder litigation against the Company or the members of the Board related to the Purchase Agreement, any ancillary agreement or the transaction is brought, or, to its knowledge, threatened in writing prior to the Closing, (b) the Company will keep LF LLC and GNOG reasonably informed with respect to the status of any such litigation, and (c) neither the Company nor any of its subsidiaries or representatives will settle or agree to settle any such stockholder litigation or consent to such settlement without LF LLC’s written consent (which will to be unreasonably withheld, conditional or delayed).

Mutual Covenants
The Company, Landcadia HoldCo, LF LLC, GNOG HoldCo and GNOG made certain mutual covenants under the Purchase Agreement, including, among others, the following:
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as promptly as practicable, the Company and GNOG will prepare and the Company will file with the SEC this proxy statement and the Company and GNOG will each use commercially reasonable efforts to have any comments to this proxy statement received from the SEC “cleared” as promptly as reasonably practicable after receipt of any such comments;

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each of GNOG and the Company will ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in this proxy statement will, as of the date this proxy statement is first mailed to the Company’s stockholders, at the time of the special meeting, or at the date of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;
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prior to the Closing, the Company and Landcadia HoldCo will, and GNOG HoldCo and GNOG will, and will cause each of the other Acquired GNOG Parties to (any such person in such capacity, a “Disclosing Party”), afford to the other parties and their respective representatives reasonable access, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of such Disclosing Party, to all properties, books, contracts, commitments, tax returns, records, officers and appropriate employees of such Disclosing Party, and will furnish such requesting party or representative with all financial and operating data and other information concerning the affairs of such Disclosing Party as such requesting party or representative may reasonably request, in each case, (a) subject to restrictions under applicable law and any confidentiality obligations or similar restrictions that may be applicable to information furnished by third parties that may be in the possession of such Disclosing Party, and (b) except for any information that in the opinion of legal counsel of the Disclosing Party would result in the loss of attorney-client privilege or other privilege from disclosure;

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each of the parties will cooperate, and use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transaction;

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if any filings or submissions are required under the HSR Act, each party will promptly (but in no event later than 15 business days after the date of the Purchase Agreement) make all filings or submissions as are required under the HSR Act;

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no party will take any action that could reasonably be expected to adversely affect or materially delay the approval of any governmental authority of any of the aforementioned filings;

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none of the parties nor any of their respective subsidiaries will take any action that has the effect of, or agree with any governmental authority to a condition or requirement imposed by a governmental authority in connection with granting a permit or other consent or approval if such action, individually or in the aggregate, would or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Acquired GNOG Parties, taken as a whole (immediately following the Closing);

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none of the parties will and, each party will cause its representatives not to, make or issue any public announcement or press release to the general public with respect to the Purchase Agreement or the transaction without the prior written consent of the other parties, which consent will not be unreasonably withheld, conditioned or delayed;

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each of the parties will furnish or cause to be furnished to the other parties, as promptly as practicable, such information and assistance reasonably requested relating to any Acquired GNOG Party as is reasonably necessary for the preparation and filing of any tax return, claim for refund or other filings relating to tax matters, for the preparation for any tax audit and for the prosecution or defense of any suit or other proceeding relating to tax matters;

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the Company and LF LLC agree to negotiate in good faith the Tax Receivable Agreement; and

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each of LF LLC and the Company will provide the other parties with prompt written notice upon becoming aware of any event, fact or circumstance that would reasonably be expected to cause any of such party’s conditions to Closing not to be satisfied.

Survival of Representations and Warranties
None of the representations, warranties, covenants and agreements in the Purchase Agreement or in any ancillary agreement or instrument, document or certificate delivered pursuant to the Purchase Agreement (other than those ancillary agreements which by their terms become or remain wholly effective) will survive the Closing and will expire upon the occurrence of the Closing, except for those covenants and agreements contained therein that by their terms expressly apply in whole or in part after the Closing and then only to such extent.

Release of Claims
LF LLC Release
Effective upon the Closing, LF LLC, on behalf of itself and its past, present and future parents, subsidiaries, affiliates, divisions, related companies, successors, joint ventures and assigns (in each case, other than the Acquired GNOG Parties) (the “Seller Releasing Parties”), releases and discharges each Acquired GNOG Party and its past, present and future parents, subsidiaries, affiliates, divisions, related companies, joint ventures, and each of their respective past and present representatives, benefit plan fiduciaries, administrators, assigns and successors from any and all obligations and liabilities to such Seller Releasing Party as an equityholder (whether directly or indirectly) of any Acquired GNOG Party of any kind or nature whatsoever, as to facts, conditions, transactions, events or circumstances prior to the Closing, and such Seller Releasing Party shall not seek to recover any amounts in connection therewith from such Acquired GNOG Parties; provided, that, notwithstanding anything to the contrary, nothing shall limit, modify, restrict, operate as a waiver with respect to or otherwise affect, any rights any person may have under the Purchase Agreement or any ancillary agreement, or any existing contractual obligation not cancelled, modified or explicitly released by the Purchase Agreement and owed to any of the persons mentioned above.
Company Release
Effective upon the Closing, each of the Company and Landcadia HoldCo, on behalf of itself and its past, present, and future parents, subsidiaries, affiliates (other than seller parent and its affiliates which are not affiliates of the Company and Landcadia HoldCo), divisions, related companies, successors, joint ventures and assigns (collectively, the “Company Releasing Parties”) hereby release and discharge seller parent and its past, present, and future parents, subsidiaries, affiliates, divisions, related companies, joint ventures (other than the Acquired GNOG Parties), and each of their respective past and present representatives, benefit plan fiduciaries and administrators, assigns and successors from any and all obligations and liabilities to such Company Releasing Parties, as to facts, conditions, transactions, events or circumstances prior to the Closing, and the Company Releasing Parties shall not seek to recover any amounts in connection therewith from the Company Releasing Parties; provided, that, notwithstanding anything to the contrary, nothing shall limit, modify, restrict, operate as a waiver with respect to or otherwise affect, any rights any person may have under the Purchase Agreement or any ancillary agreement, or any existing contractual obligation not cancelled, modified or explicitly released by the Purchase Agreement and owed to any of the persons mentioned above.
Specific Performance
The parties agree that each party shall be entitled to specific performance or other equitable relief to prevent breaches of the Purchase Agreement and to enforce the terms and provisions of the Purchase Agreement, without proof of damages and without the requirement to post any bond or other security, in addition to any other remedy to which they are entitled under the Purchase Agreement.
Expenses
Except as otherwise provided in the Purchase Agreement, each party shall bear its own expenses incurred in connection with the Purchase Agreement and the transaction, regardless of whether or not the transaction is consummated; provided, however, that the Company shall promptly reimburse GNOG for any and all expenses in the event that the Company fails to cure any Nasdaq Listing Rule 5620(a) deficiency or obtain the Stockholder Approval. Any available working capital not in the trust account shall be applied first to make such reimbursement to GNOG.
Trust Account Waiver
LF LLC waives any right, title, interest or claim it has or may have in the future in or to any monies in the trust account, and waives any claim it has or may have as a result of, or arising out of, the transaction or any negotiations, contracts or agreements with the Company, and LF LLC shall not, and shall cause its representatives not to, seek recourse against the trust account for any reason whatsoever.

Termination
The Purchase Agreement may be terminated and the transaction may be abandoned, regardless of whether the stockholders of any of the parties have approved the Purchase Agreement, as follows:
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by written consent of LF LLC and the Company;

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subject to certain limitations, by the written notice of the Company if there has been a breach of any representation, warranty, covenant or other agreement made by LF LLC, GNOG HoldCo, GNOG or GNOG LLC in the Purchase Agreement, or any such representation and warranty will have become untrue or inaccurate after the date of the Purchase Agreement, in each case which breach, untruth or inaccuracy (a) would reasonably be expected to result in certain conditions to the Company and Landcadia HoldCo’s obligations to consummate the transaction relating not being satisfied as of the date of the Closing (a “Terminating Seller Breach”), and (b) has not been cured within 30 days after written notice from the Company of such Terminating Seller Breach is received by LF LLC, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to January 30, 2021 (the “Outside Date”);

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subject to certain limitations, by written notice of LF LLC if there has been a breach of any representation, warranty, covenant or other agreement made by the Company or Landcadia HoldCo, or any such representation and warranty will have become untrue or inaccurate after the date of the Purchase Agreement, in each case which breach, untruth or inaccuracy (a) would reasonably be expected to result in certain conditions to the obligations of LF LLC to consummate the transaction not being satisfied as of the date of the Closing (a “Terminating Landcadia Breach”), and (b) has not been cured within 30 days after written notice from LF LLC of such Terminating Landcadia Breach is received by the Company (such notice to describe such Terminating Landcadia Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date;

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by written notice of LF LLC or the Company if the Closing has not occurred on or prior to the Outside Date for any reason other than delay and/or non-performance of the party seeking such termination, in which case the non-terminating party will be deemed to be in breach of the Purchase Agreement;

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by written notice from either LF LLC or the Company to the other party if the Transaction Proposals are not approved at the special meeting (subject to any adjournment or recess of the meeting);

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by written notice from LF LLC if there exists a deficiency under Nasdaq Listing Rule 5620(a) after December 31, 2020, or any other deficiency which causes a de-listing from Nasdaq of the Company prior to the Closing;

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by written notice from LF LLC if the Board makes any determination to withdraw its recommendation that the Company’s stockholders approve the proposals to be voted on at the special meeting, or any amendment, qualification, or modification of such recommendation in a manner adverse to LF LLC; and

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by written notice from LF LLC if the aggregate amount of unrestricted cash and cash equivalents held by GNOG LLC after the Closing, after making certain contributions and redemptions, is less than $80.0 million immediately following the Closing.

Amendments
The Purchase Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Purchase Agreement and which makes reference to the Purchase Agreement, regardless of whether the shareholders of any of the parties have approved the Purchase Agreement.
Ancillary Agreements
This section describes the material provisions of certain additional agreements to be entered into in connection with the Purchase Agreement, which we refer to as the “Ancillary Agreements,” but does not purport to describe all of the terms thereof. Forms of the Tax Receivable Agreement, A&R HoldCo LLC Agreement, Lock-Up Amendment, A&R Registration Rights Agreement, A&R Intercompany Notes, A&R Trademark License Agreement and A&R Online Gaming Operations Agreement and the Sponsor Forfeiture and Call-Option Agreement are attached as annexes to this proxy statement. Stockholders and other interested parties are urged to read such Ancillary Agreements in their entirety prior to voting on the proposals presented at the special meeting.
Tax Receivable Agreement
Concurrently with Closing, the Company and LF LLC will enter into the Tax Receivable Agreement, substantially in the form attached to this proxy statement as Annex K. Subject to certain terms and conditions, the Tax Receivable Agreement will provide for payment by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for New GNOG Class A common stock, as determined on a “with and without” basis, and for an early termination payment by New GNOG to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such TRA liabilities will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, including in the event of a change of control. Based upon certain assumptions, it is estimated that such early termination payment could range from $257.4 million, assuming no redemption of the public shares, to $258.8 million, assuming the maximum redemption of the public shares. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, New GNOG may be required to fund such early termination payments from other sources and there can be no assurances that New GNOG will be able to finance such obligations in a manner that does not adversely affect its working capital or financial condition.
A&R HoldCo LLC Agreement
At the Closing, the Company, Landcadia HoldCo and LF LLC will enter into the A&R HoldCo LLC Agreement, substantially in the form attached to this proxy statement as Annex F, which will provide, among other things, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock or, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock. In addition, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. The additional HoldCo LLC Class B Units will be issued at then-current market price of New GNOG Class A common stock calculated as set forth in the A&R HoldCo LLC Agreement.
Lock-Up Amendment
At the Closing, certain insiders of the Company, including Tilman J. Fertitta, FEI and JFG Sponsor will enter into the Lock-Up Amendment, substantially in the form attached to this proxy statement as

Annex E, which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.
A&R Registration Rights Agreement
At the Closing, New GNOG, the sponsors, Tilman Fertitta and certain of his affiliates will enter into the A&R Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex J, which will amend and restate the existing registration rights agreement to include shares of New GNOG Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement.
Sponsor Forfeiture and Call-Option Agreement
In connection with the execution of the Purchase Agreement, on June 28, 2020, the Company and JFG Sponsor entered into an agreement (the “Sponsor Forfeiture and Call-Option Agreement”), pursuant to which, as of and contingent upon the Closing, JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares. In addition, following and contingent upon the Closing, JFG Sponsor granted to New GNOG an option to repurchase any of the private placement warrants held by JFG Sponsor, to the extent that JFG Sponsor wishes to exercise or sell such warrants, subject to certain terms and conditions set forth in the Sponsor Forfeiture and Call-Option Agreement.
First A&R Intercompany Note
On or after the date of the GNOG Conversion and prior to the Closing, LF LLC and GNOG LLC will amend and restate the Original Intercompany Note, substantially in the form attached to this proxy statement as Annex L, to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement.
Second A&R Intercompany Note
Concurrently with the Closing, LF LLC and GNOG LLC will amend and restate the First A&R Intercompany Note, substantially in the form attached to this proxy statement as Annex M, to continue to act as a guarantee to the Credit Agreement and provide for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction will occur at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, paid quarterly on the outstanding balance from day to day thereunder; provided, that LF LLC and GNOG LLC will not agree to any material deviations to the forms of First A&R Intercompany Note or Second A&R Intercompany Note (as compared to the forms previously reviewed by the Company on or prior to the date of the Purchase Agreement) without prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Second A&R Intercompany Note will continue to provide for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of the payments described in clause (b) above to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes.
Related Party Post-Closing Operational Agreements
A&R Trademark License Agreement
Concurrently with the Closing, GNOG LLC, Golden Nugget and GNLV will amend and restate the Trademark License Agreement. The A&R Trademark License Agreement, substantially in the form attached to this proxy statement as Annex N, is expected to provide for, among other things, the replacement of the current five-year period renewal option (held by GNOG) with a term of 20 years. Upon the tenth and fifteenth anniversary of the effective date of the A&R Trademark License Agreement, the monthly royalty amount payable to GNLV would be adjusted to equal the greater of (i) 3% of net gaming revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the A&R Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the A&R Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the A&R Trademark License Agreement will restrict GNOG LLC (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the Trademark License Agreement.
A&R Online Gaming Operations Agreement
Concurrently with the Closing, GNOG LLC and GNAC will amend and restate the Online Gaming Operations Agreement. The A&R Online Gaming Operations Agreement, substantially in the form attached to this proxy statement as Annex O, will provide for, among other things, (a) minimum performance standards under which GNOG LLC will be required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).
Services Agreement
Concurrently with the Closing, GNOG LLC and Golden Nugget will terminate their current shared services agreement and enter into the Services Agreement to provide for the performance of certain services from and after the Closing. The Services Agreement will contain substantially similar terms as the current shared services agreement, provided that the Services Agreement will require GNOG LLC to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino.
Lease Agreements
Concurrently with the Closing, GNOG LLC will enter into the Office Leases with GNAC and Golden Nugget, respectively, or their respective affiliates. The Office Leases provide for annual rent payments of $88,120 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the A&R Trademark License Agreement and the A&R Online Gaming Operations Agreement will be credited against GNOG LLC’s rent obligations under the Office Leases. Each Office Lease will have a term of five years. In connection with any renewal of the term of the A&R Online Gaming Operations Agreement, GNOG LLC will have an option to renew each Office Lease for the lesser of (i) five years or (ii) the length of the renewed term of the A&R Online Gaming Operations Agreement. Each Office Lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice.
Agreement with Danville Development
On November 18, 2020, GNOG entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.
Indebtedness
At the Closing, GNOG LLC will continue to be liable for its remaining indebtedness under the Credit Agreement after the payment of the Credit Agreement Payoff Amount at Closing. For additional information, please see the section entitled “Description of GNOG Indebtedness.”
Litigation Relating to the Transaction
On September 11, 2020, the Company received a letter from a law firm claiming to represent a putative stockholder of the Company. The letter purported to set forth a demand for the production of certain books and records pursuant to DGCL § 220. One stated purpose of the stockholder’s demand is to determine whether wrongdoing and/or mismanagement occurred in connection with the transaction and the independence and disinterestedness of members of the Board. The Company believes the allegations made in the demand letter are without merit and intends to vigorously defend itself against any claim of this stockholder, if asserted; however, the Company cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations.
Background of the Transaction
The Company is a blank check company formed in 2018 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The transaction is the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and Board. The terms of the transaction were the result of negotiations between us and our representatives and GNOG and its representatives. The following is a brief description of the background of these negotiations, the transaction and related transactions.
Prior to the consummation of our IPO, neither the Company, nor anyone on its behalf, selected any specific target business or initiated any substantive discussions, directly or indirectly, with any target business with respect to a transaction with the Company.
After the completion of our IPO in May 2019, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company and our sponsors contacted, and we were contacted by, a number of individuals and entities with respect to acquisition opportunities. Our primary focus was in the consumer, dining, hospitality, entertainment and gaming industries, including technology companies operating in these industries.
During that period, our management team, sponsors and/or representatives:
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considered and conducted an analysis of 14 target businesses (other than GNOG);

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entered into non-disclosure agreements with nine of those target businesses; and

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engaged in detailed discussions, due diligence and negotiations with five of those target businesses.

The 14 potential acquisition targets included (i) a luxury hotel in Las Vegas, (ii) a gourmet marketplace, (iii) a restaurant and entertainment business, (iv) a slot machine manufacturer, (v) a slot route operator, (vi) a multi-brand dining, hospitality, entertainment and gaming corporation, (vii) the lottery business of a company that supplies integrated gambling, transaction processing systems, game content, sports betting management and interactive gambling services, (viii) a steakhouse restaurant chain, (ix) a luxury casino in the Caribbean, (x) an airport retail concessionaire (xi) a themed restaurant chain and its affiliated trademarks, (xii) a casual dining restaurant chain, (xiii) a luxury hotel and (xiv) a consumer finance company other than GNOG.
The potential target companies (other than GNOG) that engaged in detailed discussions, due diligence and negotiations with our management team, sponsors and/or representatives included the following:

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From June to September 2019, we evaluated an acquisition of a luxury hotel in Las Vegas. We signed a non-disclosure agreement and our representatives engaged in due diligence, including a meeting with the senior management team. We ultimately determined not to pursue a transaction because we did not believe the financial performance was adequate for a transaction with us.

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From August to October 2019, we evaluated a potential three-way merger between a slot machine manufacturer and a slot route operator. Our representatives met in person with management of each of the companies. We signed a non-disclosure agreement and engaged in preliminary due diligence. We decided not to proceed with the transaction because the aggregate purchase price the companies were seeking was deemed to be in excess of the combined enterprise value that could be supportable, and there were challenges in combining management of the two companies.

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In January 2020, we evaluated the acquisition of a luxury resort and casino in the Caribbean. We signed a non-disclosure agreement and engaged in due diligence, including telephonic meetings with the owner of the resort, an asset management firm, to discuss the business opportunity. We submitted verbal indication of interest, but ultimately could not reach agreement on price.

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In January 2020, we evaluated the acquisition of a luxury hotel and retail development project in New York City. We signed a non-disclosure agreement and held meetings with the target’s senior management team. We decided not to pursue a transaction because we believed that the project was too speculative and the lead time was too long for our investment horizon.

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In February 2020, we evaluated the acquisition of a themed restaurant chain and its affiliated trademarks from a business conglomerate that offers entertainment, leisure, tourism, hotel and restaurant consultant services. We engaged in preliminary due diligence and our representatives held calls with management. However, we did not proceed further because the due diligence showed inadequate financial performance of the themed restaurant chain.

In March 2020, LF LLC decided to separate the assets of GNOG into a newly formed entity in order to backstop an incremental equivalent debt term loan, the proceeds of which were used to provide additional capital to LF LLC.
In early April 2020, as it was becoming apparent that online gaming businesses were performing well during the COVID-19 pandemic, representatives of Jefferies contacted Mr. Fertitta to gauge his interest in a potential transaction between us and GNOG.
From April 17 through April 20, 2020, representatives of Jefferies discussed with Mr. Fertitta potential transactions in which the Company would acquire GNOG for $200 million in cash and $50 million in stock, with the JFG Sponsor forfeiting two-thirds of its founder shares in order to reduce the dilution to FEI from the transaction. Mr. Fertitta rejected these terms.
Subsequently, Jefferies engaged in further analysis of the valuations comparable companies were receiving in the public markets, focusing in particular on DraftKings. DraftKings had just completed a business combination with a special purpose acquisition company on April 23, 2020, and its enterprise value had significantly increased to reach approximately eight times its projected 2021 net gaming revenue.
On April 28 and 29, 2020, representatives of Jefferies provided Mr. Fertitta with this new valuation information.
On April 30, 2020, representatives of Jefferies provided revised terms for a potential acquisition by us of GNOG, which the Company believed would represent an attractive valuation for the Company’s stockholders and future investors relative to the valuation of comparable companies, including DraftKings. These terms included the payment by us of $350 million in cash and $130 million in stock, with an investment by Mr. Fertitta in us of $50 million and a proposed private investment in public equity (“PIPE”) by third-party investors of approximately $150 million. Following Jefferies’ communication of the revised potential transaction terms, representatives of Jefferies and Mr. Fertitta had a follow-up phone discussions.
On May 1, 2020, representatives of Jefferies sent a proposed transaction timeline. Subsequent to sending this revised timeline, representatives of Jefferies and Mr. Fertitta and his management team held follow-up discussions on a proposed transaction.

Based on these revised terms, Mr. Fertitta agreed to explore the potential purchase by us of GNOG provided that the transaction also included the forfeiture by the JFG Sponsor of two-thirds of its founder shares, which had previously been proposed.
From May 2 through May 4, 2020, representatives of Jefferies and Mr. Fertitta and his advisors held further phone discussions, including with respect to preparing an investor presentation, the possibility of conducting a confidential market check with potential new investors, and a potential lender presentation as GNOG believed an amendment to its current credit facility would need to be obtained in connection with the sale of GNOG.
During the next thirty-day period, the Company’s representatives and Mr. Fertitta and his representatives had multiple discussions to review the lender presentation for the credit agreement amendment as well as an investor presentation. They also continued to discuss the terms of the credit agreement amendment.
On May 20, 2020, a call was held with representatives of Jefferies and Mr. Fertitta and his representatives to discuss more specifically the marketing strategy surrounding a transaction and potential PIPE, including the timeline. Over the next week, the parties continued to review and revise the presentation materials.
On May 27, 2020, representatives of Jefferies and Mr. Fertitta and his representatives had another call to review the presentations.
On May 29, 2020, a Board meeting was held at which a representative of the Company’s outside counsel, and representatives of Jefferies were also in attendance. The Board, together with its advisors, discussed the potential acquisition of GNOG, including a discussion regarding preliminary potential valuations of GNOG. The Board also discussed that because GNOG was owned by FEI, this constituted a related party transaction. As a result, the Board formed a transaction review committee comprised of three disinterested directors, Messrs. Chadwick, Kelly and Stevens (the “committee”), to engage a financial advisor of its choice to render an opinion on the fairness, from a financial point of view, to the Company of the aggregate consideration to be paid by the Company in the transaction (a “fairness opinion”). It was further discussed and agreed that the financial advisor to be engaged to render the fairness opinion should be free of conflicts of interest and should be entitled to compensation regardless of whether or not such financial advisor ultimately renders the fairness opinion. The members of the committee then agreed that Mr. Chadwick, with the assistance of the Company’s counsel, would lead the search for a financial advisor and the negotiations regarding the financial advisor’s engagement, that the financial advisor would be engaged by the committee and that the Company’s management would not participate in the engagement of the financial advisor or the work of the financial advisor on the fairness opinion, other than to provide the financial advisor with such information that the financial advisor requested for its analysis. In addition, the Company requested that Jefferies serve as the Company’s exclusive financial and capital markets advisor in connection with the potential GNOG acquisition and to assist and work with the committee’s financial advisor once engaged. The Company’s audit committee ratified such engagement.
On May 30, 2020, Mr. Fertitta communicated to Jefferies that for a proposed transaction to proceed, GNOG’s valuation would need to be increased from the April 30 proposal, and FEI would need to retain at least a 50% equity ownership. He also said that he was not interested in including a PIPE. At this time, the share price for DraftKings, as of May 29, 2020 market-close, had further increased to $39.70, which represented an approximately 226% increase since April 23, 2020.
On May 31, 2020, a representative of Jefferies sent a revised transaction proposal to Mr. Fertitta and his team. The new proposal provided that (i) the Company would assume $150 million of GNOG’s debt and pay down the balance of its debt of $150 million, (ii) the Company would pay debt pay-down fees of approximately $20 million, (iii) the Company would pay cash consideration to FEI of $100 million, (iv) FEI would invest $70 million in the Company in exchange for Company common stock and (v) the Company would pay aggregate stock consideration to FEI of approximately $240 million. Mr. Fertitta subsequently advised Jefferies that he would continue discussions with the Company based on this proposal.
During the week of June 1, 2020, after a “Dutch Auction,” GNOG launched an amendment to its credit facility.

On June 5, 2020, the committee retained Houlihan Lokey as its financial advisor for purposes of delivering a fairness opinion with respect to the proposed transaction (whose engagement was confirmed in the engagement letter signed on June 22, 2020).
During the week of June 8, 2020, GNOG obtained consent from its lenders in connection with a transaction with the Company.
On June 16, 2020, the Company’s outside counsel, White & Case LLP (“White & Case”), sent a draft of a definitive purchase agreement (the “Purchase Agreement”) to Haynes and Boone, LLP, counsel to GNOG and LF LLC, and FEI’s accounting advisors, PricewaterhouseCoopers, LLP.
During the next week, the parties determined that an Up-C structure would be the most tax efficient for the parties to the transaction. The parties also held several confidential investor presentations to gauge the level of interest for the transaction, and assess stockholder interest in and support for the transaction at the proposed enterprise value.
Throughout the next week, the parties held multiple calls to discuss the transaction terms.
In the afternoon of June 28, 2020, the committee held a telephonic meeting with representatives of White & Case and Houlihan Lokey. Representatives of White & Case reviewed the structure and terms of the transaction, and provided an overview of the fiduciary duties of the members of the committee in connection with the approval of the transaction and the Purchase Agreement. At the request of the committee, Houlihan Lokey then verbally rendered its fairness opinion to the committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion), as to the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be paid by the Company in the transaction pursuant to the Purchase Agreement. Following a discussion, the committee then unanimously determined the transaction to be advisable and in the best interests of the Company and its stockholders and resolved to recommend to the Board approval of the transaction, substantially on the terms presented to the committee.
Later that same day, the Board held a telephonic meeting. All Board members were in attendance, as well as our Chief Financial Officer, Mr. Liem, our General Counsel, Mr. Scheinthal, and our VP of Acquisitions, Mr. Daraviras. Also in attendance were representatives of White & Case and Jefferies. Representatives of White & Case informed the Board that the committee had met earlier that day prior to the Board meeting, and that at that meeting, Houlihan Lokey had rendered its verbal fairness opinion to the committee, and following a discussion the committee had unanimously determined the transaction to be advisable and in the best interests of the Company and its stockholders and resolved to recommend to the Board approval of the transaction, substantially on the terms presented to the committee. Representatives of White & Case also provided an overview of the fiduciary duties of the members of the committee in connection with the approval of the transaction and the Purchase Agreement. The members of the Board confirmed their familiarity with the proposed terms of the transaction and the Purchase Agreement. Following discussions, the Board determined that the form, terms and provisions of the Purchase Agreement are fair, advisable and in the best interests of the Company and its stockholders and voted unanimously to approve and adopt the Purchase Agreement and the other documents contemplated thereby.
Subsequently, on June 28, 2020, the Purchase Agreement was executed by the parties thereto.
On June 29, 2020, in advance of the Nasdaq opening for trading, the Company and Mr. Fertitta issued a joint press release announcing the execution of the Purchase Agreement and the transaction.
Also, on June 29, 2020, the Company hosted an investor conference call to discuss the transaction.
Opinion of the Financial Advisor to the Committee
On June 28, 2020, Houlihan Lokey verbally rendered its opinion to the committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion), as to the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be paid by the Company in the transactions pursuant to the Purchase Agreement.

Houlihan Lokey’s opinion was directed to the committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be paid by the Company in the transactions pursuant to the Purchase Agreement and did not address any other aspect or implication of the transaction or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex H to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the committee, the Board, any security holder of our company or any other person as to how to act or vote with respect to any matter relating to the transaction.
In arriving at its opinion, Houlihan Lokey, among other things:
•
reviewed (i) the draft dated June 27, 2020 of the Purchase Agreement, (ii) the draft dated June 28, 2020 of the proposed charter and (iii) the draft dated June 27, 2020 of the A&R HoldCo LLC Agreement;

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reviewed certain publicly available business and financial information relating to the Company and GNOG that Houlihan Lokey deemed to be relevant;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of GNOG, including financial projections prepared by or discussed with the management of GNOG and approved for Houlihan Lokey’s use by the committee relating to GNOG for the years ending 2020 through 2030 (the “Target Projections”);

•
spoke with certain members of the management of Golden Nugget and certain of the committee’s representatives regarding the business, operations, financial condition and prospects of GNOG, the transaction and related matters;

•
compared the financial and operating performance of GNOG with that of public companies that Houlihan Lokey deemed to be relevant;

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reviewed the current and historical market prices and trading volume for the Company Class A common stock; and

•
conducted such other financial studies, analyses and inquiries and considered such other information and factors, as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the committee advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the committee as to the future financial results and condition of GNOG and the other matters covered thereby, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of GNOG or the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Purchase Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Purchase Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the transaction will be satisfied without waiver thereof, and (d) the transaction will be consummated in a timely manner in accordance with the terms described in the Purchase Agreement and other related documents and instruments, and the proposed charter and A&R HoldCo LLC Agreement will be adopted, in each case without any amendments or modifications thereto. Houlihan Lokey also assumed, with the consent of the committee, that the transaction will qualify as a tax-free transaction. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of GNOG or the Company, or otherwise have an effect on the transaction, or GNOG or the Company or any expected benefits of the transaction that would be material to Houlihan Lokey’s analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Purchase Agreement, the proposed charter and A&R HoldCo LLC Agreement will not differ in any respect from the draft of the Purchase Agreement, the proposed charter and A&R HoldCo LLC Agreement identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, GNOG, LF LLC or any other party, nor was Houlihan Lokey provided with any such appraisal. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, GNOG or LF LLC is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, GNOG or LF LLC is or may be a party or is or may be subject.
Furthermore, Houlihan Lokey expressed no opinion or view as to the effects on the transaction or the Company, GNOG, LF LLC or any other participants in the transaction of the unusual volatility recently experienced by the credit, financial and stock markets or any potential changes or developments in such markets or volatility. In addition, Houlihan Lokey noted in its opinion that there is significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and Houlihan Lokey expressed no opinion or view as to the potential effects of the Pandemic Effects on its analysis, its opinion, the transaction or the Company, GNOG, LF LLC or any other participants in the transaction.
Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the transaction, the securities, assets, businesses or operations of the Company, GNOG or any other party, or any alternatives to the transaction, (b) negotiate the terms of the transaction, (c) advise the committee, the Board or any other party with respect to alternatives to the transaction, or (d) identify, introduce to the committee, the Board or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the transaction. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date thereof. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date thereof. Houlihan Lokey did not express any opinion as to what the value of the Class A common stock, the New GNOG Class B common stock, or the HoldCo Class B Units actually will be following the transaction or the price or range of prices at which the Class A common stock, the New GNOG Class B common stock, or the HoldCo Class B Units may be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the committee in its capacity as such in connection with its evaluation of the transaction and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the transaction or otherwise, including whether holders of Company Class A common stock should redeem their shares.
Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the committee, the Board, the Company, its security holders or any other party to proceed with or effect the transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the transaction or otherwise, including (x) the recapitalization pursuant to which the Company will establish the New GNOG Class B common stock (the “Recapitalization”) and its effects, (y) the terms of the Credit Agreement, the Guaranty Agreement by LF LLC and each direct, wholly-owned restricted subsidiary of GNOG in favor of Jefferies Finance LLC, as agent for the Lenders (“Agent”), to guarantee to the Agent in favor of the Lenders the guaranteed obligations, the Original Intercompany Note, the A&R Intercompany Notes and the issuance of shares under the terms of the A&R HoldCo LLC Agreement in connection with payments made by LF LLC pursuant to the Second A&R Intercompany Note, and (z) any other Ancillary Transactions (as defined in Houlihan Lokey’s opinion), in each case other than the Aggregate Consideration to the extent expressly specified herein, (iii) the acquisition by FEI, as a result of and pro forma for the Recapitalization and transaction, of a controlling interest in the Company, (iv) the fairness of any portion or aspect of the transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (v) the relative merits of the transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (vi) the fairness of any portion or aspect of the transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vii) the allocation of the Aggregate Consideration among the Closing Cash Consideration, Stock Consideration and amounts payable under the Credit Agreement, consisting of $150,000,000 plus accrued and unpaid interest, prepayment penalties, premiums, costs and fees, (viii) whether or not the Company, GNOG, LF LLC, their respective security holders or any other party is receiving or paying reasonably equivalent value in the transaction, (ix) how the committee, the Company, any security holder or any other party should act or vote with respect to the transaction, including whether holders of Company Class A common stock should redeem their shares, (x) the solvency, creditworthiness or fair value of the Company, GNOG, the LF LLC or any other participant in the transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (xi) the price or range of prices at which the Company Class A common stock will trade, or (xii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the transaction, any class of such persons or any other party, relative to the Aggregate Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the committee, on the assessments by the committee, the Board, GNOG, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to GNOG, the Company and the transaction or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to GNOG or the proposed transaction and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the financial forecasts prepared by the management of GNOG and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of our company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the committee in evaluating the proposed transaction. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Aggregate Consideration or of the views of the committee or management with respect to the transaction or the Aggregate Consideration. Under the terms of its engagement by the committee, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed transaction or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, our Board, our company, GNOG, any security holder or creditor of our company or GNOG or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the transaction were determined through negotiation between the Company and LF LLC, and the decision to enter into the Purchase Agreement was solely that of the committee and our Board.
Financial Analyses
In preparing its opinion to the committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the committee on June 28, 2020. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:
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Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the Company) plus the amount of its net debt (the amount of its outstanding indebtedness, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

•
Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items, for a specified time period.

Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected companies listed below as of June 26, 2020. The estimates of the future financial and operating performance of GNOG relied upon for the financial analyses described below were based on the Target Projections. The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Implied Value of Aggregate Consideration
Houlihan Lokey calculated the implied value of the Aggregate Consideration as the sum of (i) the Closing Cash Consideration of $30.0 million, (ii) the 31,350,625 HoldCo Class B Units (issued together with 31,350,625 shares of New GNOG Class B common stock) provided for in the Purchase Agreement as part of the Stock Consideration, multiplied by the closing stock price for Class A common stock of $10.09 as of June 26, 2020, and (iii) the amounts payable under the Credit Agreement, including accrued and unpaid interest, prepayment penalties, premiums, costs and fees of $174.0 million to derive an implied transaction equity value of $520.3 million. In calculating the value of the Stock Consideration, the committee advised Houlihan Lokey and Houlihan Lokey understood that each HoldCo Class B Unit is exchangeable (at the holder’s option at any time following a lockup period of 180 days) for, and has equivalent economic value to, one share of Company Class A common stock, and that in connection with any such exchange, an equal number of such holder’s New GNOG Class B common stock, which has only voting rights and no economic interests, will be cancelled for no consideration. The committee also advised Houlihan Lokey and Houlihan Lokey understood that as result of the Recapitalization and transaction, FEI would have a controlling voting interest in the Company on a pro forma basis, and that FEI would have a controlling voting interest even if the New GNOG Class B common stock had one vote per share rather than 10 votes per share. Accordingly, for purposes of Houlihan Lokey’s financial analyses, the committee directed Houlihan Lokey not to ascribe, and Houlihan Lokey did not ascribe, any incremental economic value to the New GNOG Class B common stock.
Selected Companies Analysis.   Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.
The financial data reviewed included:
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Enterprise value as a multiple of estimated calendar year 2020 Revenue (“2020E Revenue”);

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Enterprise value as a multiple of estimated calendar year 2021 Revenue (“2021E Revenue”); and

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Enterprise value as a multiple of estimated calendar year 2022 Revenue (“2022E Revenue”).

The selected companies included the following:
Selected iGaming Companies
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DraftKings Inc.

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GAN Limited

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Flutter Entertainment plc

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PointBet Holdings Limited

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Score Media and Gaming Inc.

Selected Interactive Gaming and Entertainment Companies
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Activision Blizzard, Inc.

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Electronic Arts Inc.

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Netflix, Inc.

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SciPlay Corporation

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Take-Two Interactive Software, Inc.

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Tencent Holdings Limited

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Zynga Inc.

The resulting data were as follows:
Enterprise Value Multiples
Financial Metric	Low	High	Median	Mean
2020E Revenue	3.90x	22.75x	8.22x	9.16x
2021E Revenue	3.68x	15.01x	5.91x	7.01x
2022E Revenue	3.47x	10.80x	5.82x	6.10x
Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges set forth in the table below to corresponding financial data for GNOG to calculate implied equity value reference ranges set forth in the table below, as compared to the Aggregate Consideration of $520.3 million.
Financial Metric	Selected Multiples Range	Implied Equity Value Reference Range
2020E Revenue	7.50x — 9.50x	$488.3 million — $661.2 million
2021E Revenue	5.00x — 7.00x	$451.9 million — $696.7 million
2022E Revenue	3.50x — 5.50x	$441.9 million — $785.9 million
Discounted Cash Flow Analysis.   Houlihan Lokey performed a discounted cash flow analysis of GNOG by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of GNOG based on the Target Projections. Houlihan Lokey calculated terminal values for GNOG by applying a range of terminal value multiples of 16.0x to 20.0x to GNOG’s fiscal year 2030 estimated Adjusted EBITDA). The net present values of GNOG’s projected future cash flows and terminal values were then calculated using discount rates ranging from 8.50% to 9.50%. The discounted cash flow analysis indicated an implied equity value reference range of $467.0 million to $654.7 million, as compared to the Aggregate Consideration of $520.3 million.
Miscellaneous
Houlihan Lokey was engaged by the committee to provide an opinion to the committee as to the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be paid by the Company in the transactions pursuant to the Purchase Agreement. The chairman of the committee interviewed three financial advisors to provide an opinion. The chairman considered Houlihan Lokey’s experience, reputation and familiarity with our and the target’s respective businesses and the gaming industry and recommended Houlihan Lokey to the committee. Based upon this process and Houlihan Lokey’s experience, reputation and familiarity as described above, Houlihan Lokey was engaged. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the committee, Houlihan Lokey is entitled to an aggregate fee of $275,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the transaction. Our company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, GNOG, LF LLC or any other party that may be involved in the transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the transaction.
Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to JFG Sponsor or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated with, the JFG Sponsor, for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, having acted as financial advisor to an affiliate of Jefferies as a lender to a company in connection with a restructuring transaction, which was completed in December 2019. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, GNOG, LF LLC, other participants in the transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Jefferies, other participants in the transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Jefferies Group, other participants in the transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, GNOG, LF LLC, members of the Jefferies Group, other participants in the transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Our Board’s Reasons for the Approval of the Transaction
The Board, in evaluating and negotiating the transaction and the transaction agreements, consulted with the Company’s management and its legal counsel, financial advisors and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Purchase Agreement and the transaction are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders adopt the Purchase Agreement and approve the transaction, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the transaction and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
In the prospectus for our IPO, we stated that we intended to pursue opportunities in the consumer, dining, hospitality, entertainment and gaming industries, including technology companies operating in these industries, although we indicated we may enter into a business combination with a target business that does not meet these criteria and guidelines.
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Differentiated Business Models.   We believe that given our management team’s operational and investment experience in the consumer, dining, entertainment and gaming industries we are well positioned to identify businesses in these industries whose operating models create strong value for their customers by improving customer experiences including utilizing technology to enhance convenient, speed, personalization or other similar factors. Such companies may benefit from our management team’s extensive operational experience and relationships in these industries to asset in further expanding the Company’s operations and growth prospects.

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Opportunities for Organic Growth and Add-on Acquisitions.   We will seek targets that we believe we can grow both organically and through acquisitions. We intend to leverage the industry experience and financial acumen of our management team to identify additional operational improvement opportunities for the target business. In addition, we believe that we can utilize our sponsors’ extensive networks to source proprietary opportunities and execute transactions that will help the business or businesses we acquire growth through further acquisitions, if appropriate or beneficial.

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Value Proposition That is Not Fully Recognized by the Market.   We will analyze potential business combination targets with a goal of uncovering value that has not been fully recognized and would allow us to invest at prices that we believe to be below intrinsic value.

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History of, or Potential for, Free Cash Flow Generation.   We will seek one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation, with predictable and recurring revenue streams.

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Experienced and Motivated Management Team.   We will seek one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble a strong effective and experienced management team. We will be focusing on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

These illustrative criteria were not intended to be exhaustive. We stated in the IPO prospectus that any evaluation relating to the merits of a particular initial business combination would be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decided to enter into a business combination with a target business that does not meet the above criteria and guidelines, we indicated that we would disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination.
In considering the transaction, the Company’s Board concluded that it met all of the above criteria. In particular, the Board considered the following positive factors, although not weighted or in any order of significance:
Differentiated Business Model.   GNOG has established itself as an innovator in the online gaming space as demonstrated by its operational history in New Jersey. GNOG was the first to bring to market a proprietary Live Dealer Studio to provide its customers with an iGaming product that mirrors the experience of betting at a land-based casino. GNOG also brought to market several new iGaming variants including a Golden Nugget branded slot, casino floor roulette, casino hold’em, and three card poker. GNOG offers a superior product mix consisting of over 800 games, which GNOG believes is a larger content mix than any of its competitors in the New Jersey market. Through strategic partnerships with industry-leading operators, GNOG is positioned to continue its track record of providing customers with a superior product offering.
Opportunities for Organic Growth.   The combination of GNOG and the Company will establish one of the largest online gaming platforms in the United States, positioned to take advantage of the growing world-wide trend of online gaming regulation. GNOG’s management estimates that, on a run-rate basis, the iGaming market in the U.S. over time will achieve 30% penetration versus the land-based market. Based on nationwide land-based commercial and tribal gaming revenues of $75 billion in 2018, 30% penetration implies a $22 billion revenue potential in the long-term U.S. iGaming market. While the industry in the United States is nascent, iGaming is legal in New Jersey, Pennsylvania, Delaware, Michigan (pending final regulations), and West Virginia, and online sports betting is legal in fourteen states and the District of Columbia. In addition, legislation to legalize online gaming and/or sports betting is pending in several states. GNOG anticipates that legalization of iGaming and online sports betting and, consequently, opportunities for growth, will expand across the U.S. as states understand and appreciate the revenue potential. This represents a near greenfield opportunity for GNOG, which has already captured 13% of the iGaming market in New Jersey while keeping customer acquisition costs relatively low as a percentage of its revenues. GNOG has an attractive financial profile characterized by strong existing growth and continued prospects for growth. Subject to regulatory approval, GNOG plans to launch online gaming platforms in Pennsylvania and Michigan and has negotiated plans to begin operations in 2021.
Value Proposition That is Not Fully Recognized by the Market.   Both the online sports betting market and iGaming market are forecast to experience rapid growth in the near to intermediate term as more states explore the regulation of online gaming. We believe the latter has been underappreciated by the market since states have shown a greater propensity to regulate online sports betting than iGaming. Additionally, we believe the stress on state budgets created by the impact of the COVID-19 outbreak may cause accelerated legalization of iGaming as states look for alternative sources of revenue. We believe that while iGaming may take more time to reach maturity, the vertical provides a more lucrative investment opportunity. Based on third-party research and GNOG’s historical operations in New Jersey, GNOG believes that the average iGaming player plays longer, reinvests his or her winnings more quickly, and has a higher disposable income, all of which contributes to a higher total engagement per active month than land-based casino players and online sports bettors. We believe the market has not fully recognized the value of the iGaming vertical as can be seen with current 2021E revenue multiples. Based on third-party research and publicly available financial data, we have determined that GNOG’s two closest publicly available comparables, DraftKings and GAN, are trading at 2021E revenue multiples of 16.2x and 11.1x respectively, as of August 7, 2020. As such, we believe the proposed transaction, which values GNOG at a 5.6x forecast 2021 revenue multiple, represents a superior value proposition for the Company’s stockholders.
History of, or Potential for, Free Cash Flow Generation.   Despite the tendency for companies in high-growth industries to operate at losses to capture market share, GNOG has managed to achieve positive cash flows since 2016 while growing its online gaming business and maintaining market share. GNOG’s management team has historically operated a business model focused on positive free cash flow generation . We believe that GNOG will be able to replicate this model and quickly achieve profitability as it enters new states. We believe the proposed transaction will provide New GNOG with enough capital to reinvest heavily in its existing business in New Jersey while providing capital to capture significant market shares in Pennsylvania and Michigan.
Experienced and Motivated Management Team.   GNOG is led by a seasoned team of industry experts that have re-defined iGaming in the United States and throughout the world. Tilman Fertitta, a recognized global leader in the dining, hospitality, entertainment and gaming industries will serve as Chairman and Chief Executive Officer of New GNOG and maintains a significant ongoing economic interest in the Company. Thomas Winter, who has served as the Senior Vice-President and General Manager of the online gaming division of Landry’s LLC for seven years and is expected to serve as President of New GNOG upon the Closing, is one of the most experienced leaders in the online gaming space, having previously served as CEO of Betclic.
Opinion of Houlihan Lokey.   The financial analysis reviewed by Houlihan Lokey with the committee as well as the oral opinion of Houlihan Lokey rendered to the committee on June 28, 2020 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the committee dated June 28, 2020), as to the fairness, from a financial point of view, to the Company of the Aggregate Consideration to be paid by the Company pursuant to the Purchase Agreement. See “Proposal No. 1 — The Transaction Proposal — Opinion of the Financial Advisor to the Committee.”
Our Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the transaction, including, but not limited to, the following:
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Benefits Not Achieved.   The risk that the potential benefits of the transaction may not be fully achieved, or may not be achieved within the expected timeframe.

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Liquidation of the Company.   The risks and costs to the Company if the transaction is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by May 9, 2021 and force the Company to liquidate and the warrants to expire worthless.

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Stockholder Vote.   The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the transaction.

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Closing Conditions.   The fact that completion of the transaction is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

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Litigation.   The possibility of litigation challenging the transaction or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the transaction.

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Fees and Expenses.   The fees and expenses associated with completing the transaction.

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Other Risks.   Various other risks associated with the transaction, the business of the Company and the business of GNOG described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered the following:
Interests of Certain Persons.   Certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, the interests of our other stockholders. See “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction”. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal.
The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the transaction outweighed the potentially negative factors associated with the transaction. Accordingly, the Board unanimously determined that the Purchase Agreement and the transaction were advisable, fair to, and in the best interests of, the Company and its stockholders.
Satisfaction of 80% Test
Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the funds held in the trust account) at the time of the execution of a definitive agreement for our initial business combination. As of June 28, 2020, the date of the execution of the Purchase Agreement, the fair value of the funds held in the trust account was approximately $308.9 million (excluding approximately $11.1 million of deferred underwriting commissions and approximately $0.9 million of taxes payable on the income earned on the trust account) and 80% thereof represents approximately $247.2 million. In reaching its conclusion that the transaction meets the 80% asset test, our Board reviewed the enterprise value of GNOG of approximately $668.0 million implied by adding the Closing Cash Consideration to LF LLC of $30 million, Stock Consideration of $314.0 million and the Credit Agreement Payoff Amount of $150.0 million plus prepayment premium of $24.0 million and the remaining outstanding principal amount of $150.0 million owed by GNOG LLC following the Closing.
In determining whether the enterprise value described above represents the fair market value of GNOG, our committee considered all of the factors described above in this section and the fact that the purchase price for GNOG was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account).
Certain Company Projected Financial Information
In connection with its consideration of the proposed transaction, the Company’s Board was provided, prior to finalizing the Purchase Agreement, prospective financial information prepared by management of GNOG (collectively, the “Projections”), which information was also provided to Houlihan Lokey and approved for Houlihan Lokey’s use and reliance for purposes of its financial analyses in connection with its opinion as described in “Proposal No. 1 — The Transaction Proposal — Opinion of the Financial Advisor to the Committee.
The Projections are included in this proxy statement solely to provide the Company’s stockholders access to information made available in connection with the Company’s Board’s consideration of the proposed transaction. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were prepared, which was May 26, 2020.
The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The Projections have not been audited. Neither the independent registered public accounting firms of GNOG nor the Company or any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the Company’s and GNOG’s independent accounting firms assume no responsibility for, and disclaim any association with, the Projections.
The Projections were prepared in good faith by GNOG’s management based on their reasonable best estimates and assumptions with respect to the expected future financial performance of GNOG at the time the Projections were prepared and speak only as of that time.
The Projections were based on numerous variables and assumptions made by GNOG management at the time prepared, including with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to GNOG, including that GNOG continues to offer iGaming and online sports betting in New Jersey and that GNOG offers iGaming and online sports betting in Michigan and iGaming in Pennsylvania commencing January 2021.
While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of GNOG, all of which are difficult to predict and many of which are beyond the preparing parties’ control including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”
The Projections were prepared solely for internal use to assist the Company in its evaluation of GNOG and the transaction. GNOG has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including the Company. Neither GNOG’s management nor any of its representatives have made or makes any representations to any person regarding the ultimate performance of GNOG relative to the Projections. The Projections are not fact. The Projections are not a guarantee of actual future performance. The future financial results of GNOG may differ materially from those expressed in the Projections due to factors beyond either of their ability to control or predict.
The Projections are not included in this proxy statement in order to induce any the Company’s stockholders to vote in favor of any of the proposals at the special meeting.
We encourage you to review GNOG’s financial statements included in this proxy statement as well as the section entitled “Summary Historical Financial Information of GNOG” and “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement and to not rely on any single financial measure.
Neither the Company, GNOG nor any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.
Certain of the Projections summarized below were not prepared in accordance with GAAP, including EBITDA and free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. GNOG’s calculation of non-GAAP financial measures may differ from others in the industry and EBITDA and free cash flow are not necessarily comparable with similar titles used by other companies. The non-GAAP financial measures were relied upon by Houlihan Lokey for purposes of its financial analyses and opinions and by the Company’s Board in connection with its consideration of the transaction. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Houlihan Lokey for purposes of its financial analyses and opinions or by the Company’s Board in connection with its consideration of the transaction. Accordingly, we have not provided a reconciliation of the financial measures.

(US$ in millions)	2020E	2021E	2022E	2023E	2024E	2025E
Gross Gaming Revenue	$96	$143	$205	$259	$305	$335
Net Revenue	$86	$122	$172	$216	$254	$279
EBITDA(1)	$23	$(7)	$8	$24	$40	$47
Free Cash Flow(2)	$16	$(23)	$9	$15	$33	$35

(1)
EBITDA means earnings before interest, taxes and depreciation and amortization.

(2)
Free Cash Flow means after-tax debt free earnings plus depreciation and amortization, less capital expenditures, capitalized license fees and changes in working capital.

(US$ in millions)	2026E	2027E	2028E	2029E	2030E
Gross Gaming Revenue	$362	$387	$410	$430	$449
Net Revenue	$301	$322	$341	$358	$373
EBITDA(1)	$54	$61	$67	$72	$76
Free Cash Flow(2)	$44	$42	$40	$47	$57

(1)
EBITDA means earnings before interest, taxes and depreciation and amortization.

(2)
Free Cash Flow means after-tax debt free earnings plus depreciation and amortization, less capital expenditures, capitalized license fees and changes in working capital.

Interests of Certain Persons in the Transaction
In considering the recommendation of our Board to vote in favor of the transaction, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, the interests of our other stockholders. Stockholders should take these interests into account in deciding whether to approve the transaction. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. These interests include, among other things:
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the following interests with respect to Mr. Fertitta and his affiliates and our sponsors:

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the fact that Tilman J. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG;

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the fact that the purchase price to be paid for GNOG reflects (i) that the proceeds from the $300 million GNOG credit facility were sent to LF LLC in April 2020 as a capital distribution and, that at Closing, as a component of the purchase price, $150 million of the principal under the GNOG Credit Agreement will be repaid from the Company’s cash and the remaining $150.0 million in principal will remain a liability of GNOG, as a subsidiary of New GNOG, and (ii) $30 million of Closing Cash Consideration payable to LF LLC at Closing;

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the fact that immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock and 31,350,625 shares of New GNOG Class B common stock, each of which will carry 10 votes per share, subject to certain adjustments and limitations described herein, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter);

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the fact that, following the Closing, Mr. Fertitta and his affiliates are expected to own approximately 45.9% of the economic interest in Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s 31,350,625 HoldCo Class B Units, which will carry no voting rights, and Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC;

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the fact that, following the Closing and pursuant to the terms of the A&R HoldCo LLC Agreement, LF LLC, which is indirectly wholly-owned by Mr. Fertitta, will be issued additional HoldCo Class B Units and an equivalent number of shares of New GNOG Class B common stock in consideration of payments made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock;

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the fact that following the Closing, GNOG LLC, on the one hand, and affiliates of Mr. Fertitta, on the other hand, will be parties to continuing agreements in connection with GNOG LLC’s ability to operate the online gaming business, including the A&R Trademark License Agreement, the Services Agreement, the A&R Online Gaming Operations Agreement and the Office Leases;

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the fact that, pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC will be required to pay Golden Nugget, each such entity is an affiliate of Mr. Fertitta, a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue;

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the fact that our sponsors and Mr. Fertitta have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve the transaction;

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the fact that our sponsors paid an aggregate of $25,000 for their 7,906,250 founder shares, each of which will convert, on a one-for-one basis into shares of New GNOG Class A common stock at Closing in accordance with the terms of the current charter, and (after giving effect to the forfeiture of 2,543,750 founder shares by JFG Sponsor at the time of the consummation of the transaction in accordance with the terms of the Sponsor Forfeiture and Call-Option Agreement) the remaining 5,362,500 founder shares (4,090,625 of which are owned by Mr. Fertitta) will have a significantly higher value at the time of the transaction, which if unrestricted and freely tradable would be valued at approximately $103,925,250 based on the closing price of Company Class A common stock on Nasdaq on December 1, 2020, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our sponsors and Mr. Fertitta have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by May 9, 2021;

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the fact that our sponsors paid $1.50 for each of their 5,883,333 private placement warrants (2,941,667 of which are owned by Mr. Fertitta), for an aggregate purchase price of approximately $8.8 million, and each private placement warrant entitles its holder to purchase shares of Company Class A common stock at a price of $11.50 per share, and that such private placement warrants will expire worthless if the transaction is not consummated by May 9, 2021;

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the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;
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the fact that the shares of New GNOG Class A common stock held by certain insiders of the Company, including Mr. Fertitta, will be subject to transfer restrictions pursuant to the terms of the Letter Agreement and at Closing, such insiders, including Tilman J. Fertitta, FEI and JFG Sponsor will enter into the Lock-Up Amendment, which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement;

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the anticipated election of Tilman J. Fertitta, Richard H. Liem and Steven L. Scheinthal, each of whom is an officer and director of FEI and affiliates of FEI, as directors of New GNOG;

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the fact that Mr. Fertitta will continue to serve as chief executive officer and chairman of the board of directors of New GNOG after the Closing and will, as a result of the High Voting Rights of the shares of New GNOG Class B common stock held by him and his affiliates, have the ability to nominate and elect the members of the board of directors of New GNOG;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the transaction;

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the fact that our sponsors, officers and directors, including Mr. Fertitta, will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by May 9, 2021;

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the fact that at the Closing we will enter into a Tax Receivable Agreement, substantially in the form attached to this proxy statement as Annex K, which provides for payments by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. The Tax Receivable Agreement payments will be paid annually and will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024);

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the fact that at the Closing we will enter into an A&R Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex J, which provides for registration rights for the sponsors, Tilman Fertitta and certain of his affiliates; and

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the fact that Richard Handler, our Co-Chairman and President, is also the Chief Executive Officer and director of JFG Sponsor and chairman of the board of directors, Chief Executive Officer and President of JFG Sponsor’s largest subsidiary, Jefferies Group and its largest subsidiary, Jefferies, which will be entitled to receive deferred underwriting commission and financial and capital markets advisory fees upon completion of the transaction in addition to the repayment of approximately $2,000 due to an affiliate of Jefferies under GNOG’s Credit Agreement.

These interests may influence our Board in making their recommendation that you vote in favor of the approval of the transaction.
Certain Other Interests in the Transaction
In addition to the interests of certain members of our Board and officers, including without limitation, Mr. Fertitta, in the transaction that are different from, or in addition to, the interests of our other stockholders, you should keep in mind that Jefferies has financial interests that are different from, or in addition to, the interests of our other stockholders.
Jefferies was an underwriter in our IPO. Richard Handler, Chief Executive Officer and Director of JFG Sponsor and Chairman of the board of directors, Chief Executive Officer and President of Jefferies Group, currently serves as Co-Chairman and President of the Company and will be resigning from such positions in connection with the Closing. Upon consummation of the transaction, the underwriters of the IPO are entitled to approximately $11.1 million of deferred underwriting commission. The underwriters of the IPO have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event the Company does not complete an initial business combination within 24 months of the closing of the IPO. Accordingly, if the transaction with GNOG, or any other initial business combination, is not consummated by that time and the Company is therefore required to be liquidated, the underwriters of the IPO, including Jefferies, will not receive any of the deferred underwriting commission and such funds will be returned to the Company’s public stockholders upon its liquidation.
Furthermore, Jefferies is engaged by the Company as exclusive financial and capital markets advisor to the Company. The Company decided to retain Jefferies as its exclusive financial and capital markets advisor primarily on (i) Jefferies’ extensive knowledge, strong market position and positive reputation in capital markets, (ii) Jefferies’ experienced and capable investment banking team and (iii) Jefferies’ long-standing relationship with and affiliation with the Company and the Sponsors. The Company agreed to pay Jefferies an aggregate fee of $2.5 million and $1.25 million in connection with its services as exclusive financial and capital markets advisor, respectively, all of which will become payable, and is contingent, upon the consummation of the transaction. In addition, under the terms of Jefferies’ engagement, the Company agreed to reimburse Jefferies for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
Jefferies therefore has a financial interest in the Company completing the transaction that will result in the payment of the deferred underwriting commission to the underwriters of the IPO, including Jefferies. In considering approval of the transaction, the Company’s stockholders should consider the roles of Jefferies in light of its financial interest in the transaction with GNOG being consummated.
Potential Purchases of Public Shares
Our sponsors or the Company’s or GNOG’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood of that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Transaction Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Transaction Proposal and the other proposals presented at the special meeting. None of the Company’s sponsors, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.
Economic Ownership Interests Upon Closing
It is anticipated that, upon completion of the transaction, the economic ownership interests in New GNOG will be as set forth in the table below:

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Company’s public stockholders(2)	85.5%	85.2%
Tilman J. Fertitta and his affiliates(3)	11.1%	11.3%
JFG Sponsor(4)	3.4%	3.5%

(1)
Assumes that holders of 838,692 public shares exercise their redemption rights in connection with the Closing (based on approximately $320.5 million held in trust (less approximately $0.1 million of income taxes payable) as of September 30, 2020 and a redemption price of $10.13 per share).

(2)
Represents an indirect economic interest of less than 50% of GNOG LLC because Landcadia HoldCo will not be wholly-owned by New GNOG.

(3)
Economic interests relate solely to the shares of New GNOG Class A common stock to be held at Closing. In addition to such shares, Mr. Fertitta and his affiliates will also own all of the issued and outstanding shares of New GNOG Class B common stock at Closing, each of which will have no economic rights, but will carry 10 votes per share, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. See “Voting Power Upon Closing” for further information.

(4)
Reflects the forfeiture of 2,543,750 founder shares by JFG Sponsor immediately prior to the Closing under the Sponsor Forfeiture and Call-Option Agreement.

The ownership percentages set forth above assume that (i)  none of the parties set forth in the table above purchases shares of Company Class A common stock in the open market and (ii) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. In addition, the ownership percentages set forth above do not take into account, among others, (a) the fact that Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through the HoldCo Class B Units, which will carry no voting rights, (b) the public warrants and private placement warrants that will remain outstanding immediately following the transaction and may be exercised thereafter (commencing 30 days after the Closing) and the issuance of any shares of New GNOG Class A common stock that may be issued upon such exercise, (c) the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock), (d) the issuance of any HoldCo Class B Units (along with a corresponding number of shares of New GNOG Class B common stock) to LF LLC in exchange for payments made pursuant to the Second A&R Intercompany Note, and (e) the issuance of any shares of New GNOG Class A common stock following the Closing under the Incentive Plan. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different. For example, if taking into account the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of all its HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock) following the expiration of a lock-up period of 180 days following the Closing pursuant to the A&R HoldCo LLC Agreement and assuming all the other conditions and assumptions described in the above do not change, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will own approximately 46.3% of the economic interests of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 51.9% of the economic interests of New GNOG; and (iii) JFG Sponsor will own approximately 1.9% of the economic interests of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than the sponsors and Mr. Fertitta) will own approximately 45.6% of the economic interests of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own approximately 52.5% of the economic interests of New GNOG; and (iii) JFG Sponsor will own approximately 1.9% of the economic interests of New GNOG.
Furthermore, there are currently outstanding an aggregate of 16,425,000 warrants to acquire shares of Company Class A common stock, which comprise 5,883,333 private placement warrants held by our initial stockholders and 10,541,667 public warrants. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing and will entitle the holder thereof to purchase one share of New GNOG Class A common stock at $11.50 per share. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of New GNOG Class A common stock is issued as a result of such exercise, with payment to New GNOG of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 16,425,000 shares, with approximately $188.9 million paid to New GNOG to exercise the warrants.
For additional information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Voting Power Upon Closing
It is anticipated that, upon completion of the transaction, the voting power of New GNOG’s stockholders will be as set forth in the table below:
	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Company’s public stockholders	19.3%	19.3%
Tilman J. Fertitta and his affiliates(2)	79.9%	79.9%
JFG Sponsor(3)	0.8%	0.8%

(1)
Assumes that holders of 838,692 public shares exercise their redemption rights in connection with the Closing (based on approximately $320.5 million held in trust (less approximately $0.1 million of income taxes payable) as of September 30, 2020 and a redemption price of $10.13 per share).

(2)
Represents the voting power of the shares of New GNOG Class B common stock held by Mr. Fertitta and his affiliates after the automatic downward adjustment of the voting power of such shares in accordance with the terms of the proposed charter. Immediately following the Closing, all of New GNOG’s stockholders will hold only shares of New GNOG Class A common stock except LF LLC, which will hold shares of New GNOG Class B common stock. Each share of New GNOG Class B common stock will carry 10 votes per share, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. For additional information about the shares of New GNOG Class B common stock, please see the section entitled “Description of Securities — Common Stock — New GNOG Class B Common Stock.”

(3)
Reflects the forfeiture of 2,543,750 founder shares by JFG Sponsor immediately prior to the Closing under the Sponsor Forfeiture and Call-Option Agreement.

The voting power percentages set forth above assume that (i)  none of the parties purchase shares of Company Class A common stock in the open market and (ii) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. In addition, the voting power percentages set forth above do not take into account, among others, (a) the public warrants and private placement warrants that will remain outstanding immediately following the transaction and may be exercised thereafter (commencing 30 days after the Closing) and the issuance of any shares of New GNOG Class A common stock that may be issued upon such exercise, (b) the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock), (c) the issuance of any HoldCo Class B Units (along with a corresponding number of shares of New GNOG Class B common stock) to LF LLC in exchange for payments made pursuant to the Second A&R Intercompany Note, and (d) the issuance of any shares of New GNOG Class A common stock following the Closing under the Incentive Plan. If the actual facts are different than the assumptions set forth above, the percentages set forth above will be different. For example, if taking into account the issuance of any shares of New GNOG Class A common stock to LF LLC upon exchange of all its HoldCo Class B Units (and the surrender of a corresponding number of shares of New GNOG Class B common stock) following the expiration of a lock-up period of

180 days following the Closing pursuant to the A&R HoldCo LLC Agreement and assuming all the other conditions and assumptions described in the above do not change, (x) assuming no redemptions: (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 46.3% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially own 51.9% of the voting power of New GNOG; and (iii) JFG Sponsor will hold approximately 1.9% of the voting power of New GNOG and (y) assuming holders of 838,692 public shares redeem their shares (the maximum redemption scenario): (i) the Company’s public stockholders (other than our sponsors and Mr. Fertitta) will hold approximately 45.6% of the voting power of New GNOG; (ii) Tilman J. Fertitta and his affiliates will beneficially hold 52.5% of the voting power of New GNOG; and (iii) JFG Sponsor will hold approximately 1.9% of the voting power of New GNOG.
Sources and Uses for the Transaction
The following tables summarize the sources and uses for funding the transaction (in millions):
No Redemption Scenario
Sources		Uses
Company Cash(1)(4)	$321	Cash Consideration to an affiliate of Mr. Fertitta	$30
GNOG Rollover Equity(2)	314	GNOG Rollover Equity(2)	314
Company Sponsor Equity	54	Company Sponsor Equity	54
GNOG existing cash	4	Cash to GNOG’s balance sheet(3)	88
GNOG term loan(4)	300	Capital distribution to an affiliate of Mr. Fertitta(4)	300
		GNOG Debt Repayment(4)	150
		Debt Repayment Fees and Accrued Interest	24
		Transaction Fees and Other(5)	33
	$993		$993

(1)
Assumes none of the public shares are redeemed in connection with the transaction. Represents cash held in the Company trust account of $320.5 million and cash held outside of the Company trust account of $0.9 million as of September 30, 2020.

(2)
Includes 31,350,625 HoldCo Class B Units and 31,350,625 shares of New GNOG Class B common stock that are redeemable for either 31,350,625 shares of New GNOG Class A common stock or an equal value of cash based on the average of the volume-weighted closing price of the New GNOG Class A common stock for the ten trading days immediately prior to and including the date the redemption notice is provided. The cash redemption is at the option of the Company through a vote of its independent directors. Mr. Fertitta, directly or indirectly, will have 79.9% of the voting power of the New GNOG capital stock and therefore will control the election of the board of directors, including the independent directors at the Closing of the transaction.

(3)
Includes the existing cash on hand of GNOG and the Company of $3.6 million and $0.9 million as of September 30, 2020, respectively.

(4)
On April 28, 2020, GNOG entered into the Credit Agreement comprised of a $300.0 million interest only term loan due October 2023 and secured by the Original Intercompany Note issued by LF LLC due October 2024. The obligations under the Credit Agreement will continue to be an obligation of GNOG, as a subsidiary of New GNOG, following the transaction and is a component of the purchase price. Proceeds received from the term loan were sent to LF LLC in exchange for the Original Intercompany Note and are reflected in the table above as a capital distribution to an affiliate of Mr. Fertitta. At Closing, $150.0 million of the Company’s cash will be used for the GNOG Debt Repayment originally used to finance the distribution to LF LLC. As this instrument functions as a guarantee to the Credit Agreement, simultaneous with the GNOG Debt Repayment, an equal amount of principal outstanding on the Original Intercompany Note will be reduced and not repaid. Future principal payments on the Credit Agreement will result in a dollar for dollar noncash reduction to the principal balance of the Second A&R Intercompany Note that will be executed at Closing and replace the Original Intercompany Note. As such, the entire carrying amount of the A&R Intercompany Notes will be accounted for as a capital distribution reducing additional paid-in capital following the transaction.
(5)
Consists of transaction fees of $20.0 million, which include approximately $11.1 million of deferred underwriting commission, and approximately $12.5 million of other fees including certain debt issuance costs and incentive compensation expenses.

Maximum Redemptions Scenario
Sources		Uses
Company Cash(1)(4)	$313	Cash Consideration to an affiliate of Mr. Fertitta	$30
GNOG Rollover Equity(2)	314	GNOG Rollover Equity(2)	314
Company Sponsor Equity	54	Company Sponsor Equity	54
GNOG existing cash	4	Cash to GNOG’s balance sheet(3)	80
GNOG term loan(4)	300	Capital distribution to an affiliate of Mr. Fertitta(4)	300
		GNOG Debt Repayment(4)	150
		Debt Repayment Fees and Accrued Interest	24
		Transaction Fees and Other(5)	33
	$985		$985

(1)
Assumes an aggregate of 838,692 public shares are redeemed in connection with the transaction at a price of $10.13 per share (based on $320.5 million held in the trust account and 31,625,000 public shares outstanding as of September 30, 2020). Also includes $0.9 million of cash held outside of the Company trust account as of September 30, 2020.

(2)
Includes 31,350,625 HoldCo Class B Units and 31,350,625 shares of New GNOG Class B common stock that are redeemable for either 31,350,625 shares of New GNOG Class A common stock or an equal value of cash based on the average of the volume-weighted closing price of the New GNOG Class A common stock for the ten trading days immediately prior to and including the date the redemption notice is provided. The cash redemption is at the option of the Company through a vote of its independent directors. Mr. Fertitta, directly or indirectly, will have 79.9% of the voting power of the New GNOG capital stock and therefore will control the election of the board of directors, including the independent directors at the Closing of the transaction.

(3)
Includes the existing cash on hand of GNOG and the Company of $3.6 million and $0.9 million as of September 30, 2020, respectively.

(4)
On April 28, 2020, GNOG entered into the Credit Agreement comprised of a $300.0 million interest only term loan due October 2023 and secured by the Original Intercompany Note issued by LF LLC due October 2024. The obligations under the Credit Agreement will continue to be an obligation of GNOG, as a subsidiary of New GNOG, following the transaction and is a component of the purchase price. Proceeds received from the term loan were sent to LF LLC in exchange for the Original Intercompany Note and are reflected in the table above as a capital distribution to an affiliate of Mr. Fertitta. At Closing, $150.0 million of the Company’s cash will be used for the GNOG Debt Repayment originally used to finance the distribution to LF LLC. As this instrument functions as a guarantee to the Credit Agreement, simultaneous with the GNOG Debt Repayment, an equal amount of principal outstanding on the Original Intercompany Note will be reduced and not repaid. Future principal payments on the Credit Agreement will result in a dollar for dollar noncash reduction to the principal balance of the Second A&R Intercompany Note that will be executed at Closing and replace the Original Intercompany Note. As such, the entire carrying amount of the A&R Intercompany Notes will be accounted for as a capital distribution reducing additional paid-in capital following the transaction.
(5)
Consists of transaction fees of $20.0 million, which include approximately $11.1 million of deferred underwriting commission, and approximately $12.5 million of other fees including certain debt issuance costs and incentive compensation expenses.

Transaction Benefits to Mr. Fertitta
Below is a summary of the benefits Mr. Fertitta and his affiliates are expected to receive in connection with the transaction. For additional information, please see the section entitled “— Interests of Certain Persons in the Transaction” above.
Control	Financial
Mr. Fertitta indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG.	The purchase price to be paid for GNOG reflects (i) that the proceeds from the $300 million GNOG credit facility were sent to LF LLC in April 2020 as a capital distribution and, that at Closing, as a component of the purchase price, $150 million of the principal under the GNOG Credit Agreement will be repaid from the Company’s cash and the remaining $150.0 million in principal will remain a liability of GNOG, as a subsidiary of New GNOG, and (ii) the $30 million of Closing Cash Consideration payable to LF LLC at Closing.
It is anticipated that Mr. Fertitta, Richard H. Liem and Steven L. Scheinthal, each of whom is an officer and director of FEI and affiliates of FEI, will be elected as directors of New GNOG.	Following the Closing, and assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interest of New GNOG.
Mr. Fertitta will continue to serve as chief executive officer and chairman of the board of directors of New GNOG after the Closing and will, as a result of the High Voting Rights of the shares of New GNOG Class B common stock held by him and his affiliates, have the ability to nominate and elect the members of the board of directors of New GNOG.	Following the Closing, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s 31,350,625 HoldCo Class B Units, which will carry no voting rights, and Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
Following the Closing and, assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock and 31,350,625 shares of New GNOG Class B common stock, each of which will carry 10 votes per share, subject to certain adjustments and limitations described herein, Mr. Fertitta is expected to beneficially own	Following the Closing and pursuant to the terms of the A&R HoldCo LLC Agreement, LF LLC, which is indirectly wholly-owned by Mr. Fertitta, will be issued additional HoldCo Class B Units and an Class B common stock in consideration of payments made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the terms of the

Control	Financial
approximately 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter).	A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock.
Mr. Fertitta has agreed not to redeem any of the founder shares held by him in connection with a stockholder vote to approve the transaction.	Following the Closing, GNOG LLC, on the one hand, and affiliates of Mr. Fertitta, on the other hand, will be parties to continuing agreements in connectionwith GNOG LLC’s operation of the online gaming business, including the A&R Trademark License Agreement, the Services Agreement, the A&R Online Gaming Operations Agreement and the Office Leases. Pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC will be required to pay Golden Nugget a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue.
FEI, an affiliate of Mr. Fertitta, paid approximately $13,000 for its 4,090,625 founder shares, each of which will convert, on a one-for-one basis into shares of New GNOG Class A common stock at Closing in accordance with the terms of the current charter, and such founder shares will have a significantly higher value at the time of the transaction, which if unrestricted and freely tradable would be valued at approximately $58.8 million based on the closing price of Company Class A common stock on Nasdaq on September 30, 2020, but, given the restrictions on such shares, we believe such shares have less value.
Affiliates of Mr. Fertitta paid $1.50 for each of their 2,941,667 private placement warrants for an aggregate purchase price of approximately $4.4 million, and each private placement warrant entitles its holder to purchase shares of Company Class A common stock at a price of $11.50 per share.
At the Closing we will enter into a Tax Receivable Agreement, which provides for payments by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions. Assuming no redemption of the public shares and no exchange of

Control	Financial
LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. The Tax Receivable Agreement payments will be paid annually and will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024).
Board of Directors of New GNOG Following the Transaction
Upon consummation of the transaction, our Board anticipates increasing its initial size from five directors to six directors. In addition, assuming condition precedent proposals, including the Charter Proposal, are approved, upon the Closing, the board of directors will be declassified and each director will have a term that expires at the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. For additional information, please see the sections entitled “Proposal No. 5 — The Director Election Proposal.”
Certificate of Incorporation; Bylaws
Upon the Closing, our current charter will be amended promptly to:
•
change the Company’s name to Golden Nugget Online Gaming, Inc.;

•
increase the total number of authorized shares of all classes of capital stock, par value of  $0.0001 per share, from 221,000,000 shares, consisting of 200,000,000 shares of Company Class A common stock, 20,000,000 shares of Company Class B common stock and 1,000,000 shares of preferred stock, to 271,000,000 shares, consisting of 220,000,000 shares of New GNOG Class A common stock, 50,000,000 shares of New GNOG Class B common stock and 1,000,000 shares of preferred stock;

•
provide that each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof);

•
provide that the number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s Board;

•
provide that any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG;

•
provide that amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected;
•
provide that the bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG, as opposed to the bylaws of the Company requiring the approval of a majority of the board of directors of the Company or the holders of a majority of the Company’s outstanding shares;

•
provide that the proposed charter will provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons;

•
provide that for so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote;

•
provide that holders of New GNOG Class B common stock may transfer their shares of New GNOG Class B common stock to any transferee (other than New GNOG) only if, and only to the extent permitted by the A&R HoldCo LLC Agreement, such holder also simultaneously transfers a corresponding number of such holder’s HoldCo Class B Units to such transferee. Upon a transfer of HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement, a corresponding number of shares of New GNOG Class B common stock held by the holder of such HoldCo Class B Units will automatically and simultaneously be transferred to the same transferee of such HoldCo Class B Units;

•
provide that New GNOG has elected not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL;

•
provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act; and

•
eliminate certain provisions specific to the Company’s status as a blank check company.

For additional information,please see the sections entitled “Proposal No. 3 — The Charter Proposal.”
Name; Headquarters
The name of the combined company after the transaction will be Golden Nugget Online Gaming, Inc. and our headquarters will be located at 1510 West Loop South, Houston, Texas 77027.

Redemption Rights
Pursuant to the current charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current charter. As of September 30, 2020, this would have amounted to approximately $10.13 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of New GNOG. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Company Class A common stock included in the units sold in our IPO without the consent of the Company. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash without the consent of the Company. We have no specified maximum redemption threshold under our current charter, other than the aforementioned 15% threshold. Every share of Company Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $320.5 million as of September 30, 2020. The Purchase Agreement provides that LF LLC’s obligation to consummate the transaction is conditioned on the Company delivering evidence that GNOG LLC, has no less than an aggregate amount of $80.0 million cash upon the Closing (following any redemptions of public shares and after payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest). If, as a result of redemptions of public shares by our public stockholders and the payment of the Closing Cash Consideration and the Credit Agreement Payoff Amount as well as accrued and unpaid interest, this condition is not met (or waived), LF LLC may elect not to consummate the transaction. In addition, in no event will we redeem shares of Company Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the transaction.
Pursuant to our current charter, we are required to pay the redemption price to public stockholders who properly exercise their redemption rights as promptly as practical following the Closing. The Closing is subject to the satisfaction of a number of conditions. There can be no assurance when or if such conditions will be satisfied. As a result, there may be a delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the transaction.
Accounting Treatment
The transaction will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction will be treated as the equivalent of GNOG LLC issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.
Under ASC 810, Consolidation, Landcadia HoldCo is a variable interest entity (“VIE”) of which New GNOG will be the primary beneficiary based on: (i) its ability, as sole managing member, to direct the activities most significant to Landcadia HoldCo’s economic performance; and (ii) its obligation to absorb losses and right to receive benefits from Landcadia HoldCo that could potentially be significant to the VIE. Upon Closing of the transaction, New GNOG will consolidate the full financial statements of Landcadia HoldCo and its consolidated subsidiaries, which will include a noncontrolling interest deduction for the

45.9% and 46.4% economic interest in Landcadia HoldCo directly owned by LF LLC under the no redemption and maximum redemption scenario, respectively.
Certain United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights
The following is a discussion of certain material U.S. federal income tax considerations for holders of shares of Company Class A common stock that elect to have their Company Class A common stock redeemed for cash if the transactions are completed. This discussion applies only to Company Class A common stock that is held as a “capital asset” for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
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financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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persons that directly, indirectly or constructively own five percent or more (by vote or value) of our shares;

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persons that acquired Company Class A common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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insurance companies;

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dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Company Class A common stock;

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persons holding Company Class A common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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U.S. expatriates or former long-term residents of the United States;

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regulated investment companies (RICs) or real estate investment trusts (REITS);

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persons subject to the alternative minimum tax provisions of the Code;

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partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such entities; and

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tax-exempt entities.

If you are a partnership (including an entity or arrangement classified as a partnership or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) generally will depend on the status of the partners (or other owners) and your activities. If you are a partner (or other owner) in such an entity holding shares of common stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this proxy statement, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE REDEMPTION OF COMPANY CLASS A COMMON STOCK. EACH INVESTOR IN COMPANY CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE REDEMPTION OF COMPANY CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
Redemption of Company Class A common stock
In the event that a holder’s shares of Company Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale, taxable exchange or other taxable disposition (a “sale”) of Company Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Company Class A common stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Class A common stock,” and a Non-U.S. holder (as defined below) will be treated as described under the section entitled “Non-U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Class A common stock.” If the redemption does not qualify as a sale of shares of Company Class A common stock, a holder will be treated as receiving a corporate distribution, with the tax consequences to a U.S. holder described below under the section entitled “U.S. holders — Taxation of Distributions,” or the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. holders — Taxation of Distributions.”
Whether a redemption of shares of Company Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning private placement warrants or public warrants and any of our stock that a holder would directly or constructively acquire pursuant to the transactions) relative to all of our shares outstanding both before and after the redemption. The redemption of Company Class A common stock generally will be treated as a sale of Company Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Company Class A common stock which could be acquired pursuant to the exercise of the private placement warrants or the public warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the transactions generally should be included in determining the U.S. federal income tax treatment of the redemption.
In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Company Class A common stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions of shares held by other holders of Company Class A common stock and any Company Class A common stock to be issued pursuant to the transactions). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of Company Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption of shares of Company Class A common stock will be treated as a corporate distribution to the redeemed holder, with the tax effects to U.S. holders as described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax effects to Non-U.S. holders as described below under the section entitled “Non-U.S. holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Company Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
A holder should consult with its own tax advisors as to the tax consequences of a redemption.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of Company Class A common stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. If our redemption of a U.S. holder’s shares of Company Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Company Class A common stock,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in Company Class A common stock. Any remaining excess will be treated as gain realized on the sale of the Company Class A common stock and will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Class A common stock.”
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Company Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Class A common stock.   If our redemption of a U.S. holder’s shares of Company Class A common stock is treated as a sale, as discussed above under the section entitled “Redemption of Company Class A common stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Company Class A common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Company Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Company Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Company Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any redemption proceeds treated as gain on a sale of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder in a sale is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale and (ii) the U.S. holder’s adjusted tax basis in its Company Class A common stock so disposed of. A U.S. holder’s adjusted tax basis in its Company Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to the U.S. holder with respect to its shares of Company Class A common stock that were treated as a return of capital.
U.S. holders who hold different blocks of Company Class A common stock (shares of Company Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of Company Class A common stock who or that is, for U.S. federal income tax purposes:
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a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

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a foreign corporation; or

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an estate or trust that is not a U.S. holder.

Taxation of Distributions.   If our redemption of a Non-U.S. holder’s shares of Company Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Company Class A common stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the amount of cash received pursuant such redemption will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of Company Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale of the Company Class A common stock, which will be treated as described below under the section entitled “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Company Class A common stock.”

Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Company Class A common stock, unless (i) we or the applicable withholding agent have established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above under the section entitled “Redemption of Company Class A common stock”). There can be no assurance, however, that we or any applicable withholding agent will establish such special certification procedures. If we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. holder, such Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.
The withholding tax described above generally does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends generally will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder that is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Company Class A common stock.   If our redemption of a Non-U.S. holder’s shares of Company Class A common stock is treated as a sale, as discussed above under the section entitled “Redemption of Company Class A common stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:
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the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

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such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and has a “tax home” in the United States; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held Company Class A common stock, and, in the case where shares of Company Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of Company Class A common stock at any time within the shorter of the five-year period preceding the redemption or the Non-U.S. holder’s holding period for the shares of Company Class A common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. holder may also be subject to an additional “branch profits tax” imposed at a thirty percent (30%) rate (or lower applicable treaty rate). If the second bullet point above applies to a Non-U.S. holder, such Non-U.S. holder generally will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%).
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the redemption of shares of Company Class A common stock will be subject to tax at generally applicable U.S.

federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount of cash received upon the redemption of shares of Company Class A common stock. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the transactions are completed.
Information Reporting and Backup Withholding
Payments resulting from our redemption of shares of Company Class A common stock may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.
A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on Company Class A common stock. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued.
In general, no FATCA withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on a redemption of Company Class A common stock.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transaction may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. On August 4, 2020, the Company and Mr. Fertitta filed their respective HSR Notification and Reports with the FTC and the Antitrust Division. On August 20, 2020, the FTC granted early termination of the 30-day waiting period.
At any time before or after consummation of the transaction, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the transaction. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the transaction on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.
The Closing is subject to the parties obtaining all licenses and authorizations to conduct the business of the Acquired GNOG Parties following the Closing, including the issuance of a casino license to GNOG, the qualification of the Company as a holding company of a casino licensee by the CCC and the qualification of GNOG as a financial source of GNAC. On November 25, 2020, regulatory approvals were received in New Jersey for the issuance of a casino license to GNOG as an Internet Gaming Affiliate of GNAC; the Company to act as a holding company of casino licensee GNOG; and, GNOG to qualify as a financial source of GNAC.
Neither the Company nor GNOG is aware of any material regulatory approvals or actions that are required for completion of the transaction that have not been obtained. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Vote Required for Approval
The Closing is conditioned on, among other things, the approval of the condition precedent proposals at the special meeting. The election of six directors to a one-year term as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. Each of the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals.The Advisory Charter Proposals, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.
The approval of the Transaction Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders that are voted in person or represented by proxy at the special meeting (which would include presence at the virtual special meeting) and entitled to vote thereon vote “FOR” the Transaction Proposal.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” the Transaction Proposal.
As of the date of this proxy statement, our sponsors, officers and directors, including Mr. Fertitta, have agreed to vote any shares of common stock owned by them in favor of the transaction. Currently, Mr. Fertitta and JFG Sponsor beneficially own 20.0% of our issued and outstanding shares of common stock. To our knowledge, our sponsors, officers and directors have not purchased any public shares.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE TRANSACTION PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers, including without limitation, Mr. Fertitta, may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section above entitled “— Interests of Certain Persons in the Transaction” for a further discussion.

PROPOSAL NO. 2 — THE NASDAQ PROPOSAL
Overview
Assuming the Transaction Proposal is approved, a portion of the consideration to be paid in connection with the Closing will consist of 31,350,625 shares of New GNOG Class B common stock and 31,350,625 HoldCo Class B Units. In addition, from time to time after the Closing pursuant to the A&R HoldCo LLC Agreement, the Company will issue additional shares of New GNOG Class B common stock upon payment of certain obligations described below and shares of New GNOG Class A common stock upon exchange of HoldCo Class B Units and a corresponding number of shares of New GNOG Class B common stock.
The Nasdaq Proposal is a proposal to approve, for the purposes of complying with the applicable Nasdaq rules, (a) the issuance of (1) 31,350,625 shares of New GNOG Class B common stock to be contributed to Landcadia HoldCo and subsequently transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (2) from time to time, shares of New GNOG Class B common stock to LF LLC in an amount relating to the payments made by LF LLC pursuant to the terms of the Second A&R Intercompany Note, as calculated pursuant to the terms of the A&R HoldCo LLC Agreement as described in more detail below, and (3) shares of New GNOG Class A common stock to LF LLC in the future upon the exchange of a corresponding number of the HoldCo Class B Units and shares of New GNOG Class B common stock held by LF LLC (which number of HoldCo Class B Units and shares of New GNOG Class B common stock will equal the number of shares of New GNOG Class B common stock received by LF LLC in connection with subsections (1) and (2) above), in accordance with the terms of the A&R HoldCo LLC Agreement, and (b) the issuance of shares of New GNOG capital stock to Mr. Fertitta and his affiliates, including LF LLC, in connection with the transaction that will result in Mr. Fertitta and his affiliates owning more than 20% of New GNOG’s outstanding capital stock and more than 20% of the voting power of New GNOG, which could constitute a “change of control” under Nasdaq rules.
As discussed further under the section entitled “Description of GNOG Indebtedness”, following the Closing, LF LLC has agreed to make payments pursuant to the terms of the Second A&R Intercompany Note. In accordance with the terms of the A&R HoldCo LLC Agreement, within five days of each payment made by LF LLC under the Second A&R Intercompany Note, Landcadia HoldCo will issue to LF LLC a number of HoldCo Class B Units (and New GNOG will issue a corresponding amount of shares of New GNOG Class B common stock) in an amount equal to: (A) the amount of the relevant payment made by LF LLC under the Second A&R Intercompany Note, divided by (B) (x) if the shares of New GNOG Class A common stock are then publicly traded, the average of the volume-weighted closing price for one share of New GNOG Class A common stock on Nasdaq for each of the ten (10) consecutive full trading days ending on and including the last full trading day immediately prior to the due date of such payment in accordance with the Second A&R Intercompany Note; and (y) if the shares of New GNOG Class A common stock are not then publicly traded, the Fair Market Value (as defined in the A&R HoldCo LLC Agreement) of one share of New GNOG Class A common stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, in each case of clauses (x) and (y), subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the shares of New GNOG Class A common stock.
Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock pursuant to the A&R HoldCo LLC Agreement.

Reasons for the Approval of the Nasdaq Proposal
We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).
Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. The Company will issue more than 20% of our outstanding Company common stock and more than 20% of the voting power, in each case outstanding before the issuance, in connection with the transaction as described above. In addition, the Company intends to reserve for issuance shares of New GNOG Class A common stock for potential future issuances of New GNOG Class A common stock and shares of New GNOG Class B common stock pursuant to the A&R HoldCo LLC Agreement.
Under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. The issuance of shares to Mr. Fertitta and his affiliates in connection with the transaction, as described in this proxy statement, will result in Mr. Fertitta and his affiliates beneficially owning more than 20% of our outstanding New GNOG Class A common stock and New GNOG Class B common stock, and more than 20% of the voting power, in each case outstanding before the issuance.
Under Nasdaq Listing Rule 5635(d) stockholder approval is required in connection with a transaction, other than a public offering, that: (1) involves the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of its voting power outstanding before the issuance, and (2) is at a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The Company may issue 20% or more of its outstanding common stock or 20% or more of its voting power, in each case outstanding before the issuance, in connection with the transaction as described in this proxy statement at a price that is lower than the price of the Company Class A common stock immediately preceding the signing of Purchase Agreement or the average closing price of the Company Class A common stock for the five trading days immediately preceding the signing of the Purchase Agreement.
Effect of Proposal on Current Stockholders
If the Nasdaq Proposal is adopted, (a) 31,350,625 shares of newly issued New GNOG Class B common stock and 31,350,625 HoldCo Class B Units, which are exchangeable for 31,350,625 shares of New GNOG Class A common stock pursuant to the A&R HoldCo LLC Agreement, will be transferred to LF LLC at the Closing pursuant to the terms of the Purchase Agreement, (b) New GNOG will issue shares of New GNOG Class B common stock to LF LLC in connection with future payments made by it under the terms of the Second A&R Intercompany Note, and (c) New GNOG will issue shares of New GNOG Class A common stock from time to time after the Closing upon the exchange of HoldCo Class B Units and a corresponding number of shares of New GNOG Class B common stock pursuant to the terms of the A&R HoldCo LLC Agreement. As a result, immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their shares of Company Class A common stock in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of New GNOG Class A common stock and New GNOG Class B common stock, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter). The issuance of such shares, together with additional shares of New GNOG Class A common stock and New GNOG Class B common stock issued from time to time after the Closing as described above, would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.
In the event that this proposal is not approved by our stockholders, the transaction may not be consummated. In the event that this proposal is approved by our stockholders, but the Purchase Agreement is terminated (without the transaction being consummated) prior to the issuance of shares of common stock pursuant to the Purchase Agreement, the Company will not issue the shares of common stock.
Vote Required for Approval
The approval of the Nasdaq Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” the Nasdaq Proposal.
The Nasdaq Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Nasdaq Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers, including without limitation, Mr. Fertitta, may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction” for a further discussion.

PROPOSAL NO. 3 — THE CHARTER PROPOSAL
Overview
In connection with the transaction, the Company is asking its stockholders to approve the adoption of the proposed charter, in the form attached hereto as Annex C. If the transaction and the Charter Proposal are approved, the proposed charter would replace the current charter, and the proposed charter would become effective upon the Closing.
Comparison of Current Charter to Proposed Charter
The following is a summary of the key changes effected by the proposed charter relative to the current charter. This summary is qualified in its entirety by reference to the full text of the proposed charter, a copy of which is included as Annex C.
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change the Company’s name to Golden Nugget Online Gaming, Inc.;

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increase the total number of authorized shares of all classes of capital stock, par value of  $0.0001 per share, from 221,000,000 shares, consisting of 200,000,000 shares of Company Class A common stock, 20,000,000 shares of Company Class B common stock and 1,000,000 shares of preferred stock, to 271,000,000 shares, consisting of 220,000,000 shares of New GNOG Class A common stock, 50,000,000 shares of New GNOG Class B common stock and 1,000,000 shares of preferred stock;

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provide that each member of the board of directors of New GNOG will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to the Company having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term;

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provide that the number of directors will be fixed and may be modified either by (i) New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s Board;

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provide that any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent until the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of the outstanding capital stock of New GNOG, as opposed to only holders of shares of Company Class B common stock having the ability to take stockholder action by written consent;

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provide that amendments to the proposed charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New GNOG or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected, as opposed to amendments to certain provisions of the current charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions;

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provide that the bylaws of New GNOG may be adopted, amended, altered or repealed by (x) the affirmative vote of a majority of New GNOG’s board of directors or (y) either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG for so long as Mr. Fertitta and his affiliates beneficially own a majority of such voting power and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG, as opposed to the bylaws of the Company requiring the approval of a majority of the Board of the Company or the holders of a majority of the Company’s outstanding shares;

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provide that the proposed charter will provide New GNOG with certain rights to require the sale and transfer of New GNOG’s capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New GNOG’s capital stock to such persons, as opposed to no such provisions in the current charter;

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provide that for so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%, as opposed to each share of Company Class A common stock and Company Class B common stock being entitled to one vote per share on each matter properly submitted to the Company’s stockholders entitled to vote;

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provide that holders of New GNOG Class B common stock may transfer their shares of New GNOG Class B common stock to any transferee (other than New GNOG) only if, and only to the extent permitted by the A&R HoldCo LLC Agreement, such holder also simultaneously transfers a corresponding number of such holder’s HoldCo Class B Units to such transferee. Upon a transfer of HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement, a corresponding number of shares of New GNOG Class B common stock held by the holder of such HoldCo Class B Units will automatically and simultaneously be transferred to the same transferee of such HoldCo Class B Units;

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provide that New GNOG has elected not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL;

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provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act; and

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eliminate certain provisions specific to the Company’s status as a blank check company.

Reasons for the Approval of the Charter Proposal
In the judgment of the Board, the proposed charter is necessary to address the needs of New GNOG. In particular:
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the name of the new public entity is desirable to reflect New GNOG’s association with the Golden Nugget brand and its primary business activity;

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the greater number of authorized shares of capital stock is desirable for New GNOG to have sufficient shares to complete the transaction and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits;

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declassification of the Board will enhance New GNOG’s corporate governance profile;

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permitting stockholders to act by written consent in lieu of a meeting until the time that Mr. Fertitta and his affiliates beneficially own less than a majority of the voting power of the voting stock provides additional flexibility while New GNOG is controlled by Mr. Fertitta and his affiliates;

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the creation of automatic transfer right and transfer restrictions with respect to capital stock held by any stockholders who are Unsuitable Persons and their affiliates is required by state gaming regulatory authorities in connection with New GNOG’s business;

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the election not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL provides New GNOG with enhanced flexibility while New GNOG is controlled by Mr. Fertitta and his affiliates;

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providing that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act will permit New GNOG to comply with the jurisdictional limitations imposed by the federal securities laws and to provide clear notice of such limitations to its stockholders; and

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the provisions that relate to the operation of the Company as a blank check company prior to the consummation of its initial business combination (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time) will be deleted because they will no longer be applicable to New GNOG following the Closing.

Assuming the adoption of the Charter Proposal, the new Article XIII of the proposed charter relating to Section 203 of the DGCL would become effective 12 months following the date and time at which the charter is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL. Notwithstanding the foregoing, neither Mr. Fertitta nor his affiliates will be subject to the restrictions on business combinations set forth in Section 203, as the Board approved the transaction in which they became interested stockholders prior to such time as they became interested stockholders.
For a discussion of the reasons for the approval of certain provisions in the proposed charter, see “Proposal No. 4 — The Advisory Charter Proposals — Reasons for the Approval of the Advisory Charter Proposals.”
Enforceability
A court could find that part or all of the provision pertaining to the automatic transfer right and transfer restrictions with respect to capital stock held by any stockholders who are Unsuitable Persons is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for the amount of securities that may be owned by any person or group of persons for the purpose of maintaining any statutory or regulatory advantage or complying with any statutory or regulatory requirements under applicable law. Delaware law provides that ownership limitations with respect to shares of our stock issued prior to the effectiveness of the proposed charter will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). The Company intends that shares of stock issued after the effectiveness of the proposed charter will be issued with the ownership limitation conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our stock in uncertificated form.
We cannot assure you that the provision pertaining to the automatic transfer right and transfer restrictions with respect to capital stock held by any stockholders who are Unsuitable Persons is enforceable under all circumstances, particularly against stockholders who do not vote in favor of this proposal, who do not have notice of the ownership limitations at the time they subsequently acquire their shares or who acquire shares that were owned, at the time of the vote on the proposed provision, by a stockholder (or stockholders) who did not vote such shares in favor of the proposed provision. Accordingly, we cannot assure you that we would be able to redeem the shares of a stockholder deemed an Unsuitable Person by applicable regulatory authorities.
Vote Required for Approval
The approval of the Charter Proposal requires approval at the special meeting of (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders entitled to vote thereon.

Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” the Charter Proposal.
The Charter Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Charter Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE CHARTER PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers, including without limitation, Mr. Fertitta, may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction” for a further discussion.

PROPOSAL NO. 4 — THE ADVISORY CHARTER PROPOSALS
Overview
The Company is asking its stockholders to vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the proposed charter. These proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis, and are not binding on the Company or our Board (separate and apart from the approval of the Charter Proposal). By presenting these proposals separately, the Company intends to provide its stockholders a means to communicate their views on important governance provisions to the Board. In the judgment of the Board, these provisions are necessary to adequately address the needs of New GNOG following the Closing. Furthermore, the transaction is not conditioned on the separate approval of any of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, the Company intends that the proposed charter will take effect upon consummation of the transaction (assuming approval of the Charter Proposal and the condition precedent proposals).
Advisory Charter Proposals
The following table sets forth a summary of the governance provisions applicable to the Advisory Charter Proposals. This summary is qualified by reference to the complete text of the proposed charter, in the form attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Charter Proposal A – Changes in Share Capital	The current charter authorizes 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, including 200,000,000 shares of Company Class A common stock and 20,000,000 shares of Company Class B common stock, and (b) 1,000,000 shares of preferred stock.	The proposed charter would authorize 271,000,000 shares, consisting of (i) 270,000,000 shares of common stock, including 220,000,000 shares of New GNOG Class A common stock and 50,000,000 shares of New GNOG Class B common stock, and (ii) 1,000,000 shares of preferred stock.
Advisory Charter Proposal B – Declassification of New GNOG’s Board	The current charter provides that the Board is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term.	The proposed charter provides that New GNOG’s board of directors will consist of one class of directors only, whose term will continue to the next annual meeting of stockholders.
Advisory Charter Proposal C – Required Vote to Change Number of Directors	The current charter provides that the number of directors is determined by the Board.	The proposed charter provides that the number of directors is fixed and may be modified by either (i) resolution of New GNOG’s board of directors or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, so long as Mr. Fertitta and his affiliates beneficially own at least a majority of the voting power of New GNOG; provided however, that the number of directors may be fixed or modified solely by

Advisory Charter Proposal	Current Charter	Proposed Charter
resolution of New GNOG’s board of directors from and after the time that Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG’s stock representing at least a majority of the voting power of the capital stock of New GNOG.
Advisory Charter Proposal D – Limiting the Ability to Act by Written Consent	The current charter provides that any action required or permitted to be taken by the stockholders of Company must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, other than with respect to the Class B common stock, which action may be taken by written consent.	The proposed charter provides that any action required or permitted to be taken by the stockholders of New GNOG may be taken by written consent; provided that, from and after the time that Mr. Fertitta and his affiliates beneficially own less than a majority of the voting power of the outstanding shares of stock entitled to vote thereon, no such action may be taken by written consent of the stockholders.
Advisory Charter Proposal E – Required Vote to Amend the Charter	The current charter provides that the current charter may be amended in accordance with Delaware law; provided that, as long as any shares of Company Class B common stock are outstanding, any amendment to the current charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Company Class B common stock requires the vote or written consent of the holders of a majority of the shares of Company Class B common stock then outstanding, voting separately as a single class.	The proposed charter provides that amendments to the proposed charter will require the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding capital stock of New GNOG so long as Mr. Fertitta and his affiliates beneficially own a majority of the outstanding capital stock of New GNOG, and (ii) at least two-thirds of the voting power of the outstanding capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG stock representing at least a majority of the voting power of New GNOG’s stock, provided that for so long as there are shares of both New GNOG Class A common stock and New GNOG Class B common stock outstanding, New GNOG may not amend, alter or repeal any provision in the proposed charter that would adversely affect the relative rights of either class without the affirmative vote of the holders of such class of common stock whose relative rights are adversely affected.
Advisory Charter Proposal F – Required Vote to Amend the	The current charter provides that the bylaws may only be	The proposed charter provides that the bylaws may be amended, altered,

Advisory Charter Proposal	Current Charter	Proposed Charter
Bylaws	adopted, amended, altered or repealed with the approval of a majority of the Board or the holders of a majority of the Company’s outstanding shares.	rescinded or repealed or adopted by the affirmative vote of a majority of New GNOG’s board of directors or the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding capital stock of New GNOG so long as Mr. Fertitta and his affiliates beneficially own a majority of the outstanding capital stock of New GNOG, and (ii) at least two-thirds of the voting power of the capital stock of New GNOG from and after the time that Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG stock representing at least a majority of the voting power of the outstanding capital stock of New GNOG.
Advisory Charter Proposal G – Compliance with Gaming, Gambling and Related Laws	The current charter does not contain provisions providing for (i) redemption rights or transfer restrictions with respect to capital stock held by Unsuitable Persons or their affiliates or (ii) otherwise intended to ensure compliance with gaming, gambling and related laws.	The proposed charter provides that (i) common stock or any other equity securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity securities of New GNOG, owned or controlled by any stockholder who is an Unsuitable Person (as defined under “Description of Securities — Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or such person’s affiliate will be subject to automatic sale and transfer on the terms and conditions set forth in the proposed charter, (ii) any director, officer or nominee to any such position must be found qualified to hold such office or position by the CCC, (iii) in circumstances where the CCC determines that there is reasonable cause to believe that an officer or director may not be qualified to hold such position, such officer must be removed or such director must resign, as applicable, (iv) all provisions of the New Jersey Act are incorporated by reference into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible

Advisory Charter Proposal	Current Charter	Proposed Charter
to apply for and maintain a casino license under the New Jersey Act, and (v) to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern.
Advisory Charter Proposal H – Voting Rights of Common Stock	The current charter provides that the holders of each share of common stock of the Company is entitled to one vote for each share on each matter properly submitted to the stockholders entitled to vote.	The proposed charter provides that for so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. Once Mr. Fertitta and his affiliates cease to beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the Holdco Class B Units held by Mr. Fertitta and his affiliates as of the Closing, the holders of the shares of New GNOG Class B common stock will be entitled to one (1) vote per share.

Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Charter Proposal I – DGCL Section 203 and Business Combinations	The Company is subject to Section 203 of the DGCL.	The proposed charter provides that New GNOG has elected to not be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL.
Advisory Charter Proposal J – Changes to Exclusive Forum Provision	The current charter provides that the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction over claims asserting a cause of action under the Securities Act.	The proposed charter provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act.
Reasons for the Approval of the Advisory Charter Proposals
Advisory Charter Proposal A — Changes in Share Capital
The proposed charter is intended to provide adequate authorized share capital to (i) accommodate the treatment of New GNOG Class A common stock and New GNOG Class B common stock as part of the transaction and (ii) provide flexibility for future issuances of shares of New GNOG’s stock if determined by New GNOG’s board of directors to be in the best interests of New GNOG after the consummation of the transaction without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.
Advisory Charter Proposal B — Declassification of New GNOG’s Board of Directors
The Board recognizes that corporate governance standards have continued to evolve in recent years, resulting in a majority of Fortune 500 companies having implemented annual director elections. Furthermore, a classified board structure may appear to reduce director accountability to stockholders since this structure does not permit stockholders to express a view on each director’s performance by means of an annual vote. The Board also recognizes that many institutional investors and commentators now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold the board and management accountable for implementing those policies. Although the Board believes that declassifying New GNOG’s board of directors is in the best interests of New GNOG’s stockholders, the Board is aware that there may be disadvantages to a declassified board structure. For example, a classified board structure may provide increased board continuity and stability and encourages directors to focus on the long-term productivity of a company. Additionally, classified boards may provide additional protections against unwanted, and potentially unfair and abusive, takeover attempts and proxy contests, as they make it more difficult for a substantial stockholder to gain control of a board of directors without the cooperation or approval of incumbent directors. However, after considering the foregoing, the Board believes that the declassification of the board of directors under this proposal is in the best interests of New GNOG’s stockholders.
Advisory Charter Proposal C — Required Vote to Change Number of Directors
Our Board believes this change is important to clarify how the number of directors on New GNOG’s board of directors may be fixed. In addition, this change would reduce the vulnerability of New GNOG to a hostile change of control and enhance the ability of New GNOG’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire New GNOG, particularly when Mr. Fertitta and his affiliates no longer beneficially own a majority of the voting power of New GNOG.
Advisory Charter Proposal D — Limiting the Ability to Act by Written Consent
The Board believes that limiting the ability of stockholders to act by written consent after the time that Mr. Fertitta and his affiliates no longer beneficially own at least a majority of the voting power of the capital stock of New GNOG is appropriate to protect New GNOG from unwarranted attempts to gain corporate control. Prohibiting stockholders from taking action by written consent can limit unwarranted attempts to gain control by restricting stockholders from approving proposals unless such proposals are properly presented at a stockholder meeting called and held in accordance with the proposed charter and post-transaction bylaws.
Advisory Charter Proposal E — Required Vote to Amend the Charter
The Board believes that supermajority voting requirements described in Advisory Charter Proposal E is appropriate to protect all stockholders of New GNOG against the potential self-interested actions by one or a few large stockholders after the transaction, if Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG’s stock representing at least a majority of the voting power thereof. In reaching this conclusion, the Board is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the transaction, particularly after the time Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG’s stock representing at least a majority of the voting power of the capital stock of New GNOG. The Board further believes that going forward, if, and after, Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG’s stock representing at least a majority of the voting power of the capital stock of New GNOG, a supermajority voting requirement encourages the person seeking control of New GNOG to negotiate with New GNOG’s board of directors to reach terms that are appropriate for all stockholders. In addition, the Board believes that the voting requirements relating to the changes in the relative rights of the holders of New GNOG’s common stock will protect such holders from adverse changes without their approval.
Advisory Charter Proposal F — Required Vote to Amend the Bylaws
The Board believes that supermajority voting requirements described in Advisory Charter Proposal F is appropriate to protect all stockholders of New GNOG against the potential self-interested actions by one or a few large stockholders after the transaction, if Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG’s stock representing at least a majority of the voting power thereof. In reaching this conclusion, the Board is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the transaction, particularly after the time Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG’s stock representing at least a majority of the voting power of the capital stock of New GNOG. The Board further believes that going forward, if, and after, Mr. Fertitta and his affiliates cease to beneficially own shares of New GNOG’s stock representing at least a majority of the voting power of the capital stock of New GNOG, a supermajority voting requirement encourages the person seeking control of New GNOG to negotiate with New GNOG’s board of directors to reach terms that are appropriate for all stockholders. With respect to this Advisory Charter Proposal, the ability of the majority of the Board to amend the bylaws remains unchanged.
Advisory Charter Proposal G —  Compliance with Gaming, Gambling and Related Laws
Following the consummation of the transaction, New GNOG will be subject to applicable gaming laws. The proposed charter provides that any capital stock of New GNOG owned or controlled by any stockholder who is an Unsuitable Person or an affiliate of such person will be transferred to New GNOG or one or more third-party transferees, as described in the proposed charter, as and to the extent required by a gaming authority or deemed necessary or advisable by the Board in its sole and absolute discretion. Under the proposed charter, New GNOG’s board of directors will be permitted to make the determination that a person is an Unsuitable Person, and if such a determination is made, then that person and its affiliates would not be able to, directly or indirectly, beneficially own New GNOG’s common stock. See “Description of Securities — Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by

Unsuitable Persons and Their Affiliates.” Further, the proposed charter requires that (i) any director, officer or nominee to any such position must be found qualified to hold such office or position by the CCC, (ii) in circumstances where the CCC determines that there is reasonable cause to believe that an officer or director may not be qualified to hold such position, such officer must be removed or such director must resign, as applicable, (iii) all provisions of the New Jersey Act are incorporated by reference into the proposed charter, to the extent required to be stated in the proposed charter for New GNOG or any of its subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, and (iv) to the extent that anything contained in the proposed charter or in the bylaws of New GNOG is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern. New GNOG’s board of directors believes that providing for the redemption by New GNOG, or purchase by third-party transferees, of New GNOG’s capital stock owned or controlled by Unsuitable Persons or their affiliates, as well as the other provisions described above, are necessary to ensure New GNOG’s compliance with gaming laws.
Advisory Charter Proposal H — Voting Rights of Common Stock
The proposed charter provides that for so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of shares of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock and holders of shares of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock on each matter properly submitted to New GNOG’s stockholders entitled to vote, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. Once Mr. Fertitta and his affiliates cease to beneficially own 30% or more of the total number of shares of New GNOG Class A common stock, the holders of the shares of New GNOG Class B common stock will be entitled to one (1) vote per share. Because, upon consummation of the transaction, Mr. Fertitta and his affiliates will be the sole beneficial owners of shares of New GNOG Class B common stock, and those shares are generally restricted from transfers, except in limited circumstances, this dual class stock structure provides Mr. Fertitta and his affiliates with the ability to control the outcome of matters requiring stockholder approval, even though he may own significantly less than a majority of the shares of our outstanding New GNOG Class A common stock and New GNOG Class B common stock. We believe that our success rests on our ability to undertake a long-term view and Mr. Fertitta’s controlling interest will enhance New GNOG’s ability to focus on long-term value creation and help insulate it from short-term outside influences. Mr. Fertitta’s voting control also provides New GNOG with flexibility to employ various financing and transaction strategies involving the issuance of equity securities, while maintaining Mr. Fertitta’s control.
Advisory Charter Proposal I — DGCL Section 203 and Business Combinations
The proposed charter provides that New GNOG has elected to not be governed by Section 203 of the DGCL until such time as Mr. Fertitta and his affiliates cease to beneficially own 10% of the voting power of the capital stock of New GNOG, at which point New GNOG will immediately and automatically become governed by Section 203 of the DGCL. We have decided to elect to opt out of Section 203 of the DGCL while Mr. Fertitta and his affiliates own more than 10% of the voting power because Mr. Fertitta currently holds voting power in excess of, and immediately following the transaction is expected to hold voting power in excess of, the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to Mr. Fertitta and his affiliates. Once Mr. Fertitta and his affiliates beneficially own less than 10% of the voting power, New GNOG will immediately and automatically become governed by Section 203 of the DGCL.
Assuming the adoption of Advisory Charter Proposal I, the new Article XIII would become effective 12 months following the date and time at which the proposed charter Incorporation is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL. Notwithstanding the foregoing, neither Mr. Fertitta nor his affiliates will be subject to the restrictions on business combinations set forth in

Section 203, as the Board approved the transaction in which they became interested stockholders prior to such time as they became interested stockholders.
Advisory Charter Proposal J — Changes to Exclusive Forum Provision
Our Board believes that providing that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for resolving complaints asserting a cause of action arising under the Securities Act will permit New GNOG to comply with the jurisdictional limitations imposed by the federal securities laws and to provide clear notice of such limitations to its stockholders.
Vote Required for Approval
The approval of the Advisory Charter Proposals requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon at the special meeting.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting or a broker non-vote will have no effect on the outcome of the Advisory Charter Proposals.
As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on the Company or our Board. Furthermore, the transaction is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, the Company intends that the proposed charter will take effect upon consummation of the transaction (assuming approval of the Charter Proposal).
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADVISORY CHARTER PROPOSALS.
The existence of financial and personal interests of one or more of the Company’s directors or officers, including without limitation, Mr. Fertitta, may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction” for a further discussion.

PROPOSAL NO. 5 — THE DIRECTOR ELECTION PROPOSAL
Overview
The Company’s board of directors is currently divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of our Class I directors, Michael Chadwick and G. Michael Stevens, will expire at the special meeting.
If the condition precedent proposals, including the Charter Proposal, are approved, the proposed charter, which would be effective upon the Closing, will provide for the declassification of New GNOG’s board of directors and New GNOG’s board of directors will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of New GNOG stockholders. If this is the case, the term of office of each of the six members of New GNOG’s board of directors would begin upon the Closing.
If the condition precedent proposals are not approved, the Company’s board of directors will remain classified and the term of office of each of the Company’s two Class I directors would begin upon the conclusion of the special meeting.
Director Nominees
Our Board has determined to increase the size of the Board from five to six if the transaction is completed.
The Company’s stockholders are being asked to consider and vote upon a proposal to elect six directors to serve, effective at the Closing, on the Board until the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification, removal or an earlier determination by the applicable gaming authorities that there is reasonable cause to believe such individual may not be qualified to hold such position. Our Board has nominated the following six nominees for election as a director to serve on New GNOG’s board of directors for a term expiring at the 2021 annual meeting of stockholders or until their respective successor has been duly elected and qualified, or until their earlier death, resignation, retirement, disqualification, removal or an earlier determination by the applicable gaming authorities that there is reasonable cause to believe such individual may not be qualified to hold such position. Tilman J. Fertitta, Michael Chadwick, G. Michael Stevens, Scott Kelly, Richard H. Liem and Steven L. Scheinthal. These six nominees will be elected, subject to obtaining necessary regulatory approval of the applicable gaming authorities, if the condition precedent proposals, including the Charter Proposal, are approved by the stockholders at the special meeting.
Because our Board is currently classified and our directors currently serving in Class II and Class III have terms that extend beyond the special meeting, these directors have tendered their contingent resignations from their current terms, conditioned upon the approval of the condition precedent proposals, including the Charter Proposal. These resignations will take effect immediately prior to the Closing, and if the requisite vote of the stockholders is obtained, each of these directors will begin a new one year term as a director on New GNOG’s board.
Alternatively, if the condition precedent proposals are not approved and our Board remains classified, Messrs. Chadwick and Stevens, if elected, will serve on our Board for a term of three years expiring at the 2023 annual meeting of stockholders or until his respective successor has been duly elected and qualified, or until their earlier death, resignation, retirement or removal.
For biographical information concerning Messrs. Fertitta, Liem, Scheinthal, Chadwick, Stevens and Kelly, see the section entitled “Information about the Company — Management — Directors and Officers”.
Vote Required for Approval
The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will have no effect on the election of directors.
The election of six director nominees in the Director Election Proposal is conditioned on the approval of the condition precedent proposals, including the Charter Proposal. If the condition precedent proposals, including the Charter Proposal, are not approved, our Board will remain classified and two directors will be elected to a three-year term in Class I.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS
The existence of financial and personal interests of one or more of the Company’s directors or officers, including without limitation, Mr. Fertitta, may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction” for a further discussion.

PROPOSAL NO. 6 — THE INCENTIVE PLAN PROPOSAL
Overview
Our Board has approved and adopted, subject to stockholder approval, the Incentive Plan, under which New GNOG would be authorized to grant cash and equity incentive awards to certain eligible service providers in order to attract, motivate and retain the talent for which we compete. A copy of the Incentive Plan is attached to this proxy statement as Annex I.
Purpose of the Incentive Plan
The purpose of the Incentive Plan is to assist us in attracting, motivating and retaining selected individuals who will serve as our employees, officers, directors, consultants and advisors, whose judgment, interest and special effort is critical to the successful conduct of our operation. We believe that the awards to be issued under the Incentive Plan will motivate recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of incentive awards are necessary to enable us to attract and retain top talent; if the Incentive Plan is not approved, we believe our recruitment and retention capabilities will be adversely affected.
Reasons for the Approval of the Incentive Award Plan Proposal
Stockholder approval of the Incentive Plan is necessary in order for us to (i) meet the stockholder approval requirements of The Nasdaq Stock Market and (ii) grant incentive stock options (“ISOs”) thereunder. Specifically, approval of the Incentive Plan will constitute approval of the material terms of the Incentive Plan pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.
The Incentive Plan will become effective upon the date on which it is approved by an affirmative vote of the majority of our stockholders. If stockholders do not approve this proposal, the Incentive Plan will not become effective and we will not be able to grant equity awards under the Incentive Plan.
Material Terms of the Incentive Plan
The material terms of the Incentive Plan are summarized below, which is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Annex I to this proxy statement.
Administration.   A committee of at least two people appointed by the Board (or, if no such committee has been appointed, the Board) (the “Committee”) will administer the Incentive Plan. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the Incentive Plan. The Committee will have full discretion to administer and interpret the Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities. The Committee may delegate to one or more officers of the Company or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.
Eligibility.   Certain employees, directors, officers, advisors or consultants of New GNOG or its affiliates are eligible to participate in the Incentive Plan. Following the consummation of the transaction, it is expected that approximately 40 employees, consultants, advisors and service providers and all of our five non-executive officer directors will be eligible to participate in the Incentive Plan.
Number of Shares Authorized.   The Incentive Plan provides for an aggregate of 5,000,000 shares of New GNOG Class A common stock to be delivered; provided that the total number of shares that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to one percent (1%) of the total outstanding shares of New GNOG Class A common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. The maximum aggregate fair market value on the date of grant for awards granted and cash fees paid to any non-employee director pursuant to the Incentive Plan during any fiscal year may not exceed a total value of $200,000, provided that the non-employee directors who are considered independent (under the rules of The Nasdaq Stock Market or other securities exchange on which the shares of GNOG Class A common stock are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, or the chair of a committee of the Board, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Shares of New GNOG Class A common stock underlying awards under the Incentive Plan that are forfeited, canceled, expire unexercised or are settled in cash will be available again for new awards under the Incentive Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of New GNOG Class A common stock reserved for issuance under the Incentive Plan, the number of shares of New GNOG Class A common stock covered by awards then outstanding under the Incentive Plan, the limitations on awards under the Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.
The Incentive Plan will have a term of not more than 10 years from the date it is approved by stockholders, and no further awards may be granted under the Incentive Plan after that date.
Awards Available for Grant.   The Committee may grant awards of nonqualified stock options, ISOs, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing.
Options.   The Committee will be authorized to grant options to purchase shares of New GNOG Class A common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum aggregate number of shares of New GNOG Class A common stock that may be issued through the exercise of ISOs granted under the Incentive Plan is 5,000,000 shares of New GNOG Class A common stock, and the number of shares authorized for issuance as ISOs shall not be subject to the annual automatic share increase provisions described above. In general, the exercise price per share of New GNOG Class A common stock for each option granted under the Incentive Plan will not be less than the fair market value of such share at the time of grant or, for purposes of ISOs, if granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all of our classes of stock, or of any parent or subsidiary (a “10% Stockholder”), less than 110% of the fair market value of such share at the time of grant. The maximum term of an option granted under the Incentive Plan will be 10 years from the date of grant (or five years in the case of ISOs granted to a 10% Stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent such method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date such cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as such extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash, by check or other cash equivalent, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, the surrender of other property having a fair market value on the date of exercise equal to the exercise price or by such other method as the Committee may determine to be appropriate.
Stock Appreciation Rights.   The Committee will be authorized to award SARs under the Incentive Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of New GNOG Class A common stock or any combination of cash and shares of New GNOG Class A common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The exercise price of SARs cannot be less than 100% of the fair market value of a share of New GNOG Class A common stock at the time of grant.
Restricted Stock.   The Committee will be authorized to award restricted stock under the Incentive Plan. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights. Restricted stock awards are shares of New GNOG Class A common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of New GNOG Class A common stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).
Restricted Stock Unit Awards.   The Committee will be authorized to award restricted stock unit awards under the Incentive Plan. The Committee will determine the terms of such restricted stock unit awards, including any dividend rights. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of New GNOG Class A common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of New GNOG Class A common stock at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of New GNOG Class A common stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).
Other Stock-Based Awards.   The Committee may grant to participants other stock-based awards under the Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of New GNOG Class A common stock. The form of any other stock-based awards will be determined by the Committee and may include a grant or sale of unrestricted shares of New GNOG Class A common stock. The number of shares of New GNOG Class A common stock related to other stock-based awards and the terms and conditions, including vesting conditions, of such other stock-based awards will be determined by the Committee when the award in made. Other stock-based awards will be paid in cash, shares of New GNOG Class A common stock, or a combination of cash and shares, as determined by the Committee, and the Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.
Other Cash-Based Awards.   The Committee may grant to participants a cash award that is not otherwise described by the terms of the Incentive Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Incentive Plan. The form, terms, and conditions, including vesting conditions, of any other cash-based awards will be established by the Committee when the award is made, and any other cash-based awards will be paid to participants in cash. The Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.

Dividend Equivalents.   The Committee may provide for the payment of dividend equivalents with respect to shares of New GNOG Class A common stock subject to an award, such as restricted stock units, but not on awards of stock options or SARs. However, no dividend equivalents will be paid prior to the issuance of stock. Dividend equivalents may be credited as of the dividend payment dates, during the period between the grant date and the date the award becomes payable or terminates or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the issuance of shares underlying the award and will be subject to forfeiture to the same extent as the underlying award. Dividend equivalents may be paid on a current or deferred basis, in cash, additional shares of New GNOG Class A common stock, or converted to full-value awards, calculated and subject to such limitations and restrictions as the Committee may determine.
Performance Compensation Awards.   The Committee will be authorized to grant any award, including in the form of cash, under the Incentive Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals, measured on an absolute or relative basis, for a particular performance period. The Committee may establish performance criteria that will be used to establish these performance goals with reference to one or more of the following, without limitation:
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net earnings or net income (before or after taxes);

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basic or diluted earnings per share (before or after taxes);

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revenue or revenue growth (measured on a net or gross basis);

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gross profit or gross profit growth;

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operating profit (before or after taxes);

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return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

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cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital);

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financing and other capital-raising transactions (including, but not limited to, sales of New GNOG’s equity or debt securities);

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earnings before or after taxes, interest, depreciation, and/or amortization;

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gross or operating margins;

•
productivity ratios;

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share price (including, but not limited to, growth measures and total stockholder return);

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expense targets;

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margins;

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productivity and operating efficiencies;

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measures of customer satisfaction;

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customer growth;

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working capital targets;

•
measures of economic value added;

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inventory control;

•
enterprise value;

•
sales;

•
debt levels and net debt;

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combined ratio;

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timely launch of new facilities;

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client retention;

•
employee retention;

•
timely completion of new product rollouts;

•
cost targets;

•
reductions and savings;

•
productivity and efficiencies;

•
strategic partnerships or transactions;

•
measures of personal targets, goals or completion of projects;

•
such other criteria as established by the Committee in its discretion from time to time; or

•
any combination of the foregoing.

The Committee is authorized to adjust or modify the calculation of a performance goal for a performance period based on and in order to appropriately reflect certain circumstances or events that occur during such performance period, including, without limitation, one or more of the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.
Transferability.   Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.
Amendment and Termination.   In general, our Board may amend, alter, suspend, discontinue or terminate the Incentive Plan at any time. However, stockholder approval to amend the Incentive Plan may be necessary if the law or the Incentive Plan so requires (e.g., repricing, performance goals, approval is necessary to comply with any tax or regulatory requirement, etc.). No amendment, alteration, suspension, discontinuance or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.
Change in Control.   In the event of a “Change in Control” (as defined in the Incentive Plan), the Committee may adjust the number of shares of New GNOG Class A common stock or other securities of New GNOG (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by stockholders of New GNOG in connection with such Change in Control transaction.
No Repricing of Stock Options or SARs.   The Committee may not “reprice” any stock option or SAR, without stockholder approval. For purposes of the Incentive Plan, “reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price; (ii) canceling a stock option or SAR at a time when its exercise price exceeds the fair market value of a share of our common stock in exchange for cash or a stock option, SAR, award of restricted stock, or other equity award; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Incentive Plan applicable to U.S. participants. This summary deals with the general federal income tax principles that apply (based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date of this proxy statement, and all of which are subject to change (possibly on a retroactive basis) or different interpretation) and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options.   If a participant is granted a non-qualified stock option under the Incentive Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction, subject to applicable limitations, at the same time and for the same amount as the participant recognizes as ordinary income. Any subsequent gain or loss generally will be taxable as long-term or short-term capital gain or loss for which we generally should not be entitled to a deduction.
Incentive Stock Options.   A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.
If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any corresponding deduction. If the holding period requirements are not met, the ISO will be treated as a nonqualified stock option, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. In addition, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were actually nonqualified stock options. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Special Rule if Exercise Price is Paid for in Shares.   If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The number of shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.
If the use of previously acquired shares to pay the exercise price of a stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired upon exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the requisite holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
Stock Appreciation Rights.   Generally, a participant will recognize ordinary income upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to applicable limitations, we or our subsidiaries or affiliates generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock.   A participant should not have taxable income on the grant of unvested restricted stock, nor will we or our subsidiaries or affiliates then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code (discussed below). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse and the purchase price, if any, paid for the restricted stock.
If the participant makes a valid election under Section 83(b) of the Code with respect to restricted stock, the participant generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares on that date and the purchase price, if any, paid for the restricted stock, and we or our subsidiaries or affiliates generally will be entitled to a deduction for the same amount, subject to applicable limitations.
Restricted Stock Units.   A participant generally will not recognize taxable income at the time of the grant of restricted stock units, and neither we nor our subsidiaries or affiliates will be entitled to a deduction at that time. When a restricted stock unit is paid, whether in cash or common stock, the participant will have ordinary income equal to the fair market value of the shares delivered or the cash paid, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations.
Other Stock-Based Awards; Other Cash-Based Awards; Dividend Equivalents.   Generally, the granting of other stock-based awards, other cash-based awards, or dividend equivalent rights should not result in the recognition of taxable income by the recipient or a tax deduction by us, our subsidiaries, or affiliates. The payment or settlement of other stock-based awards, other cash-based awards, or dividend equivalent rights generally should result in immediate recognition of taxable ordinary income by the recipient, equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of any common stock received, and a corresponding tax deduction by us, subject to applicable limitations. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to us generally will be similar to the tax consequences of restricted stock awards, as described above. If any other stock-based award consists of unrestricted shares, the recipient of those shares generally will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we generally will be entitled to a corresponding tax deduction, subject to applicable limitations.
Federal Tax Withholding.   Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the Incentive Plan, as applicable, is subject to withholding of federal, state, and local income taxes and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we (or, if applicable, any of our subsidiaries or affiliates) will have the right to require, as a condition to delivery of any certificate for shares of our common stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding amount. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31 of the following year. Deferred compensation that is subject to Section 409A of the Code (discussed below) will also be subject to certain federal income tax withholding and reporting requirements.
Million Dollar Deduction Limit and Other Tax Matters.   We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.
If an individual’s rights under the Incentive Plan are accelerated as a result of a Change in Control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights and (ii) the loss by us of a compensation deduction.
Section 409A of the Code.   Certain types of awards under the Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Incentive Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury Regulations and other authoritative guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Committee, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Interest of Directors and Executive Officers.
All members of our Board and all of our executive officers since the beginning of 2019 are eligible for awards under the Incentive Plan and, thus, have a personal interest in the approval of the Incentive Plan.
New Plan Benefits
Grants of awards under the Incentive Plan are subject to the discretion of the Committee. Therefore, it is not possible to determine the future benefits that will be received by any participants under the Incentive Plan.

Vote Required for Approval
The approval of the Incentive Plan Proposal requires the approval at the special meeting by (i) a majority of the shares of the Company’s common stock that are voted at the special meeting and (ii) a majority of the shares of Company Class A common stock outstanding and held by the Disinterested Stockholders.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” the Incentive Plan Proposal.
The Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Incentive Plan Proposal will have no effect, even if it is approved by our stockholders.
Recommendation of the Board
Our Board believes that the Incentive Plan will provide us with the continued ability to link participants’ pay to stockholder returns, and that it is a critical compensation component in our ability to attract, retain and motivate employees, officers, directors, consultants and advisors by aligning their interests with the interests of our stockholders.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers, including without limitation, Mr. Fertitta, may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction” for a further discussion.

PROPOSAL NO. 7 — THE AUDITOR RATIFICATION PROPOSAL
The Company’s audit committee has appointed Marcum LLP to continue in its capacity as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the Company’s stockholders at the special meeting. Marcum LLP has audited our financial statements for the years ended December 31, 2019 and 2018.
Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of Marcum LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Company’s audit committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Marcum LLP are expected to be present at the special meeting via telephone. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote Required for Approval
The approval of the Auditor Ratification Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon at the special meeting.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting) or an abstention from voting will have no effect on the outcome of the Auditor Ratification Proposal.
The transaction is not conditioned on the approval of the Auditor Ratification Proposal and the Auditor Ratification Proposal is not conditioned on the approval of any other proposal.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals but no other proposal if the condition precedent proposals are approved.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals or any other proposal. In such event, the transaction would not be completed.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon at the special meeting.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting or a broker non-vote will have no effect on the outcome of the Adjournment Proposal.
The Adjournment Proposal is not conditioned on the approval of any other proposal.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers, including without limitation, Mr. Fertitta, may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction” for a further discussion.

INFORMATION ABOUT THE COMPANY
General
We are a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. The Company was formed as CAPS Holding LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019.
Our management team is led by Tilman Fertitta, our Co-Chairman and Chief Executive Officer, and Richard Handler, our Co-Chairman and President. Mr. Fertitta is the sole shareholder, Chairman and Chief Executive Officer of FEI and Mr. Handler is the Chief Executive Officer of JFG Sponsor, and its largest operating subsidiary, Jefferies Group LLC, a global investment banking firm. Both FEI and JFG Sponsor are our sponsors.
On May 9, 2019, we consummated our IPO of 31,625,000 units at a price of $10.00 per unit, generating total proceeds of $316.3 million. Each unit consists of one share of Company Class A common stock and one-third of one public warrant. Each whole public warrant entitles the holder thereof to purchase one share of New GNOG Class A common stock at an exercise price of $11.50 per share. Simultaneously with the consummation of the IPO, our sponsors purchased an aggregate of 5,883,333 private placement warrants, at a price of $1.50 per private placement warrant, each exercisable to purchase one share of Company Class A common stock at a price of $11.50 per share, generating total proceeds of approximately $8.8 million. The private placement warrants are identical to the public warrants except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by us, (ii) they (including the shares of Company Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the transaction and (iii) they may be exercised by the holders on a cashless basis.
On June 12, 2019, FEI assigned and transferred all of the founder shares and private placement warrants held by it to Mr. Fertitta.
Upon the closing of the IPO and the private placement, $316.3 million was placed in a trust account. As of September 30, 2020, the Company had approximately $320.5 million in the trust account.
The mailing address of the Company’s principal executive office is 1510 West Loop South, Houston, Texas 77027, and its telephone number is (713) 850-1010.
Initial Business Combination
Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the transaction meets the 80% test.
Redemption Rights for Holders of Public Shares
We are providing our public stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest not previously released to us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. As of September 30, 2020, the fair value of the marketable securities held in the trust account, net of taxes payable and any interest that we may withdraw for working capital purposes, is approximately $10.13 per share. Our sponsors and our other current directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the transaction. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of the Transaction to a Stockholder Vote
The special meeting of our stockholders to which this proxy statement relates is to solicit your approval of the transaction. Unlike many other blank check companies, our public stockholders are not required to vote against the transactions in order to exercise their redemption rights. If the transaction is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our sponsors, officers and directors, including Mr. Fertitta, have agreed to vote any shares of common stock owned by it in favor of the transaction.
Limitations on Redemption Rights
Notwithstanding the foregoing, our current charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of Company Class A common stock included in the units sold in our IPO without the prior consent of the Company.
Employees
We currently have five officers and no other employees. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. Our officers devoted such amount of time as they reasonably believed was necessary to our business, and the amount of time that members of our management devoted in any time period varied based on the stage of the business combination process. We do not have any full time employees.
Management
Directors and Officers
As of the date of this proxy statement, the Company’s directors and officers were as follows:
Name	Age	Position
Tilman J. Fertitta	63	Co-Chairman and Chief Executive Officer
Richard Handler	59	Co-Chairman and President
Richard H. Liem	66	Vice President and Chief Financial Officer
Steven L. Scheinthal	59	Vice President, General Counsel and Secretary
Nicholas Daraviras	46	Vice President, Acquisitions
Michael Chadwick	68	Director
G. Michael Stevens	59	Director
Scott Kelly	56	Director
Tilman J. Fertitta, 63, has been our Co-Chairman and Chief Executive Officer since February 14, 2019. He was previously Co-Chairman and Chief Executive Officer of Landcadia Holdings, Inc. (“Landcadia I”) from September 15, 2015 through the consummation of the Waitr Holdings Inc. (“Waitr”) business combination, and he currently serves on the board of directors of Waitr. Since August 2010, Mr. Fertitta has been the sole shareholder, chairman and Chief Executive Officer of FEI, which owns the NBA’s Houston Rockets, the restaurant conglomerate Landry’s, Inc. (“Landry’s”) and the Golden Nugget Casinos and is recognized today as a global leader in the dining, hospitality, entertainment and gaming industries. Mr. Fertitta was the sole shareholder at the time he took Landry’s public in 1993, and after 17 years as a public company, he was the sole shareholder in taking Landry’s private in 2010. Mr. Fertitta currently serves as Chairman of the Houston Children’s Charity, the Houston Police Foundation, and is currently the Chairman of the Board of Regents for the University of Houston. He is also on the Executive Committee of the Houston Livestock Show and Rodeo, one of the Nation’s largest charitable organizations. He also serves on the boards of the Texas Heart Institute and the Greater Houston Partnership. We believe Mr. Fertitta is qualified to serve on our board of directors based on his experience in the dining, hospitality, entertainment and gaming industries and as a public company director.
Richard Handler, 59, has been our Co-Chairman and President since February 14, 2019. He previously served as Co-Chairman and President of Landcadia I from September 15, 2015 through the consummation of the Waitr business combination. Rich Handler has been with Jefferies since 1990 and has served as Chief Executive Officer since 2001, making him the longest serving CEO on Wall Street. Rich Handler is the Chief Executive Officer and Director of JFG Sponsor and Chairman of the board of directors, Chief Executive Officer and President of Jefferies Group. Mr. Handler also serves as Chairman of the Global Diversity Council at Jefferies. In addition he is Chairman and CEO of the Handler Family Foundation, a non-profit that focuses on many philanthropic areas, including providing 4-year all-inclusive fully-paid college educations each year to 15 of the most talented and deserving students coming from challenging backgrounds and circumstances. The foundation also works to protect the environment by protecting endangered species. Prior to Jefferies he worked at Drexel Burnham Lambert in the High Yield Bond Department. Mr. Handler received an MBA from Stanford University in 1987. He received his BA in Economics (Magna Cum Laude, High Distinction) from the University of Rochester in 1983 where he also serves as Chairman of the Board of Trustees. We believe Mr. Handler is well-qualified to serve on our board of directors because of his investment banking, asset management and sales and trading expertise, his merchant banking and executive management experience and his experience as a public company director.
Richard H. Liem, 66, has been our Vice President and Chief Financial Officer since February 14, 2019. He previously served as Vice President and Chief Financial Officer of Landcadia I from September 15, 2015 through the consummation of the Waitr business combination. Mr. Liem currently serves as Chief Financial Officer and Executive Vice President of Golden Nugget. Mr. Liem has been the Chief Financial Officer of Landry’s Restaurants Inc. (a subsidiary of Golden Nugget) since June 11, 2004 and serves as its Executive Vice President and Principal Accounting Officer. He joined Landry’s Restaurants, Inc. in 1999 as the Corporate Controller. Mr. Liem joined Landry’s from Carrols Corporation, where he served as the Vice President of Financial Operations from 1994 to 1999. He served with the Audit Division of Price Waterhouse, L.L.P. from 1983 to 1994. He has been a Director of Landry’s LLC since 2009 and also serves as a director of Golden Nugget. Mr. Liem also serves on the compliance committee for GNAC. In addition, he serves as the Executive Vice President and Chief Financial Officer of FEI, which is the holding company for Golden Nugget, Landry’s LLC, and other assets owned and controlled by Tilman J. Fertitta. Mr. Liem is a Certified Public Accountant and was first licensed in Texas in 1989.
Steven L. Scheinthal, 59, has been our Vice President, General Counsel and Secretary February 14, 2019. He previously served as Vice President, General Counsel and Secretary of Landcadia I from September 15, 2015 through the consummation of the Waitr business combination, and he currently serves on the board of directors of Waitr. Mr. Scheinthal has served as a member of the board of directors of Landry’s since its IPO in 1993 and as its Executive Vice President or Vice President of Administration, General Counsel and Secretary since September 1992. He also serves as a member of the board of directors, Executive Vice President and General Counsel of FEI, which is the holding company for Landry’s, the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. He devotes a substantial amount of time on behalf of all FEI companies, including Landry’s and Golden Nugget, to acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiations, trademark oversight and licensing and is primarily responsible for compliance with all federal, state and local laws. He was also primarily responsible for Landry’s corporate governance and SEC compliance from its initial public offering and during the 17 plus years Landry’s operated as a public company. We believe the foregoing experience provides the Company with valuable insight, skills and perspective. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s for approximately five years before becoming part of the organization. He has been licensed to practice law in the state of Texas since 1984.
Nicholas Daraviras, 46, has served as our Vice President, Acquisitions since February 14, 2019. He previously served as Vice President, Acquisitions of Landcadia I from September 15, 2015 through the consummation of the Waitr business combination. Mr. Daraviras is Co-President of Leucadia Asset Management and a Managing Director of JFG Sponsor. Prior to 2014, Mr. Daraviras had been employed with Jefferies Capital Partners, LLC or its predecessors since 1996. Mr. Daraviras has served on the board of

Fiesta Restaurant Group since April 2011 and currently serves on Corporate Governance and Nominating Committee. He also serves on several boards of directors of private portfolio companies of JFG Sponsor. We believe that Mr. Daraviras brings significant experience with the strategic, financial and operational issues of retail companies in connection with his service on the boards of a number of his firm’s past and current portfolio companies.
Michael S. Chadwick, 68, has been a director since May 6, 2019. He was previously a director of Landcadia I from May 8, 2017 through the consummation of the Waitr business combination. Mr. Chadwick has been in the commercial, investment and merchant banking businesses since 1975. Since April 2018, Mr. Chadwick has served as Managing Director and Principal of Chadwick Capital Advisors, LLC. Previously, since June 2017, he operated as an independent contractor serving as Managing Director and Principal of SLCA Capital, LLC, a registered broker dealer and member of FINRA and SIPC. Mr. Chadwick has arranged private and public debt and equity capital, and has provided financial advisory services relating to merger and acquisition activity, for numerous public and privately held companies across a broad spectrum of industries for over 40 years. Mr. Chadwick was most recently a Managing Director of Shoreline Capital Advisors, Inc. from 2011 to 2017. He was a Managing Director at Growth Capital Partners, LP during 2010. From 1994 through 2009, Mr. Chadwick was a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. (SMHG), which at that time was the largest investment banking firm headquartered in the Southwest. Prior to SMHG, Mr. Chadwick in 1988 co-founded Chadwick, Chambers and Associates, Inc., an investment and merchant banking boutique specializing in providing traditional corporate finance services and, in select situations, sponsoring financial transactions as principal. Mr. Chadwick has served on numerous boards of directors of both private and public companies, including service as the chairman of the audit committee of Landry’s when it was a public company. Presently he serves on the boards of directors of Moody-Price, LLC and Landry’s and the audit and compliance committees for the GNAC, as well as on the Board of Trustees of the Harris County Hospital District Foundation. Mr. Chadwick was selected to serve on our board of directors due to his extensive business, finance and leadership experience.
G. Michael Stevens, 59, has been a director since May 6, 2019. He was previously a director of Landcadia I from August 23, 2016 through the consummation of the Waitr business combination. Mr. Stevens currently serves as Managing Member of MS2 Ventures LLC, an advisory and investment firm. Mr. Stevens is a director of Impressio, Inc. an advanced materials company, an advisor to Footprint International, a sustainable technology packaging firm, and Winning Capital Group LLC, a developer and licensor of games for state lotteries. Mr. Stevens served as the Senior Vice President and Chief Marketing Officer for the New York Giants from 2006 to 2019, and from 2003 to 2006 he served as the Senior Vice President of Sales & Marketing for the Washington Redskins. Mr. Stevens’ prior experience includes key marketing executive roles at eBay Inc. and the National Basketball Association. Mr. Stevens holds a Bachelor of Arts Degree from Hobart College, where he has served as a member of the Board of Trustees, and he is a member of the Global Executive Leadership Program, class of 2020, at the Yale School of Management. Mr. Stevens was selected to serve on our board of directors due to his strategic and innovative leadership experience.
Scott Kelly, 56, has been a director since May 12, 2020. He is a former NASA astronaut and retired U.S. Navy Captain, U.S. spaceflight record holder and an experienced test pilot having logged more than 15,000 hours of flight time in more than 40 different aircraft and spacecraft. A former fighter pilot, Mr. Kelly flew the F-14 Tomcat aboard the aircraft carrier, USS Dwight D. Eisenhower. Mr. Kelly was selected by NASA as an astronaut in 1996. A veteran of four space flights, he piloted Space Shuttle Discovery to the Hubble space telescope in 1999 and, subsequently, commanded Space Shuttle Endeavor on a mission to the International Space Station in 2007. His long-duration space flight experience includes two flights on the Russian Soyuz spacecraft, launching and landing from Kazakhstan and two stays aboard the International Space Station as commander, the first a 159-day mission in 2010-2011 followed by his recorded-breaking 340-day mission to the international space station in 2015. During his yearlong mission, known worldwide as the “Year In Space,” he conducted three spacewalks before returning home in March 2016. Mr. Kelly has received many awards and honors, including the Defense Superior Service Medal, the Legion of Merit and Distinguished Flying Cross. Mr. Kelly also was recognized at the 2015 State of the Union Address by U.S. President Barack Obama. Mr. Kelly is a Fellow of the Society of Experimental Test Pilots and a member of the Association of Space Explorers. Mr. Kelly was appointed Champion for Space by the United Nations Office for Outer Space Affairs. Mr. Kelly serves on the audit and compliance committees of GNAC, an indirect subsidiary of FEI. Since his departure from NASA in April 2016, Mr. Kelly founded Mach 25 LLC, through which he has been active as a motivational speaker and author. In 2016 he published a New York Times bestseller memoir Endurance and a children’s picture book; more recently, he published Infinite Wonder — a collection of extraordinary images he photographed aboard international space station, also a New York Times bestseller. Mr. Kelly was selected to serve on our board of directors due to his extensive and unique leadership experience.
Stockholder Communications
Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s General Counsel and Secretary, c/o Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027. We will review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Co-Chairmen of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.
Director Independence
Nasdaq rules currently require that a majority of the Company’s Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of a company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Messrs. Chadwick, Kelly and Stevens are “independent directors” as defined in Nasdaq rules and the applicable SEC rules.
Board Leadership Structure and Role in Risk Oversight
The leadership of the Board is structured so that it is led by two Co-Chairmen. Mr. Fertitta is one of the two Co-Chairmen, and he is also the Company’s Chief Executive Officer. Mr. Handler is the other Co-Chairman of the Board. The Board believes that combining the roles of Chairman and Chief Executive Officer helps provide strong and consistent leadership for our management team and Board. If the Board convenes for a meeting, the non-management directors will meet in executive session if the circumstances warrant. Given the composition of the Board with a strong slate of independent directors, the Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.
The Board’s oversight of risk is administered directly through the Board, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. Management furnishes information regarding risk to the Board as requested.
Number and Terms of Office of Officers and Directors
Our Board is currently divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Chadwick and Stevens, will expire at the special meeting. The term of office of the second class of directors, consisting of Mr. Handler, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Fertitta, will expire at the third annual meeting of stockholders.
Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our current bylaws as it deems appropriate. Our current bylaws provide that our officers may consist of a Chairman or Co-Chairmen of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the Board.
Committees of Our Board
Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
We have established an audit committee of our Board. Messrs. Chadwick, Kelly and Stevens serve as members of our audit committee, and Mr. Chadwick chairs the audit committee. Under Nasdaq rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Chadwick, Kelly and Stevens meet the independent director standard under Nasdaq rules and under Rule 10A-3(b)(1) of the Exchange Act.
Compensation Committee
Our Board has established a compensation committee of our Board. The members of our compensation committee are Messrs. Chadwick and Stevens, and Mr. Stevens serves as chairman of the compensation committee.
The principal functions of the compensation committee include:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•
reviewing on an annual basis our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

•
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Committee Membership, Meetings and Attendance
During the year ended December 31, 2019:
•
our Board held four meetings;

•
our audit committee held four meetings; and

•
our compensation committee held no meetings.

Each of our incumbent directors other than Mr. Handler attended or participated in at least 75% of the meetings of our Board and the respective committees of which he is a member held during the period such incumbent director was a director during the year ended December 31, 2019.
Director Nominations
We do not have a standing nominating committee. In accordance with Rule 5605 of Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Chadwick, Kelly and Stevens. In accordance with Rule 5605 of Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our current bylaws. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess.
In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form of Code of Ethics, our form of audit committee charter and our form of compensation committee charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 1510 West Loop South, Houston, Texas 77027.
Conflicts of Interest
Our sponsors or their affiliates may compete with us for business combination opportunities. If these entities decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within our sponsors may be suitable for both us and for another entity and may be directed to such entity rather than to us. Neither our sponsors nor members of our management team who are also employed by our sponsors have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of the Company. Our sponsors and/or our management, in their capacities as employees of our sponsors or in their other endeavors, currently are required to present certain investment opportunities and potential business combinations to the various related entities described above, or third parties, before they present such opportunities to us. Our sponsors and our management may have similar obligations to additional entities or third parties

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our current charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
In considering the recommendation of our Board to vote in favor of the transaction, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers, including without limitation, Mr. Fertitta, have interests in the transaction that are different from, or in addition to, the interests of our other stockholders. Stockholders should take these interests into account in deciding whether to approve the transaction. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Transaction Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Transaction Proposal. These interests include, among other things:
•
the following interests with respect to Mr. Fertitta and his affiliates and our sponsors:

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the fact that Tilman J. Fertitta, one of our sponsors and our Co-Chairman and Chief Executive Officer, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG;

•
the fact that the purchase price to be paid for GNOG reflects (i) that the proceeds from the $300 million GNOG credit facility were sent to LF LLC in April 2020 as a capital distribution and, that at Closing, as a component of the purchase price, $150 million of the principal under the GNOG Credit Agreement will be repaid from the Company’s cash and the remaining $150.0 million in principal will remain a liability of GNOG, as a subsidiary of New GNOG, and (ii) $30 million of Closing Cash Consideration payable to LF LLC at Closing;

•
the fact that immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their public shares in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of 4,090,625 shares of New GNOG Class A common stock and 31,350,625 shares of New GNOG Class B common stock, each of which will carry 10 votes per share, subject to certain adjustments and limitations described herein, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter);

•
the fact that, following the Closing, Mr. Fertitta and his affiliates are expected to beneficially own an approximately 45.9% of the economic interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.4% assuming the maximum number of redemptions of public shares) through LF LLC’s 31,350,625 HoldCo Class B Units, which will carry no voting rights. In addition, Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC;

•
the fact that, following the Closing and pursuant to the terms of the A&R HoldCo LLC Agreement, LF LLC, which is indirectly wholly-owned by Mr. Fertitta, will be issued additional HoldCo Class B Units and an equivalent number of shares of New GNOG Class B common stock in consideration of payments made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the terms of the A&R HoldCo LLC

Agreement, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock pursuant to the A&R HoldCo LLC Agreement.
•
the fact that following the Closing, GNOG LLC, on the one hand, and affiliates of Mr. Fertitta, on the other hand, will be parties to continuing agreements in connection with GNOG LLC’s ability to operate the online gaming business, including the A&R Trademark License Agreement, the Services Agreement, the A&R Online Gaming Operations Agreement and the Office Leases;

•
the fact that, pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC will be required to pay Golden Nugget, each such entity is an affiliate of Mr. Fertitta, a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue;

•
the fact that our sponsors and Mr. Fertitta have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve the transaction;

•
the fact that our sponsors paid an aggregate of $25,000 for their 7,906,250 founder shares, each of which will convert, on a one-for-one basis into shares of New GNOG Class A common stock at Closing in accordance with the terms of the current charter, and (after giving effect to the forfeiture of 2,543,750 founder shares by JFG Sponsor at the time of the consummation of the transaction in accordance with the terms of the Sponsor Forfeiture and Call-Option Agreement) the remaining 5,362,500 founder shares (4,090,625 of which are owned by Mr. Fertitta) will have a significantly higher value at the time of the transaction, which if unrestricted and freely tradable would be valued at approximately $103,925,250 based on the closing price of Company Class A common stock on Nasdaq on December 1, 2020, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our sponsors and Mr. Fertitta have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by May 9, 2021;

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the fact that our sponsors paid $1.50 for each of their 5,883,333 private placement warrants (2,941,667 of which are owned by Mr. Fertitta), for an aggregate purchase price of approximately $8.8 million, and each private placement warrant entitles its holder to purchase shares of Company Class A common stock at a price of $11.50 per share, and that such private placement warrants will expire worthless if the transaction is not consummated by May 9, 2021;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•
the fact that the shares of New GNOG Class A common stock held by certain insiders of the Company, including Mr. Fertitta, will be subject to transfer restrictions pursuant to the terms of the Letter Agreement and at Closing, such insiders, including Tilman J. Fertitta, FEI and JFG Sponsor will enter into the Lock-Up Amendment, which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement;
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the anticipated election of Tilman J. Fertitta, Richard H. Liem and Steven L. Scheinthal, each of whom is an officer and director of FEI and affiliates of FEI, as directors of New GNOG;

•
the fact that Mr. Fertitta will continue to serve as chief executive officer and chairman of the board of directors of New GNOG after the Closing and will, as a result of the High Voting Rights of the shares of New GNOG Class B common stock held by him and his affiliates, have the ability to nominate and elect the members of the board of directors of New GNOG;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the transaction;

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the fact that our sponsors, officers and directors, including Mr. Fertitta, will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by May 9, 2021;

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the fact that at the Closing we will enter into a Tax Receivable Agreement, substantially in the form attached to this proxy statement as Annex K, which provides for payments by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. The Tax Receivable Agreement payments will be paid annually and will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024);

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the fact that at the Closing we will enter into an A&R Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex J, which provides for registration rights for the sponsors, Tilman Fertitta and certain of his affiliates; and

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the fact that Richard Handler, our Co-Chairman and President, is also the Chief Executive Officer and director of JFG Sponsor and chairman of the board of directors, Chief Executive Officer and President of JFG Sponsor’s largest subsidiary, Jefferies Group and its largest subsidiary, Jefferies, which will be entitled to receive deferred underwriting commission and financial and capital markets advisory fees upon completion of the transaction in addition to the repayment of approximately $2,000 due to an affiliate of Jefferies under GNOG’s Credit Agreement.

The potential conflicts described above may not be resolved in our favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Our current charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Tilman J. Fertitta(1)	FEI and its affiliates and wholly-owned subsidiaries(2)	Dining, hospitality, NBA Team, entertainment and gaming company	Sole Shareholder, Chairman and Chief Executive Officer
	Fertitta Hospitality, LLC and its affiliates and wholly-owned subsidiaries(3)	Dining and hospitality company	Member and President
	Waitr Holdings Inc.	Food ordering and delivery company	Director
Richard Handler(1)	JFG Sponsor and its affiliates and wholly-owned subsidiaries(2)	Diversified holding company	Director and Chief Executive Officer
Richard H. Liem(1)	FEI and its affiliates and wholly-owned subsidiaries(2)	Dining, hospitality, NBA Team, entertainment and gaming company	Director, Executive Vice President And Principal Accounting Officer
Steven L. Scheinthal(1)	FEI and its affiliates and wholly-owned subsidiaries(2)	Dining, hospitality, NBA Team, entertainment and gaming company	Director, Executive Vice President and General Counsel
	Fertitta Hospitality, LLC and its wholly-owned subsidiaries(3)	Dining and hospitality company	Secretary
	Waitr Holdings Inc.	Food ordering and delivery company	Director
Nicholas Daraviras(1)	JFG Sponsor and its affiliates and wholly-owned subsidiaries(2)	Diversified holding company	Managing Director
	Fiesta Restaurant Group(2)	Restaurant operator and franchisor	Director
Michael S. Chadwick(1)	Chadwick Capital Advisors, LLC(2)	Investment banking services	Managing Director and Principal
	Landry’s, Inc.	Dining and hospitality company	Director
	Moody-Price, LLC	Distribution of instrumentation, filtration, measurement and control and high pressure products	Director
G. Michael Stevens(1)	MS2 Ventures LLC(2)	Advisory services and investments	Managing Member
Scott Kelly	Golden Nugget Atlantic City, LLC	Gambling	Member of audit and compliance committees

(1)
Each of the entities listed in this table has priority and preference relative to the Company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

(2)
Represents a fiduciary duty with respect to each of the listed companies.

(3)
Represents a contractual duty with respect to each of the listed companies.

Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities or other entities to which he or she has then-current fiduciary duties or contractual obligations, he or she will honor his or her fiduciary duties or contractual obligations to present such business combination opportunity to such entity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially undermine our ability to complete our initial business combination.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsors, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such an initial business combination is fair to the Company from a financial point of view.
In the event that we submit our initial business combination to our public stockholders for a vote, pursuant to the Letter Agreement, our sponsors, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after the offering (including in open market and privately-negotiated transactions) in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our current charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current charter. Our current bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they acquired in the initial public offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Executive Officer and Director Compensation
None of our officers has received any cash compensation for services rendered to us. We will pay each of our independent directors $100,000 at the Closing for services rendered as a board member prior to the completion of the transaction. Since the closing of our IPO, we have paid FEI a total of $10,000 per month for office space, utilities and secretarial and administrative support. We will cease paying these monthly fees upon the Closing. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our officers and directors prior to, or in connection with any services rendered in order to effectuate, the consummation of the transaction. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our sponsors, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee reviews on a quarterly basis all payments that were made to our sponsors, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management after the Transaction.”
Audit Committee Report
Our audit committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, our audit committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our audit committee recommended to our Board that the audited financial statements be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.
Submitted by:
Audit Committee of the Board of Directors
Michael S. Chadwick (Chair)
Scott Kelly
G. Michael Stevens
Fees and Services
Marcum LLP has audited our financial statements for the year ending December 31, 2019. A representative of Marcum LLP is expected to be present at the special meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

Fees for professional services provided by our independent registered public accounting firm for the last two fiscal years include:
	For the Year ended December 31, 2019	For the Year ended December 31, 2018
Audit Fees(1)	$27,540	$—
Audit-Related Fees(2)	$36,050	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total	$63,590	$—

(1)
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)
Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)
All Other Fees. All other fees consist of fees billed for all other services.

Our audit committee has determined that the services provided by Marcum LLP are compatible with maintaining the independence of Marcum LLP as our independent registered public accounting firm.
Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors
The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the audit committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the audit committee charter.
Our audit committee has approved all of the services rendered by Marcum LLP in fiscal years 2019.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses (“Business Combination”). We consummated the Public Offering on May 9, 2019 and are currently in the process of locating suitable targets for our Business Combination. We intend to use the cash proceeds from our public offering and the private placement of warrants described below as well as additional issuances, if any, of our capital stock, debt or a combination of cash, stock and debt to complete the Business Combination.
Business Combination
On June 28, 2020 the Company entered into a purchase agreement (the “Purchase Agreement”) to acquire Golden Nugget Online Gaming, Inc. (“GNOG”) (the “Transaction”). Upon completion of the Transaction, through the parent entity of GNOG, Tilman J. Fertitta will hold a controlling interest in the Company. The combined company will have a dual-class share structure with super voting rights for Mr. Fertitta. The Transaction is expected to close in the 4th quarter of 2020.
The aggregate consideration for the Business Combination includes (i) $30.0 million cash, (ii) $313.5 million payable in 31,350,625 Class B membership interests in LHGN HoldCo, LLC (“Landcadia HoldCo”), a newly formed wholly-owned subsidiary of the Company, valued at $10.00 per unit, which are exchangeable into shares of the Company’s Class A common stock subject to certain limitations (the “HoldCo Class B Units”), and a corresponding number of shares of new, non-economic Class B common stock, par value $0.0001 per share (the “Class B common stock”), which entitle the holder to ten votes per share, subject to certain limitations and (iii) the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under the Credit Agreement, together with related prepayment premium in an amount of approximately $24.0 million, as well as accrued and unpaid interest.
The Company’s management team is led by Tilman Fertitta, our Co-Chairman and Chief Executive Officer, and Richard Handler, our Co-Chairman and President. Mr. Fertitta is the sole shareholder, Chairman and Chief Executive Officer of Fertitta Entertainment, Inc. (“FEI”) and Mr. Handler is the Chief Executive Officer of Jefferies Financial Group Inc. (“JFG”), and its largest operating subsidiary, Jefferies Group LLC, a global investment banking firm. The Company’s sponsors are FEI and JFG (collectively, the “Sponsors”).
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) into law. The Cares Act includes several significant business tax provisions that, among other things, eliminates the taxable income limit for certain net operating losses (“NOL”) and allows businesses to carryback NOLs arising in 2018, 2019, and 2020 to the five prior years; suspends the excess business loss rules; accelerates refunds of previously generated corporate alternative minimum tax credits; adjusts business interest limitations under IRC section 163(j) from 30% to 50%; and addresses other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company is still evaluating the impact, if any, of the CARES Act on its financial position, results of operations and cash flows.
Liquidity and Capital Resources
On May 9, 2019 we consummated a $316,250,000 public offering consisting of 31,625,000 units at a price of $10.00 per unit (“Unit”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value (the “Class A Common Stock”) and one-third of one redeemable warrant (each, a “Public Warrant”). Simultaneously, with the closing of the Public Offering, we consummated a $8,825,000 private placement (“Private Placement”) of an aggregate of 5,883,333 warrants (“Sponsor Warrants”) at a price of $1.50 per warrant. Upon closing of the Public Offering and Private Placement on May 9, 2019, $316,250,000 in proceeds (including $11,068,750 of deferred underwriting commissions) from the public offering and private placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The remaining $8,825,000 held outside of trust was used to pay underwriting commissions of $6,325,000, loans to our Sponsors, and deferred offering and formation costs.
As of September 30, 2020, we had an unrestricted balance of $897,253 as well as cash and accrued interest held in trust of $320,494,513. Our working capital needs will be satisfied through the funds, held outside of the Trust Account, from the public offering. Interest on funds held in the Trust Account may be used to pay income taxes and franchise taxes, if any. During the nine months ending September 30, 2020, we paid franchise tax expenses of $283,859 and Federal income taxes of $684,815 from Trust Account earnings. Our Sponsors may, but are not obligated to, loan us funds as may be required in connection with the Business Combination. Up to $1,500,000 of these loans may be converted into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender and would be identical to the sponsor warrants.
Results of Operations
We have neither engaged in any significant business operations nor generated any revenues to date. All activities to date relate to the Company’s formation and its initial public offering and search for a suitable Business Combination. We generate non-operating income in the form of interest income on cash, cash equivalents, and marketable securities held in the Trust Account. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses as we locate a suitable Business Combination.
For the three months ended September 30, 2020, we had a net loss of $240,403 compared to net income of $1,181,113 during the three months ended September 30, 2019. The loss in the quarter is the result of lower earnings on the Trust Account assets. For the nine months ended September 30, 2020 and 2019, we had net income of $570,078 and $2,002,647, respectively. The income for all periods relates to earnings on the Trust Account assets offset by general and administrative costs and management fees for administrative services. Income was lower in the nine months ended September 30, 2020 when compared to the same period in 2019 because of increased costs associated with the Business Combination and lower income on trust earnings as a result of lower interest rates.
Critical Accounting Policies
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the unaudited financial statements and accompanying notes. Actual results could differ from those estimates. The Company has identified the following as its critical accounting policies:
Redeemable Shares
All of the 31,625,000 public shares sold as part of the public offering contain a redemption feature as described in the prospectus for the Public Offering. In accordance with FASB ASC 480, “Distinguishing Liabilities from Equity”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Charter provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares will be affected by charges against additional paid-in capital. At September 30, 2020, there were 31,625,000 public shares, of which 30,117,474 were recorded as redeemable shares, classified outside of permanent equity, and 1,507,526 were classified as Class A common stock.

Loss per Common Share
Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the three and nine months ended September 30, 2020. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted loss per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class B common stock or to settle warrants, as calculated using the treasury stock method. For the three and nine months ending September 30, 2020 and 2019, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. For the three and nine months ended September 30, 2020, the Company reported a loss available to common shareholders of $0.03 and $0.07, respectively. For the three and nine months ended September 30, 2019, the Company reported a loss available to common shareholders of $0.01 and $0.02, respectively.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of September 30, 2020.
Contractual Obligations
As of September 30, 2020, we did not have any long-term debt, capital or operating lease obligations.
We entered into an administrative services agreement in which the Company will pay the FEI Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team, in an amount not to exceed $10,000 per month ending on the earlier of the completion of a Business Combination or May 9, 2021, if the Company is unable to complete a Business Combination.

BUSINESS OF GNOG
Because GNOG recently began operating the business in April 2020, references in this section to GNOG include its predecessor, GNAC, which operated the online gaming business prior to GNOG. For purposes of this section, the “company,” “we,” “us” and “our” generally refer to GNOG in the present tense or New GNOG and its subsidiaries, including GNOG LLC, on a go-forward basis.
Overview
GNOG is an online gaming, or iGaming, and digital sports entertainment company focused on providing its customers with the most enjoyable, realistic and exciting online gaming experience in the market. GNOG currently operates in Atlantic City, New Jersey where it offers patrons the ability to play their favorite casino games and bet on live-action sports events. The company’s desire to innovate, improve and offer the most realistic online gaming platform drives its employees and defines the GNOG business, as it pursues its vision to be the leading destination for online gaming players with a modern mindset. The company maintains an expansive catalogue of online casino games in the New Jersey market with over 800 titles.
GNOG is authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey, having been one of the first online gaming operators to enter the New Jersey market in 2013. As part of the Golden Nugget/Landry’s (“GNL”) family of companies, GNOG aspires to live up to the reputation of Golden Nugget, a storied brand in the gaming industry, by providing customers with an online gaming experience consistent with Golden Nugget’s land-based casinos. GNOG’s technology is designed to create superior online betting experiences for the avid casino and sports bettor. The company’s goals have been shaped with these players in mind, both in who he or she is today and who the company anticipates he or she will become as the gaming industry evolves. The Golden Nugget vision underpins GNOG’s position as a market leader and innovator in today’s rapidly expanding online gaming industry.
The company believes it is well-positioned for continued growth with the support of the Golden Nugget brand and its seasoned management team, together with its commitment to innovation. GNOG believes that this enviable combination of expertise, brand recognition and infrastructure will not only support its continued success in the New Jersey market, but also allow the company to capture market share in other key iGaming states in the future. As described below, GNOG is currently targeting Pennsylvania, Michigan, Illinois and West Virginia as states in which it plans to enter in the near future, subject to regulatory approvals, while continuing to evaluate entry into additional markets.
GNOG has experienced tremendous growth since it began operations. According to information published by the DGE, as of December 31, 2019, GNOG’s market share in the New Jersey online gaming market was 13%. GNOG’s gross gaming revenues, or GGR (as defined below), have grown from $9.6 million in 2014 to $60.9 million in 2019, and $75.9 million for the nine months ended September 30, 2020. In addition, GNOG has steadily grown its average monthly net casino revenue per depositing user (“Net Casino ARPU”) from $467 in 2014 to $566 in 2019, and $652 for the nine months ended September 30, 2020. GNOG’s GGR is defined as the sum of all customer wagers (including the amount of all promotional credits wagered by such customers), minus all winnings paid to such customers on such wagers. For purposes of calculating GNOG’s GGR, GNOG includes only settled wagers, and excludes all pending online casino or online sports bets which have not yet settled (e.g., sports bets on sports events that have not concluded as of the date of determination of GGR).
GNOG was incorporated in New Jersey in February 2011 under the name Landry’s A/C Gaming, Inc., which was subsequently changed to Landry’s Finance Acquisition Co. in November 2011 and ultimately Golden Nugget Online Gaming, Inc. on May 6, 2020. GNOG is currently an indirect subsidiary of FEI, which is wholly-owned by Tilman J. Fertitta. Prior to April 28, 2020, GNOG’s assets were owned, and GNOG’s business was operated, by GNAC, a New Jersey limited liability company and wholly-owned subsidiary of FEI. On April 28, 2020, GNAC conveyed its online gaming business to GNOG.
Industry Background/Market Opportunity
GNOG is focused on becoming a leader in U.S. online gaming, which is a fast-growing part of the larger U.S. gaming industry. iGaming includes all online casino games played on a computer or mobile device such as slots, video poker, electronic table games and live dealer table games, but does not include online sports wagering. The iGaming market includes both “Pure Casino” players who sign up for the primary purpose of playing online casino games, such as slots or table games, as well as sports betting players who also want to play casino games. According to the DGE, the iGaming market in New Jersey has grown significantly, from approximately $221 million in total iGaming revenues in 2017 to approximately $462 million in 2019.
The current COVID-19 pandemic has served as a catalyst to accelerate growth in the U.S. online gaming industry as many people are spending more time at home. The pandemic has changed the way people work and live, with an increased use and dependence on technology and a need for at-home entertainment options. The number of people engaging in iGaming has increased significantly as a result of these changes, some of which are currently expected to continue for an indefinite period of time or may become permanent. Total iGaming revenues in New Jersey in the first nine months of 2020 were $654.7 million, representing a 102.7% increase over the same period in 2019, according to the DGE.
GNOG operates real money online gaming within the State of New Jersey and is contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which GNOG receives royalties and cost reimbursement. Today, iGaming is legal in New Jersey, Pennsylvania, Delaware, Michigan (pending final regulations), and West Virginia, and online sports betting is legal in fourteen states and the District of Columbia. In addition, legislation to legalize iGaming and/or sports betting is pending in several states. GNOG anticipates that legalization of iGaming and online sports betting will expand across the U.S. as states understand and appreciate the revenue potential.
Over the last few years, iGaming revenue as a percentage of land-based gaming revenue has grown. Based on data released by the DGE, between 2016 and 2019, iGaming revenue grew from 7% to 17% of land-based gaming revenue in New Jersey. For the nine months ended September 30, 2020, iGaming revenue in New Jersey represented 63% of land-based gaming revenue, according to data published by the DGE. During the comparable period in 2019, online gaming revenues represented 15.7% of Atlantic City land-based casino gaming revenue. On March 16, 2020, all Atlantic City land-based casinos were required to close because of the governmental response to the COVD-19 pandemic. In January, February and March 2020, online gaming revenues represented 27.7%, 23.0% and 75.8% of Atlantic City land-based casino gaming revenues, respectively. During April, May and June 2020, Atlantic City land-based casino gaming revenues was $0. Atlantic City casinos reopened on July 2, 2020, resulting in the percentage of online gaming revenues compared to Atlantic City land-based casino gaming revenues decreasing to 44.6% for September 2020. The increase in online gaming revenues in the first nine months of 2020 is attributable, in part, to the temporary closure of Atlantic City casinos, leading traditional casino players to utilize online gaming. Nonetheless, GNOG believes the COVID-19 pandemic has accelerated the growth trend in online gaming. GNOG’s management estimates that, on a run-rate basis, the iGaming market in the U.S. over time will achieve 30% penetration versus the land-based market. Based on nationwide land-based commercial and tribal gaming revenues of $75 billion in 2018, 30% penetration implies a $22 billion revenue potential in the long-term U.S. iGaming market.
GNOG’s Competitive Strengths
GNOG’s competitive strengths include:
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The strength of the Golden Nugget brand;

•
iGaming focus targeting high value customers;

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Profitable customer acquisition;

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Market-leading innovation and content;

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Continued support from Golden Nugget;

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Seasoned management team of industry experts;

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Best-in-class customer support; and

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Proven operator with industry recognition.

Strength of the Golden Nugget Brand
One of the unique features of GNOG that has contributed to its success is its affiliation with GNL and Tilman Fertitta, GNL’s Chairman and Chief Executive Officer. GNL is a household name in the U.S., with a diversified restaurant, hospitality, entertainment and gaming portfolio that includes:
•
600 outlets;

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three hotels;

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four aquariums;

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two amusement parks; and

•
five Golden Nugget casinos.

The Golden Nugget name is a well-known and storied brand in the gaming industry. Celebrated since opening as a gambling hall in Las Vegas in 1946, Golden Nugget today is associated with gaming and high-quality service at an attractive value. Golden Nugget maintains a geographically diverse portfolio of five land-based casinos: Golden Nugget Las Vegas, Nevada; Golden Nugget Laughlin, Nevada; Golden Nugget Lake Charles, Louisiana; Golden Nugget Biloxi, Mississippi; and Golden Nugget Atlantic City, New Jersey. The Golden Nugget casino properties offer popular slot machines and table games as well as a wide selection of amenities. As the online gaming affiliate of Golden Nugget Atlantic City, GNOG has taken the best aspects of its legacy brand and modified them to attract today’s online gaming customer.
Tilman Fertitta is an internationally recognized businessman with a significant media presence throughout the U.S. According to CNBC, Mr. Fertitta’s TV show, “Billion Dollar Buyer,” was the network’s “most watched premiere hour ever” in 2016 and has aired three successful seasons. In addition, he is a New York Times Best-Selling author with his book “Shut Up and Listen,” which outlines his business philosophies. In addition to GNL, Mr. Fertitta is the sole owner of the NBA’s Houston Rockets. GNOG’s brand has been significantly enhanced through Mr. Fertitta’s promotion and support of GNOG.
iGaming Focus Targeting High Value Customers
As one of the only true iGaming-focused online gaming companies, GNOG is well positioned to continue to acquire the highest value customers in the iGaming market. While GNOG offers both iGaming and online sports betting, management believes the combination of higher lifetime player value (“LTV”) and player demographics of iGaming players creates a superior value proposition for iGaming. As a result, GNOG intends to focus its efforts on acquiring high value iGaming players. Nevertheless, the company believes offering online sports betting increases its competitive advantage because many online sports betting players also choose to play casino games.
A key to GNOG’s success is its superior ability to acquire and retain the highest value iGaming players, resulting in higher engagement as measured by LTV. GNOG believes that the average iGaming player plays longer, reinvests his or her winnings more quickly and has a higher disposable income, all of which contributes to a higher total engagement per active month than land-based casino players and online sports bettors. As of September 30, 2020, GNOG’s five-year gross LTV was approximately $7,660, which GNOG believes is greater than that of its competitors. In addition, GNOG has steadily grown its Net Casino ARPU from $467 in 2014 to $566 in 2019, and $652 in the nine months ended September 30, 2020.
According to GNOG management, player demographics for its typical iGaming player are relatively split between gender, with around 55% of customers being male and 45% being female. In contrast, approximately 95% of GNOG’s online sports bettors are male. Similarly, GNOG’s average iGaming player is between 40 and 45 years old, whereas its online sports player tends to be between 30 and 35 years old.
Profitable Customer Acquisition
Another component of GNOG’s success is its ability to attract new high value customers through GNL’s customer database. Landry’s Select Club, a restaurant loyalty program implemented in 2009 by GNL, had over 3 million members as of December 31, 2019, and prior to the outbreak of COVID-19, was adding more than 5,500 members per week. Approximately 18% of GNL’s restaurant sales are associated with

Landry’s Select Club transactions. The Golden Nugget 24k Select Club, a loyalty program for Golden Nugget casino customers, had over 3.9 million members as of September 30, 2020, and prior to the outbreak of COVID-19, was adding over 7,000 new members per week on average since July of 2019. In 2019, approximately 80% of rated play revenue at Golden Nugget casinos was associated with 24k members. Management believes that access to this database is an advantage in promoting GNOG products to new customers and will accelerate GNOG’s growth into new jurisdictions as the legalization of online gaming spreads across the U.S.
In addition to using the GNL databases, GNOG targets its marketing efforts through high-quality traffic sources including TV advertising, targeted digital spend, and extensive relationships with leading affiliates in the U.S. market to increase its customer base. As is typical in high-growth industries, GNOG believes most companies in the online gaming vertical to date have allocated a disproportionate amount of their capital to marketing and advertising to build a customer database in the hopes of capturing market share. In contrast, GNOG has been able to keep customer acquisition costs relatively low as a percentage of its revenues while achieving significant growth. The company estimates that new players typically reach a break-even return on investment, or ROI, by month five, earn the company an approximately 2.2x ROI by year one, and an approximately 8.0x ROI by year five, in each case where ROI is calculated as cumulative GGR divided by advertising spend.
Market-Leading Innovation and Content
GNOG offers customers a superior platform for iGaming with what it believes to be a best-in-class iGaming content mix, combined with continued innovation and new product offerings. GNOG was offering over 800 game titles as of April 2020, giving it a material lead in the New Jersey market in terms of total available content. GNOG believes that its ability to offer a wider array of iGaming products effectively reduces its customer acquisition costs and player churn by providing a superior product offering as compared to its competitors.
GNOG’s commitment to innovation is demonstrated by consistently being first-to-market with the latest iGaming offerings:
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Live Dealer Studio.   GNOG was the first company to launch a Live Dealer studio in the United States. The Live Dealer studio provides a more realistic environment for customers through interactions with a live dealer and fellow players, which GNOG management believes has been a significant factor in convincing casino players to use iGaming. Because of the success of the Live Dealer studio, GNOG has 18 tables in its Live Dealer studio as of September 30, 2020, increased from four tables when it first offered this product in 2016.

•
Golden Nugget Branded Video Slot Games.   GNOG believes that it was also the first to offer a branded video slot game online, the “Golden Nugget Video Slot,” which gives players the experience of being in one of Golden Nugget’s land-based casinos.

•
New Games.   GNOG has been successful in introducing new game categories to its customers, such as Steppers and Megaways.

GNOG is well positioned to maintain its status as an online gaming innovator through its strategic partnerships with the top gaming equipment suppliers in the industry, including Scientific Games Digital (“SGD”). GNOG has a multi-year, multi-state, multi-product, multi-channel agreement with SGD for iGaming and sports betting, whereby SGD provides GNOG with its core platform (Player Account Management, Wallet, Bonusing Tools), online casino platform (Open Gaming System), and online games, and will provide GNOG with its online sports betting platform and sports managed trading services through June 30, 2024 in New Jersey, and will provide such platforms and services in the future for terms of generally three or four years following specified milestone events such as the initial deployment of GNOG’s software in a state or of any additional vertical in Nevada, Mississippi and Pennsylvania. This and other partnerships have enabled GNOG to launch 20 exclusive games in 2020, with 80 more games that are expected to be released from the date hereof through the end of 2021.
Continued Support from GNL
Following the completion of the transactions, we expect New GNOG and its subsidiaries, including GNOG LLC, to continue to have significant support from GNL through several contractual arrangements described below. We believe the relationship between GNOG and GNL will continue to be highly constructive and will foster a smooth transition to independence for GNOG. Set forth below is a summary of the terms of these contractual arrangements, each as it is expected to exist as of Closing.
Trademark License Agreement.   Pursuant to this agreement, GNLV grants to GNOG an exclusive license to use certain “GOLDEN NUGGET” trademarks (and other trademarks related to GNOG’s business) in connection with operating online real money casino gambling and sports wagering in the U.S. and any of its territories, subject to certain restrictions. During the term of the agreement, GNOG pays Golden Nugget a monthly royalty payment equal to 3% of net gaming revenue, as defined in such agreement. The license has a five-year term that commenced on April 27, 2020, with GNOG having the option to extend the term for one additional five-year period, subject to certain conditions. The Trademark License Agreement will be amended in connection with the Closing and is expected to provide for, among other things, the replacement of the current five-year period renewal option (held by GNOG) with a term of 20 years. Upon the tenth and fifteenth anniversary of the effective date of the A&R Trademark License Agreement, the monthly royalty amount payable to GNLV is expected to be adjusted to equal the greater of (i) 3% of net gaming revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the A&R Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the A&R Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the A&R Trademark License Agreement will restrict GNOG LLC (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the Trademark License Agreement.
Online Gaming Operations Agreement with GNAC.   Pursuant to this agreement, as it is expected to be amended at Closing, GNAC grants GNOG LLC the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, live dealer studio in New Jersey and the third party operators. Under the agreement, GNOG LLC is expected to be responsible for managing, administering and operating its online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements and GNAC provides certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the 3% royalty we expect to be payable pursuant to the A&R Trademark License Agreement, we expect GNOG LLC will be obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with GNOG LLC’s operations in New Jersey. The A&R Online Gaming Operations Agreement is expected to continue to have a term of five years from April 2020 and to be renewable by GNOG LLC for an additional five-year term. The Online Gaming Operations Agreement will be amended in connection with the Closing to provide for, among other things, (a) minimum performance standards under which GNOG LLC will be required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).
Other Agreements.   GNAC and Golden Nugget provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG from time to time pursuant to the current shared services agreement. Under this agreement, each party is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. The current services agreement is expected to be terminated in connection with the Closing and GNOG LLC, Golden Nugget and GNAC will enter into a Services Agreement to provide for the performance of certain services from and after the Closing. The Services Agreement will contain substantially similar terms as the current shared services agreement, provided that the Services Agreement is expected to require GNOG LLC to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. We expect that GNOG LLC will also be obligated to reimburse the party providing the service or facilities at cost. In addition, at Closing, GNOG LLC will enter into the Office Leases with Golden Nugget, GNAC and/or their respective affiliates for the use of certain office space in Atlantic City, New Jersey, and Houston, Texas.
Agreement with Danville Development
On November 18, 2020, GNOG entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.
Seasoned Management Team of Industry Experts
GNOG is led by a seasoned management team of industry experts that will enable the company to continue to achieve success in the online gaming space. Tilman Fertitta, GNOG’s Chairman and Chief Executive Officer, has established himself as one of the preeminent businessmen in the United States regardless of industry focus. Mr. Fertitta has an extensive track record in the consumer, hospitality and gaming sectors with over 30 years of experience. Thomas Winter, a gaming industry veteran, has served as Senior Vice-President and General Manager of the online gaming division of Landry’s LLC for seven years and is expected to serve as President of New GNOG upon the Closing. Prior to Landry’s LLC, Mr. Winter served as Chief Executive Officer of Betclic, a major European online sports betting and gaming operator, which merged with Expekt.com.
Best-In-Class Customer Support
GNOG strives to provide its patrons with a best-in-class customer support network and unparalleled service. GNOG believes that this commitment to excellent customer service has enabled the company to retain more of its acquired players by offering users the live support needed to facilitate an enjoyable online gaming experience. GNOG’s customer service representatives, who are available via phone, live chat, email and help center 24 hours of the day, seven days a week, have an average of three years of experience in the online gaming industry, providing users with a knowledgeable network of professionals to facilitate connectivity with the GNOG interface, answer questions and improve user play. GNOG’s commitment to its customers has resulted in superb customer support reviews.
Based on a survey of over 27,000 customers, GNOG earned a customer satisfaction rate of 96% in 2019. Based on bi-weekly statistics reported by GNOG to the DGE, in 2019 GNOG’s inbound answer rate for customer calls was 95%, meaning that 95% of customer calls were answered by a live customer support agent before going to voicemail.
Proven Operator with Industry Recognition
Since inception, GNOG has consistently been recognized as one of the best online gaming operators in the United States. GNOG has received the following awards:
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eGaming Review (“EGR”) North America’s Operator of the Year award in 2017, 2018, 2019 and 2020;

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EGR North America’s Casino Operator of the Year award in 2017, 2018 and 2019;

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EGR North America’s Acquisition Strategy award in 2017, 2018 and 2019;

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EGR North America’s Best New Game award in 2019;

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EGR North America’s Mobile Operator of the Year award; and

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iGaming North America’s Operator of the Year award in 2015, 2016 and 2017.

While GNOG does not benchmark its success on industry awards and recognition, it believes these awards help to demonstrate the company’s established cutting-edge, online gaming platform.
Short-Term Growth Plan and Opportunities
Currently, GNOG is targeting Pennsylvania, Michigan, Illinois and West Virginia as states in which it plans to enter in the near future, subject to regulatory approvals. However, as the legalization of iGaming expands in the U.S., GNOG intends to evaluate the financial viability of entering other new markets.
Pennsylvania
GNOG and GNL are pursuing regulatory approvals to enter the iGaming market in Pennsylvania. iGaming was legalized in Pennsylvania in July 2019, shortly after the legalization of online sports betting in that state in November 2018. As of September 30, 2020, there are 12 total licenses (primary and Qualified Gaming Entity (as defined below)) available in the Pennsylvania market for online gaming operators, with no limits on skins (as defined below). According to the Pennsylvania Gaming Control Board, in May 2020, there were eight licenses operating iGaming under nine different brands in Pennsylvania generating approximately $55.8 million in aggregate gaming revenues. While still relatively new, GNOG management estimates that the iGaming market in Pennsylvania is expected to reach $900 million by 2025 as measured by gaming revenues.
GNOG is seeking regulatory approvals to be licensed as a “Qualified Gaming Entity” in Pennsylvania, and as a result will not be subject to market access royalties. As a Qualified Gaming Entity, GNOG will also have the option, subject to regulatory approvals, to partner with competing online gaming companies (“skins”) in a revenue share arrangement. The estimated cost of the online slots and online table gaming certificates necessary to offer online casino games in Pennsylvania is $8 million. Pending issuance of the appropriate licenses and approvals, GNOG currently expects to launch its iGaming operations in Pennsylvania in the first quarter of 2021.
Michigan
GNOG is pursuing iGaming and online sports betting in Michigan through an arrangement with a licensed Tribal casino. Both iGaming and online sports betting were legalized in Michigan in March 2020 but are not yet operational. According to the Michigan Lawful Internet Gaming Act, as of September 30, 2020, Michigan has authorized up to 15 licenses for iGaming (three commercial land-based casinos and 12 Tribes), and the applicable Michigan law allows for only one iGaming operating brand per licensee.
On June 17, 2020, GNOG entered into a market access agreement with Keweenaw Bay Indian Community, a federally recognized Indian tribe (“KBIC”) pursuant to which KBIC shall grant GNOG the right operate a “Golden Nugget” branded online casino (including, at our discretion, online poker) and online sportsbook in the State of Michigan under KBIC’s casino license held in connection with KBIC’s ownership of the Ojibwa Casinos located in Baraga, Michigan and Marquette, Michigan. The initial term is 15 years with an optional ten-year renewal period. Pending issuance of the appropriate licenses and approvals, GNOG currently expects to launch its iGaming and online sports betting operations in Michigan in January 2021. The company estimates that the iGaming and sports betting markets in Michigan represent $600 million and $400 million opportunities, respectively, as measured by gaming revenues.
Illinois
GNOG is pursuing online sports betting, and once legalized, iGaming in Illinois through an arrangement with Danville Development, LLC (“Danville Development”). Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in

Danville, Illinois, pending obtaining all regulatory approvals. Online sports betting was legalized in Illinois in June 2019. According to amended Senate Bill 690, as of September 30, 2020, Illinois has authorized up to 22 statewide licenses for online sports betting (10 existing casinos, 6 new casinos, 3 racetracks and 3 untethered), and the applicable Illinois law allows for only one brand per licensee.
On November 18, 2020, GNOG entered into a market access agreement with Danville Development, LLC which will give GNOG the exclusive right to offer online sports wagering and, if permitted by future legislation, iGaming wagering in the State of Illinois. The initial term of the agreement between GNOG and Danville Development, LLC is 20 years and requires GNOG to pay a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, LLC for the development and construction of the casino. Pending issuance of the appropriate licenses and approvals, GNOG currently expects to launch its online sports betting operations in Illinois by the end of 2021. The company estimates that the iGaming and sports betting markets in Illinois represent $900 million and $650 million opportunities, respectively, as measured by gaming revenues.
West Virginia
GNOG is pursuing iGaming and online sports betting in West Virginia through an arrangement with Greenbrier Hotel Corporation. Online sports betting was legalized in West Virginia in March 2018 and iGaming in March 2019. According to the West Virginia Lottery Interactive Wagering Act and the West Virginia Lottery Sports Wagering Act, as of September 30, 2020, West Virginia has authorized up to 5 statewide licenses for online sports betting and iGaming each, and the applicable West Virginia laws allow for three brands per licensee.
On November 20, 2020, GNOG entered into a market access agreement with Greenbrier Hotel Corporation which will give GNOG the right to offer online sports wagering and iGaming wagering in the State of West Virginia. The agreement is for 10 years and will allow GNOG to use the “Golden Nugget” brand. As part of the agreement, GNOG will be paying a percentage of its online net gaming revenue, subject to making minimum royalty payments to Greenbrier Hotel Corporation over the term. Pending issuance of the appropriate licenses and approvals, GNOG currently expects to launch its iGaming and online sports betting operations in West Virginia by the end of the second quarter of 2021. The company estimates that the iGaming and sports betting markets in West Virginia represent $75 million and $50 million opportunities, respectively, as measured by gaming revenues.
New Jersey
GNOG also plans to continue investing heavily in its New Jersey online gaming operations to retain market share and continue to acquire new high value customers. While GNOG is a market leader in the New Jersey iGaming market, management believes the potential for growing its share of the online sports betting market represents a lucrative opportunity based on management’s estimates that the online sports betting market in New Jersey will be $600 million by 2025 as measured by gaming revenues. Based on a report released by the DGE on September 14, 2020, there are seven iGaming permit holders in New Jersey. Each holder of a iGaming permit may grant up to five iGaming skins and each holder of a sports wagering license may grant up to three online sports wagering skins.
Debt Financing
On April 28, 2020, GNOG entered into the Credit Agreement, guaranteed by LF LLC, comprised of a $300.0 million interest only term loan due October 2023. Proceeds received from the term loan were sent to LF LLC in exchange for the Original Intercompany Note due October 2024. The term loan and Original Intercompany Note both bear interest at LIBOR plus 12%, but the amount payable on the Original Intercompany Note will be amended at Closing pursuant to the terms of the Second A&R Intercompany Note to be 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder. None of such payments will reduce the principal balance on the Second A&R Intercompany Note. The debt under the Credit Agreement is secured by a collateral assignment from LF LLC of secured notes payable by Golden Nugget to LF LLC, which effectively, but indirectly, provides pari passu security interest with the Golden Nugget senior secured credit facility. See “Description of GNOG Indebtedness.”

Intellectual Property
GNOG does not currently own any registered intellectual property. GNOG’s intellectual property portfolio consists substantially of licensed intellectual property, including the “GOLDEN NUGGET” trademarks licensed pursuant to the Trademark License Agreement with Golden Nugget and GNLV, each of which are affiliates of GNOG, which agreement is further described above under “— Continued Support from GNL.” Pursuant to the Trademark License Agreement, GNLV grants GNOG an exclusive license to use certain “GOLDEN NUGGET” trademarks (and other trademarks related to GNOG’s business) and domain names, including goldennuggetcasino.com, solely in connection with online real money casino gambling and sports wagering in the U.S. and any of its territories.
In addition to the intellectual property licensed by GNOG under the Trademark License Agreement, GNOG licenses certain third-party intellectual property (such as its platform and/or games) under licenses and service agreements with those third parties to operate its online real money casino gambling and sports wagering business, including through agreements with gaming content creators and service providers. Although GNOG believes the licenses under the Trademark License Agreement and these third-party agreements are sufficient for the operation of GNOG’s business, these licenses limit the use of the licensed intellectual property in specific manners and for specific time periods and GNOG relies entirely on such rights granted by third parties or affiliates to operate its business. GNOG may also rely in part on the counterparties to the Trademark License Agreement and such other third-party agreements to appropriately register, protect and defend the licensed intellectual property.
Companies in the gaming, sports betting, casino, technology and other industries may own large numbers of patents, copyrights, trade secrets, and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement, misappropriation, or other violations of intellectual property rights. From time to time, GNOG may face allegations by third parties, including GNOG’s competitors and non-practicing entities, that GNOG has infringed, misappropriated, or otherwise violated their trademarks, copyrights, trade secrets, patents and other intellectual property rights. As GNOG’s business grows, GNOG will likely face more claims of infringement.
Government Regulation
GNOG is subject to various U.S. and foreign laws and regulations that affect our ability to operate in the iGaming and sports betting industries. These industries are generally subject to extensive and evolving regulations that could change based on political and social norms and that could be interpreted in ways that could negatively impact our business.
The gaming industry, which includes iGaming and sports betting, is heavily regulated and in order to continue our operations, we must maintain licenses and pay gaming taxes or a percentage of revenue in each jurisdiction from which we operate. Our business is subject to extensive regulation under the laws, rules and regulations of the jurisdictions from which we operate. These laws, rules and regulations generally concern the responsibility, financial stability, integrity and character of the owners, managers and persons with material financial interests in gaming operations, along with the integrity and security of our iGaming and sports betting offerings. Violations of laws or regulations in one jurisdiction could result in disciplinary action in that and other jurisdictions.
Gaming laws are generally based upon declarations of public policy designed to protect gaming consumers and the viability and integrity of the gaming industry. Gaming laws also may be designed to protect and maximize state and local tax revenues, as well as to enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish stringent procedures to ensure that participants in the gaming industry meet certain standards of character and responsibility. Among other things, gaming laws require gaming industry participants to:
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ensure that unsuitable individuals and organizations have no role in gaming operations;

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establish procedures designed to prevent cheating and fraudulent practices;

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establish and maintain anti-money laundering practices and procedures;

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establish and maintain responsible accounting practices and procedures;

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maintain effective controls over their financial practices, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

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maintain systems for reliable record keeping;

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file periodic reports with gaming regulators;

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establish programs to promote responsible gaming; and

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enforce minimum age requirements.

Typically, a state regulatory environment is established by statute and underlying regulations and is administered by one or more regulatory agencies (typically a gaming commission or state lottery) who regulate the affairs of owners, managers and persons with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we conduct or intend to conduct our business:
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adopt rules and regulations under the implementing statutes;

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interpret and enforce gaming laws and regulations;

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impose fines and penalties for violations;

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review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

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grant licenses for participation in gaming operations;

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collect and review reports and information submitted by participants in gaming operations;

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review and approve certain transactions, which may include acquisitions or change-of-control transactions of gaming industry participants and securities offerings and debt transactions in which such participants engage; and

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establish and collect fees and taxes in jurisdictions where applicable.

While we believe that we are in compliance in all material respects with all applicable iGaming and sports betting laws, licenses and regulatory requirements, we cannot assure that our activities or the activities of our users will not become the subject of any regulatory or law enforcement investigation, proceeding or other governmental action or that any such proceeding or action, as the case may be, would not have a material adverse impact on us or our business, financial condition or results of operations.
Licensing and Suitability Determinations
In order to operate in certain jurisdictions, we must obtain either a temporary or permanent license or determination of suitability from the responsible authorities. We seek to ensure that we obtain all necessary licenses to develop and put forth our offerings in the jurisdictions in which we operate and where our users are located.
Gaming laws require us, and often each of our holding and intermediary companies as well as subsidiaries, certain of our directors, officers and employees, and in some cases, certain of our shareholders, to obtain licenses from, or found suitable by, gaming authorities. Licenses and suitability findings require a determination that the applicant is qualified. Where not mandated by statute, rule or regulation, gaming authorities typically have broad discretion in determining who must apply for a license or finding of suitability and whether an applicant qualifies for licensing or should be deemed suitable to conduct operations within a given jurisdiction. When determining to grant a license to an applicant, gaming authorities generally consider: (i) the financial stability, integrity, responsibility and suitability of the applicant and its applicable affiliated entities and individuals (including verification of the applicant’s sources of funding); (ii) the quality and security of the applicant’s online real-money gaming platform, hardware and related software, including the platform’s ability to operate in compliance with local regulation, as applicable; (iii) the applicant’s history; (iv) the applicant’s ability to operate its gaming business in a socially responsible manner; and (v) in certain circumstances, the effect on competition.

Gaming authorities may, subject to certain administrative procedural requirements, (i) deny an application, or limit, condition, revoke or suspend any license issued, or suitability finding made, by them; (ii) impose fines, either on a mandatory basis or as a consensual settlement of regulatory action; (iii) demand that named individuals or shareholders be disassociated from a gaming business; and (iv) in serious cases, liaise with local prosecutors to pursue legal action, which may result in civil or criminal penalties.
Events that may trigger revocation of a gaming license or another form of sanction vary by jurisdiction. However, typical events include, among others: (i) conviction in any jurisdiction of certain persons with an interest in, or key personnel of, the licensee of an offense that is punishable by imprisonment or may otherwise cast doubt on such person’s integrity; (ii) failure to comply with any material term or condition of the gaming license; (iii) declaration of, or otherwise engaging in, certain bankruptcy, insolvency, winding-up or discontinuance activities, or an order or application with respect to the same; (iv) obtaining the gaming license by a materially false or misleading representation or in some other improper way; (v) violation of applicable anti-money laundering or terrorist financing laws or regulations; (vi) failure to meet commitments to users, including social responsibility commitments; (vii) failure to pay in a timely manner all gaming or betting taxes or fees due; or (viii) determination by the gaming authority that there is another material and sufficient reason to revoke or impose another form of sanction upon the licensee.
As noted above, in addition to us and our direct and indirect holding companies and subsidiaries, gaming authorities generally also have the right to investigate individuals or entities having a material relationship to, or material involvement with, us or any of our affiliates, to determine whether such individual or entity is suitable as a business associate. Specifically, as part of our obtaining iGaming and sportsbook licenses, certain of our officers, directors, and employees and in some cases, certain of our shareholders (typically, beneficial owners of more than 5% of a company’s outstanding equity, with most jurisdictions providing that “institutional investors” (as defined by a particular jurisdiction) can seek a waiver of these requirements) must file applications with the gaming authorities and may be required to be licensed or to qualify or be found suitable in many jurisdictions. Qualification and suitability determinations generally require the submission of extensive and detailed personal and financial disclosures followed by a thorough investigation. The applicant must pay all the costs of the investigation. Changes with respect to the individuals who occupy licensed positions must be reported to gaming authorities and in addition to the authority to deny an application for licensure, qualification, or a finding of suitability, gaming authorities have jurisdiction to disapprove a change in a corporate position. If any director, officer, employee or significant shareholder is found unsuitable (including due to the failure to submit required documentation) by a gaming authority, we may deem it necessary, or be required, to sever our relationship with such person. Furthermore, the proposed charter provides that any of our capital stock owned or controlled by an unsuitable person or its affiliates will be transferred to New GNOG or one or more third-party transferees, as and to the extent required by a gaming authority or deemed necessary or advisable by the Board in its sole and absolute discretion.
Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised that it is required by gaming authorities may be denied a license or found unsuitable, as applicable. Furthermore, we may be subject to disciplinary action or our licenses may be in peril if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we: (i) pay that person any dividend or interest upon our voting securities; (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pay remuneration in any form to that person for services rendered or otherwise; or (iv) fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities.
iGaming.   We previously operated our iGaming platform in New Jersey pursuant to a transactional waiver order issued by the DGE. GNOG previously applied to the CCC for the issuance of a casino license as an Internet Gaming Affiliate of GNAC and for qualification of the Company as a holding company of casino licensee GNOG. GNOG also sought qualification as a financial source of GNAC in connection with GNOG’s business. On November 25, 2020, regulatory approvals were received in New Jersey for the issuance of a casino license to GNOG as an Internet Gaming Affiliate of GNAC; the Company to act as a holding company of casino licensee GNOG; and, GNOG to qualify as a financial source of GNAC. GNOG is seeking regulatory approvals to be a “Qualified Gaming Entity” in Pennsylvania. As a Qualified Gaming

Entity, we would have the option, subject to regulatory approvals, to partner with competing online gaming companies (“skins”) in a revenue share arrangement. We have also entered into an agreement with a Tribal casino in Michigan, which would allow us to conduct our iGaming operations under the Tribe’s license pursuant to a revenue share arrangement. We have also recently executed similar agreements in Illinois and West Virginia. Generally, online gambling in the United States is only lawful when specifically permitted under applicable state law. At the federal level, several laws provide federal law enforcement with the authority to enforce and prosecute gambling operations conducted in violation of underlying state gambling laws. These enforcement laws include the Unlawful Internet Gambling Enforcement Act (the “UIGEA”), the Illegal Gambling Business Act and the Travel Act. No violation of the UIGEA, the Illegal Gambling Business Act or the Travel Act can be found absent a violation of an underlying state law or other federal law. In addition, the Wire Act of 1961 (the “Wire Act”) provides that anyone engaged in the business of betting or wagering knowingly uses a wire communication facility for the transmission in interstate or foreign commerce of bets or wagers or information assisting in the placing of bets or wagers on any sporting event or contest, or for the transmission of a wire communication which entitles the recipient to receive money or credit as a result of bets or wagers, or for information assisting in the placing of bets or wagers, will be fined or imprisoned, or both. However, the Wire Act notes that it shall not be construed to prevent the transmission in interstate or foreign commerce of information for use in news reporting of sporting events or contests, or for the transmission of information assisting in the placing of bets or wagers on a sporting event or contest from a State or foreign country where betting on that sporting event or contest is legal into a State or foreign country in which such betting is legal. There is ongoing legal action as to whether the Wire Act applies beyond sports betting. A federal court of first instance has ruled that it does not.
Sportsbook.   We previously operated our online sports betting platform in New Jersey pursuant to the transactional waiver order referenced above. On November 25, 2020, we obtained regulatory approval in New Jersey for the issuance of a casino license to GNOG as an Internet Gaming Affiliate of GNAC. Our agreement with a Tribal casino in Michigan and our market access agreements in Illinois and West Virginia will also allow us to conduct future online sports betting operations in those states. On May 14, 2018, the U.S. Supreme Court issued an opinion determining that the Professional and Amateur Sports Protection Act of 1992 (“PASPA”) was unconstitutional. PASPA prohibited a state from “authorizing by law” any form of sports betting. In striking down PASPA, the Supreme Court opened the potential for state-by-state authorization of sports betting. Several states and territories, including Arkansas, Colorado, Delaware, Illinois, Indiana, Iowa, Michigan, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Puerto Rico, Rhode Island, Tennessee, Washington, D.C. and West Virginia already have laws authorizing and regulating some form of sports betting online or in brick-and-mortar establishments. Sports betting in the United States is subject to additional laws, rules and regulations at the state level.
Data Protection and Privacy
Because we handle, collect, store, receive, transmit and otherwise process certain personal information of our users and employees, we are also subject to federal, state and foreign laws related to the privacy and protection of such data. The regulatory framework for privacy issues is rapidly evolving and is likely to remain uncertain for the foreseeable future.
Competition
Given that the U.S. online gaming market is vast and rapidly expanding, GNOG believes any company competing for the time and disposable income of customers within such market to be a competitor. Currently there are several online gaming companies in the U.S. that provide iGaming, online sports betting, or both, including, but not limited to, DraftKings, FanDuel, Betfair, Caesars Entertainment, Roar Digital, Penn National Gaming and Rush Street Interactive. GNOG currently competes with FanDuel, DraftKings, Caesars Entertainment, Roar Digital, Rush Street Interactive and Hard Rock, among others, in New Jersey and expects to compete with Rush Street Interactive, FanDuel, DraftKings, PokerStars, Kindred and Penn National Gaming, among others, in Pennsylvania and FanDuel, DraftKings, Roar Digital, Penn National Gaming and Rush Street Interactive, among others, in Michigan when it begins operations in those states. Additionally, GNOG expects competition from new entrants over time.
GNOG believes the principal competitive factors in the business include reliability, gaming offerings, the ability to acquire and retain users, regulatory compliance, market access, brand equity, customer service, and innovation.

Employees at GNOG
Upon Closing, GNOG will have 150 employees, 80 of whom will be full-time, direct employees of GNOG, and another 70 of whom will be part-time employees. GNOG also occasionally relies on independent contractors to support GNOG’s operations. None of GNOG’s employees are represented by a labor organization or are a party to any collective bargaining arrangement.
Property
GNOG leases a portion of the space within the Golden Nugget Atlantic City Hotel & Casino located at 600 Huron Ave, Atlantic City, NJ 08401 (the “Atlantic City Hotel and Casino”) from GNAC for the operation of an online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers. The lease, as it is expected to be amended at Closing, will have a five-year term from April 27, 2020, plus one five-year renewal period.
GNOG also has the right to use certain office and equipment spaces within the Atlantic City Hotel and Casino and GNAC’s headquarters in Houston, Texas, and will enter into new lease agreements with respect to such spaces at Closing.

GNOG MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion of our financial condition and results of operations should be read in conjunction with audited financial statements of GNOG, and the notes thereto, included elsewhere in this proxy statement, as well as the information presented under “Summary Historical Financial Information of GNOG.”
Because GNOG recently began operating its business in April 2020, references in this section to GNOG include the online gaming business of its predecessor, Golden Nugget Atlantic City, LLC, which operated the online gaming business prior to GNOG. For purposes of this section, the “company,” “we,” “us” and “our” generally refer to GNOG in the present tense or New GNOG and its subsidiaries, including GNOG LLC, on a go-forward basis. Immediately following the Closing, New GNOG will have an indirect, approximately 54.1% equity interest in GNOG LLC (assuming no redemptions of public shares, or 53.6% assuming the maximum number of redemptions of public shares).
The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those expressed or implied in such forward-looking statements as a result of various factors, including those set forth in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”
Overview
GNOG is an online gaming, or iGaming, and digital sports entertainment company focused on providing its customers with the most enjoyable, realistic and exciting online gaming experience in the market. GNOG currently operates in Atlantic City, New Jersey where it offers patrons the ability to play their favorite casino games and bet on live-action sports events. The company’s desire to innovate, improve and offer the most realistic online gaming platform drives its employees and defines the GNOG business, as it pursues its vision to be the leading destination for online gaming players with a modern mindset. The company maintains an expansive catalogue of online casino games in the New Jersey market with over 800 titles.
GNOG is authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey, having been one of the first online gaming operators to enter the New Jersey market in 2013. GNOG primarily operates real money online gaming within the State of New Jersey and is contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which GNOG receives royalties and cost reimbursement.
GNOG has experienced tremendous growth since it began operations. According to information published by the DGE, as of December 31, 2019, GNOG’s market share in the New Jersey online gaming market was 13%. GNOG’s GGR has grown from $9.6 million in 2014 to $60.9 million in 2019, and $75.9 million for the nine months ended September 30, 2020. The company believes it is well-positioned for continued growth with the support of the Golden Nugget brand and its seasoned management team, together with its commitment to innovation. GNOG believes that this enviable combination of expertise, brand recognition and infrastructure will not only support its continued success in the New Jersey market, but also allow the company to capture market share in other key iGaming states in the future.
GNOG is currently an indirect subsidiary of FEI, which is wholly-owned by Tilman J. Fertitta.
On April 28, 2020, GNAC, a wholly-owned subsidiary of FEI, conveyed its online gaming business to GNOG. Since the online gaming business and GNAC were under common control prior to the conveyance, the assets and liabilities of GNOG were all recorded at their historical book value as of the earliest period presented. All periods have been presented as if the conveyance occurred as of the earliest period presented and the results of operations and all disclosures are prepared accordingly.
Recent Developments
COVID-19
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of COVID-19. The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on GNOG is primarily the increase in online casino wagering as a result of land based casino closures and reduced sports wagering due to suspensions, postponement and cancellations of major sports seasons and sporting events. Sports betting accounted for less than 1% of our revenues for 2019. While the professional basketball, baseball and hockey leagues have resumed play, the status of most of these sporting events and whether the shortened season will continue remains uncertain. Other sporting events remain postponed or it is unknown when they will restart. At the same time, the closures of casino facilities have caused an increase in new patrons utilizing online gaming who may continue to wager online even though the casinos have reopened. In addition, if a high percentage of GNOG’s employees and/or a subset of its key employees and executives are infected or otherwise adversely impacted by COVID-19, GNOG’s ability to continue to operate effectively may be negatively impacted. The ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist.
Purchase Agreement
On June 29, 2020, GNOG entered into the Purchase Agreement to be acquired by the Company for the consideration described in the section “Proposal No. 1 — The Transaction Proposal — The Purchase Agreement.” Part of the consideration will be used to pay the Credit Agreement Payoff Amount, leaving $150.0 million principal amount outstanding under the Credit Agreement following the Closing.
The Closing is subject to certain conditions, including, among others, approval by the Company’s stockholders of the matters set forth in this proxy statement.
Operations Developments
On April 27, 2020, GNOG entered into an Online Gaming Operations Agreement with an affiliate, GNAC. The agreement grants GNOG the right to host, manage, control, operate, support and administer online gaming services in New Jersey under GNAC’s operating licenses. GNOG is also a party to a Trademark License Agreement, which grants GNOG the right to use the Golden Nugget trademark in connection with its online gaming operations. Under the terms of these agreements, GNOG pays a monthly royalty equal to 3% of net gaming revenue, as defined in such agreements. See “Business of GNOG — Continued Support from GNL.”
On June 17, 2020, GNOG entered into a market access agreement with Keweenaw Bay Indian Community, a federally recognized Indian tribe (“KBIC”) pursuant to which KBIC shall grant GNOG (a) the right to operate a “Golden Nugget” branded online casino (including, at our discretion, online poker) and online sportsbook in the State of Michigan under KBIC’s casino license held in connection with KBIC’s ownership of the Ojibwa Casinos located in Baraga, Michigan and Marquette, Michigan. The initial term is fifteen years with an optional ten year renewal period.
On November 18, 2020, GNOG entered into a market access agreement with Danville Development, LLC which will give GNOG the exclusive right to offer online sports wagering and, if permitted by future legislation, iGaming wagering in the State of Illinois. The initial term of the agreement between GNOG and Danville Development, LLC is 20 years and requires GNOG to pay a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, LLC for the development and construction of the casino. Pending issuance of the appropriate licenses and approvals, GNOG currently expects to launch its online sports betting operations in Illinois by the end of 2021.
On November 20, 2020, GNOG entered into a market access agreement with Greenbrier Hotel Corporation which will give GNOG the right to offer online sports wagering and iGaming wagering in the State of West Virginia. The agreement is for 10 years and will allow GNOG to use the “Golden Nugget” brand. As part of the agreement, GNOG will be paying a percentage of its online net gaming revenue, subject to making minimum royalty payments to Greenbrier Hotel Corporation over the term. Pending issuance of the appropriate licenses and approvals, GNOG currently expects to launch its iGaming and online sports betting operations in West Virginia by the end of the second quarter of 2021.

Components of Our Results of Operations
Our Revenues
Revenues.
Casino Gaming.   GNOG earns revenues primarily through online real money gaming, offering a suite of games similar to those available in land-based casinos, as well as sports betting. Similar to land-based casinos, the revenue recognized is the aggregate net difference between gaming wins and losses. GNOG records accruals related to the incremental anticipated payouts of progressive jackpots as the progressive game is played. Free play and other incentives to customers are recorded as a reduction of casino gaming revenue.
Other.   GNOG has entered into contracts to manage multi-year market access agreements entered into with other online betting operators that are authorized to operate online casino wagering and online sports betting. GNOG receives royalties from the online betting operators and reimbursements for costs incurred. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
GNOG has entered into contracts to manage multi-year live studio broadcast license agreements with online betting operators that provide for the use of the live table games that are broadcast from its studio at the Golden Nugget in Atlantic City, New Jersey. GNOG receives royalties from the online betting operators based on a percentage of GGR. GNOG also offers some “private tables” for which it receives a flat monthly fee in addition to a percentage of GGR.
Our Operating Costs and Expenses
Labor.   Labor costs include all personnel costs including salaries, payroll taxes, health insurance and other benefits for management and office personnel, as well as the dealers in our Live Dealer studio.
Gaming Taxes.   Gaming taxes are imposed by the jurisdictions in which we operate, and are typically expressed as a percentage of internet gaming revenue and internet sports wagering revenue. These percentages may vary widely from one jurisdiction to the next as GNOG enters new markets.
Royalty and Licenses Fees.   Royalty and licenses fees include fees paid to platform providers, brand royalties paid to an affiliate and fees paid to content suppliers which are generally based on various revenue sharing arrangements or levels of activity.
Selling, General and Administrative Expenses.   Selling, general and administrative expense includes advertising, payment processing fees and chargebacks, professional fees and other fees and expenses.
Results of Operations
	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
REVENUES:
Casino gaming	$22,938	$11,460	$11,478	100.2%	$59,890	$34,331	$25,559	74.4%
Other	2,990	2,010	980	48.8%	8,201	5,524	2,677	48.5%
Total revenue	25,928	13,470	12,458	92.5%	68,091	39,855	28,236	70.8%
COSTS AND EXPENSES:
Labor	2,279	1,746	533	30.5%	$6,008	5,176	832	16.1%
Gaming taxes	4,747	2,471	2,276	92.1%	12,843	7,178	5,665	78.9%
Royalty and licenses fees	3,092	1,486	1,606	108.1%	7,627	4,121	3,506	85.1%
Selling, general and administrative expense	7,594	3,483	4,111	118.0%	18,970	10,362	8,608	83.1%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Depreciation and amortization	55	35	20	57.1%	138	101	37	36.6%
OPERATING INCOME	8,161	4,249	3,912	92.1%	22,505	12,917	9,588	74.2%
OTHER EXPENSE:
Interest expense, net	11,311	2	11,309	n/a	19,077	5	19,072	n/a
Total other expense	11,311	2	11,309	n/a	19,077	5	19,072	n/a
Income (loss) before income taxes	(3,150)	4,247	(7,397)	(174.2)%	3,428	12,912	(9,484)	(73.5)%
Provision for income taxes	(1,376)	1,345	(2,721)	(202.3)%	914	4,435	(3,521)	(79.4)%
Net income (loss)	$(1,774)	$2,902	$(4,676)	(161.1%)	$2,514	$8,477	$(5,963)	(70.3)%

Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019
Revenues.
Casino Gaming.   Casino gaming revenues increased $11.5 million, or 100.2%, to $22.9 million from $11.5 million for the three months ended September 30, 2020 compared to the three months ended September 30, 2019. The increase was primarily the result of higher table game and slot revenue during the current year period resulting from an increase in new patrons using online gaming in light of the casino closures stemming from the outbreak of COVID-19.
Other.   Other revenues increased $1.0 million, or 48.8%, to $3.0 million from $2.0 million for the three months ended September 30, 2020 compared to the comparable prior year period. Market access and Live Dealer Studio broadcast revenues increased $0.8 million, or 49.6%, as royalties with existing partners increased and the addition of a new partner when compared to the prior year period. Reimbursable revenues under these arrangements also increased by $0.2 million, or 46.0%.
Operating Costs and Expenses.
Labor.   Labor expense increased $0.5 million, or 30.5%, for the three months ended September 30, 2020 as compared to the three months ended September 30, 2019, primarily as a result of the addition of more dealers in our Live Studio and an increase in bonus expense.
Gaming Taxes.   Gaming taxes increased $2.3 million, or 92.1%, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019 as a direct result of the increase in casino gaming revenue for the period.
Royalty and Licenses Fees.   Royalty and license fees increased $1.6 million, or 108.1%, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019 as a direct result of the increase in casino gaming revenues for the period as well as brand royalty expense due to an affiliate which began May of 2020.
Selling, General and Administrative Expenses.   Selling, general and administrative expense increased $4.1 million, or 118.0%, for the three months ended September 30, 2020 compared with the three months ended September 30, 2019. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 29.3% for the three months ended September 30, 2020 as compared to 25.9% for the three months ended September 30, 2019.
Interest expense.   Interest expense for the three months ended September 30, 2020 increased by $11.3 million as a result of the $300.0 million term loan credit agreement we entered into on April 28, 2020. Proceeds received from the term loan were sent to LF LLC, who issued us a note receivable due October 24, 2024.

Provision for Income Taxes.   The provision for income taxes decreased $2.7 million for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, primarily as a result of the decrease in pre-tax income for the period. GNOG recorded a tax benefit of $1.4 million in the current period as compared to a tax expense of $1.3 million in the prior year. The effective tax rate for the three months ended September 30, 2020 was a benefit of 43.7% compared to an expense of 31.7% in the prior year comparable period. This change in the effective tax rate for the three months ended September 30, 2020 is attributable to the loss for the period, combined with a decrease in the forecasted annual effective tax rate estimated at September 30, 2020 compared to the forecasted annual effective tax rate estimated at June 30, 2020.
Nine months ended September 30, 2020 Compared to Nine Months Ended September 30, 2019
Revenues.
Casino Gaming.   Casino gaming revenues increased $25.6 million, or 74.4%, to $59.9 million from $34.3 million for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019. The increase was primarily the result of higher table game and slot revenue during the current year period resulting from an increase in new patrons using online gaming in light of the casino closures stemming from the outbreak of COVID-19.
Other.   Other revenues increased $2.7 million, or 48.5%, to $8.2 million from $5.5 million for the nine months ended September 30, 2020, as compared to the comparable prior year period. Market access and Live Studio broadcast revenues increased $2.0 million, or 45.7%, as royalties with existing partners increased and the addition of a new partner when compared to the prior year period. Reimbursable revenues under these arrangements also increased by $0.7 million, or 58.8%.
Operating Costs and Expenses.
Labor.   Labor expense increased $0.8 million, or 16.1%, for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019, primarily as a result of the addition of more dealers in our Live Studio, increased hours of operation, and an increase in bonus expense.
Gaming Taxes.   Gaming taxes increased $5.7 million, or 78.9%, for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019 as a direct result of the increase in casino gaming revenue for the period.
Royalty and Licenses Fees.   Royalty and license fees increased $3.5 million, or 85.1%, for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019 as a direct result of the increase in casino gaming revenues for the period as well as brand royalty expense due to an affiliate which began May of 2020.
Selling, General and Administrative Expenses.   Selling, general and administrative expense increased $8.6 million, or 83.1%, for the nine months ended September 30, 2020 as compared with the nine months ended September 30, 2019. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 27.9% for the nine months ended September 30, 2020 as compared to 26.0% for the nine months ended September 30, 2019.
Interest expense.   Interest expense for the nine months ended September 30, 2020 increased by $19.1 million as a result of the $300.0 million term loan credit agreement we entered into on April 28, 2020. Proceeds received from the term loan were sent to LF LLC, who issued us a note receivable due October 24, 2024.
Provision for Income Taxes.   The provision for income taxes decreased $3.5 million for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019, primarily as a result of the decrease in pre-tax income for the period. The effective tax rate for the nine months ended September 30, 2020 was 26.7% compared to 34.4% in the prior year comparable period. This decrease is attributable to minor changes in the forecasted annual effective tax rate and certain non-recurring items.

Year ended December 31, 2019 Compared to the Year ended December 31, 2018
	Year Ended December 31,
	2019	2018	$ Change	% Change
REVENUES:
Casino gaming	$47,694	$38,827	$8,867	22.8%
Other	7,727	4,075	3,652	89.6%
Total revenue	55,421	42,902	12,519	29.2%
COSTS AND EXPENSES:
Labor	7,102	5,153	1,949	37.8%
Gaming taxes	9,985	8,378	1,607	19.2%
Royalty and licenses fees	5,875	4,530	1,345	29.7%
Selling, general and administrative expense	14,687	12,840	1,847	14.4%
Depreciation and amortization	135	126	9	7.1%
Total operating costs and expenses	37,784	31,027	6,757	21.8%
OPERATING INCOME	17,637	11,875	5,762	48.5%
OTHER EXPENSE:
Interest expense, net	6	8	(2)	(25.0)%
Total other expense	6	8	(2)	(25.0)%
Income before income taxes	17,631	11,867	5,764	48.6%
Provision for income taxes	5,960	4,708	1,252	26.6%
Net income	$11,671	$7,159	$4,512	63.0%
Revenues.
Casino Gaming.   Casino gaming revenues increased $8.9 million, or 22.8%, to $47.7 million from $38.8 million for the year ended December 31, 2019 as compared to the year ended December 31, 2018. The increase was primarily the result of higher table game and slot revenue during the current year as compared to the prior year. The increase in table games revenues was largely driven by Live Dealer, which grew significantly during the year.
Other.   For the year ended December 31, 2019, other revenues increased $3.7 million, or 89.6%, to $7.7 million from $4.1 million for the comparable prior year period. Market access and Live Studio broadcast revenues increased $3.3 million, or 125.7%, as royalties with existing partners increased and the addition of a new partner for 2019. Reimbursable revenues under these arrangements also increased by $0.4 million, or 24.9%.
Operating Costs and Expenses.
Labor.   Labor expense increased $1.9 million, or 37.8%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018, primarily as a result of the addition of more dealers in our Live Studio and increased hours of operation. Bonus expense also increased by $0.3 million as compared to the prior year comparable period.
Gaming Taxes.   Gaming taxes increased $1.6 million, or 19.2%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a direct result of the increase in casino gaming revenue for the year.
Royalty and Licenses Fees.   Royalty and license fees increased $1.3 million, or 29.7%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a direct result of the increase in casino gaming revenues for the year.
Selling, General and Administrative Expenses.   Selling, general and administrative expense increased $1.8 million, or 14.4%, for the year ended December 31, 2019 as compared with the year ended December 31,

2018. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 26.5% for the year ended December 31, 2019 as compared to 29.9% for the year ended December 31, 2018.
Provision for Income Taxes.   The provision for income taxes increased $1.2 million, or 26.6%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a result the increase in pre-tax income for the year. The effective tax rate for the year ended December 31, 2019 was 33.8% compared to 39.7 % in the prior year comparable period. This decrease is attributable to a decrease in deferred state income taxes associated with New Jersey state income tax rate reductions.
Liquidity and Capital Resources
GNOG measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. GNOG’s current working capital needs relate mainly to launching its iGaming and sports betting product offerings in new geographies, as well as compensation and benefits of its employees. GNOG’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of its operating cash flows.
In the next twelve months, GNOG expects to spend approximately $12.0 million in licensing and market access fees to start operations in Michigan and Pennsylvania. GNOG also expects to incur losses in these new markets as it grows its business of an additional $20.0 million to $30.0 million in the first year of operations. GNOG expects to become profitable in these new markets by the end of 2023.
Further expansion beyond Pennsylvania and Michigan will likely require additional capital either from affiliates or third parties and based on GNOG’s financial performance, it believes it will have access to that capital. Immediately following the closing of the transaction with the Company, GNOG will have $80.0 million in cash. Capital expenditures have historically not been significant uses of cash and are not expected to be going forward.
Credit Agreement.   GNOG is a party to the Credit Agreement by and among LF LLC, as parent, GNOG, as borrower, the lenders from time to time party thereto (“Lenders”), and Jefferies Finance LLC, as agent for the Lenders (“Agent”).
The Credit Agreement provided for senior secured term loans in the aggregate amount of $300.0 million. After giving effect to the transaction, including the Credit Agreement Payoff Amount, the aggregate principal amount of indebtedness under the Credit Agreement will be $150.0 million. As of Closing, the outstanding senior secured term loans under the Credit Agreement are set to mature on October 4, 2023. All outstanding term loans bear interest on the daily balance thereof, at the option of GNOG, at either (1) an adjusted LIBOR or (2) a base rate, in each case plus an applicable margin. The applicable margin is 12% with respect to LIBOR loans and 11% with respect to base rate loans. Following the Closing, a portion of the amount payable on the outstanding term loans will be provided by payments made by LF LLC to GNOG LLC under the Second A&R Intercompany Note, which as of Closing, will require payments in an amount equal to six percent (6%) per annum on the outstanding principal balance of the Second A&R Intercompany Note, payable on a quarterly basis as provided for therein. None of such payments will reduce the principal balance on the Second A&R Intercompany Note, rather such payments, and the related equity issuances, are treated as capital transactions for accounting purposes.
Prior to or substantially contemporaneously with the Closing, GNOG HoldCo and Agent will enter into joinder agreements to (i) a security agreement, dated as of the Credit Agreement Closing Date, by and among GNOG, LF LLC, each direct, wholly-owned restricted subsidiary of GNOG and Agent (the “Security Agreement”) to grant a first priority pledge of equity interests owned by GNOG HoldCo and a first priority security interest in substantially all of GNOG HoldCo’s assets, and (ii) a guaranty agreement, dated as of the Credit Agreement Closing Date, by LF LLC and each direct, wholly-owned restricted subsidiary of GNOG in favor of Agent (the “Guaranty Agreement) to guarantee to the Agent in favor of the Lenders the guaranteed obligations.
Prior to the Closing, GNOG, GNOG LLC and Agent will enter into the following documentation to effect the GNOG Conversion: (i) a Successor Borrower Assumption Agreement pursuant to which GNOG

LLC expressly assumes all of GNOG’s obligations under the Credit Agreement, and (ii) a Reaffirmation Agreement pursuant to which GNOG HoldCo, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG HoldCo or GNOG LLC confirms that its guarantee of, and grant of any Lien as security for, the obligations of GNOG shall apply to GNOG LLC, an Officer’s Certificate, certifying that the merger complies with the Credit Agreement and no event of default then exists or would result therefrom.
The Credit Agreement was amended on June 12, 2020 and June 29, 2020 to amend certain provisions to permit GNOG Holdco and LF LLC to enter into the Purchase Agreement and consummate the transaction including, but not limited to, amendments to permit the formation of GNOG Holdco, the merger of GNOG into GNOG LLC, and the sale by LF LLC of the equity in GNOG Holdco.
As of the closing of the transaction, the obligations of GNOG LLC under the Credit Agreement will be unconditionally guaranteed by the LF LLC, GNOG Holdco, and each existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiary of GNOG LLC (together with GNOG Holdco, the “Guarantors”). After giving effect to the transaction, the Credit Agreement will be secured by (i) a first priority pledge of the equity interests owned by GNOG Holdco, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG Holdco or GNOG LLC, (ii) a first priority security interest in substantially all of the assets (subject to customary exceptions) of GNOG Holdco, GNOG LLC and each direct, wholly-owned restricted subsidiary of GNOG LLC, including the Second A&R Intercompany Note, the outstanding principal amount of which will be reduced dollar for dollar by the amount of any principal payments made on the loans under the Credit Agreement, and (iii) a collateral assignment by LF LLC of a promissory note payable to LF LLC made by Golden Nugget, which note is secured by a security interest in substantially all the assets of Golden Nugget, and its existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiaries, consisting of casino properties and more than 600 restaurant locations (subject to customary exceptions), on a pari passu basis with the liens securing the existing senior bank indebtedness of Golden Nugget.
Outlook.    Based on the fact that we will have at least $80.0 million in cash immediately following the closing of the transaction with the Company and based on our current level of operations, we believe that cash on hand and cash generated from operations will be adequate to meet our anticipated obligations under our contracts, debt service requirements, capital expenditures and working capital needs for the next twelve months. However, we cannot be certain that our business will generate sufficient cash flow from operations; that the U.S. economy will continue to grow in 2020 and beyond; that our anticipated earnings projections will be realized; or that future equity offerings or borrowings will be available in the capital markets to enable us to service our indebtedness or to make anticipated capital expenditures. If we expand our business into new states in the future, our cash requirements may increase significantly and we may need to complete equity or debt financings to meet these requirements. Our future operating performance and our ability to service or refinance our debt will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.
Cash Flows.   Net cash provided by operating activities was $24.4 million for the nine months ended September 30, 2020 compared to $18.9 million for the nine months ended September 30, 2019. Factors affecting changes in operating cash flows are similar to those that impact net income, with the exception of non-cash items such as depreciation and amortization and deferred taxes. Additionally, changes in working capital items such as accounts receivable, accounts payable, accrued liabilities and customer deposits can significantly affect operating cash flows. Cash flows from operating activities during the nine months ended September 30, 2020 were higher as a result of an increase in working capital items of $12.5 million, which consisted primarily of customer deposits related to our skin partners that were in excess of required amounts, and increases in deferred revenue associated prepaid royalties and market access fees paid by our skin partners. The net increase in working capital was offset by lower net income of $6.0 million and the impact of other non-cash items, primarily related to deferred taxes. Net cash used in financing activities were $14.1 million for the nine months ended September 30, 2020, compared to $5.8 million for the nine months ended September 30, 2019, due to a larger dividend paid to our parent, offset by a contribution from our parent. Proceeds received from the term loan were sent to LF LLC, our parent, who issued us a note receivable due October 24, 2024.
Net cash provided by operating activities was $35.2 million for the year ended December 31, 2019 compared to $26.4 million for the year ended December 31, 2018. Factors affecting changes in operating cash flows are similar to those that impact net income, with the exception of non-cash items such as depreciation and amortization and deferred taxes. Additionally, changes in working capital items such as accounts receivable, accounts payable, accrued liabilities and customer deposits can significantly affect operating cash flows. Cash flows from operating activities during 2019 were higher as a result of an increase in net income of $4.5 million and working capital changes that increased cash by an additional $4.7 million as compared to the prior year. The most significant working capital changes resulted from an increase in customer deposits associated with increased wagering activity and an increase in deposits by our skin partners in excess of required amounts, which increased restricted cash during 2019. These increases were partially offset by the reduction in cash flows of $0.4 million compared to 2018 for non-cash items, primarily deferred taxes. Net cash used in financing activities were $10.9 million for the year ended December 31, 2019, or $4.1 million less than was used in 2018. This decrease relates to the repayment of a note payable to our parent during the year ended December 31, 2018.
Contractual Obligations
As of December 31, 2019, GNOG had contractual obligations as described below. GNOG’s obligations include “off-balance sheet arrangements” whereby liabilities associated with unconditional purchase obligations are not fully reflected in its balance sheets (in thousands).
	2020	2021 – 2022	2023 – 2024	Thereafter	Total
Purchase obligations	$581	$—	$—	$—	$581
Total contractual obligations	$581	$—	$—	$—	$581
As of September 30, 2020, GNOG has entered into a number of new agreements for advertising, licensing, market access, technology, and other services. Subsequent to September 30, 2020, GNOG also entered into the two additional market access agreements discussed below (the “IL and WV Agreements”). As of September 30, 2020, as adjusted for the IL and WV Agreements, GNOG is committed to pay $84.5 million through the expiration of the stated terms of such agreements, including $6.0 million in 2020, $17.8 million during 2021 and 2022, $3.7 million during 2023 and 2024 and $57.0 million thereafter. GNOG does have early termination rights on certain agreements that, if exercised, would reduce the aggregate amount of such payments to $52.4, inclusive of early termination fees of $15.3 million. These payments would include $6.0 million in 2020, $17.8 million in 2021 and 2022, $5.7 million in 2023 and 2024 and $22.9 million thereafter.
On November 18, 2020, we entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. In addition, GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development for the development and construction of the Casino. This market access agreement is for a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.
Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals.
On November 20, 2020, we entered into a definitive agreement with Greenbrier Hotel Corporation (“GBR”) for market access to the state of West Virginia. Under the definitive agreement, GNOG holds the right to offer online sports wagering and online casino wagering. This market access agreement is for a term of 10 years and requires GNOG to pay GBR a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.
On April 28, 2020, GNOG entered into a term loan credit agreement that is comprised of a $300.0 million interest only term loan due October 4, 2023. Assuming the LIBOR rate stays below 1%, obligations under the term loan credit agreement include interest payments of $19.9 million in 2020, $39.5 million in 2021 and 2022 and $30.1 million in 2023. The principal amount of $300.0 million matures in 2023.

Critical Accounting Policies
GNOG’s financial statements were prepared in conformity with United States generally accepted accounting principles. Certain of its accounting policies require that management apply significant judgment in defining the appropriate assumptions integral to financial estimates. Judgments are based on historical experience, terms of contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and therefore actual results could differ from our estimates. Critical accounting policies currently reflected in the financial statements primarily relate to player point breakage, recoverability of CRDA investments, useful lives of assets, and self-insurance liabilities, amongst others.
Revenue and Cost Recognition
GNOG recognizes revenue for services when the services are performed and when GNOG has no substantive performance obligations remaining. Online real money gaming revenues are measured by the aggregate net difference between gaming wins and losses and recorded as casino gaming revenue in the accompanying statements of operations, with liabilities recognized for funds deposited by customers before gaming play occurs. GNOG reports 100% of casino wins as revenue and its service provider’s share is reported in costs and expenses.
Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. GNOG accrues the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to casino revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of casino gaming revenue.
GNOG is contracted to manage multi-year market access agreements with online betting operators that are authorized to operate real money online gaming and sports betting in New Jersey, for which GNOG receives royalties and cost reimbursement. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
Advertising
Advertising costs are expensed as incurred during such year. Advertising expenses were $9.3 million and $8.2 million, in 2019 and 2018, respectively.
Gaming Tax
GNOG remits monthly to the State of New Jersey a tax equal to 15% of gross internet gaming revenue and a tax equal to 13% of gross internet sports wagering revenue, as defined. Gaming tax expense was $10.0 million and $8.5 million for the years ended December 31, 2019 and 2018, respectively.
Income Taxes
GNOG is subject to a tax sharing agreement with certain FEI owned companies. GNOG records tax assets and liabilities associated with temporary differences on a separate return basis in accordance with GAAP.
GNOG follows the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
GNOG uses a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order to be recognized in the financial statements. Accordingly, GNOG reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. GNOG recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. GNOG is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of this extended transition period. GNOG expects to remain an emerging growth company at least through the end of the 2020 fiscal year and we expect to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare the financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used.
Quantitative and Qualitative Disclosures About Market Risk
GNOG may in the future be exposed to certain market risks, including interest rate and financial instrument risks, in the ordinary course of our business. Currently, these risks are not material to GNOG’s financial condition or results of operations, but they may be in the future.

GNOG MANAGEMENT
Executive Officers and Senior Management Team
The following table sets forth certain information regarding GNOG’s executive officers and key employees as of September 30, 2020. GNOG expects that Mr. Fertitta will continue as an executive officer and Messrs. Winter and Harwell will be appointed executive officers following the transaction. Each of Messrs. Scheinthal and Liem will resign from their positions as officers of GNOG upon the Closing.
Name	Age	Position(s) Held(1)
Tilman J. Fertitta	63	President
Steven L. Scheinthal	59	Vice President and Secretary
Richard H. Liem	66	Vice President and Treasurer
Thomas Winter	45	Senior Vice President and General Manager
Michael Harwell	51	Controller(2)

(1)
The title for Mr. Winter relates to his position held in the online gaming division of Landry’s LLC. Mr. Winter is expected to become President of New GNOG upon the Closing.

(2)
The title for Mr. Harwell relates to his position held in the online gaming division of Landry’s LLC. Mr. Harwell is expected to become Chief Financial Officer of New GNOG upon the Closing.

For biographical information concerning Mr. Fertitta, see the section entitled “Other Information Related to the Company — Management — Directors and Officers.” For biographical information concerning Messrs. Winter and Harwell, see the section entitled “Management after the Transaction.”

MANAGEMENT AFTER THE TRANSACTION
Management and Board of Directors
The Company anticipates that Mr. Fertitta will remain as the Chairman and Chief Executive Officer of New GNOG following the transaction. Each of Messrs. Handler, Daraviras, Liem and Scheinthal will resign from their positions as officers of the Company upon the Closing. The following persons are anticipated to be the directors and executive officers of New GNOG:
Name	Age	Position(s) Held(1)
Tilman J. Fertitta	63	Chairman and Chief Executive Officer
Thomas Winter	45	President
Michael Harwell	51	Chief Financial Officer
Steven L. Scheinthal	59	Director
Richard H. Liem	66	Director
G. Michael Stevens	59	Director
Michael Chadwick	68	Director
Scott Kelly	56	Director

(1)
Mr. Harwell and Mr. Stevens have each received interim approval from the DGE and the CCC to serve as Chief Financial Officer and Director, respectively, of New GNOG.

For biographical information concerning Messrs. Fertitta, Liem, Scheinthal, Stevens, Chadwick and Kelly, see the section entitled “Information about the Company — Management — Directors and Officers.”
Thomas Winter, 45, will serve as New GNOG’s President. Mr. Winter currently serves as the Senior Vice President and General Manager of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and GNOG’s current indirect parent, a role he has held since 2013. Prior to joining Landry’s LLC, Mr. Winter served as a self-employed consultant with JUMP Advisory Services, where he advised companies in the egaming sector regarding strategy, business planning and operations from 2012 to 2013. From 2008 to 2011, Mr. Winter served as Chief Operating Officer (“COO”) then as Chief Executive Officer of Betclic, a major European online sports betting and gaming operator. Betclic was operating across a dozen European markets, notably France, Italy, Portugal, Poland and Spain. Starting in 2009, he was also the COO of Expekt.com, a sister company of Betclic and a pioneer brand in the online gaming industry, operating in the Nordics and Eastern Europe, which he merged with Betclic in 2010. During his tenure as the COO of Betclic and Expekt, Mr. Winter was responsible for the company’s operations, overseeing acquisition and retention marketing, Customer Service, Sportsbook Trading and Financial Planning & Analysis. When promoted to CEO, Mr. Winter was also responsible for finance, legal and HR for the combined entity. Mr. Winter also served as a non-executive director for Metro Play, the online gaming arm of the Daily Mail Group Media, from 2012 until its sale in 2014 and as a non-executive director for Groupe Paris Turf, the leading horse racing media group in France, in 2013. Currently, Mr. Winter serves as a board observer for Superbet, one of the largest online gaming operators in Central and Eastern Europe, which he originally joined as an advisory board member in 2018.
Michael Harwell, 51, will serve as New GNOG’s Chief Financial Officer. Mr. Harwell currently serves as the controller of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and GNOG’s current indirect parent, a position he has held since June 2020. Prior to joining Landry’s LLC, Mr. Harwell served as Vice President of Finance and Chief Accounting Officer of Independence Contract Drilling, Inc., a public energy services company subject to the reporting requirements of the Exchange Act, from 2012 to May 2020. From 2005 to 2012, Mr. Harwell served as Vice President and Corporate Controller of Landry’s Inc. Prior to joining Landry’s Inc. in 2005, Mr. Harwell served as Vice President and Corporate Controller for Netversant Solutions, Inc., a Houston based high-tech, start-up company, from 2000 to 2005, and held various positions with Nabors Industries, Inc., a public company subject to the reporting requirements of the Exchange Act, from 1994 to 2000. Mr. Harwell began his career with Ernst & Young, LLP from 1991 to 1994 and is a Certified Public Accountant.

Information about Anticipated Executive Officers and Directors Upon the Closing of the transaction
Upon the Closing, we anticipate increasing the initial size of our Board from five directors to six directors.
Declassified Board of Directors
As discussed above, if the condition precedent proposals, including the Charter Proposal are approved by our stockholders, then our Board will be declassified such that each director is elected to a one year term or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. In connection with the transaction, the number of directors on our Board will be increased from five to six.
Director Independence; Controlled Company Exemption
Upon the completion of the transaction, Mr. Fertitta and his affiliates will be the beneficial owner of all the outstanding shares of New GNOG Class B common stock and will control the voting power of our outstanding capital stock, as a result of which Mr. Fertitta and his affiliates will have the power to elect a majority of New GNOG’s directors. Pursuant to Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company will qualify as a “controlled company.” As a “controlled company,” New GNOG will not be required to comply with certain Nasdaq rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
As discussed above, upon the Closing, we anticipate that the size of New GNOG’s board of directors will be six directors. Pursuant to Nasdaq rules, as a controlled company, New GNOG will not be required to have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
We anticipate that Messrs. Chadwick, Kelly, and Stevens will be “independent directors,” as defined in Nasdaq rules and the applicable SEC rules.
Board Leadership Structure
Upon the Closing, we anticipate that the leadership of the board of directors will be structured so that it is led by the Chairman, Mr. Fertitta, who will also serve as New GNOG’s Chief Executive Officer. Currently, there is no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. One leadership structure is not more effective at creating long-term stockholder value, and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman should vary from company to company, depending upon a company’s particular circumstances at a given point in time. Our bylaws expressly allow, and New GNOG’s bylaws will also expressly allow, the Chairman to also serve as Chief Executive Officer, if so elected by the board of directors. We believe that combining the roles of Chairman and Chief Executive Officer will help provide strong and consistent leadership for the management team and board of directors. If the board of directors convenes for a meeting, the non-management directors will meet in executive session if the circumstances warrant. Given the composition of the board of directors with a strong slate of independent directors, we do not believe that it is necessary to formally designate a lead independent upon the Closing, although New GNOG’s board of directors may consider appointing a lead independent director if the circumstances change.
Board Oversight
Upon the Closing, the board of directors will not have a standing risk management committee, but rather will administer its risk oversight function through its audit committee. Various reports and presentations regarding risk management will be presented to the board of directors to identify and manage risk. The audit committee will address risks that fall within the committee’s area of responsibility. For example, the audit committee will be responsible for overseeing the quality and objectivity of New GNOG’s financial statements and the independent audit thereof. In addition, management will furnish information regarding risk to the board of directors, as requested. The board of directors will also oversees specific risks related to New GNOG’s vulnerability from cyber-attacks and data breaches. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of New GNOG.
Committees of the Board of Directors
The standing committees of our Board currently include an audit committee and a compensation committee. As a “controlled company,” New GNOG will not be required to have a compensation committee and we intend to no longer have a compensation committee after the transaction. The audit committee will report to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of the audit committee are set forth below.
Audit Committee
•
The principal functions of the audit committee will include, among other things:

•
the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•
pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Upon consummation of the transaction, we anticipate our audit committee will consist of Messrs. Chadwick, Kelly and Stevens, with Mr. Chadwick serving as the chair of the audit committee. Each of Messrs. Chadwick, Kelly and Stevens will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, we also anticipate that each of Messrs. Chadwick, Kelly and Stevens are financially literate and we believe that Mr. Chadwick qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Our Board has adopted a written charter for the audit committee, which will be available free of charge on our corporate website (http://www.goldennuggetcasino.com) upon the completion of the transaction. The information on our website is not part of this proxy statement.
Code of Ethics
We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. We have previously filed copies of our form Code of Ethics, our form of audit committee charter and our form of compensation committee charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 1510 West Loop South, Houston, Texas 77027. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
New GNOG Executive Compensation
The following disclosure concerns the compensation of individuals who will serve as New GNOG’s named executive officers and directors following the completion of the transaction.
Compensation Philosophy and Objectives Following the Transaction
Following the Closing, New GNOG intends to develop an executive compensation program that is designed to align compensation with New GNOG’s business objectives and the creation of stockholder value, while enabling New GNOG to attract, motivate and retain individuals who contribute to the long-term success of New GNOG.
Decisions on the executive compensation program will be made by the Board, which will be established at the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Board. The executive compensation program actually adopted will depend on the judgment of the members of the Board and may differ from that set forth in the following discussion.
We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Board will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.
Base Salary
With respect to the named executive officers, the Board of New GNOG will review and outline their base salary, subject to the terms of any employment agreements or severance agreement, and their base salary will be reviewed annually by the Board based upon advice and counsel of its advisors.
Annual Bonuses
New GNOG intends to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. New GNOG expects that, near the beginning of each year, the Board will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, the Board will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2020, New GNOG plans to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.
Equity-Based Awards
New GNOG intends to use equity-based awards to reward long-term performance of the named executive officers. New GNOG believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.
Other Compensation
New GNOG expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. New GNOG also expects to continue to provide certain perquisites to its named executive officers, subject to the Board’s ongoing review.
Thomas Winter Employment Agreement
Thomas Winter will be entering into an employment agreement with GNOG LLC, to be effective as of the Closing, which will supersede and replace Mr. Winter’s existing employment agreement with GNOG LLC. Upon the Closing of the transaction, the agreement provides that all references to GNOG LLC or the “Company” contained therein will include all of GNOG LLC’s parent companies, including New GNOG. Subject to earlier termination in accordance with the agreement, the agreement provides for a term through December 31, 2024, with an annual base salary of $400,000. The agreement provides for annual restricted stock awards in an amount equal to $600,000 under the Incentive Plan, with each such award to vest in two equal installments over a two-year service period. Additionally, the agreement provides for (i) an annual performance bonus opportunity equal to 175% of Mr. Winter’s base salary (but, in any event, not to exceed $700,000), based upon the attainment of certain performance metrics established by the CEO or compensation committee of the Board, if applicable (the “Annual Performance Bonus”), (ii) an annual discretionary bonus in an amount up to $300,000, payable in cash or restricted stock, to be paid at the sole discretion of the CEO or the compensation committee, if applicable (the “Annual Discretionary Bonus”), (iii) upon the Closing, an initial equity award of 1,000,000 restricted stock units (the “Initial Equity Award”), and (iv) upon the Closing, an initial cash award of $7,500,000 (the “Initial Cash Award”) to be payable as follows: (a) $2,500,000 within five (5) days of the Closing, (b) $2,500,000 within one (1) year of the Closing, and (c) $2,500,000 within two (2) years of the Closing.
The performance metrics for the Annual Performance Bonus will be determined by the CEO or compensation committee, if applicable. If the Discretionary Annual Bonus is paid, and is paid in restricted stock, the restricted stock award will vest two-years from the date of grant (or, if earlier, as of the end of the term of the employment agreement), conditioned upon Mr. Winter’s continued employment. The Initial Equity Award will vest in four equal installments over a four-year service period following the date of grant, conditioned upon Mr. Winter’s continued employment. Mr. Winter is eligible to participate in the benefit plans generally provided to other employees of GNOG LLC, as well as reimbursement for certain reasonable business expenses. Additionally, Mr. Winter is eligible to receive fringe benefits and perquisites consistent with the past practices of GNOG LLC (or New GNOG) and governing benefit plan requirements, and to the extent GNOG LLC (or New GNOG) provides similar benefits or perquisites (or both) to similarly situated executives of GNOG LLC (or New GNOG), including (i) a car allowance of $1,000 per month, and (ii) a technology allowance of $100 per month. In addition, New GNOG will pay the remaining balance of Mr. Winter’s earned 2019 annual bonus and shall also pay, to the extent earned, a bonus payment for 2020 based upon terms of his existing employment agreement with GNOG LLC.
Mr. Winter’s employment may be terminated by either New GNOG or Mr. Winter at any time and for any reason upon thirty (30) day’s prior written notice. Mr. Winter is entitled to certain severance benefits upon a termination without Cause (as defined in the employment agreement) or if Mr. Winter terminates his own employment for Good Reason (as defined in the employment agreement) during the term. Such severance benefits are conditioned upon a release of claims in favor of GNOG LLC and include: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued by unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; (3) 1.0 times Mr. Winter’s base salary as in effect immediately prior to the termination date; (4) a payment equal to the product of (x) the target amount of the Annual Performance Bonus for the fiscal year in which the termination date occurs, and (y) a fraction, the numerator of which is the number of days Mr. Winter was employed by New GNOG during the year of termination and the denominator of which is the number of days in such year (the “Pro-Rata Bonus”); (5) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to the twelve-month period following the termination date; and (6) any unvested equity awards granted to Mr. Winter will accelerate and fully-vest upon such termination. If Mr. Winter’s employment terminates because of his death or disability (as defined in the employment agreement) during the term, Mr. Winter will receive: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued but unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; and (3) any unvested equity awards granted to Mr. Winter will accelerate and fully-vest upon such termination.
Mr. Winter is also entitled to certain benefits upon a Change in Control (as defined in the employment agreement) of New GNOG during the term of the employment agreement. If New GNOG undergoes a Change in Control, all unvested equity awards granted to Mr. Winter will fully-vest upon such Change in Control and Mr. Winter will be paid the balance of any unpaid amounts of the Initial Cash Award. Additionally, if Mr. Winter’s employment is terminated without Cause or Mr. Winter resigns his employment for Good Reason within twelve months following the Change in Control, Mr. Winter would be entitled to certain severance benefits, conditioned upon a release of claims in favor of New GNOG. These severance benefits include: (1) an amount equal to Mr. Winter’s base salary as in effect immediately prior to the termination date; (2) the target amount of the Annual Performance Bonus for the fiscal year in which the termination date occurs; and (3) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to the eighteen-month period following the termination date.
Mr. Winter is subject to restrictive covenants as follows: (1) a post-termination non-compete that runs through (a) if his employment is terminated for Cause or he resigns without Good Reason during the term of the agreement, two years after termination of employment, (b) if his employment is terminated without Cause within twelve months following a Change of Control during the term of the agreement, one year after termination of employment, or (c) if Mr. Winter’s employment is terminated at the end of or following the term of the agreement, six months following such termination, subject to New GNOG’s option to extend the non-compete for six additional months by paying Mr. Winter his base salary plus a pro-rata portion of the target of his Annual Performance Bonus in equal installments over such additional six-month period; (2) confidentiality restrictions through the time period such confidential information remains not generally known to the public; and (3) customer and employee nonsolicitation and noninterference that runs through the thirty six-month period following the termination of Mr. Winter’s employment for any reason.
Recoupment Policy
The Board will administer New GNOG’s policies consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.
Deductibility of Executive Compensation
Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer, the chief financial officer and the three other most highly paid executive officers of a publicly traded corporation. We expect our policy will be to consider the tax impact of our compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to our executive officers. However, to retain highly skilled executives and remain competitive with other employers, the Board may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of New GNOG and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. We expressly reserve the right to grant compensation that is not deductible.
Director Compensation following the Transaction
Following the completion of the transaction, our Board will determine the annual compensation to be paid to the members of our Board.

EXECUTIVE COMPENSATION
The Company
The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2019 (i.e., pre-business combination).
None of our executive officers or directors have received any cash compensation for services rendered to us, however, we have agreed to pay $100,000 to each of our independent directors at the Closing for services rendered as board members. Commencing on May 9, 2019, through the earlier of the consummation of an initial business combination or our liquidation, we pay monthly recurring expenses of $10,000 to FEI for office space, secretarial and administrative services. Our sponsors, executive officers, directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our sponsors, executive officers, directors and our or their affiliates. We note that some named executive officers have economic interests in our sponsors. For additional information about the interests of our sponsors in the transaction, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Interests of Certain Persons in the Transaction.”
After the completion of the transaction, directors or members of our management team who remain with us may be paid consulting, management or other fees from New GNOG. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management after the Transaction.”
GNOG
The following disclosure concerns the compensation of GNOG’s named executive officers for the fiscal year ended December 31, 2019 (i.e., pre-business combination) and should be read in conjunction with the section entitled, “Certain Relationships and Related Transactions.” Because GNOG recently began operating the business in April 2020, references in this section to GNOG include its predecessor, GNAC, which operated the online gaming business prior to GNOG. Compensation information included in the following discussion is presented in actual dollar amounts.
During 2019 and 2018, GNOG did not employ any of the individuals who serve as executive officers of GNOG. The executive officers were employed by Landry’s LLC and its affiliates. None of the compensation expense for these executive officers is allocated to GNOG and GNOG did not reimburse Landry’s LLC or its affiliates for any such compensation expense. GNOG’s executive officers participate in employee benefit plans sponsored by Landry’s LLC and its affiliates. GNOG has not granted any equity awards to these executive officers. During 2019 and 2018, Landry’s LLC also provided administrative and support services to GNOG pursuant to a shared services agreement. These services included certain administrative support services, including insurance, risk management, legal, information technology, purchasing, executive management, accounting, finance, human resources, construction management and database management. These services, as well as the services of the individuals who served as executive officers of GNOG, were provided at no cost to GNOG and GNOG paid no administrative or management fees to Landry’s LLC in connection with such services. The shared services agreement was terminated and replaced by a new shared services agreement in April 2020 upon contribution of the online gaming business from GNAC to GNOG. Please see the section entitled “Business of GNOG — Continued Support from GNL — Other Agreements.”
Compensation decisions for GNOG’s executive officers during 2019 and 2018 were made by Landry’s LLC and its affiliates and any such compensation decisions were not subject to approval by GNOG’s board.
GNOG’s named executive officers consist of its principal executive officer and two most highly compensated officers, other than its principal executive officer, as of December 31, 2019, being:
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Tilman J. Fertitta — President

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Steven L. Scheinthal — Vice President and Secretary

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Richard H. Liem — Vice President and Treasurer

Each of Messrs. Fertitta, Scheinthal and Liem devote a substantial portion of their time to roles with Landry’s LLC and its affiliates and devote time, as needed, directly managing GNOG’s business and affairs. None of Messrs. Fertitta, Scheinthal or Liem receive any separate compensation for their services to GNOG.
Messrs. Scheinthal and Liem are expected to resign from their positions as executive officers of GNOG upon the Closing. Thomas Winter, Senior Vice President and General Manager of the online gaming division of Landry’s LLC is expected to become President of New GNOG upon the Closing. Michael Harwell, the controller of the online gaming division of Landry’s LLC, is expected to become Chief Financial Officer of New GNOG upon the Closing. Warren Steven, Senior Director, Product & Operations, of the online gaming division of Landry’s LLC, is expected to become Vice President, Product & Operations, of New GNOG upon the Closing.
Summary Compensation Table
The table below sets forth the annual compensation paid to GNOG’s named executive officers in relation to GNOG’s business during the fiscal years ended December 31, 2019 and 2018.
Name and Principal Position	Year	Base Salary ($)	All Other Compensation ($)	Total ($)
Tilman J. Fertitta, President	2019	$—	$—	$—
	2018	—	—	—
Steven L. Scheinthal, Vice President and Secretary	2019	—	—	—
	2018	—	—	—
Richard H. Liem, Vice President and Treasurer	2019	—	—	—
	2018	—	—	—
Narrative Disclosure to Summary Compensation Table
For 2019 and 2018, Landry’s LLC and its affiliates provided compensation to these named executive officers in the form of base salaries, cash bonuses and broad-based employee benefits.
Base Salary.   Base salaries have been set and paid by Landry’s LLC and its affiliates and are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience.
Cash Bonuses.   Cash bonuses are set and paid under Landry’s LLC and its affiliates’ bonus program and other discretionary bonuses that may be awarded. Any bonus payments are determined by Landry’s LLC and its affiliates.
Employee Benefits.   GNOG does not currently maintain or provide any employee benefits for the named executive officers. However, GNOG’s executive officers are eligible to participate in the benefit plans and programs that Landry’s LLC and its affiliates offer, subject to the terms and eligibility requirements of the plans.
Change of Control and Severance Provisions.   Other than as described below for Mr. Winter pursuant to his employment agreement, GNOG is not a party to any agreement or understanding with respect to payments due to any of the named executive officers following a termination or change of control.
Employment Agreement
Thomas Winter Employment Agreement
Thomas Winter entered into an agreement with Landry’s LLC on September 1, 2016, and such agreement was amended and restated effective as of November 1, 2018. Such agreement has been assigned by Landry's LLC to GNOG. As amended, the agreement provides for a five year term, with an annual base salary of $362,500 during the first year, $371,315 during the second year, $382,454 during the third year, $393,928 during the fourth year, and $405,746 during the fifth year. Following the expiration of the fifth year of the term and beginning on November 1, 2023, Mr. Winter’s base salary will be $417,918 (unless otherwise renewed or amended). The agreement provides for an annual performance bonus opportunity, based on a declining graduated scale of GNOG’s net income (or loss) plus (i) interest expense and (ii) income tax expense (or less income tax benefit) (“EBIT”) during the term thereof, starting at 20% and reducing downward to 5%. Additionally, Mr. Winter’s employment agreement provides for a long-term incentive bonus that permits Mr. Winter to receive a cash bonus equal to a graduated percentage of the enterprise value of the business, as defined in his employment agreement, in excess of $117 million on the determination date. Mr. Winter is also eligible to participate in the benefit plans generally provided to other employees of Landry’s LLC, as well as reimbursement for certain reasonable business expenses.
Mr. Winter is entitled to certain severance benefits upon a termination without Cause (as defined in the employment agreement) or due to death or disability. Except in the case of payments paid upon death, such severance benefits are conditioned upon a release of claims in favor of GNOG and include: (1) for a termination without cause (a) the then-existing annual base salary for up to one year, with the number of months of severance dependent on when during or after the current term such termination occurs, or for a longer period if an election is made to extend the non-competition period to be greater than one year, (b) an amount equivalent to the last bonus paid to him multiplied by the time period for which he receives severance payments (e.g. multiplied by .5 for 6 months or 1.0 for 12 months), (c) a health plan continuation coverage subsidy for the time period that salary severance payments are made, (d) airfare for Mr. Winter and his family to return to Europe, and (e) the long-term incentive bonus, if such enterprise value levels have been met; or (2) for a termination based on disability or death (a) in the case of disability, the long-term incentive bonus, if such enterprise value levels have been met, or, in the case of death, 50% of the long-term incentive bonus and the performance bonus if the death occurs after December and before the performance bonus has been paid for that year, and (b) in the case of disability, the then-existing annual base salary for three months reduced by the amount of any disability plan payments. Additionally, if a termination without cause occurs after 2023, Mr. Winter is entitled to be paid the performance bonus for such year of termination if the termination occurs within 90 days of the end of the performance period and there is a determination that such termination occurred in order to avoid paying the performance bonus.
Concurrently with the Closing, Mr. Winter’s employment agreement with Landry’s LLC will be amended and restated to provide for New GNOG as the employer of Mr. Winter with compensation and employee benefits that are reflective of his position as President of GNOG.
Mr. Winter is subject to restrictive covenants as follows: (1) a post-termination non-compete that runs through (a) if his employment is terminated for Cause (as defined in the employment agreement), the earlier of two years after termination of employment or November 1, 2023, (b) if his employment is terminated without Cause, the date through which severance payments are made to Mr. Winter not to exceed November 1, 2023, or (c) if his employment is terminated by Mr. Winter’s resignation prior to November 1, 2023 the earlier of eighteen months after termination of employment or November 1, 2023; (2) confidentiality restrictions through the time period such confidential information remains not generally known to the public; and (3) customer and employee nonsolicitation and noninterference that runs through the twenty four-month period following the later of November 1, 2023 or termination of Mr. Winter’s employment for any reason.
Long Term Incentives. The Company is seeking stockholder approval of the Incentive Plan in connection with this special meeting, pursuant to which equity awards may be granted to named executive officers and other employees in the future. See “Proposal No. 6 — The Incentive Plan Proposal” for a description of the Incentive Plan, which will allow, in part, for equity-based and other compensatory awards to the named executive officers as well as other employees.
Compensation of Directors
Prior to Closing GNOG did not pay any compensation to its directors.

DESCRIPTION OF GNOG INDEBTEDNESS
Credit Agreement
As of April 28, 2020 (“Credit Agreement Closing Date”), GNOG entered into the Credit Agreement by and among LF LLC, as parent, GNOG, as borrower, the lenders from time to time party thereto (“Lenders”), and Jefferies Finance LLC, as agent for the Lenders (“Agent”).
The Credit Agreement was amended on June 12, 2020 and June 29, 2020 to amend certain provisions to permit GNOG Holdco and LF LLC to enter into the Purchase Agreement and consummate the transaction including, but not limited to, amendments to permit the formation of GNOG Holdco, the merger of GNOG into GNOG LLC, and the sale by LF LLC of the equity in GNOG Holdco.
The Credit Agreement provided for senior secured term loans in the aggregate amount of $300.0 million as of the Credit Agreement Closing Date. After giving effect to the transaction, including the payment of the Credit Agreement Payoff Amount, the aggregate principal amount of indebtedness under the Credit Agreement will be $150.0 million. As of Closing, the outstanding senior secured term loans under the Credit Agreement are set to mature on October 4, 2023. All outstanding term loans bear interest on the daily balance thereof, at the option of GNOG, at either (1) an adjusted LIBOR or (2) a base rate, in each case plus an applicable margin. The applicable margin is 12% with respect to LIBOR loans and 11% with respect to base rate loans. Following the Closing, LF LLC will make payments to GNOG LLC under the Second A&R Intercompany Note in an amount equal to 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder. The cash from such payments may be used to alleviate the payments due under the Credit Facility, but do not reduce the principal balance of the Second A&R Intercompany Note. These payments and the related equity issuance will be treated as capital transactions for accounting purposes. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments described in the preceding sentence.
Prior to or substantially concurrently with the Closing, GNOG HoldCo and Agent will enter into joinder agreements to (i) the Security Agreement to grant a first priority pledge of equity interests owned by GNOG HoldCo and a first priority security interest in substantially all of GNOG HoldCo’s assets, and (ii) the Guaranty Agreement to guarantee to the Agent in favor of the Lenders the guaranteed obligations.
Prior to Closing, GNOG, GNOG LLC and Agent will enter into the following documentation to effect the GNOG Conversion: (i) a Successor Borrower Assumption Agreement pursuant to which GNOG LLC expressly assumes all of GNOG’s obligations under the Credit Agreement, (ii) a Reaffirmation Agreement pursuant to which GNOG HoldCo, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG HoldCo or GNOG LLC confirms that its guarantee of, and grant of any Lien as security for, the obligations of GNOG shall apply to GNOG LLC, an Officer’s Certificate, certifying that the merger complies with the Credit Agreement and no event of default then exists or would result therefrom.
As of the Closing, the obligations of GNOG LLC under the Credit Agreement and certain of its obligations under hedging arrangements, cash management arrangements, or other bank products, as applicable, will continue to be unconditionally guaranteed by the LF LLC, GNOG Holdco, and each existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiary of GNOG LLC (together with GNOG Holdco, the “Guarantors”). After giving effect to the transaction, the Credit Agreement will be secured by (i) a first priority pledge of the equity interests owned by GNOG Holdco, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG Holdco or GNOG LLC, (ii) a first priority security interest in substantially all of the assets (subject to customary exceptions) of GNOG Holdco, GNOG LLC and each direct, wholly-owned restricted subsidiary of GNOG LLC, including the Second A&R Intercompany Note, the outstanding principal amount of which will be reduced dollar for dollar by the amount of any principal payments under the Credit Agreement, and (iii) a collateral assignment by LF LLC of a promissory note payable to LF LLC made by Golden Nugget, which note is secured by a security interest in substantially all the assets of Golden Nugget, and its existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiaries, consisting of casino properties and more than 600 restaurant locations (subject to customary exceptions), on a pari passu basis with the liens securing the existing senior bank indebtedness of Golden Nugget.

The Credit Agreement contains a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of GNOG LLC and its restricted subsidiaries, and where applicable, the Guarantors, to:
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incur additional indebtedness, issue disqualified stock and make guarantees;

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incur liens on assets;

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engage in mergers or consolidations or fundamental changes;

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sell assets;

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pay dividends and distributions or repurchase capital stock;

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make investments, loans and advances, including acquisitions;

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amend organizational documents and certain intercompany agreements;

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enter into certain agreements that would restrict the ability to pay dividends;

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repay certain junior indebtedness; and

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change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and certain other conditions and (ii) a number of other traditional exceptions that grant GNOG LLC and the other loan parties continued flexibility to operate and develop their businesses. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

DESCRIPTION OF SECURITIES
The following summary of the material terms of New GNOG’s securities following the transaction is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed charter and proposed bylaws are attached as Annex C and Annex D to this proxy statement, respectively. We urge you to read our proposed charter and proposed bylaws in their entirety for a complete description of the rights and preferences of New GNOG’s securities following the transaction.
Authorized and Outstanding Stock
The proposed charter authorizes the issuance of 271,000,000 shares of capital stock, consisting of (i) 220,000,000 shares of New GNOG Class A common stock, par value $0.0001 per share, (ii) 50,000,000 shares of New GNOG Class B common stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are, and the shares of common stock issuable in connection with the transaction pursuant to the Purchase Agreement will be, duly authorized, validly issued, fully paid and non-assessable.
As of the record date for the special meeting, there were 498,497 units outstanding, held of record by approximately one holder, 39,032,753 shares of common stock outstanding, consisting of 31,126,503 shares of Company Class A common stock, held of record by one holder, and 7,906,250 shares of Company Class B common stock outstanding, held of record by two holders, no shares of preferred stock outstanding and 16,258,804 warrants outstanding held of record by approximately three holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
At the Closing, the currently issued and outstanding shares of the Company’s Company Class B common stock will automatically convert, on a one-for-one basis, into shares of Company Class A common stock at the Closing, in accordance with the terms of the current charter. In addition, pursuant to the terms of the Sponsor Forfeiture and Call-Option Agreement, JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares in connection with the Closing. In connection with the Closing, New GNOG will contribute new shares of New GNOG Class B common stock to Landcadia HoldCo, which will then be transferred to LF LLC at the Closing pursuant to the Purchase Agreement. Immediately following the Closing, all of New GNOG’s stockholders will hold only shares of New GNOG Class A common stock except LF LLC, which will hold shares of New GNOG Class B common stock. Immediately following the Closing and, assuming none of the Company’s stockholders elect to redeem their shares of Company Class A common stock in connection with the Closing, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of New GNOG Class A common stock and New GNOG Class B common stock, Mr. Fertitta is expected to beneficially own approximately 11.1% of the economic interests of New GNOG and 79.9% of the voting power of the capital stock of New GNOG (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the proposed charter). In addition, Mr. Fertitta and his affiliates are expected to beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo through its HoldCo Class B Units, which will carry no voting rights; and Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
Common Stock
New GNOG Class A Common Stock
Voting Rights
Holders of New GNOG Class A common stock will be entitled to cast one vote per share of New GNOG Class A common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by New GNOG stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of New GNOG’s Class A common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights
Holders of New GNOG Class A common stock will share ratably (based on the number of shares of New GNOG Class A common stock held) if and when any dividend is declared by New GNOG’s board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, New GNOG Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of New GNOG, each holder of shares of New GNOG Class A common stock will be entitled, pro rata on a per share basis, to all assets of New GNOG of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of New GNOG then outstanding.
Other Matters
No shares of New GNOG common stock will be subject to redemption (except as described below under “Redemption Rights and Transfer Restrictions with Respect to Capital Stock held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of capital stock. Holders of shares of New GNOG Class A common stock do not have subscription, redemption or conversion rights. Upon completion of the transaction, all the outstanding shares of New GNOG’s Class A common stock will be validly issued, fully paid and non-assessable.
New GNOG Class B Common Stock
Issuance of new shares of New GNOG Class B common stock
New shares of New GNOG Class B common stock may be issued only to, and registered in the name of, Mr. Fertitta or his affiliates (including all successors, assigns and permitted transferees)(collectively, the “Permitted Class B Owners”). New GNOG may not issue additional shares of New GNOG Class B common stock after the Closing other than in connection with the valid issuance of HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement to any Permitted Class B Owner. Pursuant to the A&R HoldCo LLC Agreement, Landcadia HoldCo's managing member (i.e. New GNOG) will have the right, in its sole discretion, to authorize and cause Landcadia HoldCo to issue new HoldCo Class B Units. Although following the Closing Mr. Fertitta and his affiliates will control a majority of the voting power of the outstanding capital stock of Landcadia HoldCo’s managing member (i.e., New GNOG), and thus have the ability to control the election of New GNOG’s board of directors, including the independent directors, any such authorization to issue additional HoldCo Class B Units (other than a required issuance in exchange for payments made pursuant to the Second A&R Intercompany Note) will require the approval or ratification of the audit committee of New GNOG’s board of directors, which will be comprised solely of independent directors, or another independent body of New GNOG’s board of directors in accordance with the related person transaction policy to be effective upon the Closing, as described under the section entitled “Certain Relationships and Related Transactions — Policies and Procedures for Related Person Transactions.”
Voting Rights
For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock. The voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. Upon the Closing, as a result of this downward adjustment, the number of votes per share of New GNOG Class B common stock is expected to equal approximately 4.04 votes per share assuming no redemptions (or 3.93 votes per share assuming maximum redemptions). To the extent Mr. Fertitta and his affiliates thereafter exchange HoldCo Class B Units (and a corresponding number of shares of New GNOG Class B common stock are cancelled), the number of votes per share of each remaining share of New GNOG Class B common stock will increase, up to 10 votes per share. For example, assuming no redemptions, if Mr. Fertitta or his affiliates were to exchange 15 million of their HoldCo Class B Units, then (assuming no other changes in New GNOG share capital) the voting power of each share of New GNOG Class B common stock would automatically increase to approximately 6.83 votes per share. Conversely, to the extent Mr. Fertitta and his affiliates acquire HoldCo Class B Units (and a corresponding number of shares of New GNOG Class B common stock), the number of votes per share of New GNOG Class B common stock will decrease due to the 79.9% voting power cap. For example, assuming no redemptions, if Mr. Fertitta and his affiliates were to instead acquire an additional 15 million HoldCo Class B Units, then (assuming no other changes in New GNOG share capital) the voting power of each share of New GNOG Class B common stock would automatically decrease to approximately 2.73 votes per share. In no event will the shares of New GNOG Class B common stock have more than 10 votes or less than 1 vote per share. Once Mr. Fertitta and his affiliates cease to beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates at Closing, the holders of the shares of New GNOG Class B common stock will be entitled to one (1) vote per share.
Generally, holders of all classes of New GNOG common stock vote together as a single class, and an action is approved by New GNOG stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of New GNOG Class B common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of New GNOG Class B common stock will not participate in any dividend declared by the board of directors.
Liquidation Rights
On the liquidation, dissolution, distribution of assets or winding up of New GNOG, holders of New GNOG Class B common stock will not be entitled to receive any distribution of New GNOG assets of whatever kind available until distribution has first been made to all holders of New GNOG Class A common stock. Notwithstanding this, due to the liquidation rights of New GNOG Class A common stock described above in which all assets of New GNOG of whatever kind available will be distributed to holders of New GNOG Class A common stock, no assets of New GNOG will be available for liquidating distributions in respect of the New GNOG Class B common stock.
Transfers
Holders of New GNOG Class B common stock may transfer their shares of New GNOG Class B common stock to any transferee (other than New GNOG) only if, and only to the extent permitted by the A&R HoldCo LLC Agreement, such holder also simultaneously transfers a corresponding number of such holder’s HoldCo Class B Units to such transferee. Upon a transfer of HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement, a corresponding number of shares of New GNOG Class B common stock held by the holder of such HoldCo Class B Units will automatically and simultaneously be transferred to the same transferee of such HoldCo Class B Units.
In accordance with the terms of the A&R HoldCo LLC Agreement, HoldCo Class B Units (and a corresponding number of shares of New GNOG Class B common stock) may be transferred (i) to Mr. Fertitta and his affiliates at any time without the consent of Landcadia HoldCo’s managing member (i.e., New GNOG) and (ii) to third parties unaffiliated with Mr. Fertitta but only with the prior written consent of Landcadia Holdco’s managing member, which consent may be granted or withheld in such managing member's sole discretion. Although following the Closing Mr. Fertitta and his affiliates will control a majority of the voting power of the outstanding capital stock of Landcadia HoldCo’s managing member (i.e., New GNOG) and thus have the ability to control the election of New GNOG’s board of directors, including the independent directors, any such consent will require the approval or ratification of the audit committee of New GNOG’s board of directors, which will be comprised solely of independent directors, or another independent body of New GNOG’s board of directors in accordance with the related person transaction policy to be effective upon the Closing, as described under the section entitled “Certain Relationships and Related Transactions — Policies and Procedures for Related Person Transactions.” Upon a transfer of shares of New GNOG Class B common stock to a party that is not an affiliate of Mr. Fertitta, such shares would entitle the holder to the High Voting Rights (subject to (i) an automatic downward adjustment of all shares of New GNOG Class B common stock from 10 votes per share to the extent necessary for the total voting of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9% and (ii) an automatic adjustment of all shares of New GNOG Class B common stock to one vote per share upon a Sunset Event), such that all of the outstanding shares of New GNOG Class B common stock will have the same voting power at any given time.
Mandatory Cancellation
To the extent that any holder of New GNOG Class B common stock exercises its right pursuant to the A&R HoldCo LLC Agreement to exchange some or all of such holder’s HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement, then, concurrently with such exchange under the A&R HoldCo LLC Agreement, a number of shares of New GNOG Class B common stock registered in the name of such holder equal to the number of HoldCo Class B Units that are exchanged by such holder in such transaction (subject to equitable adjustment) will be transferred to New GNOG and cancelled for no consideration.
Other Matters
No shares of New GNOG Class B common stock will be subject to redemption (except as described below under “Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of New GNOG Class B common stock. Holders of shares of New GNOG Class B common stock do not have subscription, redemption or conversion rights. Upon completion of the transaction, all outstanding shares of New GNOG Class B common stock will be validly issued, fully paid and non-assessable.
Preferred Stock
Our proposed charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Warrants
Each whole public warrant will entitle the registered holder to purchase one share of New GNOG Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days following the Closing and, following the consummation of the transaction, will entitle the holder thereof to purchase one share of New GNOG Class A common stock in accordance with its terms. Public warrants may only be exercised for a whole number of shares of New GNOG Class A common stock. No fractional shares will be issued upon the exercise of warrants. The public warrants will expire five years after the completion of the transaction, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New GNOG Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of New GNOG Class A common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of New GNOG Class A common stock upon exercise of a public warrant unless common stock issuable upon such public warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of New GNOG Class A common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of New GNOG Class A common stock issuable upon exercise of the public warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of New GNOG Class A common stock, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of New GNOG Class A common stock issuable upon exercise of the public warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the public warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis.
Once the public warrants become exercisable, we may call the public warrants for redemption:
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in whole and not in part;

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at a price of $0.01 per public warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

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if, and only if, the reported closing price of the New GNOG Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of New GNOG Class A common stock upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of New GNOG Class A common stock under the blue sky laws of the state of residence in those states in which the public warrants were initially offered by us in the IPO.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the New GNOG Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 public warrant exercise price (for whole shares) after the redemption notice is issued.
If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New GNOG Class A common stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of New GNOG Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New GNOG Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the public warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the New GNOG Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New GNOG Class A common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after the Closing. If we call our public warrants for redemption and our management does not take advantage of this option, our sponsors and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of New GNOG Class A common stock is increased by a stock dividend payable in shares of New GNOG Class A common stock, or by a split-up of shares of New GNOG Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New GNOG Class A common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of New GNOG Class A common stock. A rights offering to holders of New GNOG Class A common stock entitling holders to purchase shares of New GNOG Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New GNOG Class A common stock equal to the product of  (i) the number of shares of New GNOG Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New GNOG Class A common stock) and (ii) one minus the quotient of  (x) the price per share of New GNOG Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New GNOG Class A common stock, in determining the price payable for New GNOG Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New GNOG Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of New GNOG Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New GNOG Class A common stock on account of such shares of New GNOG Class A common stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of New GNOG Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of New GNOG Class A common stock in connection with a stockholder vote to amend our current charter to modify the substance or timing of our obligation to redeem 100% of the shares of New GNOG Class A common stock if we do not complete an initial business combination within 24 months from the closing of our IPO or to provide for redemption in connection with the transaction, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New GNOG Class A common stock in respect of such event.
If the number of outstanding shares of New GNOG Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New GNOG Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New GNOG Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of New GNOG Class A common stock.
Whenever the number of shares of New GNOG Class A common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New GNOG Class A common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New GNOG Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of New GNOG Class A common stock (other than those described above or that solely affects the par value of such shares of New GNOG Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of New GNOG Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of New GNOG Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New GNOG Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of holders of at least 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of New GNOG Class A common stock and any voting rights until they exercise their public warrants and receive shares of New GNOG Class A common stock. After the issuance of shares of New GNOG Class A common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Public warrants may be exercised only for a whole number of shares of New GNOG Class A common stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of New GNOG Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of public warrants must sell any odd number of public warrants in order to obtain full value from the fractional interests that will not be issued.
Private Placement Warrants
The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the transaction (except, among other limited exceptions, transfers can be made to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants). The private placement warrants will not be redeemable by us so long as they are held by the sponsors or their permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the sponsors or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its private placement warrants for that number of shares of New GNOG Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New GNOG Class A common stock underlying the private placement warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the private placement warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the New GNOG Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of private placement warrant exercise is sent to the warrant agent. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their private placement warrants and sell the shares of New GNOG Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such private placement warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with the transaction, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1.5 million of such loans may be convertible into private placement warrants of New GNOG at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.
Our sponsors have agreed not to transfer, assign or sell any of the private placement warrants (including the New GNOG Class A common stock issuable upon exercise of any of these private placement warrants) until the date that is 30 days after the Closing, except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our sponsors. In addition, for so long as they are held by JFG Sponsor (or its affiliates), the private placement warrants will not be exercisable more than five years from the effective date of our IPO registration statement.

Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to the transaction will be within the discretion of our Board at such time. In addition, the GNOG Credit Agreement limits the ability of GNOG LLC to make distributions to New GNOG. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Transfer Agent and Warrant Agent
The Transfer Agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law, New GNOG’s proposed charter and Proposed Bylaws
Our proposed charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may make more difficult the removal of management, may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for our securities. These provisions provide for, among other things:
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authorized but unissued shares of New GNOG Class A common stock and New GNOG Class B common stock and preferred stock, which may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and the existence of which could make more difficult or discourage an attempt to obtain control of New GNOG by means of a proxy contest, tender offer, merger or otherwise (the DGCL does not require stockholder approval for any issuance of authorized shares);

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stockholder action by written consent only until the first time when Mr. Fertitta and his affiliates cease to beneficially own a majority of the voting power of the capital stock of New GNOG (the DGCL provides that unless otherwise provided in the charter, any action of a meeting of stockholders may be taken without a meeting and prior notice by signed written consent of stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted);

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amendment of the organizational documents only by the affirmative vote of (i) a majority of the voting power of the capital stock of New GNOG so long as Mr. Fertitta and his affiliates beneficially own shares representing a majority of the voting power of the capital stock of New GNOG and (ii) at least two-thirds of the voting power of the capital stock from and after the time that Mr. Fertitta and his affiliates cease to beneficially own shares representing a majority of the voting power of the voting stock of New GNOG (the DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage);

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provisions detailing that the number of directors may be fixed and may be modified either (a) by New GNOG’s board of directors or (b) by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New GNOG, depending on the number of shares of New GNOG’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s Board;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at annual meetings, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New GNOG; and

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the ability of New GNOG’s board of directors to issue one or more series of preferred stock.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates
The proposed charter provides that any shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG owned or controlled by a person who (i) fails or refuses to file any required application, or has withdrawn or requested the withdrawal of a pending required application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by a gaming authority to be unsuitable or disqualified to own or control any shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG, (iv) is determined by a gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities in any gaming jurisdiction, (v) causes any gaming license of New GNOG or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or causes New GNOG or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a gaming authority is final and non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the New GNOG board of directors, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any gaming license held or desired in good faith to be held by New GNOG or any affiliated company or New GNOG’s or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any gaming license, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which New GNOG or any affiliated company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of New GNOG or any affiliated company (each of such persons, an “Unsuitable Person”) or an affiliate of such person shall be subject to automatic sale and transfer to New GNOG or one or more third-party transferees (as described in the proposed charter) as and to the extent required by a gaming authority or deemed necessary or advisable by the New GNOG board of directors in its sole and absolute discretion.
If a gaming authority requires New GNOG, or the New GNOG board of directors deems it necessary or advisable, to cause any such shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG to be automatically sold and transferred, New GNOG shall deliver a transfer notice (as described in the proposed charter) to the Unsuitable Person or its affiliate(s) (as applicable) and shall purchase or cause one or more third-party transferees to purchase the number, class and series of shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG specified in the transfer notice on the transfer date and for the purchase price determined in accordance with the proposed charter and set forth in the transfer notice. From and after the transfer date, such Unsuitable Person or any affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG, and all rights of such Unsuitable Person or any affiliate of such Unsuitable Person therein, other than the right to receive the purchase price, shall cease.
Commencing on the date that a gaming authority serves notice of a determination of unsuitability or disqualification of a holder of shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG, or the New GNOG board of directors otherwise determines that a person is an Unsuitable Person, and until the shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG owned or controlled by such person are owned or controlled by a person who is not an Unsuitable Person, the Unsuitable Person and any affiliates of such Unsuitable Person shall not be entitled: (i) to receive any dividend, payment, distribution or interest with regard to the shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG, and such shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG shall not for any purposes be included in the shares of stock of New GNOG entitled to vote or (iii) to receive any remuneration that may be due to such person, accruing after the date of such notice of determination of unsuitability or disqualification by a gaming authority, in any form from New GNOG or any affiliated company for services rendered or otherwise.
At the closing of the transaction contemplated in the preceding paragraphs of this section: (i) each of New GNOG and any applicable third-party transferee shall deliver the aggregate applicable purchase price for the shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG being purchased by it (x) by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or affiliate of such Unsuitable Person (as applicable), (y) by unsecured promissory note, or (z) by combination of both as required by the applicable gaming authority and, if not so required, as New GNOG may determine in its sole and absolute discretion and (ii) the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) shall deliver to New GNOG and any applicable third-party transferee such stock powers, assignment instruments and other agreement as are necessary in the judgment of New GNOG to fully convey all right, title and interest in and to the shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG being purchased by each of the foregoing, free and clear of all liens and other encumbrances (other than restrictions on transfer under the proposed charter, the proposed bylaws and applicable law and as set forth in any agreement between the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) and New GNOG) and to evidence the subordination of any promissory note if required by New GNOG.
Such stock powers, assignment instruments and other agreements shall be in a form acceptable to New GNOG and shall include such representations and warranties (including, without limitation, representations and warranties as to title and ownership of the shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG being sold, authorization, execution and delivery of relevant documents and the enforceability of such documents), covenants, releases (including, without limitation, a general release of claims and covenant not to sue in favor of New GNOG or any applicable third-party transferee and each of their respective affiliates, employees, directors, managers, officers, partners, members and the like with respect to the pre-closing period) and indemnities as determined by New GNOG in its sole and absolute discretion. Any promissory note shall contain such terms and conditions as New GNOG determines necessary or advisable, including without limitation, prepayment at the maker’s option at any time without premium or penalty or subordination provisions. Subject to the forgoing, the principal amount of any promissory note together with any unpaid interest shall be due and payable no earlier than the tenth anniversary of delivery of such promissory note and interest on the unpaid principal thereof shall be payable annually in arrears at no more than the minimum rate of interest at the time of delivery which can be used without causing additional interest to be imputed pursuant to the Code or corresponding provisions of subsequent superseding federal revenue laws.
The proposed charter provides that the sale and transfer of the applicable shares of the stock or any other equity or voting securities of New GNOG, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of New GNOG shall be effected automatically at the Closing contemplated in the preceding paragraphs of this section upon delivery of the purchase price in accordance with the proposed charter without regard to the provision by the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) of the stock powers, assignment instruments and other agreements described above; provided, however, that the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) shall continue to have the obligation to New GNOG and any applicable third-party transferee to provide such stock powers, assignment instruments and other agreements.
Forum Selection Clause
The Company’s current charter includes, and the proposed charter will also include, a forum selection clause. The proposed charter provides that, unless New GNOG consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any of New GNOG’s directors, officers or other employees of New GNOG to New GNOG or its stockholders; (iii) any action asserting a claim against New GNOG, its directors, officers or employees arising pursuant to any provision of the DGCL or the proposed charter or proposed bylaws; or (iv) any action asserting a claim against New GNOG, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Nonetheless, pursuant to the proposed charter, the foregoing provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Unless New GNOG consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of Company Class A common stock then outstanding, or 316,250 shares prior to as of the date of this proxy statement; or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 39,531,250 shares of common stock outstanding. Of these shares, 31,625,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 7,906,250 founder shares owned by our sponsors are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the transaction is approved, the shares of our common stock we issue pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement, as well as any additional securities we issue in connection with the transaction, will be restricted securities for purposes of Rule 144.
As of the date of this proxy statement, there are 16,425,000 warrants of the Company outstanding, consisting of 10,541,667 public warrants originally sold as part of the units issued in the Company’s IPO and 5,883,333 private placement warrants that were sold by the Company to our sponsors in a private placement prior to the IPO. Each whole warrant is exercisable for one share of our common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable. In addition, we will be obligated to file no later than 15 business days after the Closing a registration statement under the Securities Act covering the 5,883,333 shares of common stock that may be issued upon the exercise of the private placement warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.
Registration Rights
At the Closing, the Company will enter into the A&R Registration Rights Agreement, with the sponsors and LF LLC, which provides certain registration rights for the sponsors and LF LLC and pursuant to which the Company will, not later than 120 days after the Closing, file a registration statement covering the resale of the founder shares, any common stock issued or issuable upon exercise of the private placement warrants and the Company’s shares issuable to LF LLC at the Closing or from time to time after the Closing pursuant to the A&R HoldCo LLC Agreement. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the A&R Registration Rights Agreement).
Listing of Securities
We intend to apply to list the shares of New GNOG Class A common stock and warrants on Nasdaq under the symbols “GNOG” and “GNOGW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the transaction and, as a result, will no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding (i) the actual beneficial ownership of our common stock as of October 29, 2020, the record date, and (ii) expected beneficial ownership of New GNOG’s common stock immediately following the Closing, assuming that no public shares are redeemed, and alternatively that 838,692 public shares are redeemed, by:
•
each person known by us to be or expected to be, the beneficial owner of more than 5% of our outstanding common stock;

•
each of our executive officers and directors;

•
each person who will become an executive officer or director of New GNOG; and

•
all our executive officers and directors as a group before the transaction and all executive officers and directors of New GNOG following the transaction.

The beneficial ownership of our common stock before the transaction is based on 39,531,250 shares of common stock (of which 31,625,000 are shares of Company Class A common stock and 7,906,250 are founder shares held by our sponsors) issued and outstanding as of October 29, 2020.
The expected beneficial ownership of shares of New GNOG’s common stock after the transaction, assuming none of our public shares are redeemed, has been determined based upon the following: (i) none of our stockholders has exercised its redemption rights to receive cash from the trust account in exchange for their shares of Company Class A common stock and we have not issued any additional shares of our Class A common stock; (ii) there will be an aggregate of 36,987,500 shares of New GNOG Class A common stock (including shares issued upon conversion of the founder shares) issued and outstanding at the Closing; (iii) 31,350,625 shares of New GNOG Class B common stock have been issued to LF LLC pursuant to the Purchase Agreement; (iv) JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares; and (v) no warrants have been exercised by any warrantholder.
The expected beneficial ownership of shares of New GNOG’s common stock after the transaction, assuming maximum redemption has been determined based on the following: (i) our stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect to 838,692 shares of Company Class A common stock; (ii) there will be an aggregate of 36,148,808 shares of New GNOG Class A common stock (including shares issued upon conversion of the founder shares) issued and outstanding at the Closing; (iii) 31,350,625 shares of New GNOG Class B common stock have been issued to LF LLC pursuant to the Purchase Agreement; (iv) JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares; and (v) no warrants have been exercised by any warrantholder.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before the transaction			After the transaction
				Assuming No Redemption					Assuming Redemption of 838,692 shares of Company Class A common stock
				New GNOG Class A common stock		New GNOG Class B common stock			New GNOG Class A common stock		New GNOG Class B common stock
Name and Address of Beneficial Owner(1)	Number of shares of common stock(2)%		% of Total Voting Power**	Number of shares	% of Total New GNOG Class A common stock	Number of shares	% of Total New GNOG Class B common stock	% of Total Voting Power**	Number of shares	% of Total New GNOG Class A common stock	Number of shares	% of Total New GNOG Class B common stock	% of Total Voting Power**
Tilman Fertitta(3)	4,090,625	10.3	10.3	4,090,625	11.1	31,350,625	100.0	79.9	4,090,625	11.3	31,350,625	100.0	79.9
JFG Sponsor(4)	3,815,625	9.7	9.7	1,271,875	3.4	—	—	*	1,271,875	3.5	—	—	*
Richard Handler	—	—	—	—	—	—	—	—	—	—	—	—	—
Richard H. Liem	—	—	—	—	—	—	—	—	—	—	—	—	—
Steven L. Scheinthal	—	—	—	—	—	—	—	—	—	—	—	—	—
Nicholas Daraviras	—	—	—	—	—	—	—	—	—	—	—	—	—
Michael S. Chadwick	—	—	—	—	—	—	—	—	—	—	—	—	—
G. Michael Stevens	—	—	—	—	—	—	—	—	—	—	—	—	—
Scott Kelly	—	—	—	—	—	—	—	—	—	—	—	—	—
All officers and directors as a group (eight individuals)	7,906,250	20.0	20.0	5,362,500	14.5	31,350,625	100.0	80.7	5,362,500	14.8	31,350,625	100.0	80.7
Directors and Officers of New GNOG after the transaction
Tilman J. Fertitta(3)	4,090,625	10.3	10.3	4,090,625	11.1	31,350,625	100.0	79.9	4,090,625	11.3	31,350,625	100.0	79.9
Richard H. Liem	—	—	—	—	—	—	—	—	—	—	—	—	—
Steven L. Scheinthal	—	—	—	—	—	—	—	—	—	—	—	—	—
Michael S. Chadwick	—	—	—	—	—	—	—	—	—	—	—	—	—
G. Michael Stevens	—	—	—	—	—	—	—	—	—	—	—	—	—
Scott Kelly	—	—	—	—	—	—	—	—	—	—	—	—	—
Thomas Winter	—	—	—	—	—	—	—	—	—	—	—	—	—
Michael Harwell	—	—	—	—	—	—	—	—	—	—	—	—	—
All officers and directors as a group (eight individuals)	4,090,625	10.3	10.3	4,090,625	11.1	31,350,625	100.0	79.9	4,090,625	11.3	31,350,625	100.0	79.9
Five Percent Holders
Davidson Kempner(4)	2,000,000	5.1	5.1	2,000,000	5.4	—	100.0	—	2,000,000	5.5	—	—	—

*
Less than 1%.

**
Percentage of total voting power represents the combined voting power with respect to all shares of Company Class A common stock and Company Class B common stock, voting as a single class pre-Business Combination and percentage of total voting power represents the combined voting power with respect to all shares of New GNOG’s Class A common stock and Class B common stock, voting as a single class. After the transaction, each share of New GNOG Class B common stock will be entitled to 10 votes per share, subject to certain limitations described in this proxy statement, and each share of New GNOG Class A common stock will be entitled to one vote per share. For more information about the voting rights of New GNOG’s common stock after the transaction, see “Description of Securities — Common Stock.”

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027.

(2)
Interests shown consist solely of founder shares. Such shares are convertible into shares of New GNOG Class A common stock on a one-for-one basis, subject to adjustment, as described in the section of this proxy statement entitled “Description of Securities.”

(3)
LF LLC will be the record holder of the shares of New GNOG Class B common stock reported herein. LF LLC is indirectly owned by FEI and Mr. Fertitta is the owner of FEI. As such, Mr. Fertitta may be deemed to have beneficial ownership of the shares of New GNOG Class B common stock held directly by LF LLC. The business address of LF LLC is 1510 West Loop South, Houston, Texas 77027.

(4)
According to a Schedule 13G filed on May 17, 2019, Davidson Kempner Partners (“DKP”), Davidson Kempner Institutional Partners, LP. (“DKIP”) and Davidson Kempner International, Ltd., (“DKIL”) hold the interests shown. MHD Management Co. (“MHD”) is the general partner of DKP and MHD Management Co. GP, L.L.C. is the general partner of MHD. Davidson Kempner Capital Management LP (“DKCM”) is responsible for the voting and investment decisions of DKP, DKIP and DKIL. Thomas L. Kempner, Jr. and Anthony A. Yoseloff, through DKCM, are responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL. The address of each of these entities is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

Voting and Economic Rights of New GNOG Common Stock Held By Mr. Fertitta and his Affiliates
For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of New GNOG Class A common stock outstanding as of the Closing and (ii) shares of New GNOG Class A common stock that may be issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, holders of New GNOG Class B common stock will be entitled to cast 10 votes per share of New GNOG Class B common stock. The voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of New GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. Upon the Closing, as a result of this downward adjustment, the number of votes per share of New GNOG Class B common stock is expected to equal approximately 4.04 votes per share assuming no redemptions (or 3.93 votes per share assuming maximum redemptions). To the extent Mr. Fertitta and his affiliates thereafter exchange HoldCo Class B Units (and a corresponding number of shares of New GNOG Class B common stock are cancelled), the number of votes per share of each remaining share of New GNOG Class B common stock will increase, up to 10 votes per share. Conversely, to the extent Mr. Fertitta and his affiliates acquire HoldCo Class B Units (and a corresponding number of shares of New GNOG Class B common stock), the number of votes per share of New GNOG Class B common stock will decrease due to the 79.9% voting power cap. In no event will the shares of New GNOG Class B common stock have more than 10 votes or less than 1 vote per share. Furthermore, Mr. Fertitta will be prohibited from short selling his shares of New GNOG common stock under New GNOG’s insider trading policy.

The following tables illustrate the changes in the voting and economic interests of Mr. Fertitta and his affiliates in certain hypothetical scenarios, assuming no redemptions and maximum redemptions, respectively, and assuming there are no other changes in the outstanding capital stock of New GNOG.*
	Shareholders other than Mr. Fertitta and his Affiliates	Mr. Fertitta and his Affiliates
Hypothetical scenarios (assuming no redemptions)	New GNOG Class A common stock	New GNOG Class A common stock	New GNOG Class B common stock	Votes per share of New GNOG Class B common stock	Total voting power	Shares of New GNOG Class A common stock outstanding
At Closing	32,896,875	4,090,625	31,350,625	4.04	79.9%	36,987,500
Hypothetical 1: Mr. Fertitta sells his New GNOG Class A common stock (which he received at Closing upon conversion of his Founder Shares)	36,987,500	0	31,350,625	4.69	79.9%	36,987,500
Hypothetical 2: Mr. Fertitta and his affiliates exchange the following number of HoldCo Class B Units for shares of New GNOG Class A common stock and immediately sell such shares:
a) 10,000,000	42,896,875	4,090,625	21,350,625	7.80	79.9%	46,987,500
b) 13,368,590**	46,265,465	4,090,625	17,982,035	10	79.9%	50,356,090
c) 14,939,813***	47,836,688	4,090,625	16,410,812	1	30.0%	51,927,313
Hypothetical 3: New GNOG sells the following number of newly issued shares of New GNOG Class A common stock to the public:
a) 10,000,000	42,896,875	4,090,625	31,350,625	5.31	79.9%	46,987,500
b) 46,999,207**	79,896,082	4,090,625	31,350,625	10	79.9%	83,986,707
c) 100,000,000	132,896,875	4,090,625	31,350,625	10	70.5%	139,987,500

	Shareholders other than Mr. Fertitta and his Affiliates	Mr. Fertitta and his Affiliates
Hypothetical scenarios (assuming maximum redemptions)	New GNOG Class A common stock	New GNOG Class A common stock	New GNOG Class B common stock	Votes per share of New GNOG Class B common stock	Total voting power	Shares of New GNOG Class A common stock outstanding
At Closing	32,058,183	4,090,625	31,350,625	3.93	79.9%	36,148,808
Hypothetical 1: Mr. Fertitta sells his New GNOG Class A common stock (which he received at Closing upon conversion of his Founder Shares)	36,148,808	0	31,350,625	4.58	79.9%	36,148,808
Hypothetical 2: Mr. Fertitta and his affiliates exchange the following number of HoldCo Class B Units for shares of New GNOG Class A common stock and immediately sell such shares:
a) 10,000,000	42,058,183	4,090,625	21,350,625	7.64	79.9%	46,148,808
b) 13,607,150**	45,665,333	4,090,625	17,743,475	10	79.9%	49,755,958
c) 14,939,813***	46,997,996	4,090,625	16,410,812	1	30.0%	51,088,621
Hypothetical 3: New GNOG sells the following number of newly issued shares of New GNOG Class A common stock to the public:
a) 10,000,000	42,058,183	4,090,625	31,350,625	5.20	79.9%	46,148,808
b) 47,837,899**	79,896,082	4,090,625	31,350,625	10	79.9%	83,986,707
c) 100,000,000	132,058,183	4,090,625	31,350,625	10	70.6%	136,148,808

*
Excludes any issuance of HoldCo Class B Units, together with a corresponding number of shares of New GNOG Class B common stock, to LF LLC in consideration of payments to be made pursuant to the Second A&R Intercompany Note, which number of HoldCo Class B Units and shares of New GNOG Class B common stock will be based on the market value of the New GNOG Class A common stock at the time of such issuance. For additional information, please see the section entitled “Proposal No. 2 — The Nasdaq Proposal.”

**
Represents the approximate point at which each share of New GNOG Class B common stock would have 10 votes per share. Any additional exchange and sale will cause the total voting power of the shares of New GNOG common stock held by Mr. Fertitta to fall below 79.9%.

***
Represents the approximate point at which each share of New GNOG Class B common stock would have one vote per share as a result of the occurrence of the Sunset Event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company’s Related Party Transactions
Purchase of Founder Shares and Private Placement Warrants
On February 14, 2019, we sold 2,975,000 founder shares to FEI for $10,000 in the form of a subscription receivable. On March 13, 2019, we effected a split of our founder shares, resulting in JFG Sponsor owning 3,468,750 founder shares and FEI owning 3,718,750 founder shares. On May 6, 2019, we effected another split of our founder shares, resulting in JFG Sponsor owning 3,815,625 founder shares and FEI owning 4,090,625 founder shares. The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our Sponsors purchased an aggregate of 5,883,333 private placement warrants for a purchase price of $1.50 per warrant ($8,825,000 in the aggregate) in a private placement that occurred simultaneously with the closing of our IPO. Each private placement warrant entitles the holder thereof to purchase one share of New GNOG Class A common stock at a price of $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) are not transferable, assignable or salable until 30 days after the completion of an initial business combination and they are non-redeemable so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers of the private placement warrants or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants except that the private placement warrants may be exercised on a cashless basis. If the Company does not complete an initial business combination within the time allowed under the current charter, then the proceeds will be part of the liquidating distribution to the public stockholders and the private placement warrants issued to the sponsors will expire worthless.
On June 12, 2019, FEI assigned and transferred all of the 2,941,667 private placement warrants and 4,090,625 founder shares held by it to Tilman J. Fertitta for the same price originally paid by FEI for such securities ($4,412,500 and $10,000, respectively). In connection with such transfer, Mr. Fertitta became a party to the registration rights agreement entered into by the sponsors and the Company in connection with the IPO, which agreement is described below.
Administrative Services Agreement
We have agreed to pay FEI a total of $10,000 per month for office space, utilities and secretarial and administrative support ending on the earlier of the completion of an initial business combination or May 9, 2021, if the Company is unable to complete an initial business combination.
Financial and Capital Markets Advisory Fees
We have agreed to pay financial and capital markets advisory fees to Jefferies, an affiliate of JFG Sponsor, in the amounts of $2.5 million and $1.25 million, respectively, upon the Closing.
Existing Registration Rights Agreement
The holders of the founder shares, private placement warrants, shares of Company Class A common stock issuable upon conversion of the founder shares, private placement warrants or working capital loans are entitled to registration rights under the Company’s existing registration rights agreement (the “Existing Registration Rights Agreement”). Under the terms of the Existing Registration Rights Agreement, these holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG Sponsor may not exercise its demand and “piggyback” registration rights after five and seven years, respectively after the effective date of the registration statement relating to the IPO and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
A&R Registration Rights Agreement
At the Closing, New GNOG, the sponsors, Tilman Fertitta and certain of his affiliates will enter into the A&R Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex J, which will amend and restate the existing registration rights agreement to include shares of New GNOG Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement. For additional information on the A&R Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — A&R Registration Rights Agreement.”
Tax Receivable Agreement
Concurrently with Closing, the Company and LF LLC will enter into the Tax Receivable Agreement, substantially in the form attached to this proxy statement as Annex K. Subject to certain terms and conditions, the Tax Receivable Agreement will provide for payment by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement, and (b) the exchange of LF LLC’s HoldCo Class B Units for New GNOG Class A common stock, as determined on a “with and without” basis, and for an early termination payment by New GNOG to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no redemption of the public shares and no exchange of LF LLC's HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC's HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $24.0 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such TRA liabilities will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, among them a change of control. Based upon certain assumptions, it is estimated that such early termination payment could range from $257.4 million, assuming no redemption of the public shares, to $258.8 million, assuming the maximum redemption of the public shares. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, New GNOG may be required to fund such early termination payments from other sources and there can be no assurances that New GNOG will be able to finance such obligations in a manner that does not adversely affect its working capital or financial condition. Please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Tax Receivable Agreement.”
A&R HoldCo LLC Agreement
At the Closing, the Company, Landcadia HoldCo and LF LLC will enter into the A&R HoldCo LLC Agreement, substantially in the form attached to this proxy statement as Annex F, which will provide, among other things, that beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock, or at the election of New GNOG, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock. In addition, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. The additional HoldCo LLC Class B Units will be issued at then-current market price of New GNOG Class A common stock calculated as set forth in the A&R HoldCo LLC Agreement. For additional information on the A&R HoldCo LLC Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal —  Ancillary Agreements — A&R HoldCo LLC Agreement.”
Lock-Up Amendment
At the Closing, certain insiders of the Company, including Tilman J. Fertitta, FEI and JFG Sponsor will enter into the Lock-Up Amendment, which will amend the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement. For additional information on the Lock-Up Amendment, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Lock-Up Amendment.”
Sponsor Forfeiture and Call-Option Agreement
In connection with the execution of the Purchase Agreement, on June 28, 2020, the Company and JFG Sponsor entered into an agreement (the “Sponsor Forfeiture and Call-Option Agreement”), pursuant to which, as of and contingent upon the Closing, JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares. In addition, following and contingent upon the Closing, JFG Sponsor granted to New GNOG an option to repurchase any of the private placement warrants held by JFG Sponsor, to the extent that JFG Sponsor wishes to exercise or sell such warrants, subject to certain terms and conditions set forth in the Sponsor Forfeiture and Call-Option Agreement. For additional information on the Sponsor Forfeiture and Call-Option Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Sponsor Forfeiture and Call-Option Agreement.”
GNOG’s Related Party Transactions
Relationship with Landry’s LLC
Currently, Tilman Fertitta indirectly owns 100% of the equity interests in Landry’s LLC and GNOG. Prior to April 28, 2020, GNOG’s business was operated by GNAC, which is also indirectly wholly-owned by Tilman Fertitta. During this time, Landry’s LLC provided support services to GNAC’s online gaming division at no cost. On April 28, 2020, GNAC conveyed its online gaming business to GNOG and GNOG entered into a services agreement with Golden Nugget, which directly owns 100% of the equity interests in Landry’s LLC. As described below and elsewhere in this proxy statement, concurrently with the Closing, GNOG and Golden Nugget will terminate their current services agreement and enter into the Services Agreement to provide for the performance of certain services from and after the Closing. Each of Tilman J. Fertitta, Steven L. Scheinthal, Richard H. Liem, Thomas Winter and Michael Harwell is currently employed by Landry’s LLC. Other than being the employer of certain of GNOG’s executive officers, Landry’s LLC does not have any role in the transaction. After Closing, Messrs. Winter and Harwell will become employees of New GNOG. Following the Closing, Landry’s LLC and/or its affiliates will provide support services to New GNOG, which may include the following: insurance, risk management, legal, information technology, accounting, finance, human resources, database management and construction services.
First A&R Intercompany Note
On or after the date of the GNOG Conversion and prior to the Closing, LF LLC and GNOG LLC will enter into the First A&R Intercompany Note to amend and restate the Original Intercompany Note to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement. For additional information on the First A&R Intercompany Note, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — First A&R Intercompany Note.”

Second A&R Intercompany Note
Concurrently with the Closing, LF LLC and GNOG LLC will enter into the Second A&R Intercompany Note to continue to act as a guarantee to the Credit Agreement and provide for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction will occur at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder, provided, that LF LLC and GNOG LLC will not agree to any material deviations to the forms of First A&R Intercompany Note or Second A&R Intercompany Note (as compared to the forms previously reviewed by the Company on or prior to the date of the Purchase Agreement) without prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Second A&R Intercompany Note will continue to provide for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. For additional information on the Second A&R Intercompany Note, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Ancillary Agreements — Second A&R Intercompany Note.” The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of the payments described in clause (b) above to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes.
A&R Trademark License Agreement
Concurrently with the Closing, GNOG LLC, Golden Nugget and GNLV will amend and restate the Trademark License Agreement. The A&R Trademark License Agreement is expected to provide for, among other things, the replacement of the current five-year period renewal option (held by GNOG) with a term of 20 years. Upon the tenth and fifteenth anniversary of the effective date of the A&R Trademark License Agreement, the monthly royalty amount payable to GNLV would be adjusted to equal the greater of (i) 3% of net gaming revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the A&R Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the A&R Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the A&R Trademark License Agreement will restrict GNOG LLC (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the Trademark License Agreement. For additional information on the A&R Trademark License Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — A&R Trademark License Agreement.”
A&R Online Gaming Operations Agreement
Concurrently with the Closing, GNOG LLC and GNAC will amend and restate the Online Gaming Operations Agreement. The A&R Online Gaming Operations Agreement will provide for, among other things, (a) minimum performance standards under which GNOG LLC will be required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations). For additional information on the A&R Online Gaming Operations Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — A&R Online Gaming Operations Agreement.”
Services Agreement
Concurrently with the Closing, GNOG LLC and Golden Nugget will terminate their current shared services agreement and enter into the Services Agreement to provide for the performance of certain services from and after the Closing. The Services Agreement will contain substantially similar terms as the current shared services agreement, provided that the Services Agreement will require GNOG LLC to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. For additional information on the Services Agreement, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — Services Agreement.”
Lease Agreements
Concurrently with the Closing, GNOG LLC will enter into the Office Leases with GNAC and Golden Nugget respectively, or their respective affiliates. The Office Leases provide for annual rent payments of $88,120 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the A&R Trademark License Agreement and the A&R Online Gaming Operations Agreement will be credited against GNOG LLC’s rent obligations under the Office Leases. Each Office Lease will have a term of five years. In connection with any renewal of the term of the A&R Online Gaming Operations Agreement, GNOG LLC will have an option to renew each Office Lease for the lesser of (i) five years or (ii) the length of the renewed term of the A&R Online Gaming Operations Agreement. Each Office Lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice. For additional information on the Office Leases, please see the section entitled “Proposal No. 1 — The Transaction Proposal — Related Party Post-Closing Operational Agreements — Lease Agreements.”
Agreement with Danville Development
On November 18, 2020, GNOG entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.
Related Party Policy
The audit committee of the Company’s Board adopted a written policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the Company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) $120,000 in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under the policy include: (i) the Company’s directors, executive officers or any nominees for director; (ii) any record or beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the Company’s audit committee considers (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes the Company’s code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the Company and its shareholders and (v) the effect that the transaction may have on a director’s status as an independent member of the Board and on his or her eligibility to serve on the Board’s committees. Management presents to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, the Company may consummate related party transactions only if the audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.
New GNOG will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.
Indemnification Agreements and Directors and Officers Liability Insurance
GNOG’s articles of incorporation and bylaws limit the personal liability of its directors to its shareholders or GNOG for monetary damages for breaches of fiduciary duty as a director to the fullest extent permitted by the Louisiana Business Corporation Act. In addition, GNOG maintains directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. GNOGhas not entered into any indemnification agreements with its officers and directors.
Policies and Procedures for Related Person Transactions Prior to the Transaction
The Delaware General Corporation Law and GNOG’s articles of incorporation and bylaws contain customary provisions relating to the approval of related party transactions. GNOG has no additional policies or procedures prior to the transaction with respect to related party transactions.
Policies and Procedures for Related Person Transactions
Effective upon the consummation of the transaction, New GNOG’s board of directors will adopt a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. New GNOG’s policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to a designated member of the Board, or to the entire Board if such individual is the designated Board member, any “related person transaction” (defined as any transaction that is reportable by New GNOG under Item 404(a) of Regulation S-K in which New GNOG is or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The designated Board member will promptly communicate such information to New GNOG’s audit committee or another independent body of New GNOG’s board of directors. No related person transaction will be entered into without the approval or ratification of New GNOG’s audit committee or another independent body of New GNOG’s board of directors. It is New GNOG’s policy that directors interested in a related person transaction will recuse themselves from any such vote. New GNOG’s policy does not specify the standards to be applied by its audit committee or another independent body of its board of directors in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with Delaware law.

APPRAISAL RIGHTS
Appraisal rights are not available to holders of our shares of common stock in connection with the transaction or any of the other proposals in this proxy statement.
HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027 or by telephone at (713) 850-1010, to inform us of his or her request; or

•
If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR
The Transfer Agent for our securities is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
Our Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.
FUTURE STOCKHOLDER PROPOSALS
If you are a stockholder and you want to include a proposal in this proxy statement for the year 2021 annual meeting of stockholders (the “2021 annual meeting”), you must provide it to the Company by no later than           . You should direct any proposals to the Company’s Secretary at the Company’s principal executive offices. If you are a stockholder and you want to present a matter of business to be considered or nominate a director to be elected at the year 2021 annual meeting, you must give timely notice of the matter or the nomination, in writing, to the Company’s Secretary at the Company’s principal executive offices. To be timely, the notice must be received by the Secretary at the Company’s principal executive offices not later than the close of business on           nor earlier than the close of business on           . In the event that the annual meeting is called for a date that is not within 45 days before or after the anniversary of the date the Company first released its proxy statement to stockholders in connection with the special meeting, to be timely notice by the stockholder must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. The inclusion of any stockholder proposal in the proxy materials for the 2021 annual meeting will be subject to the applicable rules of the SEC and the Company’s amended and restated bylaws.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement or if you have questions about the transaction or the proposals to be presented at the special meeting, you should contact the Company at the following address and telephone number:
Landcadia Holdings II, Inc.
1510 West Loop South
Houston, Texas 77027
(713) 850-1010
Attention: Steven L. Scheinthal
You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(Banks and brokers can call: (203) 658-9400)
Email: LCA.info@investor.morrowsodali.com
If you are a stockholder of the Company and would like to request documents, please do so no later than five business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to GNOG has been supplied by GNOG. Information provided by either the Company or GNOG does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of the Company for the special meeting. We have not authorized anyone to give any information or make any representation about the transaction, the Company or GNOG that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED BALANCE SHEETS
	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets:
Cash	$897,253	$1,593,104
Prepaid assets	31,169	20,433
Total current assets	928,422	1,613,537
Cash and investments held in trust account	320,494,513	319,901,512
Total Assets	$321,422,935	$321,515,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$160,912	$289,830
Income taxes payable	131,211	664,486
Total current liabilities	292,123	954,316
Deferred underwriting commissions	11,068,750	11,068,750
Total Liabilities	11,360,873	12,023,066
Class A common stock subject to possible redemption, 30,117,474 and 30,181,451 shares at redemption value of $10.13 and $10.09, respectively	305,062,052	304,491,973
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	—	—
Common stock:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 1,507,526 and 1,443,549 shares issued and outstanding (excluding 30,117,474 and 30,181,451 shares subject to possible redemption), respectively	150	144
Class B common stock, $0.0001 par value 20,000,000 shares authorized, 7,906,250 issued and outstanding	791	791
Additional paid-in capital	1,929,257	2,499,342
Retained Earnings	3,069,812	2,499,733
Total Stockholders’ equity	5,000,010	5,000,010
Total liabilities and stockholders’ equity	$321,422,935	$321,515,049
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Expenses:
General and administrative expenses	$357,790	$115,683	$843,997	$239,241
Loss from operations	(357,790)	(115,683)	(843,997)	(239,241)
Other income:
Interest income	53,482	1,620,749	1,565,615	2,784,223
Income (loss) before taxes	(304,308)	1,505,066	721,618	2,544,982
Tax benefit (provision)	63,905	(323,953)	(151,540)	(542,335)
Net income (loss)	$(240,403)	$1,181,113	$570,078	$2,002,647
Basic and diluted loss per share:
Loss per share available to common shares	$(0.03)	$(0.01)	$(0.07)	$(0.02)
Basic and diluted weighted average number of shares	9,392,586	9,341,939	9,371,540	7,589,177
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Stock subscription receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2019	1,443,549	$144	7,906,250	$791	$2,499,342	$2,499,733	$—	$5,000,010
Net income	—	—	—	—	—	750,351	—	750,351
Class A shares subject to redemption	11,355	1	—	—	(750,352)	—	—	(750,351)
Balance, March 31, 2020 (unaudited)	1,454,904	$145	7,906,250	$791	$1,748,990	$3,250,084	$—	$5,000,010
Net income	—	—	—	—	—	60,131	—	60,131
Class A shares subject to redemption	21,179	2	—	—	(60,133)	—	—	(60,131)
Balance, June 30, 2020 (unaudited)	1,476,083	$147	7,906,250	$791	$1,688,857	$3,310,215	$—	$5,000,010
Net loss	—	—	—	—	—	(240,403)	—	(240,403)
Class A shares subject to redemption	31,443	3	—	—	240,400	—	—	240,403
Balance, September 30, 2020 (unaudited)	1,507,526	$150	7,906,250	$791	$1,929,257	$3,069,812	$—	$5,000,010

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated/ Deficit)	Stock subscription receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2018	—	$—	3,815,625	$382	$618	$—	$(1,000)	$—
Class B shares issued	—	—	4,090,625	409	9,591	—	(10,000)	—
Net loss	—	—	—	—	—	(20,974)	—	(20,974)
Balance, March 31, 2019 (unaudited)	—	$—	7,906,250	$791	$10,209	$(20,974)	$(11,000)	$(20,974)
Sponsor warrants issued	—	—	—	—	8,825,000	—	—	8,825,000
Class A shares issued included in Units	31,625,000	3,163	—	—	316,246,837	—	—	316,250,000
Underwriters commissions and offering costs	—	—	—	—	(18,093,750)	—	—	(18,093,750)
Class A shares subject to redemption	(30,191,153)	(3,020)	—	—	(302,810,754)	—	—	(302,813,774)
Payment of stock subscription receivable, affiliates	—	—	—	—	—	—	11,000	11,000
Net income	—	—	—	—	—	842,508	—	842,508
Balance, June 30, 2019 (unaudited)	1,433,847	$143	7,906,250	$791	$4,177,542	$821,534	$—	$5,000,010
Net income	—	—	—	—	—	1,181,113	—	1,181,113
Class A shares subject to redemption	5,649	1	—	—	(1,181,114)	—	—	(1,181,113)
Balance, September 30, 2019 (unaudited)	1,439,496	$144	7,906,250	$791	$2,996,428	$2,002,647	$—	$5,000,010

The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$570,078	$2,002,647
Adjustments to reconcile net income to net cash used in operating activities:
Trust account interest income	(1,565,615)	(2,784,223)
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(10,736)	(7,761)
Increase (decrease) in accounts payable and accrued liabilities	(128,918)	19,252
Increase (decrease) in income taxes payable	(533,275)	542,335
Net cash used in operating activities	(1,668,466)	(227,750)
Cash flows from investing activities:
Cash withdrawn from trust account for tax payments	972,615	—
Cash deposited in trust account	—	(316,250,000)
Net cash provided by (used in) investing activities	972,615	(316,250,000)
Cash flows from financing activities:
Proceeds from public offering	—	316,250,000
Proceeds from sale of private placement warrants	—	8,825,000
Proceeds from sale of common stock to sponsor	—	10,000
Payment for underwriting discounts	—	(6,325,000)
Payment of offering costs	—	(517,746)
Payment of notes payable, affiliates	—	(83,470)
Proceeds from stock subscriptions receivable, affiliates	—	1,000
Net cash provided by financing activities	—	318,159,784
Net increase (decrease) in cash and cash equivalents	(695,851)	1,682,034
Cash and cash equivalents at beginning of period	1,593,104	—
Cash and cash equivalents at end of period	$897,253	$1,682,034
Supplemental schedule of non-cash financing activities:
Change in value of common shares subject to possible conversion	$570,078	$2,036,728
Initial classification of common shares subject to possible conversion	$—	$301,958,160
Deferred underwriting commissions	$—	$11,068,750
Accrued offering costs	$—	$98,784
Offering costs included in Notes payable, affiliates	$—	$83,470
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
Nature of Business and Subsequent Events

Business
Landcadia Holdings II, Inc., (the “Company”), was formed as CAPS Holding LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019.
The Company has not had any significant operations to date. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On June 29, 2020 the Company announced that it has entered into a purchase agreement (the “Purchase Agreement”) to acquire Golden Nugget Online Gaming, Inc. (“GNOG”). The transaction is expected to close in the 4th quarter of 2020. There is no assurance that the Company’s plans to consummate a Business Combination will be successful. See Note 6 for further information.
All activity through September 30, 2020 relates to the Company’s efforts to execute a suitable Business Combination as well as its formation and initial public offering of units (the “Public Offering”), which is described below.
Sponsors
The Company’s sponsors are Fertitta Entertainment, Inc. (“FEI”) and Jefferies Financial Group Inc. (“JFG” and, together with FEI, the “Sponsors”). FEI is wholly owned by Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer.
Financing
The Company intends to finance its Business Combination in part with proceeds from its $316,250,000 Public Offering and $8,825,000 private placement (the “Private Placement”), see Notes 4 and 5. The registration statement for the Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 6, 2019. The Company consummated the Public Offering of 31,625,000 units, including the issuance of 4,125,000 units as a result of the underwriters’ exercise of their over-allotment option in full (the “Units”), at $10.00 per Unit on May 9, 2019, generating gross proceeds of $316,250,000. Simultaneously with the closing of the Public Offering, the Company consummated the Private Placement of an aggregate of 5,883,333 warrants (the “Sponsor Warrants”) at a price of $1.50 per Sponsor Warrant. Upon the closing of the Public Offering and Private Placement, $316,250,000 from the net proceeds of the sale of the Units in the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”).
Trust Account
The proceeds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. In the nine months ending September 30, 2020, we paid franchise tax expenses of $283,859 and Federal income tax expense of $684,815 from Trust Account earnings.
The Company’s third amended and restated certificate of incorporation (the “Charter”) provides that, other than the withdrawal of interest to pay tax obligations, none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Public Offering (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination by May 9, 2021 (within 24 months from the closing of the Public Offering); or (iii) the redemption of the Public Shares if the Company is unable to complete the Business Combination by May 9, 2021, subject to applicable law.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founders Shares (as defined below) and Public Shares in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founders Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination by May 9, 2021, or to provide for redemption in connection with a Business Combination and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares if the Company fails to complete a Business Combination by May 9, 2021, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete a Business Combination within the prescribed time frame; and (iv) vote any Founders Shares held by them and any Public Shares purchased during or after the Public Offering (including in open market and privately-negotiated transactions) in favor of the Business Combination.
The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of the Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group”

(as defined under Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the Public Offering, without the Company’s prior consent.
The Public Shares have been recorded at their redemption amount and classified as temporary equity (“Redeemable Shares”), in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share ($316,250,000 held in the Trust Account divided by 31,625,000 Public Shares). See Note 3.
The Company will have until May 9, 2021 to complete the Business Combination. If the Company does not complete the Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims to creditors and the requirements of other applicable law. The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founders Shares (as defined below) held by them if the Company fails to complete its Business Combination by May 9, 2021; however, the Sponsors, officers and directors are entitled to liquidating distributions from the Trust Account with respect to Public Shares held by them if the Company does not complete the Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Pursuant to the letter agreement referenced above, the Sponsors, officers and directors agreed that, if the Company submits the Business Combination to the Company’s public stockholders for a vote, such parties will vote their Founders Shares and any Public Shares in favor of the Business Combination.
Subsequent Events
The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements.
Fiscal Year End
The Company has a December 31 fiscal year-end.
2.
Summary of Significant Accounting Policies

Principals of Consolidation and Basis of Presentation
Our consolidated financial statements include the accounts of Landcadia Holdings II, Inc. and all subsidiaries in which we hold a controlling financial interest. These unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period and should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Form 10-K filed with the SEC on March 27, 2020.

Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash equivalents
The Company considers cash equivalents to be all short-term investments with an original maturity of three months or less when purchased.
Cash consists of proceeds from the Public Offering and Private Placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts with a financial institution which may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Offering Costs
The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A-”Expenses of Offering.” Offering costs of approximately $700,000 consisted of costs incurred for legal, accounting, and other costs incurred in connection with the formation and preparation of the Public Offering. These costs, together with $17,393,750 in underwriting commissions, were charged to additional paid-in capital upon the closing of the Public Offering.
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities were $160,912 and $289,830 as of September 30, 2020 and December 31, 2019, respectively. Accounts payable and accrued liabilities on September 30, 2020 primarily consist of Delaware franchise tax expenses and other general and administrative costs.
Loss Per Common Share
Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the three and nine months ended September 30, 2020. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted loss per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class B common stock or to settle warrants, as calculated using the treasury stock method. For the three and nine months ending September 30, 2020 and 2019, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. In accordance with FASB ASC 260, the loss per share calculation reflects the effect of the stock splits as discussed in Note 3.
A reconciliation of net loss per common share as adjusted for the portion of income that is attributable to common stock subject to redemption is as follows:
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Numerator:
Net income (loss) – basic and diluted	$(240,403)	$1,181,113	$570,078	$2,002,647
Less: Income attributable to common stock subject to possible redemption	(78,007)	(1,237,769)	(1,215,403)	(2,139,843)
Net loss available to common shares	$(318,410)	$(56,656)	$(645,325)	$(137,196)
Denominator:
Weighted average number of shares – basic	9,392,586	9,341,939	9,371,540	7,589,177
Warrants	—	—	—	—
Weighted average number of shares – diluted	9,392,586	9,341,939	9,371,540	7,589,177
Basic and diluted loss available to common shares	$(0.03)	$(0.01)	$(0.07)	$(0.02)
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of September 30, 2020 and December 31, 2019. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities for years after 2015.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) into law. The Cares Act includes several significant business tax provisions that, among other things, eliminates the taxable income limit for certain net operating losses (“NOL”) and allows businesses to carryback NOLs arising in 2018, 2019, and 2020 to the five prior years; suspends the excess business loss rules; accelerates refunds of previously generated corporate alternative minimum tax credits; adjusts business interest limitations under IRC section 163(j) from 30% to 50%; and addresses other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company is still evaluating the impact, if any, of the CARES Act on its financial position, results of operations and cash flows .
The effective tax rate was 21.0% for all periods presented.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
3.
Stockholders’ Equity

In 2015, JFG purchased an aggregate of 1,000 shares of the Company’s common stock (100% of the issued and outstanding shares) for $1,000. On February 14, 2019, the Company amended the total number of authorized shares of all classes of capital stock to 221,000,000, of which 200,000,000 shares are Class A shares at par value $0.0001 per share; 20,000,000 shares are Class B shares at par value $0.0001 per share (the “Founders Shares”); and 1,000,000 shares are Preferred stock at par value $0.0001 per share. Simultaneously, the Company reclassified all of its issued and outstanding shares of common stock to Founders Shares and conducted a 1:2,775 stock split. Also, on February 14, 2019, the Company issued 2,975,000 additional Founders Shares to FEI for $10,000. On March 13, 2019, the Company conducted a 1:1.25 stock split and on May 6, 2019 a 1:1.10 stock split of the Founders Shares. The financial statements reflect the changes from these splits retroactively for all periods presented.
Following these transactions, the Sponsors owned 7,906,250 issued and outstanding Founders Shares and the Company had $11,000 of invested capital, or approximately $0.001 per share.
Redeemable Shares
All of the 31,625,000 Public Shares sold as part of the Public Offering contain a redemption feature as defined in the Public Offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company’s amended and restated certificate of incorporation provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting periods. Increases or decreases in the carrying amount of Redemption Shares will be affected by charges against additional paid-in capital.
At September 30, 2020, there were 31,625,000 Public Shares, of which 30,117,474 were classified as Redeemable Shares, classified outside of permanent equity, and 1,507,526 classified as Class A common stock. At December 31, 2019, of the 31,625,000 Public Shares, 30,181,451 were classified as Redeemable Shares, and 1,443,549 were classified as Class A common stock.
For further information on the Founders Shares, see Note 5.

4.
Public Offering

Public Units
In the Public Offering, which closed May 9, 2019, the Company sold 31,625,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable warrant (each a “Public Warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement to register the shares of common stock underlying the warrants under the Securities Act following the completion of the Business Combination. Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each whole Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete the Business Combination on or prior to May 9, 2021, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Public Warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 value per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.
Underwriting Commissions
The Company paid an underwriting discount of $6,325,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on May 9, 2019, with an additional fee (“Deferred Discount”) of $11,068,750 ($0.35 per Unit sold) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. See Note 5 for further information on underwriting commissions.
5.
Related Party Transactions

Founders Shares
The Founders Shares are identical to the Public Shares except that the Founders Shares are subject to certain transfer restrictions and automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights. The initial stockholders collectively own 20% of the Company’s issued and outstanding shares of common stock after the Public Offering.
The holders of the Founders Shares have agreed not to transfer, assign or sell any of their Founders Shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”). In connection with the closing of the proposed business combination with GNOG (the “Closing”), the parties are expected to enter into the Lock Up Amendment (as defined below), which will amend the Letter Agreement (as defined below) to provide for an additional acceleration event to the Lock Up Period based on the Company’s common stock equaling or exceeding $15.00 per share for a period of 60 days following the Closing. See Note 6 for further information on the Lock Up Amendment.

The Founders Shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founders Shares will equal, in the aggregate, 20% of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsors, officers or directors upon conversion of working capital loans; provided that such conversion of Founders Shares will never occur on a less than one-for-one basis.
Sponsor Warrants
In conjunction with the Public Offering that closed on May 9, 2019 the Sponsors purchased an aggregate of 5,883,333 Sponsor Warrants at a price of $1.50 per warrant ($8,825,000 in the aggregate) in the Private Placement. A portion of the purchase price of the Sponsor Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $316,250,000 was placed in the Trust Account.
Each Sponsor Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees. If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless.
On June 12, 2019, FEI assigned and transferred all of the 2,941,667 Sponsor Warrants and 4,090,625 Founders Shares held by it to Tilman J. Fertitta for the same prices originally paid by FEI for such securities ($4,412,500 and $10,000, respectively). In connection with such transfer, Mr. Fertitta entered into the registration rights agreement entered into by the Sponsors and the Company in connection with the Public Offering, which registration rights are described below.
Registration Rights
The holders of the Founders Shares, Sponsor Warrants, shares of Class A common stock issuable upon conversion of the Founders Shares, Sponsor Warrants or Working Capital Loans will be entitled to registration rights. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG may not exercise its demand and “piggyback” registration rights after five and seven years, respectively after the effective date of the registration statement relating to the Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Commissions
Jefferies LLC is the underwriter of the Public Offering, and its indirect parent, JFG, beneficially owns 48.3% of the Founders Shares. Jefferies LLC received all of the underwriting discount that was due at the closing of the Public Offering, and will receive the additional Deferred Discount payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company will pay FEI for office space, utilities and secretarial and administrative support, in an amount equal to $10,000 per month ending on the earlier of the completion of a Business Combination or May 9, 2021, if the Company is unable to complete the Business Combination. The Company has incurred and paid administrative services fees of $30,000 in both the three months ended September 30, 2020 and 2019, and $90,000 and $80,000 for the nine months ended September 30, 2020 and 2019, respectively.
Sponsor Indemnification
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act.
Sponsor Loans
On February 14, 2019, the Sponsors agreed to loan the Company up to an aggregate of $300,000 by the issuance of unsecured promissory notes to cover expenses related to the Public Offering. These loans of $83,470 were repaid in full on May 14, 2019.
In addition, the Sponsors will not be prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Sponsor Warrants. The terms of such loans have not been determined and no written agreements exist with respect to such loans. See Note 4 for the terms of the warrants.
6.
Purchase Agreement

On June 28, 2020 the Company entered into a purchase agreement (the “Purchase Agreement”) with LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia HoldCo”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG HoldCo”), and Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation and wholly-owned subsidiary of LF LLC (“GNOG”). Tilman J. Fertitta, the owner of one of the Company’s sponsors and Co-Chairman and Chief Executive Officer of the Company, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG. The acquisitions and transactions contemplated by the Purchase Agreement are referred to herein as the “Transactions”. Upon consummation of the Transactions contemplated by the Purchase Agreement, the Company will change its name to “Golden Nugget Online Gaming, Inc.” The Company may be referred to herein as “New GNOG”.

More information about the Transactions is included in the preliminary proxy statement, as amended, that the Company initially filed with the SEC on August 12, 2020. There is no guarantee that the conditions to the closing of the Transactions will be satisfied prior to, or following the special meeting of the Company’s stockholders to be held to approve such Transactions.
Structure; Consideration to be Paid in the Transactions
Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, LF LLC will contribute all of the membership interests in GNOG HoldCo to Landcadia HoldCo, in exchange for (i) 31,350,625 Class B membership interests in Landcadia HoldCo (the “HoldCo Class B Units”), (ii) 31,350,625 shares of a new, non-economic Class B common stock, par value $0.0001 per share, of the Company (the “Class B common stock”), which will entitle the holder to ten votes per share subject to the adjustments and limitations described below (the “High Voting Rights”), (iii) cash consideration in an amount of $30.0 million (the “Closing Cash Consideration”) and (iv) the assumption of $300 million of debt owed by GNOG under their existing credit agreement (the “Credit Agreement”), of which $150 million will be repaid at Closing along with a related premium in an amount of approximately $24 million (together, the “Credit Agreement Payoff Amount”), as well as accrued and unpaid interest. A Portion of the cash held in the Trust Account, after taking into account any redemptions of our public shares in connection with Closing, will be used to pay the Closing Cash Consideration and the Credit Agreement Payoff Amount, and funds sufficient to ensure that GNOG LLC will hold at least $80.0 million in cash at Closing will be contributed down to GNOG LLC upon Closing. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into Golden Nugget Online Gaming, LLC, a New Jersey limited liability company and newly formed, wholly-owned subsidiary of GNOG Holdings (“GNOG LLC”), with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.
Upon Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.2% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the managing member of Landcadia HoldCo in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo to be entered into in connection with the Closing (the “A&R HoldCo LLC Agreement”). The remaining approximately 45.9% of the combined membership interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.8% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, LF LLC, the holder of HoldCo Class B Units, will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one for-one basis, for either shares of Class A common stock, par value $0.0001 per share, of New GNOG (“New GNOG Class A common stock”), or at the election of New GNOG, in its capacity as the managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock based upon the average of the volume weighted closing price for each of the ten consecutive full trading days ending on and including the last full trading date immediately prior to the due date of such payment.
The transaction is expected to close in the 4th quarter of 2020.
Representations, Warranties and Covenants
The parties to the Purchase Agreement have agreed to customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants with respect to the conduct of GNOG HoldCo, GNOG, GNOG LLC and their respective subsidiaries during the period between execution of the Purchase Agreement and the Closing. Each of the Company, Landcadia HoldCo, GNOG, GNOG HoldCo and LF LLC has agreed to use its commercially reasonable efforts to cause the Transactions to be consummated reasonably promptly after the date of the execution of the Purchase Agreement.
Conditions to Closing
Under the Purchase Agreement, the obligations of the parties to consummate the Transactions are subject to the approval at a special meeting of the stockholders of the Company by (A)(i) a majority of the shares of the Company’s common stock voted at the meeting and (ii) a majority of the shares of Class A Common Stock outstanding and held by the stockholders of the Company other than those shares beneficially owned by Tilman J. Fertitta and JFG (the “Disinterested Stockholders”) and (B) with respect to the amendments to the Charter necessary to effect the Transactions, (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Class A Common Stock outstanding and held by the Disinterested Stockholders (collectively, the “Stockholder Approval”). In addition, the Closing is subject to, among other conditions, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which waiting period was terminated on August 20, 2020), (ii) the receipt of all necessary permits, approvals, clearances, licenses, and consents of, or filings with, any governmental or regulatory authorities (including all relevant approvals and licenses required under applicable gaming law to operate in the ordinary course the business of GNOG, or GNOG LLC as its successor), and (iii) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Purchase Agreement, in each case subject to the materiality standards contained in the Purchase Agreement.
Termination
The Purchase Agreement may be terminated at any time prior to the Closing upon the parties’ mutual written consent and in certain other circumstances, including, (i) by LF LLC or the Company if the Stockholder Approval is not obtained, (ii) by LF LLC if the board of directors of the Company has withdrawn, amended, qualified or modified its recommendation to the Company’s stockholders, (iii) by LF LLC if the cash balance at GNOG LLC immediately following the Closing would be less than $80.0 million, (iv) by LF LLC if there exists a deficiency under Nasdaq Listing Rule 5620(a) after December 31, 2020, or any other deficiency which causes a de-listing from Nasdaq to the Company prior to Closing (a “Listing Deficiency”), or (v) by LF LLC or the Company if the Closing has not occurred by January 30, 2021 and the delay is not due to the material breach of the Purchase Agreement by the party seeking termination.
None of the parties to the Purchase Agreement is required to pay a termination fee; provided, however, that the Company may be required to reimburse GNOG for any and all expenses, including reasonable attorney’s fees, in the event that the Company (i) fails to obtain the Stockholder Approval or (ii) fails to cure any Listing Deficiency.
Other Agreements
The Purchase Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:
Tax Receivable Agreement
Concurrently with Closing, the Company and LF LLC will enter into the tax receivable agreement (the “Tax Receivable Agreement”). Subject to certain terms and conditions, the Tax Receivable Agreement will provide for payment by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for New GNOG Class A common stock, as determined on a “with and without” basis, and for an early termination payment by New GNOG to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $22.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $21.8 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such TRA liabilities will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, including in the event of a change of control. Based upon certain assumptions, it is estimated that such early termination payment could range from $284.6 million, assuming no redemption of the public shares, to $287.0 million, assuming the maximum redemption of the public shares. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, New GNOG may be required to fund such early termination payments from other sources and there can be no assurances that New GNOG will be able to finance such obligations in a manner that does not adversely affect its working capital or financial condition.
Amended and Restated HoldCo LLC Agreement
At the Closing, the Company, Landcadia HoldCo and LF LLC will enter into the A&R HoldCo LLC Agreement, which will provide, among other things, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock or, or at the election of New GNOG, in its capacity as the managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock. In addition, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note. The additional HoldCo LLC Class B Units will be issued at the average of the volume weighted closing price for each of the ten consecutive full trading days ending on and including the last full trading date immediately prior to the due date of such payment.
Amendment to Insider Letter
At the Closing, certain insiders of the Company, including the Sponsors, and certain of the Company’s directors, will enter into an amendment (the “Lock Up Amendment”) to a letter agreement entered into on May 6, 2019 in connection with the Company’s initial public offering (the “Letter Agreement”), which adds an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a target price of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the Lock Up Period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.
Amended and Restated Registration Rights Agreement
At the Closing, New GNOG, the sponsors, Tilman Fertitta and certain of his affiliates will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), which will amend and restate the existing registration rights agreement to include shares of New GNOG Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement.
Sponsor Forfeiture and Call-Option Agreement
In connection with the execution of the Purchase Agreement, on June 28, 2020, the Company and JFG Sponsor entered into an agreement (the “Sponsor Forfeiture and Call-Option Agreement”), pursuant to which, as of and contingent upon the Closing, JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares. In addition, following and contingent upon the Closing, JFG Sponsor granted to New GNOG an option to repurchase any of the private placement warrants held by JFG Sponsor, to the extent that JFG Sponsor wishes to exercise or sell such warrants, subject to certain terms and conditions set forth in the Sponsor Forfeiture and Call-Option Agreement.
First A&R Intercompany Note
On or after the date of the GNOG Conversion and prior to the Closing, LF LLC and GNOG LLC will amend and restate the Original Intercompany Note to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement.
Second A&R Intercompany Note
Concurrently with the Closing, LF LLC and GNOG LLC will amend and restate the First A&R Intercompany Note to provide for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction will occur at Closing through a non-cash distribution of capital to LF LLC, and (b) a reduction in the amounts payable thereunder to 6% annually on the outstanding balance from day to day thereunder; provided, that LF LLC and GNOG LLC will not agree to any material deviations to the forms of First A&R Intercompany Note or Second A&R Intercompany Note (as compared to the forms previously reviewed by the Company on or prior to the date of the Purchase Agreement) without prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Landcadia Holdings II, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Landcadia Holdings II, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2019.
New York, NY
March 27, 2020

Landcadia Holdings II, Inc.
Balance Sheets
	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash	$1,593,104	$—
Prepaid assets	20,433	—
Total current assets	1,613,537	—
Cash and investments held in trust account	319,901,512	—
Total Assets	$321,515,049	$—
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$289,830	$—
Income taxes payable	664,486	—
Total current liabilities	954,316	—
Deferred underwriting commissions	11,068,750	—
Total Liabilities	12,023,066	—
Class A common stock subject to possible redemptions, 30,181,451 shares at redemption value of $10.09	304,491,973	—
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	—	—
Common stock:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 1,443,549 shares issued and outstanding (excluding 30,181,451 shares subject to possible redemption) at December 31, 2019	144	—
Class B common stock, $0.0001 par value 20,000,000 shares authorized, 7,906,250 and 3,815,625 issued and outstanding, respectively	791	382
Additional paid-in capital	2,499,342	618
Retained Earnings	2,499,733	—
Stock subscription receivable, affiliates	—	(1,000)
Total Stockholders’ equity	5,000,010	—
Total liabilities and stockholders’ equity	$321,515,049	$—
The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Statements of Operations
	Year ended December 31,
	2019	2018	2017
Expenses:
General and administrative expenses	$487,292	$—	$—
Loss from operations	(487,292)	—	—
Other income:
Interest income	3,651,511	—	—
Income before taxes	3,164,219	—	—
Tax provision	(664,486)	—	—
Net income	$2,499,733	$—	$—
Basic and diluted loss per share:
Loss per share available to common shares	$(0.02)	$—	$—
Basic and diluted weighted average number of shares(1)	8,032,273	3,317,875	3,317,875

(1)
The years ended December 31, 2018 and 2017 exclude an aggregate of 497,750 shares that were subject to forfeiture if the over-allotment option was not exercised by the underwriters.

The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Statements of Changes in Stockholders’ Equity
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Stock subscription receivable, affiliates
	Shares	Amount	Shares	Amount				Total
Balance, December 31, 2016	—	—	3,815,625	382	618	—	(1,000)	—
Net income	—	—	—	—	—	—	—	—
Balance, December 31, 2017	—	—	3,815,625	382	618	—	(1,000)	—
Net income	—	—	—	—	—	—	—	—
Balance, December 31, 2018	—	$—	3,815,625	$382	$618	$—	$(1,000)	$—
Class B shares issued	—	—	4,090,625	409	9,591	—	(10,000)	—
Sponsor warrants issued	—	—	—	—	8,825,000	—	—	8,825,000
Class A shares issued included in Units	31,625,000	3,163	—	—	316,246,837	—	—	316,250,000
Underwriters commissions and offering costs	—	—	—	—	(18,093,750)	—	—	(18,093,750)
Class A shares subject to redemption	(30,181,451)	(3,019)	—	—	(304,488,954)	—	—	(304,491,973)
Payment of stock subscription receivable, affiliates	—	—	—	—	—	—	11,000	11,000
Net income	—	—	—	—	—	2,499,733	—	2,499,733
Balance, December 31, 2019	1,443,549	144	7,906,250	791	2,499,342	2,499,733	—	5,000,010

The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Statements of Cash Flows
	Year ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net income	$2,499,733	$—	$—
Adjustments to reconcile net income to net cash used in operating activities:
Trust account interest income	(3,651,512)	—	—
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(20,433)	—	—
Increase (decrease) in accounts payable and accrued liabilities	191,046	—	—
Increase (decrease) in income taxes payable	664,486	—	—
Net cash used in operating activities	(316,680)	—	—
Cash flows from investing activities:
Cash deposited in trust account	(316,250,000)	—	—
Net cash used in investing activities	(316,250,000)	—	—
Cash flows from financing activities:
Proceeds from public offering	316,250,000	—	—
Proceeds from sale of private placement warrants	8,825,000	—	—
Proceeds from sale of common stock to sponsor	10,000	—	—
Payment for underwriting discounts	(6,325,000)	—	—
Payment of offering costs	(517,746)	—	—
Payment of notes payable, affiliates	(83,470)	—	—
Proceeds from stock subscriptions receivable, affiliates	1,000	—	—
Net cash provided by financing activities	318,159,784	—	—
Net increase in cash and cash equivalents	1,593,104	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$1,593,104	$—	$—
Supplemental schedule of non-cash financing activities:
Change in value of common shares subject to possible conversion	$2,533,813	$—	$—
Initial classification of common shares subject to possible conversion	$301,958,160	$—	$—
Deferred underwriting commissions	$11,068,750	$—	$—
Accrued offering costs	$98,784	$—	$—
Offering costs included in Notes payable, affiliates	$83,470	$—	$—
The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Notes to Financial Statements
1.   Nature of Business
Business
Landcadia II Holdings, Inc., (the “Company”), was formed as CAPS Holding LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation of February 4, 2019.
The Company has not had any significant operations to date. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not yet identified a Business Combination. There is no assurance that the Company’s plans to consummate a Business Combination will be successful.
All activity through December 31, 2019 relates to the Company’s formation and its initial public offering of units (the “Public Offering”), which is described below.
Sponsors
The Company’s sponsors are Fertitta Entertainment, Inc. (“FEI”) and Jefferies Financial Group Inc. (“JFG” and, together with FEI, the “Sponsors”). FEI is wholly owned by Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer.
Financing
The Company intends to finance its Business Combination in part with proceeds from its $316,250,000 Public Offering and $8,825,000 private placement (the “Private Placement”), see Notes 4 and 5. The registration statement for the Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 6, 2019. The Company consummated the Public Offering of 31,625,000 units, including the issuance of 4,125,000 units as a result of the underwriters’ exercise of their over-allotment option in full (the “Units”), at $10.00 per Unit on May 9, 2019, generating gross proceeds of $316,250,000. Simultaneously with the closing of the Public Offering, the Company consummated the Private Placement of an aggregate of 5,883,333 warrants (the “Sponsor Warrants”) at a price of $1.50 per Sponsor Warrant. Upon the closing of the Public Offering and Private Placement, $316,250,000 from the net proceeds of the sale of the Units in the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”).
Trust Account
The proceeds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
The Company’s third amended and restated certificate of incorporation (the “Charter”) provides that, other than the withdrawal of interest to pay tax obligations, none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units being sold in the Public Offering (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination by May 9, 2021 (within 24 months from the closing of the Public Offering); or (iii) the redemption of the Public Shares if the Company is unable to complete the Business Combination by May 9, 2021, subject to applicable law.

Landcadia Holdings II, Inc.
Notes to Financial Statements
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founders Shares (as defined below) and Public Shares in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founders Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination by May 9, 2021, or to provide for redemption in connection with a Business Combination and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares if the Company fails to complete a Business Combination by May 9, 2021, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete a Business Combination within the prescribed time frame; and (iv) vote any Founders Shares held by them and any Public Shares purchased during or after the Public Offering (including in open market and privately-negotiated transactions) in favor of the Business Combination.
The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of the Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”)), will be

Landcadia Holdings II, Inc.
Notes to Financial Statements
restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the Public Offering, without the Company’s prior consent.
The Public Shares have been recorded at their redemption amount and classified as temporary equity (“Redeemable Shares”), in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share ($316,250,000 held in the Trust Account divided by 31,625,000 Public Shares). See Note 3.
The Company will have until May 9, 2021, to complete the Business Combination. If the Company does not complete the Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims to creditors and the requirements of other applicable law. The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founders Shares (as defined below) held by them if the Company fails to complete its Business Combination by May 9, 2021; however, the Sponsors, officers and directors are entitled to liquidating distributions from the Trust Account with respect to Public Shares held by them if the Company does not complete the Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Pursuant to the letter agreement referenced above, the Sponsors, officers and directors agreed that, if the Company submits the Business Combination to the Company’s public stockholders for a vote, such parties will vote their Founders Shares and any Public Shares in favor of the Business Combination.
Subsequent Events
The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements.
Fiscal Year End
The Company has a December 31 fiscal year-end.
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at

Landcadia Holdings II, Inc.
Notes to Financial Statements
the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Cash and Cash equivalents
The Company considers cash equivalents to be all short-term investments with an original maturity of three months or less when purchased.
Cash consists of proceeds from the Public Offering and Private Placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts with a financial institution which may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Offering Costs
The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A-”Expenses of Offering.” Offering costs of approximately $700,000 consisted of

Landcadia Holdings II, Inc.
Notes to Financial Statements
costs incurred for legal, accounting, and other costs incurred in connection with the formation and preparation of the Public Offering. These costs, together with $17,393,750 in underwriting commissions, were charged to additional paid-in capital upon the closing of the Public Offering.
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities were $289,830 as of December 31, 2019, and primarily consist of Delaware franchise tax expenses for 2019 and costs incurred for the formation and preparation of the Public Offering with corresponding amounts charged to Offering costs.
Loss Per Common Share
Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the years ended December 31, 2019, 2018 and 2017. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted loss per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class B common stock or to settle warrants, as calculated using the treasury stock method. For the years ended December 31, 2019, 2018 and 2017, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. Further, in accordance with FASB ASC 260, the loss per share calculation reflects the effect of the stock splits as discussed in Note 3 for all periods presented.
See Note 6 for further information.
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of December 31, 2019, 2018 and 2017. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019, 2018 and 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by Federal and State taxing authorities for years after 2015.
On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of the Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. The Company converted to a corporation in February 2019, therefore this Tax Reform has no effect on the Company’s financial statements.
See Note 7 for further information.

Landcadia Holdings II, Inc.
Notes to Financial Statements
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
3.   Stockholder’s Equity
In 2015, JFG Sponsor purchased an aggregate of 1,000 shares of the Company’s common stock (100% of the issued and outstanding shares) for $1,000. On February 4, 2019, the Company amended the total number of authorized shares of all classes of capital stock to 221,000,000, of which 200,000,000 shares are Class A shares at par value $0.0001 per share; 20,000,000 shares are Class B shares at par value $0.0001 per share (the “Founders Shares”); and 1,000,000 shares are Preferred stock at par value $0.0001 per share. Simultaneously, the Company reclassified all of its issued and outstanding shares of common stock to Founders Shares and conducted a 1:2,775 stock split. Also, on February 14, 2019, the Company issued 2,975,000 additional Founders Shares to FEI for $10,000. On March 13, 2019, the Company conducted a 1:1.25 stock split and on May 6, 2019 a 1:1.10 stock split of the Founders Shares. The financial statements reflect the changes from these splits retroactively for all periods presented.
Following these transactions, the Sponsors owned 7,906,250 issued and outstanding Founders Shares and the Company had $11,000 of invested capital, or approximately $0.001 per share.
Redeemable Shares
All of the 31,625,000 Public Shares sold as part of the Public Offering contain a redemption feature as defined in the Public Offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company’s amended and restated certificate of incorporation provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of Redemption Shares will be affected by charges against additional paid-in capital.
At December 31, 2019, there were 31,625,000 Public Shares, of which 30,181,451 were classified as Redeemable Shares, classified outside of permanent equity, and 1,443,549 classified as Class A common stock.
For further information on the Founders Shares, see Note 5.
4.   Public Offering
Public Units
In the Public Offering, which closed May 9, 2019, the Company sold 31,625,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable warrant (each a “Public Warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement to register the shares of common stock underlying the warrants under the Securities Act following the completion of the Business Combination. Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete the Business Combination on or prior to May 9, 2021, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant

Landcadia Holdings II, Inc.
Notes to Financial Statements
agreement. Once the Public Warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 value per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.
Underwriting Commissions
The Company paid an underwriting discount of $6,325,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on May 9, 2019, with an additional fee (“Deferred Discount”) of $11,068,750 ($0.35 per Unit sold) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. See Note 5 for further information on underwriting commissions.
5.   Related Party Transactions
Founders Shares
The Founders Shares are identical to the Public Shares except that the Founders Shares are subject to certain transfer restrictions and automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights. The initial stockholders collectively own 20% of the Company’s issued and outstanding shares of common stock after the Public Offering.
The holders of the Founders Shares have agreed not to transfer, assign or sell any of their Founders Shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).
The Founders Shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founders Shares will equal, in the aggregate, 20% of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsors, officers or directors upon conversion of working capital loans; provided that such conversion of Founders Shares will never occur on a less than one-for-one basis.
Sponsor Warrants
In conjunction with the Public Offering that closed on May 9, 2019 the Sponsors purchased an aggregate of 5,883,333 Sponsor Warrants at a price of $1.50 per warrant ($8,825,000 in the aggregate) in

Landcadia Holdings II, Inc.
Notes to Financial Statements
the Private Placement. A portion of the purchase price of the Sponsor Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $316,250,000 was placed in the Trust Account.
Each Sponsor Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees. If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless.
On June 12, 2019, FEI assigned and transferred all of the 2,941,667 Sponsor Warrants and 4,090,625 Founders Shares held by it to Tilman J. Fertitta for the same prices originally paid by FEI for such securities ($4,412,500 and $10,000, respectively). In connection with such transfer, Mr. Fertitta entered into the registration rights agreement entered into by the Sponsors and the Company in connection with the Public Offering, which registration rights are described below.
Registration Rights
The holders of the Founders Shares, Sponsor Warrants, shares of Class A common stock issuable upon conversion of the Founders Shares, Sponsor Warrants or Working Capital Loans will be entitled to registration rights. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG may not exercise its demand and “piggyback” registration rights after five and seven years, respectively after the effective date of the registration statement relating to the Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Commissions
Jefferies LLC is the underwriter of the Public Offering, and its indirect parent, JFG, beneficially owns 48.3% of the Founders Shares. Jefferies LLC received all of the underwriting discount that was due at the closing of the Public Offering, and will receive the additional Deferred Discount payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company will pay FEI for office space, utilities and secretarial and administrative support, in an amount equal to $10,000 per month ending on the earlier of the completion of a Business Combination or May 9, 2021, if the Company is unable to complete the Business Combination. The Company has recorded administrative services fees of $110,000 as of December 31, 2019.
Sponsor Indemnification
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective

Landcadia Holdings II, Inc.
Notes to Financial Statements
target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act.
Sponsor Loans
On February 14, 2019, the Sponsors agreed to loan the Company up to an aggregate of $300,000 by the issuance of unsecured promissory notes to cover expenses related to the Public Offering. These loans of $83,470 were repaid in full on May 14, 2019.
In addition, the Sponsors will not be prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Sponsor Warrants. The terms of such loans have not been determined and no written agreements exist with respect to such loans. See Note 4 for the terms of the warrants.
6.   Loss Per Common Share
A reconciliation of the numerators and denominators for the basic and diluted per common share amounts is as follows:
	Year ended December 31,
	2019	2018	2017
Numerator:
Net income – basic and diluted	$2,499,733	$—	$—
Less: Income attributable to common stock subject to possible redemption	(2,677,465)	—	—
Net loss available to common shares	$(177,732)	$—	$—
Demoninator:
Weighted average number of shares – basic	8,032,273	3,317,875	3,317,875
Warrants	—	—	—
Weighted average number of shares – diluted	8,032,273	3,317,875	3,317,875
Basic and diluted loss available to common shares	$(0.02)	$—	$—
All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Further, an aggregate of 497,750 shares of Class A common stock subject to possible redemption have been excluded from the calculation of earnings per share for the years December 31, 2018 and 2017.

Landcadia Holdings II, Inc.
Notes to Financial Statements
7.   Income Taxes
A reconciliation of the income tax expense (benefit) is as follows:
	Year ended December 31,
	2019	2018	2017
Current income taxes	$664,486	$—	$—
Deferred income taxes	—	—	—
Total expense (benefit)	$664,486	$—	$—
Change in valuation allowance	—	—	—
Income tax expense (benefit)	$664,486	$—	$—
The Company’s deferred tax assets are as follows:
Year ended December 31,
	2019	2018
Deferred tax asset:
Net operating loss carryforward	$—	$—
Total deferred tax asset	$—	$—
Valuation allowance	—	—
Deferred tax asset, net of current allowance	$—	$—
A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
	Year ended December 31,
	2019	2018	2017
Statutory rate	21.0%	21.0%	34.4%
Other	0.0%	0.0%	0.0%
Total	21.0%	21.0%	34.4%
8.   Selected Quarterly Financial Data (unaudited)
Quarterly financial data is as follows:
2019	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$20,974	$102,584	$115,683	$248,051
Net income (loss)	$(20,974)	$842,508	$1,181,113	$497,086
Basic and diluted earnings (loss) available to common shares	$—	$(0.01)	$(0.01)	$—
2018	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$—
Net income (loss)	$—	$—	$—	$—
Basic and diluted earnings (loss) available to common shares	$—	$—	$—	$—

Landcadia Holdings II, Inc.
Notes to Financial Statements
2017	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$—
Net income (loss)	$—	$—	$—	$—
Basic and diluted earnings (loss) available to common shares	$—	$—	$—	$—

Golden Nugget Online Gaming, Inc.
Financial Statements
September 30, 2020

GOLDEN NUGGET ONLINE GAMING, INC.
CONDENSED BALANCE SHEETS
(THOUSANDS OF DOLLARS)
	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,612	$846
Restricted cash	45,667	38,086
Accounts receivable – trade and other	5,804	4,894
Interest receivable	108	—
Other current assets	134	265
Total current assets	55,325	44,091
PROPERTY AND EQUIPMENT, net	606	720
DEFERRED TAX ASSETS	5,242	2,370
OTHER ASSETS, net	2,110	24
Total assets	$63,283	$47,205
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$9,680	$3,908
Accrued salary and payroll taxes	3,289	1,976
Accrued gaming and related taxes	16,074	13,697
Advances from parent	11,602	—
Interest payable	108	—
Income taxes payable	2,660	—
Deferred revenue	3,322	2,113
Notes payable	29	74
Customer deposits	35,757	29,210
Total current liabilities	82,521	50,978
LONG-TERM DEBT	282,076	—
OTHER LIABILITIES	6,480	4,612
Total liabilities	371,077	55,590
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDER’S DEFICIT:
Common stock, $0.00 par value, 2,500 shares authorized, 100 shares issued and outstanding	—	—
Note receivable from Parent	(289,185)	—
Accumulated deficit	(18,609)	(8,385)
Total stockholder’s deficit	(307,794)	(8,385)
Total liabilities and stockholder’s deficit	$63,283	$47,205
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
UNAUDITED CONDENSED STATEMENTS OF INCOME
(THOUSANDS OF DOLLARS)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES:
Casino gaming	$22,938	$11,460	$59,890	$34,331
Other	2,990	2,010	8,201	5,524
Total revenue	25,928	13,470	68,091	39,855
COSTS AND EXPENSES:
Labor	2,279	1,746	6,008	5,176
Gaming taxes	4,747	2,471	12,843	7,178
Royalty and licenses fees	3,092	1,486	7,627	4,121
Selling, general and administrative expense	7,594	3,483	18,970	10,362
Depreciation and amortization	55	35	138	101
OPERATING INCOME	8,161	4,249	22,505	12,917
OTHER EXPENSE:
Interest expense	11,311	2	19,077	5
Total other expense	11,311	2	19,077	5
Income (loss) before income taxes	(3,150)	4,247	3,428	12,912
Provision for income taxes	(1,376)	1,345	914	4,435
Net income (loss)	$(1,774)	$2,902	$2,514	$8,477
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
(THOUSANDS OF DOLLARS)
	Common Stock		Accumulated Deficit	Note Receivable From Parent	Total Stockholder’s Deficit
	Shares	Amount
Balance, December 31, 2019	100	$—	(8,385)	—	(8,385)
Net income	—	—	2,514	—	2,514
Issuance of note receivable from Parent	—	—	—	(288,000)	(288,000)
Contribution from Parent	—	—	18,085	(1,185)	16,900
Dividend to Parent	—	—	(30,823)	—	(30,823)
Balance, September 30, 2020	100	$—	(18,609)	(289,185)	(307,794)

	Common Stock		Accumulated Deficit	Note Receivable From Parent	Total Stockholder’s Deficit
	Shares	Amount
Balance, January 1, 2019	100	$—	$(9,280)	$—	$(9,280)
Net income	—	—	8,477	—	8,477
Dividend to Parent	—	—	(5,698)	—	(5,698)
Balance, September 30, 2019	100	$—	$(6,501)	$—	$(6,501)
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(THOUSANDS OF DOLLARS)
	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,514	$8,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138	101
Deferred tax expense	(2,872)	262
Amortization of debt issuance costs, discounts and other	2,175	—
Changes in assets and liabilities, net and other:
Increase in trade and other receivables	(910)	(1,218)
Decrease in current assets and other	33	192
Increase (decrease) in accounts payable and other	7,275	(520)
Increase in income taxes payable	2,660	—
Increase in interest payable	108	—
Increase in customer deposits	6,547	9,279
Increase in accrued liabilities and deferred revenue	6,766	2,300
Total adjustments	21,920	10,396
Net cash provided by operating activities	24,434	18,873
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment additions and other	(11)	—
Net cash used in investing activities	(11)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	288,000	—
Issuance of note receivable from Parent	(288,000)	—
Payments of equipment loans	(45)	(60)
Dividend to Parent	(30,823)	(5,698)
Contribution from Parent	16,792	—
Net cash used in financing activities	(14,076)	(5,758)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	10,347	13,115
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF PERIOD	38,932	14,593
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$49,279	$27,708
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$16,792	$5
Income taxes	$—	$—
Non-cash financing activities:
Contribution receivable from Parent	$108	$—
Accretion on note receivable from Parent	$1,185	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Golden Nugget Online Gaming, Inc. (“GNOG”, the “Company”, “we”, “our” or “us”) is an indirect subsidiary of Fertitta Entertainment, Inc. (“FEI or Parent”) which is wholly owned by Tilman J. Fertitta. We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey and are subject to the rules and regulations established by the DGE. We primarily operate real money online gaming within the State of New Jersey and are contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which we receive royalties and cost reimbursement.
On April 28, 2020, Golden Nugget Atlantic City, LLC (“GNAC”) a wholly owned subsidiary of our Parent, conveyed its online gaming business to GNOG. Since the online gaming business and GNAC were under common control prior to the conveyance, the assets and liabilities of GNOG were all recorded at their historical book value as of the earliest period presented. All periods have been presented as if the conveyance occurred as of the earliest period presented and the results of operations and all disclosures are prepared accordingly.
Covid-19
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on us is primarily through an increase in new patrons utilizing online gaming due to closures of land-based casinos and suspensions, postponement and cancellations of major sports seasons and sporting events, although sports betting accounted for less than 1% of our revenues for 2019. The status of most of these sporting events is they are postponed or unknown as to when they will restart. Land based casinos reopened during the quarter with significant restrictions, which eased over time. However, virus cases began to increase and restrictions were reinstituted. As a result, the ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist and the subsequent behavior of new patrons after land-based casinos reopen fully.
Merger Transaction
On June 28, 2020, we entered into a purchase agreement (the “Purchase Agreement”) with LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of Landcadia Holdings II, Inc. (Landcadia II), (“Landcadia HoldCo”). Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, our Parent through one of its subsidiaries, Landry’s Fertitta, LLC (“LF LLC”) will receive (i) 31,350,625 Class B membership interests in Lancadia HoldCo (the “HoldCo Class B Units”), (ii) 31,350,625 shares of a new, non-economic Class B Common Stock, par value $0.0001 per share of the newly combined company, which will entitle the holder to ten votes per share, subject to certain limitations, (iii) cash consideration in an amount of $30.0 million and (iv) the repayment of $150.0 million of the outstanding $300.0 million interest only term loan that was entered into on April 28, 2020, together with a related $24.0 million prepayment premium. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into Golden Nugget Online Gaming, LLC, a New Jersey limited liability company and newly formed, wholly-owned subsidiary of GNOG Holdings (“GNOG LLC”), with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.
At the closing, the newly combined entities (“New GNOG”) will be organized in an “Up-C” structure in which substantially all the assets and the business of New GNOG will be held indirectly by Landcadia HoldCo, and New GNOG’s only direct assets will consist of Class A membership interests of Landcadia HoldCo. New GNOG’s business will continue to operate through GNOG LLC. New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo and will control

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the amended and restated limited liability agreement of Landcadia HoldCo to be entered into in connection with the Closing (the “HoldCo LLC Agreement”). LF LLC is expected to own approximately 45.9% of the combined membership interests in Landcadia HoldCo, but its membership interests will carry no voting rights. Beginning six months after the Closing, each HoldCo Class B Unit to be held by LF LLC will be redeemable by Landcadia HoldCo for either one share of Class A common stock, or at Landcadia HoldCo’s election, the cash equivalent to the market value of one share of Class A common stock pursuant to the HoldCo LLC Agreement. One share of the Class B common stock held by LF LLC will be canceled for each HoldCo Class B Unit redeemed. Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
Tilman J. Fertitta and Jeffries Financial Group Inc. (“JFG”) currently own 4,090,625 and 3,815,625, respectively, Class B founder shares in Landcadia II that will convert to Class A common shares upon consummation of the transaction, but following the forfeiture by JFG of two thirds of their Class B founder shares.
Upon completion of the transaction, Mr. Fertitta and his affiliates will be beneficial owner of all of the outstanding shares of Class B common stock and will control the 79.9% of the voting power of New GNOG. Pursuant to Nasdaq rules, a company of which 50% of the voting power for the election of directors is held by an individual, a group or another company will qualify as a “controlled company”. As a “controlled company”, New GNOG will not be required to comply with certain Nasdaq rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of independent directors or a nominating committee comprised solely of independent directors.
The closing of the transaction is subject to certain conditions, including, among others, approval by Landcadia II’s stockholders of the Purchase Agreement, the transaction and certain other actions related thereto. The transaction is expected to close in the fourth quarter of 2020.
Interim Financial Information
The unaudited condensed financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been omitted. Therefore, these unaudited condensed financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2019
In management’s opinion, these unaudited condensed financial statements contain all adjustments necessary to fairly present our financial position, results of operations, cash flows and changes in stockholders’ equity for all periods presented. Interim results for the nine months ended September 30, 2020 may not be indicative of the results that will be realized for the full year ending December 31, 2020.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued Accounting Standards Update (“ASU’) 2016-02, “Leases (Topic 842).” This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in the Company’s financial statements. We are currently evaluating the impact that this guidance will have on our financial statements as well as the expected adoption method. We do not believe the adoption of this standard will have a material impact on our financial statements.
2.   REVENUES FROM CONTRACTS WITH CUSTOMERS
The following table summarizes revenues from our contracts disaggregated by revenue generating activity (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Casino gaming	$22,938	$11,460	$59,890	$34,331
Market access and live dealer studio	2,301	1,538	6,319	4,338
Reimbursables	689	472	1,882	1,186
Total revenue	$25,928	$13,470	$68,091	$39,855
Casino gaming revenue and reimbursable revenue is recognized at a point in time, while market access and live dealer studio revenue are earned over time.
The following table provides information about receivables, contract assets and contract liabilities related to contracts with customers (in thousands):
	September 30, 2020	December 31, 2019
Receivables included in “Accounts receivable – trade and other”	$4,154	$3,264
Contract assets	$—	$—
Contract liabilities	$(9,848)	$(6,750)
Significant changes in contract liabilities balances during 2020 and 2019 are as follows (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Decrease due to recognition of revenue	$(453)	$(721)	$(1,775)	$(2,085)
Increase due to cash received, excluding amounts recognized as revenue	$(261)	$—	$4,873	$—
The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of September 30, 2020. The estimated revenue does not include amounts of variable consideration that are constrained (in thousands):
Year Ending December 31,
2020 (remaining)	$757
2021	3,269
2022	2,633
Thereafter	3,189
$9,848

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
3.   LONG-TERM DEBT AND NOTE RECIEVABLE FROM PARENT
Long-term debt is comprised of the following (in thousands):
	September 30, 2020	December 31, 2019
$300.0 million term loan, Libor + 12.0% (floor 1.0%), interest only due October 4, 2023	$300,000	$—
Less: Deferred financing costs	(7,109)	—
Less: Unamortized discount	(10,815)	—
Total debt, net of unamortized discounts and debt issuance costs	282,076	—
Less current portion	—	—
Long-term portion	$282,076	$—
On April 28, 2020, we entered into a term loan credit agreement that is guaranteed by our indirect parent, comprised of a $300.0 million interest only term loan due October 4, 2023. Proceeds received from the term loan were sent to our indirect Parent, who issued us a note receivable due October 2024 with substantially similar terms as our credit agreement. The note receivable from our parent is accounted for as contra-equity, similar to a subscription receivable, with interest and accretion of the original issue discount accounted for as additional capital contributions. Both the term loan and the note receivable were issued at a 4% discount. The term loan and associated note receivable both bear interest at the London Interbank Offered Rate (“LIBOR”) plus 12% and interest payments are made quarterly. The term loan is secured by the note receivable which effectively, but indirectly provides pari passu security interest with the Golden Nugget, LLC senior secured credit facility.
The term loan credit agreement contains certain negative covenants including restrictions on incurring additional indebtedness or liens, liquidation or dissolution, limitations on disposal of assets and paying dividends. The term loan credit agreement also contains a make-whole provision that is in effect through April 2022. The prepayment premium under the make-whole provision is calculated as (A) the present value of (i) 100% of the aggregate principal amount of the term loan prepaid, plus (ii) all required remaining scheduled interest payments through April 2022, minus (B) the outstanding principal amount being prepaid. We have completed a tender offer that is contingent on the successful completion of the merger transaction for $150.0 million of the term loans at 116%, representing a $24.0 million premium to face value.
4.   FINANCIAL INSTRUMENTS AND FAIR VALUE
Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1
Unadjusted quoted market prices for identical assets or liabilities:

Level 2
Quoted market prices for identical assets or liabilities in an active market that have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but are observable through corroboration with observable market data, including quoted market prices for similar assets or liabilities; and

Level 3
Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

This hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
The carrying value of certain of our assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash. accounts receivable, accounts payable and certain accrued liabilities approximates their fair value due to the short-term nature of such instruments.
The fair value of our long-term debt is determined by Level 1 measurements based on quoted market prices. The fair value and carrying value of our long-term debt as of September 30, 2020 was $342.0 million and $288.2 million, respectively.
The fair value of the note receivable from our parent is determined using level 3 measurements, as it has substantially the same terms as the term loan and acts as collateral for the same, the fair value of the note receivable is estimated to be the same. Therefore, the fair value and carrying value of the note receivable as of September 30, 2020 is estimated at $342.0 million and $288.2 million, respectively.
5.   ACCRUED LIABILITIES
Accrued gaming and related taxes are comprised of the following (in thousands):
	September 30, 2020	December 31, 2019
Gaming related, excluding taxes	9,854	9,556
Taxes, other than payroll and income taxes	6,220	4,141
	$16,074	$13,697
The gaming related accrual primarily consists of third party operators’ monies in excess of players’ cash gaming accounts, held by us, pending player withdrawals and open wagers.
6.   STOCKHOLDER’S DEFICIT
On April 28, 2020, we entered into a term loan credit agreement that is guaranteed by our indirect parent, comprised of a $300.0 million interest only term loan due October 4, 2023. Proceeds received from the term loan were sent to our indirect Parent, who issued us a note receivable due October 2024 with substantially similar terms as our credit agreement. As of September 30, 2020, we had receivable from our parent totaling $108 thousand for additional capital contributions as provided for in the note receivable. We also received an advance from our parent of $7.1 million to pay the debt issuance costs associated with the term loan. During the nine months ended September, 2020 and 2019, we made dividend payments of $30.8 million and $5.7 million, respectively to our Parent.
7.   COMMITMENTS AND CONTINGENCIES
Casino Reinvestment Development Authority Obligation
Pursuant to the contract with the CRDA, GNAC is required to make quarterly deposits with the CRDA to satisfy their investment obligations. We pay GNAC for our portion of their CRDA obligations.
For the three months and nine months ended September 30, 2020 and 2019, we expensed $0.7 million, $1.9 million, $0.4 million and $1.1 million to gaming taxes respectively, for our portion of the CRDA Payments.
Contractual Obligations
We have entered into a number of agreements for advertising, licensing, market access, technology and other services pursuant to which we are committed to pay $12.5 million, including $5.5 million in 2020, $4.3 million in 2021, and $2.8 million thereafter.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Litigation and Claims
The Company may be party to other ordinary and routine litigation incidental to our business. After consulting legal counsel, we do not believe that the outcome of any such litigation will have a material effect on our financial position, results of operations, or cash flows.
Tax Sharing Agreement
We are included in the consolidated tax return of FEI pursuant to a tax sharing agreement. On July 21, 2020, FEI was informed by the IRS that the years 2017 and 2018 tax returns are under audit. Under the tax sharing agreement, we will be responsible for any audit adjustments arising from the audit that are attributable to our business activities. An opening conference was held of September 22, 2020 where administrative matters were discussed. While we are only in the initial stages, we do not believe that the outcome of any such audit will have a material effect on our financial position, results of operations, or cash flows.
8.   RELATED PARTIES
We have entered into an Online Gaming Operations Agreement, Live Dealer Lease, Trademark License Agreement and a Shared Services Agreements (SSA’s) with affiliates. Pursuant to the respective agreements, the parties agree to cooperatively develop and implement joint programs for the procurement and implementation of certain products and services including insurance and risk management, legal, information technology, entertainment, general purchasing, financial planning and accounting, human resources and employee benefit administration, marketing, strategic and tactical business planning, retail and executive management. The SSA’s provide for the reimbursement of expenses if either party incurs costs in excess of its proportional share. We expensed $58 thousand, $69 thousand, $172 thousand and $172 thousand under the agreements for the three months and nine months ended September 30, 2020 and 2019.
On April 27, 2020, we entered into an Online Gaming Operations Agreement with an affiliate, GNAC. The agreement grants us the right to host, manage, control, operate, support and administer online gaming services under GNAC’s operating licenses. The agreement also grants us the right to use the Golden Nugget trademark in connection with our online gaming operations. Under the terms of these agreements, we will pay a monthly royalty equal to 3% of net gaming revenue as defined. The agreements provide for a five-year term and a renewable five-year option. We expensed $0.8 million for the nine months and $0.5 million three months ended September 30, 2020 pursuant to this agreement.
The foregoing agreements were entered into between related parties and were not the result of arm’s-length negotiations. Accordingly, the terms of the transactions may have been more or less favorable than might have been obtained from unaffiliated third parties.
9.   SUBSEQUENT EVENTS
We have evaluated subsequent events through November 20, 2020, which is the date our financial statements were available to be issued.
On November 18, 2020, we entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. In addition, GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development for the development and construction of the Casino. This market access agreement is for a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.
Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
On November 20, 2020, we entered into a definitive agreement with Greenbrier Hotel Corporation (“GBR”) for market access to the state of West Virginia. Under the definitive agreement, GNOG holds the right to offer online sports wagering and online casino wagering. This market access agreement is for a term of 10 years and requires GNOG to pay GBR a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and Board of Directors of
Golden Nugget Online Gaming, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Golden Nugget Online Gaming, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of income, , stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Marcum LLP
We have served as the Company’s auditor since 2020.
Melville, NY
June 26, 2020

GOLDEN NUGGET ONLINE GAMING, INC.
BALANCE SHEETS
(THOUSANDS OF DOLLARS)
	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$846	$42
Restricted cash	38,086	14,551
Accounts receivable – trade and other	4,894	3,465
Other current assets	265	252
Total current assets	44,091	18,310
PROPERTY AND EQUIPMENT, net	720	808
DEFERRED TAX ASSETS	2,370	2,640
OTHER ASSETS, net	24	41
Total assets	$47,205	$21,799
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,908	$2,734
Accrued salary and payroll taxes	1,976	1,582
Accrued gaming and related taxes	13,697	5,216
Deferred revenue	2,113	2,836
Notes payable	74	128
Customer deposits	29,210	11,983
Total current liabilities	50,978	24,479
OTHER LIABILITIES	4,612	6,600
Total liabilities	55,590	31,079
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDER’S DEFICIT:
Common stock, $0.00 par value, 2,500 shares authorized, 100 shares issued and outstanding	—	—
Accumulated deficit	(8,385)	(9,280)
Total liabilities and stockholder’s deficit	$47,205	$21,799
The accompanying notes are an integral part of these financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
STATEMENTS OF INCOME
(THOUSANDS OF DOLLARS)
	Year Ended December 31,
	2019	2018
REVENUES:
Casino gaming	$47,694	$38,827
Other	7,727	4,075
Total revenue	55,421	42,902
COSTS AND EXPENSES:
Labor	7,102	5,153
Gaming taxes	9,985	8,378
Royalty and licenses fees	5,875	4,530
Selling, general and administrative expense	14,687	12,840
Depreciation and amortization	135	126
Total operating costs and expenses	37,784	31,027
OPERATING INCOME	17,637	11,875
OTHER EXPENSE:
Interest expense, net	6	8
Total other expense	6	8
Income before income taxes	17,631	11,867
Provision for income taxes	5,960	4,708
Net income	$11,671	$7,159
The accompanying notes are an integral part of these financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
(THOUSANDS OF DOLLARS)
	Stockholder’s Deficit
	Common Stock		Accumulated Deficit
	Shares	Amount
Balance, January 1, 2018	100	$—	$(8,043)
Net income	—	—	7,159
Dividend to Parent	—	—	(8,396)
Balance, December 31, 2018	100	—	(9,280)
Net income	—	—	11,671
Dividend to Parent	—	—	(10,776)
Balance, December 31, 2019	100	$—	$(8,385)
The accompanying notes are an integral part of these financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
STATEMENTS OF CASH FLOWS
(THOUSANDS OF DOLLARS)
	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,671	$7,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135	126
Deferred tax benefit	269	655
Changes in assets and liabilities, net and other
Increase in trade and other receivables	(1,429)	(1,488)
Increase in current assets and other	(13)	—
Increase in accounts payable	1,174	757
Increase in customer deposits	17,227	10,376
Increase in other assets	—	(10)
Increase in accrued liabilities and deferred revenue	6,165	8,787
Total adjustments	23,528	19,203
Net cash provided by operating activities	35,199	26,362
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment additions and other	—	(73)
Net cash provided by (used in) investing activities	—	(73)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of equipment loans	(84)	(62)
Repayment to parent	—	(6,463)
Dividend to Parent	(10,776)	(8,396)
Net cash used in financing activities	(10,860)	(14,921)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	24,339	11,368
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF YEAR	14,593	3,225
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$38,932	$14,593
DISCLOSURE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	$846	$42
Restricted cash	38,086	14,551
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	$38,932	$14,593
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$6	$8
Non-cash financing activities:
Property and equipment financed by notes payable	$30	$—
The accompanying notes are an integral part of these financial statements.

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Golden Nugget Online Gaming, Inc. (“GNOG”, the “Company”, “we”, “our” or “us”) is an indirect subsidiary of Fertitta Entertainment, Inc. (“FEI or Parent”) which is wholly owned by Tilman J. Fertitta. We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey and are subject to the rules and regulations established by the DGE. We primarily operate real money online gaming within the State of New Jersey and are contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which we receive royalties and cost reimbursement.
On April 28, 2020, Golden Nugget Atlantic City, LLC (“GNAC”) a wholly owned subsidiary of our Parent, conveyed its online gaming business to GNOG. Since the online gaming business and GNAC were under common control prior to the conveyance, the assets and liabilities of GNOG were all recorded at their historical book value as of the earliest period presented. All periods have been presented as if the conveyance occurred as of the earliest period presented and the results of operations and all disclosures are prepared accordingly.
Basis of Presentation and Use of Estimates
The financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period reported. Actual results could differ from those estimates.
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents include cash on accounts and cash on hand. We consider short-term, highly liquid investments that have an original maturity of three months or less to be cash equivalents. Amounts held in financial institutions are in excess of FDIC insurance limits. We have not experienced any losses in such account and believe we are not exposed to any significant risks on our cash in bank accounts.
Pursuant to NJAC 13:69O-1.3(k), a separate New Jersey bank account is maintained to segregate internet gaming patron’s funds on deposit, pending withdrawals, and active wagers. The balance in this account at December 31, 2019 and 2018 was $38.1 million and $14.6 million, respectively and is shown as restricted cash. Unrestricted cash balance at December 31, 2019 and 2018 was $0.8 million and $42 thousand, respectively.
Accounts Receivable
Receivables consist of amounts due from third party processors and online gaming operators. As of December 31, 2019, and 2018, there were $3.3 million and $2.3 million, respectively, due from gaming platform providers. Receivables are reviewed for collectability based on historical collection experience and specific review of individual accounts. Receivables are written off when they are deemed to be uncollectible. For the years ended December 31, 2019 and 2018 there was no allowance for doubtful accounts. Accounts receivables are non-interest bearing and are initially recorded at cost. Amounts written off totaled $0.2 million and $0.1 million for the years ended December 31, 2019 and 2018, respectively
Customer Deposits
Customer deposits are liabilities that relate to amounts received from customers and online betting operators and are required to be maintained to comply with regulatory requirements. As of December 31, 2019, and 2018, there were $29.2 million and $12.0 million, respectively, in deposits from customers and online gaming operators.
Financial Instruments
GAAP establishes a hierarchy for fair value measurements, such that Level 1 measurements include unadjusted quoted market prices for identical assets or liabilities in an active market, Level 2 measurements include quoted market prices for identical assets or liabilities in an active market which have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but are observable through corroboration with observable market data, including quoted market prices for similar assets, and Level 3 measurements include those that are unobservable and of a highly subjective measure.
Revenue and Cost Recognition
We recognize revenue for services when the services are performed and when we have no substantive performance obligations remaining. Online real money gaming revenues are measured by the aggregate net difference between gaming wins and losses and recorded as Casino gaming revenue in the accompanying statements of operations, with liabilities recognized for funds deposited by customers before gaming play occurs. We report 100% of casino wins as revenue and our service provider’s share is reported in costs and expenses.
Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. We accrue the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to casino revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of casino gaming revenue.
We are contracted to manage multi-year market access agreements with online gaming operators that are authorized to operate real money online gaming and sports betting in New Jersey, for which we receive royalties and cost reimbursement. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
Advertising
Advertising costs are expensed as incurred during such year. Advertising expenses were $9.3 million and $8.2 million, in 2019 and 2018, respectively.
Gaming Tax
The Company remits monthly to the State of New Jersey a tax equal to 15% of gross internet gaming revenue and a tax equal to 13% of gross internet sports wagering revenue, as defined. As required by the provisions of the New Jersey Casino Control Act (the “Act”), New Jersey casino licensees must pay an investment alternative tax of 2.5% of gross casino revenues and 5.0% of internet gaming revenues as defined in the Act. However, pursuant to contracts with the New Jersey Casino Reinvestment Development Authority (“CRDA”), GNAC pays 1.25% of its gross casino revenues and 2.5% of internet gaming revenues to the CRDA (the “CRDA Payment”) to fund qualified investments as defined in the Act. Gaming tax expense was $10.0 million and $8.5 million for the years ended December 31, 2019 and 2018, respectively.
Income Taxes
We are subject to a tax sharing agreement with certain FEI owned companies. We record tax assets and liabilities associated with temporary differences on a separate return basis in accordance with GAAP.
We follow the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
We use a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order to be recognized in the financial statements. Accordingly, we report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Adopted Accounting Pronouncements
On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and eliminates existing industry guidance. Under ASU 2014-09, revenue is recognized in an amount that reflects the consideration an entity expects to receive for the transfer of goods and services. The standard also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from contracts with customers. The adoption of this standard in 2018 did not have a material impact on our financial statements.
In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” The update provides guidance on the income tax consequences of an intra-entity transfer of an asset other than inventory. The guidance is effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual periods after December 15, 2019. Early adoption is permitted for any entity as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. We adopted this standard in 2019 and it did not have a material impact our financial statements.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in the Company’s financial statements. We are currently evaluating the impact that this guidance will have on our financial statements as well as the expected adoption method. We do not believe the adoption of this standard will have a material impact on our financial statements.
In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement.” This update modifies fair value measurement disclosure requirements including (i) removing certain disclosure requirements such as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) modifying certain disclosure requirements, and (iii) adding certain disclosure requirements such as changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period. The amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. We do not believe this standard will materially impact our financial statements.
2.   REVENUES FROM CONTRACTS WITH CUSTOMERS
Effective January 1, 2018, we adopted Accounting Standards Codification (“ASC”) Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaborative arrangements and financial instruments. Under ASC 606, an entity recognizes revenue when it transfers control of the promised goods or services to its customer, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. If control transfers to the customer over time, an entity selects a method to measure progress that is consistent with the objective of depicting its performance.
In determining the appropriate amount of revenue to be recognized as we fulfill our obligations under the agreement, the following steps must be performed at contract inception: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) we satisfy each performance obligation.
Real Money Online Gaming
Our revenues are principally derived from real money online gaming, and are measured by the aggregate net difference between gaming wins and losses and recorded as Casino gaming revenue in the accompanying statements of operations.
Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. We accrue the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to casino revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of casino gaming revenue.
Market Access Agreements
We have been contracted to manage multi-year market access agreements with online gaming operators that are authorized to operate online casino wagering and online sports betting, for which we receive royalties. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
We generally receive monthly royalties that can be fixed amounts or based on a percentage of Net Gaming Revenues (as defined) (“NGR”), and in some cases we receive upfront minimum royalty payments for specified contract periods. Royalties owed by the customer in excess of these minimum royalty amounts are collected as earned. Some contracts call for a one-time non-refundable market access fee to be paid at the inception of the contract.
Live Studio Broadcast License Agreements
We have been contracted to manage multi-year live studio broadcast license agreements with authorized online gaming operators that provide for the use of the live table games that are broadcast from our studio at the Golden Nugget in Atlantic City, New Jersey. We receive royalties from the online gaming operators using the studio based on a percentage of gross gaming revenue (“GGR”). We also offer some “private tables” for which we receive a flat monthly fee in addition to a percentage of GGR and/or a share of costs.
Reimbursable Revenue
We receive partial or pro-rated reimbursements from our partners for the annual upfront initial or renewal permit fees charged by gaming authorities, other gaming related costs and expenses and certain specifically designated personnel costs incurred in connection with fulfilling our contracts. Such reimbursable revenue is variable and subject to uncertainty, as the amounts received and timing thereof is dependent on factors outside of our influence. Accordingly, reimbursable revenue is fully constrained and not included in the total transaction price until the uncertainty is resolved, which typically occurs when the related costs are incurred on behalf of a customer.
Loyalty Programs
We have established promotions and a player’s club to encourage repeat business from frequent and active online gaming patrons. Members earn points based on gaming activity and such points can be redeemed for cash and free play into the patron’s online gaming account. The incentives earned by customers under these programs are based on their past play and represent separate performance obligations. Player club points generally expire within ninety days of patron inactivity.
As player’s club points earned can be redeemed for cash, we defer 100% of the cash converted point balance as they are earned and record a reduction to casino gaming revenue.
Deferred revenue liabilities from contracts related to our loyalty program included in accrued gaming and related taxes in our accompanying balance sheets was $25 thousand and $26 thousand as of December 31, 2019 and 2018, respectively.

Disaggregation of Revenue
The following table summarizes revenues from our contracts disaggregated by revenue generating activity contained therein for the years ended December 31, 2019 and 2018 (in thousands):
	Year Ended December 31,
	2019	2018
Casino gaming	$47,694	$38,827
Market access and live studio	5,903	2,615
Reimbursables	1,824	1,460
Total revenue	55,421	42,902
Casino gaming revenue and reimbursable revenue is recognized at a point in time, while market access and live studio revenue are earned over time.
Contract Balances
Accounts receivable are recognized when the right to consideration becomes unconditional based upon contractual billing schedules. Payment terms on invoiced amounts are payable upon receipt. Contract liabilities include payments received for initial set-up fees and upfront guaranteed minimum royalty fees, which are allocated to the overall performance obligation and recognized ratably over the initial term of the contract.
The following table provides information about receivables, contract assets and contract liabilities related to contracts with customers (in thousands):
	Year Ended December 31,
	2019	2018
Receivables, which are included in “Accounts receivable – trade and other”	$3,264	$2,270
Contract assets	—	—
Contract liabilities	(6,750)	(9,462)
Significant changes in contract assets and contract liabilities balances during 2019 and 2018 are as follows (in thousands):
	2019 Contract Liabilities	2018 Contract Liabilities
Revenue recognized that was included in contract liabilities at beginning of period	$2,712	$978
Increase in contract liabilities due to cash received, excluding amounts recognized as revenue	—	(7,625)
Transaction Price Allocated to the Remaining Performance Obligation
The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2019. The estimated revenue does not include amounts of variable consideration that are constrained (in thousands):
	Year Ended December 31,
	2020	2021	2022	Thereafter	Total
Revenue	$2,113	$1,518	$1,233	$1,886	$6,750
3.   PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost. Expenditures for major renewals and betterments are capitalized while maintenance and repairs are expensed as incurred.

We compute depreciation using the straight-line method. The estimated lives used in computing depreciation are generally as follows: buildings and improvements — 5 to 40 years; furniture, fixtures and equipment — 3 to 15 years; and leasehold improvements — shorter of the estimated useful life of the asset or lease term, including option periods where failure to renew results in economic penalty.
Property and equipment is comprised of the following (in thousands):
	December 31,
	2019	2018
Leasehold improvements	$533	$533
Furniture, fixtures and equipment	565	535
	1,098	1,068
Less – accumulated depreciation	(378)	(260)
Property and equipment, net	$720	$808
We review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. The recoverability of assets is measured by comparison of the estimated future undiscounted cash flows associated with the asset to the carrying amount of the asset. If such assets are considered to be impaired, an impairment charge is recorded in the amount by which the carrying amount of the assets exceeds their value using Level 3 measurements.
4.   ACCRUED LIABILITIES
Accrued liabilities are comprised of the following (in thousands):
	December 31, 2019	December 31, 2018
Gaming related, excluding taxes	9,556	2,961
Taxes, other than payroll and income taxes	4,141	2,255
	$13,697	$5,216
The gaming related accrual primarily consists of third party operators’ monies, held by us in excess of players’ cash gaming accounts, pending withdrawals, and open wagers.
5.   STOCKHOLDER’S DEFICIT
During the years ended December 31, 2019 and 2018, we made dividend payments of $10.8 million and $8.4 million, respectively to our Parent.
6.   INCOME TAXES
The Tax Cuts and Jobs Act (“Tax Act”) was enacted on December 22, 2017 with an effective date of January 1, 2018. The Tax Act lowered the federal statutory tax rate from 35% to 21% effective January 1, 2018. The enactment date occurred prior to the end of 2017 and therefore the federal statutory tax rate changes stipulated by the Tax Act were reflected in the prior year. Our deferred tax position is a net asset, and as a result, the reduction in the federal statutory tax rate resulted in a non-cash adjustment to our net deferred tax balance of $0.7 million with a corresponding decrease to the provision for income taxes in the fourth quarter of 2018.
An analysis of the provision (benefit) for income taxes for continuing operations for the years ended December 31, 2019 and 2018 is as follows (in thousands):
	2019	2018
Current income taxes	$6,225	$4,873
Deferred income tax benefit	(265)	(165)
Provision for income taxes	$5,960	$4,708

Our effective tax rate, for the years ended December 31, 2019 and 2018, differs from the federal statutory rate as follows:
	2019	2018
Statutory rate	21.0%	21.0%
State income tax, net of federal tax benefit	12.8%	18.7%
	33.8%	39.7%
Deferred income tax assets and liabilities as of December 31, 2019 and 2018 are comprised of the following (in thousands):
	2019	2018
Deferred tax assets:
Accruals and other	$2,428	$2,721
	2,428	2,721
Deferred tax liabilities – property and other	(58)	(81)
Net deferred tax asset	$2,370	$2,640
As of December 31, 2019, we had approximately $0.5 million of unrecognized tax liability, including $0.5 million of interest, which represents the amount of unrecognized tax liability that, if recognized, would unfavorably effect our income tax rate in future periods. There were no material changes in unrecognized benefits for the year ended December 31, 2019. Based on the current status of examinations, it is not possible to estimate the future impact, if any, to uncertain tax positions recorded at December 31, 2019.
Our continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):
	2019	2018
Balance at beginning of year	$329	$198
Additions based on tax positions related to the current year	131	131
Balance at end of year	$460	$329
We are subject to income taxes in U.S. federal and state jurisdictions. We have concluded all U.S. federal income tax matters for years through 2015. There are no material federal or current state audits. All material state and local income tax matters have been concluded for years through 2014.
7.   COMMITMENTS AND CONTINGENCIES
Casino Reinvestment Development Authority Obligation
Pursuant to the contract with the CRDA, GNAC is required to make quarterly deposits with the CRDA to satisfy their investment obligations. We pay GNAC for our portion of their CRDA obligations.
For the years ended December 31, 2019 and 2018, we charged $1.5 million and $1.2 million to gaming taxes respectively, for our portion of the CRDA Payments.
Purchase Obligations
As of December 31, 2019, we had purchase obligations to suppliers totaling $0.6 million related to advertising commitments.
Litigation and Claims
The Company may be party to other ordinary and routine litigation incidental to our business. We believe it is remote that the outcome of any such litigation will have a material effect on our financial position, results of operations, or cash flows.

8.   CERTAIN TRANSACTIONS
We have entered into an Online Gaming Operations Agreement, Live Dealer Lease, Trademark License Agreement and a Shared Services Agreements (SSA’s) with affiliates. Pursuant to the respective agreements, the parties agree to cooperatively develop and implement joint programs for the procurement and implementation of certain products and services including insurance and risk management, legal, information technology, entertainment, general purchasing, financial planning and accounting, human resources and employee benefit administration, marketing, strategic and tactical business planning, retail and executive management. The SSA’s provide for the reimbursement of expenses if either party incurs costs in excess of its proportional share. We expensed $250 thousand and $177 thousand under the agreements for the years ended December 31, 2019 and 2018. See Note 9.
The foregoing agreements were entered into between related parties and were not the result of arm’s-length negotiations. Accordingly, the terms of the transactions may have been more or less favorable than might have been obtained from unaffiliated third parties.
9.   SUBSEQUENT EVENTS
We have evaluated subsequent events through June 26, 2020, which is the date our financial statements were available to be issued.
On April 27, 2020, we entered into an Online Gaming Operations Agreement with an affiliate, GNAC. The agreement grants us the right to host, manage, control, operate, support and administer online gaming services under GNAC’s operating licenses. The agreement also grants us the right to use the Golden Nugget trademark in connection with our online gaming operations. Under the terms of these agreements, we will pay a monthly royalty equal to 3% of net gaming revenue defined as GGR less free play, gaming tax, Know-Your-Customer fees, geolocation fees, and payment processing fees. The agreements provide for a five-year term and a renewable five-year option.
On April 28, 2020, we entered into a credit agreement, that is guaranteed by our indirect parent, comprised of a $300.0 million interest only term loan due October 2023. Proceeds received from the term loan were sent to our indirect Parent, who issued us a note receivable due October 2024. The term loan and associated note receivable both bear interest at libor plus 12%. The term loan is secured by the note receivable which effectively, but indirectly provides pari passu security interest with the Golden Nugget, LLC senior secured credit facility.
On June 17, 2020, we entered into a market access agreement with Keweenaw Bay Indian Community, a federally recognized Indian tribe (“KBIC”) pursuant to which KBIC shall grant us (a) the right operate a “Golden Nugget” branded online casino (including, at our discretion, online poker) and online sportsbook in the State of Michigan under KBIC’s casino license held in connection with KBIC’s ownership of the Ojibwa Casinos located in Baraga, Michigan and Marquette, Michigan. The initial term is fifteen years with an optional ten year renewal period.
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on us is primarily through suspensions, postponement and cancellations of major sports seasons and sporting events. Sports betting accounted for less than 1% of our revenues for 2019. The status of most of these sporting events is they are postponed or unknown as to when they will restart. At the same time, the closures of casino facilities has caused an increase in new patrons utilizing online gaming. The ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist.

ANNEX A-1
Dated June 28, 2020
PURCHASE AGREEMENT
by and among
LANDCADIA HOLDINGS II, INC.,
LHGN HOLDCO, LLC,
LANDRY’S FERTITTA, LLC,
GNOG HOLDINGS, LLC,
and
GOLDEN NUGGET ONLINE GAMING, INC.

A-1-i

A-1-ii

A-1-iii

A-1-iv

PURCHASE AGREEMENT
This Purchase Agreement (this “Agreement”) is made and entered into as of June 28, 2020, by and among Landcadia Holdings II, Inc., a Delaware corporation (“Landcadia”), LHGN HoldCo, LLC, a Delaware limited liability company (“Landcadia HoldCo”), Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation (the “Company”), GNOG Holdings, LLC, a Delaware limited liability company (“GNOG HoldCo”), and Landry’s Fertitta, LLC, a Texas limited liability company (“Seller Parent”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 1.1 hereof or as otherwise defined elsewhere in this Agreement. Landcadia, Landcadia HoldCo, the Company, GNOG HoldCo, and Seller Parent are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
(A)
Landcadia is a blank check company incorporated to acquire one or more operating businesses through a Business Combination (as defined below).

(B)
The Company is in the business of online gaming and the operation of an online casino platform.

(C)
Seller Parent owns all of the issued and outstanding capital stock in the Company.

(D)
For purposes of completing the Transactions (as defined below), Seller Parent formed GNOG HoldCo (the “GNOG HoldCo Formation”), and Seller Parent owns all of the issued and outstanding membership interests in GNOG HoldCo.

(E)
For purposes of completing the Transactions, GNOG HoldCo will form Golden Nugget Online Gaming, LLC, a New Jersey limited liability company (such entity, “GNOG LLC,” and such formation the “GNOG LLC Formation”), and GNOG HoldCo will own all of the issued and outstanding membership interests in GNOG LLC.

(F)
Prior to the Closing (i) GNOG HoldCo will form GNOG LLC, (ii) the Company shall merge with and into GNOG LLC, with GNOG LLC surviving the merger (the “GNOG Conversion” and the entity surviving the merger, “New GNOG”), (iii) New GNOG shall without further action by any Person succeed the Company as party to the Credit Agreement, and (iv) in connection with the GNOG Conversion, GNOG HoldCo shall become a guarantor under the Credit Agreement (as defined below) and pledge 100% of the membership interests in New GNOG (the “GNOG HoldCo Pledge”) as collateral for its guaranty of the Company’s obligations under the Credit Agreement to the Lenders pursuant to that certain General Continuing Guaranty, dated as of April 28, 2020 by Seller Parent, in favor of Jefferies Finance LLC (the “Seller Parent Guaranty”).

(G)
For purposes of completing the Transactions, Landcadia has formed Landcadia HoldCo (the “Landcadia HoldCo Formation”). Prior to the Closing, Landcadia shall contribute to Landcadia HoldCo an amount in cash equal to the Landcadia Closing Cash Contribution Amount (as defined below) and a number of shares of Landcadia Class B Common Stock (as defined below) equal to the Voting Stock Consideration (as defined below) and, in consideration for such contribution, Landcadia HoldCo shall issue a number of Class A membership interests in Landcadia HoldCo (the “Landcadia HoldCo Class A Units”) to Landcadia equal to the number of shares of Landcadia Class A Common Stock issued and outstanding on the Closing Date, which shall constitute all the issued and outstanding membership interests in Landcadia HoldCo as of immediately prior to the Closing (the “Initial Landcadia HoldCo Contribution”).

(H)
Prior to the Closing, Landcadia shall, (i) subject to obtaining the Landcadia Stockholder Approval (as defined below), adopt the Fourth Amended and Restated Certificate of Incorporation (the “Landcadia Fourth A&R Certificate of Incorporation”) substantially in the form attached hereto as Exhibit A, to provide for, among other things, (A) the authorization of a number of additional shares of Landcadia Class B Common Stock equal to the Voting Stock Consideration, which, following the adoption of the Landcadia Fourth A&R Certificate of Incorporation at the Closing and subject to the terms and conditions set forth therein will have no economic interest but will have voting rights equal to ten (10) votes per share (for the avoidance of doubt, such authorization to occur following the automatic

A-1-1

conversion of the existing shares of Landcadia Class B Common Stock into shares of Landcadia Class A Common Stock in accordance with the Third A&R Certificate of Incorporation (as defined below)) and (B) change the name of Landcadia to Golden Nugget Online Gaming, Inc., and (ii) adopt the Amended and Restated Bylaws of Landcadia substantially in the form attached hereto as Exhibit B (the “Landcadia A&R Bylaws”).
(I)
The Parties intend that, effective as of the Closing, Landcadia HoldCo shall adopt the Amended and Restated Limited Liability Company Agreement (the “Landcadia HoldCo A&R LLCA”) in the form attached hereto as Exhibit C, to provide for, among other things, the authorization of the Landcadia HoldCo Class B Units (as defined below).

(J)
The Parties intend that, at the Closing and subsequent to the GNOG Conversion, (i) Seller Parent shall transfer to Landcadia HoldCo all of the issued and outstanding membership interests in GNOG HoldCo (the “GNOG Transfer”) and (ii) Landcadia HoldCo shall (x) transfer to Seller Parent an amount in cash equal to the Closing Cash Consideration, (y) transfer to Seller Parent a number of shares of Landcadia Class B Common Stock equal to the Voting Stock Consideration and (z) issue to Seller Parent a number of Landcadia HoldCo Class B Units equal to the Equity Interest Consideration, in each case, in accordance with Article II below (collectively, the “Second Landcadia HoldCo Contribution”).

(K)
Immediately following the GNOG Transfer, at Seller Parent’s direction, (i) Landcadia HoldCo shall transfer to GNOG HoldCo cash in an amount equal to the GNOG Closing Cash Contribution Amount, (ii) GNOG HoldCo shall transfer to New GNOG cash in an amount equal to the Credit Agreement Payoff Amount (the “Credit Agreement Payoff Contribution”), and (iii) upon receipt of same, New GNOG shall make a cash payment in an amount equal to the Credit Agreement Payoff Amount to the 2020 Buyback Term Loan Lenders (the payment described in the foregoing (iii), as applicable, the “Credit Agreement Payoff”).

(L)
At the Closing and immediately following the GNOG Transfer, GNOG HoldCo shall contribute to New GNOG cash in an amount sufficient for the unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) held by New GNOG to equal or exceed the Minimum Cash Balance (the “Minimum Cash Balance Contribution”).

(M)
On or about the date hereof, Landcadia has entered into the Forfeiture and Call-Option Agreement (as defined below) with certain Landcadia sponsor parties, to be effective as of the Closing.

(N)
Each of the Parties intends that, for United States federal income tax purposes and applicable state and local Tax purposes, the transactions described above are treated in accordance with Section 5.14(h).

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   Any capitalized terms used in this Agreement and not defined elsewhere in this Agreement have the meanings ascribed to such terms in this Section 1.1.
“A&R Intercompany Notes” has the meaning set forth in Section 5.19(b).
“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, by and among Landcadia and each investor party thereto, in the form mutually agreed by the Parties prior to the Closing.
“ABC Laws” means any applicable anti-bribery and anti-corruption laws of any jurisdiction in which any Acquired Party is conducting or has conducted business.
“Acquired Party” means any of GNOG HoldCo, the Company, New GNOG and their respective Subsidiaries.

A-1-2

“Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with Landcadia or Landcadia HoldCo) involving any acquisition, merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the acquisition of all or any material portion of the Acquired Parties or its businesses or assets or any material portion of the equity interests of any Acquired Party.
“Actions” means any action, demand, claim (including a counterclaim, cross-claim, or defense), complaint, grievance, summons, suit, litigation, arbitration, mediation, proceeding, prosecution, hearing, inquiry, inquest, audit, examination or investigation, of any kind whatsoever, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, commenced, brought, conducted or heard by or before or against any Governmental Authority, mediator or arbitrator.
“Actual Cash Balance” means the aggregate amount of unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) held by New GNOG after the Closing, after giving effect to the Initial Landcadia HoldCo Contribution, the Second Landcadia HoldCo Contribution, payment of the Closing Cash Consideration and the Landcadia Stock Redemptions, but prior to giving effect to the Minimum Cash Balance Contribution.
“Additional Landcadia Filings” has the meaning set forth in Section 5.4(c).
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.
“Affiliate Contracts” means all contracts required to be disclosed pursuant to Section 3.13(a)(xxiii).
“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).
“Aggregate Closing Cash Consideration Amount” means an amount equal to (a) the Closing Cash Consideration, plus (b) the Credit Agreement Payoff Amount.
“Agreement” has the meaning set forth in the Preamble.
“Alternate Business Combination” means, with respect to any Party, any Business Combination that would restrict, prohibit or inhibit such Party’s ability to consummate the Transactions.
“AML Laws” means any applicable anti-money laundering laws of any jurisdiction in which any Acquired Party is conducting or has conducted business.
“Ancillary Agreements” means the Lockup Agreement Amendment, the A&R Registration Rights Agreement, the Nondisclosure Agreement, the Landcadia HoldCo A&R LLCA, the Forfeiture and Call-Option Agreement, the Tax Receivable Agreement, the Landcadia Fourth A&R Certificate of Incorporation, the First A&R Intercompany Note, the Second A&R Intercompany Note, the Landcadia A&R Bylaws, and any agreements required to be executed by the Parties or their respective Affiliates pursuant to the Disclosure Schedules.
“Applicable Gaming Law” means all applicable laws, statutes, regulations, by-laws, subordinate legislation, regulatory policy (including any requirement, standard, guidance, announcement or notice of any Gaming Regulatory Authority) or industry codes of practice or conduct (including the LCCP and RTS) which are relevant to the Business and which have a binding legal effect and including the New Jersey Casino Control Act N.J.S.A. 5:12 et seq. and the regulations promulgated pursuant thereto.
“Asset Consideration” has the meaning set forth in Section 5.14(h).
“Attorneys” has the meaning set forth in Section 8.19(a).

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“Balance Sheet Date” means December 31, 2019.
“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 3.2.
“Base Equity Consideration Unit Count” means a number equal to 31,350,625.
“Burdensome Condition” has the meaning set forth in Section 5.8(d).
“Business” means the online gaming and sports wagering business, as conducted by the Acquired Parties and the Predecessor Entities on or prior to Closing under the “Golden Nugget” brand.
“Business Combination” means, with respect to any Party, any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
“Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in Houston, Texas, New York, New York or Wilmington, Delaware.
“Change in Recommendation” has the meaning set forth in Section 5.5.
“Clients” means the operators and other persons who have at any time licensed the Software or any other products or services directly from the Business.
“Closing” has the meaning set forth in Section 2.2.
“Closing Cash Consideration” means an amount payable to Seller Parent equal to $30,000,000.
“Closing Date” has the meaning set forth in Section 2.2.
“Closing Form 8-K” has the meaning set forth in Section 5.6.
“Closing Press Release” has the meaning set forth in Section 5.6.
“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.
“Code” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble.
“Company Assets” has the meaning set forth in Section 5.14(h).
“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other employment, consulting, bonus, deferred compensation, incentive compensation, equity, phantom-equity, or equity-based award, retention, relocation, vacation, change in control, transaction bonus, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, life insurance, disability or sick leave benefit, profit-sharing, pension or retirement or other fringe benefit or compensatory plan, program, agreement or arrangement, whether or not in writing and whether or not funded, in each case (a) that is maintained, sponsored, or contributed to, or is required to be maintained, sponsored, or contributed to, by the Company in respect of any current or former directors, officers, consultants or employees of the Company or (b) to which the Company has any potential liability.
“Company Capital Stock” means the common shares of the Company.
“Company Intellectual Property” has the meaning set forth in Section 3.19(a).
“Company Liabilities” has the meaning set forth in Section 5.14(h).
“Company Material Adverse Effect” means, with respect to any change, event or fact individually or in the aggregate, together with all other changes, events, or facts that have occurred prior to the date of determination, any material adverse effect upon (a) the business, results of operations, workforce, properties, assets, liabilities or financial condition of the Acquired Parties or the Business, taken as a whole, or (b) the ability of the Company and GNOG HoldCo to consummate the Transactions or to perform its obligations hereunder; provided, however, that the following shall not be deemed either alone or in combination to

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constitute, and no adverse change, event, fact or condition directly resulting from any of the following shall be taken into account in determining whether any change, event, fact or condition has had or would reasonably be expected to have a Company Material Adverse Effect: (i) changes in general economic conditions, to the extent that they do not have a materially disproportionate effect on the Acquired Parties, taken as a whole; (ii) changes generally affecting the specific industry in which the Acquired Parties operate, to the extent that they do not have a materially disproportionate effect on the Company relative to other industry participants; (iii) any act of terrorism, war, calamity, epidemic, or act of God, to the extent that such act does not have a materially disproportionate effect on the Acquired Parties, taken as a whole; (iv) the announcement, pendency or consummation of the Transactions or the Parties’ compliance with the terms of this Agreement or any Ancillary Agreement; or (v) changes or developments in any Law or applicable accounting standards or the enforcement thereof to the extent that such change or development does not have a materially disproportionate effect on the Acquired Parties, taken as a whole.
“Company Website” means any public or private website owned, maintained, or operated by or on behalf of the Company.
“the Company’s Knowledge,” or similar phrases, means the actual knowledge of each of Thomas Winter and Warren Steven (without inquiry).
“Contract” means any contract, agreement, instrument, lease, sublease, license, deed, mortgage, purchase order, commitment or similar arrangement or undertaking.
“Copyleft Terms” has the meaning set forth in Section 3.19(g).
“Credit Agreement” means that certain Credit Agreement, dated as of April 28, 2020, by and among the Company, Seller Parent, Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the Lenders, as amended from time to time.
“Credit Agreement Amendment” has the meaning set forth in Section 3.8.
“Credit Agreement Liens” means Liens arising under the Credit Agreement or documents entered into in connection therewith.
“Credit Agreement Payoff” has the meaning set forth in the Recitals.
“Credit Agreement Payoff Amount” means an amount equal to (a) $150,000,000 plus (b) accrued and unpaid interest, prepayment penalties, premiums, costs and fees owing under the Credit Agreement, as provided to Seller Parent in writing two (2) days prior to the Closing.
“Credit Agreement Payoff Contribution” has the meaning set forth in the Recitals.
“Credit Agreement Payoff Letter” means a payoff letter, in a form reasonably acceptable to Landcadia, issued by the 2020 Buyback Term Loan Lenders (or their administrative agent) under the Credit Agreement, which will, among other things, set forth the Credit Agreement Payoff Amount and provide wire transfer instructions for effecting the payment thereof.
“CSIE” has the meaning set forth in Section 3.12(a).
“Data Protection Authorities” means any Governmental Authority responsible for the enforcement of Data Protection Legislation.
“Data Protection Legislation” means all Laws and regulations of any jurisdiction applicable to Acquired Parties concerning or relating to the collection, use, storage, Processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Data, including the GDPR.
“Dealer Lease Agreement” has the meaning set forth in the Disclosure Schedules.
“Dealer Lease Property” has the meaning set forth in Section 3.14(b).
“Disclosing Party” has the meaning set forth in Section 5.7.
“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Landcadia concurrently with the execution and delivery of this Agreement.

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“Employment Agreements” has the meaning set forth in Section 5.18.
“Equipment Room” has the meaning set forth in the Online Gaming Operations Agreement.
“Equity Interest Consideration” means a number of Landcadia HoldCo Class B Units equal to the Base Equity Consideration Unit Count.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity (whether or not incorporated) which together with the Company would be treated as a “single employer” under Section 414(b), (c), (m), or (o) of the Code.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Federal Securities Laws” means the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder.
“FEI” means Fertitta Entertainment, Inc.
“Financial Statements” has the meaning set forth in Section 3.7(a).
“FIRPTA Certificate” has the meaning set forth in Section 5.14(g).
“First A&R Intercompany Note” has the meaning set forth in Section 5.19(b).
“FLSA” means the United States Fair Labor Standards Act of 1938, as amended.
“Forfeiture and Call-Option Agreement” means that certain Forfeiture and Call-Option Agreement entered into on the date hereof by certain sponsors of Landcadia.
“GAAP” means United States generally accepted accounting principles.
“Gaming Approvals” means any licenses, permissions, authorizations, permits and consents issued by any Gaming Regulatory Authority required pursuant to applicable Gaming Laws.
“Gaming Regulatory Authority” means the competent Governmental Authority in any jurisdiction regulating gambling, betting and gaming activities (if any), including (for the avoidance of doubt) the Governmental Authorities issuing the Relevant Licenses, and including the New Jersey Casino Control Commission and New Jersey Division of Gaming Enforcement.
“GDPR” means the General Data Protection Regulation (Regulation (EU) 2016/679) of the EU (together with Laws implementing or supplementing such regulation).
“GN LLC” means Golden Nugget, LLC, a Nevada limited liability company.
“GNAC” means Golden Nugget Atlantic City, LLC, a New Jersey limited liability company.
“GNOG Closing Cash Contribution Amount” means an amount equal to (a) the Landcadia Closing Cash Contribution Amount, minus (b) the Closing Cash Consideration.
“GNOG Conversion” has the meaning set forth in the Recitals.
“GNOG HoldCo” has the meaning set forth in the Preamble.
“GNOG HoldCo Membership Interests” means the Membership Interest (as defined in that certain Limited Liability Company Agreement of GNOG HoldCo).
“GNOG HoldCo Pledge” has the meaning set forth in the Recitals.
“GNOG LLC” has the meaning set forth in the Recitals.
“GNOG Transfer” has the meaning set forth in the Recitals.
“Government Official” means any official or employee of any Governmental Authority, as well as any person acting in an official capacity for or on behalf of any such entity or for or on behalf of any such entity.

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“Governmental Authority” means any of the following: (a) the United States of America or any other country, (b) any state, commonwealth, province, territory or possession of any of the foregoing and any political subdivision thereof (including counties and municipalities), and (c) any agency, authority or instrumentality of any of the foregoing or any arbitrator or panel of arbitrators.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Indebtedness” means, without duplication and with respect to the Acquired Parties, all (a) indebtedness for borrowed money, (b) obligations for the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business) that would be required to appear as a liability on financial statements prepared in accordance with GAAP (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, including all indebtedness contemplated by the Credit Agreement, (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement, (e) capital lease obligations, (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions, (g) guarantees made by any Acquired Party on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (e), and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (f).
“Indemnified Persons” has the meaning set forth in Section 5.11(a).
“Initial GNOG Reorganization” means the transactions contemplated by that certain (a) Contribution Agreement, dated as of April 27, 2020, by and between the Company and GNAC, (b) Distribution Agreement, dated as of April 27, 2020, by and between Seller Parent and LGL, (c) Contribution Agreement, dated as of April 27, 2020, by and between Seller Parent and LGL, (d) Contribution Agreement, dated as of April 27, 2020, by and between LGL and GNL, (e) the Credit Agreement, and (f) each other document or agreement entered in connection therewith.
“Initial GNOG Reorganization Date” means April 27, 2020.
“Insurance Policies” has the meaning set forth in Section 3.20(a).
“Intellectual Property” means all worldwide (a) patents, industrial designs, utility models and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations and extensions thereof, (b) trademarks, service marks, certification marks, logos, trade dress, trade names, domain names, social media accounts and other source or business identifiers, whether registered or unregistered, all registrations and applications for any of the foregoing, all renewals and extensions thereof and all common law rights in and goodwill associated with any of the foregoing, (c) proprietary rights in works of authorship (including Software, websites, and content), copyrights, mask work rights, database rights and design rights, whether registered or unregistered, registrations and applications for any of the foregoing, renewals and extensions thereof and all moral rights associated with any of the foregoing, (d) trade secrets and other proprietary or confidential information, including proprietary Software source code (collectively, “Trade Secrets”), and (e) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing, including proprietary rights in inventions (whether or not patentable), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, methods, processes, techniques, formulae, research and development, compilations, devices, data, specifications, reports, analyses, analytics, customer lists, vendor lists, pricing and cost information and business and marketing plans and proposals.
“Intercompany Note” means that certain Intercompany Promissory Note in the original principal amount of $300,000,000, dated April 28, 2020 executed by Seller Parent and payable to the order of the Company.
“Intercreditor Agreement” means that certain First Lien Pari Passu Intercreditor Agreement, dated as of April 28, 2020, by and among the Jefferies Finance LLC as agent, and Seller Parent, and acknowledged and agreed to by GN LLC.

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“Interim Financial Statements” has the meaning set forth in Section 3.7(a).
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned, leased, outsourced or licensed (including as a cloud service) by any Acquired Party for use in the operation of the Business.
“Jefferies” means Jefferies Financial Group Inc.
“Landcadia” has the meaning set forth in the Preamble.
“Landcadia 2020 LTIP” has the meaning set forth in Section 5.17.
“Landcadia A&R Bylaws” has the meaning set forth in the Recitals.
“Landcadia Board” means the board of directors of Landcadia.
“Landcadia Board Recommendation” has the meaning set forth in Section 5.4(c).
“Landcadia Capital Stock” means, collectively, the Landcadia Class A Common Stock and the Landcadia Class B Common Stock.
“Landcadia Class A Common Stock” means Landcadia’s Class A common stock, par value $0.0001 per share.
“Landcadia Class B Common Stock” means Landcadia’s Class B common stock, par value $0.0001 per share.
“Landcadia Closing Cash Contribution Amount” means an amount equal (a) Aggregate Closing Cash Consideration Amount, plus (b) the Minimum Cash Balance.
“Landcadia Common Stock” means, collectively (i) the Landcadia Class A Common Stock following the conversion of all shares of Landcadia Class B Common Stock into Landcadia Class A Common Stock in connection with the Closing pursuant to the Landcadia Organizational Documents and (ii) the Landcadia Class B Common Stock.
“Landcadia Common Stockholders” means, collectively, the holders of Landcadia Class A Common Stock and Landcadia Class B Common Stock.
“Landcadia Disinterested Directors” means the directors on the Landcadia Board excluding Tilman J. Fertitta and Richard Handler.
“Landcadia Disinterested Stockholders” means, collectively, all Landcadia Common Stockholders other than (a) Tilman J. Fertitta, the Seller Parties and Related Persons of the foregoing, (b) Jefferies and any of its Related Persons, and (c) any other Person not deemed disinterested in the Transactions under the Laws of the State of Delaware, and their respective Affiliates and Related Persons.
“Landcadia Financial Statements” has the meaning set forth in Section 4.9(a).
“Landcadia Fourth A&R Certificate of Incorporation” has the meaning set forth in the Recitals.
“Landcadia Fundamental Representations” means the representations of Landcadia and Landcadia HoldCo set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.7, and Section 4.13.
“Landcadia HoldCo” has the meaning set forth in the Preamble.
“Landcadia HoldCo A&R LLCA” has the meaning set forth in the Recitals.
“Landcadia HoldCo Class A Units” has the meaning set forth in the Recitals.

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“Landcadia HoldCo Class B Units” means the Class B membership interests in Landcadia HoldCo, which shall have no voting rights and which shall be exchangeable into Landcadia Class A Common Stock in accordance with the Landcadia Organizational Documents, the Landcadia HoldCo A&R LLCA and this Agreement.
“Landcadia Material Adverse Effect” means (a) any change, event or effect that would prevent or materially delay the ability of any Landcadia Party to perform its obligations under this Agreement or (b) any change, event or effect relating to any Landcadia Party that would have a material adverse effect on the business, results of operations, workforce, properties, assets, liabilities or financial condition of the Landcadia Parties, taken as a whole.
“Landcadia Non-Fundamental Representations” means all of the representations of Landcadia and Landcadia HoldCo set forth in Article V, other than the Landcadia Fundamental Representations.
“Landcadia Organizational Documents” means the Organizational Documents of Landcadia.
“Landcadia Party” means any of Landcadia and Landcadia HoldCo.
“Landcadia Purchase Proxy Statement” has the meaning set forth in Section 3.7.
“Landcadia Record Date” means the record date used for determining the Landcadia Common Stockholders entitled to vote at the Special Meeting.
“Landcadia Releasing Parties” has the meaning set forth in Section 8.18(b).
“Landcadia SEC Filings” means the forms, reports, schedules and other documents filed by Landcadia with the SEC, including the Landcadia Purchase Proxy Statement, Additional Landcadia Filings, the Signing Form 8-K and the Closing Form 8-K, and all amendments, modifications and supplements thereto.
“Landcadia Stock Redemption” means the election of an eligible holder of Landcadia Class A Common Stock (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) to redeem all or a portion of such holder’s shares of Landcadia Class A Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) in connection with the Landcadia Stockholder Approval.
“Landcadia Stockholder Approval” means, collectively, assuming a quorum is present, (a) the affirmative vote of both (i) a majority of the shares of Landcadia Capital Stock that are voted at the Special Meeting (as defined below) and (ii) a majority of the shares of Landcadia Class A Common Stock outstanding and held by the Landcadia Disinterested Stockholders, approving (x) the entry into this Agreement by the Landcadia Parties and any Ancillary Agreement to which such Landcadia Party is a party, (y) each of the Transaction Proposals (as defined below), other than Transaction Proposal (C), and (z) the consummation of the Transactions, and (b) in the case of Transaction Proposal (C), the affirmative vote of both (i) a majority of the shares of Landcadia Capital Stock outstanding and (ii) a majority of the shares of Landcadia Class A Common Stock outstanding and held by the Landcadia Disinterested Stockholders, adopting and approving the Landcadia Fourth A&R Certificate of Incorporation.
“Law” means any common law, statutes, rules, codes, regulations, ordinances, determinations or orders of, or issued by, a Governmental Authority.
“Lenders” means the lenders that are named in (and signatories to) the Credit Agreement.
“LGL” means Landry’s Gaming, LLC.
“Liabilities” shall mean any and all Indebtedness, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.
“Lien” means any mortgage, pledge, easement, security interest, charge, claim, license, option, conditional sale or other title retention agreement, lien or other encumbrance or right of any third party.

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“Lockup Agreement Amendment” means that certain Amendment to the Letter Agreement, to be entered into at the Closing, by and among FEI, Jefferies, Landcadia, and the other insider signatories thereto, substantially in the form set forth on Exhibit D.
“Material Contracts” has the meaning set forth in Section 3.13(a).
“Minimum Cash Balance” means an amount equal to $80,000,000.
“Minimum Cash Balance Contribution” has the meaning set forth in the Recitals.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Nasdaq Listing Rule 5620(a) Deficiency” means any deficiency under or failure to comply with Nasdaq Listing Rule 5620(a).
“New GNOG” has the meaning set forth in the Recitals.
“New GNOG Membership Interests” means the membership interests of GNOG.
“New Lease Agreements” has the meaning set forth in the Disclosure Schedules.
“Nondisclosure Agreement” means that certain Nondisclosure Agreement, dated as of June 17, 2020, by and between the Company and Landcadia.
“Notice” has the meaning set forth in Section 8.3.
“Office Spaces” has the meaning set forth in Section 3.14(b).
“Online Gaming Operations Agreement” has the meaning set forth in the Disclosure Schedules.
“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice of the Acquired Parties or the Business (including, for the avoidance of doubt, the Business as conducted by the Predecessor Entities prior to the Initial GNOG Reorganization).
“Organizational Documents” means (a) the certificate of incorporation, (b) bylaws, (c) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, (d) any limited liability company, partnership or shareholder agreement, and (e) any amendment to any of the foregoing.
“Outside Date” has the meaning set forth in Section 7.1(d).
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Acquired Parties.
“Party” and “Parties” has the meaning set forth in the Preamble.
“PCAOB” means the United States Public Company Accounting Oversight Board.
“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable, (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the Ordinary Course of Business or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company, (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property that are not, individually or in the aggregate, material to the Business, (d) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the Ordinary Course of Business which are not, individually or in the aggregate, material to the Business, and (e) the Credit Agreement Liens.
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

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“Personal Data” means any information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person, including by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.
“Personal Information” means information that, alone or in combination with other information, allows the identification of an individual or can be used to contact an individual, including without limitation, names, addresses, email addresses, account usernames, Internet Protocol (IP) addresses or other information that is regulated by one or more Privacy Laws.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.
“Predecessor Entities” means the predecessors-in-interest of the Acquired Parties.
“Privacy and Security Requirements” means (a) all applicable Laws relating to the Processing of Personal Information, (b) all applicable Privacy Contracts and (c) all applicable Privacy Policies.
“Privacy Contracts” means all Contracts between any Acquired Party and any Person that are applicable to the Processing of Personal Information.
“Privacy Laws” means any Laws or Governmental Orders applicable to the Processing of Personal Information including, without limitation, Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Children’s Online Privacy Protection Act (COPPA), the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (CAN-SPAM Act), the Telephone Consumer Protection Act (TCPA), all United States state telemarketing laws, and all Laws related to breach notification.
“Privacy Policies” means all written policies published by any Acquired Party relating to the Processing of Personal Information, including all Company Website and mobile application privacy policies.
“Private Placement Warrants” has the meaning set forth in Section 4.13(a).
“Privileged Materials” has the meaning set forth in Section 8.19(b).
“Process” or “Processing” means creation, collection, use, storage, maintenance, processing, recording, transfer, transmission, receipt, import, export, protection (including safeguarding and security measures), access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).
“Publicly Available Software” means any Software (or portion thereof) that is distributed as free Software or open source Software (for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, or the Apache Software License), or pursuant to open source, copyleft or similar licensing and distribution models, or that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (a) be disclosed or distributed in source code form, (b) be licensed for the purpose of making derivative works or (c) be redistributable at no or minimal charge.
“Purchased Assets” has the meaning set forth in Section 5.14(h).
“Real Property” has the meaning set forth in Section 3.14(b).
“Redemption Amount” means any amounts paid to Landcadia Common Stockholders in connection with the Landcadia Stock Redemption.
“Registered Intellectual Property” has the meaning set forth in Section 3.19(b).
“Related Person” means with respect to any Person, any Affiliate of such Person or any employee, officer, director, shareholder, partner, manager, member or direct or indirect owner of such Person, or any spouse, parent, sibling, child, lineal descendant or trust for the benefit of any of the foregoing.

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“Relevant Licenses” means all licenses, permissions, authorizations, permits and consents issued by any Gaming Regulatory Authority to the Acquired Parties or any officers, directors or employees thereof which are necessary to operate the Business and/or IT Assets in accordance with the Applicable Gaming Laws.
“Reorganization” means the GNOG HoldCo Formation, the GNOG LLC Formation, the GNOG Conversion and the GNOG HoldCo Pledge.
“Reorganization Documents” means those documents, instruments and agreements entered into in connection with the Reorganization.
“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, managers, members, stockholders, partners, incorporators, trustees, counsel, financial advisors, auditors and other agents or authorized representatives.
“Sarbanes-Oxley Act” has the meaning set forth in Section 4.16.
“SEC” the United States Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 4.9(a).
“Second A&R Intercompany Note” has the meaning set forth in Section 5.19(b).
“Second Landcadia HoldCo Contribution” has the meaning set forth in the Recitals.
“Section 409A” means Section 409A of the Code, the regulations thereunder, and other official U.S. Treasury guidance issued thereunder.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Organizational Documents.
“Security Breach” means any security breach of Personal Information under applicable Laws, in each case, to the extent such Personal Information is or was used in or held in connection with the Business.
“Security Incident” means any successful unauthorized access, use, disclosure, modification, or destruction of confidential information or Personal Information, or successful material interference with system operations of IT Assets, in each case, to the extent such confidential information, Personal Information or systems operations are or were used in or held in connection with the Business.
“Self-Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.
“Seller Parent” has the meaning set forth in the Preamble.
“Seller/Company Parties” has the meaning set forth in Section 8.19(a).
“Seller Parent Guaranty” has the meaning set forth in the Recitals.
“Seller Party” means Seller Parent and its Affiliates, other than the Acquired Parties.
“Seller Releasing Parties” has the meaning set forth in Section 8.18(a).
“Shared Services Agreement” means that certain Shared Services Agreement, by and among the Company, Golden Nugget Atlantic City and GN LLC, dated as of April 27, 2020, as amended from time to time.
“Signing Form 8-K” has the meaning set forth in Section 5.2.
“Software” means all computer software, mobile applications and databases, including source code and object code, development tools, comments, user interfaces, menus, buttons and icons, and all files, data,

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scripts, application programming interfaces, manuals, design notes, programmers’ notes, architecture, algorithms and other items and documentation related thereto or associated therewith, and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof; and all media and other tangible property necessary for the delivery or transfer thereof.
“Special Meeting” has the meaning set forth in Section 5.5.
“Straddle Period” means a taxable period that begins before (but does not end on or before) the Closing Date.
“Subsidiary” with respect to any Person, means any corporation, limited liability company, limited partnership, partnership, trust or other entity with respect to which such Person has the power, directly or indirectly through one or more intermediaries, to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body.
“Subsidiary Equity Interests” has the meaning set forth in Section 3.4(a).
“Surviving Provisions” has the meaning set forth in Section 7.2.
“Tax” means any United States or foreign, state or local income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, use, transfer, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty, or addition thereto.
“Tax Matter” has the meaning set forth in Section 5.14(b).
“Tax Receivable Agreement” has the meaning set forth in Section 5.14(j).
“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Terminating Landcadia Breach” has the meaning set forth in Section 7.1(c).
“Terminating Seller Breach” has the meaning set forth in Section 7.1(b).
“Third A&R Certificate of Incorporation” means that certain Third Amended and Restated Certificate of Incorporation of Landcadia, dated May 6, 2019.
“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”
“Trademark License Agreement” means that certain Trademark License Agreement, dated April 27, 2020, by and among GN LLC, GNLV, LLC and the Company.
“Transaction Expenses” means the fees and expenses incurred, accrued, paid or payable by Landcadia, Seller Parent or any of the Acquired Parties in connection with the Transactions, the Initial GNOG Reorganization and the Reorganization, and other expenses incurred by or on behalf of the Seller Parties in connection with the Business, in each case, as set forth on Schedule 2.4, which includes certain financing fees, legal, accounting, financial advisory and other advisory, transaction or consulting fees and expenses, in each case, to the extent not paid at or prior to the Closing.
“Transaction Proposals” has the meaning set forth in Section 5.5.
“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.
“Trust Account” has the meaning set forth in Section 4.6(a).
“Trust Agreement” has the meaning set forth in Section 4.6(a).
“Trustee” has the meaning set forth in Section 4.6(a).

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“Unauthorized Code” means any virus, Trojan horse, worm, or other malware or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data.
“Voting Stock Consideration” means a number of shares of Landcadia Class B Common Stock equal to the Base Equity Consideration Unit Count.
“Year-End Financial Statements” has the meaning set forth in Section 3.7(a).
Section 1.2   Construction.   The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the word “including” and its derivatives means “without limitation” and its derivatives, the word “or” is not exclusive and the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Disclosure Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. Any capitalized terms used in any Disclosure Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the applicable industry or in general commercial usage). Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person. All references to dollars (or the symbol “$”) contained herein shall be deemed to refer to United States dollars. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
ARTICLE II
PURCHASE AND SALE TRANSACTIONS
Section 2.1   Consideration.   On the terms and subject to the conditions set forth in this Agreement and the Ancillary Documents, at the Closing, (i) Seller Parent shall contribute to Landcadia HoldCo, and Landcadia HoldCo shall accept, all of the issued and outstanding equity interests in GNOG HoldCo free and clear of all Liens (other than Securities Liens or Credit Agreement Liens) and together with all accrued rights and benefits attached thereto; (ii) Landcadia HoldCo shall transfer, convey, assign and deliver to Seller Parent, and Seller Parent shall accept, a number of shares of Landcadia Class B Common Stock equal to the Voting Stock Consideration free and clear of all Liens (other than Securities Liens) and together with all accrued rights and benefits attached thereto; (iii) Landcadia HoldCo shall issue to Seller Parent, and Seller Parent shall accept, a number of shares of Landcadia HoldCo Class B Units equal to the Equity Interest Consideration free and clear of all liens (other than Securities Liens); (iv) Landcadia HoldCo shall transfer, or cause to be transferred to GNOG HoldCo the Credit Agreement Payoff Contribution in furtherance of the Credit Agreement Payoff, and (v) Landcadia HoldCo shall pay, or cause to be paid to Seller Parent the Closing Cash Consideration.
Section 2.2   Closing.   Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, or remotely by electronic exchange of executed documents, commencing at 10:00 a.m. New York time on the date that is two (2) Business Days after the date on which all conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Landcadia and Seller Parent may mutually agree. The date on which the Closing actually

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occurs is referred to in this Agreement as the “Closing Date.” The Closing will be deemed effective at 12:01 a.m. New York time on the Closing Date.
Section 2.3   Deliveries at Closing.
(a)   Subject to the terms and conditions of this Agreement, at the Closing, Seller Parent shall deliver to Landcadia:
(i)   a certificate, signed by an authorized officer of Seller Parent, as contemplated by Section 6.2(c);
(ii)   duly executed counterparts to any agreements required to be executed by the Seller Parties or their respective Affiliates pursuant to the Disclosure Schedules, any such agreement in a form reasonably mutually acceptable to the Parties;
(iii)   a certificate of merger duly evidencing the GNOG Conversion;
(iv)   a counterpart to the Landcadia HoldCo A&R LLCA, including a capitalization schedule evidencing the Equity Interest Consideration issued to Seller Parent, duly executed by Seller Parent;
(v)   the A&R Intercompany Notes, duly executed by parties thereto;
(vi)   a counterpart to the Tax Receivable Agreement, duly executed by Seller Parent;
(vii)   a counterpart to the Lockup Agreement Amendment, duly executed by FEI;
(viii)   a counterpart to the A&R Registration Rights Agreement, duly executed by FEI;
(ix)   the Credit Agreement Payoff Letter, duly executed by the 2020 Buyback Term Loan Lenders, or their administrative agent;
(x)   certificates of good standing (or equivalent document) each dated not more than ten (10) Business Days prior to the Closing Date (x) for GNOG HoldCo, issued by the Secretary of State of Delaware, and (y) for New GNOG, issued by the Secretary of State of New Jersey and any other jurisdiction in which the Company operated and in which New GNOG is required to be qualified to do business; and
(xi)   an IRS Form W-9, duly executed by FEI in respect of Seller Parent.
(b)   Subject to the terms and conditions of this Agreement, at the Closing, Landcadia and Landcadia HoldCo shall deliver to Seller Parent:
(i)   certificates, signed by an authorized officer of Landcadia and an authorized officer of Landcadia HoldCo, respectively, as contemplated by Section 6.3(c);
(ii)   counterparts to any agreements required to be executed by the Landcadia Parties or their respective Affiliates pursuant to the Disclosure Schedules, any such agreement in a form reasonably mutually acceptable to the Parties;
(iii)   a certificate, signed by the secretary of Landcadia, certifying that (x) the Landcadia Stockholder Approval has been obtained and remains in full force and effect, (y) the Landcadia Stock Redemption has been completed, and (z) at the Closing, Landcadia the Trust Account has an aggregate amount equal to the Minimum Cash Balance in cash or investments in government securities or money market funds that invest only in direct U.S. Treasury obligations, in each case as permitted under the Trust Agreement;
(iv)   evidence of shares representing the number of Landcadia Class B Common Stock equal to the Voting Stock Consideration issued in the name of Seller Parent;
(v)   an amount equal to the Closing Cash Consideration, in immediately available funds, to an account specified by Seller Parent no later than two (2) Business Days prior to the Closing Date;

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(vi)   a counterpart to the Tax Receivable Agreement, duly executed by Landcadia;
(vii)   a counterpart to the Landcadia HoldCo A&R LLCA, including a capitalization schedule evidencing the Equity Interest Consideration issued to Seller Parent, duly executed by Landcadia and Landcadia HoldCo;
(viii)   a counterpart to the Lockup Agreement Amendment, duly executed by Landcadia and Jefferies;
(ix)   counterparts to the A&R Registration Rights Agreement, duly executed by Landcadia and Jefferies; and
(x)   a counterpart to the A&R Intercompany Notes, duly executed by New GNOG.
(c)   As promptly as possible following the Credit Agreement Payoff Contribution, New GNOG shall pay, or cause to be paid, the Credit Agreement Payoff Amount.
Section 2.4   Transaction Expenses.   Subject to the terms and conditions of this Agreement, from and after the Closing, New GNOG shall be liable for and pay the Transaction Expenses accruing prior to and through the Closing in accordance with (and subject to the limitations set forth in) this Agreement and Schedule 2.4.
Section 2.5   Withholding Rights.   Landcadia and the Landcadia HoldCo shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration under the Code, Treasury Regulations or any applicable provisions of state, local or non-U.S. Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made
Section 2.6   Allocation of Purchase Price.   The Parties agree that the Asset Consideration shall be allocated in accordance with Section 1060 of the Code and the Treasury Regulations thereunder. The Parties agree that Landcadia shall prepare and provide to Seller Parent a draft allocation of the Asset Consideration among the Purchased Assets within ninety (90) days after the Closing Date. Seller Parent shall notify Landcadia within thirty (30) days of receipt of such draft allocation of any objection Seller Parent may have thereto. Unless Seller Parent delivers a notice of objection with respect to the allocation of the Asset Consideration by the conclusion of such thirty (30) day period, the draft allocation provided by Landcadia to Seller Parent pursuant to the second sentence of this Section 2.6 shall become final and binding upon the Parties. Landcadia and Seller Parent agree to resolve any disagreement with respect to such allocation in good faith. If Landcadia and Seller Parent are unable to timely resolve such disagreement within thirty (30) days following the delivery of such a notice of objection, then any remaining disputed matters shall be finally and conclusively determined by a mutually agreed independent accounting firm, the fees and expenses of which shall be paid by Landcadia and Seller Parent in a manner determined by such accounting firm. In addition, the Parties hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use an agreed allocation determined pursuant to this Section 2.6 in connection with the preparation of Internal Revenue Service Form 8594 as such Form relates to the Purchased Assets. No Party shall file any Tax Return or other document or otherwise take any position which is inconsistent with an agreed allocation determined pursuant to this Section 2.6, except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or as required by Law; provided, that no Party (nor their Affiliates) shall be obligated to litigate any challenge to such allocation of the Asset Consideration by any Governmental Authority. The Parties shall promptly inform one another of any challenge by any Governmental Authority to any agreed allocation made pursuant to this Section 2.6 and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
SELLER PARENT AND THE ACQUIRED PARTIES
Except as set forth in the Disclosure Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Seller Parent represents and warrants to Landcadia and Landcadia HoldCo as follows as of the date of this Agreement and as of the Closing Date (provided that (x) representations that by their terms speak specifically as of the date of this Agreement or another date, shall be deemed given as of such date, and (y) representations with respect to GNOG LLC and New GNOG shall be deemed to be given solely as of the Closing Date):
Section 3.1   Organization and Authority.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New Jersey and has all requisite corporate power and authority to own, lease or operate its assets and to conduct the Business. As of the Closing, New GNOG will be a limited liability company validly existing and in good standing under the Laws of the State of New Jersey. The copies of the Organizational Documents of the Company previously made available to Landcadia and its Representatives, are true, accurate and complete and are in effect as of the date of this Agreement. The Company is, and as of the Closing, New GNOG will be, duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect on the ability of the Company, or, as of the Closing, New GNOG, to enter into and perform its obligations under this Agreement.
(b)   GNOG HoldCo is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted.
(c)   Seller Parent is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Texas and has all requisite limited liability power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted.
Section 3.2   Authorization and Enforceability.   Each of the Company, Seller Parent and GNOG HoldCo has, and, as of the Closing, New GNOG will have all requisite corporate or entity power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. At the Closing, each of New GNOG, Seller Parent and GNOG HoldCo will have full corporate or entity power and authority to enter into and perform its obligations under each other agreement, document or certificate to be executed by such Party at the Closing and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Transactions have been or will be duly and validly authorized and approved by all requisite entity action of the Company, New GNOG, Seller Parent and GNOG HoldCo, respectively, and no other corporate proceeding on the part of the Company, New GNOG, Seller Parent or GNOG HoldCo is necessary to authorize this Agreement or any Ancillary Agreement to which any of the Company, New GNOG, Seller Parent or GNOG HoldCo is or will be a party. This Agreement has been duly and validly executed and delivered by the Company, Seller Parent and GNOG HoldCo, respectively, and assuming due authorization and execution by each other Party hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, New GNOG, as successor to the Company, Seller Parent and GNOG HoldCo, respectively, enforceable against the Company, New GNOG, as successor to the Company, Seller Parent and GNOG HoldCo, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (the “Bankruptcy and Equity Exceptions”). Each Ancillary Agreement to be executed by Company, New GNOG, Seller Parent or GNOG HoldCo at or prior to the Closing will be, when executed and delivered by such entity, duly and validly

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executed and delivered, and assuming due authorization and execution by each other Party hereto and consummation of the Closing, will constitute a legal, valid and binding obligation of such entity, enforceable against such entity, in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
Section 3.3   Noncontravention.   The execution, delivery and performance of this Agreement by the Company, New GNOG (as successor to the Company), Seller Parent and GNOG HoldCo and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of the Company’s, New GNOG’s, Seller Parent’s or GNOG HoldCo’s Organizational Documents, (b) upon issuance of any required Gaming Regulatory Authority approvals, conflict with or result in any violation of any provision of any Law or Governmental Order applicable to the Company, New GNOG, Seller Parent or GNOG HoldCo, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract, or (d) result in the creation of any Lien upon any of the material properties or assets of any Acquired Party (other than Securities Liens or Credit Agreement Liens), except in the case of clauses (b), (c) and (d), as set forth on Schedule 3.3 or where any such violation, conflict, breach or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4   Subsidiaries.
(a)   Schedule 3.4(a) lists for each Subsidiary of the Company, New GNOG (as successor to the Company) and GNOG HoldCo, (a) its authorized (i) common stock, preferred stock or other equity interests, (ii) securities entitled to convert into or be exchanged for any security described in clause (i), and (iii) any option, warrant or other right to purchase or otherwise acquire any security described in clauses (i) and (ii) (collectively, the “Subsidiary Equity Interests”), (b) the number and type of Subsidiary Equity Interests issued and outstanding, and (c) the identity of each owner (of record and beneficially) of such Subsidiary Equity Interests and number held by each holder.
(b)   All outstanding Subsidiary Equity Interests are owned of record by one or more of the Acquired Parties, free and clear of all Liens (other than Securities Liens or the Credit Agreement Liens). All the outstanding Subsidiary Equity Interests of each Subsidiary of the Company have been (and when formed, the outstanding Subsidiary Equity Interests of New GNOG will be) duly authorized and validly issued and were not (and in the case of New GNOG, will not be) issued in violation of any preemptive rights.
(c)   Except as set forth on Schedule 3.4(c):
(i)   no shares of capital stock or other equity or voting interests of any Subsidiary of GNOG HoldCo or the Company are issued, reserved for issuance or outstanding other than the Subsidiary Equity Interests;
(ii)   when formed, no shares of capital stock or other equity or voting interests of any Subsidiary of New GNOG will be issued, reserved for issuance or outstanding other than the Subsidiary Equity Interests;
(iii)   there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which any Subsidiary of GNOG HoldCo, the Company or New GNOG, as successor to the Company, is a party or which are binding upon any Subsidiary of GNOG HoldCo, the Company or New GNOG, as successor to the Company, providing for the issuance, disposition or acquisition of any of its equity interests (other than this Agreement);
(iv)   there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interests in, any Subsidiary of GNOG HoldCo, the Company or New GNOG, as successor to the Company;

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(v)   no Subsidiary of GNOG HoldCo, the Company or New GNOG, as successor to the Company, has any authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the equity holders of any Subsidiary of GNOG HoldCo, the Company or New GNOG, as successor to the Company, on any matter; and
(vi)   there are no irrevocable proxies and no voting agreements with respect to any capital stock of, or other equity or voting interests in, any Subsidiary of GNOG HoldCo, the Company or New GNOG, as successor to the Company.
Section 3.5   Governmental Authorities; Consents.   Except as set forth on Schedule 3.5, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of the Acquired Parties with respect to the Acquired Parties’ execution, delivery or performance of this Agreement or the consummation of the Transactions, except for (a) applicable requirements of the HSR Act, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Acquired Parties to perform their respective obligations under this Agreement or to consummate the Transactions, and (c) the filings of the certificate of merger duly evidencing the GNOG Conversion.
Section 3.6   Capitalization.
(a)   After giving effect to the Reorganization and as of immediately prior to the Closing, GNOG HoldCo will own all of the equity interests in New GNOG. All of the issued and outstanding shares of Company Capital Stock, and, as of the Closing, all of the membership interests of New GNOG, (x) have been duly authorized and validly issued and (in the case of the Company Capital Stock) are fully paid and nonassessable, (y) were issued in compliance in all material respects with applicable Law, and (z) were not issued in breach or violation of any preemptive rights or Contract. All of the Company Capital Stock and, as of the Closing, all of the New GNOG Membership Interests, are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83. There are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts or commitments that would require the Company or New GNOG to issue, sell or otherwise cause to become outstanding any of its equity securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the shares of capital stock of the Company or other equity or voting securities of the Company, or, as of the Closing, of any equity or voting interests in New GNOG. There are no voting trusts, equityholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities or voting interests of the Company, or any of its Subsidiaries, or, as of the Closing, of any equity or voting interests in New GNOG. The Company, and, as of Closing, New GNOG, does not have any authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the shareholders of the Company, or, as of Closing, the members of New GNOG, on any matter. There are no irrevocable proxies and no voting agreements with respect to any capital stock of, or other equity or voting interests in, the Company, or, as of Closing, the equity or voting interests in New GNOG.
(b)   Seller Parent is the record and beneficial owner of all of the outstanding membership interests in GNOG HoldCo, free and clear of any and all Liens other than Permitted Liens and Securities Liens. There are no voting trusts, proxies or other Contracts between Seller Parent and any other Person with respect to the voting or transfer of any of the GNOG HoldCo membership interests.
Section 3.7   Financial Statements.
(a)   The Company has furnished audited financial statements of the Company, including audited balance sheets, statements of income (loss) and statements of changes in stockholders’ equity (deficit)

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and statements of cash flows as of and for the twelve-months ended December 31, 2019 and 2018 (collectively, the “Year-End Financial Statements”), together with all related notes and schedules thereto, with all periods presented as if the Initial GNOG Reorganization had occurred as of the earliest period presented and prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X, accompanied by a signed report of the Company’s independent auditor with respect thereto, which report refers to the standards of the PCAOB and is unqualified. As promptly as practicable after the date of this Agreement, the Company will furnish (i) unaudited financial statements of the Company, including balance sheets, statements of income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows as of and for the three (3) month period ended March 31, 2020 and the comparable period in the prior year (the “Interim Financial Statements” and, together with the Year-End Financial Statements, the “Financial Statements”), with all periods presented as if the Initial GNOG Reorganization had occurred as of the earliest period presented and prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X and a review by the Company’s independent auditor in accordance with PCAOB Auditing Standard 4105 and (ii) all selected financial data of the Acquired Parties and the Business required by Item 301 of Regulation S-K, in each case to be included in a proxy statement for the purpose of soliciting proxies from the Landcadia Common Stockholders to vote at the Special Meeting in favor of the Transaction Proposals (the “Landcadia Purchase Proxy Statement”).
(b)   The Year-End Financial Statements present, and the Interim Financial Statements (when delivered) will present, fairly, in all material respects, the financial position, results of operations and cash flows of the Company and the Business (as applicable) and the changes in its financial position as of the dates and for the periods indicated in such Financial Statements in accordance with past practice (except for notes and normal year-end adjustments the impact of which is not material) and were derived from, and accurately reflect in all material respects, the books and records of the Acquired Parties. The Acquired Parties’ books and records are complete and accurate, except where failure to be so complete or accurate would not have a material and adverse effect on the Acquired Parties or the Business or materially affect the accuracy of the Financial Statements.
Section 3.8   Indebtedness.   Except as set forth on Schedule 3.8, no Acquired Party has any Indebtedness as of the date of this Agreement, other than accounts payable incurred in the Ordinary Course of Business. The Company is a party to the Credit Agreement, including that certain Amendment to the Credit Agreement (the “Credit Agreement Amendment”), dated as of June 12, 2020 and effective with respect to the Effective Date Amendments (as defined therein).
Section 3.9   Undisclosed Liabilities.   There is no liability, debt or obligation against any Acquired Party or the Business that would be required to be set forth or reserved for on a balance sheet of such Acquired Party (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities and obligations (i) reflected or reserved for on the Financial Statements or disclosed in the notes thereto (if any) (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material and adverse to the Acquired Parties or the Business, taken as a whole or (ii) that have arisen since the date of the most recent balance sheet included in the Interim Financial Statements (when delivered to Landcadia) in the Ordinary Course of Business).
Section 3.10   Litigation and Proceedings.   Except as set forth on Schedule 3.10, (i) there are no pending or, to the Company’s Knowledge, threatened, Actions against any Acquired Party or the Business, or otherwise affecting the Business or any Acquired Party or its assets, properties or rights, (ii) to the Company’s Knowledge, (A) no facts or circumstances exist that would reasonably be expected to give rise to any such Actions and (B) there is no valid basis for any such Action, (iii) no Acquired Party or any property, asset or business of any Acquired Party is subject to any Governmental Order, or, to the Company’s Knowledge, any continuing investigation by, any Governmental Authority that is specific to the Business or such Party, property, asset or business, and (iv) there is no unsatisfied judgment or any open injunction binding upon any Acquired Party, except in the case of clauses (i), (ii), (iii) or (iv) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.11   Compliance with Laws.
(a)   Subject to Section 3.12, (i) each Acquired Party has complied since January 1, 2017, and is now complying with all Laws applicable to it or its business, properties or assets, and (ii) each Predecessor Entity has complied since January 1, 2017 through the Initial GNOG Reorganization Date with all Laws applicable to the Business, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect. No Acquired Party (and no Predecessor Entity, with respect to the Business) has received any notice from any Governmental Authority (including from any Data Protection Authorities) during the preceding one-year period that any violation of the foregoing is being or may be alleged or that assert a lack of substantial compliance with any applicable Laws, orders or regulatory requirements that have not been resolved and there is no pending or, to the Company’s Knowledge, threatened regulatory Action, investigation or inquiry of any sort (other than non-material routine or periodic inspections or reviews) from any Governmental Authority against any Acquired Party or any Predecessor Entity with respect to the Business.
(b)   To the Company’s Knowledge (i) since January 1, 2017, each Acquired Party has been in compliance in all material respects with all Data Protection Legislation applicable to their operations, and (ii) since January 1, 2017 through the Initial GNOG Reorganization Date, each Predecessor Entity has been in compliance in all material respects with all Data Protection Legislation applicable to the Business.
(c)   Since January 1, 2017, to the Company’s Knowledge, none of the Acquired Parties or Predecessor Entities or any of their respective Representatives have directly or indirectly paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Authority to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage in each case in violation in any material respect of ABC Laws. Each Acquired Party that engages in operations other than exclusively as a holding company has policies and procedures in place designed to ensure compliance with the applicable ABC Laws and other anti-bribery, anti-corruption and anti-money laundering Laws and are following such policies and procedures in all material respects. To the Company’s Knowledge, no Government Official, nor any such individual’s immediate family member, is an officer or director or owns any securities of any Acquired Party.
(d)   No Acquired Party or Predecessor Entity nor, to the Company’s Knowledge, any of their Representatives, since January 1, 2017, has agreed to become or is presently, engaged in any conduct (including by way of acquiescence or failure to perform) that violates in any material respect any ABC Laws or AML Laws that are applicable to such Acquired Party or the Business. The books and records of each Acquired Party and Predecessor Entity are in compliance in all material aspects with the requirements under the ABC Laws or AML Laws that are applicable to such Acquired Party or the Business. No Acquired Party or Predecessor Entity nor, to the Company’s Knowledge, any of their current and former Representatives, has used, since January 1, 2017, or agreed to use proceeds from the Business in a manner that violates ABC Laws applicable to the Business in any material respect.
Section 3.12   Licenses.   Except as set forth on Schedule 3.12:
(a)   The Company has applied for a casino service industry enterprise license (“CSIE”) and as an applicant, has received the necessary consents and authorizations to conduct the Business. Each Acquired Party has obtained, and is in material compliance with, all Relevant Licenses necessary to conduct the Business and all Relevant Licenses that are necessary to conduct the Business are in full force and effect and the Acquired Parties are in material compliance with all Relevant Licenses.
(b)   Subject to completion of any regulatory obligations resulting from the Transactions, no Relevant License is liable to be varied, suspended or revoked as a result of the Closing.
(c)   As of the date hereof, to the Company’s Knowledge and subject to any change of Law following after the date hereof, there is no fact or circumstance that is reasonably expected to cause any Relevant License to be lapsed, terminated, invalidated, cancelled, revoked, suspended, subject to a

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variation or additional conditions during its current term or not to be renewed on terms which are no less advantageous to the relevant Acquired Party than the current terms of such Relevant License, and each action necessary to be undertaken by the relevant Acquired Party and Relevant License holders for the renewal or extension of each Relevant License due to expire within three (3) months from the date hereof has been duly taken.
(d)   The Company has applied for a CSIE license which application is pending and has not been withdrawn and has been granted transactional waivers to conduct the Business. No Acquired Party has (i) made any application for any other license from any Gaming Regulatory Authority that has not been issued, granted or given (for whatever reason) or (ii) withdrawn any such application.
(e)   Where required to do so under Applicable Gaming Law or as requested by any Gaming Regulatory Authority, all relevant directors, officers and employees of any relevant Acquired Party (and contractors acting on behalf of any such Acquired Party) have applied for or obtained qualification or licensure which, if applicable, are in full force and effect.
(f)   All matters relating to the Business which are required to be notified to the relevant Gaming Regulatory Authority in accordance with Applicable Gaming Law and the terms and conditions of any Relevant License have been so notified.
(g)   Since January 1, 2017, none of the Acquired Parties or Predecessor Entities nor, to the Company’s Knowledge, any of their respective Representatives, has done or omitted to do anything in breach of the Applicable Gaming Laws applicable to the Business of any jurisdictions in which it holds a Relevant License, except where such breach or failure would not have a Company Material Adverse Effect or would not reasonably be expected to result in the revocation or suspension of such Relevant License.
(h)   Since January 1, 2017, none of the Acquired Parties or Predecessor Entities nor, to the Company’s Knowledge, any of their respective Representatives has received a written notice from a Governmental Authority alleging that the Business and/or IT Assets infringes or violates any Applicable Gaming Law in any material respect or is in breach of the terms of any Relevant License or that such Governmental Authority intends to pursue any review or investigation which could reasonably be expected to conclude with the imposition of any sanction on any Acquired Party or any of their respective Representatives and which would reasonably be expected to have a Company Material Adverse Effect.
(i)   The Company has adopted compliance policies for ensuring compliance with the terms and conditions of Relevant Licenses and Applicable Gaming Law, and true and complete copies of such compliance policies have been made available to Landcadia (including without limitation current policies adopted in respect of anti-money laundering, responsible gaming, age verification and complaints and risk assessments in respect of regulatory and business risk). Such compliance policies have been designed to provide reasonable assurances as to compliance with the terms and conditions of the Relevant Licenses and/or Applicable Gaming Laws. The Company adheres in all material respects to such compliance policies.
(j)   Since January 1, 2017: (i) to the Company’s Knowledge, each Acquired Party and Predecessor Entity is and was in compliance in all material respects with all Applicable Gaming Laws and Laws relating to gaming relevant to the Business or the Clients (as applicable), (ii) the Business has been operated in all material respects in a manner customary for businesses similar to the Business in such jurisdiction, and (iii) each Acquired Party and Predecessor Entity has been in compliance in all material respects with all Applicable Gaming Laws and Laws relating to gaming relevant to the Business or the Clients (as applicable).
(k)   As of the date hereof, the Acquired Parties, the Predecessor Entities, and their respective Representatives have not been, since January 1, 2017, or are currently, subject to any investigation, inquiry or criminal proceeding or other disciplinary action, whether pending or, to the Company’s Knowledge, threatened, relating to Applicable Gaming Laws and which is applicable to the Business.

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(l)   No Acquired Party or Predecessor Entity has received written notice of any actual or threatened proceedings with any Governmental Authority which would reasonably be expected to adversely affect any Relevant License used or held for use in the Business in any material respect.
(m)   Since January 1, 2017, there have not been: (i) any complaints, allegations or warnings directed to any Acquired Party or Predecessor Entity or investigations regarding any Relevant License (in each case, that any Acquired Party or Predecessor Entity received in writing from or was notified of in writing by a Gaming Regulatory Authority or any other Governmental Authority in respect of such Relevant License), or (ii) any fines or other formal sanctions that have been, or threatened in writing to be, imposed on any Acquired Party by a Gaming Regulatory Authority or any other Governmental Authority in relation to the Business relating to a breach of any Applicable Gaming Laws or any Relevant License.
(n)   To the Company’s Knowledge, none of the Persons required to be qualified or licensed (or the local equivalent) of any Acquired Party are or, since January 1, 2017, have been the subject of any formal or informal sanction imposed by, or received correspondence or written notice from, any Gaming Regulatory Authority in connection with their conduct or failure to comply with the terms and conditions of any such qualification or license (or the local equivalent) and/or indicating that it may review, or has commenced a review of, any such qualification or license (or the local equivalent).
(o)   Except for the agreements set forth on Schedule 3.12(o) (true and complete copies of which have been made available to Landcadia) and transactional waivers involving suppliers to the Company, there are no written agreements or undertakings in effect on the date of this Agreement with respect to the Business between (i) (A) any Acquired Party or Predecessor Entity or any of their respective employees in their capacity as such, on the one hand, and (B) any Gaming Regulatory Authority (including any conditions, restrictions, restraints, suspensions or impairments of any Relevant License or capacity to do business), on the other hand, or (ii) (X) any shareholders of any Acquired Party or Predecessor Entity (or Affiliates thereof, other than the Company and its Subsidiaries), on the one hand, and (Y) any relevant Gaming Regulatory Authority, on the other hand.
(p)   Each Acquired Party undertakes appropriate due diligence on each of its Clients, and requires each of its Clients to conduct appropriate due diligence on their operators, sub-licensees and customers (as applicable) who use the Software owned by the Acquired Parties.
(q)   Representatives of the Business actively monitor the use of the Software owned by the Acquired Parties by the Clients, and, to the Company’s Knowledge, the Clients are not using, and the Clients are not permitting the use by others, of the Software owned by the Acquired Parties in contravention of Laws related to gaming relevant to the Acquired Parties or the Clients (as applicable). The Acquired Parties require, to the extent required by applicable Law, each of its Clients (as applicable) to be licensed or otherwise authorized to conduct business with the Acquired Parties by a Gaming Regulatory Authority, and, to the Company’s Knowledge, each Client is licensed by or otherwise authorized to conduct business with a Gaming Regulatory Authority.
Section 3.13   Contracts.
(a)   Schedule 3.13(a) contains a true, accurate and complete list of each of the following written or oral Contracts (each such Contract required to be set forth on such Schedule collectively, the “Material Contracts”) to which an Acquired Party is a party or otherwise bound that is currently in effect (other than any document or agreement entered into pursuant to, or contemplated by, the Initial GNOG Reorganization and provided to Landcadia):
(i)   each Contract that involves aggregate consideration in excess of $100,000 and that, in each case, cannot be cancelled by the Acquired Party party thereto without penalty or without more than thirty (30) days’ notice;
(ii)   each Contract or group of related Contracts with the same party for the purchase by any Acquired Party of products or services (A) under which the undelivered balance exceeds $100,000, or (B) which based on monthly payments prior to the Closing Date, involves a payment obligation of any Acquired Party in excess of $200,000 individually or in the aggregate;

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(iii)   each Contract or group of related Contracts with the same party for the sale of products or services by any Acquired Party (A) under which the undelivered balance exceeds $100,000, or (B) which based on monthly payments prior to the Closing Date, involves a payment obligation to any Acquired Party in excess of $200,000 individually or in the aggregate;
(iv)   each Contract that requires an Acquired Party to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;
(v)   each Contract that (A) prohibits the Business from engaging in any line of business or competing with any Person or in any geographic area or (B) restricts the Persons to whom the Business may sell products or deliver services, which prohibition or restriction set forth in (A) or (B) respectively, is material to the Business, taken as a whole;
(vi)   each Contract that grants any rights of first refusal, rights of first offer or other similar rights to any Person (other than an Acquired Party) with respect to any material asset of an Acquired Party;
(vii)   each Contract (A) (including letters of intent) involving the future disposition or acquisition of assets, properties, a business or division of a business involving consideration of more than $250,000, individually or in the aggregate, or any merger, consolidation or similar Business Combination, or pursuant to which an Acquired Party has acquired or disposed of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), excluding, in each case, the Reorganization Documents;
(viii)   each Contract that is not terminable upon sixty (60) days’ notice without penalty (i) in respect of the employment of any officer or individual employee; or (ii) for the provision of services by any independent contractor;
(ix)   all Contracts related to Indebtedness for borrowed money or pursuant to which any Person (other than the Company) has guaranteed Indebtedness of any Acquired Party;
(x)   each lease or agreement under which an Acquired Party is lessee of, or licensee of, user of, or holds or operates, any tangible personal property or Real Property owned by any other person;
(xi)   each lease or agreement under which an Acquired Party is lessor of, or permits any third party to hold or operate, any tangible property, real or personal, owned by any Acquired Party;
(xii)   all Contracts with any Governmental Authority;
(xiii)   any Contracts that provide for any joint venture, partnership, shareholders’ agreement or similar arrangement by any Acquired Party;
(xiv)   all collective bargaining agreements or Contracts with any union or other labor organization or works council;
(xv)   all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;
(xvi)   each Contract pursuant to which an Acquired Party may be required to pay commissions or royalty payments;
(xvii)   all Contracts relating to the development, ownership, use, license of, registration, enforcement of or exercise of any rights under any Intellectual Property, excluding (A) licenses of uncustomized commercially available off-the-shelf Software having a replacement cost of less than $100,000 and (B) non-exclusive licenses granted by any Acquired Party to its customers in the Ordinary Course of Business;
(xviii)   each management service, consulting, financial advisor or any other similar type-Contracts with investment or commercial banks;

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(xix)   each Privacy Contract, excluding Contracts involving non-customized commercially available off-the-shelf Software and non-exclusive Contracts entered into by any Acquired Party to its customers in the Ordinary Course of Business;
(xx)   each Contract that contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of the Acquired Parties;
(xxi)   each Contract relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services in excess of $100,000;
(xxii)   each Contract involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute under which the Acquired Party has pending, unperformed obligations; and
(xxiii)   each Contract (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) with (A) Seller Parent, any other Affiliates of the Company or any Affiliate of Seller Parent (other than any Acquired Party) or (B) any current or former officer or director of any Acquired Party.
(xxiv)   any other Contract that is material to the Business taken as a whole and not previously disclosed pursuant to this Section 3.12.
(b)   Each Material Contract is valid and binding on the Acquired Party thereto in accordance with its terms and has not been terminated or been repudiated, is in full force and effect and is the legal, valid and binding obligation of the Acquired Party (or one or more of the Acquired Party’s Subsidiaries) and each of the other parties thereto, enforceable in accordance with the terms thereof. Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) no Acquired Party or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract, and (ii) no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a default or event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. To the Company’s Knowledge, all of the covenants to be performed by any other party to any Material Contract have been fully performed in all material respects. The Acquired Parties have made available to Landcadia true, accurate and complete copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder).
Section 3.14   Real Property.
(a)   No Acquired Party currently owns, or has ever owned, any interest in real property.
(b)   As of the date hereof, the Company (i) leases certain real property pursuant to the Dealer Lease Agreement (the “Dealer Lease Property”), (ii) has the right to use certain office spaces within the Golden Nugget Atlantic City in Atlantic City, New Jersey and GN’s headquarters in Houston, Texas (the “Office Spaces”) pursuant to the terms of Section 4.1.5 of the Online Gaming Operations Agreement, and (iii) has a license to use the Equipment Room pursuant to the Online Gaming Operations Agreement (the Dealer Lease Property, Office Spaces and the Equipment Room, collectively, the “Real Property”). From and after the Closing, the Parties intend for the Acquired Parties use of the Office Spaces to be governed by the New Lease Agreements, subject to the terms thereof.
(c)   As of the date hereof, the Real Property constitutes all of the facilities used or occupied by the Acquired Parties in the conduct of the Business. As of the Closing, the Real Property will constitute all of the facilities used or occupied by any of the Acquired Parties in the conduct of the Business. As of the Closing and with respect to the Real Property: except as set forth on Schedule 3.14(c): (i) each Acquired Party will have all easements and rights necessary to conduct the Business; (ii) no portion of the Real Property will be subject to any pending or, to the Company’s Knowledge, threatened condemnation proceeding or proceeding by any Governmental Authority; (iii) each Acquired Party will have, subject to the terms of the applicable Contract governing the right of use or occupancy of the

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Real Property, the exclusive right of use or occupancy of the Real Property and have leasehold or other property interests therein free and clear of all Liens, other than Permitted Liens, and (iv) the Real Property will be supplied with utilities and other services reasonably sufficient for the operation of the Business.
Section 3.15   Assets.   Other than as set forth on Schedule 3.15, the Acquired Parties own or have valid license or other right to use the tangible assets necessary for the operation of the Business, except for such tangible assets that, if not owned by or otherwise accessible to the Acquired Parties from and after the Closing, would not reasonably be expected, individually or in the aggregate, to cause a Company Material Adverse Effect, provided, however, that this Section 3.15 shall not be deemed to constitute a representation or warranty as to the adequacy of the amounts of cash or net working capital (or the availability of same).
Section 3.16   Employee Benefits.
(a)   Schedule 3.16(a) sets forth, as of the date of this Agreement, a complete list of all Company Benefit Plans. With respect to each Company Benefit Plan, the Acquired Parties have made available to Landcadia a current, true, accurate and complete copy of each such Company Benefit Plan (or if no such copy exists, a written description of the material terms thereof) and, to the extent applicable, (i) any amendments, (ii) employee handbooks, summary plan description and summary of material modification, (iii) trust agreement or other funding instrument, (iv) most recent three (3) years of Form 5500 and attachments, audited financial statements, actuarial reports and non-discrimination testing results.
(b)   Except as set forth on Schedule 3.16(b), all amounts owed by the Acquired Parties under the terms of any Company Benefit Plan have been timely accrued for or paid in full when and as required to be paid. Except as set forth on Schedule 3.16(b), each Company Benefit Plan that provides health or welfare benefits is fully insured, and any incurred but not reported claims under each such Company Benefit Plan that is not fully insured have been accrued in accordance with GAAP. Each Acquired Party has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the Ordinary Course of Business, with regard to each Company Benefit Plan.
(c)   Each Company Benefit Plan has been established, maintained, administered and operated in accordance with its terms and in compliance with the applicable terms of ERISA, the Code, and any other applicable Law, in each case, in all material respects. Each required report and description of a Company Benefit Plan (including Form 5500 annual reports, summary annual reports and summary plan descriptions, and summaries of material modifications) have been (to the extent required) timely filed with the Internal Revenue Service, the United States Department of Labor, or other Governmental Authority and distributed as required, and all notices required by ERISA or the Code or any other applicable Law with respect to each Company Benefit Plan have been given.
(d)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received, or is based on a form of plan that has received, a favorable determination or opinion letter from the Internal Revenue Service, and nothing has occurred, whether by action or failure to act, that could be expected to cause such determination letter to be revoked.
(e)   Except as set forth on Schedule 3.16(e), neither the execution and delivery of this Agreement nor the consummation or performance of the Transactions shall accelerate the time of vesting of any awards or payments for, change the time of payment of any awards or payments to, result in severance pay or cause an increase in severance pay upon any termination of employment after the date hereof, or increase the amount of compensation due to, any director, employee or officer, of any Acquired Party, or result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code which could result in the loss of deduction pursuant to Section 280G of the Code, or otherwise give rise to any material liability under any Company Benefit Plan. No individual has a right to receive from any Acquired Party any gross-up payment or indemnification in respect of Taxes that may be imposed under Section 409A or Section 4999 of the Code.
(f)   Except as set forth on Schedule 3.16(f), no Acquired Party nor any of their ERISA Affiliates (i) contributes to, maintains, participates in, or has any obligation to contribute to, maintain, or

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participate in, or has any liability (contingent or otherwise) with respect to, any plan that is subject to Title IV of ERISA, or (ii) has ever maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any multiemployer plan (within the meaning of Section 3(37) of ERISA).
(g)   Except as set forth on Schedule 3.16(g), there are no Company Benefit Plans that include, nor are there any current or former employees, officers, directors or consultants of any Acquired Party eligible for, any retiree medical or other post-employment health or welfare benefits, other than those receiving or eligible to receive COBRA continuation coverage under Section 4980B of the Code.
(h)   With respect to any Company Benefit Plan, including any assets of any such Company Benefit Plan or any fiduciary to any such Company Benefit Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Company’s Knowledge, threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the United States Department of Labor, the Internal Revenue Service or other Governmental Authority is pending, or, to the Company’s Knowledge, threatened. To the Company’s Knowledge, there has been no non-exempt “prohibited transaction” (and none would reasonably be expected to occur as a result of any of the Transactions) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Company Benefit Plan.
Section 3.17   Labor and Employment.
(a)   No Acquired Party is a party to, bound by, negotiating, or required to negotiate any collective bargaining agreement or other Contract with a union or other labor organization, and there is no union organizing effort pending or threatened against any Acquired Party with respect to any employees. There has not been, nor to the Company’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting any Acquired Party.
(b)   Except as set forth on Schedule 3.17(b), each Acquired Party is and has been in compliance since January 1, 2017, in all material respects, with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, independent contractors and consultants of such Acquired Party, including hiring, termination, discrimination, harassment, workplace safety, workers’ compensation, payment of Taxes, immigration, terms and conditions of employment, wages and hours, classification (exempt/nonexempt and independent contractor/employee) and the Workers Adjustment and Retraining Notification Act. Except as set forth on Schedule 3.17(b), there are no Actions against any Acquired Party pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former employee, consultant or independent contractor of any Acquired Party, including, without limitation, any charge, investigation or claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment-related matter arising under applicable Laws, in each case that would otherwise subject any Acquired Party to any material liability.
(c)   Notwithstanding anything to the contrary in this Agreement, each Acquired Party is in compliance with the FLSA, in all material respects, including, but not limited to, its requirements concerning tip-credits and tip-pooling. To the extent a Acquired Party is operating in any jurisdiction that contains any Law concerning such Acquired Party’s wage and hour practices, including, without limitation, any requirements concerning tipped employees, tip-credits and tip-pooling, that are more restrictive than the FLSA, this representation expressly includes such Acquired Party’s compliance with such applicable Law.
Section 3.18   Taxes.
(a)   All material Tax Returns required by Law to be filed by, or with respect to, each Acquired Party (or its respective income, assets and operations) have been timely filed, and all such Tax Returns are true, accurate and complete in all material respects.

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(b)   All material amounts of Taxes due and owing by, or with respect to, each Acquired Party (or its respective income, assets and operations) have been paid.
(c)   Each Acquired Party has (i) withheld all material amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding.
(d)   No Acquired Party, or any Affiliate of an Acquired Party with respect to such Acquired Party, is engaged in any material audit or other administrative proceeding with a taxing authority or any judicial proceeding with respect to Taxes. No Acquired Party (or any Affiliate of an Acquired Party with respect to such Acquired Party) has received any written notice from a taxing authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the Company’s Knowledge, no such claims have been threatened. With respect to each Acquired Party, since such Acquired Party’s formation, no written claim has been made (and to the Company’s Knowledge, no oral claim has been made) by any Governmental Authority in a jurisdiction where such Acquired Party (or any Affiliate on behalf of such Acquired Party) does not file Tax Returns that such Acquired Party (or any Affiliate with respect to such Acquired Party) is or may be subject to Tax in that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of or with respect to such Acquired Party and no written request for any such waiver or extension is currently pending.
(e)   No Acquired Party has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(f)   No Acquired Party shall be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) written agreement with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) prepaid amount received on or prior to the Closing; (v) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (vi) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date or (vii) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing.
(g)   There are no Liens with respect to Taxes on any of the assets of any Acquired Party, other than Permitted Liens.
(h)   No Acquired Party has ever (i) been a member of an Affiliated Group (other than an Affiliated Group the common parent of which was FEI) or (ii) had any liability for the Taxes of any Person (other than any other Acquired Party, FEI or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor, by contract or otherwise.
(i)   Except as set forth on Schedule 3.18, no Acquired Party is a party to or bound by, and does not have any obligation to any Governmental Authority or other Person under, any Tax allocation, Tax sharing, Tax indemnification or similar agreements, other than pursuant to customary provisions in contracts entered into in the Ordinary Course of Business the primary purpose of which are not related to Taxes.
(j)   No Acquired Party, nor FEI with respect to any Acquired Party, has granted any power of attorney that is currently in force with respect to any material Taxes or material Tax Returns.

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(k)   GNOG HoldCo is, and has been since its formation, treated as an entity disregarded as separate from FEI under Treasury Regulation 301.7701-3.
(l)   Since its formation, New GNOG has been treated as an entity disregarded as separate from FEI under Treasury Regulation 301.7701-3.
Section 3.19   Intellectual Property.
(a)   The Acquired Parties have a valid and enforceable license or right to use, all the Intellectual Property (that is not Owned Intellectual Property) used in connection with, or otherwise necessary for, conducting the Business (together with the Owned Intellectual Property, the “Company Intellectual Property”). The Company (and, upon Closing, New GNOG as successor to the Company) is the sole and exclusive owner of all right, title, and interest in and to Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). To the Company’s Knowledge, all Owned Intellectual Property is valid and enforceable. The Owned Intellectual Property includes all Intellectual Property owned by GNAC (or any other Predecessor Entity) and used in (or held for use) in or relating the Business.
(b)   Schedule 3.19(b) contains a true, accurate and complete list of all of the Owned Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority, quasi-governmental authority or registrar (the “Registered Intellectual Property”), including (i) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed; (ii) the registration or application date, as applicable, for each such item of Registered Intellectual Property; and (iii) the record owner of each such item of Registered Intellectual Property. All Registered Intellectual Property required to be listed on Schedule 3.19(b) has been maintained effective by the filing of all necessary maintenance and renewals and timely payment of requisite fees. Except as set forth on Schedule 3.19(b), no loss or expiration of any Owned Intellectual Property is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by any Acquired Party or Predecessor Entity, including failure by an Acquired Party or Predecessor Entity to pay any required maintenance fees).
(c)   The Acquired Parties and Predecessor Entities have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets and any other confidential information of the Acquired Parties (and any confidential information owned by any Person to whom an Acquired Party has a confidentiality obligation). No material Trade Secrets or any other material confidential information of the Acquired Parties (or Predecessor Entity used (or held for use) in on relating to the Business) or of any Person to whom an Acquired Party owes a duty of confidentiality has been disclosed by any Acquired Party or any Predecessor Entity to any Person other than pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person that is sufficient to protect the confidentiality thereof. No current or former Representative of an Acquired Party or any Predecessor Entity has any right, title or interest, directly or indirectly, in whole or in part, in any Company Intellectual Property. Each Acquired Party has obtained from all Persons (including all current and former founders, officers, directors, shareholders, employees, contractors, consultants and agents) who have created any Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to such Acquired Party, or all such rights, title, and interest in and to such Owned Intellectual Property have vested in such Acquired Party by operation of law. To the Company’s Knowledge, no Person is in violation of any such written confidentiality or assignment agreements.
(d)   Schedule 3.19(d) sets forth a true, accurate and complete list of all Software that is Owned Intellectual Property. All such Software (i) conforms and functions in all material respects with all specifications, representations, warranties and other descriptions established in written Contracts by the Acquired Parties or any Predecessor Entity or in other documents conveyed thereby to its customers or other licensees, (ii) is operative and has been maintained for its intended purpose free of any material defects or deficiencies and does not contain any Self-Help Code, Unauthorized Code or

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similar programs, and (iii) is in all material respects sufficient for the current needs of the Business (including use on all currently available major platforms).
(e)   No Person other than an Acquired Party possesses a copy, in any form (print, electronic or otherwise), of any source code for Software that is Owned Intellectual Property, and all such source code is in the sole possession of the Company, or upon Closing, New GNOG as successor to the Company, and has been maintained strictly confidential. No Acquired Party or any Predecessor Entity has any obligation to afford any Person access to any such source code. The Company, and, as of the Closing, New GNOG, as successor to the Company, is in possession of all other material relating to the Software that is Owned Intellectual Property, including, if applicable, installation and user documentation, engineering specifications and flow charts, and know-how reasonably necessary for the use, maintenance, enhancement, development and other exploitation of such Software as used in, or currently under development for, the Business.
(f)   All Publicly Available Software used by the Acquired Parties or in the Business by the Predecessor Entities has been used in accordance with the terms of its governing license.
(g)   None of the Acquired Parties, the Predecessor Entities or their Representatives have used Publicly Available Software in the Business in whole or in part in or in connection with the former or current development of any part of the Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any portion of such Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Acquired Parties to use, distribute or enforce any Owned Intellectual Property in any manner (each, “Copyleft Terms”).
(h)   The IT Assets are operational, fulfill the purposes for which they were acquired or developed, have security, back-ups and disaster recovery arrangements in place and hardware and Software support, maintenance and trained personnel that are sufficient in all material respects for the current and reasonably anticipated future needs of the business of the Acquired Parties. The Acquired Parties have disaster recovery and security plans, procedures and facilities and have implemented commercially reasonable security to safeguard the availability and integrity of the IT Assets and all data and information stored thereon, including from unauthorized access and infection by Unauthorized Code. The Acquired Parties and Predecessor Entities have maintained in the Ordinary Course of Business all licenses and service Contracts required in connection with the Business, including the purchase of a sufficient number of license seats for all Software, with respect to the IT Assets.
(i)   The former and current conduct of the Business by the Acquired Parties and Predecessor Entities, and all products and services offered by the Acquired Parties and Predecessor Entities in the Business and the use thereof have not infringed, misappropriated, or otherwise violated, and do not infringe, misappropriate, or otherwise violate, any Intellectual Property rights of any Person, except, in each case, for any infringements, misappropriations or violations that would not, individually or in the aggregate, reasonably be expected to cause a Company Material Adverse Effect. Except as set forth on Schedule 3.19(i), no Acquired Party (or as it relates to the Business, the Predecessor Entities) is the subject of any pending Action that (i) alleges any such claim of infringement, misappropriation, dilution or violation of any Intellectual Property rights of any Person, and no such claim has been asserted or threatened against any Acquired Party at any time since the date incorporation of such Acquired Party or (ii) challenges the ownership, use, patentability, registration, validity or enforceability of any Owned Intellectual Property. Except as set forth on Schedule 3.19(i), no Person has notified an Acquired Party (or in connection with the Business, a Predecessor Entity) that any of such Person’s Intellectual Property rights are infringed, misappropriated or otherwise violated by an Acquired Party (or in connection with the Business, a Predecessor Entity) or that an Acquired Party (or a Predecessor Entity in connection with the Business) requires a license to any of such Person’s Intellectual Property rights in order for such Acquired Party to continue activities that are material to the Business or that such Person is demanding or requiring that an Acquired Party indemnify or defend such Person for or against any interference, infringement, misappropriation, or other violation or conflict with respect to Intellectual Property. Except as set forth on Schedule 3.19(i), to the Company’s Knowledge,

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there is no actual unauthorized use, interference, disclosure, infringement, misappropriation or violation by any Person of any of the Owned Intellectual Property, and no written claims alleging such infringement, violation or misappropriation have been made against any Person by any Acquired Party, except in each case, as has not had and would not be reasonably expected to have, individually or in the aggregate, a material adverse impact on any Acquired Party or the Business.
(j)   The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Reorganization and the Transactions will not result in the loss or impairment of any Acquired Party’s right to own or use any material Company Intellectual Property as such Company Intellectual Property has been used in the Business by the Acquired Parties or any Predecessor Entities. Immediately subsequent to the Closing, the Company Intellectual Property shall be owned or available for use by the Acquired Parties on terms and conditions identical to those under which the Acquired Parties own or use the Company Intellectual Property immediately prior to the Closing (and under which the Predecessor Entities owned or used the Company Intellectual Property immediately prior to the Initial GNOG Reorganization), without payment of additional fees.
(k)   Except as set forth on Schedule 3.19(k), no Acquired Party or Predecessor Entity has experienced any Security Breaches or material Security Incidents affecting the Business or a material failure of the IT Assets used in the Business, and no Acquired Party or Predecessor Entity has received any written notices or complaints from, or provided any written notices to, any Person regarding such a Security Breach or material Security Incident since January 1, 2017. Since January 1, 2017, no Acquired Party (and to the extent applicable to the Business, no Predecessor Entity) has received any written complaints, claims, demands, inquiries or other notices, including without limitation a notice of investigation, from any Person (including any Governmental Authority or self-regulatory authority or entity) regarding such Acquired Party’s Processing of Personal Information or compliance with applicable Privacy and Security Requirements. Each Acquired Party maintains (and in connection with the Business the Predecessor Entities previously maintained) systems and procedures reasonably intended to receive and respond to complaints regarding such Acquired Party’s Processing of Personal Information.
(l)   Each Acquired Party and Predecessor Entity is and has since January 1, 2017 been in material compliance with all Privacy and Security Requirements applicable to the Business. The Acquired Parties have made available to Landcadia true, accurate and complete copies of their current Privacy Policies. Each Acquired Party has a valid and legal right (whether contractually, by law or otherwise) to access or use all Personal Information and any other information of any Person that is processed by or on behalf of such Acquired Party in connection with the use and/or operation of its products, services and Business. Each Privacy Policy (i) states that Personal Information may be transferred in a merger, change of control, or sale of assets, and (ii) states how Personal Data and other data are processed by any Company Website or any Software owned by the Company. The Company requires each user of Company Website and Software to agree to the applicable Privacy Policy as part of the user registration process.
(m)   Each Acquired Party has implemented commercially reasonable physical, technical and administrative safeguards designed to protect Personal Information in its possession or control from unauthorized access by any Person, including such Acquired Party’s employees and contractors, and to ensure compliance in all material respects with all applicable Privacy and Security Requirements. Each Acquired Party contractually requires all third parties who have access to or receive Personal Information from such Acquired Party to materially comply with all applicable Privacy and Security Requirements, and to use commercially reasonable efforts to store and secure all Personal Information to protect against unauthorized Processing of the Personal Information.
Section 3.20   Insurance.
(a)   Schedule 3.20(a) sets forth a true, accurate and complete list of all insurance policies maintained by or for the benefit of each Acquired Party, specifying the type of coverage, the amount of coverage, the insurer, the policy number and the expiration date of each such policy (collectively, the “Insurance Policies”). The insurance coverage that each Acquired Party carries is adequate and appropriate for the Business.

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(b)   With respect to each Insurance Policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect, and all premiums that are due and payable have been paid; (ii) no Acquired Party or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iii) no party to the policy has repudiated any provision thereof; and (iv) on the date of this Agreement, no Acquired Party or Predecessor Entity has received any written notice indicating that any of the Insurance Policies are not valid or enforceable.
Section 3.21   Absence of Changes.
(a)   Except as set forth on Schedule 3.21(a), since the Balance Sheet Date through the date hereof, (i) each Acquired Party (and as applicable, the Predecessor Entities) has operated the Business in the Ordinary Course Of Business in all material respects, and (ii) there has not been any been any change, development, condition, occurrence, event or effect relating to such Acquired Party or the Business that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.
(b)   Except as set forth on Schedule 3.21(b), since the Balance Sheet Date through the date hereof, no Acquired Party (or to the extent applicable to the Business, the Predecessor Entities) has taken any action that, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would require the consent of Landcadia under Section5.1 if such action had been taken after the date of this Agreement; other than, in each case, any action taken in connection with documents or agreements entered into pursuant to, or contemplated by, the Initial GNOG Reorganization and made available to Landcadia prior to the date hereof or any document or agreement entered into pursuant to the terms of this Agreement (including the Reorganization Documents).
Section 3.22   Related Party Transactions; Certain Business Relationships.   Except as set forth on Schedule 3.22, no current officer or director of any Acquired Party or, to the Company’s Knowledge, any current shareholder or employee, or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such Person, has had, either directly or indirectly, a material interest in: (i) any person or entity that purchases from, or sells, licenses or furnishes to, any Acquired Party any goods, property, technology, Intellectual Property, or other property rights or services; or (ii) any Contract to which an Acquired Party is a party or by which it may be bound.
Section 3.23   Change of Control Payments.   Except as set forth on Schedule 3.23 or Schedule 3.16(e), neither the execution and delivery of this Agreement nor the consummation of the Transactions shall result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due from an Acquired Party to any shareholder, director, officer or employee of any Acquired Party, or any such payment materially increasing or accelerating (except as contemplated by this Agreement or the effect of which is contingent upon the consummation of the Transactions).
Section 3.24   Information Supplied.   None of the information relating to the Acquired Parties supplied by any Acquired Party, or by any other Person acting on behalf of an Acquired Party, in writing for inclusion in the Landcadia Purchase Proxy Statement shall, as of the date of the Landcadia Purchase Proxy Statement (or any amendment or supplement thereto) is first mailed to the Landcadia Common Stockholders, at the time of the Special Meeting, or at the Closing Date, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading in any material respect.
Section 3.25   No Brokers’ Fees.   Except as set forth on Schedule 3.25, no broker, finder, investment banker or other Person acting on behalf of Seller Parent or any Acquired Party is, or shall be, entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or the Transactions from any of the other parties hereto or from any Affiliate of the other parties hereto.
Section 3.26   GNOG HoldCo Activities.   Since its formation, GNOG HoldCo (i) has not engaged in any business activities or conducted any operations other than to hold the Company Capital Stock, other than as contemplated by the Reorganization, and (ii) does not own any assets other than the Company Capital Stock.

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Section 3.27   NO ADDITIONAL REPRESENTATIONS AND WARRANTIES.   EXCEPT AS PROVIDED IN THIS Article III OR THE ANCILLARY AGREEMENTS, NONE OF SELLER PARENT OR ANY OF THE ACQUIRED PARTIES, THE PREDECESSOR ENTITIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE, OR IS MAKING, ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY (WRITTEN OR ORAL) TO LANDCADIA, LANDCADIA HOLDCO OR THEIR AFFILIATES OR REPRESENTATIVES AND EXPRESSLY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES. IN PARTICULAR, WITHOUT LIMITING THE FOREGOING, NEITHER SELLER PARENT NOR ANY OF THE ACQUIRED PARTIES NOR ANY OTHER PERSON MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTIES HERETO (OR THEIR AFFILIATES OR REPRESENTATIVES) WITH RESPECT TO (A) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO ANY ACQUIRED PARTY OR (B) ANY ORAL OR (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER PARENT IN THIS ARTICLE III, INCLUDING ANY DISCLOSURE SCHEDULE, OR IN ANY ANCILLARY AGREEMENTS) WRITTEN INFORMATION MADE AVAILABLE TO THE OTHER PARTIES HERETO IN THE COURSE OF THEIR EVALUATION OF THE ACQUIRED PARTIES, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ARTICLE III, THE ACQUIRED PARTIES AND PREDECESSOR ENTITIES HAVE NOT MADE, AND ARE NOT MAKING, AND EXPRESSLY DISCLAIM ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY (WRITTEN OR ORAL) ABOUT THE BUSINESSES OR OPERATIONS OF THE PREDECESSOR ENTITIES, EXCEPT TO THE EXTENT ARISING OUT OF OR RELATING TO THE “BUSINESS” (AS SUCH TERM IS DEFINED IN THIS AGREEMENT).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
LANDCADIA AND LANDCADIA HOLDCO
Except as set forth on the Disclosure Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or in the SEC Reports, Landcadia and Landcadia HoldCo represent and warrant to Seller Parent as follow as of the date of this Agreement and as of the Closing Date (provided that representations that by their terms speak specifically as of the date of this Agreement or another date, shall be deemed given as of such date):
Section 4.1   Organization and Authority.   Each of Landcadia and Landcadia HoldCo (a) is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the State of Delaware and (b) has all requisite corporate or limited liability company power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted. Each of Landcadia and Landcadia HoldCo is duly licensed or qualified and in good standing as a foreign corporation or limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Landcadia or Landcadia HoldCo enter into this Agreement or consummate the Transactions.
Section 4.2   Authorization and Enforceability.
(a)   Each of Landcadia and Landcadia HoldCo has all requisite corporate or limited liability company power and authority to execute, deliver and perform this Agreement and, upon receipt of Landcadia Stockholder Approval, to consummate the Transactions. At the Closing, each of the Landcadia Parties will have full corporate or limited liability company power and authority to enter into and perform its obligations under each other agreement, document or certificate to be executed by such Party at the Closing and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement in effect as of the date of this

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Agreement and the consummation of the Transactions have been duly and validly authorized and approved by the Landcadia Disinterested Directors (with the remaining Landcadia Board recusing themselves) and the board of managers of Landcadia HoldCo, and except for, approval by the holders of a majority of the shares of Landcadia Common Stock that are voted at the Special Meeting, no other corporate or limited liability company power proceeding on the part of Landcadia or Landcadia HoldCo is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by each of Landcadia and Landcadia HoldCo and assuming due authorization and execution by each other Party hereto, this Agreement constitutes a legal, valid and binding obligation of each of Landcadia and Landcadia HoldCo, enforceable against Landcadia and Landcadia HoldCo in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. Each Ancillary Agreement to be executed by Landcadia or Landcadia HoldCo at the Closing will be, when executed and delivered by such entity, duly and validly executed and delivered, and assuming due authorization and execution by each other Party thereto and consummation of the Closing, will constitute a legal, valid and binding obligation of such entity, enforceable against such entity, in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(b)   Assuming a quorum is present, the affirmative vote of a majority of the shares of Landcadia Capital Stock entitled to vote at the Special Meeting is the only vote of any of Landcadia’s capital stock necessary in connection with the entry into this Agreement by the Landcadia Parties and any Ancillary Agreement to which it is a party, the approval of each of the Transaction Proposals and the consummation of the Transactions.
(c)   At a meeting duly called and held, the Landcadia Disinterested Directors unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of Landcadia Common Stockholders; (ii) determined that the fair market value of the Acquired Parties is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and Taxes payable on interest earned on the Trust Account) as of the date of this Agreement; (iii) approved the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it or Landcadia HoldCo is or will be a party and the consummation of the Transactions contemplated by this Agreement and such Ancillary Agreements, (iv) approved the Transactions as a Business Combination; and (v) resolved to recommend to Landcadia Common Stockholders the approval of the Transactions and each of the Transaction Proposals.
Section 4.3   Noncontravention.   The execution, delivery and performance of this Agreement by Landcadia and Landcadia HoldCo and, upon receipt of Landcadia Stockholder Approval, the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of Landcadia Organizational Documents or any organizational documents of any Subsidiaries of Landcadia (including Landcadia HoldCo), (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Landcadia or Landcadia HoldCo, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Landcadia or any Subsidiaries of Landcadia (including Landcadia HoldCo) is a party or by which any of them or any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Landcadia (including Landcadia HoldCo), except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Landcadia or Landcadia HoldCo to enter into and perform its respective obligations under this Agreement.
Section 4.4   Litigation and Proceedings.   There are no pending or, to the knowledge of Landcadia, threatened, Actions against Landcadia or Landcadia HoldCo, or otherwise affecting Landcadia or Landcadia HoldCo or their assets. As of the date of this Agreement, to the knowledge of Landcadia, neither Landcadia nor Landcadia HoldCo is a party to or subject to the provisions of any judgment, order, writ,

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injunction, decree or award of any Governmental Authority. Neither Landcadia nor Landcadia HoldCo has received written notification that any investigation or inquiry is being or has been conducted by any Governmental Authority in respect of the affairs of Landcadia or Landcadia HoldCo which could reasonably be expected to have a Landcadia Material Adverse Effect.
Section 4.5   Governmental Authorities; Consents.   Subject to receipt of Landcadia Stockholder Approval, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Landcadia or Landcadia HoldCo with respect to Landcadia or Landcadia HoldCo’s execution or delivery of this Agreement or the consummation of the Transactions, except for applicable requirements of the HSR Act and Federal Securities Laws.
Section 4.6   Financial Ability; Trust Account.
(a)   There is at least $321,232,274.90 (less, as of the Closing, the Redemption Amount payable to the holders of Landcadia Class A Common Stock who have validly exercised their right to receive payment pursuant to the Landcadia Stock Redemption) invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to that certain Investment Management Trust Agreements, dated May 6, 2019, by and between Landcadia and the Trustee (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released without the prior written consent of Seller Parent, except in accordance with the Trust Agreement and Landcadia Organizational Documents. Amounts in the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Landcadia has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred that, with due notice or lapse of time or both, would constitute such a default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Since May 6, 2019, Landcadia has not released any money from the Trust Account except permitted pursuant to the Landcadia Organizational Documents. As of the Closing, the obligations of Landcadia to dissolve or liquidate pursuant to Landcadia Organizational Documents shall terminate, and as of the Closing, Landcadia shall have no obligation whatsoever pursuant to Landcadia Organizational Documents to dissolve and liquidate the assets of Landcadia by reason of the consummation of the Transactions. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate or that would entitle any Person (other than pursuant to a Landcadia Stock Redemption) to any portion of the proceeds in the Trust Account. There are no proceedings pending with or, to the knowledge of Landcadia, threatened by any Governmental Authority with respect to the Trust Account.
(b)   As of the date hereof, and assuming the rights of Landcadia Common Stockholders to cause Landcadia to redeem their shares of Landcadia Class A Common Stock for cash pursuant to Landcadia Organizational Documents are not exercised, available cash in the Trust Account is sufficient for Landcadia and Landcadia HoldCo to complete the Transactions and to pay all fees, prepayment premiums, costs (including breakage costs and termination amounts) and expenses required to be paid by Landcadia or Landcadia HoldCo in connection with the Transactions. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and GNOG HoldCo contained herein and the compliance by the Company and GNOG HoldCo with their respective obligations hereunder, none of Landcadia or Landcadia HoldCo has any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Landcadia and Landcadia HoldCo on the Closing Date.
Section 4.7   No Brokers’ Fees.   Except as set forth on Schedule 4.7 (which fees shall be the sole responsibility of Landcadia), no broker, finder, investment banker or other Person acting on behalf of Landcadia or any of its Affiliates (including Landcadia HoldCo) is entitled to any brokerage fee, finders’ fee or other commission from any of the other Parties or from any of their respective Affiliates in connection with the Transactions based upon arrangements made by Landcadia, Landcadia HoldCo

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or any of their respective Affiliates. For purposes of this Section 4.7, any relationship between Landcadia and Seller Parent as Affiliate shall not be taken into account.
Section 4.8   Solvency.   Assuming that (a) the representations and warranties of the Company, GNOG HoldCo and Seller Parent contained in this Agreement are true, accurate and complete in all material respects; (b) the performance in all material respects by the Acquired Parties of their respective obligations hereunder and (c) assuming the satisfaction of all of the conditions to the obligations of Landcadia to consummate the Transactions, at and immediately after the Closing, each of Landcadia and Landcadia HoldCo (a) will be solvent, (b) will have adequate capital and liquidity with which to engage in their respective businesses and (c) will not have incurred and do not plan to incur debts beyond their respective abilities to pay as they mature or become due.
Section 4.9   SEC Reports; Financial Statements.
(a)   Landcadia has timely filed or furnished, as applicable, all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since May 6, 2019 (collectively, as they have been amended since the time of their filing and including all exhibits or schedules thereto and any other information incorporated therein, the “SEC Reports”). Each of the SEC Reports at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply or, if amended, complied as of the date of the most recent amendment, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Reports in effect as of the respective dates thereof. None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports (the “Landcadia Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Landcadia as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.
(b)   Landcadia has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that material information relating to Landcadia is made known to Landcadia’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Landcadia’s knowledge, such disclosure controls and procedures are effective in timely alerting Landcadia’s principal executive officer, principal financial officer to material information required to be included in Landcadia’s periodic reports required under the Exchange Act.
(c)   Landcadia has established and maintained a system of internal controls and, to Landcadia’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Landcadia’s financial reporting and the preparation of the Landcadia Financial Statements for external purposes in accordance with GAAP.
(d)   There is no liability, debt or obligation against any Landcadia Party that would be required to be set forth or reserved for on a balance sheet of such Landcadia Party (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities and obligations (i) reflected or reserved for on the Landcadia Financial Statements or disclosed in the notes thereto (if any) (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to the Landcadia Parties, taken as a whole) or

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(ii) that have arisen since the date of the most recent balance sheet included in the Landcadia Financial Statements in the ordinary course of business consistent with past practice.
(e)   Each director and executive officer of Landcadia has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Landcadia and Landcadia HoldCo have not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(f)   Except as disclosed in the SEC Reports, no current officer or director of any Landcadia Party or, to the knowledge of Landcadia, any current stockholder or employee, or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such Person, has had, either directly or indirectly, a material interest in: (i) any person or entity that purchases from, or sells, licenses or furnishes to, any Landcadia Party any goods, property, technology, Intellectual Property or other property rights or services; or (ii) any Contract to which any Landcadia Party is a party or by which it may be bound.
Section 4.10   Business Activities.
(a)   Since its respective organization, no Landcadia Party has conducted any business activities other than activities directed toward completing a Business Combination. Except as set forth in the Landcadia Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Landcadia or Landcadia HoldCo or to which Landcadia or Landcadia HoldCo is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Landcadia Parties, any acquisition of property by the Landcadia Parties or the conduct of business by the Landcadia Parties as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Landcadia or Landcadia HoldCo to enter into and perform their obligations under this Agreement.
(b)   Except for Landcadia HoldCo, Landcadia does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.
Section 4.11   Proxy Statement.   None of the information to be included in the Landcadia Purchase Proxy Statement (other than any information provided by or on behalf of the Acquired Parties) shall, as of the date the Landcadia Purchase Proxy Statement (or any amendment or supplement thereto) is first mailed to Landcadia Common Stockholders, at the time of the Special Meeting, or at the Closing Date, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading in any material respect.
Section 4.12   No Landcadia Material Adverse Effect.   Since the date of the latest Form 10-Q of Landcadia filed with the SEC, there has not been any change, development, condition, occurrence, event or effect relating to Landcadia that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Landcadia Material Adverse Effect.
Section 4.13   Capitalization.
(a)   The authorized capital stock of Landcadia consists of (i) 200,000,000 shares of Landcadia Class A Common Stock of which 31,625,000 were issued and outstanding as of the date of the Landcadia’s most recent Current Report on Form 10-Q filed on May 13, 2020, (ii) 20,000,000 shares of Landcadia Class B Common Stock of which 7,906,250 shares are issued and outstanding as of the date of this Agreement, (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding as of the date of this Agreement, (iv) warrants to purchase 10,541,667 shares of Landcadia Class A Common Stock at a price of $11.50 per share, and (v) warrants to purchase 5,883,333 shares of Landcadia Class A Common Stock at a price of $11.50 per share (the “Private Placement Warrants”). Except as set forth in this Section 4.13(a) or as set forth on Schedule 4.13(a), there are no other shares of common stock, preferred stock or other equity interests of Landcadia authorized, reserved, issued (or planned to be issued) or outstanding. Following the

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adoption of the Landcadia Fourth A&R Certificate of Incorporation at the Closing, the authorized capital stock of Landcadia will consist of (i) 220,000,000 shares of Landcadia Class A Common Stock, (ii) 50,000,000 shares of Landcadia Class B Common Stock, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share in accordance with the Landcadia Fourth A&R Certificate of Incorporation.
(b)   As of the date of this Agreement, each of the issued and outstanding membership interests of Landcadia HoldCo are owned by Landcadia, free and clear of all Liens (other than Securities Liens). As of the Closing and following the adoption of the Landcadia HoldCo A&R LLCA, the authorized membership interests of Landcadia HoldCo will consist of a number of issued and outstanding Landcadia HoldCo Class A Units equal to the number of Landcadia Class A Common Stock then issued and outstanding and a number of issued and outstanding Landcadia HoldCo Class B Units equal to the Base Equity Consideration Unit Count. All of the Landcadia HoldCo Class A Units are, and at the Closing will be, owned by Landcadia, and, other than the Landcadia HoldCo Class B Units to be issued at Closing in accordance with this Agreement, there are no (i) other equity or voting interests in Landcadia HoldCo, (ii) no securities of Landcadia HoldCo convertible or exchangeable for equity or voting interests in Landcadia HoldCo and (iii) no options or other rights to acquire from Landcadia HoldCo, and no obligations of Landcadia HoldCo to issue, any equity or voting interests or securities convertible into or exchangeable for equity or voting interests in Landcadia HoldCo. Landcadia HoldCo has not conducted any business prior to the date of this Agreement and has no, and prior to the Closing will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions. All of the Landcadia HoldCo Membership Interests outstanding as of the date of this Agreement have been duly authorized and are validly issued.
(c)   All of the outstanding Landcadia capital stock (including, but not limited to, any preferred stock, warrants and the Private Placement Warrants) have been duly authorized and are validly issued and are fully paid and non-assessable, and upon the Closing, the Landcadia Class B Common Stock to be issued at Closing in accordance with this Agreement, when issued, will be duly authorized, validly issued, fully paid and non-assessable. Other than as set forth in Schedule 4.13(c), Landcadia does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Landcadia on any matter. No issued and outstanding shares of any of the capital stock of Landcadia are held in treasury.
(d)   Except as set forth on Schedule 4.13(d), there are no voting trusts or other agreements or understandings to which Landcadia and Landcadia HoldCo are a party with respect to the voting of the capital stock, membership interests or other equity interests of Landcadia and Landcadia HoldCo.
Section 4.14   Reporting Company.   Landcadia is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Landcadia Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act.
Section 4.15   Listing.   The Landcadia Class A Common Stock is listed on Nasdaq. Landcadia has not received any oral or written notice that the Landcadia Class A Common Stock is ineligible or will become ineligible for listing on Nasdaq nor that the Landcadia Class A Common Stock does not meet all requirements for the continuation of such listing. Neither Landcadia nor Landcadia HoldCo has taken any action that is intended to terminate the registration of the Landcadia Class A Common Stock under the Exchange Act. Landcadia satisfies all the requirements for the continued listing of the Landcadia Class A Common Stock on Nasdaq. Landcadia is in material compliance with all applicable Nasdaq listing and corporate governance rules and has been in such material compliance since May 6, 2019.
Section 4.16   Sarbanes-Oxley Act.   Landcadia is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Landcadia Material Adverse Effect.
Section 4.17   Investment Company.   Landcadia is not an “investment company” within the meaning of the Investment Company Act.

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Section 4.18   Application of Takeover Protections.   Landcadia and the Landcadia Board have taken all necessary action to render inapplicable any control share acquisition, Business Combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Third A&R Certificate of Incorporation (or similar charter documents) or the Laws of the State of Delaware that are or could become applicable to the Company as a result of the Landcadia Parties fulfilling their respective obligations or exercising their respective rights under this Agreement, including without limitation as a result of Landcadia’s issuance of the Voting Stock Consideration.
Section 4.19   No Market Manipulation.   Neither Landcadia nor its Affiliates have taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Landcadia Class A Common Stock to facilitate the sale or resale of the Landcadia Class A Common Stock or affect the price at which the Landcadia Class A Common Stock may be issued or resold; provided, however, that this provision shall not prevent Landcadia from engaging in investor relations or public relations activities consistent with past practices.
Section 4.20   No Disagreements with Accountants and Lawyers.   To Landcadia’s knowledge, there are no disagreements of any kind presently existing, or reasonably anticipated by Landcadia to arise, between Landcadia and the accountants and lawyers formerly or presently employed by Landcadia, including, disputes or conflicts over payment owed to such accountants and lawyers.
Section 4.21   DTC Status.   Landcadia’s transfer agent is a participant in, and the Landcadia Class A Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, contact person and email address of Landcadia’s transfer agent is set forth on Schedule 4.21.
Section 4.22   Taxes.
(a)   All material Tax Returns required by Law to be filed by each of Landcadia and Landcadia HoldCo have been timely filed, and all such Tax Returns are true, accurate and complete in all material respects.
(b)   All material amounts of Taxes due and owing by Landcadia and Landcadia HoldCo have been paid.
(c)   Each of Landcadia and Landcadia HoldCo has (i) withheld all material amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority, and (iii) complied in all material respects with applicable Law with respect to Tax withholding.
(d)   None of Landcadia and Landcadia HoldCo is engaged in any material audit or other administrative proceeding with a taxing authority or any judicial proceeding with respect to Taxes. None of Landcadia and Landcadia HoldCo has received any written notice from a taxing authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved. With respect to each of Landcadia and Landcadia HoldCo, no written claim has been made, since each party’s formation by any Governmental Authority in a jurisdiction where such party does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of each of Landcadia and Landcadia HoldCo and no written request for any such waiver or extension is currently pending.
(e)   None of Landcadia and Landcadia HoldCo has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years immediately preceding the date of this Agreement.
(f)   None of Landcadia and Landcadia HoldCo has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

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(g)   None of Landcadia and Landcadia HoldCo shall be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) written agreement with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) prepaid amount received on or prior to the Closing; (v) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (vi) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date or (vii) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing.
(h)   There are no Liens with respect to Taxes on any of the assets of Landcadia and Landcadia HoldCo, other than Liens for Taxes not yet due and payable.
(i)   None of Landcadia and Landcadia HoldCo has ever (i) been a member of an Affiliated Group (other than an Affiliated Group the common parent of which is or was Landcadia) or (ii) had any liability for the Taxes of any Person (other than Landcadia or any Subsidiary thereof) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor, by contract or otherwise.
(j)   None of Landcadia and Landcadia HoldCo is a party to or bound by, and does not have any obligation to any Governmental Authority or other Person under, any Tax allocation, Tax sharing, Tax indemnification or similar agreements, other than pursuant to customary provisions in contracts entered into in the ordinary course of business the primary purpose of which are not related to Taxes.
(k)   None of Landcadia and Landcadia HoldCo has granted any power of attorney that is currently in force with respect to any material Taxes or material Tax Returns.
(l)   Landcadia HoldCo is, and has been since its formation, treated as a partnership for U.S. federal income tax purposes or an entity disregarded as separate from Landcadia under Treasury Regulation 301.7701-3.
Section 4.23   Investment Purpose.   Landcadia HoldCo is acquiring the GNOG HoldCo Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Landcadia Parties acknowledge that the GNOG HoldCo Membership Interests are not registered under the Securities Act or any state securities Laws, and that the GNOG HoldCo Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Landcadia Parties are able to bear the economic risk of holding the GNOG HoldCo Membership Interests for an indefinite period (including total loss of its investment), and have sufficient knowledge and experience in its financial and business matters so as to be capable of evaluating the merits and risk of its investment.
Section 4.24   Licensability.   None of the Landcadia Parties nor any of their Representatives or Affiliates has ever been denied, or had revoked, a material gaming license or finding of suitability or has ever been found unsuitable or been disqualified by a Gaming Regulatory Authority or other Governmental Authority. To Landcadia’s knowledge, as of the Closing Date, following consultation with Landcadia’s legal and regulatory advisors, there are no facts which would (a) be reasonably likely to result in the denial, revocation, limitation or suspension of a material gaming license or other Gaming Approval held by or issued to any Landcadia Party or its Representatives or Affiliates, or (b) result in a negative outcome under the licensing or suitability proceedings necessary for the consummation of the Transactions, including the imposition of any materially negative condition being placed on any material license or finding of suitability.
Section 4.25   Compliance with Laws.   Landcadia and Landcadia HoldCo are in compliance in all material respects with all Laws applicable to Landcadia and Landcadia HoldCo or any of their respective properties or assets.

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Section 4.26   NO ADDITIONAL REPRESENTATIONS AND WARRANTIES.    EXCEPT AS PROVIDED IN THIS ARTICLE IV OR THE ANCILLARY AGREEMENTS, NONE OF LANDCADIA OR LANDCADIA HOLDCO OR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE, OR IS MAKING, ANY REPRESENTATION OR WARRANTY WHATSOEVER TO ANY SELLER PARTY OR ITS AFFILIATES. IN PARTICULAR, WITHOUT LIMITING THE FOREGOING, NEITHER LANDCADIA OR LANDCADIA HOLDCO NOR ANY OTHER PERSON MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTIES HERETO WITH RESPECT TO (A) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO LANDCADIA OR LANDCADIA HOLDCO OR (B) ANY ORAL OR, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY LANDCADIA OR LANDCADIA HOLDCO IN THIS ARTICLE IV (INCLUDING ANY DISCLOSURE SCHEDULE) OR ANY ANCILLARY AGREEMENT, WRITTEN INFORMATION MADE AVAILABLE TO THE OTHER PARTIES HERETO IN THE COURSE OF THEIR EVALUATION OF LANDCADIA AND LANDCADIA HOLDCO, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS. FOR PURPOSES OF THIS SECTION 4.26, ANY RELATIONSHIP BETWEEN LANDCADIA AND SELLER PARENT AS AFFILIATE OR ANY FORM OF REPRESENTATIVE SHALL NOT BE TAKEN INTO ACCOUNT.
Section 4.27   No Outside Reliance.   Notwithstanding anything contained in this Article V or any other provision hereof, Landcadia and Landcadia HoldCo acknowledge and agree that none of Seller Parent, the Acquired Parties or any of their respective direct or indirect equityholders, Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given in Article IV or the Ancillary Agreements, including any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Acquired Parties, and Landcadia and Landcadia HoldCo specifically disclaim that they are relying upon or have relied upon any representations or warranties beyond those expressly given in Article IV or the Ancillary Agreements that may have been made by any Person, and acknowledge and agree that Seller Parent, the Acquired Parties, and their respective direct and indirect equityholders, Representatives and Affiliates, as applicable, have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person. Landcadia and Landcadia HoldCo further acknowledge and agree that they have conducted their own independent review and analysis of the Acquired Parties and, based thereon, have formed an independent judgment concerning the business, operations, assets, condition and prospects of such Acquired Parties. For purposes of this Section 4.27, any relationship between Landcadia and Seller Parent as Affiliate or any form of Representative or equityholder shall not be taken into account.
ARTICLE V
COVENANTS
Section 5.1   Conduct of the Business.   GNOG HoldCo and the Company each agree that, during the period commencing on the date of this Agreement and ending as of the earlier of (x) termination of this Agreement in accordance with Article VIII, and (y) the Closing, each Acquired Party shall, except (A) as otherwise expressly and specifically required or permitted by this Agreement (including by the Reorganization), (B) as consented to in writing by Landcadia through action by the Landcadia Disinterested Directors, which consent shall not be unreasonably withheld, conditioned or delayed, (C) as required by Law (including any Applicable Gaming Law) or any Governmental Authority, or (D) as set forth on Schedule 5.1:
(a)   use commercially reasonable efforts to conduct its business in the Ordinary Course of Business in all material respects;
(b)   use commercially reasonable efforts to maintain the Business and the properties and operations of each Acquired Party, preserve intact the current business organization of the Acquired Parties, keep available the services of the current officers, key employees and agents of each Acquired Party and maintain the relations and goodwill with suppliers, customers, lessors, licensors and others having business relationships with them; and
(c)   not, directly or indirectly, effect any of the following:

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(i)   make any change in or amendment to its Organizational Documents;
(ii)   (A) make, declare or pay any dividend or distribution to any equityholder of any Acquired Party, (B) effect any recapitalization, reclassification, split or other change in its capitalization or (C) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock or voting interests, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock;
(iii)   enter into, become subject to, assume, assign, partially or completely amend any material term of, modify any material term of or voluntarily terminate (excluding any expiration in accordance with its terms) any Material Contract including, any lease related to the Real Property and any collective bargaining or similar agreement to which any Acquired Party is a party or by which it is bound, other than amendments, modifications, renewals or entry into such agreements in the ordinary course consistent with past practice; and
(iv)   incur, assume, or guarantee any Indebtedness (other than as pursuant to the Credit Agreement Amendment, the A&R Intercompany Notes or accounts payable or accrued liabilities in the Ordinary Course of Business);
(v)   (A) sell, lease, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, encumber, or otherwise dispose of any of its properties or assets that are material to its business, except for (1) sales or dispositions of tangible items or materials in an amount not in excess of $500,000.00 in the aggregate or (2) non-exclusive licenses of Owned Intellectual Property granted by any Acquired Party to its customers in the Ordinary Course of Business; or (B) subject any Owned Intellectual Property to Copyleft Terms; or
(vi)   disclose any material Trade Secrets to any Person (other than pursuant to a written agreement sufficient to protect the confidentiality thereof);
(vii)   (A) grant or agree to grant to any employee or other independent contractor of any Acquired Party, who has annual compensation in excess of $100,000, any material increase in wages or bonus, severance, profit sharing, retirement, insurance or other compensation or benefits, or (B) adopt or establish any new compensation or employee benefit plans or arrangements, or amend, terminate, or agree to amend or terminate any existing Company Benefit Plans, or (C) accelerate the time of payment, vesting or funding of any compensation or benefits under any Company Benefit Plan (including any plan or arrangement that would be a Company Benefit Plan if it was in effect on the date of this Agreement), or (D) make or agree to make any material bonus or incentive payments to any individual outside of the currently effective bonus plan at any Acquired Party, or (E) enter into or amend or terminate any employment, consulting or material compensation agreement with any employee or other independent contractor of any Acquired Party (1) for which the annual compensation to be paid is greater than $100,000 or (2) that is not terminable upon notice without liability to any Acquired Party, or (F) make any change to the key management structure of the Acquired Parties, including the hiring and firing of additional officers or termination of existing officers (other than for “cause”), in each case, except (1) as may be required under applicable Law, (2) as required pursuant to Company Benefit Plans in accordance with their existing terms as in effect on the date hereof, (3) pursuant to employment, retention, change-of-control or similar type Contracts existing as of the date hereof, provided to Landcadia prior to the date hereof and set forth on Schedule 3.17(a), or (4) in the Ordinary Course of Business;
(viii)   (A) make, change or rescind any Tax election, (B) settle or compromise any claim, notice, audit report or assessment in respect of Taxes, (C) change any Tax period, (D) adopt or change any method of Tax accounting, (E) file any amended Tax Return or claim for a Tax refund, (F) surrender any right to claim a refund of Taxes, (G) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement related to any Tax, or (H) request any Tax ruling from a competent authority;

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(ix)   cancel or forgive any Indebtedness owed to any Seller Party;
(x)   write off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves.
(xi)   except as may be required by applicable Law or GAAP, make any material change in the financial or Tax accounting methods, principles or practices of any Acquired Party (or change an annual accounting period);
(xii)   unless required by applicable Law, (A) enter into or amend any collective bargaining agreement, works council agreement or any other labor-related Contract with any labor union, labor organization or works council, or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Acquired Parties;
(xiii)   plan, announce, implement or effect any employee layoffs that would, independently or in connection with any layoffs occurring prior to the date hereof, implicate the Federal Worker Adjustment and Retraining Notification Act of 1988, as amended (or any applicable state analogue statute);
(xiv)   grant or otherwise create, permit or consent to the creation of any Lien (other than a Permitted Lien) on any of its material assets or Real Property;
(xv)   make any material change to any of the cash management practices of the Acquired Parties, including materially deviating from or materially altering any of its practices, policies or procedures in paying accounts payable or collecting accounts receivable;
(xvi)   waive, release, compromise, settle or satisfy any pending or threatened material Action or compromise or settle any liabilities, other than in the Ordinary Course of Business or that otherwise do not exceed $200,000 individually or $500,000 in the aggregate;
(xvii)   make or incur any capital expenditures or commitments therefor or enter into any operating lease, except in the Ordinary Course of Business (which shall be deemed to include any capital expenditure incurred in connection with the Live Dealer Studio) and in an amount not to exceed $500,000 individually or $1,000,000 in the aggregate;
(xviii)   (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof or Person, (B) make any acquisition of any assets, business, stock or other properties in excess of $500,000 individually or $1,000,000 in the aggregate, (C) acquire any assets in excess of $1,000,000 or (D) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Party (other than the Transactions and the Reorganization);
(xix)   enter into any agreement that materially restricts the ability of any Acquired Party to engage or compete in any line of business, or enter into any agreement that materially restricts the ability of any Acquired Party to enter a new line of business;
(xx)   make any loans, investments in, capital contributions or advances to any Person, except for advances to employees, officers or customers of any Acquired Party in the Ordinary Course of Business;
(xxi)   fail to maintain, cancel or materially change coverage under any Insurance Policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to each Acquired Party and its assets and properties;
(xxii)   form any Subsidiary, except to the extent deemed advisable in connection with obtaining regulatory approvals in the State of Michigan or State of Pennsylvania;
(xxiii)   enter into any material lease other than the New Lease Agreements; and

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(xxiv)   authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 5.1(c).
Landcadia and Landcadia HoldCo each acknowledge and agree that: (i) nothing contained in this Agreement, including the restrictions set forth in this Section 5.1, shall give Landcadia or Landcadia HoldCo, directly or indirectly, the right to control or direct the Acquired Parties’ operations prior to the Closing, (ii) prior to the Closing, the Acquired Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations, and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Landcadia shall be required with respect to any matter set forth in this Section 5.1 or elsewhere in this Agreement to the extent that the requirement of such consent could, as determined by Landcadia’s counsel, violate any Law. Further, nothing contained in this Section 5.1 or elsewhere in this Agreement shall preclude the Acquired Parties, in their sole discretion, from settling, cancelling or otherwise terminating all of the Acquired Parties’ obligations, receivables, payables, loans or other intercompany accounts between any Acquired Party, on one hand, and any other Acquired Party or any Seller Party, on the other hand.
Section 5.2   Signing Form 8-K.   As promptly as practicable, Landcadia shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”), and the Company and Landcadia shall jointly issue a mutually agreeable press release announcing the execution of this Agreement.
Section 5.3   Financial Statements and Related Information.   As promptly as practicable following the date hereof, the Company or New GNOG (as applicable) shall provide to Landcadia and Landcadia HoldCo unaudited financial statements of the Company or New GNOG (as applicable), including balance sheets, statements of income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows, together with any related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X and a review by the Company’s independent auditor in accordance with PCAOB Auditing Standard 4105, for each fiscal quarter of the Company or New GNOG (as applicable) after January 1, 2020 (and the comparable period in the prior year) and at least forty (40) days prior to the Closing Date, in each case within forty (40) days following the end of each such fiscal quarter, in each case, with all periods presented as if the Initial GNOG Reorganization had occurred as of the earliest period presented.
Section 5.4   Proxy Solicitation; Proxy Statement; Other Actions.
(a)   As promptly as practicable (provided that the Company has provided to Landcadia the Financial Statements as required by Section 5.3(a) and the information required to be provided by the Company pursuant to this Section 5.4(a)), Landcadia and the Company shall prepare, and once mutually agreed, Landcadia shall file with the SEC, the Landcadia Purchase Proxy Statement, which shall comply as to form, in all material respects, with the relevant provisions of the Exchange Act and other requirements applicable thereto. Landcadia and the Company shall each use commercially reasonable efforts to have any comments to the Landcadia Purchase Proxy Statement received from the SEC “cleared” as promptly as reasonably practicable after receipt of any such comments, and Landcadia shall thereafter, in compliance with the relevant requirements of the Exchange Act, mail or deliver to the Landcadia Common Stockholders the definitive Landcadia Purchase Proxy Statement.
(b)   Landcadia shall notify the Company promptly after the filing of the Landcadia Purchase Proxy Statement with the SEC, when any supplement or amendment thereto has been filed, any request by the SEC for amendment of or comments thereon and responses thereto, or requests by the SEC for additional information (in each case, whether written or oral), and promptly provide Seller Parent copies of all material correspondence or written or oral summaries of any oral discussions with respect thereto. No supplement or amendment to the Landcadia Purchase Proxy Statement, or response to any SEC comment or inquiry will be made by Landcadia or Landcadia HoldCo without the prior written consent of Seller Parent (which shall not be unreasonably withheld, conditioned or delayed).
(c)   Each of the Company and Landcadia acknowledges that a substantial portion of the Landcadia Purchase Proxy Statement and certain other forms, reports and other filings required to be

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made by Landcadia under the Exchange Act in connection with the Transactions (collectively, “Additional Landcadia Filings”) will include disclosure regarding the Acquired Parties and their respective businesses, and their management, operations and financial condition. Accordingly, upon written request from Landcadia, the Company shall, and shall cause the Acquired Parties to, as promptly as reasonably practicable, provide Landcadia with all information concerning the Acquired Parties, their respective businesses, management, operations and financial condition, in each case, that is reasonably required to be included in any Landcadia SEC Filing. The Company shall make, and shall cause the Acquired Parties to make, their Affiliates, directors, officers, managers, employees, accountants and auditors reasonably available to Landcadia and its counsel in connection with the drafting of the Landcadia Purchase Proxy Statement and Additional Landcadia Filings and responding in a reasonably timely manner to any comments thereto from the SEC. Without limiting the generality of the foregoing, the Company shall cooperate with Landcadia in connection with the preparation for inclusion in the Landcadia Purchase Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC). Landcadia, acting through the Landcadia Board, shall include in the Landcadia Purchase Proxy Statement the recommendation of the Landcadia Board that the Landcadia Common Stockholders vote in favor of each of the Transaction Proposals, as provided in Section 5.5 (the “Landcadia Board Recommendation”) and shall, consistent with the terms of this Agreement, otherwise use its commercially reasonable efforts to obtain the Landcadia Stockholder Approval. Neither the Landcadia Board nor any committee or agent or Representative thereof shall withdraw (or modify in a manner adverse to Seller Parent, the Company or GNOG HoldCo), the Landcadia Board Recommendation; provided, that the Landcadia Board may withdraw or modify the Landcadia Board Recommendation only if the Landcadia Board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably expected to be inconsistent with its fiduciary obligations under applicable Law.
(d)   Each of the Company and Landcadia shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Landcadia Purchase Proxy Statement will, as of the date the Landcadia Purchase Proxy Statement (or any amendment or supplement thereto) is first mailed to the Landcadia Common Stockholders, at the time of the Special Meeting, or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing any information relating to the Company, GNOG HoldCo, Landcadia, Landcadia HoldCo or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Landcadia that is required to be set forth in an amendment or supplement to the Landcadia Purchase Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Landcadia Common Stockholders.
Section 5.5   Landcadia’s Special Meeting.   Landcadia shall, as promptly as practicable after the Landcadia Purchase Proxy Statement is “cleared” by the SEC’s staff (a) give notice of and (b) convene and hold a special meeting of its stockholders (the “Special Meeting”) in accordance with the Landcadia Organizational Documents, for the purposes of obtaining Landcadia Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a Landcadia Stock Redemption. Landcadia shall, through the Landcadia Board, acting only through the Landcadia Disinterested Directors, recommend to the Landcadia Common Stockholders the (A) adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations, (B) approval of the issuance of shares of Landcadia Common Stock in connection with the Transactions, if required under exchange rules and regulations, (C) adoption and approval of the Landcadia Fourth A&R Certificate of Incorporation, (D) approval of the adoption of the Landcadia 2020 LTIP, (E) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Landcadia Purchase Proxy Statement or correspondence related thereto, (F) adoption and approval of any other proposals as reasonably agreed by Landcadia and the Company to be

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necessary or appropriate in connection with the Transactions, and (G) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (G), collectively, the “Transaction Proposals”). Landcadia shall promptly notify the Company in writing of any determination to make any withdrawal of such recommendation or amendment, qualification or modification of such recommendation in a manner adverse to the Company (a “Change in Recommendation”). Landcadia agrees that its obligation to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Change in Recommendation, and Landcadia agrees to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting, regardless of whether or not there shall be any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Landcadia shall be entitled to postpone or adjourn the Special Meeting (a) to ensure that any supplement or amendment to the Landcadia Purchase Proxy Statement that the Landcadia Disinterested Directors have determined in good faith is required by applicable Law is disclosed to Landcadia Common Stockholders and for such supplement or amendment to be promptly disseminated to Landcadia Common Stockholders prior to the Special Meeting, (b) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Landcadia Purchase Proxy Statement), there are insufficient Landcadia Common Stockholders to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting, or (c) by ten (10) Business Days in order to solicit additional proxies from Landcadia Disinterested Stockholders in favor of the adoption of the Transaction Proposals; provided, that in the event of a postponement or adjournment pursuant to clauses (a) or (b) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.
Section 5.6   Closing Form 8-K; Closing Press Release.   At least five (5) days prior to Closing, Landcadia shall begin preparing, in consultation with the Company, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Transactions pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, the Company and Landcadia shall prepare a mutually agreeable press release announcing the consummation of the Transactions (“Closing Press Release”). Concurrently with the Closing, Landcadia shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.
Section 5.7   Access to Information.   From time to time prior to the Closing, Landcadia and Landcadia HoldCo shall, and GNOG HoldCo and the Company shall, and shall cause each of the other Acquired Parties to (any such Person in such capacity, a “Disclosing Party”), afford to the other Parties and their respective Representatives reasonable access, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of such Disclosing Party, to all properties, books, Contracts, commitments, Tax Returns, records, officers and appropriate employees of such Disclosing Party, and shall furnish such requesting Party or Representative with all financial and operating data and other information concerning the affairs of such Disclosing Party as such requesting Party or Representative may reasonably request, in each case, (i) subject to restrictions under applicable Law and any confidentiality obligations or similar restrictions that may be applicable to information furnished by third parties that may be in the possession of such Disclosing Party, and (ii) except for any information that in the opinion of legal counsel of the Disclosing Party would result in the loss of attorney-client privilege or other privilege from disclosure. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the limitations in the preceding sentence apply. All information obtained by a Party pursuant to this Section 5.7 shall remain subject to the Nondisclosure Agreement prior to the Closing.
Section 5.8   Commercially Reasonable Efforts; Consents.
(a)   Each of the Parties shall cooperate, and use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws (including Applicable Gaming Laws) to consummate the Transactions reasonably promptly after the date hereof, including obtaining all licenses, consents, waivers, approvals, authorizations, qualifications and Governmental Orders necessary to consummate the Transactions and to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Section 6.1, Section 6.2 and Section 6.3; provided, that subject to the following sentence, in no event

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shall any Party be required to pay any material fee, penalty or other consideration to obtain any license, permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the Transactions (other than fees or expenses payable to obtain the Gaming Approvals or to the SEC in connection with the Transactions, including the Landcadia Purchase Proxy Statement). Landcadia shall pay any applicable filing fees due under the HSR Act.
(b)   In the event any filings or submissions are required under the HSR Act in connection with the Transactions, without limiting the generality of the foregoing, each Party shall promptly after execution of this Agreement (but in no event later than fifteen (15) Business Days after the date hereof) make all such filings or submissions as are required under the HSR Act. Each Party shall promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other commercially reasonable actions necessary to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party shall promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates or any of its or their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the Transactions. Without limiting the generality of the foregoing, and subject to applicable Law, each Party shall: (i) promptly notify other Parties of any written communication made to or received by them, as the case may be, from any Governmental Authority regarding any of the Transactions; (ii) permit each other to review in advance any proposed written communication to any such Governmental Authority and incorporate reasonable comments thereto; (iii) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and (iv) furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective Representatives, on one hand, and any such Governmental Authority, on the other hand, in each case, with respect to this Agreement and the Transactions.
(c)   No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any of the aforementioned filings. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
(d)   Notwithstanding anything to the contrary in this Section 5.8, nothing contained in this Agreement shall be construed to require any Party to take or agree to take any action in response to a condition or requirement imposed by a Governmental Authority in connection with granting a Permit or other consent or approval if such action, individually or in the aggregate, would or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Acquired Parties, taken as a whole (immediately following the Closing) (each of such actions, a “Burdensome Condition”). None of the Parties nor any of their respective Subsidiaries shall take any action that has the effect of, or agree with any Governmental Authority to a Burdensome Condition without the prior written consent of the other Parties.
Section 5.9   Publicity.   None of the Parties shall and, each Party shall cause its Representatives not to, make or issue any public announcement or press release to the general public with respect to this Agreement or the Transactions without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent or prior notice shall be required in connection with any public announcement or press release the content of which is consistent with that of any prior or contemporaneous public announcement or press release by any Party in compliance with this Section 5.9. Nothing in this Section 5.9 shall limit any Party from making any announcements, statements or acknowledgments that such Party is required by applicable Law or the requirements of any national securities exchange to make, issue or release (including in connection with the exercise of the fiduciary duties of the Landcadia Board); provided, that, to the extent practicable, the Party making such

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announcement, statement or acknowledgment shall provide such announcement, statement or acknowledgment to the other Parties prior to release and consider in good faith any comments from such other Parties.
Section 5.10   Non-Solicitation.
(a)   From the date of this Agreement until the earlier of (x) the Closing Date or (y) the date on which this Agreement is terminated, other than in connection with the Transactions (including, for the avoidance of doubt, the Reorganization), Landcadia agrees that it shall not, and shall not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or Representatives (including investment bankers, attorneys and accountants), to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an Alternate Business Combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to an Alternate Business Combination with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternate Business Combination, or (iii) enter into any agreement relating to an Alternate Business Combination. Landcadia shall promptly notify the Company of any submissions, proposals or offers made with respect to an Alternate Business Combination as soon as practicable following Landcadia’s awareness thereof. Landcadia and its officers and directors shall, and shall instruct and cause its Representatives to, immediately cease and terminate all discussions and negotiations with any Person that may be ongoing with respect to a possible Alternate Business Combination, other than with respect to the Transactions.
(b)   From the date of this Agreement until the earlier of (x) the Closing Date or (y) the date on which this Agreement is terminated, other than in connection with the Transactions or the Reorganization, the Company agrees that it shall not, and shall not authorize or (to the extent within its control) permit any of its Representatives (including investment bankers, attorneys and accountants) or any other Acquired Party to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs the Company that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement relating to an Acquisition Proposal. The Company shall give notice of any Acquisition Proposal to Landcadia as soon as practicable following its awareness thereof.
Section 5.11   Directors’ and Officers’ Indemnification.
(a)   Landcadia and Landcadia HoldCo shall and shall cause each of the Acquired Parties immediately following the Closing to ensure, that all rights to indemnification now existing in favor of any individual who, at or prior to the Closing, was a director, officer, employee or agent of any Acquired Party or who, at the request of any Acquired Party, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) to the extent required by Law or as provided in the respective Organizational Documents, indemnification agreements or similar Contracts to which such Acquired Party is a party or bound, shall survive and continue in full force and effect for a period of not less than six (6) years from the Closing Date and indemnification agreements or similar Contracts and the provisions with respect to indemnification and limitations on liability set forth in such Organizational Documents shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder; provided, that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. None of Landcadia, Landcadia HoldCo nor any Acquired Party shall settle, compromise or consent to the entry of judgment in any Action, proceeding or investigation or threatened Action, proceeding or investigation without the written consent of such Indemnified Person.
(b)   On or prior to the Closing Date, Landcadia shall purchase on commercially reasonable terms and maintain in effect for a period of six (6) years thereafter, “run off” coverage as provided by the Acquired Parties’ fiduciary and employee benefit policies, in each case, covering those Persons who are

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covered on the date hereof by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under such Acquired Parties’ existing policies.
(c)   From and after the Closing, the Landcadia Parties shall, and hereby agree to cause the Acquired Parties to, jointly and severally indemnify, defend and hold harmless, as set forth as of the date hereof in the Organizational Documents of each Acquired Party and to the fullest extent permitted under applicable Law, all Indemnified Persons with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of the Acquired Parties or as trustees or fiduciaries of any plan for the benefit of employees of the Acquired Parties, occurring prior to the Closing, including the execution of this Agreement and the Transactions (whether such claims are asserted prior to, on or after the Closing). Without limitation of the foregoing, in the event any such Indemnified Person is or becomes involved, in any capacity, in any Action, proceeding or investigation in connection with any matter, including the Transactions, occurring prior to, on or after the Closing, The Landcadia Parties and the Acquired Parties, jointly and severally, from and after the Closing, shall pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Landcadia Parties and Acquired Parties shall pay, within thirty (30) days after any request for advancement, all expenses, including attorneys’ fees, which may be incurred by any Indemnified Person in enforcing this Section 5.11 or any Action involving an Indemnified Person resulting from the Transactions subject to an undertaking by such Indemnified Person to return such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder.
(d)   Notwithstanding any other provisions of this Agreement, the obligations of the Landcadia Parties and the Acquired Parties contained in this Section 5.11 shall be binding upon the successors and assigns of the Landcadia Parties and the Acquired Parties. In the event any of the Landcadia Parties or the Acquired Parties, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Landcadia or such Landcadia Party or such Acquired Party, as the case may be, honor the indemnification and other obligations set forth in this Section 5.11.
(e)   The obligations of the Landcadia Parties and the Acquired Parties under this Section 5.11 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 5.11 applies without the written consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 5.11 applies shall be third-party beneficiaries of this Section 5.11, each of whom may enforce the provisions of this Section 5.11).
(f)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any applicable Law, Contract or otherwise, including pursuant to any policy that is or has been in existence with respect to the Acquired Parties or any of their directors or officers, it being understood and agreed that the indemnification provided for in this Section 5.11 is not prior to or in substitution for any such claims.
Section 5.12   No Landcadia Stock Transactions.   From and after the date of this Agreement until the Closing, other than as contemplated by this Agreement, no Seller Party or any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Landcadia. Seller Parent shall use commercially reasonable efforts to require each of its Representatives to comply with the foregoing sentence.
Section 5.13   Trust Account.   During the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated, Landcadia shall not amend the Trust Agreement, make any other agreement related to the Trust Account, or make any distribution of amounts held in the Trust Account, in each case, without the prior written consent of Seller Parent. Upon satisfaction or waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee (which notice Landcadia shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Landcadia (i) shall cause the

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documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall use reasonable commercial efforts to cause the Trustee to (A) pay as and when due all amounts payable to Landcadia Common Stockholders who shall have previously validly elected to redeem their shares of Landcadia Class A Common Stock or Landcadia Class B Common Stock pursuant to Landcadia Organizational Documents, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 5.14   Tax Matters.
(a)   Allocation of Taxes for Straddle Periods.   For any Straddle Period, Taxes shall be treated as attributable to the Pre-Closing Tax Period in an amount equal to: (A) in the case of any gross receipts, income Taxes or similar Taxes, the portion of such Taxes allocable to the portion of the Straddle Period ending on or before the Closing Date, as determined on the basis of the deemed closing of the books and records of the relevant Acquired Party at the end of the Closing Date giving effect to Section 5.14(d) (unless otherwise required by applicable Tax Law) and (B) in the case of any Taxes other than gross receipts, income Taxes, or similar Taxes, the Taxes for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period from the beginning of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period.
(b)   Cooperation; Tax Proceedings.   Each of the Parties shall furnish or cause to be furnished to the other Parties, as promptly as practicable, such information and assistance reasonably requested relating to any Acquired Party as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit and for the prosecution or defense of any suit or other proceeding relating to Tax matters. Such information and assistance shall be provided at the expense of the requesting Party. Seller Parent shall control any audit or other suit or proceeding of or with respect to the income Taxes of the Company for a Pre-Closing Tax Period (a “Tax Matter”). Any other Tax audit or other suit or proceeding shall be subject to the terms of the Landcadia HoldCo A&R LLCA. Landcadia shall promptly notify Seller Parent upon learning of the initiation of any Tax Matter, and Seller Parent shall promptly notify Landcadia upon learning of the initiation of any Tax Matter or any other inquiries, claims, or assessments relating to Taxes of any Pre-Closing Tax Period. Neither Seller Parent nor any of its Affiliates shall enter into any settlement of or otherwise compromise any Tax Matter without the prior written consent of Landcadia, which consent shall not be unreasonably withheld, conditioned or delayed. Seller Parent shall (i) keep Landcadia reasonably well informed with respect to the commencement, status and nature of any such Tax Matter, (ii) allow Landcadia to participate in any such proceeding and (iii) allow Landcadia to make comments to Seller Parent or its applicable Affiliate regarding the conduct of or positions taken in any such proceeding.
(c)   Tax Returns.
(i)   Each Acquired Party (or the applicable Affiliate of Seller Parent with respect to any Acquired Party) shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by it (or with respect to the Acquired Parties) that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are due and payable on or before the Closing Date (taking into account any extensions). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law).
(ii)   Landcadia shall prepare and timely file, or cause to be prepared and timely filed, all non-income Tax Returns required to be filed by or with respect to any Acquired Party after the Closing Date with respect to a Pre-Closing Tax Period, including any Straddle Period.
(iii)   Seller Parent or its applicable Affiliate shall prepare and timely file, or cause to be prepared and timely filed, all income Tax Returns required to be filed by or with respect to any Acquired Party after the Closing Date with respect to a Pre-Closing Tax Period ending on or before the Closing Date and shall timely pay, or cause to be timely paid, all income Taxes that are due

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and payable by or with respect to any Acquired Party after the Closing Date with respect to Pre-Closing Tax Periods. Seller Parent shall provide Landcadia with a draft of any such income Tax Return (but solely with respect to any consolidated or similar income Tax Return of Seller Parent or FEI that includes any Acquired Party, a pro forma income Tax Return for such Acquired Party on a standalone basis that will be included in Seller Parent’s or FEI’s consolidated or similar income Tax Return) no less than 30 days prior to the due date for filing such income Tax Return, and Landcadia shall provide Seller Parent or FEI with its comments (if any) to such draft income Tax Return within 15 days of receipt of such draft income Tax Return, which comments shall be taken into account in good faith, and no such income Tax Return shall be filed without the written consent of Landcadia, which consent may not be unreasonably withheld, conditioned or delayed. Seller Parent and Landcadia agree to resolve any disagreement with respect to such draft income Tax Return in good faith.
(d)   For U.S. federal income tax purposes, the Parties agree to allocate all items accruing on or before the Closing Date to the Company’s taxable period ending on the Closing Date pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(A)(1) to the extent applicable (and not pursuant to the ratable allocation method under Treasury Regulations Section 1.1502-76(b)(2)(ii)), except as required by Law.
(e)   Tax Sharing Agreements.   Any and all existing Tax sharing agreements (whether written or not) binding upon any Acquired Party (including the “Tax Sharing Agreement” as defined in the Disclosure Schedules) shall be terminated as of the Closing Date. After such date, neither any Acquired Party nor any Representative thereof shall have any further rights or liabilities thereunder.
(f)   Transfer Taxes.   Notwithstanding anything to the contrary contained herein, Landcadia shall pay, or cause to be paid, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions. Landcadia shall, at its own expense, file, or cause to be filed, all necessary Tax Returns with respect to all such Taxes (to the extent permitted by applicable Law). For the avoidance of doubt, such Taxes shall not include Taxes imposed on or with respect to income (however denominated) or gain of any of the Parties or FEI.
(g)   FIRPTA Certificate.   At or prior to the Closing, Seller Parent and FEI shall have delivered to Landcadia an affidavit as to FEI’s non-foreign status in accordance with Section 1445(b)(2) of the Code, in form and substance reasonably satisfactory to Landcadia (a “FIRPTA Certificate”).
(h)   Tax Treatment of the Transaction.   The Parties agree and acknowledge that, for U.S. federal income tax purposes and applicable state and local Tax purposes, (i) the GNOG HoldCo Formation shall be treated as the formation by Seller Parent of GNOG HoldCo, an entity treated as disregarded as separate from FEI; (ii) the GNOG LLC Formation shall be treated as the formation by GNOG HoldCo of GNOG LLC, an entity treated as disregarded as separate from FEI; (iii) the GNOG Conversion shall be treated as the complete liquidation of the Company into FEI, qualifying under Section 332 of the Code for no recognition of gain or loss to FEI and under Section 337 of the Code for no recognition of gain or loss to the Company, with FEI becoming the owner of all assets (“Company Assets”) and liabilities (“Company Liabilities”) of the Company, including under the Credit Agreement; (iv) the Landcadia HoldCo Formation shall be treated as the formation by Landcadia of Landcadia HoldCo, an entity treated as disregarded as separate from Landcadia; (v) the Initial Landcadia HoldCo Contribution and the Second Landcadia HoldCo Contribution shall be treated as (A) the purchase by Landcadia and the taxable sale by FEI of a certain undivided interest in the Company Assets (the “Purchased Assets”) for an amount of cash equal to the Aggregate Closing Cash Consideration Amount and the issuance by Landcadia to FEI of a number of shares of Landcadia Class B Common Stock equal to the Voting Stock Consideration (such consideration, the “Asset Consideration”), subject to Company Liabilities that give rise to taxable gain to FEI immediately followed by (B)(1) the contribution by Landcadia of the Purchased Assets and an amount of cash equal to the Minimum Cash Balance and (2) the contribution by FEI of the Company Assets other than the Purchased Assets, subject to the Company Liabilities that were not taken subject to the Purchased Assets (including under the Credit Agreement) to Landcadia HoldCo, in the case of each of (1) and (2), in exchange for partnership interests in Landcadia HoldCo in a transaction in which Landcadia HoldCo is converted from a disregarded entity to a partnership in accordance with Revenue Ruling 99-5 and qualifying under

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Section 721(a) of the Code; and (vi) the Minimum Cash Balance Contribution shall be disregarded. Unless otherwise required by a “determination” as defined in Section 1313(a) of the Code, the Parties further agree to file all U.S. federal, state, local and non-U.S. Tax Returns consistent with this Section 5.14(h) and shall not take any action before or after the Closing that is inconsistent with the foregoing treatment.
(i)   Tax Treatment of the Certain Intercompany Transactions.   The Parties agree and acknowledge that, for U.S. federal income tax purposes and applicable state and local Tax purposes, the A&R Intercompany Note (including the amendments thereto) is not (and was never) intended to be treated as indebtedness or evidence thereof and, instead, is (and has always been) intended to be treated as a security arrangement providing credit support in respect of amounts owed to the Lenders under the Credit Agreement. Unless otherwise required by a “determination” as defined in Section 1313(a) of the Code, the Parties further agree to file all U.S. federal, state, local and non-U.S. Tax Returns consistent with this Section 5.14(i) and shall not take any action before or after the Closing that is inconsistent with the foregoing treatment.
(j)   Tax Receivable Agreement.   Landcadia and Seller Parent agree to negotiate in good faith a reasonable and customary tax receivable agreement (“Tax Receivable Agreement”). Such agreement shall provide for payment by Landcadia to Seller Parent in respect of 85% of the U.S. federal income tax savings (by way of increased depreciation and amortization deductions) allocable to Landcadia from Landcadia HoldCo, to the extent arising from both (a) the transactions described in Section 5.14(h)(v) and (b) the exchange of Seller Parent’s Landcadia HoldCo Class B Units for Landcadia Class B Common Stock, as determined on a “with and without” basis, and for an early termination payment by Landcadia to Seller Parent in the event of a change of control calculated using a mutually agreeable discount rate, subject to appropriate and customary limitations, including in connection with available cash flow and financing facilities.
(k)   Actions of FEI and Other Affiliates of Seller Parent.   With respect to Sections 2.5, 2.6, 5.1(c)(viii), 5.1(c)(xi), 5.14 and any other provisions relating to Tax, Seller Parent shall cause FEI (or any other applicable Affiliate) to take any action that would be required to be taken, or refrain from taking any action that would be required not to be taken, to give effect to each provision, and each provision shall be deemed to include any reference to FEI or any other applicable Affiliate that is required to effectuate the foregoing.
Section 5.15   Notification of Certain Matters.   Each Seller Parent and Landcadia shall provide the other Parties with prompt written notice upon becoming aware of any event, fact or circumstance that would reasonably be expected to cause any of such Party’s conditions set forth in Article VI not to be satisfied. No such notice shall constitute an acknowledgment or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.
Section 5.16   Section 280G.   To the extent applicable, the Company shall, no later than thirty (30) days prior to the Closing, take commercially reasonable actions to (a) solicit waivers of any excess parachute payment (as described below) from each Person who has or may have a right to any payments and/or benefits as a result of or in connection with the Transactions that would be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code), and (b) solicit the approval of the Company’s shareholders in a manner intended to comply with Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code of all payments and/or benefits (including payments and benefits waived pursuant to the preceding clause) that would, as a result of, or in connection with, the Transactions, be deemed to constitute “excess parachute payments.” To the extent required to comply with the provisions of the preceding sentence, the Company shall deliver, among other items, to its equity holders entitled to vote in the shareholder approval process under Code Section 280G(b)(5)(B), a disclosure statement intended to satisfy the shareholder approval requirements of Section 280G(b)(5)(B) of the Code. The form of waiver, solicitation of shareholder approval, and disclosure materials shall be provided to Landcadia for review at least ten (10) days prior to Closing and all such materials shall be subject to the approval of Landcadia, such approval not to be unreasonably withheld, conditioned or delayed.

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Section 5.17   Landcadia’s Long-Term Incentive Plan.   Prior to the Closing Date, the Landcadia Common Stockholders shall approve and adopt a long-term incentive plan (the “Landcadia 2020 LTIP”). From and after the date of this Agreement until such time as the Landcadia 2020 LTIP is approved and adopted, Landcadia shall consult with the Company in good faith as to the contents of the Landcadia 2020 LTIP, the key terms of which shall be agreed upon by the Parties.
Section 5.18   Employment Agreements.   Prior to the Closing, the Company shall use commercially reasonable efforts to cause each of the individuals agreed to by the Parties to execute and deliver to Landcadia an employment agreement (collectively, the “Employment Agreements”) setting forth the respective terms of each such individual’s employment with Landcadia, effective upon the Closing, with such employment terms providing for compensation and employee benefits that are substantially similar, in the aggregate, to the compensation and employee benefits each such individual was eligible to receive as of immediately prior to the Closing. The material terms for the employees executing Employment Agreements shall be as agreed to by the Parties.
Section 5.19   Credit Agreement.
(a)   Prior to the Closing, Seller Parent and the Company shall use commercially reasonable efforts to cause the Credit Agreement Amendment to become effective on or prior to the Closing.
(b)   On or after the date of the GNOG Conversion and prior to the Closing, the Company, Seller Parent and New GNOG shall amend and restate the Intercompany Note (the “First A&R Intercompany Note”) to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement. Concurrently with the Closing the Company, Seller Parent and New GNOG shall amend and restate the First A&R Intercompany Note (the “Second A&R Intercompany Note” and, together with the First A&R Intercompany Note, the “A&R Intercompany Notes”) to provide for, among other things, (i) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150,000,000 and (ii) a reduction of the rate of interest thereunder to 6% per annum, provided, that Seller Parent and New GNOG shall not agree to any material deviations to the forms of First A&R Intercompany Note or Second A&R Intercompany Note (as compared to the forms previously reviewed by Landcadia on or prior to the date hereof) without prior written consent of Landcadia (such consent not to be unreasonably withheld, conditioned or delayed).
Section 5.20   Nasdaq Matters.   Landcadia shall take all actions necessary to (i) maintain its listing on Nasdaq and (ii) obtain the approval (subject to official notice thereof) for the listing of the shares of Landcadia Class A Common Stock to be issued to Seller Parent upon redemption of the Landcadia HoldCo Class B Units in accordance with the Landcadia HoldCo A&R LLCA prior to issuance of such shares. On or prior to the Closing, if Landcadia receives any written or, to the knowledge of Landcadia, oral notice from Nasdaq that Landcadia has failed, or would reasonably be expected to fail, to meet the Nasdaq listing requirements as of the Closing for any reason, then Landcadia shall give prompt written notice of such Nasdaq notice to Seller Parent, including a copy of any written notice received from Nasdaq or a summary of any oral notice received from Nasdaq.
Section 5.21   Reorganization.   Prior to the Closing, Seller Parent shall undertake the Reorganization; provided, that Seller Parent shall first consult in good faith with Landcadia and provide Landcadia a reasonable opportunity to review and comment on all documents or advisable to consummate the Reorganization. Seller Parent shall take into account all reasonable comments made with respect to such documents and none of Seller Parent or any Acquired Party shall undertake such restructuring transaction without the prior written consent of Landcadia, not to be unreasonably withheld, conditioned or delayed.
Section 5.22   Landcadia Stock Redemption.   At the Closing, Landcadia shall use its best efforts to cause the Trustee to pay as and when due all amounts payable to eligible holders of Landcadia Class A Common Stock who shall have validly elected to participate in the Landcadia Stock Redemption (and who have not rescinded such election) pursuant to the Landcadia Organizational Documents and the Trust Agreement.
Section 5.23   Gaming Approval.   The Landcadia Parties shall use commercially reasonable efforts to (i) obtain from, make or give to any Governmental Authorities all Gaming Approvals, (ii) make all necessary

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filing, and thereafter make any other required submissions with respect to this Agreement and the transactions contemplated hereby, as required under applicable Gaming Laws, and (iii) comply with the terms and conditions of all Gaming Approvals. The Landcadia Parties and their Representatives and Affiliates shall use commercially reasonable efforts to (x) file, as promptly as is reasonably practicable, all required initial applications and documents in connection with obtaining the Gaming Approvals from the applicable Gaming Regulatory Authorities, and (y) act diligently and promptly to pursue such Gaming Approvals in connection with the making of all filings and submissions required hereby.
Section 5.24   Stockholder Litigation.   In the event that any stockholder litigation related to this Agreement, any Ancillary Agreement or the Transactions is brought, or, to the knowledge of Landcadia, threatened in writing, against Landcadia or the members of its board of directors prior to the Closing, Landcadia shall promptly notify the other Parties of any such stockholder litigation brought, or, to the knowledge of Landcadia, threatened against Landcadia and/or members of its board of directors and shall keep the other Parties reasonably informed with respect to the status thereof. Neither Landcadia nor any Subsidiary or Representative of Landcadia shall settle or agree to settle any such stockholder litigation or consent to the same unless Seller Parent shall have consented in writing (such consent not to be unreasonably withheld, conditional or delayed).
Section 5.25   Intercompany Accounts.   Within thirty (30) days following the Closing, all intercompany accounts between Seller Parent, any Affiliate of Seller Parent (other than the Acquired Parties or the Landcadia Parties), on the one hand, and any Acquired Party, on the other hand, shall be settled at or prior to the Closing without any Liability (including Tax Liability) or adverse impact arising or resulting therefrom on the part of the Company or Landcadia.
Section 5.26   Third-Party Consents.   In cooperation with and upon request from Landcadia, Seller Parent shall exercise commercially reasonable efforts to obtain the consents set forth on Schedule 3.5 in a form reasonably acceptable to Landcadia (with Landcadia’s consent to such form to not be unreasonably withheld, conditioned or delayed).
Section 5.27   Post-Closing Cooperation; Further Assurances.   From and after the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.
ARTICLE VI
CONDITIONS TO CLOSING
Section 6.1   Conditions to Obligations of all Parties.   The obligations of Landcadia, Landcadia HoldCo, Seller Parent and the Acquired Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:
(a)   HSR Act.   Any applicable waiting period under the HSR Act shall have expired or been terminated.
(b)   No Governmental Order.   There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.
(c)   Requisite Votes. The Landcadia Stockholder Approval shall have been obtained.
(d)   Landcadia Stock Redemption.   The Landcadia Stock Redemption shall have been completed in accordance with the terms hereof and the Landcadia Purchase Proxy Statement.
(e)   Reorganization.   The Reorganization shall have occurred.
(f)   Certificate of Incorporation.   Landcadia Fourth A&R Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware.
(g)   Forfeiture and Call-Option Agreement.   The share forfeiture transactions contemplated by the Forfeiture and Call-Option Agreement shall have been consummated in accordance with their terms.

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(h)   Gaming Approvals.   All Relevant Licenses required to consummate the Transactions and operate the Acquired Parties and their businesses in the ordinary course as contemplated from and after the Closing shall have been obtained (and the Relevant Licenses shall not contain, individually or in the aggregate, any Burdensome Condition).
Section 6.2   Conditions to Obligations of Landcadia and Landcadia HoldCo.   The obligations of Landcadia and Landcadia HoldCo to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Landcadia and Landcadia HoldCo:
(a)   Representations and Warranties.
(i)   The representations and warranties of Seller Parent contained in Section 3.1 (Organization and Authority), Section 3.2 (Authorization and Enforceability), Section 3.3(a) and (b) (Noncontravention), Section 3.6 (Capitalization) and Section 3.25 (No Brokers’ Fees) shall be true and correct in all respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all respects as of such earlier date), in each case other than inaccuracies that are (x) de minimis inaccuracies and (y) not material to the Acquired Parties, taken as a whole; and
(ii)   the other representations and warranties of Seller Parent contained in Article III shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied if any failures of any such representations and warranties covered by this Section 6.2(a)(ii) to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Performance of Obligations.   Each of the covenants of Seller Parent and the Acquired Parties to be performed as of or prior to the Closing shall have been performed in all material respects.
(c)   Officer’s Certificate.   Landcadia shall have received a certificate signed on behalf of Seller Parent by an authorized officer of Seller Parent to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) as they relate to Seller Parent and the Acquired Parties have been satisfied.
(d)   No Company Material Adverse Effect.   Since the date of this Agreement until the Closing Date, there shall not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Company Material Adverse Effect.
(e)   Closing Deliverables.   Seller Parent shall have delivered to Landcadia the Closing deliverables set forth in Section 2.3(a).
(f)   FIRPTA Certificate.   Seller Parent shall have delivered, or caused to be delivered, to Landcadia the FIRPTA Certificate in respect of itself and FEI.
Section 6.3   Conditions to Obligations of Seller Parent.   The obligations of Seller Parent to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Seller Parent:
(a)   Representations and Warranties.   Each of (i) the Landcadia Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case of as such earlier date), in each case other than inaccuracies that are (x) de minimis inaccuracies and (y) not material to the Acquired Parties, individually or in the aggregate; and (ii) all other Landcadia Non-Fundamental Representations shall be true and correct (without giving effect to any qualification as to materiality or Landcadia Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing Date

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as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case of as such earlier date) except where any failures of any such representations and warranties covered by clause (ii) to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Landcadia Material Adverse Effect.
(b)   Performance of Obligations.   Each of the covenants of Landcadia and Landcadia HoldCo to be performed as of or prior to the Closing shall have been performed in all material respects.
(c)   Officer’s Certificate.   Seller Parent shall have received at the Closing a certificate signed on behalf of each of Landcadia and Landcadia HoldCo by an authorized officer of Landcadia and Landcadia HoldCo, as the case may be, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
(d)   No Landcadia Material Adverse Effect.   Since the date of this Agreement until the Closing Date, there shall not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Landcadia Material Adverse Effect.
(e)   Landcadia Assets.   Immediately after the Closing (and following any Landcadia Stock Redemption), the Actual Cash Balance will equal or exceed the Minimum Cash Balance.
(f)   Closing Deliverables.   Landcadia and Landcadia HoldCo shall have delivered to Seller Parent the Closing deliverables set forth in Section 2.3(b).
(g)   Good Standing.   The Landcadia Parties shall have delivered, or caused to be delivered, to Seller Parent, a certificate of good standing (or equivalent document) for each Landcadia Party, issued by each such Landcadia Party’s jurisdiction of organization, dated not more than ten (10) Business Days prior to the Closing Date.
Section 6.4   Frustration of Closing Conditions.   No Party may rely on the failure of any condition set forth in this Article VI to be satisfied to excuse such Party’s obligation to effect the Closing if such failure was caused by such Party’s breach of a covenant, agreement, representation or warranty of this Agreement by such Party.
ARTICLE VII
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the Transactions abandoned:
(a)   by written consent of Seller Parent and Landcadia;
(b)   by the written notice of Landcadia if there has been a breach of any representation, warranty, covenant or other agreement made by Seller Parent or any Acquired Party in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 6.2(a) or Section 6.2(b) not being satisfied as of the Closing Date (a “Terminating Seller Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from Landcadia of such Terminating Seller Breach is received by Seller Parent (such notice to describe such Terminating Seller Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that the Landcadia Parties are not then in material breach of any of their respective representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 6.3(a) or Section 6.3(b);
(c)   by written notice of Seller Parent if there has been a breach of any representation, warranty, covenant or other agreement made by Landcadia or Landcadia HoldCo, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 6.3(a) or Section 6.3(b) not being satisfied as of the Closing Date (a “Terminating Landcadia Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from Seller Parent of such Terminating Landcadia Breach is received by Landcadia (such notice to describe such Terminating

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Landcadia Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that Seller Parent and the Acquired Parties are not then in material breach of any of the representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in in Section 6.2(a) or Section 6.2(b);
(d)   by written notice of Seller Parent or Landcadia if the Closing has not occurred on or prior to January 30, 2021 (the “Outside Date”) for any reason other than delay and/or non-performance of the Party seeking such termination, in which case the non-terminating Party shall be deemed to be in breach of this Agreement;
(e)   by written notice from either Seller Parent or Landcadia to the other Party if this Agreement shall fail to receive Landcadia Stockholder Approval at the Special Meeting (subject to any adjournment or recess of the meeting);
(f)   by written notice from Seller Parent if there exists a Nasdaq Listing Rule 5620(a) Deficiency after December 31, 2020, or any other deficiency which causes a de-listing from Nasdaq to Landcadia prior to the Closing;
(g)   by written notice from Seller Parent if there has been a Change in Recommendation; and
(h)   by written notice from Seller Parent if the Actual Cash Balance would be less than the Minimum Cash Balance immediately following Closing.
Section 7.2   Effect of Termination.   Except as set forth in this Section 7.2 or Section 8.13, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or shareholders, other than liability of any Party for any fraud or intentional and willful breach of this Agreement by such party occurring prior to such termination. The provisions of Section 5.13 (Trust Account), this Section 7.2, Section 8.7 (No Third-Party Beneficiaries), Section 8.8 (Governing Law), Section 8.9 (Consent to Jurisdiction), Section 8.10 (Waiver of Trial by Jury), Section 8.12 (Expenses), Section 8.14 (Non-Recourse) and Section 8.16 (Non-Survival) (collectively, the “Surviving Provisions”) and the Nondisclosure Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions that are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.1   Modification or Amendment.   This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the shareholders of any of the Parties shall not restrict the ability of the board of directors (or comparable body) of any of the parties to terminate this Agreement in accordance with Section 7.1 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 8.1.
Section 8.2   Extension; Waiver.   Any Party may, at any time prior to the Closing, by action taken by its board of directors (or comparable body) or officers thereunto duly authorized, (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein by any other Party or in any document, certificate or writing delivered pursuant hereto by such other Party; or (c) waive compliance with any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 8.1 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement. The failure or delay of any Party to this Agreement to exercise any of its rights under this Agreement shall impair such right or be construed as a waiver by such Party of such right.
Section 8.3   Notices.   To be valid for purposes hereof, any notice, request, demand, waiver, consent, approval or other communication (any of the foregoing, a “Notice”) that is required or permitted hereunder

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shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally; (b) three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:
(a)
If to Landcadia or Landcadia HoldCo:

Landcadia Holdings II, Inc.
1510 West Loop South
Houston, Texas 77027
Attention:
General Counsel

E-mail:
SScheinthal@ldry.com

with a copy (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:
Joel Rubinstein
Michael Deyong

E-mail:
joel.rubinstein@whitecase.com
michael.deyong@whitecase.com

(b)
If to Seller Parent or any Acquired Party (prior to Closing):

c/o Landry’s, Inc.
1510 W. Loop South
Houston, Texas 77027
Attention:
Chief Financial Officer

E-mail:
RLiem@ldry.com

with a copy (which shall not constitute notice) to:
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Attention:
Jennifer Wisinski
Paul Amiel

E-mail:
Jennifer.Wisinski@haynesboone.com
Paul.Amiel@haynesboone.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by providing Notice to the other Parties.
Section 8.4   Entire Agreement.   This Agreement (including the Disclosure Schedules and Exhibits hereto) and the Ancillary Agreements (including the Nondisclosure Agreement) constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist among the Parties, except as expressly set forth in this Agreement or the Ancillary Agreements (including the Nondisclosure Agreement).
Section 8.5   Assignment.   No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 8.5 shall be null and void ab initio.
Section 8.6   Counterparts.   This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall

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constitute one and the same instrument. Any Party may deliver signed counterparts of this Agreement to the other Parties by means of facsimile or portable document format (.PDF) signature.
Section 8.7   No Third-Party Beneficiaries.   Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company (and their successors, heirs and Representatives) are intended third-party beneficiaries of, and may enforce, Section 5.11, and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 8.14.
Section 8.8   Governing Law.   This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 8.9   CONSENT TO JURISDICTION.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE APPLICABLE STATE OR FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR PURPOSES OF ALL LEGAL PROCEEDINGS, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS AND TRANSACTIONS, AND EACH PARTY HEREBY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED THERETO EXCEPT IN SUCH COURTS. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH COURT OR THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 8.10   WAIVER OF TRIAL BY JURY.   TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT.
Section 8.11   Severability.   If any portion or provision hereof is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder hereof, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.
Section 8.12   Expenses.   Except as otherwise provided in this Agreement, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions, whether or not the Transactions are consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that Landcadia shall promptly reimburse the Company for any and all expenses, including, reasonable attorneys’ fees, in the event that Landcadia fails to cure any Nasdaq Listing Rule 5620(a) Deficiency, or obtain the Landcadia Stockholder Approval. Any available working capital not in the Trust Account shall be applied first to make such reimbursement to the Company.
Section 8.13   Specific Performance.   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to

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an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, each without proof of damages, prior to the valid termination of this Agreement in accordance with Section 7.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Seller Parties or the Landcadia Parties would have entered into this Agreement. Each Party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.13 shall not be required to provide any bond or other security in connection with any such injunction.
Section 8.14   Non-Recourse.   Without limiting the rights of the Company under and to the extent provided under Section 8.13, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties to this Agreement or the Ancillary Agreements and then only with respect to the specific obligations set forth herein with respect to such Party. Without limiting the rights of the Company under and to the extent provided under Section 8.13, except to the extent a named Party to this Agreement or an Ancillary Agreement (and then only to the extent of the specific obligations undertaken by such named party to this Agreement or any Ancillary Agreement), (i) no past, present or future Representative of any named party to this Agreement or any Ancillary Agreement and (ii) no past, present or future Representative of any named party to this Agreement or any Ancillary Agreement shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties under this Agreement or any Ancillary Agreement of or for any claim based on, arising out of, or related to this Agreement, any Ancillary Agreement or the Transactions.
Section 8.15   Publicity.   All press releases or other public communications of any nature whatsoever relating to the Transactions, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Landcadia and Seller Parent, in writing, which approval shall not be unreasonably withheld by any Party.
Section 8.16   Non-Survival.   None of the representations, warranties, covenants and agreements in this Agreement or in any Ancillary Agreement or instrument, document or certificate delivered pursuant to this Agreement (other than those Ancillary Agreements which by their terms become or remain wholly effective) shall survive the Closing and shall expire upon the occurrence of the Closing, except for those other covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Closing (including the obligations set forth in Section 5.11), and then only to such extent.
Section 8.17   Trust Account Waiver.   Seller Parent acknowledges and agrees that Landcadia is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar Business Combination involving the Company and one or more businesses or assets. Seller Parent acknowledges and agrees that Landcadia’s sole assets consist of the cash proceeds of Landcadia’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. For and in consideration of Landcadia entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, Seller Parent and its Representatives do hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waives any claim it has or may have as a result of, or arising out of, the Transaction or any negotiations, Contracts or agreements with Landcadia, and Seller Parent shall not, and shall cause its Representatives not to, seek recourse against the Trust Account for any reason whatsoever (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account pursuant to Section 5.13). Notwithstanding anything to the contrary contained herein, for purposes of this Section 8.17, Landcadia shall not be deemed an Affiliate or Representative of Seller Parent.

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Section 8.18   Release.
(a)   Effective upon the Closing, Seller Parent, on behalf of itself and its past, present, and future parents, Subsidiaries, Affiliates, divisions, related companies, successors, joint ventures and assigns (in each case, other than the Acquired Parties) (collectively, the “Seller Releasing Parties”) hereby release and discharge each Acquired Party and its past, present, and future parents, Subsidiaries, Affiliates, divisions, related companies, joint ventures, and each of their respective past and present Representatives, benefit plan fiduciaries and administrators, assigns and successors from any and all obligations and liabilities to such Seller Releasing Party as an equityholder (whether directly or indirectly) of any Acquired Party of any kind or nature whatsoever, as to facts, conditions, transactions, events or circumstances prior to the Closing, and such Seller Releasing Party shall not seek to recover any amounts in connection therewith from such Acquired Parties; provided, that this Section 8.18(a) shall not affect the rights of any Acquired Party’s directors and officers to the extent they are entitled to indemnification under the Organizational Documents of the Acquired Parties; provided, that, notwithstanding anything to the contrary in this Section 8.18(a), nothing in this Section 8.18(a) shall limit, modify, restrict, operate as a waiver with respect to or otherwise affect, any rights any Person may have under this Agreement (including pursuant to Section 5.11) or any Ancillary Agreement. For the avoidance of doubt, nothing herein shall derogate from any existing contractual obligation not cancelled or modified by this Agreement or explicitly released by this Section 8.18(a) and owed to any of the Persons mentioned above.
(b)   Effective upon the Closing, each of Landcadia and Landcadia HoldCo, on behalf of itself and its past, present, and future parents, Subsidiaries, Affiliates (other than Seller Parent and its Affiliates which are not Affiliates of Landcadia and Landcadia HoldCo), divisions, related companies, successors, joint ventures and assigns (collectively, the “Landcadia Releasing Parties”) hereby release and discharge Seller Parent and its past, present, and future parents, Subsidiaries, Affiliates, divisions, related companies, joint ventures (other than the Acquired Parties), and each of their respective past and present Representatives, benefit plan fiduciaries and administrators, assigns and successors from any and all obligations and liabilities to such Landcadia Releasing Parties, as to facts, conditions, transactions, events or circumstances prior to the Closing, and the Landcadia Releasing Parties shall not seek to recover any amounts in connection therewith from the Landcadia Releasing Parties. Notwithstanding anything to the contrary in this Section 8.18(b), nothing in this Section 8.18(b) shall limit, modify, restrict, operate as a waiver with respect to or otherwise affect, any rights any party may have under this Agreement or any Ancillary Agreement. For the avoidance of doubt, nothing herein shall derogate from any existing contractual obligation not cancelled or modified by this Agreement or explicitly released by this Section 8.18(b) and owed to any of the Persons mentioned above.
(c)   Notwithstanding anything to the contrary contained herein, for purposes of this Section 8.18, any relationship between Landcadia or Landcadia HoldCo, on the one hand, and Seller Parent, on the other hand, as an Affiliate or any form of Representative shall not be taken into account.
Section 8.19   Company Privilege; Waiver.
(a)   Haynes and Boone, LLP and Brownstein Hyatt Farber Schreck, LLP (the “Attorneys”) have represented the Seller Parties and Acquired Parties with respect to the Transactions. All Parties recognize the commonality of interest that exists and will continue to exist until Closing, and the Parties agree that such commonality of interest should continue to be recognized after the Closing. Specifically, the Landcadia Parties agree that they shall not, and shall cause their Affiliates not to, seek to have the Attorneys disqualified from representing any Seller Party (a) in connection with any dispute that may arise between such parties and the Landcadia Parties or the Acquired Parties in connection with this Agreement, the Ancillary Agreements or the Transactions and (b) in connection with any such dispute, the Seller Parties involved in such dispute (and not the Landcadia Parties or the Acquired Parties) will have the right to decide whether or not to waive the attorney-client privilege that may apply to any communications between the Seller Parties, Acquired Parties, and their Representatives, Affiliates, or Related Persons (collectively, the “Seller/Company Parties”) that occurred prior to the Closing.

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(b)   Without limiting the foregoing, the Landcadia Parties (on their own behalf and on behalf of their Representatives and Affiliates) also acknowledge and agree that the Attorneys have been and will be providing legal advice to the Seller/Company Parties in connection with the Agreement, the Ancillary Agreements, and any transactions contemplated herein and therein and in such capacity, will have had confidential and/or privileged communications between the Attorneys and the Seller/Company Parties, including written and electronic communications between or among the Attorneys and/or the Seller/Company Parties, relating to this Agreement, the Ancillary Agreements, and the Transactions (collectively, the “Privileged Materials”). The Landcadia Parties (on their own behalf and on behalf of their Representatives and Affiliates) further acknowledge and agree that, at and after the Closing, the Privileged Materials shall belong solely to Seller Parent and any privilege or other right related to the Privileged Materials, including the attorney-client privilege and the expectation of client confidences, shall be owned and controlled solely by Seller Parent and shall not pass to or be claimed by the Landcadia Parties or their Affiliates (including the Acquired Parties); provided, that, Seller Parent and its Representatives shall reasonably cooperate with any Landcadia Party or any Acquired Party seeking to assert such privilege in a post-Closing dispute with a Person that is not Seller Parent or any of its Affiliates. In furtherance of the foregoing, each of the Parties agrees to take the steps necessary to ensure that any and all privileges attaching to the Privileged Materials shall survive the Closing, remain in effect and be owned and controlled solely by Seller Parent. The Landcadia Parties (on their own behalf and on behalf of their Representatives and Affiliates, including the Acquired Parties from and after the Closing) also agree that they will not, directly or indirectly, obtain or seek to obtain from the Attorneys any such Privileged Materials (or assist any other Person) and agree not to knowingly access, review, use or rely on any Privileged Materials in any dispute involving any of the Parties after the Closing.
[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Purchase Agreement as of the day and year first above written.
LANDCADIA HOLDINGS II, INC.
By:
/s/ Steven L. Scheinthal

Name: Steven L. Scheinthal
Title:   Vice President and Secretary
LHGN HOLDCO, LLC
By:
/s/ Steven L. Scheinthal

Name: Steven L. Scheinthal
Title:   Vice President and Secretary
[Signature Page to Purchase Agreement]

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LANDRY’S FERTITTA, LLC
By:
/s/ Rick H. Liem

Name: Rick H. Liem
Title:   Vice President and Treasurer
GNOG HOLDINGS, LLC
By:
/s/ Rick H. Liem

Name: Rick H. Liem
Title:   Vice President and Treasurer
GOLDEN NUGGET ONLINE GAMING, INC.
By:
/s/ Rick H. Liem

Name: Rick H. Liem
Title:   Vice President and Treasurer
[Signature Page to Purchase Agreement]

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EXHIBIT A
Form of Landcadia Fourth A&R Certificate of Incorporation
[See Annex C hereto.]

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EXHIBIT B
Form of Landcadia A&R Bylaws
[See Annex D hereto.]

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EXHIBIT C
Form of Landcadia HoldCo A&R LLCA
[See Annex F hereto.]

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EXHIBIT D
Form of Lockup Agreement Amendment
[See Annex E hereto.]

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ANNEX A-2
Amendment to the Purchase Agreement
This Amendment to the Purchase Agreement (this “Amendment”), dated as of September 17, 2020 (the “Amendment Date”), amends that certain Purchase Agreement, dated as of June 28, 2020, by and among Landcadia Holdings II, Inc., a Delaware corporation, LHGN HoldCo, LLC, a Delaware limited liability company, Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation, GNOG Holdings, LLC, a Delaware limited liability company, and Landry’s Fertitta, LLC, a Texas limited liability company, (as amended, restated or supplemented from time to time, the “Purchase Agreement”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.
WHEREAS, pursuant to Section 8.1 of the Purchase Agreement, the Parties may amend the Purchase Agreement prior to the Closing by a duly authorized agreement in writing executed in the same manner as the Purchase Agreement and which makes reference to the Purchase Agreement; and
WHEREAS, the Parties have included in the Tax Receivable Agreement certain language with a view to offsetting certain effects on Landcadia from the proposed amendment to Section 5.14(h) of the Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:
1.
Amendments to the Purchase Agreement. Pursuant to Section 8.1 of the Purchase Agreement, the Parties agree to amend the Purchase Agreement as follows with immediate effect:

A.
Section 2.6 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.6 Allocation of Purchase Price. The Parties agree that the Asset Consideration shall be allocated in accordance with Section 1060 of the Code and the Treasury Regulations thereunder. The Parties agree that Landcadia Holdco shall prepare and provide to Seller Parent a draft allocation of the Asset Consideration among the Purchased Assets within ninety (90) days after the Closing Date. Seller Parent shall notify Landcadia Holdco within thirty (30) days of receipt of such draft allocation of any objection Seller Parent may have thereto. Unless Seller Parent delivers a notice of objection with respect to the allocation of the Asset Consideration by the conclusion of such thirty (30) day period, the draft allocation provided by Landcadia Holdco to Seller Parent pursuant to the second sentence of this Section 2.6 shall become final and binding upon the Parties. Landcadia Holdco and Seller Parent agree to resolve any disagreement with respect to such allocation in good faith. If Landcadia Holdco and Seller Parent are unable to timely resolve such disagreement within thirty (30) days following the delivery of such a notice of objection, then any remaining disputed matters shall be finally and conclusively determined by a mutually agreed independent accounting firm, the fees and expenses of which shall be paid by Landcadia Holdco and Seller Parent in a manner determined by such accounting firm. In addition, the Parties hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use an agreed allocation determined pursuant to this Section 2.6 in connection with the preparation of Internal Revenue Service Form 8594 as such Form relates to the Purchased Assets. No Party shall file any Tax Return or other document or otherwise take any position which is inconsistent with an agreed allocation determined pursuant to this Section 2.6, except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or as required by Law; provided, that no Party (nor their Affiliates) shall be obligated to litigate any challenge to such allocation of the Asset Consideration by any Governmental Authority. The Parties shall promptly inform one another of any challenge by any Governmental Authority to any agreed allocation made pursuant to this Section 2.6 and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.”

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B.
Section 5.14(h) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(h)
Tax Treatment of the Transaction. The Parties agree and acknowledge that, for U.S. federal income tax purposes and applicable state and local Tax purposes, (i) the GNOG HoldCo Formation shall be treated as the formation by Seller Parent of GNOG HoldCo, an entity treated as disregarded as separate from FEI; (ii) the GNOG LLC Formation shall be treated as the formation by GNOG HoldCo of GNOG LLC, an entity treated as disregarded as separate from FEI; (iii) the GNOG Conversion shall be treated as the complete liquidation of the Company into FEI, qualifying under Section 332 of the Code for no recognition of gain or loss to FEI and under Section 337 of the Code for no recognition of gain or loss to the Company, with FEI becoming the owner of all assets (“Company Assets”) and liabilities (“Company Liabilities”) of the Company, including under the Credit Agreement; (iv) the Landcadia HoldCo Formation shall be treated as the formation by Landcadia of Landcadia HoldCo, an entity treated as disregarded as separate from Landcadia; (v) the Initial Landcadia HoldCo Contribution and the Second Landcadia HoldCo Contribution shall be treated as (A) the contribution to Landcadia HoldCo by FEI of the Company Assets, subject to the Company Liabilities, which qualifies in part as a contribution of a certain undivided interest in the Company Assets qualifying under Section 721(a) of the Code and in part as a “disguised sale” between FEI and Landcadia Holdco of a certain undivided interest in the Company Assets (the “Purchased Assets”) in exchange for the Closing Cash Consideration, relief from a portion of the Company Liabilities and a number of shares of Landcadia Class B Common Stock equal to the Voting Stock Consideration pursuant to Section 707(a)(2)(B) of the Code and the Treasury Regulations issued thereunder (such consideration, the “Asset Consideration”) and (B) the contribution by Landcadia to Landcadia Holdco of cash in the amount of the Landcadia Closing Cash Contribution Amount and a number of shares of Landcadia Class B Common Stock equal to the Voting Stock Consideration in a contribution qualifying under Section 721(a) of the Code; and (vi) the Minimum Cash Balance Contribution shall be disregarded. Unless otherwise required by a “determination” as defined in Section 1313(a) of the Code, the Parties further agree to file all U.S. federal, state, local and non-U.S. Tax Returns consistent with this Section 5.14(h) and shall not take any action before or after the Closing that is inconsistent with the foregoing treatment.”

C.
The language “Landcadia Class B Common Stock” is hereby deleted from clause (b) of Section 5.14(j) of the Purchase Agreement and replaced with: “Landcadia Class A Common Stock”.

D.
Exhibit A to the Purchase Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A (and all references to Exhibit A in the Purchase Agreement are amended to refer to such Exhibit A).

2.
Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

3.
Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

4.
Additional Provisions. Article I (Definitions) and Sections 8.1 (Modification or Amendment), 8.2 (Extension; Waiver), 8.4 (Entire Agreement), 8.5 (Assignment), 8.7 (No Third-Party Beneficiaries), 8.9 (Consent to Jurisdiction), 8.10 (Waiver of Trial by Jury), 8.11 (Severability) of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

5.
Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party may deliver signed counterparts of this Amendment to the other Parties by means of facsimile or portable document format (.PDF) signature.

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6.
Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.
LANDCADIA HOLDINGS II, INC.
By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	Vice President and Secretary
LHGN HOLDCO, LLC
By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	Vice President and Secretary

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LANDRY’S FERTITTA, LLC
By:	/s/ Rick H. Liem
	Name:	Rick H. Liem
	Title:	Vice President and Treasurer
GNOG HOLDINGS, LLC
By:	/s/ Rick H. Liem
	Name:	Rick H. Liem
	Title:	Vice President and Treasurer
GOLDEN NUGGET ONLINE GAMING, INC.
By:	/s/ Rick H. Liem
	Name:	Rick H. Liem
	Title:	Vice President and Treasurer

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EXHIBIT A
FORM OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
LANDCADIA HOLDINGS II, INC.
[•], 2020
Landcadia Holdings II, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
The Corporation was initially formed as CAPS Holding LLC (the “Formation LLC”), a Delaware limited liability company, on August 11, 2015. On February 4, 2019, the Formation LLC filed a certificate of conversion with the Secretary of State of the State of Delaware for purposes of converting the Formation LLC to a corporation.
The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 4, 2019. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 14, 2019. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 13, 2019. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 6, 2019 (the “Third Amended and Restated Certificate”).
This Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended and Restated Certificate”), which both restates and amends the provisions of the Third Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
This Fourth Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.
The text of the Third Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Golden Nugget Online Gaming, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE IV
CAPITALIZATION
Section 4.1   Authorized Capital Stock.   The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 271,000,000

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shares, consisting of (a) 270,000,000 shares of common stock (the “Common Stock”), including (i) 220,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 50,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock” and, collectively with Common Stock, “Stock”). Upon the filing of this Fourth Amended and Restated Certificate (such date, the “Effective Date”), which shall coincide with the consummation of the transactions contemplated by that certain Purchase Agreement, dated as of June 28, 2020, by and among the Corporation, LHGN HoldCo, LLC (the “LLC”) and Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), GNOG Holdings, LLC, Landry’s Fertitta, LLC (“Seller”), each former share of class B common stock of the Corporation outstanding prior to the Effective Date has converted into one issued and outstanding, fully paid and nonassessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof, in accordance with the Third Amended and Restated Certificate.
Section 4.2   Preferred Stock.   The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3   Common Stock.
(a)   Voting.
(i)   Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.
(ii)   Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Class A Common Stock are entitled to vote.
(iii)   Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), on each matter properly submitted to the stockholders on which the holders of the Class B Common Stock are entitled to vote,
A.
until the occurrence of a Sunset Event (as defined below), the holders of shares of Class B Common Stock shall be entitled to ten (10) votes for each such share; provided that, the voting power with respect to any shares of Stock held by the Seller Group (as defined below), as a percentage of the voting power with respect to all shares of Stock outstanding, shall not exceed 79.9%. In furtherance of the foregoing, the number of votes to which each share of Class B Common Stock is entitled shall, automatically and without further act or formality, be adjusted to the extent necessary for the voting power of all shares of Stock held by the Seller Group not to exceed 79.9%; and

B.
following the occurrence of a Sunset Event, the holders of shares of Class B Common Stock shall be entitled to one (1) vote for each such share.

Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote on all matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate (including any amendment to any Preferred

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Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fourth Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b)
Class B Common Stock.

(i)   Voting. Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Fourth Amended and Restated Certificate, whether by merger, consolidation or otherwise if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock.
(ii)   Issuance of Class B Common Stock.
A.
From and after the Effective Date, additional shares of Class B Common Stock may be issued only to, and registered in the name of, a Fertitta Affiliate (including all successors, assigns and permitted transferees) (collectively, “Permitted Class B Owners”). The Corporation shall not issue additional shares of Class B Common Stock after the Effective Date other than in connection with the valid issuance of Units in accordance with the Amended and Restated Limited Liability Company Agreement of the LLC, dated on or about the date hereof (the “LLC Agreement”) to any Permitted Class B Owner.

B.
Following the surrender of any shares of Class B Common Stock to the Corporation in accordance with this Fourth Amended and Restated Certificate of Incorporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(iii)   Transfer of Class B Common Stock.
A.
A holder of Class B Common Stock may surrender shares of Class B Common Stock to the Corporation for no consideration at any time.

A holder of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers a corresponding number of such holder’s Units to such transferee. Upon a transfer of Units in accordance with the LLC Agreement, a corresponding number of shares of Class B Common Stock held by the holder of such Units will automatically and simultaneously be transferred to the same transferee of such Units. The transfer restrictions described in this Section 4.3(b)(iii). are referred to as the “Restrictions”. For the avoidance of doubt, when Class B Units are transferred to a Fertitta Affiliate as expressly permitted by the LLC Agreement, a corresponding number of shares of Class B Common Stock shall be simultaneously transferred to a Fertitta Affiliate, and such transfer shall not be subject to the Restrictions.
B.
Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

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C.
Upon a determination by the Board (including the vote of the majority of the disinterested directors serving on the Board at such time), or by a committee composed solely of disinterested directors, that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Corporation shall refuse to give effect to such transfer or acquisition on the books and records of the Corporation. In furtherance of the foregoing, the Corporation shall cause the Transfer Agent to refuse to record the Purported Owner’s transferor as the record owner of the Restricted Shares and shall institute proceedings to enjoin or rescind any such transfer or acquisition.

D.
The Board (including the vote of a majority of the disinterested directors serving on the Board at such time), or by a committee composed solely of disinterested directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.3(b)(iii) for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.3(b)(iii).   Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(iv)   Cancellation of Class B Common Stock.   To the extent that any holder of Class B Common Stock exercises its right pursuant to the LLC Agreement to exchange some or all of such holder’s Units in accordance with the LLC Agreement, then, concurrently with such exchange under the LLC Agreement, a number of shares of Class B Common Stock registered in the name of such holder equal to the number of Units that are exchanged by such holder in such transaction (subject to equitable adjustment for any event described in Section 4.3(d) below, as applicable) shall be transferred to the Corporation and cancelled for no consideration.
(v)   Restrictive Legend.   All certificates or book entries representing shares of Class B Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may from time to time determine):
THE SECURITIES REPRESENTED BY THIS BOOK ENTRY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).
THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.
THESE CERTIFICATES ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME, AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LHGN HOLDCO, LLC, DATED AS OF [•], 2020, AMONG THE MEMBERS LISTED THEREIN, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR). NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.
(c)   Reservation of Stock.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock an amount equal to the number of then-outstanding Units subject to exchange under the LLC Agreement.
(d)   Splits.   If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Fourth Amended and Restated Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of Class A Common Stock into a

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greater or lesser number of shares, the shares of Class B Common Stock outstanding immediately prior to such subdivision shall be proportionately similarly combined or subdivided such that the ratio of shares of outstanding Class B Common Stock to shares of outstanding Class A Common Stock immediately prior to such subdivision shall be maintained immediately after such combination or subdivision. Any adjustment described in this Section 4.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective. In no event shall the shares of either Class B Common Stock be split, subdivided, or combined (including by way of stock dividend) unless the outstanding shares of Class A Common Stock shall be proportionately split, subdivided or combined.
(e)   Dividends.
(i)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(ii)   Dividends and other distributions shall not be declared or paid on the shares of Class B Common Stock.
(f)   Liquidation, Dissolution or Winding Up of the Corporation.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. Holders of Class B Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
Section 4.4   Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
Section 4.5   Definitions.   For purposes of this Fourth Amended and Restated Certificate of Incorporation, other than Article X, the following definitions apply.
“Affiliate” means with respect to any specified Person, any Person that is a member (or is treated as disregarded as separate from a member under U.S. Treasury Regulations Section 301.7701-3) of the “affiliated group” (as defined in Section 1504 of the Code) of corporations filing consolidated U.S. federal income tax returns of which FEI is the parent and any other Person that, under U.S. federal income tax principles, would be treated as holding shares of Stock for which any specified Person is treated as the beneficial owner, directly or indirectly.
“Associate” has the meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
A Person shall be deemed to “beneficially own” shares which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended); provided that, the meaning of “beneficial owner” in the definition of “Affiliate” shall be governed by U.S. federal income tax principles.
“Code” means the Internal Revenue Code of 1986, as amended.
“Fertitta Affiliates” means, (i) Mr. Fertitta, (ii) Paige Fertitta, (iii) each of their direct descendants (iv) each such descendant’s adopted child, stepchild, spouse and any person (other than a tenant or employee)

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sharing the household of such descendant, (v) any trust, the beneficiary of which is any Person listed in clauses (i) through (iii) and (vi) with respect to any Person listed in clauses (i) through (iii), any Person directly or indirectly controlling or controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Person” means any individual, firm, corporation, limited liability company, partnership or other entity.
“Seller Group” means, collectively, Mr. Fertitta, Seller, Fertitta Entertainment, Inc., and their respective Affiliates.
“Sunset Event” means the earliest time when the aggregate number of shares of Class A Common Stock that are beneficially owned by Mr. Fertitta (together with the Fertitta Affiliates), inclusive of any shares of Class A Common Stock into which the Units beneficially owned by Mr. Fertitta (together with the Fertitta Affiliates) may be exchanged, is less than thirty percent (30%) of the sum of (i) such aggregate number calculated as of the Effective Date plus (ii) all other shares of Class A Common Stock issued and outstanding as of the Effective Date. Any calculation made in accordance with this definition is subject to equitable adjustment for any event described in Section 4.3(d) above, as applicable.
“Units” means the Class B Units (as defined in the LLC Agreement).
ARTICLE V
BOARD OF DIRECTORS
Section 5.1   Board Powers.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Fourth Amended and Restated Certificate or the Bylaws of the Corporation (the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Fourth Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Section 5.2   Number, Election and Term.
(a)   Subject to the rights, if any, of holders of any series of Preferred Stock to elect directors of the Corporation, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board or (i) by the holders of a majority of the voting power of the Stock while Mr. Fertitta (together with the Fertitta Affiliates) beneficially owns a majority of the voting power of the Stock and (ii) exclusively by resolution of the Board from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock.
(b)   Directors shall be elected for terms of one year at each annual meeting of the stockholders of the Corporation and, subject to Section 10.13(c), each director shall hold office until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, retirement, disqualification or removal. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more Preferred Stock Designation, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
(c)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.3   Newly Created Directorships and Vacancies.   Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely

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and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal and Section 10.13(c).   In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full board until the vacancy is filled.
Section 5.4   Removal.   Subject to Section 5.5, any or all of the directors may be removed from office with or without cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5   Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Fourth Amended and Restated Certificate (including any Preferred Stock Designation).
Section 5.6   Quorum.   A quorum for the transaction of business by the directors shall be set forth in the Bylaws.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. Notwithstanding any other provisions of this Fourth Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Stock required by law or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the Bylaws also may be adopted, amended, altered or repealed by (a) the holders of a majority of the voting power of the Stock while Mr. Fertitta (together with the Fertitta Affiliates) beneficially owns a majority of the voting power of the Stock and (b) at least two-thirds of the voting power of the Stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock; and provided further, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1   Meetings.   Except as otherwise provided by law or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation) and subject to the rights of the holders of one or more series of Preferred Stock, special meetings of stockholders of the Corporation may be called at any time (a) by the Chairman of the Board, by the Chief Executive Officer of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the Board or by the holders of a majority of the voting power of the Stock and (b) at such time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock, only by the Chairman of the Board or by the Chief Executive Officer of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person or persons.
Section 7.2   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3   Action by Written Consent.   Except as otherwise provided by law or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), any action required or

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permitted to be taken by the stockholders of the Corporation may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of the Stock entitled to vote thereon were present and voted; provided, that from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of all outstanding shares of the Stock of the Corporation, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting. Any alteration, amendment or repeal of this Section 7.3 shall require the affirmative vote of (a) a majority of the voting power of the all outstanding shares of the Stock of the Corporation while a majority of the voting power of all outstanding shares of the Stock of the Corporation is owned by Mr. Fertitta (together with the Fertitta Affiliates) and (b) at least two thirds of the voting power of all outstanding shares of the Stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer owns a majority of the voting power of the all outstanding shares of the Stock of the Corporation.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1   Limitation of Director Liability.   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.2   Indemnification and Advancement of Expenses.
(a)   Right to Indemnification and Advancement of Expenses.   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b)   Non-Exclusivity of Rights.   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, this Fourth Amended and Restated Certificate, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.
(c)   Amendments.   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Fourth Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   Indemnification of Other Persons.   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the maximum extent of the provisions of this Section 8.2 with respect to the indemnification and advancement of expenses of indemnitees under this Section 8.2. Any person serving as a director, officer, partner, member, trustee, administrator, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned, directly or indirectly, by the Corporation (a “subsidiary” for purposes of this Section 8.2) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
(e)   Procedure for Indemnification.   Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forum for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(f)   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

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(g)   Certain Definitions.   For purposes of this Section 8.2, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.
(h)   Merger or Consolidation.   For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.
(i)   Reliance.   Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 8.2 in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Section 8.2 shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
(j)   Severability.   If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby. Any Person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.
ARTICLE IX
CORPORATE OPPORTUNITY
To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Fourth Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

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ARTICLE X
UNSUITABLE PERSONS
Section 10.1   Definitions.   For purposes of this Article X, the following definitions apply.
“Affiliate” (and derivatives of such term) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
“Affiliated Companies” means those partnerships, corporations, limited liability companies, trusts or other entities directly or indirectly Affiliated or under common Ownership or Control with the Corporation including, without limitation, any subsidiary of the Corporation, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.
“Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.
“Equity Interest” means any share of the Stock or any other equity or voting securities of the Corporation, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Corporation.
“Gaming” or “Gaming Activities” means the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.
“Gaming Authorities” means all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.
“Gaming Jurisdictions” means all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Corporation or any of its Affiliated Companies currently conducts, or may in the future conduct Gaming Activities.
“Gaming Laws” means all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Equity Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.
“Gaming Licenses” shall mean all licenses, permits, certifications, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.
“Interest” means the Stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Equity Interests.
“New Jersey Act” means the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended from time to time.

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“New Jersey Commission” means the New Jersey Casino Control Commission.
“Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (but without regard to any requirement for a security or other Interest to be registered under Section 12 of the Securities Act of 1933, as amended), and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of the relevant Gaming Jurisdiction.
“Person” means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.
“Purchase Price” means that price per Equity Interest required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price per Equity Interest to be paid, the lesser of (i) the consideration per Equity Interest paid to the Corporation by the holder of such Equity Interests and (ii) the fair value per Equity Interest as determined by the Board in its sole and absolute discretion.
“Subsidiary” means any entity of which the Corporation is deemed a “holding company” or an “intermediary company” under the New Jersey Act.
“Third-Party Transferees” shall mean one or more third parties designated by the Corporation (in its sole and absolute discretion) by written notice delivered to an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) to purchase some or all of the Equity Interests to be automatically sold and transferred in accordance with a Transfer Notice.
“Transfer” shall mean the sale and every other method, direct or indirect, of transferring or otherwise disposing of an Interest, or the Ownership, Control or possession thereof, or fixing a lien thereupon, whether absolutely or conditionally, voluntarily or involuntarily, by or without judicial proceedings, as a conveyance, sale, payment, pledge, mortgage, lien, encumbrance, gift, security, or otherwise (including by merger or consolidation).
“Transfer Date” means the date specified in the Transfer Notice as the date on which the Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) are to be automatically sold and transferred to the Corporation or one or more Third-Party Transferees in accordance with Article X of this Fourth Amended and Restated Certificate or such other date determined by the Corporation in its sole and absolute discretion.
“Transfer Notice” means that notice of transfer delivered by the Corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) if a Gaming Authority so requires the Corporation, or if the Board deems it necessary or advisable, to cause such Unsuitable Person’s or Affiliate’s (as applicable) Equity Interests to be automatically sold and transferred pursuant to Article X of this Fourth Amended and Restated Certificate. Each Transfer Notice shall set forth (i) the Transfer Date, (ii) the number and class/series of Equity Interests to be automatically sold and transferred, (iii) the Purchase Price with respect to each class/series of such Equity Interests, (iv) the place where any certificates for such Equity Interests shall be surrendered, and (v) any other requirements of surrender of the Equity Interests, including how certificates representing such Equity Interests are to be endorsed, if at all.
“Unsuitable Person” means a Person who (i) fails or refuses to file any required application, or has withdrawn or requested the withdrawal of a pending required application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Equity Interests, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Corporation or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such

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denial, disqualification or determination by a Gaming Authority is final and non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company or the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Corporation or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Corporation or any Affiliated Company.
Section 10.2   Finding of Unsuitability.
(a)   The Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) shall be subject to automatic sale and transfer to the Corporation or one or more Third-Party Transferees as and to the extent required by a Gaming Authority or deemed necessary or advisable by the Board in its sole and absolute discretion. If a Gaming Authority requires the Corporation, or the Board deems it necessary or advisable, to cause any such Equity Interests to be automatically sold and transferred, the Corporation shall deliver a Transfer Notice to the Unsuitable Person or its Affiliate(s) (as applicable) and shall purchase or cause one or more Third-Party Transferees to purchase the number, class and series of Equity Interests specified in the Transfer Notice on the Transfer Date and for the Purchase Price determined in accordance with this Article X and set forth in the Transfer Notice. From and after the Transfer Date, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such Equity Interests, and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Purchase Price or any other amount pursuant to applicable law or the order of any Gaming Authority, shall cease.
(b)   Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or disqualification of a holder of Equity Interests, or the Board otherwise determines that a Person is an Unsuitable Person, and until the Equity Interests Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person and any Affiliates of such Unsuitable Person shall not be entitled: (i) to receive any dividend, payment, distribution or interest with regard to the Equity Interests, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Equity Interests, and such Equity Interests shall not for any purposes be included in the shares of Stock of the Corporation entitled to vote or (iii) to receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Corporation or any Affiliated Company for services rendered or otherwise.
(c)   The closing of the transactions contemplated by subsections (a) and (b) of this Section 10.2 (the “Closing”) shall take place at the principal office of the Corporation or via electronic exchange of documents on the Transfer Date. At the Closing: (i) each of the Corporation and any applicable Third-Party Transferee shall deliver the aggregate applicable Purchase Price for the Equity Interests being purchased by it (x) by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable), (y) by unsecured promissory note, or (z) by combination of both as required by the applicable Gaming Authority and, if not so required, as the Corporation may determine in its sole and absolute discretion and (ii) the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall deliver to the Corporation and any applicable Third-Party Transferee such stock powers, assignment instruments and other agreement as are necessary in the judgment of the Corporation to fully convey all right, title and interest in and to the Equity Interests being purchased by each of the foregoing, free and clear of all liens and other encumbrances (other than restrictions on transfer under this Fourth Amended and Restated Certificate, the Bylaws and applicable law and as set forth in any agreement between the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) and the Corporation) and to evidence the subordination of any promissory note if required by the Corporation. Such stock powers, assignment instruments and other agreements shall be in a form acceptable to the Corporation and shall include such representations and warranties (including, without limitation, representations and warranties as to title and ownership of the Equity Interests being sold, authorization, execution and delivery of relevant documents and the enforceability of such documents), covenants, releases (including, without

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limitation, a general release of claims and covenant not to sue in favor of the Corporation or any applicable Third-Party Transferee and each of their respective Affiliates, employees, directors, managers, officers, partners, members and the like with respect to the pre-Closing period) and indemnities as determined by the Corporation in its sole and absolute discretion. Any promissory note shall contain such terms and conditions as the Corporation determines necessary or advisable, including without limitation, prepayment at the maker’s option at any time without premium or penalty or subordination provisions. Subject to the forgoing, the principal amount of any promissory note together with any unpaid interest shall be due and payable no earlier than the tenth (10th) anniversary of delivery of such promissory note and interest on the unpaid principal thereof shall be payable annually in arrears at no more than the minimum rate of interest at the time of delivery which can be used without causing additional interest to be imputed pursuant to the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding federal revenue laws. The sale and transfer of the applicable Equity Interests shall be effected automatically at the Closing upon delivery of the Purchase Price in accordance with this Section 10.2(c) without regard to the provision by the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) of the stock powers, assignment instruments and other agreements described above; provided, however, that the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall continue to have the obligation to the Corporation and any applicable Third-Party Transferee to provide such stock powers, assignment instruments and other agreements.
Section 10.3   Notices.   All notices given by the Corporation pursuant to this Article X, including Transfer Notices, shall be in writing and shall be deemed given when delivered by personal service, overnight courier, first-class mail, postage prepaid, addressed to the Person at such Person’s address as it appears on the books and records of the Corporation.
Section 10.4   Indemnification.   Any Unsuitable Person and any Affiliate of an Unsuitable Person that Owns or Controls Equity Interests shall jointly and severally indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs and expenses, including attorneys’ fees and expenses, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Person’s continuing Ownership or Control of Equity Interests, the neglect, refusal or other failure to comply with the provisions of this Article X, or failure to promptly divest itself of any Equity Interests when and in the specific manner required by the Gaming Laws or this Article X.
Section 10.5   Injunctive Relief.   The Corporation is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article X and each holder of Equity Interests shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of acquiring and holding the Equity Interests, that the failure to comply with this Article X will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive or other equitable relief to enforce the provisions of this Article X.
Section 10.6   Non-Exclusivity of Rights.   The right of the Corporation to purchase or cause to be purchased Equity Interests pursuant to this Article X shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, provision of this Fourth Amended and Restated Certificate or the Bylaws of the Corporation or otherwise. To the extent permitted under applicable Gaming Laws, the Corporation shall have the right, exercisable in its sole and absolute discretion, to propose that the parties, immediately upon the delivery of the Transfer Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s or its Affiliate’s Ownership or Control of all or a portion of its Equity Interests.
Section 10.7   Further Actions.   Nothing contained in this Article X shall limit the authority of the Corporation to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Corporation or its Affiliated Companies from the denial or threatened denial, loss or threatened loss or material delayed issuance or threatened material delayed issuance of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Corporation may conform any provision of this Article X to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the Corporation may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article X for the purpose of determining whether any Person

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is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article X. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of its Affiliated Companies and with the transfer agent, if any, of the Corporation and any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Equity Interests. The Board shall have exclusive authority and power to administer this Article X and to exercise all rights and powers specifically granted to the Board or the Corporation, or as may be necessary or advisable in the administration of this Article X. All such actions which are done or made by the Board shall be final, conclusive and binding on the Corporation and all other Persons; provided, however, the Board may delegate all or any portion of its duties and powers under this Article X to a committee of the Board as it deems necessary or advisable.
Section 10.8   Severability.   If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby. Any Person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.
Section 10.9   Termination and Waivers.   Except as may be required by any applicable Gaming Law or Gaming Authority, the Corporation may waive any of its rights or any restrictions contained in this Article Twelfth in any instance in which and to the extent the Corporation determines that a waiver would be in the best interests of the Corporation. Except as required by a Gaming Authority, nothing in this Article Twelfth shall be deemed or construed to require the Corporation to purchase or caused to be purchased any Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.
Section 10.10   Legend.   The restrictions set forth in this Article X shall be noted conspicuously on any certificate evidencing Equity Interests in accordance with the requirements of the DGCL and any applicable Gaming Laws.
Section 10.11   Compliance with Gaming Laws.   All Equity Interests shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Equity Interests shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Equity Interests may be subject to the prior approval of the Gaming Authorities and/or the Corporation, and any purported Transfer thereof in violation of such requirements shall be void ab initio. This Fourth Amended and Restated Certificate shall be generally subject to the provisions of the applicable Gaming Laws and the rules and regulations promulgated thereunder by the applicable Gaming Authorities in each applicable Gaming Jurisdiction.
Section 10.12   Notification of Ownership.   Any Person who Owns or Controls five percent (5%) or more of any class or series of the Corporation’s Equity Interests shall promptly notify the Corporation of such fact. In addition, any Person who Owns or Controls any shares of any class or series of the Corporation’s Equity Interests may be required by Gaming Laws to (i) provide to the Gaming Authorities in each Gaming Jurisdiction in which the Corporation or any subsidiary thereof either conducts Gaming or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities and (ii) respond to written or oral questions or inquiries from any such Gaming Authorities. Any Person who Owns or Controls any shares of any class or series of the Corporation’s Equity Interests, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities.
Section 10.13   Required New Jersey Charter Provisions.
(a)   All provisions of the New Jersey Act, to the extent required to be stated in this Fourth Amended and Restated Certificate for the Corporation or any of its Subsidiaries to be eligible to apply for and maintain

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a casino license under the New Jersey Act, are incorporated herein by this reference. To the extent that anything contained in this Fourth Amended and Restated Certificate or in the Bylaws is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern.
(b)   This Fourth Amended and Restated Certificate shall be subject to the provisions of the New Jersey Act and the rules and regulations of the New Jersey Commission promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) and (9) of the New Jersey Act, the Equity Interests are held subject to the condition that, if any holder of Equity Interests is found to be disqualified by the New Jersey Commission pursuant to the provisions of the New Jersey Act, such holder must dispose of such Equity Interests in accordance with Section 10.2 and shall be subject to this Article X.
(c)   Any newly elected or appointed director or officer of, or nominee to any such position with, the Corporation, who is required to qualify pursuant to the New Jersey Act, shall not exercise any powers of the office to which such individual has been elected, appointed or nominated until such individual has been found qualified to hold such office or position by the New Jersey Commission in accordance with the New Jersey Act or the New Jersey Commission permits such individual to perform duties and exercise powers relating to any such position pending qualification. Notwithstanding any other provisions of this Fourth Amended and Restated Certificate or the Bylaws, any officer or director of the Corporation shall hold such position until such officer’s or director’s successor is duly qualified, until such individual’s earlier death, resignation, retirement, disqualification, removal, or an earlier determination of the New Jersey Commission that there is reasonable cause to believe that such individual may not be qualified to hold such position (a “New Jersey Adverse Determination”). Any officer of the Corporation shall be immediately removed from such position in the event of a New Jersey Adverse Determination with respect to such officer. Each director of the Corporation shall provide, or shall be deemed to have provided, upon such director’s qualification, such director’s resignation conditioned upon the occurrence of a New Jersey Adverse Determination with respect to such director in accordance with Section 141(b) of the DGCL.
ARTICLE XI
AMENDMENT OF FOURTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION
Notwithstanding any other provisions of this Fourth Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Stock required by law or by the Bylaws or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), any alteration, amendment or repeal of this Fourth Amended and Restated Certificate shall require the affirmative vote of (a) the holders of a majority of the voting power of the Stock while Mr. Fertitta (together with the Fertitta Affiliates) beneficially owns a majority of the voting power of the Stock and (b) at least two-thirds of the voting power of the Stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock; provided, that, so long as both shares of Class A Common Stock are outstanding and shares of Class B Common Stock are outstanding, the Corporation shall not amend, alter or repeal any provision of Fourth Amended and Restated Certificate so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of either such class of Common Stock as compared to those of the other class of Common Stock without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of Common Stock, voting separately as a class, whose relative rights, preferences, qualifications, limitations or restrictions are adversely affected.
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Fourth Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Fourth Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI.

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ARTICLE XII
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS
Section 12.1   Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Fourth Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.
Section 12.2   Consent to Jurisdiction.   If any action the subject matter of which is within the scope of Section 12.1 above is filed by a stockholder in a court other than a designated exclusive forum in Section 12.1 (an “Incorrect Forum Action”), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Incorrect Forum Action as agent for such stockholder.
Section 12.3   Severability.   If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
ARTICLE XIII
BUSINESS COMBINATIONS
The Corporation hereby elects not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta (together with the Fertitta Affiliates) ceases to own beneficially, in the aggregate, shares of capital stock of the Corporation representing at least 10% in voting power of the capital stock entitled generally to vote on the election of directors, whereupon the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of capital stock of the Corporation, become governed by Section 203 of the DGCL.
[Signature Page Follows]

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IN WITNESS WHEREOF, Landcadia Holdings II, Inc. has caused this Fourth Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
LANDCADIA HOLDINGS II, INC.
By:

Name:
[•]

Title:
[•]

[Signature Page to Fourth Amended and Restated Certificate of Incorporation]

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ANNEX B
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LANDCADIA HOLDINGS II, INC.
May 6, 2019
Landcadia Holdings II, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.   The Corporation was initially formed as CAPS Holding LLC (the “LLC”), a Delaware limited liability company, on August 11, 2015. On February 4, 2019, the LLC filed a certificate of conversion with the Secretary of State of the State of Delaware for purposes of converting the LLC to a corporation (the “Conversion”).
2.   The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 4, 2019 (the “Original Certificate”). The first Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 14, 2019. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 13, 2019 (the “Second Amended and Restated Certificate”).
3.   This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which both restates and amends the provisions of the Second Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
4.   This Third Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.
5.   The text of the Second Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Landcadia Holdings II, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Corporation and one or more businesses (a “Business Combination”).
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION
Section 4.1   Authorized Capital Stock.   The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).
Effective May 6, 2019 (the “Effective Time”), each issued share of Class B Common Stock of the Corporation that is outstanding immediately prior to the Effective Time shall be converted into 1.1 issued and outstanding shares of Class B Common Stock, without further action on the part of the Corporation or the holders thereof and whether or not certificates representing such shares are surrendered for cancellation.”
Section 4.2   Preferred Stock.   Subject to Article IX of this Third Amended and Restated Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3   Common Stock.
(a)   Voting.
(i)   Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.
(ii)   Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.
(iii)   Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b)   Class B Common Stock.
(i)   Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically concurrently with or immediately following the closing of the Business Combination (as defined below).

(ii)   Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to or in connection with the closing of the initial Business Combination (as defined below), all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the Corporation’s initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”), the ratio for which the shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, 25% of the sum of (a) the total number of all shares of Class A Common Stock issued in the Offering (including any shares of Class A Common Stock issued pursuant to the underwriters’ over-allotment option) plus (b) the sum of (i) all shares of Class A Common Stock and equity-linked securities issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued in connection with a Business Combination (including any shares of Class A Common Stock issued pursuant to a forward purchase agreement), excluding any shares of Class A Common Stock or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement warrants issued to Jefferies Financial Group Inc., a New York corporation, or Fertitta Entertainment Inc., a Texas Corporation (collectively, the “Sponsors”), or an affiliate of either Sponsor or the Corporation’s officers and directors upon the conversion of working capital loans made to the Corporation and any warrants issued pursuant to a forward purchase agreement, minus (ii) the number of shares of Class A Common Stock redeemed in connection with a Business Combination, provided that such conversion of shares of Class B Common Stock shall never be less than the Initial Conversion Ratio.
Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or equity-linked securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.
The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Third Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.
Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.
(iii)   Voting.   Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Third Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of

Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation
(c)   Dividends.   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(d)   Liquidation, Dissolution or Winding Up of the Corporation.   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Section 4.4   Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1   Board Powers.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Section 5.2   Number, Election and Term.
(a)   The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.
(b)   Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Third Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.
(c)   Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(d)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.3   Newly Created Directorships and Vacancies.   Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Section 5.4   Removal.   Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5   Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.
Section 5.6   Quorum.   A quorum for the transaction of business by the directors shall be set forth in the Bylaws.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1   Meetings.   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.
Section 7.2   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3   Action by Written Consent.   Except as may be otherwise provided for or fixed pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1   Limitation of Director Liability.   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.2   Indemnification and Advancement of Expenses.
(a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
ARTICLE IX
BUSINESS COMBINATION REQUIREMENTS; EXISTENCE
Section 9.1   General.
(a)   The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Third Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.
(b)   Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2019 (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes (less up to $100,000 of interest to pay dissolution expenses), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend such provisions of this Third Amended and Restated Certificate as described in Section 9.7. Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are either Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”
Section 9.2   Redemption Rights.
(a)   Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination upon consummation of the initial Business Combination (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.
(b)   If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) shall be equal to the quotient obtained by dividing: (x) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (y) the total number of then outstanding Offering Shares.
(c)   If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a

“group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Offering Shares without the prior consent of the Corporation.
(d)   In the event that the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.
(e)   If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.
(f)   If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.
Section 9.3   Distributions from the Trust Account.
(a)   A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.
(b)   Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.
(c)   The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.
Section 9.4   Share Issuances.   Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination, on any pre-Business Combination activity or on any amendment to this Article IX.
Section 9.5   Transactions with Affiliates.   In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with either Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.
Section 9.6   No Transactions with Other Blank Check Companies.   The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7   Additional Redemption Rights.   If, in accordance with Section 9.1(a), any amendment is proposed to this Third Amended and Restated Certificate to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 24 months from the date of the closing of the Offering or to provide for redemption in connection with an initial Business Combination, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.
ARTICLE X
CORPORATE OPPORTUNITY
To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Third Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.
ARTICLE XI
AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI ; provided, however, that Article IX of this Third Amended and Restated Certificate may be amended only as provided therein.
ARTICLE XII
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS
Section 12.1   Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.
Section 12.2   Consent to Jurisdiction.   If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 12.3   Severability.   If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
[ Signature Page Follows ]

IN WITNESS WHEREOF, Landcadia Holdings II, Inc. has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
LANDCADIA HOLDINGS II, INC.
By:	/s/ Steven L. Scheinthal Name: Steven L. Scheinthal Title: Vice President
[ Signature Page to Third Amended and Restated Certificate of Incorporation ]

ANNEX C
FORM OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
LANDCADIA HOLDINGS II, INC.
[•], 2020
Landcadia Holdings II, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
The Corporation was initially formed as CAPS Holding LLC (the “Formation LLC”), a Delaware limited liability company, on August 11, 2015. On February 4, 2019, the Formation LLC filed a certificate of conversion with the Secretary of State of the State of Delaware for purposes of converting the Formation LLC to a corporation.
The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 4, 2019. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 14, 2019. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 13, 2019. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 6, 2019 (the “Third Amended and Restated Certificate”).
This Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended and Restated Certificate”), which both restates and amends the provisions of the Third Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
This Fourth Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.
The text of the Third Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Golden Nugget Online Gaming, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE IV
CAPITALIZATION
Section 4.1   Authorized Capital Stock.   The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 271,000,000 shares, consisting of (a) 270,000,000 shares of common stock (the “Common Stock”), including (i) 220,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 50,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock” and, collectively with Common Stock, “Stock”). Upon the filing of this Fourth Amended and Restated Certificate (such date, the “Effective Date”), which shall coincide with the consummation of the transactions contemplated by that certain Purchase Agreement, dated as of June 28, 2020, by and among the Corporation, LHGN HoldCo, LLC (the “LLC”) and Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), GNOG Holdings, LLC, Landry’s Fertitta, LLC (“Seller”), each former share of class B common stock of the Corporation outstanding prior to the Effective Date has converted into one issued and outstanding, fully paid and nonassessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof, in accordance with the Third Amended and Restated Certificate.
Section 4.2   Preferred Stock.   The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3   Common Stock.
(a)   Voting.
(i)   Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.
(ii)   Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Class A Common Stock are entitled to vote.
(iii)   Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), on each matter properly submitted to the stockholders on which the holders of the Class B Common Stock are entitled to vote,
A.
until the occurrence of a Sunset Event (as defined below), the holders of shares of Class B Common Stock shall be entitled to ten (10) votes for each such share; provided that, the voting power with respect to any shares of Stock held by the Seller Group (as defined below), as a percentage of the voting power with respect to all shares of Stock outstanding, shall not exceed 79.9%. In furtherance of the foregoing, the number of votes to which each share of Class B Common Stock is entitled shall, automatically and without further act or formality, be adjusted to the extent necessary for the voting power of all shares of Stock held by the Seller Group not to exceed 79.9%; and

B.
following the occurrence of a Sunset Event, the holders of shares of Class B Common Stock shall be entitled to one (1) vote for each such share.

Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote on all matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate (including any amendment to any Preferred

Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fourth Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b)
Class B Common Stock.

(i)   Voting. Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Fourth Amended and Restated Certificate, whether by merger, consolidation or otherwise if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock.
(ii)   Issuance of Class B Common Stock.
A.
From and after the Effective Date, additional shares of Class B Common Stock may be issued only to, and registered in the name of, a Fertitta Affiliate (including all successors, assigns and permitted transferees) (collectively, “Permitted Class B Owners”). The Corporation shall not issue additional shares of Class B Common Stock after the Effective Date other than in connection with the valid issuance of Units in accordance with the Amended and Restated Limited Liability Company Agreement of the LLC, dated on or about the date hereof (the “LLC Agreement”) to any Permitted Class B Owner.

B.
Following the surrender of any shares of Class B Common Stock to the Corporation in accordance with this Fourth Amended and Restated Certificate of Incorporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(iii)   Transfer of Class B Common Stock.
A.
A holder of Class B Common Stock may surrender shares of Class B Common Stock to the Corporation for no consideration at any time.

A holder of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers a corresponding number of such holder’s Units to such transferee. Upon a transfer of Units in accordance with the LLC Agreement, a corresponding number of shares of Class B Common Stock held by the holder of such Units will automatically and simultaneously be transferred to the same transferee of such Units. The transfer restrictions described in this Section 4.3(b)(iii). are referred to as the “Restrictions”. For the avoidance of doubt, when Class B Units are transferred to a Fertitta Affiliate as expressly permitted by the LLC Agreement, a corresponding number of shares of Class B Common Stock shall be simultaneously transferred to a Fertitta Affiliate, and such transfer shall not be subject to the Restrictions.
B.
Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

C.
Upon a determination by the Board (including the vote of the majority of the disinterested directors serving on the Board at such time), or by a committee composed solely of disinterested directors, that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Corporation shall refuse to give effect to such transfer or acquisition on the books and records of the Corporation. In furtherance of the foregoing, the Corporation shall cause the Transfer Agent to refuse to record the Purported Owner’s transferor as the record owner of the Restricted Shares and shall institute proceedings to enjoin or rescind any such transfer or acquisition.
D.
The Board (including the vote of a majority of the disinterested directors serving on the Board at such time), or by a committee composed solely of disinterested directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.3(b)(iii) for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.3(b)(iii).   Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(iv)   Cancellation of Class B Common Stock.   To the extent that any holder of Class B Common Stock exercises its right pursuant to the LLC Agreement to exchange some or all of such holder’s Units in accordance with the LLC Agreement, then, concurrently with such exchange under the LLC Agreement, a number of shares of Class B Common Stock registered in the name of such holder equal to the number of Units that are exchanged by such holder in such transaction (subject to equitable adjustment for any event described in Section 4.3(d) below, as applicable) shall be transferred to the Corporation and cancelled for no consideration.
(v)   Restrictive Legend.   All certificates or book entries representing shares of Class B Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may from time to time determine):
THE SECURITIES REPRESENTED BY THIS BOOK ENTRY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).
THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.
THESE CERTIFICATES ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME, AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LHGN HOLDCO, LLC, DATED AS OF [•], 2020, AMONG THE MEMBERS LISTED THEREIN, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR). NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.
(c)   Reservation of Stock.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock an amount equal to the number of then-outstanding Units subject to exchange under the LLC Agreement.
(d)   Splits.   If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Fourth Amended and Restated Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of Class A Common Stock into a greater or lesser number of shares, the shares of Class B Common Stock outstanding immediately prior to such subdivision shall be proportionately similarly combined or subdivided such that the ratio of shares of outstanding Class B Common Stock to shares of outstanding Class A Common Stock immediately prior to such subdivision shall be maintained immediately after such combination or subdivision. Any adjustment described in this Section 4.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective. In no event shall the shares of either Class B Common Stock be split, subdivided, or combined (including by way of stock dividend) unless the outstanding shares of Class A Common Stock shall be proportionately split, subdivided or combined.
(e)   Dividends.
(i)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(ii)   Dividends and other distributions shall not be declared or paid on the shares of Class B Common Stock.
(f)   Liquidation, Dissolution or Winding Up of the Corporation.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. Holders of Class B Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
Section 4.4   Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
Section 4.5   Definitions.   For purposes of this Fourth Amended and Restated Certificate of Incorporation, other than Article X, the following definitions apply.
“Affiliate” means with respect to any specified Person, any Person that is a member (or is treated as disregarded as separate from a member under U.S. Treasury Regulations Section 301.7701-3) of the “affiliated group” (as defined in Section 1504 of the Code) of corporations filing consolidated U.S. federal income tax returns of which FEI is the parent and any other Person that, under U.S. federal income tax principles, would be treated as holding shares of Stock for which any specified Person is treated as the beneficial owner, directly or indirectly.
“Associate” has the meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
A Person shall be deemed to “beneficially own” shares which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended); provided that, the meaning of “beneficial owner” in the definition of “Affiliate” shall be governed by U.S. federal income tax principles.
“Code” means the Internal Revenue Code of 1986, as amended.
“Fertitta Affiliates” means, (i) Mr. Fertitta, (ii) Paige Fertitta, (iii) each of their direct descendants (iv) each such descendant’s adopted child, stepchild, spouse and any person (other than a tenant or employee) sharing the household of such descendant, (v) any trust, the beneficiary of which is any Person listed in clauses (i) through (iii) and (vi) with respect to any Person listed in clauses (i) through (iii), any Person directly or indirectly controlling or controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Person” means any individual, firm, corporation, limited liability company, partnership or other entity.
“Seller Group” means, collectively, Mr. Fertitta, Seller, Fertitta Entertainment, Inc., and their respective Affiliates.
“Sunset Event” means the earliest time when the aggregate number of shares of Class A Common Stock that are beneficially owned by Mr. Fertitta (together with the Fertitta Affiliates), inclusive of any shares of Class A Common Stock into which the Units beneficially owned by Mr. Fertitta (together with the Fertitta Affiliates) may be exchanged, is less than thirty percent (30%) of the sum of (i) such aggregate number calculated as of the Effective Date plus (ii) all other shares of Class A Common Stock issued and outstanding as of the Effective Date. Any calculation made in accordance with this definition is subject to equitable adjustment for any event described in Section 4.3(d) above, as applicable.
“Units” means the Class B Units (as defined in the LLC Agreement).
ARTICLE V
BOARD OF DIRECTORS
Section 5.1   Board Powers.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Fourth Amended and Restated Certificate or the Bylaws of the Corporation (the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Fourth Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Section 5.2   Number, Election and Term.
(a)   Subject to the rights, if any, of holders of any series of Preferred Stock to elect directors of the Corporation, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board or (i) by the holders of a majority of the voting power of the Stock while Mr. Fertitta (together with the Fertitta Affiliates) beneficially owns a majority of the voting power of the Stock and (ii) exclusively by resolution of the Board from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock.
(b)   Directors shall be elected for terms of one year at each annual meeting of the stockholders of the Corporation and, subject to Section 10.13(c), each director shall hold office until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, retirement, disqualification or removal. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more Preferred Stock Designation, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
(c)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.3   Newly Created Directorships and Vacancies.   Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal and Section 10.13(c).   In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full board until the vacancy is filled.
Section 5.4   Removal.   Subject to Section 5.5, any or all of the directors may be removed from office with or without cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5   Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Fourth Amended and Restated Certificate (including any Preferred Stock Designation).
Section 5.6   Quorum.   A quorum for the transaction of business by the directors shall be set forth in the Bylaws.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. Notwithstanding any other provisions of this Fourth Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Stock required by law or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the Bylaws also may be adopted, amended, altered or repealed by (a) the holders of a majority of the voting power of the Stock while Mr. Fertitta (together with the Fertitta Affiliates) beneficially owns a majority of the voting power of the Stock and (b) at least two-thirds of the voting power of the Stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock; and provided further, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1   Meetings.   Except as otherwise provided by law or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation) and subject to the rights of the holders of one or more series of Preferred Stock, special meetings of stockholders of the Corporation may be called at any time (a) by the Chairman of the Board, by the Chief Executive Officer of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the Board or by the holders of a majority of the voting power of the Stock and (b) at such time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock, only by the Chairman of the Board or by the Chief Executive Officer of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person or persons.
Section 7.2   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3   Action by Written Consent.   Except as otherwise provided by law or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), any action required or permitted to be taken by the stockholders of the Corporation may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of the Stock entitled to vote thereon were present and voted; provided, that from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of all outstanding shares of the Stock of the Corporation, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting. Any alteration, amendment or repeal of this Section 7.3 shall require the affirmative vote of (a) a majority of the voting power of the all outstanding shares of the Stock of the Corporation while a majority of the voting power of all outstanding shares of the Stock of the Corporation is owned by Mr. Fertitta (together with the Fertitta Affiliates) and (b) at least two thirds of the voting power of all outstanding shares of the Stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer owns a majority of the voting power of the all outstanding shares of the Stock of the Corporation.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1   Limitation of Director Liability.   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.2   Indemnification and Advancement of Expenses.
(a)   Right to Indemnification and Advancement of Expenses.   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)   Non-Exclusivity of Rights.   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, this Fourth Amended and Restated Certificate, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.
(c)   Amendments.   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Fourth Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   Indemnification of Other Persons.   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the maximum extent of the provisions of this Section 8.2 with respect to the indemnification and advancement of expenses of indemnitees under this Section 8.2. Any person serving as a director, officer, partner, member, trustee, administrator, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned, directly or indirectly, by the Corporation (a “subsidiary” for purposes of this Section 8.2) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
(e)   Procedure for Indemnification.   Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forum for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(f)   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

(g)   Certain Definitions.   For purposes of this Section 8.2, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.
(h)   Merger or Consolidation.   For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.
(i)   Reliance.   Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 8.2 in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Section 8.2 shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
(j)   Severability.   If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby. Any Person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.
ARTICLE IX
CORPORATE OPPORTUNITY
To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Fourth Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE X
UNSUITABLE PERSONS
Section 10.1   Definitions.   For purposes of this Article X, the following definitions apply.
“Affiliate” (and derivatives of such term) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
“Affiliated Companies” means those partnerships, corporations, limited liability companies, trusts or other entities directly or indirectly Affiliated or under common Ownership or Control with the Corporation including, without limitation, any subsidiary of the Corporation, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.
“Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.
“Equity Interest” means any share of the Stock or any other equity or voting securities of the Corporation, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Corporation.
“Gaming” or “Gaming Activities” means the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.
“Gaming Authorities” means all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.
“Gaming Jurisdictions” means all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Corporation or any of its Affiliated Companies currently conducts, or may in the future conduct Gaming Activities.
“Gaming Laws” means all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Equity Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.
“Gaming Licenses” shall mean all licenses, permits, certifications, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.
“Interest” means the Stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Equity Interests.
“New Jersey Act” means the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended from time to time.

“New Jersey Commission” means the New Jersey Casino Control Commission.
“Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (but without regard to any requirement for a security or other Interest to be registered under Section 12 of the Securities Act of 1933, as amended), and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of the relevant Gaming Jurisdiction.
“Person” means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.
“Purchase Price” means that price per Equity Interest required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price per Equity Interest to be paid, the lesser of (i) the consideration per Equity Interest paid to the Corporation by the holder of such Equity Interests and (ii) the fair value per Equity Interest as determined by the Board in its sole and absolute discretion.
“Subsidiary” means any entity of which the Corporation is deemed a “holding company” or an “intermediary company” under the New Jersey Act.
“Third-Party Transferees” shall mean one or more third parties designated by the Corporation (in its sole and absolute discretion) by written notice delivered to an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) to purchase some or all of the Equity Interests to be automatically sold and transferred in accordance with a Transfer Notice.
“Transfer” shall mean the sale and every other method, direct or indirect, of transferring or otherwise disposing of an Interest, or the Ownership, Control or possession thereof, or fixing a lien thereupon, whether absolutely or conditionally, voluntarily or involuntarily, by or without judicial proceedings, as a conveyance, sale, payment, pledge, mortgage, lien, encumbrance, gift, security, or otherwise (including by merger or consolidation).
“Transfer Date” means the date specified in the Transfer Notice as the date on which the Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) are to be automatically sold and transferred to the Corporation or one or more Third-Party Transferees in accordance with Article X of this Fourth Amended and Restated Certificate or such other date determined by the Corporation in its sole and absolute discretion.
“Transfer Notice” means that notice of transfer delivered by the Corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) if a Gaming Authority so requires the Corporation, or if the Board deems it necessary or advisable, to cause such Unsuitable Person’s or Affiliate’s (as applicable) Equity Interests to be automatically sold and transferred pursuant to Article X of this Fourth Amended and Restated Certificate. Each Transfer Notice shall set forth (i) the Transfer Date, (ii) the number and class/series of Equity Interests to be automatically sold and transferred, (iii) the Purchase Price with respect to each class/series of such Equity Interests, (iv) the place where any certificates for such Equity Interests shall be surrendered, and (v) any other requirements of surrender of the Equity Interests, including how certificates representing such Equity Interests are to be endorsed, if at all.
“Unsuitable Person” means a Person who (i) fails or refuses to file any required application, or has withdrawn or requested the withdrawal of a pending required application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Equity Interests, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Corporation or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company or the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Corporation or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Corporation or any Affiliated Company.
Section 10.2   Finding of Unsuitability.
(a)   The Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) shall be subject to automatic sale and transfer to the Corporation or one or more Third-Party Transferees as and to the extent required by a Gaming Authority or deemed necessary or advisable by the Board in its sole and absolute discretion. If a Gaming Authority requires the Corporation, or the Board deems it necessary or advisable, to cause any such Equity Interests to be automatically sold and transferred, the Corporation shall deliver a Transfer Notice to the Unsuitable Person or its Affiliate(s) (as applicable) and shall purchase or cause one or more Third-Party Transferees to purchase the number, class and series of Equity Interests specified in the Transfer Notice on the Transfer Date and for the Purchase Price determined in accordance with this Article X and set forth in the Transfer Notice. From and after the Transfer Date, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such Equity Interests, and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Purchase Price or any other amount pursuant to applicable law or the order of any Gaming Authority, shall cease.
(b)   Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or disqualification of a holder of Equity Interests, or the Board otherwise determines that a Person is an Unsuitable Person, and until the Equity Interests Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person and any Affiliates of such Unsuitable Person shall not be entitled: (i) to receive any dividend, payment, distribution or interest with regard to the Equity Interests, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Equity Interests, and such Equity Interests shall not for any purposes be included in the shares of Stock of the Corporation entitled to vote or (iii) to receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Corporation or any Affiliated Company for services rendered or otherwise.
(c)   The closing of the transactions contemplated by subsections (a) and (b) of this Section 10.2 (the “Closing”) shall take place at the principal office of the Corporation or via electronic exchange of documents on the Transfer Date. At the Closing: (i) each of the Corporation and any applicable Third-Party Transferee shall deliver the aggregate applicable Purchase Price for the Equity Interests being purchased by it (x) by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable), (y) by unsecured promissory note, or (z) by combination of both as required by the applicable Gaming Authority and, if not so required, as the Corporation may determine in its sole and absolute discretion and (ii) the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall deliver to the Corporation and any applicable Third-Party Transferee such stock powers, assignment instruments and other agreement as are necessary in the judgment of the Corporation to fully convey all right, title and interest in and to the Equity Interests being purchased by each of the foregoing, free and clear of all liens and other encumbrances (other than restrictions on transfer under this Fourth Amended and Restated Certificate, the Bylaws and applicable law and as set forth in any agreement between the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) and the Corporation) and to evidence the subordination of any promissory note if required by the Corporation. Such stock powers, assignment instruments and other agreements shall be in a form acceptable to the Corporation and shall include such representations and warranties (including, without limitation, representations and warranties as to title and ownership of the Equity Interests being sold, authorization, execution and delivery of relevant documents and the enforceability of such documents), covenants, releases (including, without limitation, a general release of claims and covenant not to sue in favor of the Corporation or any applicable Third-Party Transferee and each of their respective Affiliates, employees, directors, managers, officers, partners, members and the like with respect to the pre-Closing period) and indemnities as determined by the Corporation in its sole and absolute discretion. Any promissory note shall contain such terms and conditions as the Corporation determines necessary or advisable, including without limitation, prepayment at the maker’s option at any time without premium or penalty or subordination provisions. Subject to the forgoing, the principal amount of any promissory note together with any unpaid interest shall be due and payable no earlier than the tenth (10th) anniversary of delivery of such promissory note and interest on the unpaid principal thereof shall be payable annually in arrears at no more than the minimum rate of interest at the time of delivery which can be used without causing additional interest to be imputed pursuant to the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding federal revenue laws. The sale and transfer of the applicable Equity Interests shall be effected automatically at the Closing upon delivery of the Purchase Price in accordance with this Section 10.2(c) without regard to the provision by the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) of the stock powers, assignment instruments and other agreements described above; provided, however, that the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall continue to have the obligation to the Corporation and any applicable Third-Party Transferee to provide such stock powers, assignment instruments and other agreements.
Section 10.3   Notices.   All notices given by the Corporation pursuant to this Article X, including Transfer Notices, shall be in writing and shall be deemed given when delivered by personal service, overnight courier, first-class mail, postage prepaid, addressed to the Person at such Person’s address as it appears on the books and records of the Corporation.
Section 10.4   Indemnification.   Any Unsuitable Person and any Affiliate of an Unsuitable Person that Owns or Controls Equity Interests shall jointly and severally indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs and expenses, including attorneys’ fees and expenses, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Person’s continuing Ownership or Control of Equity Interests, the neglect, refusal or other failure to comply with the provisions of this Article X, or failure to promptly divest itself of any Equity Interests when and in the specific manner required by the Gaming Laws or this Article X.
Section 10.5   Injunctive Relief.   The Corporation is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article X and each holder of Equity Interests shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of acquiring and holding the Equity Interests, that the failure to comply with this Article X will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive or other equitable relief to enforce the provisions of this Article X.
Section 10.6   Non-Exclusivity of Rights.   The right of the Corporation to purchase or cause to be purchased Equity Interests pursuant to this Article X shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, provision of this Fourth Amended and Restated Certificate or the Bylaws of the Corporation or otherwise. To the extent permitted under applicable Gaming Laws, the Corporation shall have the right, exercisable in its sole and absolute discretion, to propose that the parties, immediately upon the delivery of the Transfer Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s or its Affiliate’s Ownership or Control of all or a portion of its Equity Interests.
Section 10.7   Further Actions.   Nothing contained in this Article X shall limit the authority of the Corporation to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Corporation or its Affiliated Companies from the denial or threatened denial, loss or threatened loss or material delayed issuance or threatened material delayed issuance of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Corporation may conform any provision of this Article X to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the Corporation may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article X for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article X. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of its Affiliated Companies and with the transfer agent, if any, of the Corporation and any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Equity Interests. The Board shall have exclusive authority and power to administer this Article X and to exercise all rights and powers specifically granted to the Board or the Corporation, or as may be necessary or advisable in the administration of this Article X. All such actions which are done or made by the Board shall be final, conclusive and binding on the Corporation and all other Persons; provided, however, the Board may delegate all or any portion of its duties and powers under this Article X to a committee of the Board as it deems necessary or advisable.
Section 10.8   Severability.   If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby. Any Person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.
Section 10.9   Termination and Waivers.   Except as may be required by any applicable Gaming Law or Gaming Authority, the Corporation may waive any of its rights or any restrictions contained in this Article Twelfth in any instance in which and to the extent the Corporation determines that a waiver would be in the best interests of the Corporation. Except as required by a Gaming Authority, nothing in this Article Twelfth shall be deemed or construed to require the Corporation to purchase or caused to be purchased any Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.
Section 10.10   Legend.   The restrictions set forth in this Article X shall be noted conspicuously on any certificate evidencing Equity Interests in accordance with the requirements of the DGCL and any applicable Gaming Laws.
Section 10.11   Compliance with Gaming Laws.   All Equity Interests shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Equity Interests shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Equity Interests may be subject to the prior approval of the Gaming Authorities and/or the Corporation, and any purported Transfer thereof in violation of such requirements shall be void ab initio. This Fourth Amended and Restated Certificate shall be generally subject to the provisions of the applicable Gaming Laws and the rules and regulations promulgated thereunder by the applicable Gaming Authorities in each applicable Gaming Jurisdiction.
Section 10.12   Notification of Ownership.   Any Person who Owns or Controls five percent (5%) or more of any class or series of the Corporation’s Equity Interests shall promptly notify the Corporation of such fact. In addition, any Person who Owns or Controls any shares of any class or series of the Corporation’s Equity Interests may be required by Gaming Laws to (i) provide to the Gaming Authorities in each Gaming Jurisdiction in which the Corporation or any subsidiary thereof either conducts Gaming or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities and (ii) respond to written or oral questions or inquiries from any such Gaming Authorities. Any Person who Owns or Controls any shares of any class or series of the Corporation’s Equity Interests, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities.
Section 10.13   Required New Jersey Charter Provisions.
(a)   All provisions of the New Jersey Act, to the extent required to be stated in this Fourth Amended and Restated Certificate for the Corporation or any of its Subsidiaries to be eligible to apply for and maintain a casino license under the New Jersey Act, are incorporated herein by this reference. To the extent that anything contained in this Fourth Amended and Restated Certificate or in the Bylaws is inconsistent with any such provisions under the New Jersey Act, the provisions of the New Jersey Act shall govern.
(b)   This Fourth Amended and Restated Certificate shall be subject to the provisions of the New Jersey Act and the rules and regulations of the New Jersey Commission promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) and (9) of the New Jersey Act, the Equity Interests are held subject to the condition that, if any holder of Equity Interests is found to be disqualified by the New Jersey Commission pursuant to the provisions of the New Jersey Act, such holder must dispose of such Equity Interests in accordance with Section 10.2 and shall be subject to this Article X.
(c)   Any newly elected or appointed director or officer of, or nominee to any such position with, the Corporation, who is required to qualify pursuant to the New Jersey Act, shall not exercise any powers of the office to which such individual has been elected, appointed or nominated until such individual has been found qualified to hold such office or position by the New Jersey Commission in accordance with the New Jersey Act or the New Jersey Commission permits such individual to perform duties and exercise powers relating to any such position pending qualification. Notwithstanding any other provisions of this Fourth Amended and Restated Certificate or the Bylaws, any officer or director of the Corporation shall hold such position until such officer’s or director’s successor is duly qualified, until such individual’s earlier death, resignation, retirement, disqualification, removal, or an earlier determination of the New Jersey Commission that there is reasonable cause to believe that such individual may not be qualified to hold such position (a “New Jersey Adverse Determination”). Any officer of the Corporation shall be immediately removed from such position in the event of a New Jersey Adverse Determination with respect to such officer. Each director of the Corporation shall provide, or shall be deemed to have provided, upon such director’s qualification, such director’s resignation conditioned upon the occurrence of a New Jersey Adverse Determination with respect to such director in accordance with Section 141(b) of the DGCL.
ARTICLE XI
AMENDMENT OF FOURTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION
Notwithstanding any other provisions of this Fourth Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Stock required by law or by the Bylaws or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), any alteration, amendment or repeal of this Fourth Amended and Restated Certificate shall require the affirmative vote of (a) the holders of a majority of the voting power of the Stock while Mr. Fertitta (together with the Fertitta Affiliates) beneficially owns a majority of the voting power of the Stock and (b) at least two-thirds of the voting power of the Stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the Stock; provided, that, so long as both shares of Class A Common Stock are outstanding and shares of Class B Common Stock are outstanding, the Corporation shall not amend, alter or repeal any provision of Fourth Amended and Restated Certificate so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of either such class of Common Stock as compared to those of the other class of Common Stock without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of Common Stock, voting separately as a class, whose relative rights, preferences, qualifications, limitations or restrictions are adversely affected.
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Fourth Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Fourth Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI.

ARTICLE XII
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS
Section 12.1   Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Fourth Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.
Section 12.2   Consent to Jurisdiction.   If any action the subject matter of which is within the scope of Section 12.1 above is filed by a stockholder in a court other than a designated exclusive forum in Section 12.1 (an “Incorrect Forum Action”), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Incorrect Forum Action as agent for such stockholder.
Section 12.3   Severability.   If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
ARTICLE XIII
BUSINESS COMBINATIONS
The Corporation hereby elects not to be governed by Section 203 of the DGCL until such time as Mr. Fertitta (together with the Fertitta Affiliates) ceases to own beneficially, in the aggregate, shares of capital stock of the Corporation representing at least 10% in voting power of the capital stock entitled generally to vote on the election of directors, whereupon the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of capital stock of the Corporation, become governed by Section 203 of the DGCL.
[Signature Page Follows]

IN WITNESS WHEREOF, Landcadia Holdings II, Inc. has caused this Fourth Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
LANDCADIA HOLDINGS II, INC.
By:

Name:
[•]

Title:
[•]

[Signature Page to Fourth Amended and Restated Certificate of Incorporation]

ANNEX D
FORM OF
AMENDED AND RESTATED BYLAWS
(THE “BYLAWS”)
OF
GOLDEN NUGGET ONLINE GAMING, INC. (f/k/a/ LANDCADIA HOLDINGS II, INC.)
(THE “CORPORATION”)
ARTICLE I
OFFICES
Section 1.1   Registered Office.   The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.
Section 1.2   Additional Offices.   The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II
STOCKHOLDERS MEETINGS
Section 2.1   Annual Meetings.   The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect the directors of the Corporation and may transact any other business as may properly be brought before the meeting.
Section 2.2   Special Meetings.   Except as otherwise provided by the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”), and subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).
Section 2.3   Notices.   Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4   Quorum.   Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
Section 2.5   Voting of Shares.
(a)   Voting Lists.   The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.
(b)   Manner of Voting.   At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3(c)), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(c)   Proxies.   Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted.

Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.
(i)   A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
(ii)   A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
(d)   Required Vote.   Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
(e)   Inspectors of Election.   The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.
Section 2.6   Adjournments.   Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.7   Advance Notice for Business.
(a)   Annual Meetings of Stockholders.   No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7 (at and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.
(i)   In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).
(ii)   To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)   The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(iv)   In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a)shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(b)   Special Meetings of Stockholders.   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.
(c)   Public Announcement.   For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).
Section 2.8   Conduct of Meetings.   The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 2.9   Consents in Lieu of Meeting.   Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by an action by written consent in lieu of a meeting with the approval of the the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
ARTICLE III
DIRECTORS
Section 3.1   Powers; Number.   The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.
Section 3.2   Advance Notice for Nomination of Directors.
(a)   Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (A) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.2.
(b)   In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.
(c)   Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the first anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.
(d)   To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
(e)   If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
(f)   In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.
Section 3.3   Compensation.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.
ARTICLE IV
BOARD MEETINGS
Section 4.1   Annual Meetings.   The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.
Section 4.2   Regular Meetings.   Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.
Section 4.3   Special Meetings.   Special meetings of the Board (a) may be called, in writing, by the Chairman of the Board or Chief Executive Officer (if he or she shall be a director) and (b) shall be called by the Chairman of the Board, Chief Executive Officer (if he or she shall be a director) or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.
Section 4.4   Quorum; Required Vote.   A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
Section 4.5   Consent In Lieu of Meeting.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.6   Organization.   The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
ARTICLE V
COMMITTEES OF DIRECTORS
Section 5.1   Establishment.   The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 5.2   Available Powers.   Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.
Section 5.3   Alternate Members.   The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
Section 5.4   Procedures.   Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.
ARTICLE VI
OFFICERS
Section 6.1   Officers.   The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.
(a)   Chairman of the Board.   The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.
(b)   Chief Executive Officer.   The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.
(c)   President.   The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.
(d)   Vice Presidents.   In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.
(e)   Secretary.
(i)   The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
(ii)   The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.
(f)   Assistant Secretaries.   The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.
(g)   Chief Financial Officer.   The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or bust companies as the Board, the Chief Executive Officer or the President may authorize).
(h)   Treasurer.   The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.
Section 6.2   Term of Office; Removal; Vacancies.   The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.
Section 6.3   Other Officers.   The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.
Section 6.4   Multiple Officeholders; Stockholder and Director Officers.   Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.
ARTICLE VII
SHARES
Section 7.1   Certificated and Uncertificated Shares.   Subject to applicable law and the Certificate of Incorporation, the shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.
Section 7.2   Multiple Classes of Stock.   If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
Section 7.3   Signatures.   Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 7.4   Consideration and Payment for Shares.
(a)   Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.
(b)   Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.
Section 7.5   Lost, Destroyed or Wrongfully Taken Certificates.
(a)   If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.
(b)   If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.
Section 7.6   Transfer of Stock.
(a)   If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:
(i)   in the case of certificated shares, the certificate representing such shares has been surrendered;
(ii)   (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;
(iii)   the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;
(iv)   the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and
(v)   such other conditions for such transfer as shall be provided for under applicable law have been satisfied.
(b)   Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.
Section 7.7   Registered Stockholders.   Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.
Section 7.8   Effect of the Corporation’s Restriction on Transfer.
(a)   A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons,

if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.
(b)   A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.
Section 7.9   Regulations.   The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.
ARTICLE VIII
INDEMNIFICATION
Section 8.1   Right to Indemnification and Advancement of Expenses.   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VIII or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.1, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
Section 8.2   Non-Exclusivity of Rights.   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VIII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.3   Amendments.   Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Section 8.4   Indemnification of Other Persons.   This Article VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the maximum extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of indemnitees under this Article VIII. Any person serving as a director, officer, partner, member, trustee, administrator, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned, directly or indirectly, by the Corporation (a “subsidiary” for purposes of this Article VIII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
Section 8.5   Procedure for Indemnification.   Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Article VIII shall be made promptly, and in any event within 45 days (or, in the case of an advancement of expenses, 20 days, provided that the director or officer has delivered the undertaking contemplated by Section 8.1 if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 45 days (or, in the case of an advancement of expenses, 20 days, provided that the director or officer has delivered the undertaking contemplated by Section 8.1 if required), the right to indemnification or advancements as granted by this Article VIII shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forum for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.1, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 8.6   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
Section 8.7   Certain Definitions.   For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.
Section 8.8   Merger or Consolidation.   For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.
Section 8.9   Reliance.   Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
Section 8.10   Severability.   If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby. Any Person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.
ARTICLE IX
MISCELLANEOUS
Section 9.1   Place of Meetings.   If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5 hereof.
Section 9.2   Fixing Record Dates.
(a)   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.
(b)   If no record date is fixed by the Board, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 9.3   Means of Giving Notice.
(a)   Notice to Directors.   Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.
(b)   Notice to Stockholders.   Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(c)   Electronic Transmission.   “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.
(d)   Notice to Stockholders Sharing Same Address.   Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
(e)   Exceptions to Notice Requirements.   Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.
In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
Section 9.4   Waiver of Notice.   Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.5   Meeting Attendance via Remote Communication Equipment.
(a)   Stockholder Meetings.   If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders (entitled to vote at such meeting) and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(i)   participate in a meeting of stockholders; and
(ii)   be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.
(b)   Board Meetings.   Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.6   Dividends.   The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.
Section 9.7   Reserves.   The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 9.8   Contracts and Negotiable Instruments.   Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 9.9   Fiscal Year.   The fiscal year of the Corporation shall be fixed by the Board.
Section 9.10   Seal.   The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 9.11   Books and Records.   The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.
Section 9.12   Resignation.   Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 9.13   Surety Bonds.   Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive

Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.
Section 9.14   Securities of Other Corporations.   Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instalments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.
Section 9.15   Amendments.   The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, any adoption, amendment, alteration or repeal of the Bylaws shall require the affirmative vote of (a) a majority of the voting power of all outstanding shares of capital stock of the Corporation while Tilman J. Fertitta (“Mr. Fertitta”) (together with the Fertitta Affiliates) beneficially owns a majority of the voting power of all outstanding shares of capital stock of the Corporation and (b) at least two thirds of the voting power of all outstanding shares of capital stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of all outstanding shares of capital stock of the Corporation. “Fertitta Affiliates” means, (i) Mr. Fertitta, (ii) Paige Fertitta, (iii) each of their direct descendants (iv) each such descendant’s adopted child, stepchild, spouse and any person (other than a tenant or employee) sharing the household of such descendant, (v) any trust, the beneficiary of which is any Person listed in clauses (i) through (iii) and (vi) with respect to any Person listed in clauses (i) through (iii), any Person directly or indirectly controlling or controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

ANNEX E
FORM OF
AMENDMENT
TO
LETTER AGREEMENT
This Amendment to the Letter Agreement (this “Amendment”) is made on [•], 2020, by and among Fertitta Entertainment, Inc. (“FEI”), Jefferies Financial Group Inc. (“Jefferies” and, collectively with FEI, the “Sponsors”), Landcadia Holdings II, Inc. (the “Company”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (collectively, the “Insiders” and, together with FEI and the Sponsors, the “Parties”).
RECITALS
WHEREAS, the Company is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;
WHEREAS, in connection with the Company’s Public Offering, the Company and the Sponsors entered into that certain letter agreement dated May 6, 2019 (the “Letter Agreement”), pursuant to which, inter alia, the Sponsors agreed to not Transfer any Founder Shares until certain thresholds were satisfied.
WHEREAS, the Company has entered into a Purchase Agreement, dated of even date herewith, by and among the Company, Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), LHGN HoldCo, LLC, a wholly owned subsidiary of the Company (“LHGN HoldCo”), GNOG Holdings, LLC (“GNOG HoldCo”) and Landry’s Fertitta, LLC, a wholly owned subsidiary of FEI (“LF”) (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which LF agreed to contribute 100% of its membership interests in GNOG HoldCo to LHGN HoldCo in exchange for, inter alia, membership interests in LHGN HoldCo, which may be exchanged for shares of the Company’s Common Stock on the terms and conditions set forth therein, effective as of the date hereof (the “Closing”);
WHEREAS, in connection with the execution and delivery of the Purchase Agreement by the Company, Jefferies has entered into a Sponsor Share Forfeiture Agreement, dated of even date herewith, by and between Jefferies and the Company (the “Forfeiture Agreement”), pursuant to which Jefferies has agreed to forfeit a certain portion of its Founder Shares effective as of the Closing;
WHEREAS, as partial inducement for FEI to cause LF to enter into the Purchase Agreement and as partial inducement for Jefferies to enter into the Forfeiture Agreement, the Company has agreed to amend the Letter Agreement in accordance with Section 15 thereof as set forth herein; and
WHEREAS, capitalized terms used but not defined herein shall have the respective meaning ascribed to such terms in the Letter Agreement.
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsors and the Insiders hereby agrees with the Company as follows:
1.   The first sentence of Section 7 of the Letter Agreement is hereby amended to read in its entirety as follows:
“(a) Each Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any shares of Common Stock issuable upon conversion thereof) until the earliest of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, (y) if the last sale price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Company’s initial Business Combination or (z) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).”
2.   The second sentence of Section 14 is hereby amended to read in its entirety:
“This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto; provided, that, any waiver of the provisions in Section 7 shall require only the prior written consent of the Company’s board of directors (including the vote of the majority of the disinterested directors serving on the board at such time).”
3.   This Amendment may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
4.   Except as expressly set forth in this Amendment, no other amendment or modifications are made to any other provisions of the Letter Agreement, and the Letter Agreement shall remain in full force and effect, as amended hereby, and so amended, the Parties hereby reaffirm all of their respective rights and obligations thereunder.
5.   The provisions of Sections 15, 16, 18, and 19 of the Letter Agreement shall apply to this Amendment mutatis mutandis. Except as specifically amended hereby, the Letter Agreement shall continue in full force and effect as written.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have each executed and delivered this Amendment as of the day and year first above written.
FERTITTA ENTERTAINMENT, INC.
By:

Name:
[•]

Title:
[•]

JEFFERIES FINANCIAL GROUP INC.
By:

Name:
[•]

Title:
[•]

By:

Name:
Tilman J. Fertitta

By:

Name:
Richard Handler

By:

Name:
Richard H. Liem

By:

Name:
Steven L. Scheinthal

By:

Name:
Nicholas Daraviras

By:

Name:
Michael Stevens

By:

Name:
Michael Chadwick

LANDCADIA HOLDINGS II, INC.
By:

Name:
[•]

Title:
[•]

[Signature Page to Amendment to Letter Agreement]

ANNEX F
FORM OF
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LHGN HOLDCO, LLC
DATED AS OF [           ], 2020
THE LIMITED LIABILITY COMPANY INTERESTS IN LHGN HOLDCO, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

F-i

F-ii

FORM OF
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LHGN HOLDCO, LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) of LHGN HoldCo, LLC, a Delaware limited liability company (the “Company”), is entered into as of [           ], 2020, by and among Landcadia Holdings II, Inc., a Delaware corporation (“PubCo”), Landry’s Fertitta, LLC (“LF LLC”), and each other Person who is or at any time becomes a Member (each, a “Party” and collectively, the “Parties”) in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.
RECITALS
WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on June 26, 2020, and was originally governed by the Limited Liability Company Agreement of the Company, dated as of June 26, 2020 (the “Existing LLC Agreement”);
WHEREAS, prior to giving effect to the transactions contemplated by the Purchase Agreement (as defined below), the Company was wholly owned by PubCo and PubCo contributed to the Company an amount in cash equal to the Landcadia Closing Cash Contribution Amount and a number of shares of Class B Common Stock equal to the Voting Stock Consideration (as set forth in the Purchase Agreement) in exchange for Class A Units, and such Class A Units were the only issued and outstanding Units of the Company;
WHEREAS, prior to giving effect to the transactions contemplated by the Purchase Agreement, PubCo adopted the Fourth Amended and Restated Certificate of Incorporation which, among other things, following the automatic conversion of the existing shares of class B common stock into shares of Class A Common Stock in accordance with the Third Amended and Restated Certificate of Incorporation of PubCo, authorized a number of additional shares of Class B Common Stock equal to the Voting Stock Consideration, which have no economic interest in PubCo but will have voting rights equal to ten (10) votes per share, subject to the terms and conditions set forth in the Fourth Amended and Restated Certificate of Incorporation of PubCo;
WHEREAS, on June 28, 2020, the Company, PubCo, LF LLC, GNOG Holdings, LLC, a Delaware limited liability company (“GNOG HoldCo”), and Golden Nugget Online Gaming, Inc., a New Jersey corporation, entered into that certain Purchase Agreement (as amended, modified or supplemented from time to time, the “Purchase Agreement”), pursuant to which, among other things, at the closing contemplated in the Purchase Agreement, LF LLC transferred to the Company all of the issued and outstanding membership interests in GNOG HoldCo in exchange for the Second Landcadia Contribution, which includes the Company’s (i) transfer of the Closing Cash Consideration to LF LLC, (ii) transfer of a number of shares of Class B Common Stock equal to the Voting Stock Consideration to LF LLC, and (iii) the issuance of a number of Class B Units equal to the Equity Interest Consideration to LF LLC;
WHEREAS, as of the Effective Time, LF LLC and PubCo are the sole Members of the Company;
WHEREAS, the Members desire to amend and restate the Existing LLC Agreement as of the Effective Time to reflect (a) the consummation of the transactions contemplated by the Purchase Agreement, (b) PubCo’s designation as the sole managing Member of the Company (in its capacity as managing Member, as applicable, the “Managing Member”), and (c) the rights and obligations of the Members that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Time;

F-1

WHEREAS, each Class B Unit may be exchanged, at the election of the holder of such Class B Unit, into Class A Common Stock in accordance with the terms and conditions of this Agreement; and
WHEREAS, this Agreement shall supersede the Existing LLC Agreement in its entirety as of the date hereof.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:
“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among PubCo and the other parties thereto (together with any other parties that become a party thereto from time to time upon execution of a joinder in accordance with the terms thereof by any successor or assign to any party to such Agreement).
“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).
“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.
“Adjusted Basis” has the meaning given such term in Section 1011 of the Code.
“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:
(a)   credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and
(b)   debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Advancement of Expenses” is defined in Section 7.4(b).
“Affiliate” means, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person in question. For purposes of this Agreement, (i) no Member shall be deemed to be an Affiliate of any other Member and (ii) no Member shall be deemed to be an Affiliate of the Company.
“Agreement” is defined in the preamble to this Agreement.
“beneficially own” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.
“Bipartisan Budget Act” means Title XI of the Bipartisan Budget Act of 2015, as may be amended from time to time (or any corresponding provisions of succeeding law), and any related provisions of Law, including court decisions, regulations and administrative guidance.
“Board” means the board of directors of PubCo.
“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by Law to close in New York, New York or Houston, Texas.

F-2

“Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with Section 4.4.
“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.
“Cash Election” is defined in Section 4.6(a)(iv).
“Cash Election Amount” means with respect to a particular Redemption for which a Cash Election has been made, (i) if the Class A Common Stock trades on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (A) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (B) the average of the volume-weighted closing price for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system, as applicable, on which the Class A Common Stock trades, as reported by Bloomberg, L.P. or its successor, for each of the ten (10) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date; and (ii) if the Class A Common Stock is not then traded on a U.S. securities exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (A) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (B) the Fair Market Value of one share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, in each case of clauses (i) and (ii) subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock.
“Cash Election Notice” is defined in Section 4.6(a)(iv).
“Class A Common Stock” means, as applicable, (a) the Class A Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“Class A Units” means the Class A limited liability company membership interests designated as such by the Managing Member upon issuance and shall also include any Equity Security of the Company issued in respect of or in exchange for Class A Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.
“Class B Common Stock” means, as applicable, (a) the Class B Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class B Common Stock or into which the Class B Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“Class B Units” means the Class B limited liability company membership interests designated as such by the Managing Member upon issuance, which shall have no voting rights.
“Closing Cash Consideration” has the meaning set forth in the Purchase Agreement.
“Closing Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the date hereof after giving effect to the transactions contemplated by the Purchase Agreement, the amount or deemed value of which is set forth on Exhibit A.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

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“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Company” is defined in the preamble to this Agreement.
“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.
“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder.
“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.
“control” means the possession, directly or indirectly, through one or more intermediaries, of the following: (a) in the case of a corporation, more than 50% of the outstanding voting securities thereof, (b) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than 50% of the distributions therefrom (including liquidating distributions), (c) in the case of a trust or estate, more than 50% of the beneficial interest therein, (d) in the case of any other entity, more than 50% of the economic or beneficial interest therein or (e) in the case of any entity, the power or authority, through ownership of voting securities, by Contract or otherwise, to direct the management, activities or policies of the entity.
“Credit Agreement” means that certain Credit Agreement, dated as of April 28, 2020 (as amended), by and among Golden Nugget Online Gaming, Inc., a New Jersey corporation, GNOG HoldCo, LF LLC and the Lenders, pursuant to which the Lenders initially extended credit in the form of senior secured term loans in an aggregate principal amount of $300,000,000.
“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.
“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period. Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).
“Discount” has the meaning set forth in Section 4.6(b)(ii).
“Disinterested Director” shall mean a member of the Corporation’s audit committee or another body of independent directors of the Corporation authorized to approve the referenced matter in accordance with the Corporation’s related party policy; provided, that for purposes of this Agreement, any matter

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referenced in this Agreement that is to be approved by the Disinterested Directors shall be deemed to constitute a “related party transaction” for purposes of the related party policy, regardless of the dollar amount involved.
“Effective Time” means 12:01 a.m. Central Standard Time on the date hereof.
“Equity Interest Consideration” has the meaning set forth in the Purchase Agreement.
“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.
“ERISA” means the Employee Retirement Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).
“Existing LLC Agreement” is defined in the recitals to this Agreement.
“Fair Market Value” means the fair market value of any property as determined in Good Faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.
“Fertitta Affiliates” means, (i) Tilman Fertitta, (ii) Paige Fertitta, (iii) each of their direct descendants, (iv) each such descendant’s adopted child, stepchild, spouse and any person (other than a tenant or employee) sharing the household of such descendant, (v) any trust, the beneficiary of which is any Person listed in clauses (i) through (iv) and (vi) with respect to any Person listed in clauses (i) through (iv), any Person directly or indirectly controlling or controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Final Adjudication” is defined in Section 7.4(b).
“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.
“GAAP” means U.S. generally accepted accounting principles at the time.
“GNOG HoldCo” is defined in the recitals to this Agreement.
“GNOG LLC” means Golden Nugget Online Gaming, LLC, a New Jersey limited liability company.
“Good Faith” means a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.
“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:
(a)   the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

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(b)   the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an Interest (or additional Interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the grant of an Interest (other than a de minimis Interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company; (iii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an Interest in the Company; (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (v) the acquisition of an Interest in the Company by any new or existing Member upon the exercise of a non-compensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g); provided, however, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any non-compensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(vi), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);
(c)   the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;
(d)   the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 5.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection (d) to the extent the Managing Member determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and
(e)   if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article V.
“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale- leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.
“Indemnifiable Losses” is defined in Section 7.4(a).
“Indemnitee” is defined in Section 7.4(a).
“Intercompany Agreement” means the agreement between LF LLC and Golden Nugget, LLC, a Nevada limited liability company, under which LF LLC is obligated to pay Golden Nugget, LLC for the interest due under the Credit Agreement.
“Intercompany Agreement Contribution” is defined in Section 4.2(A)(a)(ii).
“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.
“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

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“Lenders” means Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the lenders signatory to the Credit Agreement.
“LF LLC” is defined in the preamble to this Agreement.
“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
“Liquidating Event” is defined in Section 11.1.
“Managing Member” is defined in the recitals to this Agreement.
“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.
“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).
“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.
“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).
“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).
“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2 and listed on Exhibit B attached hereto.
“Party” or “Parties” is defined in the preamble to this Agreement.
“Party Affiliate” is defined in Section 12.16.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.
“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Proceeding” is defined in Section 7.4(a).
“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

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(a)   any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;
(b)   any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;
(c)   in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;
(d)   gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;
(e)   in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;
(f)   to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(g)   any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 5.2 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.
“PubCo” is defined in the preamble to this Agreement.
“PubCo Common Stock” means all classes and series of common stock of PubCo, including the Class A Common Stock and the Class B Common Stock.
“Purchase Agreement” is defined in the recitals to this Agreement.
“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(f)), (b) any merger, consolidation or other combination involving PubCo or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.
“Redeeming Member” is defined in Section 4.6(a)(i).
“Redemption” has the meaning set forth in Section 4.6(a)(i).
“Redemption Date” means (a) the later of (i) the date that is five (5) Business Days after the Redemption Notice Date and (ii) if the Company or PubCo has made a valid Cash Election with respect to the relevant Redemption, the first Business Day on which the Company or PubCo has available funds to pay the Cash Election Amount, which in no event shall be more than ten (10) Business Days after the Redemption

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Notice Date, or (b) such later date (i) specified in the Redemption Notice or (ii) on which a contingency described in Section 4.6(a)(ii)(C) that is specified in the Redemption Notice is satisfied.
“Redemption Notice” is defined in Section 4.6(a)(ii).
“Redemption Notice Date” is defined in Section 4.6(a)(ii).
“Registration Statement” means any registration statement that PubCo is required to file pursuant to the A&R Registration Rights Agreement.
“Regulatory Allocations” is defined in Section 5.2(i).
“Retraction Notice” is defined in Section 4.6(b)(i).
“Second Landcadia Contribution” has the meaning set forth in the Purchase Agreement.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).
“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.
“Tax Distribution Date” means any date that is five (5) Business Days prior to (a) the date on which estimated federal income tax payments are required to be made by calendar year corporate taxpayers and (b) the due date for federal income tax returns of corporate calendar year taxpayers (without regard to extensions).
“Tax Receivable Agreement” means that certain Tax Receivable Agreement by and between LF LLC and PubCo, dated as of [    ].
“Trading Day” means a day on which the Nasdaq Capital Market or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of Law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
“Transfer Agent” is defined in Section 4.6(a)(iii).
“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.
“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware.
“Units” means the Class A Units, the Class B Units and any other Equity Security of the Company.
“Voting Stock Consideration” has the meaning set forth in the Purchase Agreement.
Section 1.2   Interpretive Provisions.   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

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(a)   the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;
(b)   all accounting terms not otherwise defined herein have the meanings assigned under GAAP;
(c)   all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;
(d)   when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;
(e)   whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;
(f)   “or” is not exclusive;
(g)   pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and
(h)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.
ARTICLE II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY
Section 2.1   Formation.    The Company has been formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.
Section 2.2   Filing.    The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the operation of a limited liability company in all states and counties where the Company may conduct its business.
Section 2.3   Name.    The name of the Company is “LHGN HoldCo, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.
Section 2.4   Registered Office; Registered Agent.    The location of the registered office of the Company in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or at such other place as the Managing Member from time to time may select. The name and address for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, or such other qualified Person as the Managing Member may designate from time to time and its business address.
Section 2.5   Principal Place of Business.    The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.
Section 2.6   Purpose; Powers.    The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.
Section 2.7   Term.    The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XI.
Section 2.8   Intent.    It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and applicable state and local income tax

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purposes. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.
ARTICLE III
CLOSING TRANSACTIONS
Section 3.1   Purchase Agreement Transactions.
(a)   Pursuant to the terms of the Purchase Agreement, LF LLC transferred to the Company all of the issued and outstanding membership interests in GNOG HoldCo in exchange for the Second Landcadia Contribution.
(b)   PubCo shall take all actions necessary to cause the stock records of the Class B Common Stock to be held on the books and records of the Transfer Agent.
ARTICLE IV
OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
Section 4.1   Authorized Units; General Provisions with Respect to Units.
(a)   Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Class A Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 4.3. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company; provided, that any such issuance, and the admission of any Person as a Member in connection therewith, is otherwise made in accordance with the provisions of this Agreement.
(b)   Initially, the Units will be uncertificated. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as the Managing Member shall determine necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 4.1(b) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.
(c)   The total number and type of Units issued and outstanding and held by the Members is set forth on Exhibit A (as amended from time to time in accordance with the terms of this Agreement) as of the date set forth therein.
(d)   If, at any time after the Effective Time, PubCo issues a share of its Class A Common Stock or any other Equity Security of PubCo (other than shares of Class B Common Stock), (i) the Company shall concurrently issue to PubCo one Class A Unit (if PubCo issues a share of Class A Common Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Common Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo to be issued and (ii) PubCo shall concurrently contribute to the Company the net proceeds or other property received by PubCo, if any, for such share of Class A Common Stock or other Equity Security; provided, however, that if PubCo issues any shares of Class A Common Stock in order to acquire or fund the acquisition from a Member (other than PubCo) of a number of Class B Units (and shares of Class B Common Stock) equal to the number of shares of Class A Common Stock so issued, then the Company shall not issue any new Units in connection therewith and, where such shares of Class A Common Stock have been issued for cash to fund an acquisition, PubCo shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred to such Member as consideration for such acquisition. Notwithstanding the foregoing, this Section 4.1(d) shall not apply to the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any Redemption of Units for Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right under

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such plan), or to the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights or property. Except pursuant to Section 4.6, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries unless substantially simultaneously therewith PubCo or such Subsidiary issues or sells an equal number of newly-issued shares of Class A Common Stock to another Person and contributes the net proceeds therefrom to the Company, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells, to another Person, an equal number of newly-issued shares of a new class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company and contributes the net proceeds therefrom to the Company. If at any time PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) issues Debt Securities, PubCo or such Subsidiary shall transfer to the Company (in a manner to be determined by the Managing Member in its reasonable discretion) the proceeds received by PubCo or such Subsidiary, as applicable, in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities. In the event any Equity Security outstanding at PubCo is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of PubCo are issued, (i) the corresponding Equity Security outstanding at the Company shall be similarly exercised or otherwise converted, as applicable, and an equivalent number of Units or other Equity Securities of the Company shall be issued to PubCo as contemplated by the first sentence of this Section 4.1(d), and (ii) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo from any such exercise.
(e)   PubCo or any of its Subsidiaries may not redeem, repurchase or otherwise acquire (i) any shares of Class A Common Stock (including upon forfeiture of any unvested shares of Class A Common Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Class A Units for the same price per security or (ii) any other Equity Securities of PubCo, unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire (x) except pursuant to Section 4.6, any Class A Units from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, or (y) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the Redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant other than those issued under PubCo’s employee benefit plans), then the Redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.
(f)   The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo

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shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.
Section 4.2   Voting Rights.    No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the approval of Members under this Agreement. Except as otherwise required by the Act, each Class A Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. For the avoidance of doubt, Class B Units shall have no voting rights. Except as otherwise expressly provided in this Agreement, the holders of Class A Units having voting rights will vote together as a single class on all matters to be approved by the Members.
Section 4.3   Capital Contributions; Unit Ownership.
(a)   Capital Contributions.   Except as otherwise set forth in Section 4.1(d), no Member shall be required to make additional Capital Contributions.
(b)   Issuance of Additional Units or Interests.
(i)
Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right, in its sole discretion, to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (i) subject to the limitations of Section 4.1, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member in its sole discretion, which rights, preferences and privileges may be senior to the Units) and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided, that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall amend Exhibit A to reflect such additional issuances. Subject to Section 12.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of, any class or series of Units or other Equity Securities in the Company pursuant to this Section 4.3(b); provided, that notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (including Section 12.1) if such amendment is necessary, and then only to the extent necessary, in order to consummate any offering of shares of PubCo Common Stock or other Equity Securities of PubCo; provided, that the designations, preferences, rights, powers and duties of any such additional Units or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such shares of PubCo Common Stock or other Equity Securities of PubCo.

(ii)
Within five (5) days of each payment made by LF LLC to GNOG LLC as a result of obligations under the Intercompany Agreement for the purpose of a payment of interest under the Credit Agreement (each, an “Intercompany Agreement Contribution”) the Managing Member shall cause the Company to issue to LF LLC a number of Class B Units equal to (rounded down to the nearest whole Unit) (A) the amount of the relevant Intercompany Agreement Contribution divided by (B) (x) if the Class A Common

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Stock trades on a National Securities Exchange or automated or electronic quotation system, the average of the volume-weighted closing price for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system, as applicable, on which the Class A Common Stock trades, as reported by Bloomberg, L.P. or its successor, for each of the ten (10) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the due date of such payment in accordance with the Intercompany Agreement; and (y) if the Class A Common Stock is not then traded on a U.S. securities exchange or automated or electronic quotation system, the Fair Market Value of one share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, in each case of clauses (x) and (y), subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. Simultaneously with the delivery of Class B Units under this Section 4.3(b)(ii), PubCo shall deliver to LF LLC an equal number of shares of Class B Common Stock, which shares shall be validly issued, fully paid and nonassessable when issued in accordance with this Agreement.
Section 4.4   Capital Accounts.
(a)   A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account balance as of the date hereof shall be equal to the amount of its respective Closing Date Capital Account Balance set forth opposite such Member’s name on Exhibit A. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.6(a)(v)), the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).
(b)   Each Intercompany Agreement Contribution shall be treated as a capital contribution by LF LLC and increase LF LLC’s Capital Contribution and Capital Account.
Section 4.5   Other Matters.
(a)   No Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.
(b)   No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.8 or as otherwise contemplated by this Agreement.
(c)   The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Members, the creditors of

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the Company, or any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.
(d)   Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.
(e)   The Company shall not be obligated to repay any Capital Contributions of any Member.
Section 4.6   Redemption of Class B Units.
(a)   Redemption.
(i)   Upon the terms and subject to the conditions set forth in this Section 4.6, following one hundred and eighty (180) days after the date hereof, each of the Members (other than PubCo and its wholly-owned Subsidiaries) (each, a “Redeeming Member”) shall be entitled to cause the Company to redeem all or a portion of such Member’s Class B Units (together with the surrender and delivery of the same number of shares of Class B Common Stock) for either (x) the delivery by the Company of a number of shares of Class A Common Stock equal to the number of Class B Units surrendered (a “Redemption”) or (y) at the Company’s election made in accordance with Section 4.6(a)(iv), the delivery by the Company of cash equal to the Cash Election Amount calculated with respect to such Redemption. Absent the prior written consent of the Managing Member, with respect to each Redemption, a Redeeming Member shall be:
(A)
required to redeem at least a number of Class B Units equal to the lesser of (x) [1,000] Class B Units and (y) all of the Class B Units then held by such Redeeming Member; provided, that a Redeeming Member shall be permitted to effect a Redemption of Class B Units at least as frequently as once per calendar quarter; and

(B)
Upon the Redemption of all of a Member’s Units, such Member shall, for the avoidance of doubt, cease to be a Member of the Company.

(ii)   In order to exercise the Redemption right under Section 4.6(a)(i), the Redeeming Member shall provide written notice (the “Redemption Notice”) to the Company, with a copy to PubCo (the date of delivery of such Redemption Notice, the “Redemption Notice Date”), stating:
(A)
the number of Class B Units (together with the surrender and delivery of an equal number of shares of Class B Common Stock) the Redeeming Member elects to have the Company redeem;

(B)
if the shares of Class A Common Stock to be received are to be issued other than in the name of the Redeeming Member, the name(s) of the Person(s) in whose name or on whose order the shares of Class A Common Stock are to be issued;

(C)
whether the exercise of the Redemption right is to be contingent (including as to timing) upon (i) the closing of an underwritten offering of the shares of Class A Common Stock for which the Class B Units will be redeemed, (ii) the closing of an announced merger, consolidation or (iii) other transaction or event to which PubCo is a party in which the shares of Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property; and

(D)
if the Redeeming Member requires the Redemption to take place on a specific Business Day, such Business Day; provided, that, any such specified Business Day shall not be earlier than the date that would otherwise apply pursuant to clause (a) of the definition of Redemption Date.

(iii)   If the Class B Units to be redeemed (or the shares of Class B Common Stock to be transferred and surrendered) by the Redeeming Member are represented by a certificate or certificates, prior to the Redemption Date, the Redeeming Member shall also present and surrender such certificate or certificates representing such Class B Units (or shares of Class B Common

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Stock) during normal business hours at the principal executive offices of the Company, or if any agent for the registration or transfer of Class A Common Stock is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent. If required by the Managing Member or the Transfer Agent, the Redeeming Member shall also deliver, prior to the Redemption Date, instruments of transfer, in forms reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the Redeeming Member or the Redeeming Member’s duly authorized representative.
(iv)   Upon receipt of a Redemption Notice, the Company shall be entitled to elect (a “Cash Election”) to settle the Redemption by delivering to the Redeeming Member, in lieu of the applicable number of shares of Class A Common Stock that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such Redemption; provided, that so long as PubCo makes the election on behalf of the Company in its capacity as the sole managing member of the Company, such election shall be approved by a majority of the Disinterested Directors. In order to make a Cash Election with respect to a Redemption, the Company must provide written notice of such election (a “Cash Election Notice”) to the Redeeming Member (with a copy to PubCo) prior to 5:00 p.m., Texas time, on the third Business Day after the Redemption Notice Date. If the Company fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Redemption.
(v)   For U.S. federal and applicable state and local income tax purposes, each of the Redeeming Member, the Company and PubCo, as the case may be, agree to treat each Redemption as a sale of the Redeeming Member’s Class B Units (together with the same number of shares of Class B Common Stock) to PubCo in exchange for shares of Class A Common Stock or cash, as applicable.
(b)   Redemption Procedures.
(i)   Subject to the satisfaction of any contingency described in Section 4.6(a)(ii)(C) or (D) that is specified in the relevant Redemption Notice, the Redemption shall be completed on the Redemption Date; provided, that if a valid Cash Election has not been made, the Redeeming Member may, at any time prior to the Redemption Date, revoke its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo); provided, however, that in no event may the Redeeming Member deliver a Retraction Notice later than two (2) Business Days prior to the applicable Redemption Date. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and PubCo’s rights and obligations arising from the retracted Redemption Notice.
(ii)   Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 4.6(b)(i), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Member shall transfer and surrender the Class B Units to be redeemed (and a corresponding number of shares of Class B Common Stock to be canceled) to the Company, in each case free and clear of all liens and encumbrances, (B) PubCo shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 4.6(a)(i) or 4.6(a)(iv), as applicable, and as described in Section 4.1(d), the Company shall issue to PubCo a number of Class B Units or other Equity Securities of the Company as consideration for such contribution, (C) the Company shall (x) cancel the redeemed Class B Units, (y) transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive under Section 4.6(a)(i) or 4.6(a)(iv), as applicable, and (z) if the Class B Units are certificated, issue to the Redeeming Member a certificate for a number of Class B Units equal to the difference (if any) between the number of Class B Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 4.6(b)(ii)(A) and the number of redeemed Class B Units and (D) PubCo shall cancel the surrendered shares of Class B Common Stock. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a valid Cash Election, PubCo shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such

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public offering) (such difference, the “Discount”)) from the sale by PubCo of a number of shares of Class A Common Stock equal to the number of Class B Units and Class B Common Stock to be redeemed with such cash or from the sale of other PubCo Equity Securities used to fund the Cash Election Amount; provided, that PubCo’s Capital Account shall be increased by an amount equal to any such Discounts relating to such sale of shares of Class A Common Stock or other PubCo Equity Securities in accordance with Section 7.8; provided, further, that the contribution of such net proceeds shall in no event affect the Redeeming Member’s right to receive the Cash Election Amount.
(c)   Splits, Distributions and Reclassifications.   If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Common Stock are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 4.1(f)), or (ii) PubCo, by dividend or otherwise, distributes to all holders of the shares of Class A Common Stock evidences of its Indebtedness or assets, including securities (including shares of Class A Common Stock and any rights, options or warrants to all holders of the shares of Class A Common Stock to subscribe for, to purchase or to otherwise acquire shares of Class A Common Stock, or other securities or rights convertible into, or exchangeable or exercisable for, shares of Class A Common Stock) but excluding any cash dividend or distribution as well as any such distribution of Indebtedness or assets received by PubCo from the Company in respect of the Class B Units, then upon any subsequent Redemption, in addition to the shares of Class A Common Stock or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective date of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above), this Section 4.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Class B Units held by the Members and their Transferees as of the date hereof, as well as any Class B Units hereafter acquired by a Member and his or her or its Transferees.
(d)   PubCo Covenants.   PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Redemption of all outstanding Class B Units; provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect to a Redemption by delivery of cash pursuant to a Cash Election or shares of Class A Common Stock that are held in the treasury of PubCo. PubCo covenants that all shares of Class A Common Stock that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non- assessable. In addition, for so long as the shares of Class A Common Stock are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon a Redemption to be listed on such National Securities Exchange at the time of such issuance. For purposes of this Section 4.6(d), references to the “Class A Common Stock” shall be deemed to include any Equity Securities issued or issuable as a result of any reclassification, combination, subdivision or similar of the Class A Common Stock.
(e)   Redemption Taxes.   The issuance of shares of Class A Common Stock upon a Redemption shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the Redeeming Member, then the Person or Persons in whose name the shares are to be issued shall pay to PubCo the amount of any tax that may be payable in respect of any

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Transfer involved in such issuance or shall establish to the satisfaction of PubCo that such tax has been paid or is not payable.
(f)   [Reserved]
(g)   Distribution Rights.   No Redemption shall impair the right of the Redeeming Member to receive any distributions payable on the Class B Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. For the avoidance of doubt, no Redeeming Member, or a Person designated by a Redeeming Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class B Units redeemed by the Company from such Redeeming Member and on shares of Class A Common Stock received by such Redeeming Member, or other Person so designated, if applicable, in such Redemption.
(h)   PubCo Membership.   Any Class B Units acquired by the Company under this Section 4.6 and Transferred by the Company to PubCo shall remain outstanding and shall not be cancelled as a result of their acquisition by the Company. Notwithstanding any other provision of this Agreement, PubCo shall continue as a Member of the Company with respect to any Class A Units or other Equity Securities in the Company it receives under this Agreement (including under this Section 4.6 in connection with any Redemption).
(i)   Redemption Restrictions.   The Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions), to the extent it determines, in Good Faith, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code.
(j)   Tax Certificates.   In connection with any Redemption, the Redeeming Member shall deliver to PubCo or the Company, as applicable, a certificate, dated as of the date of the Redemption and sworn under penalties of perjury, in a form reasonably acceptable to PubCo or the Company, as applicable, certifying as to such Redeeming Member’s taxpayer identification number and that such Redeeming Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code.
(k)   Representations and Warranties.   In connection with any Redemption, upon the acceptance of the Class A Common Stock or an amount of cash equal to the Cash Election Amount, the Redeeming Member shall represent and warrant that the Redeeming Member is the owner of the number of Class B Units the Redeeming Member is electing to have the Company redeem and that such Class B Units are not subject to any liens or restrictions to transfer the shares (other than restrictions imposed by this Agreement and PubCo’s Fourth Amended and Restated Certificate of Incorporation).
Section 4.7   Representations and Warranties of the Members.    Unless otherwise set forth in an agreement between the Company and a Member, each Member severally (and not jointly) represents and warrants to the Company and each other Member as of the date of such Member’s admittance to the Company that (i) to the extent it is not a natural person, it is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, and if required by Law is duly qualified to conduct business and is in good standing in the jurisdiction of its principal place of business (if not formed in such jurisdiction); (ii) to the extent it is not a natural person, it has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (iii) it has duly executed and delivered this Agreement, and this Agreement is enforceable against such Member in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors’ rights and general principles of equity (whether applied in a Proceeding in a court of law or equity); (iv) its authorization, execution, delivery, and performance of this Agreement does not breach or conflict with or constitute a default under (A) such Member’s charter or other governing documents to the extent it is not a natural person or (B) any material obligation under any other material agreement or arrangement to which that Member is a party or by which it is bound; and (v) it: (A) has been furnished with such information

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about the Company and the Interest as that Member has requested, (B) has made its own independent inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Company and such Member’s Interest herein, (C) has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur, (D) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (E) is, or is controlled by, an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and (F) understands and agrees that its Interest shall not be sold, pledged, hypothecated or otherwise Transferred except in accordance with the terms of this Agreement and pursuant to an effective Registration Statement under the Securities Act or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws.
ARTICLE V
ALLOCATIONS OF PROFITS AND LOSSES
Section 5.1   Profits and Losses.    After giving effect to the allocations under Section 5.2 and subject to Section 5.4, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 11.3(b) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 11.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.
Section 5.2   Special Allocations.
(a)   Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).
(b)   Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
(c)   Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company

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income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 5.2(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(d)   Notwithstanding any other provision of this Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 5.2(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(e)   Notwithstanding any provision hereof to the contrary except Section 5.2(a) and 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.
(f)   Notwithstanding any provision hereof to the contrary except Section 5.2(c) and 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided, that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5.1 and 5.2 have been tentatively made as if this Section 5.2(f) were not in this Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii) and shall be interpreted consistently therewith.
(g)   If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in Section 5.1 and 5.2 have been made as if Section 5.2(f) and 5.2(g) were not in this Agreement.
(h)   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

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(i)   The allocations set forth in Section 5.2(a) through 5.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 5.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.
Section 5.3   Allocations for Tax Purposes in General.
(a)   Except as otherwise provided in this Section 5.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 5.1 and 5.2.
(b)   In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using any method or methods determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations; provided, that, no method other than the “traditional method” shall be used absent the consent of a majority of the Disinterested Directors.
(c)   Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions and (ii) recapture of credits shall be allocated to the Members in accordance with applicable Law.
(d)   Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local income taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
(e)   If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).
(f)   Any adjustment to the adjusted tax basis of Company property pursuant to Code Section 743(b) resulting from a transfer of a Company Interest shall be handled in accordance with Treasury Regulations Section 1.743-1(j).
Section 5.4   Other Allocation Rules.
(a)   The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for U.S. federal and applicable state and local income tax purposes.
(b)   The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.4 and the allocations set forth in Section 5.1, 5.2 and 5.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines that the application of the provisions in Section 4.4, 5.1, 5.2 or 5.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions to the extent permitted by applicable Law.

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(c)   All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year or other taxable period during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that year and without regard to whether cash distributions were made to the Transferor or the Transferee during that year; provided, however, that this allocation must be made in accordance with a method determined by the Managing Member and permissible under Code Section 706 and the Treasury Regulations thereunder.
(d)   The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member.
ARTICLE VI
DISTRIBUTIONS
Section 6.1   Distributions.
(a)   Distributions.   To the extent permitted by applicable Law and hereunder, and except as otherwise provided in Section 11.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine (in its sole discretion in accordance with the fiduciary duties set forth in Section 7.1(b)) using such record date as the Managing Member may designate. Any such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 4.1(e) or Section 4.6 or payments made in accordance with Section 7.4, Section 7.8 or Section 10.4 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions as set forth in Section 6.2 and 11.3(b)(iii); and provided, further, that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.
(b)   Successors.   For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.
(c)   Distributions In-Kind.   Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Sections 5.1 and 5.2.
Section 6.2   Tax-Related Distributions.   On or prior to each Tax Distribution Date, the Company will, subject to the availability of funds and any restrictions contained in any agreement to which the Company is bound, make distributions to the Members pro rata in proportion to their respective number of Units in an amount sufficient to allow each Member to satisfy all of its federal, state, local and non-U.S. tax liabilities arising from allocations of income, gain, loss, deduction and credit attributable to such Member’s interests in the Company during the taxable period to which the tax-related distribution under this

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Section 6.2 relates (a) assuming for this purpose that each Member has no income or deductions from any other source (b) assuming for this purpose that each Member is a corporation subject to the highest applicable combined tax rate applicable to a corporation, and (c) without taking into account any amortization and depreciation or other items of deduction allocated to any Member, or any step-up in basis from the sale of any assets, in each case, for which such Member is required to make payments under the Tax Receivable Agreement.
Section 6.3   Distribution Upon Withdrawal.   No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.
ARTICLE VII
MANAGEMENT
Section 7.1   Managing Member Rights; Fiduciary Duties.
(a)   PubCo shall be the sole Managing Member of the Company. Except as otherwise required by Law or expressly provided for in this Agreement, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members, other than the Managing Member (in their capacity as such), shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.
(b)   In connection with the performance of its duties as the Managing Member of the Company, except as otherwise set forth herein, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The Members acknowledge that the Managing Member will take action through the Board, and that the members of the Board will owe comparable fiduciary duties to the stockholders of the Managing Member.
Section 7.2   Officers.
(a)   The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.
(b)   The Officers of the Company as of the date hereof are set forth on Exhibit B attached hereto.
(c)   Except as otherwise set forth herein, the Chief Executive Officer, if appointed by the Managing Member in its discretion, will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. The Chief Executive Officer will report to the Managing Member and have the general powers and duties of management usually vested in the office of chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The Chief Executive Officer will have the power to execute bonds, mortgages and other Contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other Officer or agent of the Company.
(d)   Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer,

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an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any Contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.
(e)   Subject to this Agreement and to the rights, if any, of an Officer under a Contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any Contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.
(f)   The Officers, in the performance of their duties as such, shall owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its shareholders under the DGCL.
Section 7.3   Warranted Reliance by Officers on Others.   In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:
(a)   one or more employees or other agents of the Company or subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and
(b)   any attorney, public accountant, or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.
Section 7.4   Indemnification.
(a)   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a member, director or an officer of the Company or is or was serving at the request of the Company as a member, director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a member, director, officer, employee or agent or in any other capacity while serving as a member, director, officer, employee or agent, shall be indemnified by the Company to the fullest extent permitted or required by the Act and any other applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, Liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 7.4(d) with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee pursuant to this Section 7.4 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.
(b)   Right to Advancement of Expenses.   The right to indemnification conferred in Section 7.4(a) shall include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Act so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a member, director or

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officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made pursuant to this Section 7.4(b) only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.4(b). An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 7.4(b) is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 7.4(a) with respect to the related Proceeding or the absence of any prior determination to the contrary.
(c)   Contract Rights.   The rights to indemnification and to the Advancement of Expenses conferred in Sections 7.4(a) and (b) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a member, director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
(d)   Right of Indemnitee to Bring Suit.   If a claim under Sections 7.4(a) or (b) is not paid in full by the Company within sixty (60) calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to the fullest extent permitted or required by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such Law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including its Managing Member or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Managing Member or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Company.
(e)   Appearance as a Witness.   Notwithstanding any other provision of this Section 7.4, the Company shall pay or reimburse expenses incurred by any Person entitled to be indemnified pursuant to this Section 7.4 in connection with such Person’s appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.
(f)   Non-exclusivity of Rights.   The rights to indemnification and the Advancement of Expenses conferred in this Section 7.4 shall not be exclusive of any other right which a Person may have or hereafter acquire under any statute, this Agreement, any agreement, any vote of stockholders or disinterested directors or otherwise. Nothing contained in this Section 7.4 shall limit or otherwise affect any such other right or the Company’s power to confer any such other right.
(g)   No Duplication of Payments.   The Company shall not be liable under this Section 7.4 to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection

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therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.
(h)   Maintenance of Insurance or Other Financial Arrangements.   In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company, is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such expense, Liability or loss under the Act.
Section 7.5   Resignation or Termination of Managing Member.   PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.5. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 4.6) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.
Section 7.6   No Inconsistent Obligations.    The Managing Member represents that it does not have any Contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 7.1, it will not enter into any Contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.
Section 7.7   Reclassification Events of PubCo.   If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 12.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the redemption rights of holders of Units set forth in Section 4.6 provide that each Unit (together with the surrender and delivery of one share of Class B Common Stock) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.
Section 7.8   Certain Costs and Expenses.   The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (ii) upon the determination of the Managing Member (acting in its sole discretion in accordance with the fiduciary duties set forth in Section 7.1(b)), reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, costs of periodic reports to its

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stockholders, litigation costs and damages arising from litigation, accounting and legal costs; provided, that the Company shall not pay or bear any income tax obligations of the Managing Member. In the event that (i) shares of Class A Common Stock or other Equity Securities of PubCo were sold to underwriters in any public offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such shares of Class A Common Stock or other Equity Securities of PubCo are sold to the public in such public offering after taking into account any Discount and (ii) the proceeds from such public offering are used to fund the Cash Election Amount for any redeemed Units or otherwise contributed to the Company, the Company shall reimburse the Managing Member for such Discount by treating such Discount as an additional Capital Contribution made by the Managing Member to the Company, issuing Units in respect of such deemed Capital Contribution in accordance with Section 4.6(b)(ii), and increasing the Managing Member’s Capital Account by the amount of such Discount. For the avoidance of doubt, any payments made to or on behalf of the Managing Member pursuant to this Section 7.8 shall not be treated as a distribution pursuant to Section 6.1(a) but shall instead be treated as a cost or an expense of the Company.
ARTICLE VIII
ROLE OF MEMBERS
Section 8.1   Rights or Powers.   Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs, or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. Any Member, its Affiliates and its and their employees, stockholders, agents, directors or officers may also be an employee or be retained as an agent of the Company. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.
Section 8.2   Voting.
(a)   Meetings of the Members may be called by the Managing Member. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two (2) Business Days and not more than thirty (30) days prior to the date of such meeting. Members holding Class A Units may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 8.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Class A Units shall constitute the act of the Members. For the avoidance of doubt, Members holding Class B Units shall not be entitled to any voting rights under this Agreement.
(b)   Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.
(c)   Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual Person as the Managing Member deems appropriate.
(d)   Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.
Section 8.3   Various Capacities.   The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member or Company Representative.
Section 8.4   Investment Opportunities.   To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company or

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any of the Members or officers of the Company, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Limited Liability Company Agreement or in the future, and the Company renounces any expectancy that any of the Members or the officers of the Company will offer any such corporate opportunity of which he or she may become aware to the Company, except, the doctrine of corporate opportunity shall apply with respect to any of the Members and officers of the Company with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a Members or officer of the Company and (i) such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Company to pursue and (ii) the Member or officer is permitted to refer that opportunity to the Company without violating any legal obligation.
ARTICLE IX
TRANSFERS OF INTERESTS
Section 9.1   Restrictions on Transfer.
(a)   Except as provided in Section 4.6, no Member shall Transfer all or any portion of its Interest without the Managing Member’s prior written consent, which consent shall be granted or withheld in the Managing Member’s sole discretion; provided, however, that the Class B Units may be Transferred to any Fertitta Affiliate without any consent of the Managing Member. If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 9.1(a), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member nor be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(a) shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article IX shall not apply to the Transfer of any capital stock of the Managing Member; provided, that no shares of Class B Common Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.
(b)   In addition to any other restrictions on Transfer contained herein, including the provisions of this Article IX, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if such Transfer would (A) be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations Section 1.7704-1, (B) result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or to be taxed as a corporation pursuant to the Code or successor of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable U.S. federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law). Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(b) shall be null and void and of no force or effect whatsoever.

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Section 9.2   Notice of Transfer.   Other than in connection with Transfers made pursuant to Section 4.6, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three (3) Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.
Section 9.3    Transferee Members.   A Transferee of Interests pursuant to this Article IX shall have the right to become a Member only if (i) the requirements of this Article IX are met, (ii) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member. Notwithstanding anything to the contrary in this Section 9.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to a Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement.
Section 9.4   Legend.   Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LHGN HOLDCO, LLC, DATED AS OF [                 ], 2020, AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY MEMBER MAKING A REQUEST THEREFOR) AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.”
ARTICLE X
ACCOUNTING
Section 10.1   Books of Account.   The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.
Section 10.2   Tax Elections.
(a)   The Company and any eligible Subsidiary shall make an election (or continue a previously made election) pursuant to Section 754 of the Code for the taxable year of the Company that includes the date hereof, shall not thereafter revoke such election and shall make a new election pursuant to

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Section 754 of the Code to the extent necessary following any “termination” of the Company or the Subsidiary, as applicable, under Section 708 of the Code. In addition, the Company shall make the following elections on the appropriate forms or tax returns:
(i)   to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;
(ii)   to adopt the accrual method of accounting for U.S. federal income tax purposes;
(iii)   to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code; and
(iv)   except as otherwise provided in this Agreement, any other election the Managing Member may deem appropriate and in the best interests of the Company.
Section 10.3   Tax Returns; Information; Certain Audits of Acquired Companies.
(a)   The Company Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company Representative shall furnish to each Member a copy of each approved return and statement, together with any schedules or other information which each Member may require in connection with such Member’s own tax affairs as soon as practicable (but in no event more than ninety (90) days after the end of each Fiscal Year). The Members agree to take all actions reasonably requested by the Company or the Company Representative to comply with the Bipartisan Budget Act, including where applicable, filing amended returns as provided in Sections 6225 or 6226 of the Code and providing confirmation thereof to the Company Representative, or to otherwise allow the Company or Company Representative to avoid or reduce any. To the fullest extent allowable by Law, and except with respect to the information described in the first sentence of this Section 10.3, each Member (other than the Managing Member) hereby waives all rights to any information that it may otherwise obtain pursuant to Section 18-505 of the Act.
(b)   Any “Tax” audit or other suit or proceeding, including any “Tax Matter,” of or with respect to “GNOG HoldCo,” the “Company” or “New GNOG” to which the third sentence of Section 5.14(b) of the Purchase Agreement does not apply shall be within the control of the Managing Member. Notwithstanding the foregoing, to the extent any such audit, suit or proceeding relates solely to a “Tax Return” of a “Pre-Closing Tax Period,” the Managing Member shall not settle or compromise such audit, suit or proceeding absent the consent of LF LLC, which consent shall not be unreasonably withheld, conditioned, or delayed. All terms in quotations used in this Section 10.3(b) shall have the meaning assigned thereto in the Purchase Agreement.
Section 10.4   Company Representative.   The Managing Member is specially authorized and appointed to act as the Company Representative. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative. The Company Representative shall have the right and obligation to take all actions (and make all elections) authorized and required, respectively, by the Code for the Company Representative, and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company Representative with respect to the conduct of such proceedings. Promptly following the written request of the Company Representative, the Company shall, to the fullest extent permitted by Law, reimburse and indemnify the Company Representative (including, for the avoidance of doubt, any “designated individual”, as such term is used in Treasury Regulations Section 301.6223-1) for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Company Representative in connection with the exercise of its rights and fulfillment of its duties under this Section 10.4. In the event of a conflict between the terms of the indemnity in this Section 10.4 and the terms of any other indemnity in this Agreement (including in Section 7.4), this indemnity shall control.
Section 10.5   Withholding Tax Payments and Obligations.
(a)   Upon providing reasonable advance written notice of its intention to withhold and giving a Member a reasonable opportunity to demonstrate that withholding may not be required or, alternatively,

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that withholding at a lesser tax rate may be permissible, the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable rule, regulation or Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of taxes that the Managing Member determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.
(b)   To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in Good Faith, that such tax relates to one or more specific Members (including any tax payable by the Company or any of its Subsidiaries pursuant to Section 6225 of the Code with respect to items of income, gain, loss deduction or credit allocable or attributable to such Member), such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 10.5.
(c)   For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to this Section 10.5 shall be treated as if distributed to such Member at the time such withholding or payment is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest accruing at the Prime Rate in effect from time to time, compounded annually. The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time (which payment shall not be deemed a Capital Contribution for purposes of this Agreement), and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.
(d)   Neither the Company nor the Managing Member shall be liable for any excess taxes withheld in respect of any Member, and, in the event of over withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.
(e)   Notwithstanding any other provision of this Agreement, (i) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 10.5 and (ii) the obligations of a Member pursuant to this Section 10.5 shall survive indefinitely with respect to any taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period.
ARTICLE XI
DISSOLUTION
Section 11.1   Liquidating Events.   The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):
(a)   the sale of all or substantially all of the assets of the Company;
(b)   the determination of the Managing Member to dissolve the Company;
(c)   the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; and
(d)   the entry of a decree of judicial dissolution under Section 18–802 of the Act.
The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. In the event of a dissolution pursuant to Section 11.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made

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to Members pursuant to Section 11.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.
Section 11.2   Bankruptcy.    For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) (i) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof (ii) or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of ninety (90) consecutive days, (b) a Member shall (i) admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors, (ii) apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property or (iii) institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of ninety (90) consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of ninety (90) consecutive days.
Section 11.3   Procedure.
(a)   In the event of the dissolution of the Company for any reason, the Members shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided, that if a Member is in bankruptcy or dissolved, the Managing Member shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), the Managing Member shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share Profits and Losses during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member, to preserve the value of the Company’s assets during the period of dissolution and liquidation.
(b)   Following the allocation of all Profits and Losses as provided in Article V, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:
(i)   First, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent, conditional or unmatured Liabilities or future payments described in Section 11.3(b) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below);
(ii)   Second, to the payment of all expenses of liquidation and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or, to the fullest extent permitted by Law, Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts or liabilities under 18-601 or 18-604 of the Act; and
(iii)   Third, the balance to the Members, pro rata in proportion to their respective ownership of Units.
(c)   Except as provided in Section 11.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.
(d)   Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member shall have the authority to execute and

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record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.
Section 11.4   Rights of Members.
(a)   Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.
(b)   Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.
Section 11.5   Notices of Dissolution.   In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 11.1, result in a dissolution of the Company, the Company shall, within thirty (30) days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.
Section 11.6   Reasonable Time for Winding Up.   A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.
Section 11.7   No Deficit Restoration.   No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.
ARTICLE XII
GENERAL
Section 12.1   Amendments; Waivers.
(a)   The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) only with both (y) the approval of the Managing Member and (z) except for any amendment pursuant to Section 7.8, if, at such time, LF LLC beneficially owns any Units, the approval of LF LLC; provided, that no waiver, modification or amendment shall be effective until after written notice is provided to the Members that the requisite consent has been obtained for such waiver, modification or amendment, and, for the avoidance of doubt, any Member, including any Member not providing written consent, shall have the right to file a Redemption Notice prior to the effectiveness of such waiver, modification or amendment; provided, further, that no amendment to this Agreement may:
(i)   modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the prior written consent of each such affected Member; or
(ii)   except as provided in the provisos in the last sentence of Section 4.3, alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the prior written approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner.
(b)   Notwithstanding the foregoing subsection (a), the Managing Member, acting alone, may amend this Agreement, including Exhibit A, (i) to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 12.1(a), subdivisions or combinations of Units made in compliance with Section 4.1(f) and (ii) as necessary, and solely to the extent necessary, in the reasonable advice of legal counsel or a qualified tax advisor (including any nationally recognized accounting firm) to the Company, to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

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(c)   No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.
Section 12.2   Further Assurances.   Each Party agrees that it will from time to time, upon the reasonable request of another Party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.
Section 12.3   Successors and Assigns.   All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.
Section 12.4   Entire Agreement.   This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.
Section 12.5   Rights of Members Independent.   The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.
Section 12.6   Governing Law.   This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to Contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law.
Section 12.7   Jurisdiction and Venue.   The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any Action arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Action. Each of the parties hereto further irrevocably consents, to the fullest extent permitted by Law, to the service of process out of any of the aforementioned courts in any such Action by the mailing of copies thereof by registered mail, postage prepaid, to such Party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 12.7 shall affect the right of any Party hereto to serve legal process in any other manner permitted by law.
Section 12.8   Headings.   The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.
Section 12.9   Counterparts.    This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each Party and delivered to the other Party. Any signature hereto delivered by a Party by facsimile or other means of electronic transmission shall be deemed an original signature hereto.

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Section 12.10   Notices.   Any notice, request, demand or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, by telecommunications mechanism or electronically or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:
If to the Company or the Managing Member, addressed to it at:
Landcadia Holdings II, Inc.
1510 West Loop South
Houston, Texas 77027
Attention:
General Counsel

Email:
[                 ]

With copies (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Fax:
(713) 836-3601

Attention:
Joel Rubinstein
Michael Deyong

Email:
joel.rubinstein@whitecase.com
Michael.deyong@whitecase.com

If to the LF LLC, addressed to it at:
c/o Landry’s, Inc.
1510 West Loop South
Houston, Texas 77027
Attention:
Chief Financial Officer

E-mail:
RLiem@ldry.com

with a copy (which shall not constitute notice) to:
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Attention:
Jennifer Wisinski
Paul Amiel

E-mail:
Jennifer.Wisinski@haynesboone.com
Paul.Amiel@haynesboone.com

or to such other address or to such other Person as either Party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication or electronically, when transmitted to the applicable number or electronic mail address so specified in (or pursuant to) this Section 12.10 and an appropriate answerback is received or, if transmitted after 5:00 p.m. Texas time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.
Section 12.11   Representation by Counsel; Interpretation.   The Parties acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

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Section 12.12   Severability.   If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.
Section 12.13   Expenses.    Except as otherwise provided in this Agreement, each Party shall bear its own expenses in connection with the transactions contemplated by this Agreement.
Section 12.14   Waiver of Jury Trial.   EACH OF THE COMPANY, THE MEMBERS, THE MANAGING MEMBER AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER, HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY MEMBER OR INDEMNITEE, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.
Section 12.15    No Third-Party Beneficiaries.   Except as expressly provided in Sections 7.4 and 10.2, nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third-party beneficiary hereto.
Section 12.16   No Recourse.    Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the foregoing, a Party Affiliate may have obligations under any documents, agreements or instruments delivered contemporaneously herewith or otherwise contemplated by this Agreement if such Party Affiliate is a party to such document, agreement, agreement or instrument. Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Party Affiliate is expressly intended as a third-party beneficiary of this Section 12.16.
[Signatures on Next Page]

F-36

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.
COMPANY:
LHGN HOLDCO, LLC
By:

Name:

Title:

MANAGING MEMBER:
LANDCADIA HOLDINGS II, INC.
By:

Name:

Title:

MEMBERS:
LANDRY’S FERTITTA, LLC
By:

Name:

Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement of LHGN HoldCo, LLC]

F-37

EXHIBIT A
Members	Number of Shares of Class A Common Stock Owned	Number of Shares of Class B Common Stock Owned	Number of Units Owned	Closing Date Capital Account Balance
Landcadia Holdings II, Inc.	[•]	[•]	[•]	[•]
Landry’s Fertitta, LLC	[•]	[•]	[•]	[•]
Exhibit A to the Amended and Restated Limited Liability Company Agreement of LHGN HoldCo, LLC
F-38

EXHIBIT B
Officer Listing
Exhibit B to the Amended and Restated Limited Liability Company Agreement of LHGN HoldCo, LLC
F-39

ANNEX G
SPONSOR FORFEITURE AND CALL OPTION AGREEMENT
This Sponsor Forfeiture and Call Option Agreement (this “Agreement”), dated as of June 28, 2020, is made and entered into by and between Landcadia Holdings II, Inc., a Delaware corporation (the “Company”) and Jefferies Financial Group, Inc. (the “Sponsor”). Unless otherwise defined herein, capitalized terms are used herein as defined in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Sponsor owns 3,815,625 shares of the Company’s Class B common stock at par value $0.001 per share (the “Shares”);
WHEREAS, the Sponsor owns 2,941,666 warrants in the aggregate, each exercisable to purchase one share of Class A common stock of the Company of $11.50 per share (the “Warrants”);
WHEREAS, the Company has entered into a Purchase Agreement, dated of even date herewith, by and among the Company, Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), LHGN HoldCo, LLC (“LHGN HoldCo”), GNOG Holdings, LLC (“GNOG HoldCo”) and Landry’s Fertitta, LLC (“LF”) (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which LF agreed to contribute 100% of its membership interests in GNOG HoldCo to LHGN HoldCo in exchange for, inter alia, membership interests in LHGN HoldCo, which may be exchanged for shares of the Company’s Class A Common Stock on the terms and conditions set forth therein (the “Transactions”);
WHEREAS, in connection with the consummation of the Transactions, Sponsor has agreed to forfeit a portion of its Shares for no consideration at the time of the consummation of the Transactions (the “Closing”);
WHEREAS, as a consequence of such forfeiture, Sponsor wishes to return to the Company for cancellation two thirds (or 2,543,750) of its Shares (the “Forfeited Shares”), such that Sponsor will in the aggregate beneficially own 1,271,875 Shares on the date of consummation of the Transaction; and
WHEREAS, in connection with the consummation of the Transactions and following the Closing, Sponsor has agreed to grant the Company a right and option to repurchase certain Warrants from Sponsor on the terms and subject to the conditions set forth herein (the “Call Option”).
NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.   Forfeit of Shares.   Substantially simultaneously with, but immediately prior to (and contingent upon), the Closing, the Sponsor shall, for no consideration, forfeit and surrender the Forfeited Shares to the Company for cancellation. The Sponsor and the Company each shall take such actions as are necessary to cause the Forfeited Shares to be retired and canceled, after which the Forfeited Shares shall no longer be issued, outstanding, convertible, or exercisable, and the Sponsor shall provide the Company and the Sponsor with evidence that such retirement and cancellation has occurred.
2.   Company’s Call Option Right.
(a)
Contingent upon and following the Closing, in the event Sponsor desires to exercise or sell any Warrants during the Exercise Period, as defined in that certain Warrant Agreement dated May 6, 2019, by and between the Company Continental Stock & Transfer Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), Sponsor shall deliver to the Company written notice (the “Exercise Notice”) of any such intention, setting forth the number of Warrants proposed to be exercised or sold (the “Exercised Warrants”). For a period of five (5) Business Days following the delivery of any Exercise Notice (the “Option Period”), the Company shall have the right and option, but not the obligation, to repurchase all or any portion of such Exercised Warrants (the “Repurchased Warrants”), for a purchase price, in each case subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events, of (i) if the Class A Common Stock trades on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (A) the number of shares of Class A Common Stock that Sponsor would have received upon cashless exercise of the Repurchased Warrants if the Call Option had not been exercised and (B) the average of the volume-weighted closing price for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system, as applicable, on which the Class A Common Stock trades, as reported by Bloomberg, L.P. or its successor, for each of the ten (10) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the date of the Exercise Notice, affecting the Class A Common Stock; and (ii) if the Class A Common Stock is not then traded on a U.S. securities exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (A) the number of shares of Class A Common Stock that would have been received upon cashless exercise of the Repurchased Warrants if the Call Option had not been exercised and (B) the Fair Market Value of one share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.
(b)
In the event Company exercises its Call Option, the Sponsor shall forfeit and surrender the Warrants to the Company for cancellation in exchange for payment of the purchase price as set forth in Section 2(a) above. The Sponsor and the Company each shall take such actions as are necessary to cause the Repurchased Warrants to be retired and canceled, after which the Repurchased Warrants shall no longer be issued, outstanding, or exercisable, and the parties shall provide evidence that such retirement and cancellation has occurred.

(c)
In the event the Company has not exercised the Call Option prior to the expiration of the Option Period, and with respect to any Exercised Warrants that are not Repurchased Warrants, Sponsor has the right to exercise or sell any such Exercised Warrants beginning on the sixth Business Day following the date of the Exercise Notice in accordance with the Warrant Agreement. Notwithstanding the foregoing, in the event that Sponsor fails to exercise or sell the Exercised Warrants within thirty (30) days of the Exercise Notice, Sponsor shall not exercise any Warrants without first providing a new Exercise Notice to the Company again in accordance with this Section 2.

3.   No Conflicts.   Each party hereto represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.
4.   Miscellaneous.   This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by and between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may be executed and delivered (including by facsimile transmission or electronic transmission) in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule. This Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if any, that the Purchase Agreement is terminated in accordance with its terms.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
LANDCADIA HOLDINGS II, INC.
By:	/s/ Steven L. Scheinthal
Name:	Steven L. Scheinthal
Title:	Vice President and Secretary
JEFFERIES FINANCIAL GROUP INC.
By:	/s/ Nick Daraviras
Name:	Nick Daraviras
Title:	Managing Director
[Signature Page to Sponsor Forfeiture and Call Option Agreement]

ANNEX H
June 28, 2020
The Transaction Committee of the Board of Directors of Landcadia Holdings II, Inc.
1510 West Loop South
Houston, TX 77027
Dear Members of the Transaction Committee:
We understand that Landcadia Holdings II, Inc. (“Landcadia”), LHGN HoldCo, LLC, a wholly-owned subsidiary of Landcadia (“Landcadia HoldCo”), Golden Nugget Online Gaming, Inc. (“Golden Nugget”), GNOG Holdings, LLC, a wholly-owned subsidiary of Landry’s Fertitta, LLC (“GNOG HoldCo”) and Landry’s Fertitta, LLC (“Seller Parent”) propose to enter into the Agreement (defined below) pursuant to which, among other things, Seller Parent will transfer all issued and outstanding membership interests of GNOG HoldCo (which will have acquired Golden Nugget prior to such transfer) to Landcadia HoldCo in exchange for the Aggregate Consideration, and Golden Nugget will become an indirect wholly-owned subsidiary of Landcadia (the “Transaction”). We understand that GNOG HoldCo will effect the acquisition of Golden Nugget prior to the closing of the Transaction through its wholly-owned subsidiary, Golden Nugget Online Gaming, LLC (“GNOG LLC”), which will merge with Golden Nugget, with GNOG LLC surviving (such surviving entity, “New GNOG”). In addition, you have advised us, and we understand that, Landcadia is undertaking a recapitalization in connection with the Transaction (the “Recapitalization”), pursuant to which Landcadia will establish a new class of Class B Common Stock, par value $0.0001 per share (the “Landcadia Class B Common Stock”), which will have no economic interest but will have voting rights equal to ten votes per share, following the automatic conversion of the existing shares of Landcadia’s Class B Common Stock, par value $0.0001 per share, into shares of Landcadia Class A Common Stock in accordance with Landcadia’s organizational documents. You have also advised us, and we understand that, Golden Nugget is an indirect wholly-owned subsidiary of Fertitta Entertainment, Inc. (“FEI”), and that FEI is one of the sponsors of Landcadia and beneficially owns 10.3% of the Class A Common Stock, par value $0.0001 per share, of Landcadia (the “Landcadia Class A Common Stock”) as well as warrants exercisable for 2,941,667 shares, or 6.9%, of the Landcadia Class A Common Stock.
The Aggregate Consideration will consist of (i) $30,000,000 (the “Closing Cash Consideration”), (ii) 31,350,625 shares of Landcadia Class B Common Stock (the “Voting Interest Consideration”), (iii) 31,350,625 Class B membership interests in Landcadia HoldCo (the “Landcadia HoldCo Class B Units”) (the “Equity Interest Consideration”) and (iv) the Credit Agreement Payoff Amount (as defined below) relating to amounts owing under the Credit Agreement, dated as of April 28, 2020, by and among Golden Nugget, Seller Parent, Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the lenders signatory thereto, as amended (the “Credit Agreement”). The Credit Agreement Payoff Amount consists of (i) $150,000,000 plus (ii) accrued and unpaid interest, prepayment penalties, premiums, costs and fees, which you have directed us to assume, and we have assumed, for purposes of our analyses, will be $24,000,000. In addition, you have advised us and we understand that each Landcadia HoldCo Class B Unit is exchangeable (at the holder’s option at any time following a lockup period of 180 days) for, and has equivalent economic value to, one share of Landcadia Class A Common Stock, and that in connection with any such exchange, an equal number of such holder’s Landcadia Class B Common Stock, which has only voting rights and no economic interests, will be cancelled for no consideration. You have also advised us and we understand that as result of the Recapitalization and Transaction, FEI would have a controlling voting interest in Landcadia on a pro forma basis, and that FEI would have a controlling voting interest even if the Landcadia Class B Common Stock had one vote per share rather than ten votes per share. Accordingly, for purposes of our financial analyses, you have directed us not to ascribe, and we have not ascribed, any incremental economic value to the Landcadia Class B Common Stock.

In connection with the Transaction, we understand that (i) New GNOG will succeed Golden Nugget as party to the Credit Agreement and GNOG HoldCo will become a guarantor under the Credit Agreement and pledge 100% of the membership interests in New GNOG as collateral pursuant to the General Continuing Guaranty, dated as of April 28, 2020 by Seller Parent, in favor of Jefferies Finance LLC (the “Seller Parent Guaranty”), (ii) prior to the closing of the Transaction, Golden Nugget, Seller Parent and New GNOG will amend and restate that certain Intercompany Note, dated April 28, 2020 (the “Intercompany Note”) to provide for future dollar-for-dollar reductions of the principal amount outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement, and concurrently with the closing of the Transaction, Golden Nugget, New GNOG and Seller Parent will further amend and restate the Intercompany Note to provide for a reduction in principal amount by $150,000,000 and a reduction of the rate of interest thereunder to 6% per annum (the “Intercompany Note Amendments”), (iii) effective as of the closing of the Transaction, Landcadia HoldCo will amend its limited liability company agreement to authorize the Landcadia HoldCo Class B Units and to provide for certain payments in the form of Landcadia HoldCo Class B Units to Seller Parent in exchange for Seller Parent’s payment of a portion of the interest payments pursuant to the Credit Agreement (the “Intercompany Agreement Contribution Share Payments”), (iv) Landcadia will enter into a Forfeiture Agreement with one of its sponsors, Jefferies LLC, effective as of the closing of the Transaction pursuant to which Jefferies LLC will forfeit certain of the Landcadia Class B Common Stock held by it, (v) Seller Parent and Landcadia will enter into a Tax Receivables Agreement, (vi) Landcadia and certain investors will enter into an amended and restated Registration Rights and Agreement, (vii) FEI, Jefferies Financial Group Inc. (“Jefferies”), Landcadia and certain other parties will enter into a Lockup Agreement Amendment, (viii) Landcadia will amend and restate its Certificate of Incorporation and Bylaws to provide for the Recapitalization, among other things, (ix) GNOG LLC will pay certain transaction expenses of the parties to the Agreement in connection with the Transaction, and (x) certain of the parties to the Agreement will enter into the New Agreements (as defined in the Agreement) (collectively, (i) through (x) the “Ancillary Transactions”).
The Transaction Committee (the “Committee”) of the Board of Directors (the “Board”) of Landcadia has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Aggregate Consideration to be paid by Landcadia in the Transaction is fair to Landcadia from a financial point of view.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed (i) the draft dated June 27, 2020 of the Purchase Agreement by and among Landcadia, Landcadia HoldCo, Golden Nugget, GNOG HoldCo and Seller Parent (the “Agreement”), (ii) the draft dated June 28, 2020 of the Fourth Amended and Restated Certificate of Incorporation of Landcadia (the “Landcadia Fourth A&R Certificate of Incorporation”) and (iii) the draft dated June 27, 2020 of the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo (the “Landcadia HoldCo A&R LLC Agreement”);

2.
reviewed certain publicly available business and financial information relating to Landcadia and Golden Nugget that we deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Golden Nugget, including financial projections prepared by or discussed with the management of Golden Nugget and approved for our use by the Committee relating to Golden Nugget for the years ending 2020 through 2030;

4.
spoken with certain members of the management of Golden Nugget and certain of the Committee’s representatives regarding the business, operations, financial condition and prospects of Golden Nugget, the Transaction and related matters;

5.
compared the financial and operating performance of Golden Nugget with that of public companies that we deemed to be relevant;

6.
reviewed the current and historical market prices and trading volume for the Landcadia Class A Common Stock; and

7.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, the Committee has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Committee as to the future financial results and condition of Golden Nugget and the other matters covered thereby, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Golden Nugget or Landcadia since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and other related documents and instruments, and the Landcadia Fourth A&R Certificate of Incorporation and Landcadia HoldCo A&R LLC Agreement will be adopted, in each case without any amendments or modifications thereto. We have also assumed, with the consent of the Committee, that the Transaction will qualify as a tax-free transaction. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Golden Nugget or Landcadia, or otherwise have an effect on the Transaction, or Golden Nugget or Landcadia or any expected benefits of the Transaction that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement, the Landcadia Fourth A&R Certificate of Incorporation and Landcadia HoldCo A&R LLC Agreement will not differ in any respect from the draft of the Agreement, the Landcadia Fourth A&R Certificate of Incorporation and Landcadia HoldCo A&R LLC Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Landcadia, Golden Nugget, Seller Parent or any other party, nor were we provided with any such appraisal. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Landcadia, Golden Nugget or Seller Parent is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Landcadia, Golden Nugget or Seller Parent is or may be a party or is or may be subject.
Furthermore, we express no opinion or view as to the effects on the Transaction or Landcadia, Golden Nugget, Seller Parent or any other participants in the Transaction of the unusual volatility recently experienced by the credit, financial and stock markets or any potential changes or developments in such markets or volatility. In addition, as you are aware, there is significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and we express no opinion or view as to the potential effects of the Pandemic Effects on our analysis, this Opinion, the Transaction or Landcadia, Golden Nugget, Seller Parent or any other participants in the Transaction.
We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of Landcadia, Golden Nugget or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, (c) advise the Committee, the Board or any other party with respect to alternatives to the Transaction, or (d) identify, introduce to the Committee, the Board or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Landcadia Class A Common Stock, Landcadia Class B Common Stock, Landcadia HoldCo Class B Units actually will be following the Transaction or the price or range of prices at which the Landcadia Class A Common Stock, Landcadia Class B Common Stock, Landcadia HoldCo Class B Units may be purchased or sold, or otherwise be transferable, at any time.
This Opinion is furnished for the use of the Committee in its capacity as such in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise, including whether holders of Landcadia Class A Common Stock should redeem their shares.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Landcadia, Golden Nugget, the Seller Target or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.
Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Jefferies, a sponsor of Landcadia, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Jefferies (collectively, the “Jefferies Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, having acted as financial advisor to an affiliate of Jefferies as a lender to a company in connection with a restructuring transaction, which was completed in December 2019. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Landcadia, Golden Nugget, Seller Parent, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Jefferies, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Jefferies Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Landcadia, Golden Nugget, Seller Parent, members of the Jefferies Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. Landcadia has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, Landcadia, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise, including (x) the Recapitalization and its effects, (y) the terms of the Credit Agreement, Seller Parent Guaranty, Intercompany Note, Intercompany Note Amendments and Intercompany Agreement Contribution Share Payments, and (z) any other Ancillary Transactions, in each case other than the Aggregate Consideration to the extent expressly specified herein, (iii) the acquisition by FEI, as a result of and pro forma for the Recapitalization and Transaction, of a controlling interest in Landcadia, (iv) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of Landcadia, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (v) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for Landcadia or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of Landcadia’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Landcadia’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vii) the allocation of the Aggregate Consideration among the Closing Cash Consideration, Voting Interest Consideration, Equity Interest Consideration and Credit Agreement Payoff Amount, (viii) whether or not Landcadia, Golden Nugget, Seller Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (ix) how the Committee, Landcadia, any security holder or any other party should act or vote with respect to the Transaction, including whether holders of Landcadia Class A Common Stock should redeem their shares, (x) the solvency, creditworthiness or fair value of Landcadia, Golden Nugget, the Seller Parent or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (xi) the price or range of prices at which the Landcadia Class A Common Stock will trade, or (xii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Aggregate Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, Golden Nugget, Landcadia and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Golden Nugget, Landcadia and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid by Landcadia in the Transaction is fair to Landcadia from a financial point of view.
Very truly yours,
/s/ HOULIHAN LOKEY CAPITAL, INC.
HOULIHAN LOKEY CAPITAL, INC.

ANNEX I
LANDCADIA HOLDINGS II, INC. 2020 INCENTIVE AWARD PLAN
1.   Establishment of the Plan; Effective Date; Duration.
(a)   Establishment of the Plan; Effective Date.   Landcadia Holdings II, Inc., a Delaware corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “Landcadia Holdings II, Inc. 2020 Incentive Award Plan,” as amended from time to time (the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards and Dividend Equivalents. The Plan shall become effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Common Shares which are present or represented and entitled to vote and voted at a meeting of such stockholders (the “Effective Date”). If the Plan is not so approved by the stockholders of the Company, then the Plan will be null and void in its entirety. The Plan shall remain in effect as provided in Section 1(b) of the Plan. Capitalized but undefined terms shall have the meaning set forth in Section 3 of the Plan.
(b)   Duration of the Plan.   The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 14. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.
2.   Purpose.   The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.
3.   Definitions.   Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:
(a)   “Affiliate”   means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(b)   “Award”   means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Awards, Other Cash-Based Awards, Dividend Equivalents, and/or Performance Compensation Award granted under the Plan.
(c)   “Award Agreement”   means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
(d)   “Board”   means the Board of Directors of the Company.
(e)   “Cause”   means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment or consulting or similar agreement (or the absence of any definition of “Cause” contained therein), a Participant’s (A) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers; (B) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or other service to the Company or an Affiliate; (C) alcohol abuse or use of controlled substances other than in accordance with a physician’s prescription; (D) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (F) below) to the Company or its Affiliates (other than due to a disability, as determined by the Committee), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (E) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (F) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation and/or proprietary rights.
(f)   “Change in Control”   shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon any of the following events:
(i)   any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Shares) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding voting securities of the Company;
(ii)   the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) were directors on the Effective Date or (y) become directors after Effective Date and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on the Effective Date or whose election or nomination for election was previously so approved;
(iii)   the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
(iv)   the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets; or
(v)   any other event specified as a “Change in Control” in an applicable Award Agreement.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), or (v) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(g)   “Claim”   means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan or an Award Agreement.

(h)   “Code”   means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(i)   “Committee”   means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.
(j)   “Common Shares”   means shares of the Company’s Class A common stock, par value $0.0001 per share (and any stock or other securities into which such ordinary shares may be converted or into which they may be exchanged).
(k)   “Company”   means Landcadia Holdings II, Inc., a Delaware corporation.
(l)   “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(m)   “Dividend Equivalent”    means a right awarded under Section 11 to receive the equivalent value (in cash or Common Shares) of ordinary dividends that would otherwise be paid on the Common Shares subject to an Award that is a full-value award but that have not been issued or delivered.
(n)   “Effective Date”    shall have the meaning ascribed to such term in Section 1(a).
(o)   “Eligible Director”   means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(p)   “Eligible Person”    with respect to an Award denominated in Common Shares, means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he begins employment with or begins providing services to the Company or its Affiliates, provided that the Date of Grant of any Award to such individual shall not be prior to the date he begins employment with or begins providing services to the Company or its Affiliates).
(q)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
(r)   “Exercise Price”    has the meaning given such term in Section of the Plan.
(s)   “Fair Market Value”    means, as of any date, the value of Common Shares determined as follows:
(i)   If the Common Shares are listed on any established stock exchange or a national market system, the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)   If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Share will be the mean between the high bid and low asked prices for the Common Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)   In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose).

(iv)   Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.
(t)   “Immediate Family Members”   shall have the meaning set forth in Section (ii).
(u)   “Incentive Stock Option”   means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan for incentive stock options.
(v)   “Indemnifiable Person”   shall have the meaning set forth in Section of the Plan.
(w)   “Independent Third Party”   means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
(x)   “Mature Shares”   means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.
(y)   “Nonqualified Stock Option”   means an Option that is not designated by the Committee as an Incentive Stock Option.
(z)   “Option”   means an Award granted under Section of the Plan.
(aa)   “Option Period”   has the meaning given such term in Section of the Plan.
(bb)   “Other Cash-Based Award”   means a cash Award granted to a Participant under Section 10 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(cc)   “Other Stock-Based Award”   means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the terms and conditions set forth under Section of the Plan
(dd)   “Participant”   means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section of the Plan.
(ee)   “Performance Compensation Award”   shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 12 of the Plan.
(ff)   “Performance Criteria”   shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan pursuant to Section 12 of the Plan.
(gg)   “Performance Formula”   shall mean, for a Performance Period, the one or more formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the applicable Performance Period.
(hh)   “Performance Goals”   shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria pursuant to Section 12 of the Plan.
(ii)   “Performance Period”   shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(jj)   “Permitted Transferee”   shall have the meaning set forth in Section (ii) of the Plan.

(kk)   “Person”   means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(ll)   “Plan”   means this Landcadia Holdings II, Inc. 2020 Incentive Award Plan, as amended from time to time.
(mm)   “Restricted Period”   means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(nn)   “Restricted Stock Unit”   means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section of the Plan.
(oo)   “Restricted Stock”   means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section of the Plan.
(pp)   “SAR Period”   has the meaning given such term in Section of the Plan.
(qq)   “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.
(rr)   “Stock Appreciation Right”   or “SAR” means an Award granted under Section of the Plan.
(ss)   “Strike Price”   means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.
(tt)   “Subsidiary”   means, with respect to any specified Person:
(i)   any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)   any partnership (or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(uu)   “Substitute Award”   has the meaning given such term in Section .
4.   Administration.
(a)   The Committee shall administer the Plan.   To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, in each case, to the extent consistent with the terms of the Plan.
(c)   The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.
(d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)   No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f)   Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.   Grant of Awards; Shares Subject to the Plan; Limitations.
(a)   The Committee may, from time to time, grant Awards to one or more Eligible Persons.
(b)   Subject to Section 13 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of 5,000,000 Common Shares; provided, that the total number of Common Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of Common Shares equal to one percent (1%) of the total outstanding Common Shares on the last day of the prior calendar year, and (ii) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $200,000 in total value (calculating the value of any such Awards based on the Fair Market Value on the Date of Grant of such Awards for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The NASDAQ Stock Market or other securities exchange on which the Common Shares are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Common Shares than would otherwise occur pursuant to the stipulated percentage.
(c)   In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, then in each such case the Common Shares so tendered or withheld shall be added to the Common Shares available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, canceled, expire unexercised, or are settled in cash shall also be available again for issuance as Awards under the Plan.
(d)   Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.
6.   Eligibility.   Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
7.   Options.
(a)   Generally.   Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Subject to Section 13, the maximum aggregate number of Common Shares that may be issued through the exercise of Incentive Stock Options granted under the Plan is 5,000,000 Common Shares, which, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 5(b)(i). Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholder of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)   Exercise Price.   Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.
(c)   Vesting and Expiration.   Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422- 2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.
(d)   Method of Exercise and Form of Payment.   No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid upon exercise of such Option. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option, accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares; and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(e)   Notification upon Disqualifying Disposition of an Incentive Stock Option.   Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.
(f)   Compliance With Laws, etc.   Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable; any other applicable law; the applicable rules and regulations of the Securities and Exchange Commission; or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.   Stock Appreciation Rights.
(a)   Generally.   Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)   Strike Price.   The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.
(c)   Vesting and Expiration.   A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the SAR Period.
(d)   Method of Exercise.   SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)   Payment.   Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised, multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Shares having a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
9.   Restricted Stock and Restricted Stock Units.
(a)   Generally.   Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)   Restricted Accounts; Escrow or Similar Arrangement.   Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.
(c)   Vesting.   Unless otherwise provided by the Committee in an Award Agreement the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.
(d)   Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i)   Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share) or shall register such shares in the Participants name without any such restrictions. Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).
(ii)   Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (B) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.
10.   Other Stock-Based Awards and Other Cash-Based Awards..
(a)   Other Stock-Based Awards.   The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Common Shares), in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Common Shares to Participants, or payment in cash or otherwise of amounts based on the value of Common Shares. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.
(b)   Other Cash-Based Awards.   The Committee may grant a Participant a cash Award not otherwise described by the terms of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(c)   Value of Awards.   Each Other Stock-Based Award shall be expressed in terms of Common Shares or units based on Common Shares, as determined by the Committee, and each Other Cash-Based Awards shall be shall be expressed in terms of cash, as determined by the Committee. The Committee may establish Performance Goals in its discretion pursuant to Section 12, and any such Performance Goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards or Other Cash-Based Awards that will be paid out to the Participant will depend on the extent to which such Performance Goals are met.
(d)   Payment of Awards.   Payment, if any, with respect to an Other Stock-Based Award or Other Cash-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Common Shares or a combination of cash and Common Shares, as the Committee determines.
(e)   Vesting.   The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards or Other Cash-Based Awards following the Participant’s termination of employment or service (including by reason of such Participant’s death, disability (as determined by the Committee), or termination without Cause). Such provisions shall be determined in the sole discretion of the Committee and will be included in the applicable Award Agreement but need not be uniform among all Other Stock-Based Awards or Other Cash-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for the termination of employment or service.
11.   Dividend Equivalents.   No adjustment shall be made in the Common Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Shares prior to issuance of such Common Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Common Shares that are subject to any Award (other than an Option or Stock Appreciation Right). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Date of Grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee; however, Dividend Equivalents shall not be payable unless and until the Award becomes payable, and shall be subject to forfeiture to the same extent as the underlying Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be payable in cash, Common Shares or converted to full-value Awards, calculated based on such formula, as may be determined by the Committee.

12.   Performance Compensation Awards.
(a)   Generally.   The Committee shall have the authority, at the time of grant of any Award described in Sections through of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. Unless otherwise determined by the Committee, all Performance Compensation Awards shall be evidenced by an Award Agreement.
(b)   Discretion of Committee with Respect to Performance Compensation Awards.   The Committee shall have the discretion to establish the terms, conditions and restrictions of any Performance Compensation Award. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.
(c)   Performance Criteria.   The Committee may establish Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards which may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; (xxxiii) personal targets, goals or completion of projects; and (xxxiv) such other criteria as established by the Committee in its discretion from time to time. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparable or peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Any Performance Criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
(d)   Modification of Performance Goal(s).   The Committee is authorized at any time to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect any specified circumstance or event that occurs during a Performance Period, including but not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.
(e)   Terms and Condition to Receipt of Payment.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (i) the Performance Goals for such period are achieved; and (ii) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period.
(f)   Timing of Award Payments.   Except as provided in an Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination in accordance with Section ; provided, however, that in the event a Performance Compensation Award is subject to Code Section 409A, payment of any amounts determined in accordance with Section 12(e) shall be paid to the Participant no later than March 15th of the year following the year in which the last day of the applicable Performance Period occurred.
13.   Changes in Capital Structure and Similar Events.   In the event of (a) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, subject to the requirements of Code Sections 409A, 421, and 422, if applicable, including without limitation any or all of the following:
(a)   adjusting any or all of (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section of the Plan) and (ii) the terms of any outstanding Award, including, without limitation, (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award or (C) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);
(b)   providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;
(c)   accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d)   modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;
(e)   deeming any performance measures (including, without limitation, Performance Criteria and Performance Goals) satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;
(f)   providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and
(g)   canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be final, conclusive and binding for all purposes.
14.   Amendments and Termination.
(a)   Amendment and Termination of the Plan.   The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section (to the extent required by the proviso in such Section ) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
(b)   Amendment of Award Agreements.   The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, unless the Committee determines, in its sole discretion, that the amendment is necessary for the Award to comply with Code Section 409A; provided, further, that without stockholder approval, except as otherwise permitted under Section 13 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any

SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Shares underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.
15.   General.
(a)   Award Agreements.   Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.
(b)   Nontransferability.
(i)   Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)   Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as, a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)   The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)   Tax Withholding and Deductions.
(i)   A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash,

Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under applicable law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
(ii)   Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a Fair Market Value equal to such liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such liability.
(d)   No Claim to Awards; No Rights to Continued Employment; Waiver.   No employee of the Company or an Affiliate, or other person, shall have any Claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. A Participant’s sole remedy for any Claim related to the Plan or any Award shall be against the Company, and no Participant shall have any Claim or right of any nature against any Subsidiary or Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Subsidiary of the Company. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any Claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any Claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(e)   International Participants.   With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.
(f)   Designation and Change of Beneficiary.   Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate.
(g)   Termination of Employment/Service.   Unless determined otherwise by the Committee at any time following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.
(h)   No Rights as a Stockholder.   Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.
(i)   Government and Other Regulations.
(i)   The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)   The Committee may cancel an Award or any portion thereof if the Committee determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof that is canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(j)   Payments to Persons Other Than Participants.   If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior Claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the

Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(k)   Nonexclusivity of the Plan.   Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
(l)   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under general law.
(m)   Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of or service provider to the Company or the Committee or the Board, other than himself.
(n)   Relationship to Other Benefits.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(o)   Governing Law.   The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(p)   Severability.   If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(q)   Obligations Binding on Successors.   The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(r)   Code Section 409A.
(i)   Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the authoritative guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.

(ii)   If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.
(iii)   Any adjustments made pursuant to Section 13 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 13 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.
(s)   Expenses; Gender; Titles and Headings.   The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
(t)   Other Agreements.   Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.
(u)   Payments.   Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares or other securities under any Award made under the Plan.
(v)   Erroneously Awarded Compensation.   All Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

ANNEX J
FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of [•], 2020, by and among Golden Nugget Online Gaming, Inc. (f/k/a Landcadia Holdings II, Inc.), a Delaware corporation (the “Company”), Jefferies Financial Group Inc., a New York corporation (“Jefferies”), Tilman J. Fertitta (“Mr. Fertitta”, and, together with Jefferies, each a “Sponsor” and, collectively, the “Sponsors”), Landry’s Fertitta, LLC (“LF LLC”), and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement (together with the Sponsors and LF LLC, each a “Holder” and, collectively, the “Holders”).
RECITALS
WHEREAS, this Agreement is made and entered into in connection with the closing of the transaction (the “Transaction”) contemplated by that certain Purchase Agreement, dated as of June 28, 2020, by and among the Company, Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co. (“GNOG”), LHGN HoldCo, LLC (“Landcadia HoldCo”), GNOG Holdings, LLC (“GNOG HoldCo”) and LF LLC (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which LF LLC agreed to contribute 100% of the membership interests in GNOG HoldCo to Landcadia HoldCo in exchange for, inter alia, membership interests in Landcadia HoldCo (the “HoldCo Class B Units”) and a corresponding number of shares of a new, non-economic Class B common stock, par value $0.0001 per share, of the Company (the “New Class B Common Stock”);
WHEREAS, immediately prior to the closing of the Transaction, the Sponsors owned all of the 7,906,250 Founder Shares (as defined below) then outstanding;
WHEREAS, in connection with the closing of the Transaction, Jefferies forfeited 2,543,750 of the Founder Shares then held by it;
WHEREAS, at the closing of the Transaction, all of the then outstanding Founder Shares automatically converted, on a one-for-one basis, into shares of Class A Common Stock (as defined below);
WHEREAS, the Sponsors also hold an aggregate of 5,883,333 Private Placement Warrants (as defined below), each of which became exercisable to purchase one share of Class A Common Stock after the closing of the Transaction, in accordance with its terms;
WHEREAS, in connection with the closing of the Transaction, the Company, Landcadia HoldCo and LF LLC entered into that certain amended and restated limited liability company agreement of Landcadia HoldCo (such agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”);
WHEREAS, the LLC Agreement provides that, according to the terms and subject to the conditions set forth therein, holders of the HoldCo Class B Units are entitled to cause Landcadia HoldCo to exchange all or a portion of their HoldCo Class B Units (upon surrender of a corresponding number of shares of New Class B Common Stock) for either an equal number of shares of Class A Common Stock or, at the election of the Company, the cash equivalent of the market value thereof;
WHEREAS, pursuant to the Purchase Agreement, the Company agreed to register for resale under the Securities Act the shares of Class A Common Stock issuable to LF LLC and its permitted transferees pursuant to the Purchase Agreement and the LLC Agreement; and
WHEREAS, this Agreement amends and restates in its entirety that certain Registration Rights Agreement, dated as of May 6, 2019, by and among the Company, Jefferies, Fertitta Entertainment Inc., a Texas corporation, as predecessor in interest to Mr. Fertitta, and the other parties thereto.

AGREEMENT
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions.    The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.
“Agreement” shall have the meaning given in the Preamble.
“Blackout Period” shall have the meaning given in Section 3.4(b).
“Business Day” shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.
“Class A Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.
“Closing Date” shall have the meaning given in the Purchase Agreement.
“Commission” shall mean the Securities and Exchange Commission.
“Company” shall have the meaning given in the Preamble.
“Demanding Holder” shall have the meaning given in Section 2.2(a).
“Effectiveness Deadline” shall have the meaning given in Section 2.1.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Form S-3” shall have the meaning given in Section 2.4.
“Founder Shares” shall mean shares of the Class B common stock, par value $0.0001 per share, of the Company outstanding prior to the closing of the Transaction.
“HoldCo Class B Units” shall have the meaning given in the Preamble.
“Holders” shall have the meaning given in the Preamble.
“Initial Shelf” shall have the meaning given in Section 2.1.
“LLC Agreement” shall have the meaning given in the Recitals.
“Maximum Number of Securities” shall have the meaning given in Section 2.2(b).
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“New Class B Common Stock” shall have the meaning given in the Recitals.
“Notice” shall have the meaning given to it in Section 5.1.
“Piggyback Registration” shall have the meaning given in Section 2.3.
“Private Placement Warrants” means the warrants that were issued to the Sponsors concurrently with the Company’s initial public offering, each of which will become exercisable for one share of Class A Common Stock after the closing of the Transaction, in accordance with its terms.
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Purchase Agreement” shall have the meaning given in the Recitals.
“Registrable Securities” shall mean (a) any shares of Class A Common Stock issued or issuable by the Company upon conversion of any Founder Shares into shares of Class A Common Stock in connection with the closing of the Transaction in accordance with the Third Amended and Restated Certificate of Incorporation of the Company, (b) any shares of Class A Common Stock issued or issuable by the Company in connection with the exchange of any HoldCo Class B Units, in accordance with the terms of the LLC Agreement, including the exchange of HoldCo Class B Units issued to LF LLC (or any of its permitted transferees) upon any Intercompany Agreement Contribution (as defined in the LLC Agreement), (c) any shares of Class A Common Stock issued or issuable by the Company upon the exercise by a Holder or its permitted transferee of Private Placement Warrants, (d) any shares of Class A Common Stock held by any Holder on the Closing Date or thereafter, and (e) any other equity security of the Company issued or issuable to any Holder with respect to any such share of Class A Common Stock referred to in clauses (a)  — (d) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:
(a)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Class A Common Stock is then listed;
(b)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(c)   printing, messenger, telephone and delivery expenses;
(d)   reasonable fees and disbursements of counsel for the Company;
(e)   reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any special audit and “comfort letters” required by or incident to such performance); and

(f)   reasonable fees and expenses of legal counsel of any Holder in connection with any Registration.
“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Replacement S-3 Shelf” shall have the meaning given in Section 2.1.
“Representative” shall mean, with respect to any person, such person’s affiliates and its and their respective directors, officers, employees, managers, members, stockholders, partners, incorporators, trustees, counsel, financial advisors, accountants, auditors and other agents or authorized representatives.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Suspension Period” shall have the meaning given in Section 3.4(a).
“Transactions” shall have the meaning given in the Recitals.
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” shall mean an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
ARTICLE II
REGISTRATIONS
Section 2.1   Registration Statement.   The Company shall, as soon as practicable after the Closing Date, but in any event within 30 days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (a) 60 days (or 90 days if the Commission notifies the Company that it will “review” the Registration Statement) after the Closing Date and (b) the tenth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 2.1 shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. If the initial Registration Statement (the “Initial Shelf”) filed by the Company pursuant to this Section 2.1 is on Form S-1, upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company shall use its reasonable best efforts to amend the Initial Shelf to a Registration Statement on Form S-3 or file a Registration Statement on Form S-3 in substitution of the Initial Shelf (the “Replacement S-3 Shelf”) and cause the Replacement S-3 Shelf to be declared effective as soon as practicable thereafter. A Registration Statement filed pursuant to this Section 2.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. If at any time a Registration Statement filed pursuant to this Section 2.1 is not effective or is not otherwise available for the resale of all the Registrable Securities held by the Holders, Holder(s) of at least 15% of the then-outstanding Registrable Securities (any such Holder, a “Demanding

Holder”) may demand registration under the Securities Act of all or part of their Registrable Securities at any time and from time to time, and the Company shall use its reasonable best efforts to file with the Commission following receipt of any such demand one or more Registration Statements with respect to all such Registrable Securities and to cause such Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 2.1 (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).
Section 2.2    Underwritten Offering.
(a)   In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement, then the Company shall, upon the written demand of a majority-in-interest of the Demanding Holders, enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by such Demanding Holders in consultation with the Company, and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In addition, the Company shall give prompt written notice to each other Holder regarding such proposed Underwritten Offering, and such notice shall offer such Holders the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Holder may request. Each such Holder shall make such request in writing to the Company within five Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder. Each Holder proposing to distribute its Registrable Securities through an Underwritten Offering pursuant to this Section 2.2 shall enter into an underwriting agreement with the underwriters, which underwriting agreement shall contain such representations, covenants, indemnities (subject to Article IV) and other rights and obligations as are customary in underwritten offerings of equity securities; provided, however, that no such Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.
(b)   If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company and the Demanding Holder that the dollar amount or number of Registrable Securities that the Demanding Holder desires to sell, taken together with all other shares of Class A Common Stock or other equity securities that the Company or any other Holder desires to sell and the shares of Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:
(i)   first, the Registrable Securities of the Demanding Holders pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;
(ii)   second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (pro rata, based on the respective number of Registrable Securities that each such Holder has so requested) exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) hereof, without exceeding the Maximum Number of Securities;
(iii)   third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) or clause (ii), the shares of Class A Common Stock held by persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, which collectively can be sold without exceeding the Maximum Number of Securities; and
(iv)   fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), clause (ii), or clause (iii), shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.
(c)   A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 2.2 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.2(c).
Section 2.3 Piggyback Registration.
(a)   If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (in the case of an “overnight” or “bought” offering, such requests must be made by the Holders within three Business Days after the delivery of any such notice by the Company) (such Registration a “Piggyback Registration”); provided, however, that if the Company has been advised in writing by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Class A Common Stock in the Underwritten Offering, then (1) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Holders or (2) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.3(b). Subject to Section 2.3(b), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.3 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company; provided, however, that (A) no such Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law and (B) no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Article IV.
(b)   If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Class A Common Stock that the Company desires to sell, taken together with (i) the shares of Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Sections 2.2 and 2.3, and (iii) the shares of Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:
(i)   If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Sections 2.2 and 2.3 hereof which can be sold without exceeding the Maximum Number of Securities, allocated pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;
(ii)   If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, shares of Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Sections 2.2 and 2.3 hereof which can be sold without exceeding the Maximum Number of Securities, allocated pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Class A Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.
(c)   Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.3.
(d)   For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration effected under Section 2.2 hereof.
Section 2.4   Registrations on Form S-3.   The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than 12 days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (i) a Form S-3 is not available for such offering or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.
ARTICLE III
COMPANY PROCEDURES
Section 3.1 General Procedures. The Company shall use its reasonable best efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:
(a)   subject to Section 2.1, prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective pursuant to the terms of this Agreement until all of such Registrable Securities have been disposed of (if earlier);
(b)   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Securities have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
(c)   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and to one legal counsel selected by the Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel selected by such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
(d)   prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
(e)   use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
(f)   provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
(g)   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
(h)   at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;
(i)   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;
(j)   permit a Representative of the Holders or of any Underwriter, if any, to participate, at each such person’s own expense (except to the extent any expenses of a Holder’s Representative constitute Registration Expenses), in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Representative in connection with the Registration; provided, however, that if any such Representative is not otherwise subject to confidentiality obligations, such Representative will enter into a confidentiality agreement, if requested by the Company, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
(k)   obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request;
(l)   on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated as of such date, of counsel representing the Company for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as are customarily included in such opinions and negative assurance letters;
(m)   in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, on terms agreed to by the Company with the managing Underwriter of such offering;
(n)   make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
(o)   if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
(p)   otherwise, in good faith, take such customary actions reasonably necessary to effect the registration of such Registrable Securities contemplated hereby.
Section 3.2   Registration Expenses.   The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders and the Company that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts and brokerage fees.
Section 3.3   Requirements for Participation in Underwritten Offerings.   No person may participate in any Underwritten Offering for equity securities of the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in the underwriting agreement for such Underwritten Offering and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting agreement, provided that the terms of such agreements and documents do not conflict with the terms contemplated this Agreement.
Section 3.4   Suspension of Sales; Adverse Disclosure.
(a)   Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”).
(b)   If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration (including in connection with an Underwritten Offering) at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, then the Company may, upon giving prompt written notice to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (including in connection with an Underwritten Offering) for the shortest period of time, but in no event more than 30 days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”). In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.
(c)   The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. Notwithstanding anything to the contrary in this Section 3.4, in no event shall any Suspension Period or any Blackout Period continue for more than 90 days in the aggregate during any 365-day period.
Section 3.5   Reporting Obligations.   As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to:
(a)   make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the Closing Date until there are no Registrable Securities outstanding;
(b)   file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the

Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied by the Company’s filing of such reports on the Commission’s EDGAR system); and
(c)   The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
Section 3.6   Removal of Legend.   In connection with a sale of Registrable Securities by a Holder in reliance on Rule 144, the Holder or its broker shall deliver to the transfer agent and the Company a broker representation letter providing to the transfer agent and the Company any information the Company deems necessary to determine that the sale of the Registrable Securities is made in compliance with Rule 144. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend in the Holder’s certificate or the book entry account maintained by the transfer agent, and the Company shall bear all costs associated therewith. At such time as the Registrable Securities have been sold pursuant to an effective registration statement under the Securities Act, if the book entry account or certificate for such Registrable Securities still bears any notation of restrictive legend, the Company agrees, upon request of the Holder or permitted assignee, to take all steps necessary to promptly effect the removal of any restrictive legend from the Registrable Securities, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Holder or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
Section 4.1   Indemnification.
(a)   The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
(b)   In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
(c)   Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
(e)   If the indemnification provided under this Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 4.1(a), Section 4.1(b) and Section 4.1(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
Section 5.1   Notices.   To be valid for purposes hereof, any notice, request, demand, waiver, consent, approval or other communication (any of the foregoing, a “Notice”) that is required or permitted hereunder shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally; (b) three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one Business Day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:
Notices to Jefferies Financial Group Inc.: [•] [•] [•] Attention: [•] Fax: [•] Email: [•]	with copies to (which shall not constitute notice): [•] [•] [•] Attention: [•] Fax: [•] Email: [•]
Notices to Mr. Fertitta, LF LLC or a Holder: c/o Landry’s, Inc. 1501 W. Loop South Houston, Texas 77027 Attention: Chief Financial Officer Email: RLiem@ldry.com	with copies to (which shall not constitute notice): Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, Texas 75219 Attention: Jennifer Wisinski Email: jennifer.wisinski@haynesboone.com
Notices to the Company Landcadia Holdings II, Inc. 1510 West Loop South Houston, Texas 77027 Attention: General Counsel E-mail: SScheinthal@ldry.com	with a copy to (which shall not constitute notice):
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:   Joel Rubinstein
                Michael Deyong
E-mail:   joel.rubinstein@whitecase.com
michael.deyong@whitecase.com
Section 5.2   Assignment; No Third-Party Beneficiaries.
(a)   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
(b)   This Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may be freely assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder, subject to compliance with Section 5.2(e) below.
(c)   This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.
(d)   Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement.
(e)   No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) the written agreement of the assignee, in the form attached hereto as Exhibit A, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.
Section 5.3   Counterparts.   This Agreement and agreements, certificates, instruments and documents entered into in connection herewith, may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party hereto may deliver signed counterparts of this Agreement to the other parties hereto by means of facsimile or portable document format (.PDF) signature.
Section 5.4   Governing Law.
(a)   This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.
(b)   EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE APPLICABLE STATE OR FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR PURPOSES OF ALL LEGAL PROCEEDINGS, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HERETO HEREBY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED THERETO EXCEPT IN SUCH COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH COURT OR THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)   TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.
Section 5.5   Specific Performance.   Each party hereto agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform its obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Each party hereto acknowledges and agrees that each party hereto shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, each without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement. Each party hereto agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party hereto acknowledges and agrees that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.5 shall not be required to provide any bond or other security in connection with any such injunction.
Section 5.6   Severability.   If any portion or provision hereof is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder hereof, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
Section 5.7   Interpretation.   The headings and captions used in this Agreement have been inserted for convenience of reference only and do not modify, define or limit any of the terms or provisions hereof.
Section 5.8   Entire Agreement.   This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements, or representations by or between the parties hereto, written or oral, that may have related in any way to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter hereof exist among the parties hereto, except as expressly set forth in this Agreement or the Purchase Agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the Purchase Agreement shall govern.
Section 5.9   Amendments and Modifications.   Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
Section 5.10   Other Registration Rights.   The Company represents and warrants that no person, other than a Holder of Registrable Securities has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
Section 5.11   Term.   This Agreement shall terminate upon the date as of which no Holders (or permitted assignees under Section 5.2) hold any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.
Section 5.12    Limitation on Subsequent Registration Rights.   From and after the date of this Agreement, the Company shall not, without the prior written consent of the Sponsors and LF LLC, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which (a) are equivalent to or more favorable than the registration rights granted to the Holders hereunder, or (b) would reduce the amount of Registrable Securities the holders can include in any registration filed pursuant to Section 2.1, Section 2.2, Section 2.3 or Section 2.4 hereof, unless such rights are subordinate to those of the Holders.
Section 5.13   No Recourse.   Notwithstanding any provision of this Agreement to the contrary, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the entities that are expressly named as parties to this Agreement and then only with respect to the specific obligations set forth herein with respect to such party. Without limiting the rights of the parties under and to the extent provided under Section 5.5, except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party to this Agreement), (i) no past, present or future Representative of any named party to this Agreement or any Ancillary Agreement and (ii) no past, present or future Representative of any named party to this Agreement shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties under this Agreement of or for any claim based on, arising out of, or related to this Agreement.
Section 5.14    Further Assurances.   In connection with this Agreement and the transactions contemplated hereby, upon the written request by the Company, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.
* * * * *

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.
COMPANY:
GOLDEN NUGGET ONLINE GAMING, INC.
(f/k/a Landcadia Holdings II, Inc.)
By:

Name:
Steven L. Scheinthal

Title:
Vice President

HOLDERS:
JEFFERIES FINANCIAL GROUP INC.
By:

Name:
Title:
TILMAN J. FERTITTA

LANDRY’S FERTITTA, LLC
By:

Name:
Rick H. Liem

Title:
Vice President and Treasurer

Signature Page to Registration Rights Agreement

EXHIBIT A
JOINDER
Joinder
The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Registration Rights Agreement, dated as of                   (as the same may hereafter be amended, the “Registration Rights Agreement”), among Golden Nugget Online Gaming, Inc. (f/k/a Landcadia Holdings II, Inc.), a Delaware corporation (the “Company”), and the other person named as parties therein.
By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s                   number of shares of                   shall be included as Registrable Securities under the Registration Rights Agreement.
Accordingly, the undersigned has executed and delivered this Joinder as of the        day of                  ,            .
Signature of Stockholder
Print Name of Stockholder
Address:

Agreed and Accepted as of: . GOLDEN NUGGET ONLINE GAMING, INC.
By:
Title:
Exhibit A to Registration Rights Agreement

ANNEX K
TAX RECEIVABLE AGREEMENT
This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of                  , 2020, is hereby entered into by and among Golden Nugget Online Gaming, Inc. (f/k/a Landcadia Holdings II, Inc.), a Delaware corporation (the “Corporation”), LHGN HoldCo, LLC, a Delaware limited liability company (“Holdings”), and Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”).
RECITALS
WHEREAS, LF LLC and the Corporation own membership interests in Holdings (the “Units”), which is treated as a partnership for United States federal income tax purposes;
WHERAS, in connection with the Transactions, the Corporation shall issue shares of Class B common stock of the Corporation, par value $0.01 per share (“Class B Shares”) to LF LLC;
WHEREAS, pursuant to the LLC Agreement, LF LLC will have the right to have redeemed from time to time (the “Redemption Right”) all or a portion of its Units (together with the surrender and delivery of an equal number of Class B Shares), in each case, in exchange for an equal number of shares of Class A common stock of the Corporation, par value $0.01 per share (“Class A Shares”) or, at the election of Holdings, cash;
WHEREAS, Holdings and each of its direct and indirect Subsidiaries treated as a partnership for United States federal income tax purposes will have in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year in which a Basis Transaction occurs, which election is intended to result for certain Basis Transactions in an adjustment to the Tax basis of the assets owned by Holdings and such Subsidiaries (solely with respect to the Corporation);
WHEREAS, the income, gain, loss, expense and other Tax items of the Corporation, as a member of Holdings (and in respect of each of Holdings’ direct and indirect Subsidiaries treated as disregarded entities or partnerships for United States federal income tax purposes), may be affected by (i) the Basis Adjustments, and (ii) the Imputed Interest (collectively, “Tax Attributes”); and
WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the actual or deemed effect of the Tax Attributes on the liability for Taxes of the Corporation.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
Article I
DEFINITIONS
Definitions. As used in this Agreement, the terms set forth in this ARTICLE I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).
“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental entity.
“Actual Tax Liability” means, with respect to any Taxable Year, the sum of (i) the actual liability for U.S. federal income taxes of the Corporation as reported on its Corporation Return for such Taxable Year, and, without duplication, the portion of any liability for U.S. federal income taxes imposed directly on Holdings (and Holdings’ applicable Subsidiaries) under Section 6225 or any similar provision of the Code that is allocable to the Corporation under Section 704 of the Code (provided, that such amount will be calculated excluding deductions of (and other impacts of) state and local income taxes) and (ii) the product of the amount of the United States federal taxable income or gain for such Taxable Year reported on the Corporation Return and the Assumed Rate.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points.
“Agreement” is defined in the Recitals of this Agreement.
“Alternate Source” is defined in the definition of LIBOR.
“Amended Schedule” is defined in Section 2.4(b) of this Agreement.
“Amendment” means that certain amendment to the Purchase Agreement, dated as of September 17, 2020.
“Assumed Rate” means, with respect to any Taxable Year, the sum, with respect to each state and local jurisdiction in which the Corporation files Tax Returns, of the products of (i) the Corporation’s tax apportionment rate(s) for such jurisdiction for such Taxable Year multiplied by (ii) the highest corporate tax rate(s) for such jurisdiction for such Taxable Year.
“Attributable” means the portion of any item that is attributable to an Eligible Member as determined by reference to the Tax Attributes, under the following principles:
(i)
any Basis Adjustments shall be determined separately with respect to each Eligible Member and are Attributable to each Eligible Member to the extent the Basis Adjustments relates to such Eligible Member; and

(ii)
any deduction to the Corporation with respect to a Taxable Year in respect of any payment (including amounts attributable to Imputed Interest) made under this Agreement is Attributable to the Person that is required to include the Imputed Interest or other payment in income.

“Available Cash” means all cash and cash equivalents of the Corporation on hand, less the amount of cash reserves reasonably established in good faith by the Corporation to (i) provide for the proper conduct of the business of the Corporation or (ii) comply with applicable Law or any Senior Obligations.
“Basis Adjustment” means any adjustment to the Tax basis of a Reference Asset as a result of a Basis Transaction, taking into account Section 2.1 of this Agreement, including, but not limited to: (i) under the principles of Sections 732 and 1012 of the Code (including in a situation where, as a result of one or more Basis Transactions, Holdings becomes an entity that is disregarded as separate from its owner for Tax purposes) or (ii) Sections 704(c)(1)(B), 707, 734, 743(b) and 754 of the Code (including in situations where, following a Basis Transaction, Holdings remains in existence as an entity for Tax purposes) and, in each case, comparable sections of state and local Tax laws. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from a Basis Transaction of one or more Units shall be determined without regard to any Pre-Redemption Transfer of such Units and as if any such Pre-Redemption Transfer had not occurred.
“Basis Schedule” is defined in Section 2.2 of this Agreement.
“Basis Transaction” means any (i) Redemption, (ii) transaction characterized under Section 707(a)(2)(B) of the Code as a sale by an Eligible Member of Units or Reference Assets (iii) distribution (including a deemed distribution) by a member of the Holdings to a Member that results in a basis adjustment to a Reference Asset under Section 734(b) or 732 of the Code or (iv) the Transactions.
“Basis Transaction Date” means the date of any Basis Transaction.
“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.
“Board” means the board of directors of the Corporation.
“Breach Notice” is defined in Section 4.1(b).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.
“Cash Election” means an election by Holdings pursuant to the LLC Agreement to pay cash instead of Class A Shares in the event of a Redemption; provided, that so long as the Corporation makes the election on behalf of Holdings in its capacity as the sole managing member of Holdings, such election shall be approved by a majority of the Disinterested Directors.
“Change of Control” means the occurrence of any of the following events:
(a)
any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding voting securities (excluding any Person or any group of Persons who, on the Closing Date, is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding voting securities);

(b)
there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(c)
the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to a Subsidiary or an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (b)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions for which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have immediately following such transaction or series of transactions substantially the same proportionate ownership in an entity which owns, directly or indirectly, all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.
“Class A Shares” is defined in the Recitals of this Agreement.
“Class B Shares” is defined in the Recitals of this Agreement.
“Closing Date” shall have the meaning ascribed thereto in the Purchase Agreement.
“Code” is defined in the Recitals of this Agreement.
“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” is defined in the Recitals of this Agreement.
“Corporation Return” means the IRS Form 1120 (or any successor form) of the Corporation filed with respect to Taxes for any Taxable Year.
“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits of the Corporation for all Taxable Years, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period (but not less than zero). The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination; provided, that the computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.
“Default Rate” means LIBOR plus 500 basis points.
“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local Tax law, as applicable, or any other event (including the execution of an IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.
“Disinterested Director” shall mean a member of the Corporation’s audit committee or another body of independent directors of the Corporation authorized to approve the referenced matter in accordance with the Corporation’s related party policy; provided, that for purposes of this Agreement, any matter referenced in this Agreement that is to be approved by the Disinterested Directors shall be deemed to constitute a “related party transaction” for purposes of the related party policy, regardless of the dollar amount involved.
“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.
“Early Termination Notice” is defined in Section 4.2 of this Agreement.
“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.
“Early Termination Rate” means LIBOR plus 100 basis points.
“Early Termination Schedule” is defined in Section 4.2 of this Agreement.
“Eligible Member” means LF LLC, and each other Person who from time to time executes a Joinder in the form attached hereto as Exhibit A.
“Estimated TRA Benefit” shall mean the projected reduction in the Corporation’s Taxes due as a result of the Basis Adjustment achieved as a result of the Transactions, which shall be calculated as of the Closing Date and in accordance with the Laws in effect as of the Closing Date.
“Estimated TRA Payments” shall mean the projected amount of payments expected to be made by the Corporation under this Agreement as a result of the Estimated TRA Benefit, which shall be calculated as of the Closing Date and in accordance with the Laws in effect as of the Closing Date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expert” is defined in Section 7.8 of this Agreement.
“Holdings” is defined in the Recitals of this Agreement.
“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of, without duplication, (a) the Corporation and (b) Holdings, but only with respect to Taxes imposed on Holdings under Section 6225 of the Code and allocable to the Corporation, in each case using the same methods, elections, conventions and similar practices used on the relevant Corporation Return, but (i) using the Non-Stepped Up Tax Basis (as reflected on the applicable Basis Schedule including amendments thereto for the Taxable Year) provided, that Hypothetical Tax Liability shall be calculated assuming that the liability for state and local Taxes (but not, for the avoidance of doubt, United States federal taxes) shall be equal to the product of (x) the amount of the U.S. federal taxable income or gain calculated for purposes of this definition of

Hypothetical Tax Liability for such Taxable Year multiplied by (y) the Assumed Rate, and (ii) excluding any deduction attributable to Imputed Interest for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to any Tax Attribute.
“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local Tax law with respect to the Corporation’s payment obligations under this Agreement.
“Interest Amount” is defined in Section 3.1(b) of this Agreement.
“IRS” means the United States Internal Revenue Service.
“Joinder” means the Joinder in the form attached hereto as Exhibit A.
“LIBOR” means during any period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Corporation as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period, as the London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Corporation at such time, which determination shall be conclusive absent manifest error); provided that, at no time shall LIBOR be less than 0%. If the Corporation has made the determination (such determination to be conclusive absent manifest error) that (i) LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars or (ii) the applicable supervisor or administrator (if any) of LIBOR has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans in the U.S. loan market in U.S. dollars, then the Corporation shall (as determined by the Corporation to be consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace LIBOR for all purposes under this Agreement. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended solely with the consent of the Corporation and LF LLC, as may be necessary or appropriate, in the reasonable judgment of the Corporation, to effect the provisions of this definition. The Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Corporation, such Replacement Rate shall be applied as otherwise reasonably determined by the Corporation.
“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).
“LF LLC” in defined in the Recitals of this Agreement.
“LLC Agreement” means the Amended and Restated Limited Liability Agreement of Holdings, dated on or about the date hereof, as such agreement may be amended from time to time.
“Market Value” shall mean the closing price of the Class A Shares on the applicable Basis Transaction Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Basis Transaction Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Basis Transaction Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided further, that if the Class A Shares are not then listed on a national securities exchange or interdealer quotation system, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the Board of Directors of the Corporation in good faith.

“Material Objection Notice” has the meaning set forth in Section 4.2.
“Net Tax Benefit” is defined in Section 3.1(b) of this Agreement.
“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustment had been made.
“Objection Notice” has the meaning set forth in Section 2.4(a).
“Payment Date” means any date on which a payment is required to be made pursuant to Section 3.1(a).
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
“Pre-Redemption Transfer” means any transfer (including upon the death of an Eligible Member) or distribution of one or more Units (i) that occurs prior to a Redemption of such Units, and (ii) to which Section 743(b) of the Code applies.
“Purchase Agreement” means the purchase agreement entered into on June 28, 2020, by the Corporation with Holdings, LF LLC, GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG HoldCo”), and Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation and wholly-owned subsidiary of LF LLC, including any amendments thereto, such as the Amendment.
“Realized Tax Benefit” means, for a Taxable Year, the net excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability, for such Taxable Year, of (a) the Corporation and (b) Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation, with such “actual” liability to be computed in accordance with the definition of “Actual Tax Liability” and Section 2.1 of this Agreement. If all or a portion of the Actual Tax Liability of the Corporation (or Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation) for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.
“Realized Tax Detriment” means, for a Taxable Year, the net excess, if any, of the Actual Tax Liability, for such Taxable Year, of (a) the Corporation and (b) Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation, with such “actual” liability to be computed in accordance with the definition of “Actual Tax Liability” and Section 2.1 of this Agreement, over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability of the Corporation (or Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation) for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.
“Reconciliation Dispute” has the meaning set forth in Section 7.8.
“Reconciliation Procedures” shall mean those procedures set forth in Section 7.8 of this Agreement.
“Redemption” means any redemption by an Eligible Member, pursuant to the Redemption Right, of all or a portion of its Units for Class A Shares (or, in the event of a Cash Election, cash).
“Redemption Right” is defined in the Recitals of this Agreement.
“Reference Asset” means an asset that is held by Holdings, or by any of its direct or indirect Subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of, or immediately prior to, a Basis Transaction. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.
“Replacement Rate” is defined in the definition of LIBOR.
“Retained Benefit” shall be an amount, which shall be calculated as of the Closing Date, equal to the excess, if any, between the Transaction 1 Benefit and the Transaction 2 Benefit.

“Schedule” means any Basis Schedule or Tax Benefit Schedule and the Early Termination Schedule, as well as any Amended Schedule when the context requires.
“Senior Obligations” is defined in Section 5.1 of this Agreement.
“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such other Person.
“Tax Attributes” is defined in the Recitals of this Agreement.
“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.
“Tax Benefit Schedule” is defined in Section 2.3 of this Agreement.
“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.
“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of state or local Tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is prepared), ending on or after the Closing Date.
“Taxes” means any and all United States federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, whether as an exclusive or on an alternative basis, and any interest related thereto.
“Taxing Authority” shall mean the IRS and any other U.S. or non-U.S. federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body, exercising any Taxing authority or any other authority exercising Tax regulatory authority.
“TRA Payment” is defined in Section 5.1 of this Agreement.
“TRA Payment Adjustment Amount” shall mean the Retained Benefit as calculated by PricewaterhouseCoopers, provided that upon the election of a majority of the Disinterested Directors, the Corporation may engage (at its expense), a different reputable national accounting firm (selected by the Corporation and consented to by LF LLC, which consent shall not be unreasonably withheld, conditioned, or delayed) to review the Retained Benefit as calculated by PricewaterhouseCoopers (with the scope of such review to be determined by a majority of the Disinterested Directors), provided that such accounting firm complete its review of the Retained Benefit within 90 days following the Closing Date, in which case the Retained Benefit as adjusted based upon the review by such other accounting firm shall replace the Retained Benefit as calculated by PricewaterhouseCoopers if there is a difference of greater than 20 percentage points. LF LLC shall cooperate with the Corporation and such accounting firm in good faith to calculate the Retained Benefit.
“Transactions” means all of the transactions contemplated under Section 5.14(h)(v) of the Purchase Agreement, as amended pursuant to the Amendment, except where the context otherwise requires.
“Transaction 1 Benefit” shall mean the excess amount of the Estimated TRA Benefit over the Estimated TRA Payments in accordance with the tax characterization of the Transactions as described in Section 5.14(h)(v) of the Purchase Agreement prior to the Amendment.
“Transaction 2 Benefit” shall mean the excess amount of the Estimated TRA Benefit over the Estimated TRA Payments in accordance with the tax characterization of the Transactions as described in Section 5.14(h)(v) of the Purchase Agreement as amended pursuant to the Amendment.
“Transfer” has the meaning set forth in the LLC Agreement and the terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“Units” is defined in the Recitals of this Agreement.
“Valuation Assumptions” means, in respect of an Eligible Member, as of an Early Termination Date, the assumptions that (a) in each Taxable Year ending on or after such Early Termination Date, the Corporation will have taxable income sufficient to fully use the deductions and/or losses (including, as applicable and for the avoidance of doubt, any deductions taken as a result of applying the Valuation Assumptions) arising from any Tax Attribute during such Taxable Year or future Taxable Years (including, as applicable and for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions or losses would become available; (b) the federal Tax rates and state and local Tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other applicable law as in effect on the Early Termination Date, except to the extent any change to such Tax rates for such Taxable Year have already been enacted into law; (c) all taxable income of the Corporation will be subject to the maximum applicable Tax rates for each Tax throughout the relevant period; (d) any loss or credit carryovers relating to or generated by any Tax Attribute in respect of such Eligible Member and available as of the date of the Early Termination Schedule will be used by the Corporation on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers (and for losses without an expiration date will be used through fifteen years after such losses are generated); (e) any non-amortizable assets (i) will be disposed of in the case of inventory, accounts receivables and cash equivalents, 12 months after the Early Termination Date, (ii) will never be disposed of in the case of stock of a Subsidiary of Holdings, and (iii) will be disposed of in the case of all other non-amortizable assets, on the fifteenth anniversary of the earlier of the Basis Adjustment and the Early Termination Date; (f) if, at the Early Termination Date, there are Units that have not been Redeemed, then each such Unit shall be deemed to be Redeemed for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Redemption occurred on the Early Termination Date as provided in Section 4.3(b); (g) any future payment obligations pursuant to this Agreement that are used to calculate the Early Termination Payment will be satisfied on the date that any Tax Return to which any such payment obligation relates is required to be filed (including any extensions) as provided in Section 4.3(b); and (h) with respect to Taxable Years ending prior to the Early Termination Date, any unpaid Tax Benefit Payments and any applicable interest accruing at the Default Rate will be paid.
Article II
DETERMINATION OF CUMULATIVE REALIZED TAX BENEFIT
Section 2.1   Applicable Calculation Principles. Subject to Section 2.1, Section 3.3(a), Section 4.1(c) and Section 4.3, the Realized Tax Benefit or Realized Tax Detriment is intended to measure the decrease or increase in the actual liability for Taxes of the Corporation (and without duplication, Holdings, but only with respect to Taxes imposed on Holdings under Section 6225 of the Code and allocable to the Corporation) for such Taxable Year attributable to the Tax Attributes determined using a “with and without” methodology (which shall be calculated using the methodology set forth in the definitions of Realized Tax Benefit and Realized Tax Detriment). For the avoidance of doubt, the Actual Tax Liability will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporation for the Units acquired in a Redemption. Carryovers or carrybacks of any Tax item attributable to the Tax Attributes shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local Tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to a Tax Attribute, and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that, except as otherwise required by applicable Law, (i) any Tax Benefit Payment in respect of an Eligible Member attributable to a Basis Transaction in respect of such Eligible Member (other than amounts accounted for as interest under the Code) will (A) be treated as a subsequent upward purchase price adjustment and (B) have the effect of creating additional Basis Adjustments in respect of such Eligible

Member with respect to Reference Assets in the year of payment, and (ii) as a result, such additional Basis Adjustments in respect of such Eligible Member will be incorporated into the current year calculation and into future year calculations, as appropriate. The parties to this Agreement acknowledge and agree that, except as otherwise required by applicable law, each Basis Transaction will give rise to Basis Adjustments, to the extent permitted by applicable Law.
Section 2.2   Basis Schedule. Within 120 days after the filing of the Corporation Return for each Taxable Year in which there is a Basis Transaction with respect to an Eligible Member, the Corporation shall deliver to each such Eligible Member a schedule (a “Basis Schedule”) that shows, in reasonable detail, for purposes of Taxes, (a) the actual Tax basis and the Non-Stepped Up Tax Basis of the Reference Assets attributable to such Eligible Member as of each applicable Basis Transaction Date, (b) the Basis Adjustments attributable to such Eligible Member as a result of each Basis Transaction effected in such Taxable Year by such Eligible Member, (c) the period or periods, if any, over which the Reference Assets are estimated to be amortizable and/or depreciable, and (d) the period or periods, if any, over which each Basis Adjustment Attributable to such Eligible Member is estimated to be amortizable and/or depreciable. A Basis Schedule will become final and binding on the parties to this Agreement pursuant to the procedures set forth in Section 2.4(a) and may be amended by the parties to this Agreement pursuant to the procedures set forth in Section 2.4(b).
Section 2.3   Tax Benefit Schedule. Within 120 days after the filing of the Corporation Return for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment Attributable to an Eligible Member, the Corporation shall provide to each such Eligible Member a schedule showing, in reasonable detail, (i) the calculation of the Realized Tax Benefit or Realized Tax Detriment Attributable to such Eligible Member for such Taxable Year and (ii) the calculation of any Tax Benefit Payment to be made to such Eligible Member pursuant to Article III with respect to such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b).
Section 2.4   Procedures, Amendments.
(a)
Procedure. Every time the Corporation delivers to an Eligible Member an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.4(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also deliver to the Eligible Member schedules and work papers, as determined by the Corporation or reasonably requested by the Eligible Member (in which case the Eligible Member shall pay for any out-of-pocket expenses incurred in connection with such request), providing reasonable detail regarding the preparation of the Schedule. Without limiting the generality of the preceding sentence, each time the Corporation delivers to an Eligible Member a Tax Benefit Schedule, in addition to the Tax Benefit Schedule, the Corporation shall also deliver to such Eligible Member a reasonably detailed calculation by the Corporation of the applicable Hypothetical Tax Liability and Actual Tax Liability in respect of such Eligible Member. The applicable Tax Benefit Schedule and the Basis Schedule shall become final and binding on all parties unless the Eligible Member, within 30 calendar days after receiving such Schedule or amendment thereto, provides the Corporation with notice of its material objection to such Schedule (an “Objection Notice”) made in good faith. If the parties, for any reason, are unable to successfully resolve the issues raised in any such Objection Notice within 30 calendar days of receipt thereof by the Corporation, the Corporation and the Eligible Member shall employ the Reconciliation Procedures as described in Section 7.8 of this Agreement. Following the resolution of the issues raised by an Objection Notice, including as a result of the Reconciliation Procedures, the Corporation shall revise (and deliver to the Eligible Member) the relevant Schedule in accordance with such resolution, and such revised Schedule shall become final and binding on the relevant Eligible Member (and on the Corporation as to that Eligible Member).

(b)
Amended Schedule. The applicable Schedule in respect of an Eligible Member for any Taxable Year may be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule, including those identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Eligible Member, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment in respect of the Eligible Member for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment in respect of the Eligible Member for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Basis Schedule to take into account payments made pursuant to this Agreement (such Schedule, an “Amended Schedule”). The Corporation shall provide any Amended Schedule to the Eligible Member when the Corporation delivers the Basis Schedule for the following Taxable Year. In the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.4(a) or, if applicable, Section 7.8, (A) the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs, and (B) as a result of the foregoing, any increase of the Net Tax Benefit attributable to an Amended Schedule shall not accrue the Interest Amount (or any other interest hereunder) until after the due date (without extensions) for filing the Corporation Return with respect to the Taxable Year in which the amendment actually occurs.
Article III
TAX BENEFIT PAYMENTS
Section 3.1   Payments.
(a)
Payments. Within five Business Days of a Tax Benefit Schedule that was delivered to an Eligible Member becoming final in accordance with Section 2.4(a), the Corporation shall pay to such Eligible Member for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer (or as otherwise agreed by the Corporation and the Eligible Member) of immediately available funds to a bank account of the Eligible Member previously designated by such Eligible Member to the Corporation. No Eligible Member shall be required under any circumstances to return any portion of any TRA Payment previously paid by the Corporation to such Eligible Member.

(b)
A “Tax Benefit Payment” means in respect of each Eligible Member an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount Attributable to such Eligible Member. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Units or other assets in a Basis Transaction unless otherwise required by Law. The “Net Tax Benefit” for each Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the total amount of payments previously made under this Section 3.1, excluding payments attributable to the Interest Amount. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the determination of the portion of the Tax Benefit Payment to be paid to an Eligible Member under this Agreement with respect to state and local taxes shall not require separate “with and without” calculations in respect of each applicable state and local tax jurisdiction but rather will be based on the United States federal taxable income or gain for such taxable year reported on the Corporation Return and the Assumed Rate. The “Interest Amount” for a given Taxable Year shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporation Return with respect to Taxes for the most recently ended Taxable Year until the Payment Date; provided that such interest shall not accrue on the amount of any Net Tax Benefit after the date on which such amount is actually paid to any Eligible Member, regardless of whether such payment is made prior to the Payment Date. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Basis Transaction, by reference to the resulting Basis Adjustment.

(c)
The Corporation shall use good faith efforts to ensure that it has sufficient Available Cash to make all payments due under this Agreement.

Section 3.2   No Duplicative Payments. Notwithstanding anything in this Agreement to the contrary, it is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Corporation’s Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the applicable Eligible Members pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner so that these fundamental results are achieved. For the avoidance of doubt, no Tax Benefit Payment shall be required to be calculated or made in respect of any estimated Tax payments, including estimated U.S. federal Tax payments.
Section 3.3   Pro Rata Payments; Coordination of Benefits.
(a)
Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate Tax benefit of the Corporation’s deductions with respect to the Tax Attributes is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income, the limitation on the Tax benefit for the Corporation shall be allocated among the Eligible Members in proportion to the respective amounts of Tax Benefit Payments that would have been determined under this Agreement in respect of each such Eligible Member if the Corporation had sufficient taxable income so that there were no such limitation.

(b)
If for any reason the Corporation does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Corporation and the Eligible Members agree that (i) the Corporation shall pay to each Eligible Member eligible to receive a Tax Benefit Payment for such Taxable Year the same proportion of each Tax Benefit Payment due under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

Section 3.4   Overpayments. To the extent the Corporation makes a payment to an Eligible Member in respect of a particular Taxable Year under Section 3.1 in an amount in excess of the amount of such payment that should have been made to such Eligible Member in respect of such Taxable Year (taking into account Section 3.3) under the terms of this Agreement, then such Eligible Member shall not receive further payments under this Agreement until such Eligible Member has foregone an amount of payments equal to such excess.
Article IV
TERMINATION
Section 4.1   Early Termination and Breach of Agreement.
(a)
The Corporation (upon a majority vote of its Disinterested Directors) may terminate this Agreement at any time by paying to each Eligible Member the Early Termination Payment Attributable to each such Eligible Member; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by all Eligible Members; and provided, further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payments by the Corporation, neither the Eligible Members nor the Corporation shall have any further payment obligations under this Agreement, other than for any (i) Tax Benefit Payment agreed to by the Corporation and an Eligible Member as due and payable but unpaid as of Early Termination Date (which Tax Benefit Payment shall not be included in the Early Termination Payment described in this Section 4.1(a)) and (ii) Tax Benefit Payment in respect of an Eligible Member due for the Taxable Year ending with or including the Early Termination Date (except to the extent that the amount described in this clause (ii) is included in the Early Termination Payment described in this Section 4.1(a) or (at the option of the Corporation) in clause (i)); provided, that upon payment of all amounts, to the extent applicable and without duplication, described in this sentence, this Agreement shall terminate. For the avoidance of doubt, if a Basis Transaction occurs after the Corporation makes the Early Termination Payments with respect to all Eligible Members, the Corporation shall have no obligations under this Agreement with respect to such Basis Transaction, and its only obligations under this Agreement in such case shall be its obligations to all Eligible Members under Section 4.3(a).
(b)
In the event that the Corporation materially breaches any of its material obligations under this Agreement, whether (i) as a result of (A) failure to make any payment when due to the extent not paid within three months (except for all or a portion of such payment that is being disputed in good faith under this Agreement) or (B) failure to honor any other material obligation required hereunder to the extent not cured within 30 Business Days, in the case of each of (A) and (B), following receipt by the Corporation of written notice of such failure from the Eligible Members following such failure (a “Breach Notice”) or (iii) by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code (with a Breach Notice being deemed to be delivered on the date of such rejection), then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been dated as of the date of delivery of the Breach Notice and shall include (1) the Early Termination Payment of such Eligible Member calculated as if an Early Termination Notice had been dated as of the date of delivery of the Breach Notice, (2) any Tax Benefit Payment in respect of such Eligible Member agreed to by the Corporation and such Eligible Member as due and payable but unpaid as of the date of delivery of the Breach Notice (which Tax Benefit Payment shall not be included in the Early Termination Payment described in clause (1)), and (3) any Tax Benefit Payment in respect of such Eligible Member due for the Taxable Year ending with or including the date of delivery of the Breach Notice (except to the extent that the amount described in clause (3) is included in the Early Termination Payment described in clause (1) or (at the option of the Corporation) in the Tax Benefit Payment described inclause (2)); provided, that upon payment of all amounts, to the extent applicable and without duplication, described in this sentence, this Agreement shall terminate. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement, the Eligible Members shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the receipt by the Corporation of a Breach Notice following the date such payment is due shall be deemed to be a material breach of a material obligation under this Agreement for all purposes of this Agreement (unless such payment is being disputed in good faith under this Agreement), and that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of receipt by the Corporation of a Breach Notice following the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a material breach of a material obligation of this Agreement if the Corporation fails to make any Tax Benefit Payment when due to the extent that the Corporation has insufficient Available Cash to make such payment or cannot make such payment as a result of obligations imposed in connection with the Senior Obligations or under applicable Law; provided, however, that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporation does not have Available Cash to make such payment as a result of limitations imposed by existing credit agreements to which Holdings (or any direct or indirect Subsidiary thereof) is a party, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate). In the event of an acceleration under this Section 4.1(b), and notwithstanding anything to the contrary in the foregoing, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions, substituting in each case the term “date of delivery of the Breach Notice” for “Early Termination Date”; the procedures of Section 4.2 (and Section 2.3, to the extent applicable) and Section 4.3 shall apply mutatis mutandis with respect to the determination of the amount payable by the Corporation pursuant to the first sentence of this Section 4.1(b) and the payment thereof; and if a Basis Transaction occurs after the Corporation makes all such required payments described in this Section 4.1(b), the Corporation shall have no obligations under this Agreement with respect to such Basis Transaction.

(c)
In the event of a Change of Control, all obligations hereunder shall be accelerated and such obligations shall be calculated pursuant to this Article IV as if an Early Termination Notice had been dated as of the closing date of the Change of Control and shall include (i) the Early Termination Payment in respect of such Eligible Member, calculated as if an Early Termination Notice had been dated as of the effective date of such Change of Control, (ii) any Tax Benefit Payment in respect of such Eligible Member agreed to by the Corporation and such Eligible Member as due and payable but unpaid as of the effective date of such Change of Control (which Tax Benefit Payment shall not be included in the Early Termination Payment described in clause (i)), and (iii) any Tax Benefit Payment in respect of such Eligible Member due for any Taxable Year ending prior to, with or including the effective date of such Change of Control (except to the extent that the amounts described in this clause (iii) are included in the calculation of the Early Termination Payment described in clause (i) (at the option of the Corporation) or are included in clause (ii)); provided, that upon payment of all amounts, to the extent applicable and without duplication, described in this sentence, this Agreement shall terminate. In the event of a Change of Control, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions, substituting in each case the term “the closing date of a Change of Control” for “Early Termination Date”; the procedures of Section 4.2 (and Section 2.3, to the extent applicable) and Section 4.3 shall apply mutatis mutandis with respect to the determination of the amount payable by the Corporation pursuant to the preceding sentence and the payment thereof; and if a Basis Transaction occurs after the Corporation makes all such required payments described in this Section 4.1(c), the Corporation shall have no obligations under this Agreement with respect to such Basis Transaction.
Section 4.2   Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to each Eligible Member notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporation’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for that Eligible Member. The Early Termination Schedule shall become final and binding on an Eligible Member (and on the Corporation as to that Eligible Member) unless the Eligible Member, within 30 calendar days after receiving the Early Termination Schedule, provides the Corporation with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within 30 calendar days after receipt by the Corporation of the Material Objection Notice, the Corporation and the Eligible Member shall employ the Reconciliation Procedures as described in Section 7.8 of this Agreement. Following the resolution of the issues raised by a Material Objection Notice, including as a result of the Reconciliation Procedures, the Corporation shall revise (and deliver to the Eligible Member) the Early Termination Schedule in accordance with such resolution, and such revised Early Termination Schedule shall become final and binding on the relevant Eligible Member (and on the Corporation as to that Eligible Member).
Section 4.3   Payment upon Early Termination.
(a)
Within five Business Days after agreement between an Eligible Member and the Corporation of the Early Termination Schedule, the Corporation shall pay to such Eligible Member an amount equal to the Early Termination Payment determined for such Eligible Member. Such payment shall be made by wire transfer (or as otherwise agreed by the Corporation and the Eligible Member) of immediately available funds to a bank account designated by the Eligible Member.

(b)
The “Early Termination Payment” shall equal with respect to any Eligible Member the present value, discounted at the Early Termination Rate as of the date of delivery of the final and binding Early Termination Schedule to the Eligible Member, of all unpaid Tax Benefit Payments (excluding the Interest Amount) that would be required to be paid by the Corporation to the Eligible Member (which, in the case of an Eligible Member that has Units that have not previously been Redeemed, shall be calculated as if such Eligible Member made a Redemption of all its remaining Units on the Early Termination Date) and assuming that the Valuation Assumptions are applied and that each such Tax Benefit Payment for each relevant Taxable Year would be paid on the due date (including extensions) under applicable Law (as of the Early Termination Date) for filing the Corporation Return for each such Taxable Year.

Article V
SUBORDINATION AND LATE PAYMENTS
Section 5.1   Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation to the Eligible Members under this Agreement (a “TRA Payment”) shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporation that are not Senior Obligations.
Section 5.2   Late Payments by the Corporation. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to any Eligible Member when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such payment was due and payable, except as otherwise provided in this Agreement.
Article VI
NO DISPUTES; CONSISTENCY; COOPERATION
Section 6.1   Participation of the Eligible Members in the Corporation’s and Holdings’ Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporation and Holdings, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporation shall notify each Eligible Member of, and keep each such Eligible Member reasonably informed with respect to, the portion of any audit of the Corporation and Holdings by a Taxing Authority the outcome of which is reasonably expected to materially affect such Eligible Member’s rights and obligations under this Agreement, and shall provide to each such Eligible Member a reasonable opportunity to provide information and other input to the Corporation, Holdings and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporation and Holdings shall not be required to take any action that is inconsistent with any provision of the LLC Agreement or the Purchase Agreement.
Section 6.2 Consistency. The Corporation and each Eligible Member agree to report and cause to be reported (including by their Affiliates) for all purposes, including federal, state, and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by the Corporation in any final and binding Schedule or Amended Schedule provided by or on behalf of the Corporation under this Agreement.
Section 6.3 Cooperation. Each Eligible Member shall (a) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and Holdings shall reimburse the Eligible Member for any reasonable and documented third-party costs and expenses incurred by the Eligible Member pursuant to this Section 6.3.
Article VII
MISCELLANEOUS
Section 7.1   Notices. Any notice, request, demand or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, by telecommunications mechanism or electronically or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Corporation, addressed to it at:
Golden Nugget Online Gaming, Inc. 1510 West Loop South Houston, Texas 77027
Attention:	General Counsel
Email:	[ ]
With copies (which shall not constitute notice) to:
White & Case LLP 1221 Avenue of the Americas New York, New York 10020
Fax:	(713) 836-3601
Attention:	Joel Rubinstein Michael Deyong Sang Ji
Email:	joel.rubinstein@whitecase.com michael.deyong@whitecase.com sji@whitecase.com
If to an Eligible Member, to the address and facsimile number set forth in Holdings’ records.
Each such notice or other communication shall be effective and deemed received for all purposes hereunder (i) if given by telecommunication or electronically, when transmitted to the applicable number or electronic mail address so specified in (or pursuant to) this Section 7.1 and an appropriate answerback is received or, if transmitted after 5:00 p.m. Texas time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.
Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.
Section 7.2   Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page, including by electronic signature, to this Agreement by facsimile transmission shall be as effective as delivery of a wet signature counterpart of this Agreement.
Section 7.3   Entire Agreement. This Agreement, together with all exhibits and schedules hereto and all other agreements referenced therein and herein, including the LLC Agreement and the Purchase Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein. In the event of a conflict between this Agreement and the LLC Agreement or this Agreement and the Purchase Agreement, the provisions of the LLC Agreement and the Purchase Agreement, respectively, shall govern.
Section 7.4   No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third-party beneficiary hereto.

Section 7.5   Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party hereto with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such state and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law.
Section 7.6   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 7.7   Successors; Assignment; Amendments; Waivers.
(a)
No Eligible Member may assign, sell, pledge or otherwise alienate or transfer all or any portion of its rights or obligations under this Agreement to any Person without the prior written approval of a majority of the Disinterested Directors, except that any Eligible Member that Transfers its Units in accordance with the LLC Agreement shall have the option to assign, without the approval of the Disinterested Directors, to the Transferee of such Units such Eligible Member’s rights and obligations under this Agreement with respect to such Transferred Units. As a condition to any such assignment, each transferee approved pursuant to the preceding sentence, and the Corporation, Holdings and the transferor, shall execute and deliver a Joinder, in the form attached hereto as Exhibit A. If there is an assignment, sale, pledge or other alienation or transfer of all or any portion of an Eligible Member’s payment rights under this Agreement in which such Eligible Member does not transfer corresponding Units, Tax Benefit Payments shall be determined based on the Basis Adjustments that are Attributable to such transferring Eligible Member. The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation) without the prior written consent of each of the Eligible Members (and any purported assignment without such consent shall be null and void).

(b)
No provision of this Agreement may be amended unless such amendment is approved in writing by a majority of each of the Disinterested Directors and Eligible Members (which approval shall not be unreasonably withheld, conditioned or delayed), in which case such amendment shall be permitted. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c)
All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 7.8   Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
Section 7.9   Reconciliation. In the event that the Corporation and any Eligible Member are unable to resolve a disagreement with respect to the matters governed by Sections 2.4 and 4.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm, and the Expert shall not, and, unless the Eligible Member agrees otherwise, the firm that employs the Expert shall not, have any material relationship with either the Corporation or the Eligible Member or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within 15 days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on such date and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution.
The sum of (a) the costs and expenses relating to (i) the engagement (and, if applicable, selection by the International Chamber of Commerce Centre for Expertise) of such Expert and (ii) if applicable, amending any Tax Return in connection with the decision of such Expert and (b) the reasonable out-of-pocket costs and expenses of the Corporation and the Eligible Member incurred in the conduct of such proceeding shall be allocated between the Corporation, on the one hand, and the Eligible Member, on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Expert that is unsuccessfully disputed by each such party (as finally determined by the Expert) bears to the total amount of such disputed items so submitted, and each such party shall promptly reimburse the other party for the excess that such other party has paid in respect of such costs and expenses over the amount it has been so allocated. The Corporation may withhold payments under this Agreement to collect amounts due under the preceding sentence. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation and the Eligible Member and may be entered and enforced in any court having jurisdiction.
Section 7.10   Withholding. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Eligible Member. Each Eligible Member shall promptly provide the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax Law.
Section 7.11   Admission of the Corporation into a Consolidated Group.
(a)
If the Corporation becomes a member of an affiliated or consolidated group of corporations that files a consolidated United States federal income tax return pursuant to Sections 1501 et seq. of the Code, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b)
If the Corporation, its successor in interest or any member of a group described in Section 7.11(a) transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) with which such entity does not file a consolidated United States federal income tax return pursuant to Section 1501, et seq. of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of each such Reference Asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed Reference Asset as determined by a valuation expert selected by the Corporation plus, without duplication, (i) the amount of debt to which any such Reference Assets is subject, in the case of a transfer of an encumbered Reference Asset or (ii) the amount of debt allocated to any such Reference Asset, in the case of a contribution of a partnership interest. For purposes of this Section 7.11(b), and notwithstanding the foregoing, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation, its successor in interest or any member of a group described in Section 7.11(a), transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive or pursuant to any other transaction to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) with which such entity does not file a consolidated United States federal income tax return pursuant to Section 1501, et seq. of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) pursuant to this Section 7.11(b). Notwithstanding the foregoing, no Tax Benefit Payment or Early Termination Payment shall be calculated, and no payment shall be made under this Agreement, with regard to any transfer to an Affiliate of the Corporation which is subject to this Section 7.11(b) unless a majority of the Disinterested Directors shall have approved such transfer.
Section 7.12   Confidentiality. Each Eligible Member acknowledges and agrees that it may acquire access to confidential information of the Corporation in connection with the transactions contemplated by this Agreement and such Person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporation and its Affiliates and successors, concerning Holdings and its Affiliates and successors or the other Eligible Members, learned by the Eligible Member heretofore or hereafter. This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Corporation or any of its Affiliates, becomes public knowledge (except as a result of an act of such Eligible Member in violation of this Agreement) or is generally known to the public and (ii) the disclosure of information to the extent necessary for an Eligible Member to prepare and file his or her Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns. Notwithstanding anything to the contrary herein, each Eligible Member (and each employee, representative or other agent of such Eligible Member or assignee, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Corporation, Holdings, the Eligible Members and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Eligible Members relating to such tax treatment and tax structure.
If an Eligible Member commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporation shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporation or its Subsidiaries or the other Eligible Members and the accounts and funds managed by the Corporation and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.
Section 7.13   Partnership Agreement. To the extent applicable, this Agreement shall be treated as part of the partnership agreement of Holdings as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.
Section 7.14   Independent Nature of Eligible Members’ Rights and Obligations. The obligations of each Eligible Member hereunder are several and not joint with the obligations of any other Eligible Member, and no Eligible Member shall be responsible in any way for the performance of the obligations of any other Eligible Member hereunder. The decision of each Eligible Member to enter into this Agreement has been made by such Eligible Member independently of any other Eligible Member. Nothing contained herein, and no action taken by any Eligible Member pursuant hereto, shall be deemed to constitute the Eligible Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Eligible Members are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Eligible Members are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.
Section 7.15   Tax Treatment. The Corporation and the Eligible Members hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Basis Transaction that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, with respect to each Basis Transaction by or with respect to any Eligible Member, if such Eligible Member notifies the Corporation in writing of a stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) to be applied with respect to such Basis Transaction, the amount of the initial consideration received in connection with such Basis Transaction and the aggregate Tax Benefit Payments to such Eligible Member in respect of such Basis Transaction (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price.
Section 7.16   Waiver of Jury Trial; Jurisdiction.
(a)
EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO OR INDEMNITEE, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

(b)
The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any Action arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Action. Each of the parties hereto further irrevocably consents, to the fullest extent permitted by Law, to the service of process out of any of the aforementioned courts in any such Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 7.15 shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law.

Section 7.17   Certain Tax Benefit Payment Reductions Assumed in Connection with the Amendment. For each year prior to 2036 in which a Tax Benefit Payment is made pursuant to Section 3.1(a) with respect to the prior taxable year, that Tax Benefit Payment shall be reduced by the quotient of (a) the TRA Payment Adjustment Amount divided by (b) 15. To the extent that the TRA Payment Adjustment Amount exceeds the total reductions made pursuant to this Section 7.17 by December 31, 2035, then any Tax Benefit Payments made after that date shall be reduced by the amount of this excess until the total deductions made under this Section 7.17 equals the TRA Payment Adjustment Amount.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.
GOLDEN NUGGET ONLINE GAMING, INC. (F/K/A LANDCADIA HOLDINGS II, INC.)
By:
Name:
Title:
LHGN HOLDCO, LLC
By:
Name:
Title:
LANDRY’S FERTITTA, LLC
By:
Name:
Title:

EXHIBIT A
JOINDER
This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), is by and among GOLDEN NUGGET ONLINE GAMING, INC (F/K/A LANDCADIA HOLDINGS II, INC.), a Delaware corporation (the “Corporation”), LHGN HoldCo, LLC, a Delaware limited liability company (“Holdings”),                   (“Transferor”) and                   (“Transferee”).
WHEREAS, on                  , Transferee shall acquire                   percent of the Transferor’s right to receive payments that may become due and payable under the Tax Receivable Agreement (as defined below) (the “Acquired Interests”) from Transferor (the “Acquisition”); and
WHEREAS, Transferor, in connection with the Acquisition, has required Transferee to execute and deliver this Joinder pursuant to Section 7.7(a) of that certain Tax Receivable Agreement, dated as of [           ], among the Corporation, Holdings and the other party or parties thereto (the “Tax Receivable Agreement”).
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound, the parties hereto agreeas follows:
Section 1.1Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.
Section 1.2Acquisition. The Transferor hereby transfers and assigns to the Transferee all of the Acquired Interests.
Section 1.3Joinder.
(a)
By executing and delivering this Joinder to the Corporation, the Transferee hereby agrees to become a party to, to be bound by, and to comply with the terms, conditions and provisions of the Tax Receivable Agreement in the same manner as if the Transferee were an original signatory and named as an Eligible Member thereunder, except as otherwise provided in the Tax Receivable Agreement. By executing and delivering this Joinder to the Transferee, the Corporation hereby consents to and confirms its acceptance of the Transferee as an Eligible Member for purposes of the Tax Receivable Agreement to the extent provided therein.

(b)
By executing and delivering this Joinder to the Corporation, the Transferee hereby acknowledges, agrees and confirms (i) that its address details for notices under the Tax Receivable Agreement are as set forth on the signature page hereto and made a part hereof, and (ii) the Transferee has received a copy of the Tax Receivable Agreement and has reviewed the same and understands its contents.

Section 1.4Entire Agreement. This Joinder and the Tax Receivable Agreement contain the entire understanding, whether oral or written, of the parties with respect to the matters covered hereby. Any amendment or change in this Joinder shall not be valid unless made in writing and signed by all parties hereto.
Section 1.5Governing Law. The provisions of Sections 7.5 (Governing Law) and 7.15 (Waiver of Jury Trial; Jurisdiction) of the Tax Receivable Agreement shall apply to this Joinder as though set out in full herein.
Section 1.6Counterparts. This Joinder may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page, including by electronic signature, to this Joinder by facsimile or other electronic transmission shall be as effective as delivery of a wet signature.
[Signature Page Follows]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.
GOLDEN NUGGET ONLINE GAMING, INC. (F/K/A LANDCADIA HOLDINGS II, INC.)
By:
Name:
Title:
LHGN HOLDCO, LLC
By:
Name:
Title:
[TRANSFEROR]
By:
Name:
Title:
[TRANSFEREE]
By:
Name:
Title:
Address for notices:

ANNEX L
AMENDED AND RESTATED INTERCOMPANY NOTE
$300,000,000.00                  , 2020
FOR VALUE RECEIVED, the undersigned LANDRY’S FERTITTA, LLC, a Texas limited liability company (“Maker”), hereby unconditionally promises to pay to the order of GOLDEN NUGGET ONLINE GAMING, INC. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation (“Payee”), the principal sum of THREE HUNDRED MILLION DOLLARS and 00/100 ($300,000,000.00) or if less, as much thereof as may be outstanding (the “Principal Amount”), together with accrued interest thereon, and in strict accordance with the terms and provisions hereof.
1.   Definitions.   When used in this Note, (a) the following terms shall have the respective meanings specified herein or in the Section referred to, and (b) capitalized terms used herein and not defined in this Section have the meanings assigned to such terms in the Credit Agreement:
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York, except that, if a determination of a Business Day relates to any LIBOR Rate Loan under the Credit Agreement or a Base Rate Loan under the Credit Agreement which utilizes the LIBOR Rate, the term “Business Day” also shall exclude any day on which banks are closed for dealings in United States Dollar deposits in the London interbank market.
“Credit Agreement” is defined in Section 3 hereof.
“Event of Default” is defined in Section 4 hereof.
“Insolvency Proceeding” means any proceeding commenced by or against Maker under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Interest Payment Date” is defined in Section 2(c)(ii) hereof.
“Maker” is defined in the introductory paragraph hereof.
“Maturity Date” means the earlier of (a) the date that the obligations hereunder are due and payable following any acceleration hereunder in accordance with Section 4(b) of this Note and (b) October 4, 2024.
“Payee” is defined in the introductory paragraph hereof.
“Principal Amount” is defined in the introductory paragraph hereof.
“Maximum Interest” means, for any period of determination, the highest rate of interest permitted to be paid under this Note under any law that a court of competent jurisdiction shall, in a final and non-appealable determination, deem applicable.
“Note” shall mean this Amended and Restated Intercompany Note, as it may hereafter be renewed, extended, modified, amended, supplemented restated, or amended and restated, and all rearrangements thereof and any substitutions therefor.
“Note Rate” means, with respect to the interest rate chargeable on the outstanding Principal Amount, a rate equal to the rate upon which the Daily Balance of the outstanding Loans under the Credit Agreement bear interest. As of the Effective Date, the Note Rate equals 13.0%.
2.   Payment Terms.
(a)   Interest Rates.   Except as provided in Section 2(b) below, the outstanding Principal Amount shall bear interest at the Note Rate.

(b)   Default Rate.   The outstanding Principal Amount shall bear interest at a per annum rate equal to two percentage points above the applicable Note Rate (i) upon the occurrence and during the continuation of an Event of Default under Sections 4(a), 4(b) or 4(c), and (ii) at the election of Payee, upon the occurrence and during the continuation of any other Event of Default.
(c)   Payment of Principal and Interest.
(i)   The outstanding Principal Amount hereunder, together with all unpaid and accrued interest, and all other fees and expenses is due and payable on the Maturity Date.
(ii)   Interest on the outstanding Principal Amount is due and payable, in arrears, on the last day of each March, June, September and December (each, an “Interest Payment Date”); provided that if such Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date shall be moved to the next succeeding Business Day.
(d)   Computation.   All interest and fees payable under this Note shall be computed in the same manner as which interest and fees are computed under the Credit Agreement. As of the date hereof, interest on LIBOR Rate Loans under the Credit Agreement are computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue, and interest with respect to Base Rate Loans are computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which the interest accrues.
(e)   Intent to Limit Charges to Maximum Lawful Rate.   Payee intends to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, or interest in excess of the Maximum Interest. Neither Payee nor Maker, any endorser, or other Person hereafter becoming liable for payment of any portion of the Principal Amount shall ever be liable to pay interest thereon in excess of the Maximum Interest, and the provisions of this Section shall control over all other provisions of the Note which may be in conflict or apparent conflict herewith. If (i) the maturity of this Note is accelerated for any reason, (ii) any portion of the Principal Amount is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Interest, or (iii) Payee or any other holder of this Note shall otherwise collect moneys that are determined to constitute interest which would otherwise increase the interest and other amounts deemed interest on any or all of the debt evidenced by this Note to an amount in excess of the Maximum Interest, then all sums determined to constitute interest in excess of the Maximum Interest shall, without penalty, be promptly applied to reduce the then outstanding Principal Amount or, at such Payee’s or holder’s option, promptly returned to Maker upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Interest, Payee shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude the voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time thereunder and the Maximum Interest in order to lawfully charge the Maximum Interest.
(f)   Prepayment.   Maker has the right at any time and from time to time to prepay all or any portion of the outstanding principal balance hereunder, without fee, penalty or premium; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment.
3.   Credit Agreement.   Maker and Payee are party to that certain Credit Agreement dated as of April 28, 2020 by and among Maker, as parent guarantor, Payee, as borrower, the Lenders from time to time party thereto and Jefferies Finance, LLC, as agent for the Lenders (in such capacity, the “Agent”), as amended on June 12, 2020 (the “First Amendment”), as further amended on June 29, 2020 (the “Second Amendment”) and as the same may be modified, supplemented, amended, restated or amended and restated from time to time (the “Credit Agreement”). In connection with the Credit Agreement, Maker and Payee acknowledge that:
(a)   This Note evidences the Parent Intercompany Loan contemplated and permitted by the terms of the Credit Agreement;

(b)   This Note shall be pledged by Payee to the Agent, for the benefit of the Lenders, as collateral security for the full and prompt payment when due of, and the performance of, the Obligations of Maker and Payee under the Credit Agreement and the other Loan Documents;
(c)   After the date hereof, any payments under the Credit Agreement and the other Loan Documents (whether made by the Maker, any Guarantor, or through the application of proceeds of Collateral) that, and to the extent such payment, reduces the principal balance of the Loans under the Credit Agreement will result in a corresponding reduction in the Principal Amount due and owing under this Note by an equivalent amount; provided that, each of the parties hereto agree that (1) as of the date hereof, the principal balance of the Loans under the Credit Agreement is $300,000,000 and (2) the Principal Amount due and owing under this Note shall not be less than zero as a result of the reduction mechanics set forth in this clause; provided further that in the event the First Amendment Transactions (as defined in the First Amendment) are not consummated on or before [      ,2020], this clause (c) shall be of no force and effect and in such case, any principal payments made to reduce the principal balance of the Loans under the Credit Agreement shall not result in a corresponding reduction in the Principal Amount due and owing hereunder ;
(d)   For U.S. federal income tax purposes, (i) this Note shall be treated as part of a security arrangement relating to the Credit Agreement and other Loan Documents and shall not constitute indebtedness of the Maker, (ii) the parties intend that this Note and related transactions do not give rise to any taxable income to the Payee, the Maker or any of their successors or affiliates and (iii) Maker and Payee (including their successors, if any) shall not take a contrary position in any tax filing or otherwise in a manner inconsistent with the foregoing; and
(e)   After the occurrence of and during the continuance of an “Event of Default” under and as defined in the Credit Agreement, Agent may, in addition to the other rights and remedies provided pursuant to the Credit Agreement and the other Loan Documents and otherwise available to it (subject to any applicable notice requirements thereunder and applicable law), exercise all rights of Payee with respect to this Note.
4.   Events of Defaults; Remedies.
(a)   An “Event of Default” exists hereunder if any one or more of the following events shall occur:
(i)   Maker fails to make any scheduled payment (A) of interest or fees hereunder when due, and such failure continues for a period of three (3) Business Days, or (B) any portion of the Principal Amount when due;
(ii)   If an Insolvency Proceeding is commenced by Maker;
(iii)   If an Insolvency Proceeding is commenced against Maker and any of the following events occur: (a) Maker consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of Maker, or (e) an order for relief shall have been issued or entered therein; or
(iv)   Any “Event of Default” (as defined in the Credit Agreement) occurs under the Credit Agreement and is not cured or waived in accordance with the terms of the Credit Agreement.
(b)   Remedies.   Upon the occurrence and continuation of any Event of Default hereunder, the Payee may, at its option, (a) declare the entire outstanding Principal Amount under this Note and any and all accrued and unpaid interest thereon (which accrued interest may be chargeable at the default interest rate in accordance with Section 2(b) hereunder) to be immediately due and payable without presentment or notice of any kind, and (b) exercise any and all rights and remedies available to it under applicable law. In the case of any Event of Default specified in Sections 4(a)(ii) or 4(a)(iii) above relating to any Insolvency Proceeding of Maker, without any notice to Maker or any other act by Payee, the principal balance and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.
5.   Successors and Assigns.   The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Maker may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Payee. Any attempted transfer of this Note in violation of this Section 5 shall be null and void ab initio.
6.   Amendment and Restatement.   This Note amends and restates and is given in renewal and substitution for, but not in extinguishment of, that certain Intercompany Promissory Note dated as of April 28, 2020 in the original principal amount of $300,000,000 made by Maker and payable to the order of Payee.
7.   Gaming Laws.   Capitalized terms used in this Section 6 but not defined in this Note shall have the meanings given under the Credit Agreement, unless the context clearly requires otherwise. This Note is subject to Gaming Laws and Liquor Laws, and Payee acknowledges, for itself and any subsequent holder of this Note, that (i) it or they are or may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information and (ii) all rights, remedies and powers in or under this Note may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that any required approvals (including prior approvals) are obtained from the relevant Gaming Authorities. Payee agrees, for itself and any subsequent holder of this Note, to cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities and/or Liquor Authorities relating to this Note.
8.   GOVERNING LAW.   THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Remainder of Page Intentionally Left Blank;
Signature Page Follows.

IN WITNESS WHEREOF, the parties hereto have caused this Intercompany Note to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
MAKER:
LANDRY’S FERTITTA, LLC, a Texas limited liability company
By:

Name:
Title:
Signature Page to
A&R Intercompany Note

Acknowledged by:
PAYEE:
GOLDEN NUGGET ONLINE GAMING, INC.
(f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation
By:

Name:
Title:
Signature Page to
A&R Intercompany Note

ALLONGE
The undersigned (the “Assignor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns and endorses to JEFFERIES FINANCE, LLC (together with any successors and assigns, the “Assignee”), that certain Amended and Restated Intercompany Note dated [      ], 2020, in the original principal amount of $300,000,000.00 executed by Landry’s Fertitta, LLC, a Texas limited liability company (“Maker”) and payable to the order of Assignor (the “Note”).
Such assignment and endorsement is being made pursuant to that certain Credit Agreement dated as of April 28, 2020, by and among Maker, as parent guarantor, Assignor, as borrower, the lenders from time to time party thereto and Assignee, as agent for the lenders named therein, as the same may be modified, supplemented, amended and restated or amended and restated from time to time (the “Credit Agreement”).
Such assignment and endorsement shall have the same effect as though it were written directly on the Note itself. Notwithstanding anything contained herein to the contrary, it is agreed that the assignment and endorsement evidenced by this Allonge is made (a) without recourse or warranty of any kind, and (b) subject to the terms of that certain Security Agreement dated as of April 28, 2020, by and among Assignor and Maker, as grantors, the other parties thereto, and Assignee (modified, supplemented, amended, restated or amended and restated from time to time), the Credit Agreement, and the other Loan Documents (as such term is defined in the Credit Agreement).
By its acceptance hereof, Assignee acknowledges and agrees to the provisions set forth in Section 6 of the Note
ASSIGNOR:
GOLDEN NUGGET ONLINE GAMING, INC.
(f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation
By:

Name:
Title:
Allonge of A&R Intercompany Note

ANNEX M
SECOND AMENDED AND RESTATED INTERCOMPANY NOTE
$150,000,000.00                 , 2020
FOR VALUE RECEIVED, the undersigned LANDRY’S FERTITTA, LLC, a Texas limited liability company (“Maker”), hereby unconditionally promises to pay to the order of GOLDEN NUGGET ONLINE GAMING, INC. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation (“Payee”), the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS and 00/100 ($150,000,000.00) or if less, as much thereof as may be outstanding (the “Principal Amount”), together with accrued interest thereon, and in strict accordance with the terms and provisions hereof.
1.   Definitions.   When used in this Note, (a) the following terms shall have the respective meanings specified herein or in the Section referred to, and (b) capitalized terms used herein and not defined in this Section have the meanings assigned to such terms in the Credit Agreement:
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York, except that, if a determination of a Business Day relates to any LIBOR Rate Loan under the Credit Agreement or a Base Rate Loan under the Credit Agreement which utilizes the LIBOR Rate, the term “Business Day” also shall exclude any day on which banks are closed for dealings in United States Dollar deposits in the London interbank market.
“Credit Agreement” is defined in Section 3 hereof.
“Event of Default” is defined in Section 4 hereof.
“Insolvency Proceeding” means any proceeding commenced by or against Maker under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Interest Payment Date” is defined in Section 2(c)(ii) hereof.
“Maker” is defined in the introductory paragraph hereof.
“Maturity Date” means the earlier of (a) the date that the obligations hereunder are due and payable following any acceleration hereunder in accordance with Section 4(b) of this Note and (b) October 4, 2024.
“Payee” is defined in the introductory paragraph hereof.
“Principal Amount” is defined in the introductory paragraph hereof.
“Maximum Interest” means, for any period of determination, the highest rate of interest permitted to be paid under this Note under any law that a court of competent jurisdiction shall, in a final and non-appealable determination, deem applicable.
“Note” shall mean this Second Amended and Restated Intercompany Note, as it may hereafter be renewed, extended, modified, amended, supplemented restated, or amended and restated, and all rearrangements thereof and any substitutions therefor.
“Note Rate” means, with respect to the interest rate chargeable on the outstanding Principal Amount, a rate equal to 6.0% per annum.
2.   Payment Terms.
(a)   Interest Rates.   Except as provided in Section 2(b) below, the outstanding Principal Amount shall bear interest on the unpaid principal balance from day-to-day remaining at the Note Rate.

(b)   Default Rate.   The outstanding Principal Amount shall bear interest at a per annum rate equal to two percentage points above the applicable Note Rate (i) upon the occurrence and during the continuation of an Event of Default under Sections 4(a), 4(b) or 4(c), and (ii) at the election of Payee, upon the occurrence and during the continuation of any other Event of Default.
(c)   Payment of Principal and Interest.
(i)   The outstanding Principal Amount hereunder, together with all unpaid and accrued interest, and all other fees and expenses is due and payable on the Maturity Date.
(ii)   Interest on the outstanding Principal Amount is due and payable, in arrears, on the last day of each March, June, September and December (each, an “Interest Payment Date”); provided that if such Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date shall be moved to the next succeeding Business Day.
(d)   Computation.   Interest hereunder shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which the interest accrues.
(e)   Intent to Limit Charges to Maximum Lawful Rate.   Payee intends to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, or interest in excess of the Maximum Interest. Neither Payee nor Maker, any endorser, or other Person hereafter becoming liable for payment of any portion of the Principal Amount shall ever be liable to pay interest thereon in excess of the Maximum Interest, and the provisions of this Section shall control over all other provisions of the Note which may be in conflict or apparent conflict herewith. If (i) the maturity of this Note is accelerated for any reason, (ii) any portion of the Principal Amount is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Interest, or (iii) Payee or any other holder of this Note shall otherwise collect moneys that are determined to constitute interest which would otherwise increase the interest and other amounts deemed interest on any or all of the debt evidenced by this Note to an amount in excess of the Maximum Interest, then all sums determined to constitute interest in excess of the Maximum Interest shall, without penalty, be promptly applied to reduce the then outstanding Principal Amount or, at such Payee’s or holder’s option, promptly returned to Maker upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Interest, Payee shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude the voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time thereunder and the Maximum Interest in order to lawfully charge the Maximum Interest.
(f)   Prepayment.   Maker has the right at any time and from time to time to prepay all or any portion of the outstanding principal balance hereunder, without fee, penalty or premium; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment.
3.   Credit Agreement.   Maker and Payee are party to that certain Credit Agreement dated as of April 28, 2020 by and among Maker, as parent guarantor, Payee, as borrower, the Lenders from time to time party thereto and Jefferies Finance, LLC, as agent for the Lenders (in such capacity, the “Agent”), as amended on June 12, 2020 (the “First Amendment”), as further amended on June 29, 2020 (the “Second Amendment”) and as the same may be modified, supplemented, amended, restated or amended and restated from time to time (the “Credit Agreement”). In connection with the Credit Agreement, Maker and Payee acknowledge that:
(a)   This Note evidences the Parent Intercompany Loan contemplated and permitted by the terms of the Credit Agreement;
(b)   This Note shall be pledged by Payee to the Agent, for the benefit of the Lenders, as collateral security for the full and prompt payment when due of, and the performance of, the Obligations of Maker and Payee under the Credit Agreement and the other Loan Documents;

(c)   After the date hereof, any payments under the Credit Agreement and the other Loan Documents (whether made by the Maker, any Guarantor, or through the application of proceeds of Collateral) that, and to the extent such payment, reduces the principal balance of the Loans under the Credit Agreement will result in a corresponding reduction in the Principal Amount due and owing under this Note by an equivalent amount; provided that, each of the parties hereto agree that (1) as of the date hereof, the principal balance of the Loans under the Credit Agreement is $150,000,000 and (2) the Principal Amount due and owing under this Note shall not be less than zero as a result of the reduction mechanics set forth in this clause;
(d)   For U.S. federal income tax purposes, (i) this Note shall be treated as part of a security arrangement relating to the Credit Agreement and other Loan Documents and shall not constitute indebtedness of the Maker, (ii) the parties intend that this Note and related transactions do not give rise to any taxable income to the Payee, the Maker or any of their successors or affiliates and (iii) Maker and Payee (including their successors, if any) shall not take a contrary position in any tax filing or otherwise in a manner inconsistent with the foregoing; and
(e)   After the occurrence of and during the continuance of an “Event of Default” under and as defined in the Credit Agreement, Agent may, in addition to the other rights and remedies provided pursuant to the Credit Agreement and the other Loan Documents and otherwise available to it (subject to any applicable notice requirements thereunder and applicable law), exercise all rights of Payee with respect to this Note.
4.   Events of Defaults; Remedies.
(a)   An “Event of Default” exists hereunder if any one or more of the following events shall occur:
(i)   Maker fails to make any scheduled payment (A) of interest or fees hereunder when due, and such failure continues for a period of three (3) Business Days, or (B) any portion of the Principal Amount when due;
(ii)   If an Insolvency Proceeding is commenced by Maker;
(iii)   If an Insolvency Proceeding is commenced against Maker and any of the following events occur: (a) Maker consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of Maker, or (e) an order for relief shall have been issued or entered therein; or
(iv)   Any “Event of Default” (as defined in the Credit Agreement) occurs under the Credit Agreement and is not cured or waived in accordance with the terms of the Credit Agreement.
(b)   Remedies.   Upon the occurrence and continuation of any Event of Default hereunder, the Payee may, at its option, (a) declare the entire outstanding Principal Amount under this Note and any and all accrued and unpaid interest thereon (which accrued interest may be chargeable at the default interest rate in accordance with Section 2(b) hereunder) to be immediately due and payable without presentment or notice of any kind, and (b) exercise any and all rights and remedies available to it under applicable law. In the case of any Event of Default specified in Sections 4(a)(ii) or 4(a)(iii) above relating to any Insolvency Proceeding of Maker, without any notice to Maker or any other act by Payee, the principal balance and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.
5.   Successors and Assigns.   The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Maker may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Payee. Any attempted transfer of this Note in violation of this Section 5 shall be null and void ab initio.

6.   Amendment and Restatement.   This Note amends and restates and is given in renewal and substitution for, but not in extinguishment of, that certain Amended and Restated Intercompany Promissory Note dated as of                  , 2020 in the original principal amount of $300,000,000 made by Maker and payable to the order of Payee.
7.   Gaming Laws.   Capitalized terms used in this Section 6 but not defined in this Note shall have the meanings given under the Credit Agreement, unless the context clearly requires otherwise. This Note is subject to Gaming Laws and Liquor Laws, and Payee acknowledges, for itself and any subsequent holder of this Note, that (i) it or they are or may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information and (ii) all rights, remedies and powers in or under this Note may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that any required approvals (including prior approvals) are obtained from the relevant Gaming Authorities. Payee agrees, for itself and any subsequent holder of this Note, to cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities and/or Liquor Authorities relating to this Note.
8.   GOVERNING LAW.   THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Remainder of Page Intentionally Left Blank;
Signature Page Follows.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
MAKER:
LANDRY’S FERTITTA, LLC, a Texas limited liability company
By:

Name:
Title:
Signature Page to
Second A&R Intercompany Note

Acknowledged by:
PAYEE:
GOLDEN NUGGET ONLINE GAMING, INC.
(f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation
By:

Name:
Title:
Signature Page to
Second A&R Intercompany Note

ALLONGE
The undersigned (the “Assignor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns and endorses to JEFFERIES FINANCE, LLC (together with any successors and assigns, the “Assignee”), that certain Second Amended and Restated Intercompany Note dated [      ], 2020, in the original principal amount of $150,000,000.00 executed by Landry’s Fertitta, LLC, a Texas limited liability company (“Maker”) and payable to the order of Assignor (the “Note”).
Such assignment and endorsement is being made pursuant to that certain Credit Agreement dated as of April 28, 2020, by and among Maker, as parent guarantor, Assignor, as borrower, the lenders from time to time party thereto and Assignee, as agent for the lenders named therein, as the same may be modified, supplemented, amended and restated or amended and restated from time to time (the “Credit Agreement”).
Such assignment and endorsement shall have the same effect as though it were written directly on the Note itself. Notwithstanding anything contained herein to the contrary, it is agreed that the assignment and endorsement evidenced by this Allonge is made (a) without recourse or warranty of any kind, and (b) subject to the terms of that certain Security Agreement dated as of April 28, 2020, by and among Assignor and Maker, as grantors, the other parties thereto, and Assignee (modified, supplemented, amended, restated or amended and restated from time to time), the Credit Agreement, and the other Loan Documents (as such term is defined in the Credit Agreement).
By its acceptance hereof, Assignee acknowledges and agrees to the provisions set forth in Section 6 of the Note
ASSIGNOR:
GOLDEN NUGGET ONLINE GAMING, INC.
(f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation
By:

Name:
Title:
Allonge of Second A&R Intercompany Note

ANNEX N
TRADEMARK LICENSE AGREEMENT
This TRADEMARK LICENSE AGREEMENT (“Agreement”) is made and effective as of [           ] [           ], 2020 (the “Effective Date”), by and among GOLDEN NUGGET, LLC, a Nevada limited liability company (“GN Parent”), GNLV, LLC., a Nevada limited liability company (“Licensor”), and GOLDEN NUGGET ONLINE GAMING, LLC, a New Jersey limited liability company (“Licensee”).
WHEREAS, Licensor has the right and authority to license the use of the trademarks set forth on Exhibit “A” attached hereto (collectively, the “Marks”);
WHEREAS, Licensee desires to acquire from Licensor, and Licensor desires to grant to Licensee, a license to use the Marks in connection with engaging in the business of online real money casino gambling and sports wagering under the Marks (the “Business”), pursuant to the terms and conditions provided herein; and
NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.   GRANT OF LICENSE.
(a)   Exclusive License.   During the License Term, Licensor hereby grants to Licensee an exclusive (even as to Licensor), non-transferable, irrevocable (until this Agreement is terminated according to Section 7) license to use the Marks solely in connection with the Business (the “License”) in the United States and any of its territories (subject to Section 1(b) and 1(c), the “Exclusive Area”). For clarity, the License includes the right of Licensee to use the Marks in domain names for the Business. Nothing in this Agreement shall allow Licensee to use any of the Marks in connection with any other activity or business, including operation or management of a land-based (i.e., “Brick and Mortar”) casino or hotel. For the avoidance of doubt, Licensor shall have no right to use or license (and shall not license nor authorize any other person or entity to use) any of the Marks in the Exclusive Area in connection with any online real money casino gambling or sports wagering and Licensor agrees not to oppose, contest or otherwise object to Licensee’s use of the Marks, so long as Licensee’s use is in compliance with the License granted under this Agreement. Any rights not expressly granted to Licensee under this Agreement are reserved by Licensor. Additionally, Licensee and Licensor acknowledge and agree that it may be in the best interest of Licensee and Licensor to work together with respect to certain joint advertising, marketing and promotional activities (including, but not limited to, maintaining joint or linked websites) with respect to the Marks and further agree to use commercially reasonable efforts to work together to accomplish such activities.
(b)   Exclusive Area Adjustment.   (i) If (A) legislation is signed into law to legalize online real money casino gambling or sports wagering in a particular U.S. state within the Exclusive Area (a “Legalization Event”), and (B) an Inaction Trigger (as defined below) occurs, the Exclusive Area will automatically and immediately be deemed to exclude the state in which such Inaction Trigger occurred (and for clarity, Licensee shall from that point forward have no rights to utilize the Marks within such state without the prior written consent of Licensor). (ii) As used in this Agreement, an “Inaction Trigger” means the occurrence of any of the following: (A) Licensee provides notice to Licensor that it does not intend to conduct the Business in a state where a Legalization Event occurred; (B) Licensee does not confirm in writing to Licensor of Licensee’s intent to conduct the Business in a state where the Legalization Event occurred within thirty (30) days following receipt of a written notice from Licensor requesting confirmation of Licensee’s intent with respect to such Legalization Event (“Event Notice”); (C) if within twelve (12) months of an Event Notice, (1) Licensee fails to execute an Operating Agreement with a third party legally permitted to authorize Licensee to conduct the Business, or (2) if Licensee is eligible to obtain an authorization, permit or license from the state in which the Legalization Event occurred to independently conduct the Business, and Licensee fails to obtain the authorizations, permits or licenses necessary for Licensee to conduct the Business in the state where the Legalization Event occurred; or (D) Licensee confirms in writing that it is not contractually permitted or legally able to pursue the Business in a state where a Legalization Event has occurred. “Operating Agreement” means a definitive written agreement that permits Licensee to operate the Business within a state or territory where a Legalization Event has occurred.
(c)   Right of First Offer.
(i)   During the License Term, in the event that a Legalization Event occurs in a state within the Exclusive Area in which GN Parent, or any of its direct or indirect affiliates owns, operates or manages a “Golden Nugget” branded land-based casino (such entity, “GN”, and each such event, an “Online Gaming Opportunity”), GN Parent shall (or shall cause such affiliate to) comply with this Section 1(c).
(ii)   After such Legalization Event, GN shall provide Licensee with written notice of the Online Gaming Opportunity, and such notice shall include a term sheet with the proposed terms of a New Operating Agreement (each such notice, a “Legalization Notice”). Any term sheet included in a Legalization Notice from GN shall be proposed by GN in good faith based on its view of the fair market terms of such Online Gaming Opportunity.
(iii)   Following such Legalization Notice, Licensee and GN shall engage in non-exclusive negotiations for a period of ninety (90) days (each such period, a “Gaming Transaction Period”) to agree upon the fair market terms of a New Operating Agreement related to such Online Gaming Opportunity, including, without limitation, the market access fee and applicable minimum payments. If, by the expiration of the applicable Gaming Transaction Period, GN has complied with the provisions of this Section 1(c)(i) and (iii) and GN and Licensee are unable to reach an agreement regarding the Online Gaming Opportunity, then (A) Licensee or Licensor may terminate discussions for any reason or no reason, (B) Licensee shall have the right to enter into an agreement with any third party which holds the right to conduct online gaming to conduct the Business in the state that is the subject of the applicable Legalization Notice using the Marks, and (C) GN shall have the right to enter into an agreement with any third party to conduct online gaming utilizing its license in the state that is the subject of the applicable Legalization Notice, so long as GN does not use (and such third party does not use and is not granted any rights to use) any of the Marks as a trademark or brand in connection with such operations conducted in such state. For clarity, to the extent required under applicable regulations, GN’s name may be used by GN or such third party to identify GN as the owner of the gaming license therefor.
(iv)   Notwithstanding any other provision to the contrary, Licensee and Licensor acknowledge and agree that the rights and obligations of the Licensee and Licensor contemplated in this Section 1(c): (A) shall not apply if an Event of Default has occurred and has not been remedied within the applicable cure period contemplated in Section 7; (B) shall not apply in the event that Licensor (1) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (2) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (3) makes or seeks to make a general assignment for the benefit of its creditors, or (4) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business (each, a “Bankruptcy Event”), and (C) may not be assigned by Licensee (in whole or in part) to any third party.
(d)   Skins.   Notwithstanding anything to the contrary and for clarity, in the event that GN has access to more than one branded “skin” as part of a Legalization Event, GN shall be permitted to freely market and/or enter into agreements with any third-party with respect to any other branded “skins” that GN are authorized to grant under applicable law in any jurisdiction so long as such branded “skins” does not use any of the Marks.

2.   OWNERSHIP AND PROTECTION OF THE MARKS.
(a)   Goodwill.   Licensee recognizes the significant value of the goodwill associated with the Marks and acknowledges and agrees (i) that such Marks, and all rights therein and the goodwill pertaining thereto shall inure solely to Licensor, (ii) that such Marks have acquired secondary meaning in the mind of the public, and (iii) that Licensee shall not, directly or indirectly, contest or challenge Licensor’s ownership of all right, title and interest in and to such Marks or the validity thereof, including, without limitation, the goodwill associated therewith. Notwithstanding anything expressed in this Agreement to the contrary, Licensee shall not acquire, be deemed to have acquired and shall not claim any rights to such Marks other than the irrevocable License rights granted by Licensor under this Agreement during the License Term.
(b)   Notice of Infringement.   Licensee shall give Licensor prompt written notice of any actual or threatened infringement, misappropriation or other conflict with the Marks by any third party after Licensee has actual knowledge of such infringement, misappropriation or other conflict. Licensor shall give Licensee prompt written notice of any actual or threatened infringement, misappropriation or other conflict with the Marks online or that otherwise relates to or may reasonably be expected to impact the Business within the Exclusive Area by any third party after Licensor has actual knowledge of such infringement, misappropriation or other conflict. Licensee shall use commercially reasonable efforts to monitor (at its cost and expense) potential third party infringement of the Marks online.
(c)   Notice of Regulatory Action.   Licensee shall promptly notify Licensor if Licensee receives, or if Licensee becomes aware that, a citation has been issued or investigation commenced by any regulatory agency (federal, state or local) for violation of any law that may have a reasonable likelihood of having an adverse effect on Licensor or damaging the goodwill associated with the Marks included in the Marks.
(d)   Protection of Rights in the Marks.
(i)   Licensor shall take all actions reasonably necessary to preserve the value of the Marks, including by exercising reasonable quality control with respect to use of the Marks. Licensor shall have the first right, but not the obligation, to apply for, register for, and maintain registrations for the Marks. At Licensor’s sole cost and expense, Licensee shall provide Licensor with all commercially reasonable cooperation to assist Licensor in protecting, applying for, registering, or maintaining any of Licensor’s rights in the Marks.
(ii)   In the event that Licensor is unwilling or unable to apply for, register, or maintain any registrations of the Marks, then (A) Licensee shall have the right, but not the obligation, to apply for, register for, and maintain registrations for the Marks in its own name during the License Term at Licensee’s sole cost (subject to Section 4(e)); and (B) Licensor hereby irrevocably designates and appoints Licensee and each of its duly authorized officers and agents as Licensor’s agent and attorney in fact, to act for and in Licensor’s behalf and instead of Licensor to execute and file any document and to do all other lawfully permitted acts to further the purposes described in Section 2(d)(i) at Licensee’s sole cost (subject to Section 4(e)), which shall constitute an irrevocable power of attorney coupled with an interest. Except as set forth in the foregoing sentence, during the License Term, Licensee shall not attempt to register or apply for any trademarks that are the same as, or confusingly similar to, the Marks or any variation thereof without the prior written approval of Licensor.
(iii)   Licensor will notify Licensee in writing in advance if Licensor (x) elects to abandon any U.S. registrations for the Marks, in which case, at the election of Licensee, Licensor shall assign and transfer such U.S. registration to Licensee; or (y) plans to sell to any third party (other than an affiliate of Licensor) only those Marks to the extent relating to online real money casino gambling or sports wagering (and not any other product, service, or business).
(e)   Licensor’s Enforcement of Rights in the Marks.   Licensor shall have the first right, but not the obligation, to bring infringement actions, defend challenges, and participate in similar adversarial proceedings against third parties relating to the Marks, provided that Licensor has no obligation to bring any suit, action, or other proceeding against any suspected infringer of any Mark. If Licensor elects to bring an infringement action against a suspected infringer of a Mark, Licensor shall bring such proceeding in Licensor’s own name, and Licensee will join as a party (at Licensor’s expense) if a court of competent jurisdiction determines Licensee is an indispensable party to such proceeding and cannot otherwise be joined. Licensor shall bear its own costs and expenses in all such proceedings and have the right to control the conduct thereof and be represented by counsel of its own choice therein. If Licensor brings or defends any such proceeding, Licensee shall reasonably cooperate in all respects with Licensor in the conduct thereof, and shall assist in all reasonable ways, including having its employees testify when reasonable to do so, and upon taking measures to ensure confidentiality obligations hereunder, make available for discovery or trial exhibit relevant records, papers, information, samples, specimens, and the like, subject to Licensor’s reimbursement of any out-of-pocket expenses and other reasonable costs (such as employee time taken to testify or prepare documents, etc.) incurred on an on-going basis by Licensee in providing Licensor such assistance. If Licensee undertakes an infringement proceeding against a suspected infringer, any monetary recovery, damages, or settlement derived from such proceeding will be retained in its entirety by Licensor. Licensor may not settle any such action in a manner that affects Licensee or its rights in the Marks without the prior written approval of Licensee.
(f)   Licensee’s Enforcement of Rights in the Marks.   If Licensor elects not to bring an infringement action against a suspected infringer or diluter of the Marks and provides written notice to Licensee of such an election or if Licensor (or any receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of Licensor’s property or business) is unable or unwilling to do so (including due to a Bankruptcy Event of Licensor), then Licensee shall have the right, but not the obligation, to bring such proceeding in Licensee’s own name, and Licensor will join as a party (at Licensee’s expense) if a court of competent jurisdiction determines Licensee is an indispensable party to such proceeding and cannot otherwise be joined. Licensee shall bear its own costs and expenses in all such proceedings and have the right to control the conduct thereof and be represented by counsel of its own choice therein. If Licensee brings or defends any such proceeding, Licensor shall reasonably cooperate in all respects with Licensee in the conduct thereof, and assist in all reasonable ways, including having its employees testify when reasonable to do so, and upon taking measures to ensure confidentiality obligations hereunder, make available for discovery or trial exhibit relevant records, papers, information, samples, specimens, and the like, subject to Licensee’s reimbursement of any out-of-pocket expenses and other reasonable costs (such as employee time taken to testify or prepare documents, etc.) incurred on an on-going basis by Licensor in providing Licensee such assistance. If Licensee undertakes such proceeding against a suspected infringer, any monetary recovery, damages, or settlement derived from such proceeding will be retained in its entirety by Licensee. Licensee may not settle any such action in a manner that affects Licensor or its rights in the Marks without the prior written approval of Licensor.
(g)   Customer Confusion, Mistake or Deception.   In the event that Licensee or Licensor becomes aware of any incident of actual customer confusion or mistake or deception as to the source of the parties’ respective goods and services arising from either party’s use of the Marks, the parties shall use their best efforts to agree upon reasonable steps to ensure that such confusion does not reoccur.

3.   TERM.
The parties hereto agree that the Agreement term shall commence on the Effective Date and shall continue for a period of twenty (20) years thereafter, unless earlier terminated pursuant to Section 7 of this Agreement (the “License Term”).
4.   ROYALTY AND OTHER FEES.
(a)   Royalty.   Commencing on the first day of the month following the Effective Date, in consideration for the licenses granted and performance by Licensor hereunder, Licensee will for the License Term, pay to Licensor a royalty payment (the “Royalty”) equal to the amount set forth on Exhibit B attached hereto. The Royalty, if any, shall be due and payable on the twentieth (20th) day of the beginning of each month following the end of each calendar quarter for the previous quarter (or if the twentieth (20th) day falls on a weekend or bank holiday then on the next business day), and shall be accompanied by a Revenue Report (as defined below) for such previous quarter. For purposes of this Agreement, the term “Net Gaming Revenue” means the total of all sums actually received by Licensee or its affiliates from its operation of the Business less the total of all sums paid as winnings to customers, less returned or void bets (“Gross Gaming Revenue”), less (i) pooled or local jackpot contributions, (ii) all taxes paid to any gaming authorities, including all Gaming Taxes and the Federal Sports Wagering Excise Tax, (iii) free bets, cash back, offers, bonuses, promotional gaming credit paid to customers, up to a maximum of 20% of Gross Gaming Revenue, (iv) payment or bank fees related to the settlement of deposits, withdrawals and transactions, including fees levied by electronic payment or credit card organizations and including chargebacks, not to exceed 5% of Gross Gaming Revenue, (v) regulatory mandated geolocation and Know-Your-Customer fees, and (vi) any fees payable to sports governing bodies for the use of official data feeds. As used herein, (A) “Gaming Tax” shall mean, for any given period, any taxes, fees, assessments or levy assessed based on internet gaming gross revenues or wagering as specified in the state or federal Laws imposed by any federal, state, local or foreign government or political subdivision thereof which are based on wagering or gross gaming revenues from time to time; and (B) “Federal Sports Wagering Excise Tax” means the federal excise tax imposed upon sports wagering (or the tax rate currently in effect) and/or any replacement tax.
(b)   By no later than twenty (20) days (or sooner if required by Gaming Laws) following the end of each calendar quarter during the License Term, Licensee shall provide Licensor with a full and accurate statement of revenues generated for the prior calendar quarter (the “Revenue Report”), setting forth in reasonable detail the following: (a) Gross Gaming Revenue generated by wagering category and by jurisdiction; (b) any permitted deductions from Gross Gaming Revenue, including without limitation, Licensee’s calculation of Gaming Tax owed, (c) Licensee’s calculation of Net Gaming Revenue, (d) the Royalty, and (e) any Set-Off Amounts (as defined below).
(c)   Payments.   Royalty payments shall be made in US Dollars. If Licensee fails to report Net Gaming Revenues on a timely basis, Licensor may reasonably estimate the Net Gaming Revenues. If an estimate results in an overpayment, Licensor shall deduct the amount of the overpayment from the next quarter’s Royalty. Any deficiency resulting from such estimate may be added to the next Royalty payment due.
(d)   Unpaid Amounts.   Any unpaid amounts owed by Licensee to Licensor, including without limitation Royalties, will bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by law. Licensee agrees to reimburse Licensor for all reasonable costs and expenses incurred in the collection of unpaid amounts, including without limitation, reasonable attorneys’ fees and costs.
(e)   Set-Off.   In the event of a Bankruptcy Event of Licensor, Licensee shall have the right to carry forward for application against Royalties any (i) costs incurred by Licensee to apply for, register, maintain, enforce, or defend the Marks, including pursuant to the power of attorney granted in Section 2(d) hereof or (ii) damages arising out Licensor’s breach of this Agreement (collectively, “Set-Off Amounts”).

5.   QUALITY CONTROL AND USE OF THE MARKS.
(a)   Quality Standards.   The nature and quality of the Business and the use of the Marks, along with all representations of the Marks included therein, in connection therewith, shall be of a high standard and quality so as to reflect favorably upon the Business but in any event no less than substantially the same quality, usage, style and appearance as historically used by Golden Nugget Atlantic City in connection with its online gaming business concerning such Marks, and shall not knowingly place the Marks or Licensor in a negative light or context (the “Quality Standards”). Licensor agrees that Licensee’s use of the Marks in a manner that is consistent in all material respects with use of the Marks by Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation and predecessor-in-interest of Licensee (“Predecessor Licensee”), immediately prior to the effective date of that certain Purchase Agreement dated as of June 28, 2020, by and among Predecessor Licensee, Landcadia Holdings II, Inc., a Delaware corporation, LHGN HoldCo, LLC, a Delaware limited liability company, GNOG Holdings, LLC, a Delaware limited liability company, and Landry’s Fertitta, LLC, a Texas limited liability company, shall be deemed to be in compliance with the Quality Standards. Neither party hereto shall knowingly use the Marks in connection with firearms, weapons, ammunition, obscene, lewd, or pornographic materials, or any items with a sexual function or purpose. Licensee shall display the Marks in accordance with sound trademark usage principles, including using commercially reasonable efforts to use ® in connection with use or display of the registered Marks.
(b)   Reporting and Inspection.   In order to preserve the validity and integrity of the Marks, Licensee shall permit representatives of Licensor to inspect the Business at any time during normal business hours to ensure that (i) Licensee is maintaining the Quality Standards, and (ii) Licensee’s use of the Marks are permissible as set forth in this Agreement. Any such inspection shall be conducted in a manner that will not interfere with the Business’ normal business activities. Licensee shall at reasonable request of Licensor submit without charge to Licensor representative samples of its use of such Marks.
6.   RECORDS.
Licensee agrees to keep accurate books of account and records covering all transactions relating to the License hereby granted, and Licensor and its duly authorized representatives shall have the right upon five (5) business days advance written notice during normal business hours and no more than once per year of the License Term to examine said books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and terms of this Agreement. Licensee will retain all such books of account and records for a minimum of seven (7) years following the calendar year to which they relate. If Licensor discovers that Licensee underpaid any Royalty to Licensor for any period under audit (an “Audit Deficiency”), then (i) Licensee shall promptly pay to Licensor any such Audit Deficiency, and (ii) if such Audit Deficiency is 5% or more, (x) Licensee will promptly reimburse Licensor for all costs and expenses of such audit and any collection costs, and (y) notwithstanding part (a) above, Licensor may conduct subsequent audits up to one (1) time per calendar month until such subsequent audits reveal no Audit Deficiency for two (2) consecutive calendar months. Licensor will promptly reimburse to Licensee any Royalty overpayments Licensor or Licensee discovers in the audit.
7.   DEFAULT; TERMINATION.
(a)   If Licensee shall (i) fail pay any Royalty on or before its due date set forth in Section 4(c) (a “Failure to Pay”) or (ii) use the Marks to operate the Business without the gaming licenses required under applicable law (together with Failure to Pay, an “Event of Default”), then Licensor shall have the right to terminate this Agreement if, within twenty (20) days’ after Licensee’s receipt of written notice of such Event of Default from Licensor, Licensee has not cured such Event of Default (or, in the case of any Event of Default under subsection (ii) above which cannot with due diligence and good faith be cured within twenty (20) days, Licensee fails to commence to cure such default within twenty (20) days after such default or Licensee fails to prosecute diligently the cure of such default to completion within such additional period as may be reasonably required with due diligence and in good faith; it being intended that in connection with any such Event of Default (other than an Event of Default under subsections (i) above), which is not susceptible of being cured with due diligence and in good faith within twenty (20) days but is otherwise reasonably susceptible of cure, the time of within which Licensee is required to cure such default shall be extended for such additional period as be necessary for the curing thereof with due diligence and in good faith, provided, however, that if such default is not cured with ninety (90) days after notice from Licensor of such default, then such notice of termination shall automatically become effective).
(b)   The License shall automatically terminate with respect to the Business if Licensee changes the name of the Business to a name other than one of the Marks.
(c)   In addition, Licensee and Licensor may terminate this Agreement in a writing signed by both Licensee and Licensor.
8.   EFFECT OF TERMINATION OR EXPIRATION.
(a)   Upon and after the expiration or termination of this Agreement, all rights granted to Licensee hereunder shall automatically terminate and Licensee shall have no further right to use the Marks in connection with the Business.
(b)   As promptly as practicable but in no event later than ninety (90) days from the date of expiration or any other form of termination of the License Term with respect to the Business (such period be referred to as “Phase Out Period”), Licensee shall change all trade names, online names, company names or business names of the Licensee so as to eliminate the use or inclusion therein of the Marks. Licensee shall provide a written certification to Licensor signed by an officer of Licensee stating that Licensee has complied with the requirements of this Section 8(b). If Licensee is using the Marks during the Phase Out Period, it shall take commercially reasonable steps to inform the general public, customers, suppliers and contractors that it is not a licensee or affiliated with the Licensor and is using the Marks with permission solely to facilitate the transition to a new brand. After the Phase Out Period, Licensee shall thereafter refrain from operating or doing business under any name that would give the general public the impression that the License granted pursuant to this Agreement is still in force or that Licensee is in any way connected or affiliated with or sponsored by Licensor. Notwithstanding the foregoing, Licensee may continue to maintain archival copies of contracts, annual reports and marketing materials that include the Marks solely for archival purposes.
9.   DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY; INDEMNIFICATION.
(a)   THE MARKS ARE PROVIDED BY LICENSOR “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”. LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESSED, IMPLIED OR STATUTORY, REGARDING THE MARKS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OF MARKS. NO PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND CONTRACT), EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
(b)   Licensor hereby agrees to indemnify, defend, and hold harmless Licensee, its members, shareholders, employees, agents, representatives, directors, officers, successors, and permitted assigns from and against any and all third-party claims arising in whole or in part, directly or indirectly, out of any allegation of intellectual property infringement or trademark dilution based on Licensee’s use of any of the Marks in material compliance with the terms of this Agreement.
(c)   Licensee shall indemnify, defend, and hold harmless Licensor, its members, shareholders, employees, agents, representatives, directors, officers, successors, and permitted assigns from and against any and all third-party claims arising in whole or in part, directly or indirectly, out of any allegation of intellectual property infringement or trademark dilution based on Licensor’s use of any of the Marks in violation of the terms of this Agreement.
(d)   Except as expressly provided to the contrary herein, it is the intent of the parties that where fault is determined to have been joint or contributory, principles of comparative fault will be followed and each party shall bear the proportionate cost of any indemnifiable losses attributable to such party’s fault.
10.   MISCELLANEOUS.
(a)   Assignment.   Licensor may not assign or transfer this Agreement without providing prior written notice thereof to Licensee. Licensee shall not assign or transfer this Agreement, by operation of law, change of control, or otherwise, without the prior written consent of Licensor, such consent not to be unreasonably withheld, conditioned, or delayed. Notwithstanding anything herein to the contrary, this Agreement and all of Licensee’s rights and obligations hereunder shall automatically transfer to any collateral agent or its designee as provided in any credit agreement or security interest in connection with any loan provided to Licensee. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and permitted assigns.
(b)   Notices.   All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered either by personal service, facsimile or prepaid overnight courier service and addressed as follows:
If to Licensee:	Golden Nugget Online Gaming, LLC.
1510 West Loop South
Houston, Texas 77027
Attention: General Counsel
Telephone: (713) 386-7000
Telecopy: (713)386-7070
If to Licensor:	GNLV, LLC.
1600 West Loop South, Floor 30
Houston, Texas 77027
Attention: General Counsel
Telephone: (713) 386-7000
Telecopy: (713) 386-7070
(c)   Disclaimer of Agency.   Nothing in this Agreement shall create a partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and no party shall have the power to obligate or bind the other in any manner whatsoever.
(d)   Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(e)   Survival.   All rights and obligations herein that are by their nature continuing will survive expiration or termination of this Agreement.
(f)   General.   This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding its provisions concerning conflict of laws. Each party acknowledges that it has had ample opportunity to have this Agreement reviewed and negotiated by competent counsel, and waives any right it may have to interpret a writing against the drafter thereof. This Agreement constitutes the complete agreement of the parties hereto on the subject matter covered herein and supersedes all other prior or contemporaneous understandings, agreements or representations, written or oral. No term or provision of this Agreement may be waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach. This Agreement may not be amended except by a written instrument signed by authorized representatives of all parties hereto and expressly declared to be an amendment or modification thereof. The headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(g)   Bankruptcy.   All rights and licenses under the Marks granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Licensee shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of the commencement of a bankruptcy proceeding by or against Licensor under the Bankruptcy Code including the right to treat this Agreement as terminated or to retain its rights under this Agreement. Notwithstanding anything to the contrary contained herein, Licensor agrees that (i) Licensor shall assume this Agreement in bankruptcy; and (ii) notwithstanding the foregoing, in the event of a breach or rejection of this Agreement in bankruptcy, Licensee shall continue to have the exclusive, irrevocable right and license to use the Marks in connection with the Business in the Exclusive Area during the License Term.
(h)   Further Assurances.   Each party shall take such further actions and provide to the other parties, its successors, assigns or other legal representatives, such cooperation and assistance as may be reasonably requested by the other parties (at the other parties’ cost) to more fully and effectively effectuate the purposes of this Agreement.
(i)   Equitable Relief.   In the event of a breach of any of the provisions of this Agreement by a party, the parties acknowledge and agree that: (i) such breach is likely to cause significant and irreparable harm to the other parties and will not be susceptible of cure by the payment of monetary damages and (ii) if not cured within the cure period set forth in Section 7, Licensor shall be entitled to immediately terminate the License to Licensee and to obtain injunctive relief and/or other equitable relief, in addition to other remedies afforded by law, all of which shall be cumulative, to prevent or restrain such breach of this Agreement. In the event that a party shall employ an attorney to enforce the terms and conditions of this Agreement, the prevailing party in such action be entitled to recover all reasonable costs and expenses sustained by the enforcing party in the enforcement of such terms and obligations, including but not limited to reasonable attorneys’ fees and expenses, costs of collection and court costs.
(j)   Privileged License.   Licensee hereby acknowledges that Licensor and its affiliates are businesses that have gaming licenses issued by the state gaming authorities (each a “Commission”). If required by any regulatory authority having jurisdiction over Licensor, and if requested to do so by Licensor, Licensee shall, at Licensee’s expense, obtain any license, qualification, clearance or the like necessary for Licensee to operate the Business. If Licensee fails to satisfy such requirement or if Licensor or any parent company, subsidiary or affiliate of Licensor is directed to cease business with Licensee by the Commission or any other regulatory authority, or if Licensor shall in good faith determine, in Licensor’s reasonable judgment, that Licensee or any of its officers, directors, employees, agents, designees or representatives (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, in each case of either (a) or (b) which would reasonably be expected to or does jeopardize Licensor’s gaming license, or those of Licensor’s parent company, subsidiaries or affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, this Agreement may be immediately terminated by Licensor without further liability or obligation to Licensee. In addition, Licensee hereby acknowledges that it may be illegal for a denied license applicant or a revoked licensee, or a business organization under the control of a denied license applicant or a revoked licensee, to enter into, or attempt to enter into, a contract with Licensor without the prior approval of the Commission, as applicable. Licensee hereby affirms, represents and warrants to Licensor that Licensee is not a denied license applicant, a revoked licensee or a business organization under the control of a denied license applicant or a revoked licensee, and Licensee hereby agrees that this Agreement is subject to immediate termination by Licensor if Licensee should become a denied license applicant, a revoked licensee or a business organization under the control of a denied license applicant or a revoked licensee.
[This space is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date above written.
LICENSEE:
GOLDEN NUGGET ONLINE GAMING, LLC
By:
Name:
Title:
LICENSOR:
GNLV, LLC
By:
Name:
Title:
GN PARENT:
GOLDEN NUGGET, LLC
By:
Name:
Title:
Signature Page to
A&R Trademark License Agreement

EXHIBIT “A”
MARKS
Marks:
OWNER	REGISTRATION	TRADEMARK
GNLV Corp.	1,082,044	GOLDEN NUGGET
GNLV Corp.	1,082,078	GOLDEN NUGGET
GNLV Corp.	1,142,119	GOLDEN NUGGET
GNLV Corp.	1,164,118	LILLIE LANGTRY’S
GNLV Corp.	1,196,198	GOLDEN NUGGET
GNLV Corp.	1,199,956	GOLDEN NUGGET (and Design)
GNLV Corp.	1,203,988	GOLDEN NUGGET (and Design)
GNLV Corp.	1,214,357	GOLDEN NUGGET
GNLV Corp.	1,554,155	GOLDEN NUGGET (and Design)
GNLV Corp.	1,864,407	FLAMING 777
GNLV Corp.	2,240,084	GOLDEN NUGGET (Trade Dress)
GNLV Corp.	2,682,862	GOLDEN NUGGET (stylized)
GNLV Corp.	2,760,853	GOLDEN NUGGET (stylized)
GNLV Corp.	2,792,326	ZAX (and Design)
GNLV Corp.	2,882,273	GOLDEN NUGGET (stylized)
GNLV Corp.	2,882,750	MARCH FEVER
GNLV Corp.	2,888,060	24 KARAT CLUB
GNLV Corp.	2,940,044	MARCH FEVER
GNLV Corp.	3,304,395	GOLDEN NUGGET
GNLV Corp.	3,310,013	RUSH LOUNGE
GNLV Corp.	3,313,265	THE TANK THE POOL AT
GNLV Corp.	3,410,116	18 KARAT ARCADE (and Design)
GNLV Corp.	3,454,878	18 KARAT ARCADE
GNLV Corp.	3,459,744	AT THE TANK DIVE BAR (and Design)
GNLV Corp.	3,551,269	GOLD DIGGERS DRINK DANCE DOWNTOWN (and Design)
GNLV Corp.	3,603,520	GOLD DIGGERS DRINK DANCE DOWNTOWN (and Design)
GNLV Corp.	3,208,158	LILLIE'S NOODLE HOUSE
GNLV Corp.	3,641,428	WORLD SERIES OF SLOTS
GNLV Corp.	4,066,864	24 KARAT CLUB (and Design)
GNLV Corp.	4,070,279	24 KARAT CLUB (and Design)
GNLV Corp.	4,067,284	OUT WITH THE OLD ... IN WITH THE GOLD!

EXHIBIT “B”
LICENSE FEE
Royalty: Licensee shall pay to Licensor a royalty of three percent (3%) of Net Gaming Revenue (the “Royalty”). The parties acknowledge that Licensee and Golden Nugget Atlantic City, LLC have entered into that certain Amended and Restated Online Gaming Operations Agreement of even date herewith (the “NJ Agreement”). The parties agree that any amounts paid to GNAC under the NJ Agreement shall be deemed to include the Royalty payable to Licensor under this Agreement with respect to operation of the Business in New Jersey (and therefore shall be in lieu of, and not in addition to, the amounts owed under this Agreement with respect to operation of the Business in New Jersey).
Royalty Adjustment: Upon the tenth and fifteenth anniversary of the Effective Date during the Term (each, an “Adjustment Date”), the Royalty will be adjusted to equal the greater of: (i) 3% of Net Gaming Revenue; and (ii) a fair market value royalty percentage, as determined below (a “FMV Adjustment Amount”).
FMV Adjustment Amount Determination: Licensor will be entitled to propose a FMV Adjustment Amount by providing written notice to Licensee at least one hundred twenty (120) days prior to each Adjustment Date. Within thirty (30) days following receipt by Licensee of such proposed FMV Adjustment Amount, Licensee shall deliver written notice to Licensor of any disagreement with such proposed FMV Adjustment Amount (a “Dispute Notice”), which Dispute Notice shall include the basis for any such disagreement in reasonable detail and Licensee’s proposed FMV Adjustment Amount. If Licensee does not provide Licensor with a Dispute Notice within such 30-day period, Licensor’s initially proposed FMV Adjustment Amount will be final, conclusive and binding on the parties. If Licensor and Licensee are unable to agree on a FMV Adjustment Amount within 30 days of Licensor’s receipt of a Dispute Notice, Licensor or Licensee will be entitled to submit the matter to nationally recognized appraisal firms with experience in the industry as may be mutually acceptable to Licensor and Licensee (the “Appraiser”), who will be entitled to determine such FMV Adjustment Amount.
The fees, costs and expenses of the Appraiser shall be shared equally by Licensor and Licensee. All determinations made by the Appraiser shall be final, conclusive and binding on the parties. Judgment may be entered upon the determination of the Appraiser in any court having jurisdiction over the party against which such determination is to be enforced. The process set forth in this Exhibit B shall be the exclusive remedy of the parties for any disputes related to determination of the FMV Adjustment Amount.

ANNEX O
AMENDED AND RESTATED
ONLINE GAMING OPERATIONS AGREEMENT
between
GOLDEN NUGGET ONLINE GAMING, LLC
and
GOLDEN NUGGET ATLANTIC CITY, LLC
[      ], 2020

AMENDED AND RESTATED ONLINE GAMING OPERATIONS AGREEMENT
(New Jersey)
This AMENDED AND RESTATED ONLINE GAMING OPERATIONS AGREEMENT (this “Agreement”), dated as of [      ], 2020 (the “Effective Date”), is entered into by and between GOLDEN NUGGET ONLINE GAMING, LLC, a New Jersey limited liability company (“GNOG”), and GOLDEN NUGGET ATLANTIC CITY, LLC, a New Jersey limited liability company (“GN”). GNOG and GN are collectively referred to herein as the “Parties” and individually as a “Party”.
RECITALS:
A.   Landry’s Finance Acquisition Co., the predecessor-in-interest of GNOG (“Landry’s Finance”), and GN previously entered into that certain Online Gaming Operations Agreement, dated as of April 27, 2020 (the “Original Operations Agreement”), pursuant to which GN engaged Landry’s Finance as a Casino Service Industry Enterprise licensee.
B.   GN is the duly licensed owner and operator of the land-based hotel casino commonly referred to as the Golden Nugget Atlantic City, located in Atlantic City, New Jersey (the “Casino”), and in connection therewith, GN is the holder of Operating Licenses (as defined below), including an Internet Gaming Permit and a Sports Wager License.
C.   GN and GNOG (through its predecessor-in-interest Landry’s Finance) have entered into that certain Contribution Agreement whereby GN has, in accordance with and subject to the terms thereof, transferred, assigned, conveyed and delivered to GNOG, and GNOG has acquired and accepted from GN, (a) all assets of GN used in the connection with the operation of the Online Gaming Business, as more particularly described therein, and (b) those third party agreements of GN primarily relating to the Online Gaming Business as described therein.
D.   As permitted by NJ Gaming Law, GN and GNOG desire to amend and restate the Original Operations Agreement in its entirety, pursuant to the terms and subject to the conditions of this Agreement, and GN desires to engage GNOG as a Casino Service Industry Enterprise licensee to (i) host, manage, administer, operate and support, GNOG Gaming Service in the State of New Jersey in accordance with NJ Gaming Law, (ii) manage and operate the Live Dealer Studio, and (iii) provide services to GN in connection with the management and administration of all Skin Agreements in New Jersey (collectively, the “Online Gaming Business”) on the terms and conditions more particularly set forth below.
E.   GNOG is experienced in the operation of online and mobile casino and sports wagering and wishes to conduct the Online Gaming Business on the terms and conditions more particularly set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS AND RULES OF INTERPRETATION.
1.1   Defined Terms.   Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the following meanings:
“Action” shall mean any action, arbitration, audit, claim, demand, proceeding, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or court or similar body or arbitrator.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by reason of management authority, by contract, or otherwise. For purposes of this Agreement no Party shall be deemed an Affiliate of the other Party.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Authorized Personnel” has the meaning set forth in Section 6.1.3.
“Bankrupt” or “Bankruptcy” means with respect to any Person, that
(i)   such Person (A) makes a general assignment for the benefit of creditors, (B) files a voluntary bankruptcy petition, (C) becomes the subject of an order for relief or is declared insolvent in any Governmental Entity bankruptcy or insolvency proceedings, (D) files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (A) through (D) of this clause (i), or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties, or
(ii)   a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.
“Bankruptcy Laws” means any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally.
“Business Day” means any day in which banks are generally open for business in Atlantic City, New Jersey.
“Casino” has the meaning set forth in the Recitals.
“Claims” has the meaning set forth in Section 12.1.1.
“Code” has the meaning set forth in Section 4.2.3.
“Confidential Information” has the meaning set forth in Section 9.2.
“CTRs” has the meaning set forth in Section 4.2.1.
“Disclosing Party” has the meaning set forth in Section 9.1.
“Effective Date” has the meaning set forth in the preamble of this Agreement.
“Eligible Bank” means a full-service, commercial bank chartered under the Laws of the USA and having offices in the state of New Jersey.
“Equipment Room” has the meaning set forth in Section 6.1.
“Equipment Room License” has the meaning set forth in Section 6.1.
“Federal Online Gaming Law” means a USA federal Law that establishes the statutory framework, including authorizing the creation of necessary rules and regulations, which permits and governs the offering of any real money Internet gaming at a national and/or an interstate level.
“Federal Sports Wagering Excise Tax” means the federal excise tax imposed upon sports wagering (or the tax rate currently in effect) and/or any replacement tax.
“Force Majeure” means any event which cannot be controlled, foreseen or prevented by using reasonable efforts of a Party, and which materially and adversely affects and delays the performance of such Party of all or any material portion of its obligations under this Agreement. Such an event includes attacks to the network or any components of the GNOG Gaming Service or Online Gaming Platform that are out of GNOG’s control notwithstanding adequate security precautions and controls on the part of GNOG, war, insurrection or civil disorder, military operations or terrorism, quarantine, epidemics, national or local emergency, acts or omissions of Governmental Entity, acts of God and natural disasters, fire, explosion, flood, theft or malicious damages, strike, lockout and other industrial disputes. Force Majeure shall include any material breach or default by any Third Party (except to the extent such breach or default is proximately caused by GNOG) under any agreement whereby such Third Party performs or assists with the GNOG Obligations and such material breach materially and adversely affects and delays the performance of GNOG of all or any material portion of its obligations under this Agreement, provided that GNOG will diligently pursue all commercially reasonable remedies under such agreement with respect to such third-party breach or default. For purposes of this definition, anything within the control of an Affiliate of a Party shall be deemed to be within the control of such Party.
“Gaming Approvals” means any and all required approvals, authorizations, licenses, permits, consents, findings of suitability, registrations, clearances, exemptions and waivers of or from any Gaming Authority, including those relating to the offering or conduct of gaming and gambling activities, or the use of gaming devices, equipment, supplies and associated equipment in the operation of a casino or other gaming enterprise (including Online Gaming Services) or the receipt or participation in revenues or revenues directly or indirectly derived therefrom.
“Gaming Authority” means, collectively, those international, federal, state, local, foreign and other governmental, regulatory and administrative authorities, agencies, commissions, boards, bodies and officials responsible for, having jurisdiction over, or involved with the regulation of gaming or gaming activities, ancillary functions relating thereto, or the ownership of an interest in any Person that conducts gaming in any applicable jurisdiction, including within the State of New Jersey, the NJCCC and NJDGE.
“Gaming Laws” means those Laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction, including the NJ Gaming Law.
“Gaming Tax” means, for any given period, any taxes, fees, assessments or levy assessed based on Internet gaming gross revenues or wagering as specified in the NJ Gaming Law or pursuant to federal Laws imposed by any Governmental Entity which are based on wagering or gross gaming revenues from time to time, which includes, without limitation, as applicable, (i) a fifteen percent (15%) tax on Internet gaming gross revenues (or the tax rate currently in effect); (ii) the alternative investment tax (at a rate as may be applicable to GN from time to time); (iii) taxes payable by GN which are attributable to Gross Gaming Revenue or wagering of GNOG, including without limitation, (1) GNOG’s pro-rata share of the extra industry payment required pursuant to New Jersey P.L. 2016, Chapter 5, C.52:27BBBB-21 (as determined based on the portion represented by Gross Gaming Revenue of the aggregate amount in respect of which GN is required to make such payment), as may be increased or decreased from time to time, to the extent determined by or attributable to the gross gaming revenue of each casino licensee and (2) GNOG’s pro-rata share of any portion of the payment commonly known at the “PILOT” to the extent determined by or attributable to the gross gaming revenue of each casino licensee pursuant to New Jersey P.L. 2016, Chapter 5, C.52:27BBBB-20 (as determined based on the portion represented by Gross Gaming Revenue of the aggregate amount in respect of which GN is required to make such payment), as may be increased or decreased from time to time; (iv) a thirteen percent (13%) tax on Online Sports Wagering gross gaming revenues (or the tax rate currently in effect); (v) the Federal Sports Wagering Excise Tax; and (vi) any replacement or additional tax or other charge in lieu thereof or in lieu of an increase thereof.
“GN” has the meaning set forth in the preamble of this Agreement.
“GN License” means that certain Amended and Restated Trademark License Agreement entered into among GN Parent, GNLV, and GNOG, in substantially the same form as attached hereto as Exhibit D, as may be amended, extended or supplemented from time to time.
“GN Marks” means any trademark, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing that, in each case, are licensed to GNOG under the GN License.

“GN Obligations” means those items in this Agreement, including as set forth in Section 4.1, that are the responsibility of GN.
“GN Parent” means Golden Nugget, LLC, a Nevada limited liability company.
“GN Reimbursed Expenses” means those costs and fees set forth in detail on Exhibit A attached hereto.
“GN Third-Party Claim” has the meaning set forth in Section 12.1.1.
“GNLV” means GNLV, LLC, a Nevada limited liability company.
“GNOG” has the meaning set forth in the Recitals of this Agreement.
“GNOG Bank Account” has the meaning set forth in Section 5.1.1.
“GNOG Brand” means (i) any trademark, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing that, in each case, are owned by GNOG; and (ii) the GN Marks.
“GNOG Customer Data” has the meaning set forth in Section 8.2.1.
“GNOG Equipment” has the meaning set forth in Section 6.1.
“GNOG Gaming Service” means the NJ Online Gaming Service, branded under the GNOG Brand (so long as the use of GNOG Brand does not result in the use of more than one branded “skin” as determined by NJDGE), and that is marketed and offered by GNOG to NJ Participants, which GNOG operates and administers under GN’s Operating License pursuant to this Agreement and utilizing the Online Gaming Platform. The GNOG Gaming Service shall be operated under the following domains and such other domains as may be reasonably approved by GN from time to time:
goldennuggetcasino.com
nj-casino.goldennuggetcasino.com
“GNOG Obligations” has the meaning set forth in Section 3.2.
“GNOG Player” means a NJ Participant who has entered into standard terms of use determined by GNOG to play or engage in the GNOG Gaming Service.
“GNOG Revenue Report” has the meaning set forth in Section 7.3.1.
“GNOG Third-Party Claim” has the meaning set forth in Section 12.1.2.
“Governmental Approvals” means, as applicable, all required approvals, authorizations, licenses, permits, consents, findings of suitability, registrations, exemptions and waivers of or from any Governmental Entity, including any Gaming Approvals.
“Governmental Entity” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority having or asserting executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing, including any Gaming Authority.
“Gross Gaming Revenue” means for any given period (a) with respect to Online Casino Games and Online Sports Wagering, all amounts wagered by GNOG Players through the GNOG Gaming Service, less all GNOG Player winnings on such Online Casino Games and Online Sports Wagering; and (b) for Online Poker Games (if any), all revenue generated by the GNOG Gaming Service through utilization of Online Poker Games after Player payoffs, including rake and tournament fees.
“Indemnified Party” has the meaning set forth in Section 12.1.3.
“Indemnifying Party” has the meaning set forth in Section 12.1.3.

“Infrastructure” means any physical assets that GNOG, its Affiliates or Subcontractors directly or indirectly acquires, installs or maintains from time to time in order to offer the GNOG Gaming Service.
“Initial Term” means the period starting on the Term Commencement Date and ending on the date that is five (5) years following the Term Commencement Date.
“Internet” means the international computer network of interoperable packet switched data networks, including the world-wide web, without regard to the means (or nature of the device) by which a user accesses the same.
“Internet Gaming Permit” means the Internet Gaming Permit authorizing the conduct of internet gaming in the State of New Jersey issued to GN by NJDGE pursuant to NJ Gaming Law.
“Landry’s Finance” has the meaning set forth in the Recitals.
“Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization (including any Governmental Approval) issued under any of the foregoing by, any Governmental Entity having jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including all of the terms and provisions of the common law of such Governmental Entity), as interpreted and enforced at the time in question.
“Licensed Area” has the meaning set forth in Section 6.1.1.
“Live Dealer Studio” means the online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers which is located in a portion of the Casino and as further depicted and described in the Live Dealer Lease.
“Live Dealer Studio Lease” means the lease agreement for the Live Dealer Studio previously executed between the parties.
“Monthly Royalty” has the meaning set forth in Section 7.1.
“Net Gaming Revenue” means Gross Gaming Revenue minus the following: (i) pooled or local jackpot contributions, (ii) all taxes paid to any gaming authorities, including all Gaming Taxes and the Federal Sports Wagering Excise Tax, (iii) free bets, cash back, offers, bonuses, promotional gaming credit paid to customers, up to a maximum of 20% of Gross Gaming Revenue, (iv) payment or bank fees related to the settlement of deposits, withdrawals and transactions, including fees levied by electronic payment or credit card organizations and including chargebacks, not to exceed 5% of Gross Gaming Revenue, (v) regulatory mandated geolocation and Know-Your-Customer fees, and (vi) any fees payable to sports governing bodies for the use of official data feeds.
“NJ Gaming Law” means the NJ State Gaming Act and the NJ State Gaming Regulations, as modified, amended or supplemented from time to time.
“NJ Online Gaming Services” means any Online Gaming Service approved by the director of the NJDGE, operated under GN’s Operating License, and made available to NJ Participants pursuant to the NJ Gaming Law.
“NJ Participants” means those Persons who are permitted, in accordance with the NJ Gaming Law and other applicable Gaming Laws, to participate in NJ Online Gaming Services.
“NJ State Gaming Act” means the New Jersey Casino Control Act, N.J.S.A. 5:12 1 et seq.
“NJ State Gaming Regulations” means any applicable regulations (whether interim or final) promulgated by a Governmental Entity in New Jersey pursuant to, or under authority granted by, the NJ Gaming Law.
“NJCCC” means the New Jersey Casino Control Commission.
“NJDGE” means the New Jersey Division of Gaming Enforcement.

“Online Casino Game” means casino-style games of chance (excluding Sports Wagering) offered through the GNOG Gaming Service under GN’s Operating License whereby participants in such game stake money or goods of monetary value and can win money or goods of monetary value, including without limitation, any game that: (i) is of a type of game that is played in casinos (for example: roulette, baccarat, blackjack, bingo, craps, virtual sports, big six wheel, keno, slot machines, mini-baccarat, red dog, pai gow, and sic bo, or variations thereof); and/or (ii) any other games provided under GN’s Operating License pursuant to NJ Gaming Law, as determined by NJDGE, but specifically does not include any social gaming.
“Online Gaming Platform” means one or more online, interactive-software products to conduct, support and maintain the GNOG Gaming Service (whether licensed or owned by GNOG), including, (i) software games and applications, (ii) anti-money laundering, “know-your-customer” and problem-gaming functionality, (iii) player account, back-end registration and payment/cashier-system functions and components, (iv) responsible gaming controls, (v) back-office tools, (vi) affiliate, loyalty and bonus systems, and (vii) remote game servers, each as updated, modified or enhanced from time to time.
“Online Gaming Business” means (a) the GNOG Gaming Service, (b) subject to Applicable Laws, the management and administration, on GN’s behalf, of all Skin Agreements, including all aspects of any services that GN is obligated to provide to Skin Operators, and (c) subject to Applicable Laws, the management, operation, maintenance and administration, on GN’s behalf, of all aspects of the Live Dealer Studio.
“Online Gaming Service” means, as permitted by applicable Gaming Laws, an interactive online gaming service offered or conducted via the Internet, mobile or other remote or electronic device or data network, whereby participants play any games as permitted by the applicable Gaming Laws, including Online Poker Games, Online Casino Games and Online Sports Wagering.
“Original Operations Agreement” has the meaning set forth in the Recitals.
“Online Poker Game” means an interactive, online, peer-to-peer poker game offered on a mobile or other remote or electronic device via the GNOG Gaming Service under GN’s Operating License, whereby participants in such game stake money or goods of monetary value and can win money or goods of monetary value, but specifically does not include any social gaming.
“Online Sports Wagering” means any online sports wagering offered on a mobile or other remote or electronic device via the GNOG Gaming Service under GN’s Operating License, whereby participants in such game stake money or goods of monetary value and can win money or goods of monetary value.
“Operating Licenses” means any and all necessary Gaming Approvals which permit the holder to operate, manage, administer and make available a NJ Online Gaming Service as anticipated by this Agreement, including an Internet Gaming Permit and the Sports Wagering License (as contemplated in the NJ Gaming Law) as issued by the NJDGE.
“Operator Pro-Rata Share” means, a fraction, the numerator of which is one (1), and the denominator of which is the number of unaffiliated online gaming operators conducting business under GN’s Operating License (including GN, if applicable) at the time such fraction is applied. For example, if GNOG, GN, and a third operator are all conducting business under GN’s Operating License, the Operator Pro-Rata Share would be 1/3, and if the third operator ceases to conduct business under GN’s Operating License, the Operator Pro-Rata Share would become 1/2.
“Party” and “Parties” have the meanings set forth in the preamble of this Agreement.
“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, Governmental Entity.
“Player Funds Security Amount” has the meaning set forth in Section 5.2.
“Player Incentives” means GNOG-issued promotional incentives actually provided to GNOG Players through the GNOG Gaming Service, including, without limitation, sign-up bonuses, retention bonuses, tournament prizes (cash and bonuses), redeemed vouchers, cash credits, free-play (including free spins), poker tournament entry tickets awarded to GNOG Players at no cost (which otherwise would have been purchased), tournaments dollars, guaranteed tournament prizes in excess of the actual tournament pool, and other bonuses provided to GNOG Players for future plays on or withdrawal from the GNOG Gaming Service.
“Property” means that certain casino facility currently known as the Golden Nugget Atlantic City Hotel & Casino located at Huron and Brigantine Blvd. in Atlantic City, New Jersey.
“Recipient” has the meaning set forth in Section 9.1.
“Renewal Period” means the period starting on the first day following the Initial Term or the immediately preceding Renewal Period, as applicable, and ending on the termination of this Agreement in accordance with the provisions set forth in Section 11.2.
“Required GNOG Tax Filings” has the meaning set forth in Section 4.2.3.
“SARCs” has the meaning set forth in Section 4.2.2.
“Services Agreement” shall mean that certain Services Agreement substantially in the form set forth on Exhibit C attached hereto by and among GN, GNOG and GN Parent.
“Skin Agreement(s)” means those certain agreements between GN and a Skin Operator set forth on Exhibit D attached hereto, as may be amended from time to time between GN and such Skin Operators.
“Skin Operator” means any Person which is party to a Skin Agreement.
“Service License” means any and all necessary Gaming Approvals that will permit the holder to provide online services, directly or indirectly, to a holder of an Operating License, for the offering of a branded Online Gaming Service, including a Casino Service Industry Enterprise License or Ancillary Casino Service Industry Enterprise License as issued by the NJDGE or any Transactional Waiver issued pursuant to NJAC 13:69J-1.2B.
“Sports Wagering License” means the Sports Wagering License authorizing the conduct of sports wagering in the State of New Jersey issued to GN by NJDGE pursuant to NJ Gaming Law.
“Subcontractor” has the meaning set forth in Section 3.2.2.
“Support Facilities” has the meaning set forth in Section 6.1.1.
“Tax” means all taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments and estimated taxes, assessments, deficiencies, levies, imposts, duties, withholdings, or other similar charges of every kind, character and description and any interest, penalties or additions to tax imposed thereon or in connection therewith.
“Term” means the period commencing on the Effective Date and ending on the date which is five (5) years following the Effective Date.
“Third Party” means any Person, including a Subcontractor, who is not a Party or such Party’s Affiliate, officer, manager, employee, general partner or director.
“Third-Party Claim” means a GN Third-Party Claim or a GNOG Third-Party Claim, as the context may require.
“Third-Party Claim Notice” has the meaning set forth in Section 12.1.3.
“Unsuitable Person” means a Person, or such Person’s officers, directors, employees, agents, designees or representatives who is or might be engaged in (or about to be engaged in) any activity or activities, or was in or is involved in any relationship, which could or does (as determined in the sole, but reasonable, discretion of the relevant Party) jeopardize the other Party’s or its Affiliate’s Gaming Approvals, including, the Operating Licenses, in the case of GN, or the Service License, in the case of GNOG, or if any such Gaming Approval is threatened to be denied, curtailed, suspended or revoked as a result of such Person.

“USA” means the United States of America, including any state, territory or possession thereof.
“Verification Checks” means the checks carried out by GNOG in order to attempt to verify (i) the age, identity and physical location at the time of transaction of a potential GNOG Player and (ii) whether a GNOG Player is a self-excluded player prohibited from conducting any wagering through the GNOG Gaming Service, all in accordance with NJ Gaming Laws. GN hereby recognizes that GNOG may use Third Party supplier(s) to carry out such Verification Checks.
1.2   Rules of Interpretation.   In this Agreement, except to the extent otherwise provided or the context otherwise requires: (a) when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement unless otherwise indicated; (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without being limited to”; (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) any reference to “days” means “calendar days” unless otherwise specified; (h) if a notice is to be given on a specified day, unless otherwise specifically provided herein, it must be given prior to 11:59 p.m., Atlantic City time; (i) references to a Person are also to its successors and permitted assigns; (j) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; (k) any reference “$” and “dollars” is to the lawful money of the USA; (l) except as required by applicable Laws or any Governmental Entity, if any payment or other delivery requirement becomes due on a date that is not a Business Day, then such due date shall be extended to the next succeeding Business Day; and (m) unless otherwise expressly provided herein, any agreement, instrument, statute, rule or regulation defined or referred to herein or in any agreement or instrument defined or referred to herein means such agreement, instrument, statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, rules and regulations) by succession of comparable successor statutes, rules and regulations.
ARTICLE 2
LICENSURE
2.1   Cooperation.   At all times during the Term, each Party agrees to use commercially reasonable efforts to obtain and maintain all Governmental Approvals necessary on the part of such Party to consummate the transactions contemplated herein, including cooperating with all Governmental Entities and timely complying with all filing deadlines and any requests of a Governmental Entity.
2.2   Service License Application; Operating Licenses Amendment.
2.2.1   GNOG has previously submitted an application to obtain a Service License allowing GNOG to provide the GNOG Gaming Service in the State of New Jersey. GNOG shall also, at its sole cost and expense, diligently pursue obtaining all Governmental Approvals with respect to the GNOG Gaming Service, including all testing and certification of the Online Gaming Platform and related content.
2.2.2   To the extent required, GN shall promptly submit to NJDGE and NJCCC (if necessary) any amendments to its Operating Licenses and other regulatory documentation or requests allowing GN to operate online gaming sites necessary to fulfill its obligations hereunder and to grant GNOG the right to host, manage, control, operate, support and administer, under GN’s Operating Licenses, the gaming sites pursuant to the GNOG Gaming Service during the Term, including without limitation any and all transactional waiver requests.
2.3   NJDGE Petition.   The Parties shall submit this Agreement and a transactional waiver petition to NJDGE for preliminary approval by NJDGE for the transactions contemplated hereunder.
2.4   Obligation to Maintain.   During the Term, each of GN and GNOG shall maintain and preserve all of its Gaming Approvals and other Governmental Approvals required in order to undertake or facilitate its activities under this Agreement, including, as applicable, its Operating Licenses and Service License, and at all times ensure compliance with all applicable Gaming Laws, including the NJ Gaming Laws.
2.5   Obligation to Inform.   Each Party shall inform the other Party within five (5) Business Days of receipt of any notice, correspondence or other information received in connection with any Gaming Authority or Governmental Entity, which reasonably could have a material adverse impact on obtaining or maintaining, as applicable, its Operating Licenses or Service License.
2.6   Assistance.   GN shall cooperate and provide reasonable assistance to GNOG and its Subcontractors to the extent reasonably required, practicable or necessary to obtain or maintain their Gaming Approvals relating to their activities under this Agreement.
ARTICLE 3
GNOG GAMING SERVICE
3.1   GNOG Gaming Service.   Subject to and in accordance with the terms of this Agreement, GN hereby grants GNOG the right to host, manage, control, operate, support and administer, under GN’s Operating Licenses, the GNOG Gaming Service during the Term. Such GNOG Gaming Service shall comply with all applicable Laws, including all applicable Gaming Laws and all applicable privacy, data security and financial Laws.
3.2   Administration of the Online Gaming Business.   Subject to any limitations imposed by applicable Gaming Laws, and except for the GN Obligations, GNOG shall manage, administer and control all management decisions concerning, all aspects of the Online Gaming Business, which may include (a) the development, operation, enhancements, upgrades, updates, fixes, additions, substitutions and replacements of all or any component thereof; (b) updating, replacing and maintaining the Infrastructure; (c) providing and maintaining any websites and domain names; (d) determining the features and functionality associated with the GNOG Gaming Service; (e) branding, marketing and promotion of the GNOG Gaming Service; (f) day-to-day management of the player network, including Verification Checks, fraud and collusion monitoring and control; (g) management of Player Incentives, loyalty programs and player-related costs; (h) customer service functions, including prompt resolution of any player disputes; (i) providing the payment processing system and services appurtenant thereto, including payment of all GNOG Player withdrawals and prompt advance notification to GN with respect to any cage withdrawals by GNOG customers; (j) promptly providing to GN all information, reports and data necessary for GN to timely comply with all Gaming Laws and other Laws applicable to GN or respond to any inquiries or investigations by Gaming Authorities; (k) procuring Third Party vendors and suppliers, (l) management and administration of Skin Agreements, (m) operation, management and maintenance of the Live Dealer Studio, and (n) any other required function or service reasonably required or necessary to provide, deliver or operate the Online Gaming Business in a manner consistent with generally accepted industry practices (collectively, the “GNOG Obligations”).
3.2.1   In consideration of the foregoing, GNOG shall be entitled to all revenues generated from the GNOG Gaming Services, including all future revenues received from Skin Operators to which GNOG provides the GNOG Gaming Services, if any, following the date hereof.
3.2.2   Notwithstanding anything to the contrary in this Agreement, and subject to any Gaming Laws, GNOG shall be entitled to use qualified contractors or subcontractors to perform or assist with the GNOG Obligations with respect to the GNOG Gaming Service hereunder (each, a “Subcontractor”), including subcontracting the provision for Online Gaming Platform and the services provided in accordance therewith; provided, GNOG shall always remain responsible for the performance of its obligations under this Agreement regardless of the fact it has employed Subcontractors to provide or assist with such service.
3.3   Other Agreements.   Concurrently with the execution of this Agreement the Parties and/or their applicable Affiliates shall, and shall cause such Affiliates, to perform the following:
3.3.1   GN License Agreement.   GN shall cause GNLV and GN Parent to enter into the GN License Agreement with GNOG.

3.3.2   Live Dealer Studio.   GNOG shall be responsible, at its sole cost and expense, for managing, operating and maintaining the Live Dealer Studio, and administering all third-party agreements related thereto, including without limitation, employing all staff necessary for the operation of the Live Dealer Studio.
3.3.3   Office Leases.   GN (or its appropriate Affiliate) and GNOG shall enter into the leases pertaining to office space previously designated by GN (i) within the Casino for GNOG employees located in New Jersey who are reasonably required to support the Online Gaming Business, and (ii) at GN Parent’s headquarters located in Houston, Texas, for GNOG employees reasonably required to support the Online Gaming Business.
3.3.4   Services Agreement.   GN, GNOG and GN Parent shall enter into the Services Agreement.
ARTICLE 4
GAMING AND REGULATORY COMPLIANCE
4.1   GN Obligations.   As a result of the GNOG Gaming Service being offered under GN’s Operating License, in addition to the other obligations of GN under this Agreement, GN shall be responsible for the following at no additional costs or fees to GNOG, other than as specified as a GN Reimbursed Expense or otherwise specified herein (collectively, the “GN Obligations”):
4.1.1   To obtain and maintain all Gaming Approvals and other Governmental Approvals required to perform its obligations under this Agreement with respect to the GNOG Gaming Service, including, without limitation, and subject to any reimbursement obligations of GNOG hereunder, GN’s Operating License;
4.1.2   Filing all reports with the Gaming Authorities required of a holder of an Operating License with respect to the GNOG Gaming Service, including, without limitation, gross gaming revenue, accounting and financial reports, customer activity and disputes reports, and reports regarding fraud and collusion;
4.1.3   Subject to reimbursement by GNOG in accordance with this Agreement, remitting all Reimbursable Gaming Taxes associated with the GNOG Gaming Service. For the avoidance of doubt, remittance of the Federal Sports Wagering Excise Tax relating to the GNOG Gaming Service shall be the responsibility of GNOG;
4.1.4   Providing all reasonable access to and reasonable use of GN “key employees” (as defined under NJ Gaming Law) to support GNOG’s applications for, and maintenance of, Governmental Approvals required under NJ Gaming Law; provided, however, the foregoing shall not relieve GNOG of any obligations it may have to provide its own “key employees” as required by NJ Gaming Law in connection with GNOG’s operations under this Agreement; and
4.1.5   Any other obligations required to maintain GN’s Operating License.
The GN Obligations shall at all times be performed in compliance with applicable Laws, including all applicable Gaming Laws and all applicable privacy, data security and financial Laws.
4.2   Required Filings.
4.2.1   Currency Transaction Reports.   GNOG shall be responsible for preparing and filing any and all Currency Transaction Reports (“CTRs”) other than with respect to cash transactions conducted at the GN cage and unless otherwise directed by Governmental Authorities. GN shall be responsible for preparing and filing any CTRs relating to transactions conducted by GN with GNOG Players at the GN cage (e.g., GN will be responsible for filing of CTRs for cage withdrawals or cage deposits made by GNOG Players).
4.2.2   Suspicious Activity Reports.   GNOG shall be responsible for preparing any and all Suspicious Activity Reports-Casinos (“SARCs”) relating to transactions conducted by GNOG with GNOG Players as required by Law, and promptly delivering such SARCs to GN to be filed by GN on GNOG’s behalf under the GN taxpayer identification number. For purposes of clarity, with respect to any SARCs prepared by GNOG and delivered to GN, the GNOG taxpayer identification number will be documented in the SARC narrative relating to the reported transaction. GN shall be responsible for preparing and filing any SARCs relating to transactions conducted by GN with GNOG Players at the GN cage (e.g., GN will be responsible for the preparing and filing of SARCs for cage withdrawals or deposits made by GNOG Players).
4.2.3   Required Tax Filings.   GNOG shall be responsible for filing (under GNOG’s taxpayer identification number), and accounting to the appropriate Governmental Entity for, all filings required under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and any other applicable federal or state tax Laws in respect of money wagered by GNOG Players through the GNOG Gaming Service, including without limitation, all 1099 filings, W-2G filings, and filings related to the Federal Sports Wagering Excise Tax and related payments (collectively, “Required GNOG Tax Filings”).
4.2.4   GNOG Reporting.   GNOG shall promptly provide to GN all information reasonably requested by GN from time to time in order for GN to comply with applicable Laws relating to any of the filings required under this Section 4.2, including without limitation verification of all Required GNOG Tax Filings, any CTRs or SARCs filed by GNOG. Any information provided by GNOG to GN pursuant to this Section 4.2.4 (i) shall be expressly subject to the confidentiality provisions of Article 9 of this Agreement, and (ii) shall not be used by GN for the acquisition of customers or for purposes competitive to GNOG. The restrictions set forth in the prior sentence shall survive any termination or expiration of this Agreement.
4.3   Compliance.
4.3.1   In managing, administering and controlling the GNOG Gaming Service as contemplated by this Agreement, GNOG (a) shall not engage, retain, employ or be controlled by, any Person (i) who is known by GNOG to be an Unsuitable Person or (ii) who is then known by GNOG to be in material violation of NJ Gaming Law and (b) shall comply with NJ Gaming Law with respect to any investigation or licensure it must do with respect to any personnel it employs associated with the GNOG Obligations and the GNOG Gaming Service.
4.3.2   GNOG shall implement Verification Checks that are compliant with the NJ Gaming Law.
4.3.3   GNOG shall also be responsible for ensuring that if a GNOG Player has set deposit or betting limits, or limits on play duration, or time out from play, that such limits are enforced. GNOG further agrees to implement any additional administrative measures to monitor game play as required by the NJ Gaming Laws.
4.3.4   Each Party shall cooperate with any Governmental Entity that has proper jurisdiction over the GNOG Gaming Service under the NJ Gaming Laws or otherwise, if there is any bona fide request for information or investigation in relation to the GNOG Gaming Service to the extent required by applicable Laws. In such event, the Party that is subject to the request for information or investigation shall (providing that they are not bound by a duty of confidentiality towards the Governmental Entity making such request or conducting such investigation) promptly give written notice to the other Party of such request or investigation, providing reasonable details.
4.3.5   GNOG shall develop (or license or otherwise procure), implement and maintain data security policies, protocols and systems, which may include without limitation firewalls, security patches, anti-virus software, and data encryption processes, designed to reasonably protect all GNOG Customer Data and other data on the GNOG Gaming Service servers and systems against any data security breaches. GN shall have the opportunity to review and comment on all GNOG data security measures and any modifications thereto from time to time; provided, however, GN shall have no obligation to do so, and GN shall have no liability for any such review and comments provided to GNOG from time to time.
4.4   Sports Event Restriction.   GNOG acknowledges that, in addition to any other sports events for which GN is prohibited from accepting wagers under NJ Gaming Laws or pursuant to any restrictions imposed upon GN or its Affiliates by the governing body of any sports league or association (e.g., the

National Basketball Association, National Football League, Major League Baseball, or National Collegiate Athletic Association), GNOG shall not be permitted to accept any wagers of any kind on (a) any games or events involving the NBA Houston Rockets (including other teams with respect to such team’s participation in any such game or event involving the NBA Houston Rockets), (b) any futures or proposition wagers involving the NBA Houston Rockets, (c) the individual performance of any member of the NBA Houston Rockets, whether in a single game, a series of games, or all or part of a season (including futures such as Most Valuable Player Awards), and (d) the individual performance of any player in any game where such player’s opponent is the NBA Houston Rockets, and (e) any other wager which is determined by GN in its sole discretion, based on advice of counsel, to be prohibited by NJ Gaming Laws or applicable league rules. This restriction shall apply to GNOG unless and until GN provides GNOG with written notice that, in GN’s good faith determination, this restriction no longer applies to GN and/or GNOG’s operation under GN’s Operating Licenses under applicable Laws. GN reserves the right to amend this restriction in its sole discretion upon written notice to GNOG to the extent that GN reasonably determines that such amendment is required under Applicable Laws or applicable league rules and so long as such amendment is no more restrictive than the policies and procedures applicable to GN’s own Online Sports Wagering activities. GNOG agrees to at all times comply with any reasonable policy directives issued by GN for purposes of complying with the foregoing and, upon request by GN from time to time, provide GN with a list of wagers offered and/or prohibited in order to demonstrate compliance with this Section 4.4;provided, that such requests shall be limited to once per calendar year or such greater number of times that is necessary for GN itself to comply with NJ Gaming Laws or any restrictions imposed upon GN or its Affiliates by the governing body of any sports league or association.
ARTICLE 5
ACCOUNTS
5.1   Operating Account.
5.1.1   GN shall be responsible for establishing an operating bank account with an Eligible Bank (designated by GNOG and reasonably approved by GN) for the GNOG Gaming Service in compliance with NJ Gaming Laws (the “GNOG Bank Account”). With respect to the GNOG Bank Account, (a) GNOG shall be responsible for funding the GNOG Bank Account with all amounts required by GNOG to conduct business through the GNOG Gaming Service and the Player Funds Security Amount (as defined in Section 5.2 below); and (b) GN shall (i) in a timely manner not to exceed three (3) Business Days after the establishment of the GNOG Bank Account provide designated GNOG employees, as determined by GNOG, with all necessary joint authority to deposit and withdraw funds to and from the GNOG Bank Account, (ii) hold all funds in the GNOG Bank Account in trust for GNOG, subject to any permitted use by GN of such funds pursuant to this Article 5 or as otherwise directed by GNOG in writing, and (iii) establish and maintain for the duration of the Term internal controls to prevent unauthorized access to (and unauthorized use by GN employees or representatives) or use of the GNOG Bank Account and its funds. GNOG releases and waives any and all claims against, and shall indemnify, defend and hold harmless, GN from and against any liability or claims arising out of any unauthorized, unlawful or improper activities conducted by any GNOG employees designated with account authority by GNOG under clause (b)(i) above through use of the GNOG Bank Account. GN releases and waives any and all claims against, and shall indemnify, defend and hold harmless, GNOG from and against any liability or claims arising out of any unauthorized, unlawful or improper activities conducted by GN or any GN employees regarding the GNOG Bank Account.
5.1.2   Notwithstanding the foregoing, GN shall have the right to access and draw funds from the GNOG Bank Account for the purpose of obtaining reimbursement for:
(a)   any cage cash-outs or other withdrawal amounts paid by GN to GNOG Players which are not otherwise advanced or reimbursed by GNOG to GN when required pursuant to Section 5.3; and
(b)   (x) any GN Reimbursed Expenses, which are not reimbursed by GNOG to GN when due, or (y) any Reimbursable Gaming Taxes which are not reimbursed by GNOG to GN when due; provided, that (i) such withdrawal shall not be permitted to the extent it would cause the balance of the GNOG Bank Account to be non-compliant with applicable Law.

5.1.3   GN shall not have the right to access or draw funds from the GNOG Bank Account for any other purpose, except as set forth in Section 5.1.2 or as otherwise directed by GNOG in writing.
5.2   Player Funds Security Amount.   In addition to any operating funds in the GNOG Bank Account, GNOG will fund such amounts required to ensure the security of funds held in GNOG Player accounts as required by Chapter 690:1.3k of the NJ State Gaming Regulations (the “Player Funds Security Amount”). During the Term and for ninety (90) days following the expiration or termination of this Agreement (or such longer period as may be required by Gaming Authorities), GNOG will ensure that the balance maintained in the GNOG Bank Account is at all times $50,000 greater than the sum of the daily ending cashable balance of all GNOG Player accounts, funds on game, and pending withdrawals.
5.3   Cage Withdrawals.   GNOG shall approve or reject each request by a GNOG Player to make a cage cash-out within 24 hours of GN providing notice thereof. GNOG shall be required to reimburse GN for all amounts paid by GN to GNOG Players pursuant to an approved cage cash-out within two (2) Business Days; provided, that GN reserves the right to require GNOG to advance funds to GN in advance of any individual withdrawal in excess of Ten Thousand Dollars ($10,000).
ARTICLE 6
FACILITIES
6.1   Equipment Room License.   GN hereby grants to GNOG a limited, revocable, nonexclusive license (the “Equipment Room License”) to use a portion of the equipment room space at the Property shown on Exhibit B attached hereto (the “Equipment Room”) solely to install, operate, maintain and repair servers, computer racks, computer equipment, software, hardware and other equipment owned, licensed or leased by GNOG or its designees, associated with GNOG Gaming Service (the “GNOG Equipment”) on the terms and conditions set forth in this Article 6. So long as GNOG is not in material default of this Agreement, taking into account any applicable notice and cure period, GN shall not revoke the Equipment Room License during the Term.
6.1.1   The Parties acknowledge that the GNOG Equipment is presently installed in an acceptable location within the Equipment Room (the “Licensed Area”). GN agrees that GNOG will have use of, and access to, such electrical power, backup generator power, HVAC, fire suppression and redundancies (“Support Facilities”) as may currently exist in the Equipment Room as of the Effective Date to the extent GNOG’s use any of the foregoing would not materially adversely impact the use or operation of any equipment or any equipment of GN or third parties currently installed within the Equipment Room. Any additions or enhancements to existing Support Facilities will be at the cost and expense of GNOG pursuant to Section 6.1.2 below. The Licensed Area shall adequately house the GNOG Equipment and allow GNOG to reasonably install, operate, maintain and repair the GNOG Equipment. GN will have the right to relocate with Licensed Area; provided, however, GN will not require GNOG to relocate the GNOG Equipment on less than sixty (60) days written notice, except in the case of an Emergency. In the event of an Emergency, GN will use reasonable efforts to provide GNOG immediate notice upon discovery of or identification of such impeding event that does, or with the passage of time, may keep GNOG from properly utilizing the Licensed Area. Subject to Section 6.1.2 below, GNOG shall not be responsible for any lease or rental costs for use of the Licensed Area in the Equipment Room.
6.1.2   GNOG shall, at its sole cost and expense, be responsible for paying for any alterations, improvements or capital expenditures to the Property, Equipment Room and/or related infrastructure which is either (i) required by NJ Gaming Law for the GNOG Equipment, or (ii) which GNOG may reasonably deem necessary, in either case for the installation and proper operation of the GNOG Equipment and any other GNOG equipment located in the Equipment Room, including without limitation, additional power supply, additional air-conditioning, dedicated data circuits, and internet service. All such alterations, improvements or capital expenditures under Section 6.1.2(ii) above shall be performed at the direction of GN at GNOG’s sole cost and expense. GNOG shall be responsible, at its sole cost and expense, for the maintenance and repair of any improvements or alterations which solely service GNOG Equipment. Subject to the terms of this Article 6, GN shall be responsible to maintain and repair Support Facilities which service all equipment located in the Equipment Room generally.

6.1.3   GNOG shall provide GN (and shall keep up to date) a list of the GNOG’s employees, agents, and contractors who will be entering the Equipment Room on behalf of GNOG (“Authorized Personnel”) and certify that all such Authorized Personnel are authorized to enter the Equipment Room with appropriate Gaming Approvals, pending applications to receive Gaming Approvals or the lack of any necessity for such persons to have Gaming Approvals. Subject to applicable Laws, and compliance with GN’s reasonable general operating policies and procedures for the Property (as may be in effect from time to time), GNOG’s Authorized Personnel may access the Equipment Room at any time with advanced reasonable notice. Additionally, GNOG shall have, as appurtenant to the Equipment Room License, non-exclusive rights to access common walkways necessary for access to the Property. GNOG acknowledges that, under no circumstances shall GNOG and/or its employees, agents, contractors, licensees or invitees have access to or use of any equipment located within the Equipment Room other than the GNOG Equipment, without the prior written consent of GN.
6.1.4   Notwithstanding anything in this Article 6 to the contrary, GNOG may retain the GNOG Equipment in the Property until the later of the end of thirty (30) Business Days after the end of the Term or forty-five (45) days after the expiration or earlier termination of this Agreement and retain access to the Property by Authorized Personnel for the sole purpose of removing the GNOG Equipment. GNOG’s access to the Property for such purpose shall be subject to all of the terms and conditions of this Agreement and the Equipment Room License. To the extent that GNOG Equipment continues to occupy the Equipment Room beyond any period permitted under this Agreement, any GNOG Equipment remaining after such period shall, at GN’s option, be deemed abandoned, automatically become the property of GN and GN may use or dispose of such GNOG Equipment as GN may determine in its sole and absolute discretion.
6.1.5   Both Parties will comply with all applicable Laws, including all regulations of all duly constituted authorities with jurisdiction over the Equipment Room, the Casino, the GNOG Equipment and/or the GNOG Gaming Service.
6.1.6   GNOG acknowledges and agrees that it will be provided with an opportunity to inspect the Equipment Room and shall accept possession of the Licensed Area of the Equipment Room from GN in its existing “AS IS” and “WITH ALL FAULTS” condition. GNOG ACKNOWLEDGES THROUGH ITS ACCEPTANCE OF THE LICENSED AREA, AND EXCEPT AS SET FORTH IN THIS AGREEMENT, GN HAS NOT MADE AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO GNOG WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY IMPROVEMENTS WITHIN OR CONNECTED TO THE EQUIPMENT ROOM OR AS TO THE CONDITION OF THE EQUIPMENT ROOM OR ITS CONNECTIONS AS OF DELIVERY, EITHER EXPRESS OR IMPLIED, AND THAT GN EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE EQUIPMENT ROOM IS SUITABLE FOR GNOG’S INTENDED COMMERCIAL PURPOSES AS OF DELIVERY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) GNOG’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT ARE NOT DEPENDENT UPON THE CONDITION OF THE EQUIPMENT ROOM OR THE PROPERTY (NOW OR IN THE FUTURE), AND (B) GNOG SHALL CONTINUE TO PAY ALL AMOUNTS HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY GN OF ITS DUTIES OR OBLIGATIONS WITH RESPECT TO THE EQUIPMENT ROOM HEREUNDER.
6.1.7   Notwithstanding anything in this Agreement to the contrary, except as provided in Section 6.1.7 above, no suspension, interruption, malfunction or change in the quantity or character of any utility service provided to the Equipment Room shall constitute an eviction or disturbance of GNOG’s use or possession of the Licensed Area or a breach by GN of any of GN’s obligations hereunder or render GN liable or responsible to GNOG for any loss or damage which GNOG may sustain or incur, or grant GNOG any right to set off, abatement, or recoupment. In such event, if the condition is not cured within fifteen (15) days after written notice to GN, GNOG’s sole and exclusive remedy shall be to elect to remove the GNOG Equipment from the Licensed Area without any further liability on the part of GN.
6.1.8   If the Licensed Area is destroyed by fire or other casualty so as to render the Licensed Area unusable for the permitted uses set forth herein, GN shall have no obligation to restore the Equipment Room absent providing written notice to GNOG of its election to do so.

6.1.9   EXCEPT IN THE CASE WHERE THE FOLLOWING ARISE OUT OF OR ARE IN CONNECTION WITH THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GN, GNOG SHALL INDEMNIFY, DEFEND AND HOLD GN HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), FINES, SUITS, LOSSES, DAMAGES, JUDGMENTS, CLAIMS, DEMANDS, LIABILITIES AND ACTIONS ARISING FROM OR IN CONNECTION WITH ANY CLAIMS ARISING FROM (A) ANY INJURY TO OR DEATH OF, OR DAMAGE TO PROPERTY OF, GNOG, GNOG’S EMPLOYEES OR CONTRACTORS, (B) FAILURE BY THE GNOG EQUIPMENT TO COMPLY WITH ALL APPLICABLE LAWS OR REGULATIONS, OR (C) THE OPERATION, PERFORMANCE, OR FUNCTIONALITY OF THE GNOG EQUIPMENT.
6.1.10   Anything in this Agreement to the contrary notwithstanding, and except in the case of gross negligence or willful misconduct of GN, GNOG hereby waives any and all rights of recovery, claim, action or cause of action against GN, its officers, directors, employees or agents for any damage to the Licensed Area or GNOG Equipment, by reason of fire, the elements or any other cause which is insurable under a standard “all risk” property insurance policy on the GNOG Equipment, regardless of cause or origin. The provisions of this Section 6.1.11 shall survive the expiration or termination of this Agreement.
ARTICLE 7
FEES
7.1   Monthly Royalty.   For each calendar month commencing on the Effective Date, GNOG shall be obligated to pay to GN an amount equal to three percent (3%) of Net Gaming Revenue generated from the GNOG Gaming Service for such month (“Monthly Royalty”) as provided in the License Agreement. For the avoidance of doubt, any Monthly Royalties paid under this Agreement which would also be owed under the GN License shall be in lieu of, and not in addition to, such amounts owed under the GN License.
7.2   Additional Fees.   At all times during the Term, GNOG shall be obligated to reimburse GN for all GN Reimbursed Expenses incurred by GN in connection with this Agreement, and any other amounts which are made the responsibility of GNOG under this Agreement (including without limitation Reimbursable Gaming Taxes) on the terms set forth below.
7.3   Reports.
7.3.1   By no later than ten (10) days (or sooner if required by Gaming Laws) following the end of each calendar month during the Term, and in addition to any other reports required by GNOG under this Agreement, GNOG shall provide GN with a full and accurate statement of revenues generated from the GNOG Gaming Service for the prior calendar month (the “GNOG Revenue Report”), setting forth in reasonable detail the following: (a) Gross Gaming Revenue generated from Online Casino Games, Online Poker Games and Online Sports Wagering, respectively, (b) any permitted deductions from Gross Gaming Revenue, including without limitation, GNOG’s calculation of Gaming Tax owed, (c) GNOG’s calculation of Net Gaming Revenue generated from the GNOG Gaming Service, and (d) the Monthly Royalty owed.
7.3.2   No later than ten (10) days following the end of each calendar month, GN shall deliver an invoice to GNOG that describes in detail reasonably acceptable to GNOG any GN Reimbursed Expenses owed by GNOG to GN.
7.4   Monthly Payments.   Payment by GNOG of the Monthly Royalty shall be due and payable as provided in the GN License. Payment of all undisputed amounts reflected in any invoice for GN Reimbursed Expenses or other amounts owed is due upon receipt, and, except as otherwise expressly provided herein, GNOG shall pay all amounts set forth in such corresponding invoice within ten (10) days following receipt. Any amount not received by the payment deadline will be subject to interest at the lesser of 1.5% per month or the maximum rate allowed by law and will be subject to an administrative charge for late processing equal to two percent (2%) of the amount not timely paid.
7.4.1   Notwithstanding the payment terms set forth in Section 7.3, (i) invoices specific to NJDGE investigative fees or other assessments specifically attributable to GNOG or the GNOG Gaming Service shall be payable to GN within ten (10) Business Days following receipt of invoice therefor, so long as such invoice is promptly delivered to GNOG, (ii) payments by GNOG for Reimbursable Gaming Taxes owed with respect to the GNOG Gaming Service for the previous calendar month shall be due on or before the ninth (9th) day of each calendar month, or such sooner time as may be notified by GN from time to time, and (iii) certain reimbursements by GNOG with respect to GNOG Player cage withdrawals shall be payable as provided in Section 5.3.
7.4.2   Each payment obligation of GNOG hereunder in respect of periods prior to the expiration or termination of this Agreement shall survive the same and shall be payable upon such time as is contemplated under this Agreement.
7.5   Payment Method.   All payments required under this Article 7 shall be made by means of wire transfer in immediately available funds to an account GN may indicate pursuant to Section 13.12.
7.6   Right to Audit.   Both Parties will keep and maintain accurate books of account and records covering all transactions relating to this Agreement. Each Party is entitled at its sole cost and expense, to: (a) audit such books and records up to two (2) times each calendar year, upon at least thirty (30) days prior written notice to the other Party, or at any time during a calendar year upon written demand by any Gaming Authority to the extent such demand relates to the other Party’s books and records, in each case upon at least forty-eight (48) hour notice, by sending an authorized representative, agent, attorney and/or accountant, during normal business hours, to the then current business address in the USA of the other Party where records are maintained; and (b) make or cause such authorized representative, agent, attorney or accountant to make copies and summaries of such books and records for use in auditing only (such books and records and copies and summaries, will be deemed Confidential Information). All books records shall be subject to the audit rights set forth in the GN License.
ARTICLE 8
OWNERSHIP
8.1   GNOG Gaming Service and Online Gaming Platform Ownership.   The Parties acknowledge that GN has contributed to GNOG all assets used primarily in connection with the Online Gaming Business.
8.1.1   GN acknowledges and agrees that GNOG owns or licenses all right, title and interest in and to the Online Gaming Platform, GNOG Gaming Service and Infrastructure, and that other than the rights expressly granted to GN under this Agreement and those rights in the GN Marks reserved to GN pursuant to the GN License, GN has no rights in and to the foregoing. The Parties agree that there are and shall be no implied licenses under this Agreement and that GNOG expressly reserves all rights not expressly granted to GN hereunder.
8.1.2   GNOG hereby grants to GN during the Term a limited, revocable, nonexclusive, royalty-free, non-transferable (except as permitted by Section 13.4) license (subject to the NJ Gaming Law), to use the Online Gaming Platform solely to the extent necessary to carry out GN’s obligations under this Agreement or under applicable Gaming Laws.
8.1.3   GN’s Affiliate owns all right, title and interest in and to the GN Marks licensed to GNOG under the GN License. GNOG acknowledges and agrees that it shall not acquire any rights in the foregoing except as expressly granted under the GN License and that GN expressly reserves for and on behalf of its Affiliates all rights not so expressly granted.
8.1.4   Each of GN and GNOG acknowledges and agrees that the licensor or ultimate owner of each of the GNOG Brands owns all goodwill associated therewith. Each of GN and GNOG further acknowledges and agrees that its use of any GNOG Brands owned by the other Party, if any, if and as expressly provided for under this Agreement or the GN License, shall inure to the benefit of the other Party and that the first Party shall not acquire any rights therein.
8.1.5   GN may not reverse-engineer, decompile or disassemble any aspect of the Online Gaming Platform or the GNOG Gaming Service. GN may not reproduce, display, perform, distribute, sell, modify or create derivative works based upon any aspect of the Online Gaming Platform or the GNOG Gaming Service. GN shall not (a) permit any Persons to use any aspect of the Online Gaming Platform or GNOG Gaming Service except as otherwise agreed by the Parties or (b) use any aspect of the Online Gaming Platform or GNOG Gaming Service in the operation of a service bureau.
8.2   Customers and Data Ownership.
8.2.1   GNOG shall own all information related to the GNOG Players, including personally identifiable information, and historical play information (“GNOG Customer Data”), and GN hereby assigns any and all current and future rights in the GNOG Customer Data acquired through the GNOG Gaming Service to GNOG; provided, however, that GNOG shall provide to GN any and all GNOG Customer Data that GN is required to maintain under applicable Gaming Laws under the following conditions: (i) nothing contained in this Section 8.2.1 shall limit GNOG from exploiting the GNOG Customer Data in any way, (ii) nothing contained in this Section 8.2.1 shall permit GN to use GNOG Customer Data for any purpose other than compliance with applicable Gaming Laws, (iii) GN shall be responsible for compliance with applicable Laws concerning privacy and personally identifiable information in connection with its use of GNOG Customer Data and (iv) GNOG shall only be required to disclose GNOG Customer Data which includes personally identifiable information as required in order for GN to comply with applicable Gaming Laws. GN acknowledges and agrees that GNOG Customer Data shall be Confidential Information and it shall not, and shall not permit any Person to, transfer or disclose any GNOG Customer Data to any other Person: (a) without the prior written consent of GNOG, which consent may be granted or withheld in GNOG’s sole discretion, or (b) unless required by Law. Notwithstanding anything contained in this Agreement, GN shall use the GNOG Customer Data only in connection with its obligations hereunder and shall (i) hold it in strict confidence, (ii) use standard industry practices to keep it secure and (iii) promptly notify GNOG of any breach and assist GNOG in taking any remedial action reasonably requested by GNOG. Notwithstanding anything herein to the contrary, GN shall own all information related to customers of GN’s or its subsidiaries’ or affiliates’ land-based casino operations, including personally identifiable information, and historical play information, and nothing herein shall be construed as granting GNOG any rights, title or interest in such information.
8.2.2   Subject to applicable Laws, GNOG shall be entitled to create, implement and amend the terms of use and privacy policies for the GNOG Gaming Service as it deems appropriate. Each Party shall be solely responsible for compliance with all applicable Laws concerning privacy and personally identifiable information in connection with its use of GNOG Customer Data.
ARTICLE 9
CONFIDENTIALITY
9.1   Confidentiality.   Each of GNOG and GN acknowledges that it may acquire Confidential Information (as defined below) with respect to the other Party and the Online Gaming Business. In connection therewith, each Party covenants to refrain from using or disclosing at any time any such Confidential Information with respect to the other Party except as expressly permitted under this Agreement or to the extent necessary to fulfill such Party’s duties under this Agreement. Each Party may share the Confidential Information disclosed by the other Party (the “Disclosing Party”) to such receiving Party (the “Receiving Party”) with such Receiving Party’s Affiliates, shareholders, members, managers, directors, officers, employees, agents, advisors, and accountants (collectively, “Representatives”) who need to know such Confidential Information in order for the Receiving Party to perform its obligations and duties under this Agreement; provided, however, that (i) the Receiving Party informs such Representatives of the confidential nature of the Confidential Information and (ii) such Representatives agree to keep such information confidential in accordance with the terms of this Section 9. The Receiving Party will protect and maintain the confidentiality of the Confidential Information it receives from the Disclosing Party with the same care it uses to protect and maintain its own Confidential Information, but in no case less than a reasonable degree of care. Notwithstanding anything in this Agreement to the contrary, the Receiving Party shall be responsible for any action or inaction by any of its Representatives if such action or inaction could constitute a breach of the obligations of this Section 9 had such action or inaction been made by the Receiving Party.
For purposes of this Agreement, “Confidential Information” shall mean all information with respect to a Party and its Affiliates and the Online Gaming Business, including, without limitation, confidential information and trade secrets concerning such business and other plans, customer names, customer requirements and supplier names, profit formulas and financial plans, disclosed by the Disclosing Party to the Receiving Party, whether orally or in writing, whether or not labeled as confidential. “Confidential Information” shall not include information that:
(i)   was available to the general public at the time it was disclosed or becomes available to the general public subsequent to the disclosure (provided that this exception will not apply if the public disclosure is due to an act or omission of the Receiving Party or its Representatives);
(ii)   was independently developed by the Receiving Party or its Representatives without any use of or reference to the Disclosing Party’s Confidential Information; or
(iii)   was properly and legally received from a third party which is not an Affiliate of GNOG or GN and which is not under any duty to the Disclosing Party not to disclose such information at the time of such disclosure.
9.2   Disclosures Required by Law.   The Receiving Party and its Affiliates may disclose information received under this Agreement to the extent required by applicable Law, an order or requirement of a court, a subpoena or other discovery process (e.g., interrogatories or requests for the production of documents), or an order or requirement of any Governmental Entity having jurisdiction over the Receiving Party or any relevant Affiliate); provided, however, that the Receiving Party shall, if legally permitted, provide prompt notice thereof to the Disclosing Party prior to any such disclosure so that the Disclosing Party can determine whether the Disclosing Party desires to obtain a protective order or otherwise prevent public disclosure of such information. If the Disclosing Party seeks a protective order, then the Receiving Party and any relevant Affiliate will provide reasonable cooperation at the Disclosing Party’s request and expense. In the event that a protective order or other remedy is not obtained, the Receiving Party and any relevant Affiliate may furnish only that portion of the Confidential Information that is legally required to be disclosed and shall exercise all commercially reasonable efforts, at the Disclosing Party’s expense, to obtain reliable assurance that confidential treatment will be accorded such disclosed Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, this Section 9.2 shall not apply to any audit, examination or inquiry by the Securities and Exchange Commission, and in no event shall the Receiving Party or its Affiliates be restricted or prohibited from disclosing any information in connection with the same.
9.3   Remedies.   Each of GNOG and GN hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies each may have available to it pursuant to the Laws of any jurisdiction or common law or judicial precedent to prevent the disclosure of proprietary or Confidential Information, and the enforcement by any of them of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Agreement. In furtherance of the foregoing and in addition to any other remedies that may be available in law, in equity or otherwise, Disclosing Party shall be entitled to seek injunctive relief to prevent any unauthorized use or disclosure of Confidential Information without having to prove damages or post a bond or other security.
9.4   Return or Destruction of Confidential Information.   Upon termination of this Agreement, each Receiving Party agrees to destroy or return to the Disclosing Party all documents or recorded material of any type (including all copies, extracts or other recordings thereof) which may be in its possession or under its control and which constitutes (in whole or in part) Confidential Information of such Disclosing Party; provided, that the Receiving Party and its Representatives may retain (i) Confidential Information to the extent it is backed up on electronic information management and communications systems or servers in the ordinary course and is not available to an end user and cannot be expunged without considerable effort and (ii) Confidential Information to the extent such retention is required by bona fide document retention implemented to comply with applicable Law, regulation or enforceable professional standards and consistently applied with appropriate access restrictions. Any Confidential Information so retained shall remain subject to this Section 5 until returned or destroyed.
9.5   Non-Waiver.   Each Party acknowledges and agrees that some of the Confidential Information may be subject to certain legal privileges or may be classified as, or considered to be, a trade secret. Disclosure of Confidential Information is not intended to, and does not constitute, a waiver of any legal privileges, including, without limitation, attorney-client privilege or work product privilege, or impair its classification or protection as a trade secret. All obligations arising hereunder with respect to Confidential Information that constitutes a trade secret under applicable Law shall survive termination of this Agreement until such Confidential Information no longer constitutes a trade secret.
9.6   Survival.   The provisions of this Section 9 shall survive any termination of this Agreement.
ARTICLE 10
REPRESENTATIONS AND WARRANTIES
10.1   Representations and Warranties of GN.   In order to induce GNOG to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, GN hereby represents and warrants as of the date hereof to GNOG as follows:
10.1.1   Organization.   GN is a limited liability company, duly organized and validly existing under the Laws of the State of New Jersey.
10.1.2   Authority and Validity.   GN has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by GN of, and the performance by GN of its obligations under this Agreement have been duly authorized by the requisite action on its part, including, if necessary, approval of the board of directors of GN’s parent entity. This Agreement is the valid and binding obligation of GN, enforceable against GN in accordance with its terms, except insofar as enforceability may be affected by Bankruptcy Laws or by principles governing the availability of equitable remedies.
10.1.3   Non-Contravention.   The execution, delivery and performance by GN of this Agreement does not and will not (a) conflict with or violate any provision of GN’s organizational documents, (b) result in any violation of or breach or default under or loss of rights under any contract or agreement to which GN is a party or by which it is bound, (c) violate any Law to which GN is subject, or (d) violate, conflict with or result in a default, right to accelerate or loss of rights under any order, judgment or decree to which GN is a party or by which it is bound or affected.
10.1.4   No Consents.   Except with respect to any applicable Gaming Approval, no material approval of, notice to, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to GN in connection with the execution, delivery and performance of this Agreement.
10.1.5   No Litigation.   Except as disclosed in writing to GNOG on or before the execution of this Agreement, there is no pending or, to GN’s actual knowledge, threatened Claims, lawsuits, governmental actions or other proceedings against GN or its assets before any court, agency or other judicial, administrative or other governmental body or arbitrator which could reasonably be expected to have a material adverse effect on the GNOG Gaming Service.
10.1.6   Permits.   GN has obtained all licenses, authorizations, approvals, consents or permits required by applicable Laws to conduct its business generally and to perform its obligations under this Agreement.
10.2   Representations and Warranties of GNOG.   In order to induce GN to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, GNOG hereby represents and warrants as of the date hereof to GN as follows:
10.2.1   Organization and Qualification.   GNOG is a limited liability company, duly organized and validly existing under the Laws of the State of New Jersey.
10.2.2   Authority and Validity.   GNOG has the requisite power and authority to execute, deliver and perform its respective obligations under this Agreement. The execution and delivery by GNOG of, and the performance by GNOG of its obligations under this Agreement have been duly authorized by the requisite company, corporate, or other such organizational action on its part, including if necessary approval of the sole manager of GNOG. This Agreement is the valid and binding obligation of GNOG, enforceable against GNOG in accordance with its terms, except insofar as enforceability may be affected by Bankruptcy Laws or by principles governing the availability of equitable remedies.

10.2.3   Non-Contravention.   The execution, delivery and performance by GNOG of this Agreement does not and will not (a) conflict with or violate any provision of GNOG’s organizational documents, (b) result in any violation of or breach or default under or loss of rights under any contract or agreement to which GNOG is a party or by which it are bound, (c) violate any Law to which GNOG is subject, or (d) violate, conflict with or result in a default, right to accelerate or loss of rights under any order, judgment or decree to which GNOG is a party or by which it is bound or affected.
10.2.4   No Consents.   Except with respect to any applicable Gaming Approval, no material approval of, notice to, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to GNOG in connection with the execution, delivery and performance of this Agreement.
10.2.5   No Litigation.   Except as disclosed in writing to GN on or before the execution of this Agreement, there is no pending or, to GNOG’s actual knowledge, threatened Claims, lawsuits, governmental actions or other proceedings against GNOG or its assets before any court, agency or other judicial, administrative or other governmental body or arbitrator which could reasonably be expected to have a material adverse effect on the GNOG Gaming Service.
ARTICLE 11
TERM AND TERMINATION
11.1   Commencement of Term.   Subject to the terms and conditions of this Agreement, the Term shall commence on the Term Commencement Date and continue for the duration of the Initial Term, subject to GNOG’s right to renew for one (1) additional Renewal Period as provided below.
11.2   Renewal Period.   Provided that GNOG is not in material breach under this Agreement beyond any applicable notice and cure period, and this Agreement has not otherwise been terminated in accordance with its terms, GNOG shall have the right to renew this Agreement for one (1) additional five (5) year period (the “Renewal Period”). In order to exercise GNOG’s right to renew this Agreement, GNOG must provide GN with written notice of its intent to renew this Agreement no less than twelve (12) months and no more than eighteen (18) months prior to the expiration of the Initial Term.
11.3   Termination.
11.3.1   Either GNOG or GN can terminate this Agreement upon written notice to the other Party on the following terms:
(a)   subject to the notice and cure requirements of Section 11.5, upon a material breach of this Agreement by the other Party;
(b)   in the event the other Party or any of its officers, directors or shareholders that are licensed pursuant to the NJ Gaming Laws is or becomes an Unsuitable Person and such event is not cured with thirty (30) days (or such shorter period as may be prescribed by applicable Gaming Authorities) following written notice from the terminating Party;
(c)   in the event the other Party and/or any of its Affiliates (i) commences any case, proceeding or other action under any existing or future debtor relief law, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) makes a general assignment for the benefit of its creditors;
(d)   if there is commenced against such other Party and/or any of its Affiliates in a court of competent jurisdiction any case, proceeding or other action of a nature referred to in clause (c) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed or unbonded for thirty (30) days;
(e)   in the event (i) any Governmental Entity institutes, maintains or brings an Action under any Law of the USA seeking to criminally penalize the offering or conduct of all Online Gaming

Services in general, or (ii) the offering or conduct of Online Gaming Services is otherwise no longer permitted in the State of New Jersey under applicable Laws (including, without limitation, Federal Online Gaming Law or NJ Gaming Law); provided, that such event shall not constitute cause for termination of this Agreement unless it applies to all components of the GNOG Gaming Service (e.g. Online Sports Wagering, Online Casino Games and Online Poker Games, as applicable); or
(f)   any Gaming Authority in the State of New Jersey disapproves this Agreement or the commercial components thereof, and the Parties, acting together in good faith, are not able, without materially frustrating the commercial intent of this Agreement, to amend the Agreement so that the applicable Gaming Authority approves this Agreement in a timely manner.
11.3.2   GN shall have the right, in its sole discretion and without waiving any other rights or remedies hereunder, to terminate this Agreement if GNOG ceases offering the GNOG Gaming Service for a period of six (6) consecutive calendar months at any time during the Term (other than as a result of events constituting a Force Majeure). In such event, GN shall provide to GNOG written notice of its election to terminate and the effective date of such termination shall be the date which is thirty (30) days from the date of delivery of such termination notice.
11.4   Effect of Termination.
11.4.1   In the event this Agreement is terminated the Parties shall otherwise comply with their respective obligations under this Agreement applicable to the termination or expiration of the then current term, including without limitation, with respect to compliance with Laws, settlement of all GNOG Player accounts, and payment of all obligations owed to third parties in connection with GNOG’s operations relating to this Agreement.
11.5   Cure Rights; Offset Remedies.
11.5.1   Right to Cure.   No Party shall be entitled to recover damages or terminate this Agreement pursuant to Section 11.3.1 by reason of any breach by another Party of its obligations hereunder, unless the breaching Party fails to remedy such breach within (a) 10 days with respect to any failure of the breaching Party to pay any amounts owed under this Agreement, and (b) sixty (60) days following receipt of the non-breaching Party’s notice thereof with respect to any other breaches (or, with respect to clause (b), if such cure cannot reasonably be accomplished within such sixty (60) day period, the breaching Party shall not in good faith have commenced such cure within such period and shall not thereafter have remedied such breach within an additional ninety (90) day period).
11.5.2   Right of Offset.   In addition to any other rights or remedies available under applicable Law, in the event of any failure by either Party (or its Affiliate) to meet an undisputed payment obligation under this Agreement, each Party (or its Affiliate) shall have all available rights of set-off at law and in equity, which shall include, without limitation, such Party’s (or its Affiliate’s) right to withhold amounts owed to the non-paying Party (or its Affiliate) under this Agreement up to all undisputed amounts owed to the offsetting Party (or its Affiliate) under this Agreement, and all amounts owed to such Party (or its Affiliate).
11.6   Wind-Down Period.   Upon the expiration of the term of this Agreement, provided that GN still holds valid Operating Licenses and GNOG is still permitted to operate the GNOG Gaming Service under the NJ State Gaming Regulations, GNOG shall have a wind-down period equal to the greater of three (3) months after the termination date, or the period of time required by Gaming Authorities. During such wind-down period, GNOG shall have the right to continue providing the GNOG Gaming Service in the same technical manner, and under the same obligations (including without limitation Monthly Royalty and other payment obligations), that it was provided immediately prior to termination of this Agreement under the terms of this Agreement. During such wind-down period, the Parties shall cooperate in developing and implementing a reasonable plan to wind down the GNOG Gaming Service in an orderly manner.
11.7   Survival.   Upon termination of this Agreement all rights and obligations of the Parties under this Agreement shall terminate, other than Section 4.2.4, Article 8, Article 9, Section 11.6, Section 11.7, Article 12

and Article 13 or otherwise specifically set forth herein, provided that all amounts owed to a Party for the period prior to such termination are paid to such Party as contemplated herein.
ARTICLE 12
INDEMNIFICATION
12.1   Indemnification.
12.1.1   GN hereby agrees to indemnify and defend, to the fullest extent permitted by Law, GNOG and its Affiliates from, against and in respect of any and all liabilities, judgments, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, losses, fines, penalties, injuries, deficiencies, demands, fees, costs, amounts paid in settlement or indemnification (including reasonable attorneys’ and expert witness fees, costs and disbursements in connection with investigating, defending or settling any Action or threatened Action), and other expenses (collectively, “Claims”), in any instance arising out of any Action brought by a Third Party related to or arising or resulting from (each, a “GN Third-Party Claim”):
(a)   any breach or default in performance by GN of any representation, warranty, covenant or obligation contained in this Agreement;
(b)   except to the extent caused in whole or in part by any acts or omissions of GNOG or its Affiliates, any violation of any Law, including the NJ Gaming Law or failure to pay any Reimbursable Gaming Taxes related to the GNOG Gaming Service (provided such Reimbursable Gaming Taxes have been timely paid by GNOG to GN in advance of the due date thereof), by GN;
(c)   except to the extent caused in whole or in part by any acts or omissions of GNOG or its Affiliates, GNOG’s Gaming Approvals or GN’s Operating License in the State of New Jersey being suspended, revoked, cancelled, not renewed or terminated due to the act or omission of GN;
(d)   any claim that any of GN’s operations or GNOG’s authorized use of the GN Marks in the offering of the GNOG Gaming Service infringe on the intellectual property rights of a Third Party;
(e)   except to the extent caused in whole or in part by any acts or omissions of GNOG or its Affiliates, any claim related to any GNOG Customer Data security breach; or
(f)   the gross negligence or willful misconduct of GN.
12.1.2   GNOG hereby agrees to indemnify and defend, to the fullest extent permitted by Law, GN and its Affiliates from, against and in respect of any and all Claims arising out of any Action brought by a Third Party related to or arising or resulting from (each, a “GNOG Third-Party Claim”):
(a)   any breach or default in performance by GNOG of any representation, warranty, covenant or obligation contained in this Agreement;
(b)   except to the extent caused in whole or in part by any acts or omissions of GN or its Affiliates, any violation of any Law, including the NJ Gaming Law or failure to pay any Gaming Taxes related to the GNOG Gaming Service, by GNOG;
(c)   except to the extent caused in whole or in part by any acts or omissions of GN or its Affiliates, GNOG’s Gaming Approvals or GN’s Operating License in the State of New Jersey being suspended, revoked, cancelled, not renewed or terminated due to the act or omission of GNOG;
(d)   any claim that GN’s offering of the GNOG Gaming Service pursuant to the terms of this Agreement infringes the intellectual property rights of a Third Party;
(e)   except to the extent caused in whole or in part by any acts or omissions of GN or its Affiliates, any claim brought by a GNOG Player or any vendors or other service providers of GNOG relating to, arising out of or in connection with the GNOG Gaming Service;
(f)   except to the extent caused in whole or in part by any acts or omissions of GN or its Affiliates, any claim related to any GNOG Customer Data security breach;

(g)   any claim by Governmental Authorities regarding (i) incorrect, incomplete or improper filings required under Section 4.2 made by GNOG or by GN on GNOG’s behalf with respect to GNOG’s operations; provided, that filings made by GN on GNOG’s behalf were submitted as required under applicable Law and as prepared by GNOG, or (ii) GNOG’s failure to prepare and/or caused to be filed any filings required under Section 4.2;
(h)   any claim by any employee of GNOG that GN is the employer of, or otherwise has liabilities or obligations towards, such employee of GNOG; or
(i)   the gross negligence or willful misconduct of GNOG.
12.1.3   If any Third Party shall notify the Party possessing a right to indemnification under this Article 12 (the “Indemnified Party”) with respect to any matter which may give rise to a Third-Party Claim, then the Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) thereof in writing (the “Third-Party Claim Notice”) describing the Third-Party Claim in reasonable detail. The Indemnifying Party shall promptly assume the defense of any such Third-Party Claim with counsel approved by the Indemnified Party (which approval shall not be unreasonably withheld, conditioned or delayed) at the Indemnifying Party’s sole expense. The Indemnified Party must fully cooperate, as reasonably requested by the Indemnifying Party and at the Indemnifying Party’s expense, in the defense of such Third-Party Claim. The Indemnifying Party may not enter into any settlement or compromise of any Third-Party Claim, which settlement or compromise would result in any liability to the Indemnified Party, without the Indemnified Party’s prior written consent, which will not be unreasonably withheld.
12.2   Insurance.   GNOG shall at all times maintain the following insurance underwritten by an insurer approved by GN in its reasonable discretion:
12.2.1   Commercial general liability insurance, (including coverage for contractual liability and advertising liability) with single-limit coverage, on an occurrence basis, of at least $5,000,000 per occurrence and naming GN as an additional insured;
12.2.2   Worker’s compensation insurance in an amount required by Law.
12.2.3   “All Risks” property insurance in an amount adequate to cover the full replacement cost of any GNOG Equipment located in the Equipment Room.
12.2.4   Such other insurance coverage and amount as may be reasonably required by GN and consistent with generally accepted industry practices.
12.2.5   Cyber insurance in amounts reasonably required and consistent with generally accepted industry practices, not to exceed $5,000,000 in the aggregate.
GNOG will furnish to GN certificates of insurance, together with endorsements, evidencing the foregoing coverage and a statement that coverage may not be cancelled, altered or permitted to lapse or expire without 30 days’ advance written notice to GN. Revised certificates of insurance shall be forwarded to GN each time a change in coverage or insurance carrier is made by GNOG, and/or upon renewal of expired coverages. Deductibles and/or self-insured retentions are subject to reasonable approval by GN. Insurance required hereby shall be primary to any insurance carried by GN. The foregoing required insurance coverage and limits shall be subject to periodic review and adjustment by GN in its reasonable discretion if in GN’s good faith judgment, such insurance coverage and limits are not consistent with generally accepted industry practices.
ARTICLE 13
MISCELLANEOUS
13.1   Effectiveness.   The Parties acknowledge and agree that the terms and conditions of this Agreement are subject to the provisions of the NJ Gaming Law. Without limiting the forgoing, the Parties acknowledge and agree that no business may be conducted between the Parties until the Parties obtain the approval of the NJDGE.

13.2   No Partnership.   The Parties acknowledge and agree that nothing in this Agreement shall be deemed to create a partnership, joint venture, agency or other association or a trust among the Parties.
13.3   No Third Party Beneficiaries.   Except as specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties (and their Affiliates to the extent provided herein) and their respective successors and permitted assigns.
13.4   Succession and Assignment.   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as provided in Section 13.4.1 below, no Party may assign this Agreement or any of its rights, interests or obligations hereunder, whether by operation of law or otherwise, without the prior written approval of the other Party, which may be withheld in its sole and absolute discretion; provided, however, either Party shall be entitled to assign this Agreement to an Affiliate of such Party without the need for such prior written approval, provided such Affiliate has obtained all necessary Gaming Approvals and the other Party has received prompt written notice following such assignment, and. In all cases, the Person which is the assignee shall agree in writing to assume and fully comply with the obligations of the assigning party with respect to this Agreement and shall have the requisite Gaming Approvals and ability to perform the same. Any prohibited assignment is void.
13.4.1   Notwithstanding the terms of Section 13.4 above, GN shall be required to assign this Agreement to the buyer, successor, acquirer, purchaser or otherwise surviving entity by reason of GN’s (i) merger, acquisition or consolidation, (ii) sale of all or substantially all of its assets, (iii) transfer of GN’s Operating License to an interactive gaming Affiliate as permitted under NJ Gaming Law or (iv) sale of the Property; provided, that such assignee has the requisite Gaming Approvals to assume GN’s obligations hereunder and is otherwise able to perform the same.
13.5   No Consequential Damages.   Notwithstanding any other provision of this Agreement to the contrary, no Party shall be liable to any other Party for losses with respect to mental or emotional distress, exemplary, consequential, incidental, special damages, lost profits, diminution in value, damage to reputation or the like, including lost profits, even if such Party has been advised of the possibility of such damages.
13.6   Governing Law.   THE LAWS OF THE STATE OF NEW JERSEY, USA, EXCLUSIVE OF ANY CONFLICTS OF LAW PRINCIPLES THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW, SHALL GOVERN THIS AGREEMENT FOR ALL PURPOSES.
13.7   Jurisdiction/Litigation.   THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE MAY OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES HERETO SHALL BE ENTITLED TO SEEK AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO SEEK TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT LOCATED IN ATLANTIC COUNTY IN THE STATE OF NEW JERSEY, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) CONSENTS TO SUBMIT ITSELF TO THE EXCLUSIVE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ATLANTIC COUNTY IN THE STATE OF NEW JERSEY IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, (C) WAIVES (AND AGREES NOT TO PLEAD OR CLAIM) ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, (D) WAIVES ANY RIGHT TO REQUIRE THE POSTING OF ANY SECURITY AS A CONDITION FOR ANY PRELIMINARY OR PERMANENT INJUNCTIVE RELIEF OR SPECIFIC PERFORMANCE, AND (E) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT.
13.8   LIMITATION OF LIABILITY.   NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, WITH THE EXCEPTION OF ANY LIABILITY ARISING

FROM (A) GNOG’S BREACH OF SECTION 6.1.9, (B) GN’S BREACH OF SECTION 8.2.1 OR ARTICLE 9 OF THIS AGREEMENT, (C) EACH PARTY’S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN ARTICLE 12 or Section 13.18, AND/OR (D) EITHER PARTY’S FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, NEITHER PARTY’S LIABILITY, IN THE AGGREGATE (WHETHER SUCH CLAIMS ARE RELATED OR UNRELATED TO ONE ANOTHER) FOR ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, BREACHES, OR DAMAGES FOR ANY CAUSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT) AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY SHALL NOT EXCEED THE AMOUNT OF FEES AND ALL OTHER SUMS RECEIVED BY GN OR OTHERWISE OWED BY GNOG PURSUANT TO THIS AGREEMENT.
13.9   Amendment and Waiver.   No modification, amendment, or waiver of any provision of this Agreement will be effective unless such modification, amendment, or waiver is approved in writing by each Party. The failure of any Party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
13.10   Entire Agreement.   This Agreement constitutes the entire agreement of the Parties with respect to the subject matter herein and supersedes and preempts any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related to the subject matter of this Agreement in any way.
13.11   Counterparts; Electronic Signatures.   This Agreement may be executed in one or more counterparts, including counterparts transmitted electronically by facsimile or emailed .pdf signatures, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Each Party agrees to accept the electronically transmitted signature of the other Party and to be bound by its own electronically transmitted signature.
13.12   Notices.   Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any Party may desire or be required to give hereunder must be in writing and must be given (a) by hand delivery, (b) by a recognized overnight courier service providing confirmation of delivery overnight courier, or (c) by Portable Document Format (PDF), to the addresses set forth below or at such other address as the Parties may specify by notice given to the other Parties in accordance with this Section 13.12. A notice sent by overnight courier shall be deemed given on the next Business Day after the day said notice is delivered to the overnight courier. A notice sent by hand delivery, or by PDF shall be deemed given on the day sent (provided such PDF document is electronically confirmed received and is followed by delivery pursuant to (a) or (b) above).
If to GNOG:
Golden Nugget Online Gaming, LLC
1510 West Loop South
Houston, Texas 77027
Attn: President
Email: TWinter@ldry.com
If to GN:
Golden Nugget Atlantic City, LLC
1510 West Loop South
Houston, TX 77027
Attn: Vice President
Email: rliem@ldry.com
with copy to:
Golden Nugget Atlantic City, LLC
1510 W. Loop South

Houston, Texas 77027
Attn: General Counsel
SScheinthal@ldry.com
13.13   Expenses.   Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.
13.14   Joint Preparation of Agreement.   The Parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. Each of the Parties acknowledges that it is sophisticated in business matters of the type contemplated hereby and has been advised by experienced counsel and, to the extent it has deemed necessary, other advisers in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
13.15   Recitals.   The Recitals set forth above are true and correct and are hereby incorporated into this Agreement as set forth at length herein.
13.16   Headings.   Sections and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or extent of this Agreement or any provision hereof.
13.17   Severability.   If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
13.18   Independent Contractor Status.   Each Party and its employees are independent contractors in relation to the other Party with respect to all matters arising under this Agreement. Nothing herein shall be deemed to establish a partnership or employment relationship between the Parties. Each Party shall remain responsible for and shall indemnify and hold harmless the other Party for the withholding and payment of all Federal, state and local personal income, wage, earnings, occupation, social security, unemployment, sickness, workers compensation and disability insurance taxes, payroll levies, employee benefit requirements or obligations (under ERISA, state Law or otherwise) now existing or hereafter enacted and attributable to themselves and their respective employees.
13.19   Further Assurances.   In case any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under this Agreement).
13.20   No Public Statements.   Neither Party will issue any press release or make any public statement about this Agreement without the prior written consent of the other Party.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.
GOLDEN NUGGET ONLINE GAMING, LLC	GOLDEN NUGGETT ATLANTIC CITY LLC,
a New Jersey limited liability company	a New Jersey limited liability company
By:	By:
Name:	Name:
Title:	Title:
[Signature Page to Amended and Restated
Online Gaming Operations Agreement]

EXHIBIT A
GN Reimbursed Expenses
“GN Reimbursed Expenses” means, without duplication,
(a)
The annual upfront initial or renewal permit fee charged by Gaming Authorities in connection with the renewal and maintenance of the GN Internet Gaming Permit, less the pro-rata portion of such costs which are paid directly to GN from Skin Operators after the Effective Date;

(b)
Two-thirds (2/3) of the annual upfront initial or renewal permit fee charged by Gaming Authorities in connection with the renewal and maintenance of the GN Sports Wagering License, less the pro-rata portion of such costs which are collected from Skin Operators after the Effective Date;

(c)
Costs, fees, assessments, fines or penalties incurred by GN for any reporting, investigation, certification or other regulatory requirements under NJ State Gaming Regulations or imposed by the NJDGE to the extent relating to the Online Gaming Business and, in each case, to the extent not otherwise included in subparagraph (d) below, including without limitation any responsible gaming fees or studies required under NJ State Gaming Regulations; and

(d)
one hundred percent (100%) of all out-of-pocket costs incurred by GN solely on behalf of, solely for the benefit of, or solely relating to GNOG or the GNOG Gaming Service, including without limitation, (i) Reimbursable Gaming Taxes attributable to the GNOG Gaming Service, and (ii) payments by GN in connection with cage withdrawals by GNOG customers.

Notwithstanding the foregoing, GNOG shall not be responsible for any rental, utility or other costs for use of space in GN Equipment Room.

LANDCADIA HOLDINGS II, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Richard H. Liem and Steven L. Scheinthal (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of Landcadia Holdings II, Inc. (the "Company" or "LCA"), a Delaware corporation, that the undersigned is entitled to vote (the "Shares") at the special meeting in lieu of the 2020 annual meeting of stockholders of the Company to be held on December 18, 2020 at 10:30 a.m. Eastern Time virtually, at https://www.cstproxy.com/landcadiaholdingsii/sm2020 (the "special meeting"), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 8. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)